EXECUTION COPY

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                        RESIDENTIAL ACCREDIT LOANS, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                     Trustee

                               SERIES SUPPLEMENT,

                           DATED AS OF MARCH 1, 2003,

                                       TO

                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT
                            dated as of March 1, 2003

                 Mortgage Asset-Backed Pass-Through Certificates

                                 Series 2003-QS4


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Article I    DEFINITIONS....................................................................5


        Section 1.01.  Definitions..........................................................5
        Section 1.02.  Use of Words and Phrases............................................16
        Section 1.03.  Determination of LIBOR..............................................16

Article II   CONVEYANCE OF MORTGAGE LOANS; ORIGINAL

        ISSUANCE OF CERTIFICATES...........................................................18



        Section 2.01.   Conveyance of Mortgage Loans.  (See Section 2.01 of the Standard
        Terms).............................................................................18
        Section 2.02.   Acceptance by Trustee.  (See Section 2.02 of the Standard Terms)...18
        Section 2.03.   Representations, Warranties and Covenants of the
        Master Servicer and the Company....................................................18

        Section 2.04.Representations and Warranties of Sellers. (See Section 2.04 of the Standard Terms)
        21
        Section 2.05. Execution and Authentication of Certificates/Issuance of Certificates
        Evidencing Interests in REMIC I Certificates.......................................21
        Section 2.06.Conveyance of Uncertificated REMIC I and REMIC II Regular Interests;
        Acceptance by the Trustee .........................................................21
        Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.............21
        Section 2.08.Purposes and Powers of the Trust (See Section 2.08 of the Standard
        Terms).............................................................................21


Article III  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS................................22


Article IV  PAYMENTS TO CERTIFICATEHOLDERS.................................................23



        Section 4.01. Certificate Account.  (See Section 4.01 of the Standard Terms).......23
        Section 4.02. Distributions. ......................................................23
        Section 4.03. Statements to Certificateholders; Exchange Act Reporting (See Section
        4.04 of the Standard Terms)........................................................30
        Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the
        Master Servicer (See Section 4.04 of the Standard Terms)...........................32
        Section 4.05. Allocation of Realized Losses. ......................................32
        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.  (See
        Section 4.06 of the Standard Terms)................................................33
        Section 4.07. Optional Purchase of Defaulted Mortgage Loans.  (See Section 4.07 of
        the Standard Terms)................................................................33
        Section 4.08. Surety Bond. (See Section 4.08 of the Standard Terms)................33

                                        i

Article V  THE CERTIFICATES................................................................34


Article VI    THE COMPANY AND THE MASTER SERVICER..........................................35


Article VII   DEFAULT......................................................................36


Article VIII  CONCERNING THE TRUSTEE.......................................................37



Article IX    TERMINATION..................................................................38


Article X      REMIC PROVISIONS............................................................39



        Section 10.01. REMIC Administration.  (See Section 10.01 of the Standard Terms)....39
        Section 10.02.Master Servicer; REMIC Administrator and Trustee Indemnification.
         (See Section 10.02 of the Standard
        Terms).............................................................................39
        Section 10.03. Designation of REMICs...............................................39
        Section 10.04. Distributions on the Uncertificated REMIC I and REMIC II Regular
        Interests..........................................................................39
        Section 10.05. Compliance with Withholding Requirements............................41


Article XI   MISCELLANEOUS PROVISIONS......................................................42


        Section 11.01. Amendment.  (See Section 11.01 of the Standard Terms)...............42
        Section 11.02. Recordation of Agreement;  Counterparts.  (See Section 11.02 of the
        Standard Terms)....................................................................42
        Section 11.03. Limitation on Rights of Certificateholders.  (See Section 11.03 of the
        Standard Terms)....................................................................42
        Section 11.04. Governing Laws.  (See Section 11.04 of the Standard Terms)..........42
        Section 11.05. Notices.............................................................42
        Section 11.06. Required Notices to Rating Agency and Subservicer.  (See Section 11.06
        of the Standard Terms).............................................................43
        Section 11.07. Severability of Provisions. (See Section 11.07 of the Standard Terms)43
        Section 11.08. Supplemental Provisions for Resecuritization.  (See Section 11.08 of
        the Standard Terms)................................................................43
        Section 11.09. Allocation of Voting Rights.........................................43
        Section 11.10. No Petition.........................................................43


                                    EXHIBITS

Exhibit One:          Mortgage Loan Schedule
Exhibit Two:          Schedule of Discount Fractions
Exhibit Three:        Information to be Included in
                      Monthly Distribution Date Statement
Exhibit Four:         Standard Terms of Pooling and Servicing
                      Agreement Dated as of March 1, 2003

        This is a Series Supplement, dated as of March 1, 2003 (the "Series Supplement"), to the Standard Terms of Pooling and Servicing Agreement, dated as of March 1, 2003 and attached as Exhibit Four hereto (the "Standard Terms" and, together with this Series Supplement, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans. As provided herein, the REMIC
Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans), as two real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes.

        The terms and provisions of the Standard Terms are hereby incorporated by reference herein as though set forth in full herein. If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Standard Terms, the terms and provisions of this Series Supplement shall govern. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Standard Terms. The Pooling and Servicing Agreement shall be dated as of the date of this Series Supplement.

        The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.

                             AGGREGATE
                              INITIAL
                            CERTIFICATE
               PASS-THROUGH  PRINCIPAL                              MATURITY    STANDARD &      MINIMUM
 DESIGNATION     RATE         BALANCE       FEATURES1                 DATE      POOR'S/FITCH DENOMINATIONS2


Class A-1        4.25%    $50,000,000.00     Senior/Fixed Rate     March 25, 2033        AAA/AAA      $25,000.00
Class A-2        4.50%   $287,214,000.00   Senior/Fixed Rate       March 25, 2033        AAA/AAA      $25,000.00
Class A-3       5.175%    $16,521,000.00   Senior/Fixed Rate       March 25, 2033        AAA/AAA      $25,000.00
Class A-4      Adjustable $72,216,000.00   Senior/Floater/Adjustab March 25, 2033        AAA/AAA      $25,000.00
               Rate3                              Rate
Class A-5      Adjustable          $0.004      Senior/Inverse      March 25, 2033        AAA/AAA      $2,000,000.00
                 Rate3                        Floater/Interest
                                            Only/Adjustable Rate
Class A-6        6.00%             $0.005     Senior/Interest      March 25, 2033        AAA/AAA      $2,000,000.00
                                             Only/ Fixed Strip



1    The Certificates,  other than the Class A-P, Class A-V, Class B and Class R
     Certificates  shall be Book-Entry  Certificates.  The Class A-P, Class A-V,
     Class B and Class R Certificates shall be delivered to the holders thereof in physical form.

2    The Certificates,  other than the Class A-V and Class R Certificates, shall be  issuable  in  minimum  dollar  denominations  as  indicated  above  (by
     Certificate  Principal  Balance or  Notional  Amount,  as  applicable)  and integral  multiples  of $1 (or $1,000 in the case of the Class  A-P,  Class
     B-1, Class B-2 and Class B-3  Certificates) in excess thereof,  except that one  Certificate of any of the Class A-P and Class B-1, Class B-2 and Class
     B-3 Certificates  that contain an uneven multiple of $1,000 shall be issued in a denomination equal to the sum of the related minimum  denomination set forth  above and such  uneven  multiple  for such  Class or the sum of such
     denomination      and     an      integral      multiple     of     $1,000.

3
-------------------- ---------- ---------------- --------------- -----------
Adjustable Rates:    Initial    Formula          Maximum         Minimum
-------------------- ---------- ---------------- --------------- -----------
-------------------- ---------- ---------------- --------------- -----------
Class A-4            1.70%      LIBOR + 0.43%    8.50%           0.43%
-------------------- ---------- ---------------- --------------- -----------
-------------------- ---------- ---------------- --------------- -----------
Class A-5            6.80%      8.07% - LIBOR    8.07%           0.00%

4 The Class A-5 Certificates do not have a principal balance. For the purpose of calculating interest payments, interest on the Class A-5 Certificates will accrue on a notional amount equal to the Certificate Principal Balance of the Class A-4 Certificates.

5    The Class A-6 Certificates do not have a principal balance. For the purpose of calculating  interest  payments,  interest on the Class A-6 Certificates will accrue on a notional amount equal to the product of 13.75%  multiplied
     by  the  aggregate   Certificate   Principal   Balance  of  the  Class  A-1
     Certificates through Class A-4 Certificates.

6    The initial Pass-Through Rate on the Class A-V Certificates is 0.2355%.

7 The Class A-V Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest.

8 Each Class of the Class R Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate of each Class will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.


                                       2


                             AGGREGATE
                              INITIAL
                            CERTIFICATE
               PASS-THROUGH  PRINCIPAL                              MATURITY    STANDARD &      MINIMUM
 DESIGNATION     RATE         BALANCE       FEATURES1                 DATE      POOR'S/FITCH DENOMINATIONS2



Class A-P        0.00%     $4,374,710.97      Senior/Principal     March 25, 2033        AAA/AAA      $25,000.00
                                                   Only
Class A-V      Variable            $0.00      Senior/Interest      March 25, 2033        AAA/AAA      7
               Rate6                         Only/Variable Rate
Class R-I        6.00%           $100.00      Senior/Residual      March 25, 2033        AAA/AAA      8

Class R-II       6.00%           $100.00      Senior/Residual      March 25, 2033        AAA/AAA      8

Class M-1        6.00%    $10,165,200.00         Mezzanine         March 25, 2033         AA/NA       $25,000.00

Class M-2        6.00%    $4,517,800.00          Mezzanine         March 25, 2033          A/NA       $250,000.00

Class M-3        6.00%    $2,710,700.00          Mezzanine         March 25, 2033         BBB/NA      $250,000.00

Class B-1        6.00%    $1,355,400.00          Subordinate       March 25, 2033          BB/NA      $250,000.00

Class B-2        6.00%    $1,355,400.00          Subordinate       March 25, 2033          B/NA       $250,000.00

Class B-3        6.00%    $1,355,442.73          Subordinate       March 25, 2033          NA/NA      $250,000.00


        The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of $451,785,853.70.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01     Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Adjustable  Rate   Certificates:   Any  of  the  Class  A-4  or  Class  A-5
Certificates.

        Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $146,337 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of

               (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

     (A) the greater of (i) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary having a Loan-to-Value Ratio (other than Additional Collateral Loans) at origination which exceeds 75% and (ii) $100,000; and

     (B) the greater of (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool (other than Additional Collateral Loans) which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

               over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.

        The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Certificate:  Any Class A, Class M, Class B or Class R Certificate.

        Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01 of the Standard Terms, which shall be entitled "Deutsche Bank Trust Company Americas, as trustee, in trust for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2003-QS4" and which must be an Eligible Account.

        Certificate Policy:  None.

        Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-V or Class A-P Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A.

        Class R Certificate: Any one of the Class R-I Certificates and Class R-II Certificates.

        Class R-I Certificate: Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

        Class R-II Certificate: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

        Closing Date:  March 28, 2003.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Residential Funding Corporation Series 2003-QS4.

        Cut-off Date:  March 1, 2003.

     Determination Date: With respect to any Distribution Date, the second Business Day prior to each Distribution Date.

        Discount Net Mortgage Rate:  6.00% per annum.

     Due Period: With respect to each Distribution Date, the calendar month in which such Distribution Date occurs.

        Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Senior Certificates,
(ii) the Senior  Principal  Distribution  Amount  (determined  without regard to
Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-P Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

        Floater Certificates:  Any one of the Class A-4 Certificates.

        Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement since the Cut-off Date up to such date of determination and (Y) from the first to, but not including, the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
(b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

        The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Initial Monthly Payment Fund: $246,788, representing scheduled principal amortization and interest at the Net Mortgage Rate payable during the April 2003 Due Period, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment.

        Initial Notional Amount: With respect to the Class A-5 Certificates, $72,216,000. With respect to the Class A-6 Certificates, $58,568,263. With respect to the Class A-V Certificates or Subclass thereof issued pursuant to
Section 5.01(c), the aggregate Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Class or Subclass on such date.

        Initial Subordinate Class Percentage: With respect to each Class of Subordinate Certificates, an amount which is equal to the initial aggregate

Certificate Principal Balance of such Class of Subordinate Certificates divided by the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date as follows:

        Class M-1:  2.25%           Class B-1:  0.30%
        Class M-2:  1.00%           Class B-2:  0.30%
        Class M-3:  0.60%           Class B-3:  0.30%

        Interest Accrual Period: With respect to any Class of Certificates (other than the Floater Certificates and the Inverse Floater Certificates) and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. The Interest Accrual Period for the Floater Certificates and the Inverse Floater Certificates for any Distribution Date is the period beginning on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

        Interest Only Certificates: Any one of the Class A-5, Class A-6 or Class A-V Certificates. The Interest Only Certificates will have no Certificate Principal Balance.

        Inverse Floater Certificates:  Any one of the Class A-5 Certificates.

     Maturity Date: March 25, 2033, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

        Mortgage Loan Schedule: The list or lists of the Mortgage Loans attached hereto as Exhibit One (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list or lists shall set forth the following information as to each Mortgage Loan:

(i)               the Mortgage Loan identifying number ("RFC LOAN #");

(ii)              the maturity of the Mortgage Note ("MATURITY DATE");

(iii)             the Mortgage Rate ("ORIG RATE");

(iv)              the Subservicer pass-through rate ("CURR NET");

(v)               the Net Mortgage Rate ("NET MTG RT");

(vi)              the Pool Strip Rate ("STRIP");

(vii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

(viii)            the Cut-off Date Principal Balance ("PRINCIPAL BAL");

(ix)              the Loan-to-Value Ratio at origination ("LTV");

(x) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

(xi) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

(xii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

        Notional Amount: As of any Distribution Date, (i) with respect to the Class A-5 Certificates, an amount equal to the Certificate Principal Balance of the Class A-4 Certificates immediately prior to such date, (ii) with respect to the Class A-6 Certificates, an amount equal to the product of 13.75% multiplied by the aggregate Certificate Principal Balance of the Class A-1 Certificates through Class A-4 Certificates immediately prior to such date and (iii) with respect to any Class A-V Certificates or Subclass thereof issued pursuant to
Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Class or Subclass immediately prior to such date.

        Pass-Through Rate: With respect to the Senior Certificates (other than the Floater Certificates, Inverse Floater Certificates, Class A-V Certificates and Class A-P Certificates), Class M Certificates and Class B Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto.

o With respect to the Floater Certificates and the initial Interest Accrual Period, 1.70% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to LIBOR plus 0.43%, subject to a maximum rate of 8.50% per annum and a minimum rate of 0.43% per annum.

o With respect to the Inverse Floater Certificates and the initial Interest Accrual Period, 6.80% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 8.07% minus LIBOR, subject to a maximum rate of 8.07% per annum and a minimum rate of 0.00% per annum.

With respect to the Class A-V Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-V Certificates and the initial Distribution Date the Pass-Through Rate is equal to 0.2355% per annum. With respect to any Subclass of Class A-V Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Subclass as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Principal Only Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

        Prepayment Assumption: The prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on the Certificates for federal income tax purposes, which assumes a constant prepayment rate of 10.0% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 0.909091% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 20.0% per annum.

        Prepayment  Distribution  Percentage:  With respect to any  Distribution
Date  and  each  Class  of  Subordinate   Certificates,   under  the  applicable
circumstances set forth below, the respective percentages set forth below:

        (i) For any Distribution Date prior to the Distribution Date in April 2008 (unless the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates), have been reduced to zero), 0%.

        (ii) For any Distribution Date not discussed in clause (i) above on which any Class of Subordinate Certificates are outstanding:

                      (a) in the case of the Class of  Subordinate  Certificates then outstanding with the Highest Priority and each other Class of Subordinate Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Subordinate Certificates then outstanding with the Highest
               Priority and (2) all other Classes of Subordinate Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                      (b) in  the  case  of  each  other  Class  of  Subordinate
               Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

     (iii)Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 of this Series Supplement (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal
          Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Subordinate Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero

          (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph
          (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

        Principal Only Certificates:  Any one of the Class A-P Certificates.

        Record Date: With respect to each Distribution Date and each Class of Certificates (other than the Adjustable Rate Certificates that are Book-Entry Certificates), the close of business on the last Business Day of the month preceding the month in which the related Distribution Date occurs. With respect to each Distribution Date and the Adjustable Rate Certificates (so long as they are Book-Entry Certificates), the close of business on the Business Day prior to such Distribution Date.

        Related Classes: As to any Uncertificated REMIC I Regular Interest, those classes of Certificates identified as "Related Classes of Certificates" to such Uncertificated REMIC I Regular Interest in the definition of Uncertificated REMIC I Regular Interest.

        REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

               (i)    the Mortgage Loans and the related Mortgage Files,

               (ii) all payments and collections in respect of the Mortgage Loans due after the Cut-off Date (other than Monthly Payments due in the month of the Cut-off Date) as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

               (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

               (iv)   the  hazard  insurance   policies  and  Primary  Insurance
                      Policies,  if any, the Pledged Assets with respect to each

                      Pledged Asset Mortgage Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to Section
                      2.01 herein, and

               (v)    all proceeds of clauses (i) through (iv) above.

        REMIC I Certificates:  The Class R-I Certificates.

        REMIC II: The segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of each Class of Certificates (other than the Class R-I Certificates) pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

        REMIC II Certificates: Any Class of Certificates (other than the Class R-I Certificates).

        Senior  Certificate:  Any one of the  Class A  Certificates  or  Class R
Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A and Exhibit D.

        Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Senior Principal Distribution Amount: As to any Distribution Date before the Credit Support Depletion Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and Section 4.02(a)(ii)(X) of this Series Supplement and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvi) and 4.02(a)(xvii) of this Series Supplement. As to any Distribution Date on or after the Credit Support Depletion Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of (i) all amounts required to be distributed pursuant to Section 4.02(a)(i) and (ii) the amount required to be distributed to the Class A-P Certificateholders pursuant to Section 4.02(c) of this Series Supplement, and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvi) and 4.02(a)(xvii) of this Series Supplement.

        Special Hazard Amount: As of any Distribution Date, an amount equal to $4,517,859 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 36.7% (which percentage is equal to the percentage of Mortgage Loans by aggregate principal balance initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.

        The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Subordinate Certificates, (a) the sum of (i) the product of (x) the related Subordinate Class Percentage for such Class and
(y) the aggregate of the amounts calculated (without giving effect to the related Senior Percentages) for such Distribution Date under clauses (1), (2) and (3) of Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Subordinate Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) (without giving effect to the Senior Accelerated Distribution Percentage) to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount Mortgage Loan) to the extent not payable to the Senior Certificates;
(iv) if such Class is the Class of Subordinate Certificates with the Highest Priority, any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a Class of Subordinate Certificates minus (b) the sum of (i) with respect to the Class of Subordinate Certificates with the Lowest Priority, any Excess
Subordinate Principal Amount for such Distribution Date, and (ii) the Capitalization Reimbursement Amount for such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the Subordinate Principal Distribution Amount for such Class of Subordinate Certificates, without giving effect to this clause (b)(ii), and the denominator of which is the sum of the principal distribution amounts for all Classes of Certificates other than the Class A-P Certificates, without giving effect to any reductions for the Capitalization Reimbursement Amount.

        Uncertificated Accrued Interest: With respect to each Distribution Date,
(i) as to each Uncertificated REMIC I Regular Interest other than each Uncertificated REMIC I Regular Interest Z, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Related Classes of Certificates if the Pass-Through Rate on such Classes were equal to the Uncertificated Pass-Through Rate on such Uncertificated REMIC I Regular Interest, (ii) as to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, an amount equal to one month's interest at the Pool Strip Rate of the related Mortgage Loan on the principal balance of such Mortgage Loan reduced by such Interest's pro-rata share of any prepayment interest shortfalls or other reductions of interest allocable to the Class A-V Certificates.

        Uncertificated Pass-Through Rate: With respect to each of the Uncertificated REMIC I Regular Interests other than the Uncertificated REMIC I Regular Interests Z, the per annum rate specified in the definition of Uncertificated REMIC I Regular Interests. With respect to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, the Pool Strip Rate for the related Mortgage Loan.

        Uncertificated Principal Balance: With respect to each Uncertificated REMIC I Regular Interest, as defined in the definition of Uncertificated REMIC I Regular Interest.

        Uncertificated REMIC I Regular Interests: The Uncertificated REMIC I Regular Interests Z together with the interests identified in the table below, each representing an undivided beneficial ownership interest in REMIC I, and having the following characteristics:

     1. The principal balance from time to time of each Uncertificated REMIC I Regular Interest identified in the table below shall be the amount identified as the Initial Principal Balance thereof in such table, minus the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to Section 10.04(a)(ii) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest pursuant to Section 10.04(d), which equals the aggregate principal balance of the Classes of Certificates identified as related to such Uncertificated REMIC I Regular Interest in such table.

     2. The Uncertificated Pass-Through Rate for each Uncertificated REMIC I Regular Interest identified in the table below shall be the per annum rate set forth in the Pass-Through Rate column of such table.

     3.   The  Uncertificated  REMIC I  Distribution  Amount  for  each  REMIC I
          Regular Interest identified in the table below shall be, for any Distribution Date, the amount deemed distributed with respect to such Uncertificated REMIC I Regular Interest on such Distribution Date pursuant to the provisions of Section 10.04(a).


----------------------- --------------------------------- ------------------- -------------------
 Uncertificated REMIC   Related Classes of Certificates   Pass-Through Rate   Initial Principal
  I Regular Interest                                                               Balance
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          T             Class A-1, Class A-6              5.075%                  $50,000,000.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          U             Class A-2, Class A-6              5.325%                 $287,214,000.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          V             Class A-3, Class A-6              6.00%                   $16,521,000.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          W             Class A-4, Class A-5, Class A-6   9.325%                 $ 72,216,000.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          X             Class A-P                         0.00%                    $4,374,710.97
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          Y             Class R-II,                       6.00%                   $21,460,042.73
                        Class M-1, Class M-2,
                        Class M-3, Class B-1, Class
                        B-2, Class B-3
----------------------- --------------------------------- ------------------- -------------------

        Uncertificated REMIC I Regular Interests Z: Each of the 2,335 uncertificated partial undivided beneficial ownership interests in the Trust Fund, numbered sequentially from 1 to 2,335, each relating to the particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

        Uncertificated REMIC I Regular Interests Z Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 10.04(a).

        Uncertificated REMIC I Regular Interest Distribution Amounts: With respect to each Uncertificated REMIC I Regular Interest, other than the Uncertificated REMIC I Regular Interests Z, the amount specified as the Uncertificated REMIC I Regular Interest Distribution Amount with respect thereto in the definition of Uncertificated REMIC I Regular Interests. With respect to the Uncertificated REMIC I Regular Interests Z, the Uncertificated REMIC I Regular Interests Z Distribution Amount.

        Uncertificated   REMIC  II  Regular  Interests  Z:  Each  of  the  2,335
uncertificated partial undivided beneficial ownership interests in REMIC II numbered sequentially from 1 through 2,335 each relating to the identically numbered Uncertificated REMIC I Regular Interests Z, each having no principal balance and bearing interest at a rate equal to the related Pool Strip Rate on the Stated Principal Balance of the Mortgage Loan related to the identically numbered Uncertificated REMIC I Regular Interests Z, comprising such Uncertificated REMIC II Regular Interests Z's pro rata share of the amount distributed pursuant to Sections 10.04(a).

        Uncertificated REMIC II Regular Interests Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 10.04(a).

     Underwriters: Greenwich Capital Markets, Inc. and Salomon Smith Barney Inc.

Section 1.02.  Use of Words and Phrases.

        "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definitions set forth herein include both the singular and the plural.

        Section 1.03. Determination of LIBOR.

        LIBOR applicable to the calculation of the Pass-Through Rates on the Floater Certificates and Inverse Floater Certificates, if any, for any Interest Accrual Period (other than the initial Interest Accrual Period) will be determined as described below:

        On each Distribution Date, LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 of the Moneyline Telerate Capital Markets Report as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period ("LIBOR Rate Adjustment Date"). "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the day that is one LIBOR Business Day prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date, or, in the case of the first LIBOR Rate Adjustment Date, 1.27% per annum; provided, however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Trustee shall, after consultation with the Master Servicer, select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

        The establishment of LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Master Servicer's subsequent calculation of the Pass-Through Rates applicable to each of the Floater Certificates and Inverse Floater Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

        Promptly following each LIBOR Rate Adjustment Date the Trustee shall supply the Master Servicer with the results of its determination of LIBOR on such date. Furthermore, the Trustee will supply the Pass-Through Rates on each of the Floater Certificates and Inverse Floater Certificates for the current and the immediately preceding Interest Accrual Period via the Trustee's internet website, which may be obtained by telephoning the Trustee at (800) 735-7777.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans. (See Section 2.01 of the Standard Terms)

Section 2.02.  Acceptance by Trustee.  (See Section 2.02 of the Standard Terms)

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.

(a) For representations, warranties and covenants of the Master Servicer, see Section 2.03(a) of the Standard Terms.

(b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

(i) No Mortgage Loan is 30 or more days Delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so Delinquent more than once in the 12-month period prior to the Cut-off Date;

(ii) The information set forth in Exhibit One hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

(iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due, with respect to a majority of the Mortgage Loans, on the first day of each month, and terms to maturity at origination or modification of not more than 30 years;

(iv) To the best of the Company's knowledge, except with respect to 13 Mortgage Loans representing approximately 0.4% of the principal balance of the Mortgage Loans at origination, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures (a) at least 35% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 100.00% and 95.01%, (b) at least 30% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, (c) at least 25% of such balance if the Loan-to-Value Ratio is between 90.00% and 85.01% and (d) at least 12% of such balance if the Loan-to-Value Ratio is between 85.00% and 80.01%. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

(v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

(vi) No more than 0.5% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.5% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California;

(vii) The improvements upon the Mortgaged Properties are insured against loss by fire and other hazards as required by the Program Guide, including flood insurance if required under the National Flood Insurance Act of 1968, as amended. The Mortgage requires the Mortgagor to maintain such casualty insurance at the Mortgagor's expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's expense and to seek reimbursement therefor from the Mortgagor;

(viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

(ix) Approximately 50.14% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program, approximately 11.11% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no-stated income program, and approximately 2.04% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no income/no asset program;

(x) Except with respect to approximately 26.65% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date, the Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied;

(xi)    None of the Mortgage Loans is a Buy-Down Mortgage Loan;

(xii)   Each  Mortgage  Loan  constitutes  a qualified  mortgage  under  Section
        860G(a)(3)(A)   of   the   Code   and   Treasury   Regulations   Section
        1.860G-2(a)(1);

(xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect, unless the Mortgaged Properties are located in the State of Iowa and an attorney's certificate has been provided as described in the Program Guide;

(xiv) None of the Mortgage Loans is a Cooperative Loan; with respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(xv) With respect to each Mortgage Loan originated under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage Loan or (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines;

(xvi) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xvii) None of the Mortgage Loans contain in the related Mortgage File a Destroyed Mortgage Note;

(xviii) None of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date will have been made to International Borrowers, and no such Mortgagor is a member of a foreign diplomatic mission with diplomatic rank;

(xix) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government; and

(xx) None of the Mortgage Loans are Additional Collateral Loans and none of the Mortgage Loans are Pledged Asset Loans.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04. Representations and Warranties of Sellers. (See Section 2.04 of the Standard Terms)

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
Certificates Evidencing Interests in REMIC I Certificates.

        The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund and/or the applicable REMIC, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-I Certificates in authorized denominations which together with the Uncertificated REMIC I Regular Interests, evidence the beneficial interest in REMIC I.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

        The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Company in and to the Uncertificated REMIC I Regular Interests to the Trustee for the benefit of the Holders of each Class of Certificates (other than the Class R-I Certificates). The Trustee acknowledges receipt of the Uncertificated REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of each Class of Certificates (other than the Class R-I Certificates). The rights of the Holders of each Class of Certificates (other than the Class R-I Certificates) to receive distributions from the proceeds of REMIC II in respect of such Classes, and all ownership interests of the Holders of such Classes in such distributions, shall be as set forth in this Agreement.

Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.

        The Trustee acknowledges the assignment to it of the Uncertificated REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Company executed by an officer of the Company, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Company, all Classes of Certificates (other than the Class R-I Certificates) in authorized denominations, which evidence the beneficial interest in the entire REMIC II.

Section 2.08. Purposes and Powers of the Trust. (See Section 2.08 of the Standard Terms)

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

                     (SEE ARTICLE III OF THE STANDARD TERMS)

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.  (See Section 4.01 of the Standard Terms)

Section 4.02.  Distributions.

(a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii) below, the amount required to be distributed to the Master Servicer or a Sub-Servicer pursuant to Section 4.02(a)(iii) below, and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-V Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-V Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b), (c) and (e) below), in each case to the extent of the Available Distribution Amount remaining:

               (i) to the Senior Certificates (other than the Class A-P Certificates), on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclasses, if any, with respect to the Class A-V Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and

               (ii) (X) to the Class A-P  Certificates,  the Class A-P Principal
        Distribution  Amount  (applied  to  reduce  the  Certificate   Principal
        Balances of such Senior Certificates); and

                      (Y) to the Senior  Certificates  (other than the Class A-P
        Certificates), in the priorities and amounts set forth in Section 4.02(b) and (c), the sum of the following (applied to reduce the Certificate Principal Balances of such Senior Certificates, as applicable):

(A) the Senior Percentage for such Distribution Date times the sum of the following:

     (1) the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan (other than the related

          Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

     (2) the Stated Principal Balance of any Mortgage Loan repurchased during the preceding calendar month (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or 2.04 during the preceding calendar month (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage Loan); and

     (3) the principal portion of all other unscheduled collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.02(a)(ii)(Y)(B) of this Series Supplement, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds), including Subsequent Recoveries, received during the preceding calendar month (or deemed to have been so received in accordance with Section 3.07(b) of the Standard Terms) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage
          Loan);

(B) with respect to each Mortgage Loan for which a Cash Liquidation or a REO Disposition occurred during the preceding calendar month (or was deemed to have occurred during such period in accordance with Section 3.07(b) of the Standard Terms) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in Section 4.02(b)(i)(C) of this Series Supplement);

(C)            the  Senior   Accelerated   Distribution   Percentage   for  such
               Distribution Date times the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage
               Loan);

(D)            any Excess  Subordinate  Principal  Amount for such  Distribution
               Date; and

(E)            any amounts described in subsection (ii)(Y), clauses (A), (B) and
               (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Subordinate Certificates; minus

                      (F) the Capitalization Reimbursement Amount for such Distribution Date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the Senior Principal Distribution Amount, without giving effect to this clause (F), and the denominator of which is the sum of the principal distribution amounts for all Classes of Certificates other than the Class A-P Certificates, without giving effect to any reductions for the Capitalization Reimbursement Amount;

               (iii) if the Certificate Principal Balances of the Subordinate Certificates have not been reduced to zero, to the Master Servicer or a Sub-Servicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Sub-Servicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

               (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (v) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi),
        (xiii), (xiv) and (xv) of this Series Supplement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

               (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (vii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a) (ix), (xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

               (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (ix) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

               (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xi) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii),
        (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

               (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and
        (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

               (xiv) to the  Holders  of the Class B-3  Certificates,  an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of
        Section 4.02(a) (xv) are insufficient therefor;

               (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

               (xvi)  to  the  Senior  Certificates,  on a  pro  rata  basis  in accordance with their respective outstanding Certificate Principal Balances, the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Senior Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Senior Certificates, and thereafter, to each Class of Subordinate Certificates then outstanding beginning with such Class with the Highest Priority, any portion of the Available Distribution Amount remaining after the Senior Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Subordinate Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Subordinate Certificates; and

               (xvii) to the Class R-I Certificates, the balance, if any, of the Available Distribution Amount.

     Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Subordinate Certificates outstanding on such Distribution Date with the Lowest Priority, or in the event the Subordinate Certificates are no longer outstanding, the Senior Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that a shortfall in the amounts available to pay Accrued Certificate Interest on any Class of Certificates results from an interest rate reduction in connection with a Servicing Modification, or such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to the failure of the Master Servicer to make any required Advance, or the determination by the Master Servicer that any proposed Advance would be a Nonrecoverable Advance with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition or the related Liquidation Proceeds, Insurance Proceeds and REO Proceeds have not yet been distributed to the Certificateholders.

(b) Distributions of principal on the Senior Certificates on each Distribution Date occurring prior to the Credit Support Depletion Date will be made as follows:

(i) first, to the Class A-P Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-P Principal Distribution Amount") equal to the aggregate of:

(A) the related Discount Fraction of the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

(B) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month or, in the case of Principal Prepayments in Full, during the related Prepayment Period (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments, Subsequent Recoveries and repurchases (including deemed repurchases under Section 3.07(b) of the Standard Terms) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

(C) in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

(D)  any amounts  allocable to  principal  for any  previous  Distribution  Date
     (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

(E) the amount of any Class A-P Collection Shortfalls for such Distribution Date and the amount of any Class A-P Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date; minus

(F) the related Discount Fraction of the portion of the Capitalization Reimbursement Amount for such Distribution Date, if any, related to each Discount Mortgage Loan; and

(ii)           second,  the  Senior  Principal   Distribution  Amount  shall  be
               distributed in the following manner and priority:

(A) first, concurrently to the Class R-I Certificates and the Class R-II Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

(B) second, the Senior Principal Distribution Amount remaining after the payments of principal made in accordance with Section 4.02(b)(ii)(A) above, shall be distributed in the following manner and priority:

                             (1) first,  to the Class  A-1,  Class A-2 and Class
                      A-4 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances of the Class A-1, Class A-2 and Class A-4 Certificates have been reduced to zero; and

                             (2) second,  to the Class A-3  Certificates,  until
                      the  Certificate   Principal  Balance  of  the  Class  A-3
                      Certificates has been reduced to zero.

(c) On or after the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) above in respect of principal among the various classes of Senior Certificates (other than the Class A-P Certificates) will be disregarded, and (i) an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans will be distributed to the Class A-P Certificates, (ii) the Senior Principal Distribution Amount will be distributed to the remaining Senior Certificates (other than the Class A-P Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and (iii) the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

(d) After the reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) to zero but prior to the Credit Support Depletion Date, the Senior Certificates (other than the Class A-P Certificates) will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-P, Class A-V and Subordinate Certificates, in each case as described herein.

(e) In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Master Servicer shall deposit such funds into the Custodial Account pursuant to Section 3.07(b)(iii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Subordinate Certificates with a Certificate Principal Balance greater than zero with the highest payment priority to which Realized Losses, other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. The amount of any remaining Subsequent Recoveries will be applied to increase from zero the Certificate Principal Balance of the Class of Certificates with the next lower payment priority, up to the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. Any remaining Subsequent Recoveries will in turn be applied to increase from zero the Certificate Principal Balance of the Class of Certificates with the next lower payment priority up to the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05, and so on. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Interest Accrual Period preceding the Interest Accrual Period that relates to the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be solely responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor.

(g) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and
(ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

Section 4.03.  Statements to  Certificateholders;  Exchange Act Reporting.  (See
     Section 4.03 of the Standard Terms)

Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer. (See Section 4.04 of the Standard Terms)

Section 4.05.  Allocation of Realized Losses.

        Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due during the related Due Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the

Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if any such Realized Losses are on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among all Senior Certificates (other than the Class A-P Certificates) on a pro rata basis, as described below. The principal portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Discount Mortgage Loans will be allocated to the Class A-P Certificates in an amount equal to the Discount Fraction thereof and the remainder of the principal portion of such Realized Losses on Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among the Senior Certificates (other than the Class A-P Certificates) and Subordinate Certificates, on a pro rata basis, as described below. The interest portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses will be allocated to all the Certificates on a pro rata basis.

        As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates, on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date; provided that no such reduction shall reduce the aggregate Certificate Principal Balance of the Certificates below the aggregate Stated Principal Balance of the Mortgage Loans. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Subordinate Certificates then outstanding with the Lowest Priority shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a).

Allocations of the interest portions of Realized Losses other than any interest rate reduction resulting from a Servicing Modification shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the interest portion of a Realized Loss resulting from an interest rate reduction in connection with a Servicing Modification shall be made by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby; provided that if any Subclasses of the Class A-V Certificates have been issued pursuant to Section 5.01(c), such Realized Losses and other losses allocated to the Class A-V Certificates shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property. (See Section 4.06 of the Standard Terms)

Section 4.07. Optional Purchase of Defaulted Mortgage Loans. (See Section 4.07 of the Standard Terms)

Section 4.08.  Surety Bond. (See Section 4.08 of the Standard Terms)

                                   ARTICLE V

                                THE CERTIFICATES

                      (SEE ARTICLE V OF THE STANDARD TERMS)

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

                     (SEE ARTICLE VI OF THE STANDARD TERMS)

                                  ARTICLE VII
                                     DEFAULT

                     (SEE ARTICLE VII OF THE STANDARD TERMS)

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                    (SEE ARTICLE VIII OF THE STANDARD TERMS)

                                   ARTICLE IX

                                   TERMINATION

                     (SEE ARTICLE IX OF THE STANDARD TERMS)

                                   ARTICLE X


                                REMIC PROVISIONS

Section 10.01..REMIC Administration.  (See Section 10.01 of the Standard Terms)

Section 10.02..Master Servicer; REMIC Administrator and Trustee Indemnification. (See Section 10.02 of the Standard Terms)

Section 10.03..Designation of REMICs.

        The REMIC Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans) as a REMIC ("REMIC I") and will make an election to treat the pool of assets comprised of the Uncertificated REMIC I Regular Interests as a REMIC ("REMIC II") for federal income tax purposes.

        The Uncertificated REMIC I Regular Interests will be "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law.

        The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC II Regular Interests Z, the rights in and to which will be represented by the Class A-V Certificates, will be "regular interests" in REMIC II, and the Class R-II Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law. On and after the date of issuance of any Subclass of Class A-V Certificates pursuant to Section 5.01(c), any such Subclass will represent the Uncertificated REMIC II Regular Interest or Interests Z specified by the initial Holder of the Class A-V Certificates pursuant to said Section.

Section 10.04..Distributions on the Uncertificated REMIC I and REMIC II Regular Interests

        (a)On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC I Regular Interests, the Uncertificated REMIC I Regular Interest Distribution Amounts in the following order of priority to the extent of the Available Distribution Amount reduced by distributions made to the Class R-I Certificates pursuant to Section 4.02(a):

               (i) Uncertificated Accrued Interest on the Uncertificated REMIC I Regular Interests for such Distribution Date, plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

               (ii) In accordance with the priority set forth in Section 10.04(b), an amount equal to the sum of the amounts in respect of principal distributable on each Class of Certificates (other than the Class R-I Certificates) under Section 4.02(a), as allocated thereto pursuant to Section 4.02(b).

        (b)The amount described in Section 10.04(a)(ii) shall be deemed distributed to (i) Uncertificated REMIC I Regular Interest T, (ii) Uncertificated REMIC I Regular Interest U, (iii) Uncertificated REMIC I Regular Interest V, (iv) Uncertificated REMIC I Regular Interest W, (v) Uncertificated REMIC I Regular Interest X and (vi) Uncertificated REMIC I Regular Interest Y with the amount to be distributed allocated among such interests in accordance with the priority assigned to each Related Class of Certificates (other than the Class R-I Certificates), respectively, under Section 4.02(b) until the Uncertificated Principal Balance of each such interest is reduced to zero.

        (c)The portion of the Uncertificated REMIC I Regular Interest Distribution Amounts described in Section 10.04(a)(ii) shall be deemed distributed by REMIC I to REMIC II in accordance with the priority assigned to the REMIC II Certificates relative to that assigned to the REMIC I Certificates under Section 4.02(b).

        (d)In determining from time to time the Uncertificated REMIC I Regular Interest Distribution Amounts and Uncertificated REMIC II Regular Interest Distribution Amounts:

               (i) Realized Losses allocated to the Class A-V Certificates under
        Section 4.05 shall be deemed allocated to the Uncertificated REMIC II Regular Interests Z pro-rata according to the respective amounts of Uncertificated Accrued Interest that would have accrued on such Uncertificated REMIC II Regular Interests Z for the Distribution Date for which such allocation is being made in the absence of such allocation;

               (ii) Realized Losses allocated to the Class A-1 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest T;

               (iii) Realized Losses allocated to the Class A-2 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest U;

               (iv) Realized Losses allocated to the Class A-3 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest V;

               (v) Realized Losses allocated to the Class A-4 Certificates and Class A-5 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest W;

               (vi) Realized Losses allocated to the Class A-P Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest X;

               (vii) Realized Losses allocated to the Class A-6, Class R-II, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest Y; and

               (viii) Realized Losses allocated to the Uncertificated REMIC II Regular Interests Z under clause (i), above, shall be deemed allocated, in each case, to the related Uncertificated REMIC I Regular Interest Z.

        (e)On each Distribution Date the Trustee shall be deemed to distribute from REMIC II, in the priority set forth in Sections 4.02(a) and (b), to the Holders of each Class of Certificates (other than the Class R-I Certificates) the amounts distributable thereon from the Uncertificated REMIC I Regular Interest Distribution Amounts deemed to have been received by REMIC II from REMIC I under this Section 10.04. The amounts deemed distributed hereunder with respect to the Class A-V Certificates shall be deemed to have been distributed in respect of the Uncertificated REMIC II Regular Interests Z in accordance with their respective Uncertificated REMIC II Regular Interest Distribution Amounts, as such Uncertificated REMIC II Regular Interests Z comprise the Class A-V Certificates.

        (f)Notwithstanding the deemed distributions on the Uncertificated REMIC I Regular Interests described in this Section 10.04, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.

Section 10.05. Compliance with Withholding Requirements.

               Notwithstanding any other provision of this Agreement, the Trustee or any Paying Agent, as applicable, shall comply with all federal withholding requirements respecting payments to Certificateholders, including interest or original issue discount payments or advances thereof that the Trustee or any Paying Agent, as applicable, reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or any Paying Agent, as applicable, does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or any Paying Agent, as applicable, shall indicate the amount withheld to such Certificateholder pursuant to the terms of such requirements.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.  (See Section 11.01 of the Standard Terms)

Section 11.02. Recordation of Agreement; Counterparts. (See Section 11.02 of the Standard Terms)

Section 11.03. Limitation on Rights of Certificateholders. (See Section 11.03 of the Standard Terms)

Section 11.04. Governing Laws.  (See Section 11.04 of the Standard Terms)

Section 11.05. Notices. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to the appropriate address for each recipient listed in the table below or, in each case, such other address as may hereafter be furnished in writing to the Master Servicer, the Trustee and the Company, as applicable:

---------------------------------- ---------------------------------------------
            RECIPIENT                                         ADDRESS
---------------------------------- ---------------------------------------------
---------------------------------- ---------------------------------------------
Company                            8400 Normandale Lake Boulevard
                                   Suite 250, Minneapolis, Minnesota  55437,
                                        Attention: President
---------------------------------- ---------------------------------------------
---------------------------------- ---------------------------------------------
Master Servicer                    2255 N. Ontario Street, Suite 400
                                   Burbank, California 91504-2130,
                                   Attention:  Managing Director/Master
                                        Servicing
---------------------------------- ---------------------------------------------
---------------------------------- ---------------------------------------------
Trustee                            Corporate Trust Office
                                        1761 East St. Andrew Place
                                   Santa Ana, California 92705-4934,
                                   Attention:  Residential Accredit Loans, Inc.
                                   Series 2003-QS4

                                   The Trustee designates its offices located at
                                   c/o DTC Transfer  Services,  55 Water Street,
                                   Jeanette Street Park Entrance,  New York, New
                                   York 10041,  for the purposes of Section 8.12
                                   of the Standard Terms
---------------------------------- --------------------------------------------
---------------------------------- --------------------------------------------
Standard & Poor's Ratings          55 Water Street
Services                           41st Floor
                            New York, New York 10041
---------------------------------- --------------------------------------------
---------------------------------- --------------------------------------------
Fitch Ratings                      One State Street Plaza
                            New York, New York 10004

---------------------------------- --------------------------------------------

Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06.  Required Notices to Rating Agency and Subservicer.  (See Section
     11.06 of the Standard Terms)

Section 11.07. Severability of Provisions. (See Section 11.07 of the Standard Terms)

Section 11.08. Supplemental Provisions for Resecuritization. (See Section 11.08 of the Standard Terms)

Section 11.09. Allocation of Voting Rights.

               96.0% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Interest Only Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1.0% of all Voting Rights shall be allocated among the Holders of the Class A-5 Certificates, in accordance with their respective Percentage Interests; 1.0% of all Voting Rights shall be allocated among the Holders of the Class A-6 Certificates, in accordance with their respective Percentage Interests; 1.0% of all Voting Rights shall be allocated among the Holders of the Class A-V Certificates, in accordance with their respective Percentage Interests; 0.5% of all Voting Rights shall be allocated among the Holders of the Class R-I Certificates, in accordance with their respective Percentage Interests; and 0.5% of all Voting Rights shall be allocated among the Holders of the Class R-II Certificates, in accordance with their respective Percentage Interests.

Section 11.10. No Petition.

               The Depositor, Master Servicer and the Trustee, by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Trust Fund, or join in any institution against the Trust Fund of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligation with respect to the Certificates or this Agreement.

        IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.



                                       RESIDENTIAL ACCREDIT LOANS, INC.
[Seal]


                                            By://s//Joseph Orning
                                                 Name:   Joseph Orning
                                                 Title:  Vice President

Attest: //s// Benita Bjorgo
      Name:   Benita Bjorgo
      Title:  Vice President


                                       RESIDENTIAL FUNDING CORPORATION
[Seal]


                                            By://s// Benita Bjorgo
                                                 Name:  Benita Bjorgo
                                                 Title: Associate

Attest://s// Joseph Orning
      Name: Joseph Orning
      Title: Associate

                           DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
[Seal]



                                            By: //s//Ronaldo Reyes
                                                 Name: Ronaldo Reyes
                                                 Title: Associate


                                            By://s// James F. Noriega
                                                 Name: James F. Noriega
                                                 Title: Associate


Attest://s//Barbara Campbell
      Name: Barbara Campbell
      Title: Assistant Secretary

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On 28th day of March, 2003 before me, a notary public in and for said State, personally appeared Joseph Orning, known to me to be a Vice
President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 //s// Brian Bangerter
                                                 Notary Public

[Notarial Seal]

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On the 28th day of March, 2003 before me, a notary public in and for said State, personally appeared Benita Bjorgo, known to me to be an Associate of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 //s// Brian Bangerter
                                                 Notary Public

[Notarial Seal]

STATE OF CALIFORNIA
                                  )
                                  ) ss.:
COUNTY OF ORANGE                  )
               On the 28th day of March, 2003 before me, a notary public in and for said State, personally appeared Ronaldo Reyes, known to me to be an Associate of Deutsche Bank Trust Company Americas, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first, above written.

                                                 //s// Brent Wayne Hoyler
                                                 Notary Public

[Notarial Seal]



STATE OF CALIFORNIA               )
                                  ) ss.:
COUNTY OF ORANGE                  )
               On the 28th day of March, 2003 before me, a notary public in and for said State, personally appeared James F. Noriega, known to me to be an Associate of Deutsche Bank Trust Company Americas, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 //s// Brent Wayne Hoyler
                                                 Notary Public

[Notarial Seal]

                                   EXHIBIT ONE

                             MORTGAGE LOAN SCHEDULE


  RUN ON     : 03/24/03           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 12.22.32           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RALI 2003-QS4                                  CUTOFF : 03/01/03
  POOL       : 0004667
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  -------------------------------------------------------------------------

      1987236                              .2500
       33,765.35                          .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            6.0000                        3.2950

      4743322                              .2500
       82,676.32                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      5129114                              .2500
       47,370.06                          .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            6.0000                        2.4200

      7889055                              .2500
      281,803.87                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      7939845                              .2500
      215,115.79                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      7976539                              .2500
      257,874.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8004219                              .2500
      277,971.28                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8004897                              .2500
      326,196.59                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8032441                              .2500
      480,096.24                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8041931                              .2500
      216,625.49                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8043415                              .2500
      292,019.08                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8067237                              .2500
      129,049.33                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8077195                              .2500
      358,306.79                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8078791                              .2500
       69,039.59                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8079171                              .2500
      126,040.42                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8094099                              .2500
      209,252.74                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8096313                              .2500
      245,584.54                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8107783                              .2500
      299,217.83                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8118281                              .2500
       35,019.36                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8137973                              .2500
      288,517.12                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8139529                              .2500
      547,546.81                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8147095                              .2500
      179,311.49                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8154825                              .2500
      111,475.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8154865                              .2500
      359,746.22                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8156287                              .2500
      188,433.63                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8175959                              .2500
      175,358.37                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8181755                              .2500
      169,886.22                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8184259                              .2500
      135,400.11                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8188299                              .2500
      206,046.09                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8190703                              .2500
      498,132.79                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8192177                              .2500
      209,194.84                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8193455                              .2500
      151,459.13                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8194345                              .2500
      175,897.16                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8195179                              .2500
      174,102.26                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8196817                              .2500
       87,096.44                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8200907                              .2500
      113,086.76                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8200945                              .2500
      161,423.54                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8201573                              .2500
       71,046.87                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8203931                              .2500
      120,579.68                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8205971                              .2500
       60,620.54                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8208533                              .2500
      349,045.63                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8209837                              .2500
      166,566.22                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8209909                              .2500
       85,360.90                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8211771                              .2500
      159,520.53                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8212153                              .2500
      108,695.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8214151                              .2500
       63,135.18                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8214705                              .2500
      259,340.95                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8216383                              .2500
      222,613.60                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8216881                              .2500
      239,345.58                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8216939                              .2500
       66,678.66                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8217449                              .2500
      376,508.80                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8217693                              .2500
       91,656.43                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8218751                              .2500
      242,288.85                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8222075                              .2500
      124,459.70                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8222457                              .2500
       64,793.01                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8222765                              .2500
       93,381.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8228529                              .2500
      194,455.28                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8229297                              .2500
      244,314.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8229415                              .2500
       64,358.76                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8237345                              .2500
      262,516.34                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8239257                              .2500
      143,156.21                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8243077                              .2500
      177,745.40                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8248571                              .2500
      357,675.71                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8251103                              .2500
      169,699.19                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8257701                              .2500
       95,313.06                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8262699                              .2500
      115,799.70                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8263903                              .2500
      211,574.86                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8264573                              .2500
      185,020.28                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8266861                              .2500
      156,680.22                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8273093                              .2500
       70,894.29                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8275819                              .2500
      374,999.28                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8275849                              .2500
      340,944.94                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8276211                              .2500
       80,029.80                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8276647                              .2500
      151,505.75                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8278497                              .2500
      121,164.37                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8279239                              .2500
      257,935.98                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8283473                              .2500
       59,995.92                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8283697                              .2500
       66,295.72                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8283719                              .2500
       77,950.52                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283727                              .2500
       77,198.19                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283731                              .2500
       77,900.37                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283735                              .2500
       60,152.22                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283741                              .2500
       59,952.74                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283929                              .2500
       44,799.29                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8283979                              .2500
       90,437.50                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284239                              .2500
      198,206.69                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8284253                              .2500
       82,801.70                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8284291                              .2500
      102,220.51                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284441                              .2500
       99,635.44                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284671                              .2500
       47,783.04                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8284699                              .2500
      138,679.92                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8285023                              .2500
      125,680.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8286597                              .2500
      254,952.10                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8287445                              .2500
      356,726.05                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8287677                              .2500
       93,374.55                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8287763                              .2500
      191,282.96                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8288455                              .2500
      122,680.50                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8288669                              .2500
       48,572.24                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8289735                              .2500
       85,943.07                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8290303                              .2500
       26,921.06                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8292497                              .2500
       52,415.79                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8292523                              .2500
      431,197.63                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8293851                              .2500
      199,878.07                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8294337                              .2500
      115,626.81                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8296231                              .2500
      300,141.50                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8296275                              .2500
      102,813.27                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8302339                              .2500
       45,583.80                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8303621                              .2500
      166,701.42                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8305831                              .2500
      190,637.98                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8306587                              .2500
       83,085.10                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450
1



      8308981                              .2500
       77,492.83                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8312939                              .2500
      272,492.96                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8315577                              .2500
      114,810.91                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8317445                              .2500
      284,171.22                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8319833                              .2500
      124,789.37                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8321175                              .2500
      223,552.91                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8321679                              .2500
       61,882.05                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8330349                              .2500
      174,986.82                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8330443                              .2500
      339,138.15                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8335577                              .2500
       56,649.97                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8335861                              .2500
      256,173.78                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8339467                              .2500
      399,309.26                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8341435                              .2500
       67,782.75                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8342785                              .2500
      288,226.51                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8342789                              .2500
      234,552.88                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8342817                              .2500
      404,606.37                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8344095                              .2500
      123,618.85                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8346181                              .2500
       83,884.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8346333                              .2500
      162,349.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8346659                              .2500
      369,261.13                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8347567                              .2500
      120,406.55                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8347786                              .2500
      398,639.30                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8348128                              .2500
      123,895.83                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8348504                              .2500
      140,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8348604                              .2500
       89,918.64                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8348616                              .2500
      359,650.10                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8349018                              .2500
      487,646.80                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8349200                              .2500
      283,730.53                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8349372                              .2500
       88,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8350294                              .2500
      383,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8350864                              .2500
      120,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8350896                              .2500
      243,768.48                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8350948                              .2500
      298,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8351036                              .2500
      189,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8351148                              .2500
      490,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8351204                              .2500
      525,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8351344                              .2500
      320,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8352404                              .2500
      464,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8352488                              .2500
      190,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8352528                              .2500
      350,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8352544                              .2500
      480,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8353228                              .2500
      175,200.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8353510                              .2500
      312,800.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8353566                              .2500
      156,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8353704                              .2500
      375,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8353774                              .2500
      420,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8353808                              .2500
      308,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8353816                              .2500
      314,300.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8354553                              .2500
      279,047.51                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8355105                              .2500
      329,679.27                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8355463                              .2500
       83,072.99                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8355655                              .2500
       95,913.21                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8356141                              .2500
       32,226.65                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8356157                              .2500
      241,747.33                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8356193                              .2500
      221,916.12                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8357369                              .2500
       76,878.73                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8359553                              .2500
      318,128.80                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8365041                              .2500
      163,855.31                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8366613                              .2500
      254,746.15                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8371973                              .2500
      193,341.39                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8372197                              .2500
      112,310.44                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8372771                              .2500
      145,679.30                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8373039                              .2500
      371,647.03                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8375883                              .2500
      322,386.35                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8376007                              .2500
      165,660.69                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8376057                              .2500
      249,467.72                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8376071                              .2500
      243,136.52                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8376153                              .2500
      189,655.55                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8376155                              .2500
      104,804.99                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376221                              .2500
      124,650.50                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8376243                              .2500
      149,693.38                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8376253                              .2500
      144,703.61                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8376297                              .2500
      186,427.15                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8376425                              .2500
      118,274.53                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8376463                              .2500
      203,621.12                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376501                              .2500
      124,744.50                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8377005                              .2500
      114,383.26                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8377471                              .2500
      489,535.07                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8377903                              .2500
      423,212.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8378107                              .2500
       91,914.79                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8380335                              .2500
       58,456.59                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8380475                              .2500
      117,961.88                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8380699                              .2500
      300,414.68                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8381019                              .2500
      228,126.89                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8381025                              .2500
      127,345.47                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8381037                              .2500
      368,941.27                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8381043                              .2500
       99,739.51                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8381061                              .2500
      316,266.40                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8381077                              .2500
      128,358.58                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8381103                              .2500
      415,862.93                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8381107                              .2500
       83,708.22                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8381113                              .2500
      245,761.31                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8381115                              .2500
      279,236.49                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8381117                              .2500
      379,036.75                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8381119                              .2500
      111,755.26                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8381123                              .2500
      133,790.29                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8381125                              .2500
       74,515.20                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8381127                              .2500
       38,294.89                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8381129                              .2500
      200,546.24                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8381131                              .2500
      138,437.17                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8381133                              .2500
       60,997.56                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8381141                              .2500
      344,143.20                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8381145                              .2500
      358,655.58                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8381149                              .2500
       97,769.24                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8381157                              .2500
      382,446.50                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8381167                              .2500
      398,001.44                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8381169                              .2500
      339,116.83                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8381171                              .2500
      166,025.18                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8381177                              .2500
      447,088.54                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8381179                              .2500
      287,251.90                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8381181                              .2500
      328,161.21                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8381183                              .2500
      151,983.09                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8381187                              .2500
      478,659.16                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8381189                              .2500
      129,015.74                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8381193                              .2500
      174,744.67                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8381195                              .2500
       94,055.05                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8381215                              .2500
      108,301.61                          .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            6.0000                        1.6700

      8381225                              .2500
      172,871.26                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8381231                              .2500
      330,140.23                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8381235                              .2500
      249,425.79                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8381245                              .2500
      270,825.97                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8381249                              .2500
      257,059.44                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8381251                              .2500
      120,696.27                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8381257                              .2500
       93,570.38                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8381263                              .2500
      127,650.97                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8381267                              .2500
      169,250.09                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8381271                              .2500
      162,048.17                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8381277                              .2500
      440,779.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8381283                              .2500
      150,013.16                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8381287                              .2500
      121,030.84                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8381293                              .2500
      460,149.70                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8381295                              .2500
      113,329.79                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8381301                              .2500
      197,379.28                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8381311                              .2500
      127,386.38                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8381315                              .2500
      145,240.29                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8381467                              .2500
      298,702.34                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8381867                              .2500
      195,538.51                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8382759                              .2500
      108,673.24                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8382849                              .2500
      283,697.60                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8383149                              .2500
      160,843.52                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8383947                              .2500
       59,157.28                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8383991                              .2500
      135,102.14                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8384057                              .2500
      150,197.81                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8384323                              .2500
      422,129.08                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8385075                              .2500
      523,952.11                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8385223                              .2500
      437,494.58                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8386307                              .2500
      487,525.69                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8386337                              .2500
       97,431.19                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8386697                              .2500
      265,325.74                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8388205                              .2500
      135,888.52                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8388591                              .2500
      134,703.47                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8388757                              .2500
       63,511.92                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8389191                              .2500
      281,875.77                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8392739                              .2500
      241,786.49                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8392953                              .2500
      479,533.47                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8392987                              .2500
      439,592.47                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8392993                              .2500
       30,472.43                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8393041                              .2500
       56,210.30                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8393053                              .2500
      279,452.51                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8393811                              .2500
       95,902.12                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8394261                              .2500
      237,784.85                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8394293                              .2500
      132,901.29                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8394593                              .2500
       73,066.52                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8395227                              .2500
      215,000.68                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8395231                              .2500
      164,134.07                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8395233                              .2500
      131,081.40                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8395321                              .2500
      223,053.04                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8395381                              .2500
      180,324.56                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8395411                              .2500
      214,775.53                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8395799                              .2500
      131,886.35                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8395805                              .2500
      102,324.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8396651                              .2500
      344,664.68                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8396745                              .2500
      259,551.02                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8396869                              .2500
       89,929.79                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8396885                              .2500
      233,538.69                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8396893                              .2500
       89,929.79                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8397031                              .2500
      432,579.15                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8397125                              .2500
       86,413.89                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8397611                              .2500
      252,508.37                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398095                              .2500
      215,779.78                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8398147                              .2500
      130,379.13                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398185                              .2500
      135,089.18                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8398269                              .2500
      127,073.37                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8398287                              .2500
      146,576.76                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8398301                              .2500
      419,611.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398339                              .2500
      179,833.28                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398363                              .2500
      443,558.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8398401                              .2500
       83,633.07                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8398495                              .2500
      103,127.16                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8398627                              .2500
       97,515.96                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8398659                              .2500
       69,931.96                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8398673                              .2500
      359,666.57                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8398821                              .2500
      399,561.27                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8398833                              .2500
      209,823.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8398855                              .2500
      110,375.13                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8398901                              .2500
      430,091.53                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8399027                              .2500
      101,164.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8399051                              .2500
      369,648.93                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8400249                              .2500
      239,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8400429                              .2500
      232,328.04                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8400439                              .2500
      218,611.62                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8400449                              .2500
      187,808.33                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8400545                              .2500
      159,033.78                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8400583                              .2500
      115,490.31                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8400615                              .2500
      198,797.11                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8400629                              .2500
       67,140.71                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8400687                              .2500
      173,830.89                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8400711                              .2500
       61,151.06                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8400719                              .2500
      206,808.28                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8400735                              .2500
      175,836.99                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8400799                              .2500
      649,397.98                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8400803                              .2500
      175,116.55                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8401171                              .2500
       94,905.35                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8401709                              .2500
      397,612.80                          .0300
            6.1200                         .0000
            5.8700                         .0000
            5.8400                         .0000
            5.8400                         .0000

      8401737                              .2500
      165,450.29                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8401795                              .2500
      101,158.47                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8402149                              .2500
       75,932.94                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8402697                              .2500
       48,775.83                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8403571                              .2500
      114,288.81                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8403665                              .2500
       54,953.79                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8403739                              .2500
       71,949.18                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8403773                              .2500
       52,155.06                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8403803                              .2500
       39,971.77                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8403823                              .2500
      439,561.98                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8403839                              .2500
      421,609.15                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8403891                              .2500
       74,181.23                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8403897                              .2500
      155,868.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8403985                              .2500
      152,868.27                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8403997                              .2500
      124,886.99                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8404001                              .2500
      584,046.88                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8404011                              .2500
      195,831.25                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8404013                              .2500
      169,838.70                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8404027                              .2500
      159,844.49                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8404037                              .2500
       39,965.56                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8404051                              .2500
      139,857.27                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8404181                              .2500
      454,568.28                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8404739                              .2500
      322,408.28                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8404753                              .2500
       59,947.06                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8406375                              .2500
      107,909.27                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8406379                              .2500
      303,744.61                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8406419                              .2500
      192,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8406457                              .2500
       87,716.69                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8407181                              .2500
       86,173.90                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8407243                              .2500
      299,402.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8407251                              .2500
      379,639.44                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8407255                              .2500
      649,426.52                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8407265                              .2500
      196,585.75                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8407273                              .2500
      322,393.81                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8407285                              .2500
      258,754.25                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8407301                              .2500
      300,386.05                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8407309                              .2500
       96,907.96                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8407323                              .2500
      274,745.30                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8407327                              .2500
      204,814.68                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8407331                              .2500
      202,312.44                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8407343                              .2500
      174,580.15                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8407357                              .2500
      193,520.59                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8407391                              .2500
       70,439.30                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8407401                              .2500
      262,232.37                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8407421                              .2500
      279,221.76                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8407433                              .2500
       73,729.97                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8407453                              .2500
       74,928.83                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8407461                              .2500
       79,927.68                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8407473                              .2500
      189,815.33                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8407477                              .2500
       93,915.03                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8407485                              .2500
      322,393.81                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8407517                              .2500
      134,362.87                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8407529                              .2500
      288,032.98                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8407531                              .2500
       85,163.08                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8407539                              .2500
      177,427.38                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8407541                              .2500
      187,317.76                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8407543                              .2500
      199,805.61                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8407569                              .2500
      254,427.71                          .0300
            5.6250                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000
1



      8407579                              .2500
       87,920.45                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8407617                              .2500
      117,482.93                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8407625                              .2500
      145,854.66                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8407627                              .2500
      255,738.99                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8407641                              .2500
      244,761.87                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8407643                              .2500
      159,848.18                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8407663                              .2500
      322,393.81                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8407667                              .2500
       64,938.32                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8407675                              .2500
       67,540.36                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8407677                              .2500
      236,003.34                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8407775                              .2500
       63,952.50                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8407881                              .2500
      164,839.63                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8407905                              .2500
       94,310.43                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8407933                              .2500
      194,401.60                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8408015                              .2500
      134,874.96                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8408041                              .2500
      359,142.12                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8408305                              .2500
      208,786.92                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8408555                              .2500
      374,644.18                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8408561                              .2500
       71,199.72                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8408623                              .2500
      177,922.70                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8408631                              .2500
       60,948.75                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8408633                              .2500
      156,851.03                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8408641                              .2500
      439,206.33                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8408643                              .2500
       80,942.83                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8408735                              .2500
      128,275.21                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8408757                              .2500
      121,039.52                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8408763                              .2500
      135,814.66                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8409251                              .2500
      359,658.42                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8409485                              .2500
      149,151.37                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8409489                              .2500
      414,375.05                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8409491                              .2500
      430,218.61                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8409493                              .2500
      591,424.61                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8409497                              .2500
      172,272.87                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8409703                              .2500
      211,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8409929                              .2500
      193,520.59                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8410025                              .2500
      178,838.18                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8410281                              .2500
      359,690.05                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8410539                              .2500
       95,421.72                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8410853                              .2500
      458,632.94                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8411057                              .2500
      180,120.51                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8411797                              .2500
      335,657.43                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8412377                              .2500
      188,733.34                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8413051                              .2500
      498,515.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8413105                              .2500
       84,935.33                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8413125                              .2500
       88,713.69                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8413179                              .2500
      200,145.92                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8413181                              .2500
      113,200.04                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8413219                              .2500
      134,883.77                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8413231                              .2500
       55,250.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8413233                              .2500
      169,435.16                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8413255                              .2500
      268,738.55                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8413307                              .2500
      152,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8413325                              .2500
       93,906.42                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8413383                              .2500
      145,951.04                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8413417                              .2500
       66,937.95                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8413431                              .2500
      162,245.91                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8413897                              .2500
       90,324.06                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8413935                              .2500
      138,496.88                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8414153                              .2500
      120,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8414197                              .2500
      119,888.86                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8414217                              .2500
      127,100.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8414233                              .2500
      114,213.03                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8414289                              .2500
      471,552.14                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8414773                              .2500
      239,777.71                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8414777                              .2500
       80,034.34                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8414859                              .2500
       64,646.97                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8415133                              .2500
      395,624.26                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8415355                              .2500
      282,211.98                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8415441                              .2500
       31,475.42                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8415443                              .2500
      127,869.50                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8415461                              .2500
      337,194.90                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8415493                              .2500
       82,700.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8415575                              .2500
       94,316.72                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8415581                              .2500
       69,313.79                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8415595                              .2500
      649,397.97                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8415699                              .2500
      125,901.71                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8415837                              .2500
      552,075.67                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8415871                              .2500
      115,950.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8415909                              .2500
      130,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8415925                              .2500
      258,700.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8415973                              .2500
      190,823.10                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416061                              .2500
      342,722.74                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8416103                              .2500
       78,335.27                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8416143                              .2500
       90,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416149                              .2500
      179,829.21                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416163                              .2500
       96,022.11                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416187                              .2500
      239,324.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416199                              .2500
       60,829.57                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8416213                              .2500
       33,455.36                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8416215                              .2500
      129,622.89                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8416227                              .2500
      165,423.44                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416233                              .2500
      147,324.76                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416245                              .2500
       39,861.08                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416257                              .2500
       49,891.15                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8416267                              .2500
       59,256.65                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8416271                              .2500
       63,902.02                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8416275                              .2500
      179,013.08                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8416283                              .2500
      111,292.90                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416291                              .2500
       73,793.27                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416303                              .2500
       58,408.44                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8416311                              .2500
      463,762.40                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416321                              .2500
       63,639.89                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416323                              .2500
      183,272.70                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416331                              .2500
       88,335.62                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8416353                              .2500
       62,237.90                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416355                              .2500
       63,289.96                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416361                              .2500
       67,276.74                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416363                              .2500
       59,821.91                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416365                              .2500
      101,432.95                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416367                              .2500
       31,896.73                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8416369                              .2500
       23,922.52                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8416373                              .2500
      219,591.38                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8416383                              .2500
      139,501.80                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416389                              .2500
       54,490.76                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416393                              .2500
       89,771.86                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416395                              .2500
       83,052.78                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416397                              .2500
      167,507.63                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8416417                              .2500
      152,760.57                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8416423                              .2500
      131,736.52                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8416425                              .2500
       57,404.76                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8416429                              .2500
       54,857.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416431                              .2500
      171,695.65                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416433                              .2500
       58,355.28                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416435                              .2500
      209,853.49                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416437                              .2500
       69,000.63                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416439                              .2500
       78,813.66                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416453                              .2500
      160,550.23                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416465                              .2500
       79,851.41                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8416467                              .2500
      100,242.37                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416473                              .2500
      146,746.16                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416477                              .2500
      128,457.18                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416479                              .2500
       83,482.58                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416485                              .2500
       61,096.86                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416501                              .2500
      119,583.22                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416505                              .2500
       95,641.48                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416513                              .2500
       76,227.77                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8416519                              .2500
       37,874.29                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416521                              .2500
      107,698.31                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416527                              .2500
       45,250.53                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8416537                              .2500
       73,807.76                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416549                              .2500
       41,304.91                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8416551                              .2500
      100,133.70                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8416561                              .2500
      129,381.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416569                              .2500
       92,564.74                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8416571                              .2500
       27,408.07                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8416573                              .2500
       79,732.56                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416577                              .2500
       78,984.03                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8416579                              .2500
       84,697.51                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416583                              .2500
      148,112.57                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416585                              .2500
       39,923.89                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416591                              .2500
       89,836.82                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8416595                              .2500
      101,759.85                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8416609                              .2500
      122,489.94                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416613                              .2500
       76,660.21                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8416615                              .2500
      114,576.27                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8416627                              .2500
       56,152.86                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416629                              .2500
      140,656.44                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8416631                              .2500
      114,686.42                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8416635                              .2500
       87,970.89                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416639                              .2500
       57,686.79                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8416641                              .2500
       90,631.37                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416651                              .2500
       67,270.47                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416667                              .2500
       52,841.16                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8416669                              .2500
      542,552.13                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416695                              .2500
      179,665.67                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416699                              .2500
       85,615.62                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416705                              .2500
      151,177.60                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8416707                              .2500
      195,536.13                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8416711                              .2500
       39,502.05                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416713                              .2500
       99,027.23                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416717                              .2500
      153,986.58                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8416719                              .2500
       69,762.69                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416723                              .2500
       89,848.34                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416735                              .2500
      101,233.65                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8416737                              .2500
      168,392.62                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8416743                              .2500
       50,722.44                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8416749                              .2500
       40,392.20                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416757                              .2500
      108,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416759                              .2500
       99,661.05                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416763                              .2500
      221,745.83                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416765                              .2500
      107,627.07                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8416779                              .2500
       74,932.20                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8416783                              .2500
      101,699.96                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8416795                              .2500
       85,895.78                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8416799                              .2500
       58,785.30                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416801                              .2500
       59,851.56                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416803                              .2500
       99,441.18                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8416805                              .2500
       39,449.68                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8416823                              .2500
       64,061.54                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416825                              .2500
       65,820.02                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8416829                              .2500
       95,058.41                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416831                              .2500
      183,816.83                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8416833                              .2500
      139,477.17                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416841                              .2500
      199,810.23                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416847                              .2500
      205,360.71                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416849                              .2500
      114,302.27                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416861                              .2500
       50,275.29                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416863                              .2500
      116,582.60                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8416865                              .2500
      174,650.69                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8416867                              .2500
      173,478.60                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8416873                              .2500
       61,868.06                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8416877                              .2500
      104,839.71                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8416879                              .2500
       31,451.90                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8416887                              .2500
       79,722.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416895                              .2500
      141,868.19                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8416937                              .2500
      137,831.21                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8416943                              .2500
      114,121.25                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416957                              .2500
      114,605.83                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8416961                              .2500
       93,644.64                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8416965                              .2500
      156,952.96                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8416967                              .2500
       84,558.49                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416971                              .2500
      272,296.36                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416975                              .2500
      104,555.37                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416977                              .2500
       69,894.50                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8416983                              .2500
       48,211.81                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8416985                              .2500
       63,841.68                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8416991                              .2500
       69,145.92                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417001                              .2500
       55,905.63                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417003                              .2500
       55,905.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417007                              .2500
      107,244.08                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417013                              .2500
      112,131.95                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417023                              .2500
       85,881.74                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417039                              .2500
      119,766.12                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8417041                              .2500
       99,161.23                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8417047                              .2500
       53,439.38                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8417053                              .2500
       35,903.87                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417059                              .2500
       82,750.87                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8417095                              .2500
      231,791.32                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417103                              .2500
       50,219.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417105                              .2500
       75,709.15                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417107                              .2500
      123,253.49                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8417113                              .2500
      572,852.67                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8417117                              .2500
       86,773.99                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417123                              .2500
      134,788.74                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417125                              .2500
      122,033.67                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417131                              .2500
       79,868.45                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417137                              .2500
       99,831.50                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417143                              .2500
       82,333.07                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417153                              .2500
       91,735.86                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417155                              .2500
      155,604.56                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8417157                              .2500
       99,727.32                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417159                              .2500
       63,584.51                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417167                              .2500
      163,573.99                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417175                              .2500
       70,189.88                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417181                              .2500
      128,511.43                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8417191                              .2500
      248,023.57                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417193                              .2500
       49,993.25                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417195                              .2500
       47,921.07                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8417199                              .2500
      132,746.94                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417203                              .2500
      166,630.01                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417217                              .2500
      151,854.51                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417223                              .2500
       49,383.44                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417225                              .2500
      217,595.10                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417229                              .2500
       23,843.73                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417235                              .2500
       87,361.14                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417237                              .2500
      104,913.13                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8417239                              .2500
      293,178.74                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417241                              .2500
      154,177.24                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417247                              .2500
      182,582.49                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417251                              .2500
      116,039.25                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417257                              .2500
       61,138.94                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417259                              .2500
       51,032.49                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8417271                              .2500
      157,193.05                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8417273                              .2500
      129,059.84                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8417283                              .2500
      149,740.97                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417289                              .2500
      209,499.92                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417293                              .2500
      359,298.41                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8417309                              .2500
      189,655.55                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417319                              .2500
       82,484.68                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8417321                              .2500
      169,733.96                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417329                              .2500
       31,425.81                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417335                              .2500
       51,160.09                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8417341                              .2500
      149,600.76                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417355                              .2500
      308,896.86                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417357                              .2500
      109,938.25                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417363                              .2500
       39,874.99                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417371                              .2500
       36,942.09                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417381                              .2500
      126,919.48                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417385                              .2500
      164,201.76                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417391                              .2500
      261,589.98                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8417395                              .2500
       41,262.66                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417403                              .2500
       99,831.50                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417407                              .2500
       66,845.22                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417419                              .2500
       57,410.02                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417431                              .2500
      216,921.12                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417437                              .2500
       87,787.60                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8417455                              .2500
      131,566.79                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417457                              .2500
      322,207.39                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8417463                              .2500
       80,863.49                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417473                              .2500
      111,806.60                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417477                              .2500
       77,877.58                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417483                              .2500
       89,844.58                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417485                              .2500
      223,289.45                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417491                              .2500
      122,787.60                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417493                              .2500
      129,775.51                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417501                              .2500
      115,852.24                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8417515                              .2500
      206,864.57                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417519                              .2500
      195,526.98                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8417521                              .2500
       46,854.49                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417525                              .2500
       65,379.72                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417539                              .2500
       62,825.09                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417541                              .2500
      124,778.82                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417549                              .2500
      114,673.30                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417551                              .2500
      214,600.66                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8417555                              .2500
      234,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8417569                              .2500
       42,578.13                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417571                              .2500
       71,887.32                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417573                              .2500
      299,377.04                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417575                              .2500
      104,741.15                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417579                              .2500
       86,838.41                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417587                              .2500
      110,861.28                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417589                              .2500
      186,145.14                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8417601                              .2500
       77,419.32                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417603                              .2500
      125,695.91                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8417607                              .2500
      163,064.85                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417617                              .2500
      251,406.66                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417619                              .2500
      205,590.21                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417621                              .2500
      159,683.39                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417623                              .2500
       79,865.18                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417625                              .2500
      139,370.46                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8417631                              .2500
       83,471.75                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417633                              .2500
       85,536.94                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417635                              .2500
      177,661.32                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417641                              .2500
      167,243.18                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417653                              .2500
      116,104.93                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417665                              .2500
      214,413.73                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417681                              .2500
      175,415.60                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417689                              .2500
      277,270.27                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8417693                              .2500
       83,851.35                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417701                              .2500
      139,769.81                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417725                              .2500
      112,178.07                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417747                              .2500
      184,815.83                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8417755                              .2500
       63,844.04                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417769                              .2500
      109,301.48                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417773                              .2500
      124,515.24                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8417779                              .2500
       59,885.84                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8417787                              .2500
      201,025.64                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417791                              .2500
      229,602.83                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417821                              .2500
       83,856.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8417829                              .2500
      146,290.20                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417841                              .2500
      195,194.05                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417849                              .2500
      184,173.53                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417855                              .2500
      141,041.56                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417861                              .2500
      154,108.35                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8417869                              .2500
      278,275.29                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8417899                              .2500
      140,738.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417903                              .2500
      160,581.22                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417907                              .2500
       54,488.39                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8417915                              .2500
       41,914.14                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8417931                              .2500
      299,442.80                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8417939                              .2500
       71,887.32                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8417951                              .2500
       79,802.10                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8417959                              .2500
       97,023.76                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417965                              .2500
      193,109.24                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8417979                              .2500
      167,648.63                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8417981                              .2500
      114,092.78                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417983                              .2500
      125,771.56                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417985                              .2500
      115,683.69                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8417987                              .2500
      164,040.48                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8418017                              .2500
       83,925.89                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8419387                              .2500
      157,361.04                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8419647                              .2500
      122,929.38                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8419757                              .2500
       74,645.94                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8420175                              .2500
       91,510.96                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8420179                              .2500
      179,848.78                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8420217                              .2500
      151,855.78                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8420525                              .2500
      124,359.93                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8420791                              .2500
      399,638.39                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8421521                              .2500
      184,500.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8421529                              .2500
       62,343.59                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8421541                              .2500
       60,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8421555                              .2500
      428,762.41                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8421575                              .2500
      117,888.03                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8421603                              .2500
       86,400.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8421897                              .2500
      300,721.21                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8422035                              .2500
      457,186.33                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8422203                              .2500
      109,264.70                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8422371                              .2500
      159,702.83                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8422931                              .2500
      120,937.88                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8423011                              .2500
      116,689.17                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8423043                              .2500
       41,250.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8423095                              .2500
       55,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8423105                              .2500
       98,473.04                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8423171                              .2500
      212,997.71                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8423279                              .2500
       73,445.46                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8423317                              .2500
      299,708.42                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8423371                              .2500
      400,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8423413                              .2500
      430,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8423431                              .2500
      456,596.80                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8423435                              .2500
      135,867.82                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8423437                              .2500
       38,249.39                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8423439                              .2500
      359,658.42                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8423457                              .2500
      227,284.14                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8423469                              .2500
      438,473.42                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8423531                              .2500
      335,703.56                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8423643                              .2500
      137,710.07                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8423661                              .2500
      199,036.72                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8423725                              .2500
       94,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8424021                              .2500
      186,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8424035                              .2500
       57,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8424047                              .2500
       72,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8424073                              .2500
       89,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8424217                              .2500
      209,790.94                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8424301                              .2500
      109,902.00                          .0800
            6.5750                         .0000
            6.3250                         .0000
            6.2450                         .0000
            6.0000                         .2450

      8424439                              .2500
      182,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8424497                              .2500
       60,050.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8424917                              .2500
      108,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8424997                              .2500
      179,829.21                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8425705                              .2500
      119,888.86                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8425853                              .2500
      212,334.23                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8425895                              .2500
      231,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8425933                              .2500
      139,705.87                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8426053                              .2500
      412,108.61                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8426055                              .2500
      149,721.42                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8426571                              .2500
      154,300.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8426573                              .2500
       67,950.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8426775                              .2500
      364,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8426781                              .2500
      108,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8426891                              .2500
      150,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8426941                              .2500
       95,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8427033                              .2500
      202,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8427053                              .2500
       70,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8427071                              .2500
       51,955.23                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8427077                              .2500
       66,320.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8427089                              .2500
      255,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8427101                              .2500
      432,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8427109                              .2500
       85,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8427185                              .2500
      157,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8427187                              .2500
      151,449.08                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8427189                              .2500
       96,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8427207                              .2500
       83,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8427211                              .2500
      536,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8427221                              .2500
      104,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8427235                              .2500
      138,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8427247                              .2500
      300,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8427257                              .2500
      145,600.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8427267                              .2500
      400,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8427285                              .2500
       72,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8427313                              .2500
      286,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8427325                              .2500
      156,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8427343                              .2500
      125,400.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8427355                              .2500
      396,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8427359                              .2500
       66,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8427639                              .2500
      549,465.43                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8427713                              .2500
      483,562.46                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8428047                              .2500
      143,096.35                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8428189                              .2500
       58,456.59                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8428303                              .2500
       98,926.53                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8429909                              .2500
      168,477.97                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8430097                              .2500
      159,844.49                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8430299                              .2500
      140,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8430341                              .2500
      148,880.85                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8430411                              .2500
      128,780.61                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8430471                              .2500
      123,750.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8430477                              .2500
      205,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8430505                              .2500
      140,666.40                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8431219                              .2500
      206,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8431331                              .2500
      156,750.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8431337                              .2500
      382,636.59                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8431343                              .2500
      200,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8431527                              .2500
      196,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8431679                              .2500
      279,758.93                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8431681                              .2500
       27,994.36                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8431749                              .2500
      131,483.89                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8431891                              .2500
      175,859.26                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8432135                              .2500
       80,850.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8432141                              .2500
      206,600.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8432145                              .2500
       84,600.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8432149                              .2500
       89,850.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8432151                              .2500
       89,850.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8432259                              .2500
      202,349.72                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8432339                              .2500
      153,866.25                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8432387                              .2500
      155,855.51                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8432479                              .2500
      114,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8432491                              .2500
       83,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8432503                              .2500
      174,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8432511                              .2500
      270,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8432517                              .2500
      300,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8432559                              .2500
       90,900.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8432573                              .2500
      269,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8432597                              .2500
      265,905.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8432611                              .2500
      152,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8432621                              .2500
      150,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8432703                              .2500
       89,808.09                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8432715                              .2500
       66,741.06                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8432729                              .2500
      147,920.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8432747                              .2500
      199,319.65                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8432753                              .2500
      141,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8432765                              .2500
      312,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8432773                              .2500
      200,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8432783                              .2500
      127,920.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8432795                              .2500
       64,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8432801                              .2500
       64,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8432815                              .2500
       86,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8432867                              .2500
      365,136.14                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8432877                              .2500
      120,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8432887                              .2500
       92,300.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8432899                              .2500
      163,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8432903                              .2500
       73,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8432905                              .2500
      115,887.25                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8432909                              .2500
       64,749.45                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8432927                              .2500
      580,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8432977                              .2500
       96,808.06                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8432983                              .2500
       89,015.38                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8432985                              .2500
       55,100.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8433007                              .2500
      158,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8433345                              .2500
      610,807.30                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8433383                              .2500
       90,600.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8433389                              .2500
       55,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8433401                              .2500
      130,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8433459                              .2500
      399,629.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8433469                              .2500
      195,822.82                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8433691                              .2500
      185,428.09                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8433695                              .2500
       60,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8434123                              .2500
      184,828.65                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8434497                              .2500
       76,438.83                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8434951                              .2500
       98,918.85                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8435155                              .2500
      232,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8435271                              .2500
      140,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8435463                              .2500
      119,886.14                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8435619                              .2500
      467,097.49                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8435697                              .2500
       90,100.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8435775                              .2500
      354,646.60                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8435961                              .2500
      212,833.84                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8436045                              .2500
      219,340.77                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8436241                              .2500
      395,720.51                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8436381                              .2500
      155,848.38                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8436411                              .2500
      148,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8436447                              .2500
      133,887.43                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8436455                              .2500
      251,900.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8436461                              .2500
      380,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8436495                              .2500
      214,441.53                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8436507                              .2500
       76,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8436511                              .2500
      106,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8436531                              .2500
      322,700.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8436533                              .2500
      176,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8436539                              .2500
      132,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8436553                              .2500
      119,871.71                          .0300
            5.6250                         .0000
            5.3750                         .0000
            5.3450                         .0000
            5.3450                         .0000

      8436619                              .2500
      528,554.79                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8436623                              .2500
      448,649.33                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8436717                              .2500
      411,627.54                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8436901                              .2500
       59,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8436903                              .2500
       42,400.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8436911                              .2500
      107,730.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8436913                              .2500
      243,200.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8436915                              .2500
       78,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8436919                              .2500
      141,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8436929                              .2500
       96,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8436933                              .2500
      117,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8436935                              .2500
       65,250.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8436941                              .2500
      125,439.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8436951                              .2500
      142,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8436963                              .2500
      543,750.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8436969                              .2500
      117,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8436971                              .2500
      117,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8436973                              .2500
      445,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8437001                              .2500
       75,920.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8437021                              .2500
      153,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8437061                              .2500
      247,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8437081                              .2500
       96,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8437083                              .2500
      392,811.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8437099                              .2500
      232,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8437125                              .2500
       57,750.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8437129                              .2500
      266,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8437141                              .2500
      134,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8437149                              .2500
      272,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8437151                              .2500
      172,900.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8437159                              .2500
       68,152.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8437517                              .2500
      159,855.36                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8437581                              .2500
      238,284.40                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8437667                              .2500
      206,821.78                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8438571                              .2500
      379,630.66                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8438581                              .2500
      177,431.49                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8438631                              .2500
      166,400.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8438639                              .2500
      187,849.66                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8438693                              .2500
       41,325.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8438749                              .2500
       46,463.73                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8438799                              .2500
      293,635.27                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8438837                              .2500
      185,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8438941                              .2500
       20,414.84                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8438969                              .2500
      119,877.65                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8439625                              .2500
      139,764.09                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8439689                              .2500
      139,801.74                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8439797                              .2500
       31,253.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8440023                              .2500
      136,393.52                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8440257                              .2500
       99,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8440401                              .2500
       42,750.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8440415                              .2500
      308,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8440423                              .2500
      197,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8440433                              .2500
       82,850.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8440441                              .2500
      168,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8440461                              .2500
       59,920.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8440465                              .2500
      247,920.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8440477                              .2500
      131,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8440505                              .2500
      430,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8440549                              .2500
       50,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8440553                              .2500
       99,600.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8440695                              .2500
      300,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8440731                              .2500
      210,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8441251                              .2500
       95,606.99                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8441321                              .2500
      449,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8441429                              .2500
      136,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8441451                              .2500
      450,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8441453                              .2500
      189,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8441503                              .2500
      611,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8441763                              .2500
      116,915.32                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8442701                              .2500
      146,600.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8443345                              .2500
      373,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8443349                              .2500
      161,250.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8443361                              .2500
      398,400.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8443401                              .2500
       50,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8443407                              .2500
      500,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8443419                              .2500
       80,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8443431                              .2500
      192,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8443437                              .2500
       64,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8443449                              .2500
      356,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8443483                              .2500
      135,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8443485                              .2500
      440,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8443489                              .2500
      152,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8443515                              .2500
      528,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8443521                              .2500
      234,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8443541                              .2500
      172,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8443547                              .2500
       73,800.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8443549                              .2500
      195,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8443551                              .2500
      181,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8443561                              .2500
      119,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8443573                              .2500
      112,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8443575                              .2500
      388,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8443587                              .2500
      360,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8443599                              .2500
      120,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8443605                              .2500
      208,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8443617                              .2500
      179,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8443821                              .2500
       63,818.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8444557                              .2500
      145,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8444659                              .2500
      136,200.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8444805                              .2500
       60,100.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8444881                              .2500
      112,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8445211                              .2500
      307,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8445213                              .2500
      170,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8445315                              .2500
       75,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8445421                              .2500
       69,938.24                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8445467                              .2500
       54,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8445475                              .2500
      175,844.72                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8445477                              .2500
      111,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8445543                              .2500
      412,117.95                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8445575                              .2500
      420,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8445611                              .2500
      479,555.42                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8445615                              .2500
      175,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8445645                              .2500
      313,866.01                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8445655                              .2500
      163,056.01                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8445693                              .2500
      233,538.69                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8445899                              .2500
      153,607.60                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8446695                              .2500
      300,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8446705                              .2500
       92,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8447451                              .2500
      149,861.08                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8447579                              .2500
      214,691.13                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8447791                              .2500
      299,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8447797                              .2500
       75,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8447821                              .2500
      204,315.13                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8448259                              .2500
      268,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8448273                              .2500
      322,700.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8448445                              .2500
      279,900.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8448471                              .2500
      119,509.52                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8448725                              .2500
      135,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8449187                              .2500
      234,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8449231                              .2500
       81,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8449243                              .2500
       99,650.70                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8449269                              .2500
      265,330.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8449367                              .2500
       86,350.52                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8449421                              .2500
      126,374.07                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8449575                              .2500
      299,329.15                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8449893                              .2500
      254,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8449971                              .2500
       75,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8450003                              .2500
       72,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8450007                              .2500
      118,350.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8450043                              .2500
       98,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8450059                              .2500
       60,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8450087                              .2500
      123,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8450095                              .2500
       95,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8450129                              .2500
      344,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8450173                              .2500
      149,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8450199                              .2500
      265,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8450207                              .2500
       61,750.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8450223                              .2500
      395,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8450231                              .2500
       39,750.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8450303                              .2500
      376,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8450315                              .2500
      408,212.30                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8450321                              .2500
      108,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8450325                              .2500
      336,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8450335                              .2500
      390,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8450337                              .2500
      368,174.88                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8450355                              .2500
      359,632.96                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8450365                              .2500
      355,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8450371                              .2500
      255,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8450397                              .2500
      607,908.58                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8450777                              .2500
       89,600.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8450783                              .2500
       78,700.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8450785                              .2500
       64,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8450831                              .2500
      175,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8450833                              .2500
      180,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8450839                              .2500
      164,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8450851                              .2500
       89,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8450931                              .2500
      207,170.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8450941                              .2500
      182,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8451137                              .2500
      147,200.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8451139                              .2500
      123,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8451145                              .2500
      136,082.74                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8451179                              .2500
      375,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8451181                              .2500
      132,900.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8451375                              .2500
      139,863.93                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8451423                              .2500
      385,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8451431                              .2500
      176,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8451465                              .2500
       92,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8451499                              .2500
      142,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8451535                              .2500
      150,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8451617                              .2500
      132,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8451739                              .2500
      583,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8451759                              .2500
      136,382.47                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8451785                              .2500
      178,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8451813                              .2500
      414,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8451817                              .2500
      194,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8452175                              .2500
       64,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8452573                              .2500
       62,400.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8452653                              .2500
      172,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8452655                              .2500
      145,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8452663                              .2500
      359,200.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8452739                              .2500
       97,100.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8452769                              .2500
       39,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8452771                              .2500
      233,700.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8452781                              .2500
      170,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8452897                              .2500
      400,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8452903                              .2500
      317,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8452907                              .2500
      160,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8452911                              .2500
      559,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8452921                              .2500
      179,200.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8452925                              .2500
      607,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8452927                              .2500
      148,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8452929                              .2500
      397,613.17                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8452935                              .2500
      412,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8452937                              .2500
      126,400.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8452953                              .2500
       80,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8452955                              .2500
      125,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8452959                              .2500
      217,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8452969                              .2500
      379,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8452993                              .2500
       66,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8453003                              .2500
       88,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8453011                              .2500
      192,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8453033                              .2500
      208,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8453059                              .2500
      205,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8453067                              .2500
      330,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8453091                              .2500
      145,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8453099                              .2500
      144,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8453127                              .2500
      151,200.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8453145                              .2500
      256,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8453147                              .2500
      155,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8453155                              .2500
       59,200.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8453157                              .2500
       62,320.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8453159                              .2500
      108,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8453169                              .2500
      120,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8454135                              .2500
      343,665.65                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8454275                              .2500
      184,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8454571                              .2500
      260,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8454611                              .2500
      103,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8454733                              .2500
      144,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8454735                              .2500
      180,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8454743                              .2500
      170,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8454817                              .2500
      151,855.78                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8454869                              .2500
      500,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8454877                              .2500
      148,372.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8454971                              .2500
       78,650.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8454973                              .2500
       86,068.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8455083                              .2500
      399,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8456575                              .2500
       67,100.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8456577                              .2500
      443,000.00                          .0300
            6.0500                         .0000
            5.8000                         .0000
            5.7700                         .0000
            5.7700                         .0000

      8456603                              .2500
       86,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8456621                              .2500
       53,505.01                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8456719                              .2500
       63,953.68                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8456819                              .2500
      138,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8456823                              .2500
      222,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8456847                              .2500
      225,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8456855                              .2500
       71,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8456857                              .2500
      184,852.06                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8456859                              .2500
      255,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8456905                              .2500
       85,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8456915                              .2500
      275,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8456923                              .2500
       91,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8456927                              .2500
      288,750.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8456939                              .2500
      322,700.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8456961                              .2500
      150,400.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8456963                              .2500
      148,300.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8456971                              .2500
      300,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8456973                              .2500
      256,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8457005                              .2500
      300,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8457009                              .2500
      254,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8457011                              .2500
      270,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8457019                              .2500
      637,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8457033                              .2500
      238,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8457041                              .2500
      361,700.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8457053                              .2500
      550,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457055                              .2500
      149,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8457065                              .2500
      300,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8457071                              .2500
      304,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8457135                              .2500
    1,000,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8457177                              .2500
       76,334.22                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8457353                              .2500
      396,242.71                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8457357                              .2500
       99,564.73                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457361                              .2500
      370,935.56                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8457367                              .2500
       95,738.22                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8457369                              .2500
       70,307.76                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457371                              .2500
      189,986.97                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457373                              .2500
      104,713.67                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457377                              .2500
      331,050.01                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8457379                              .2500
      373,874.43                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8457387                              .2500
       52,901.54                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457393                              .2500
      109,308.27                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8457405                              .2500
       89,095.89                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8457407                              .2500
      283,206.65                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457409                              .2500
      199,326.94                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457411                              .2500
      395,794.15                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8457417                              .2500
      106,063.15                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457421                              .2500
       98,129.22                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8457427                              .2500
       64,850.71                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8457429                              .2500
       99,564.73                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457443                              .2500
      226,350.46                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8457445                              .2500
      358,994.36                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457455                              .2500
       70,030.55                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8457457                              .2500
      498,213.61                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8457459                              .2500
      368,915.63                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8457463                              .2500
      399,309.26                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8457465                              .2500
      335,433.80                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8457471                              .2500
      275,432.68                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8457483                              .2500
      275,474.88                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8457507                              .2500
       63,904.70                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8457509                              .2500
      287,477.87                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457519                              .2500
      374,320.14                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457521                              .2500
      105,305.01                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457529                              .2500
      108,711.94                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8457535                              .2500
      193,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8457539                              .2500
      275,487.36                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457551                              .2500
      329,387.07                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8457553                              .2500
       67,691.22                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8457555                              .2500
       80,813.94                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8457561                              .2500
      283,071.44                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457573                              .2500
      199,202.95                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8457611                              .2500
       78,614.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8457613                              .2500
      211,506.42                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457615                              .2500
      299,161.98                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457617                              .2500
       51,922.56                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8457619                              .2500
       51,922.56                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8457621                              .2500
       55,916.60                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8457623                              .2500
      327,486.71                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8457643                              .2500
      104,827.36                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8457645                              .2500
      104,827.36                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8457653                              .2500
       89,644.69                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8457657                              .2500
      198,481.73                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8457659                              .2500
      141,942.18                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8457663                              .2500
       95,759.44                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8457667                              .2500
      363,107.82                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8457673                              .2500
       83,566.15                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8457675                              .2500
      363,481.80                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457679                              .2500
       74,873.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8457681                              .2500
      257,777.89                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457693                              .2500
       65,811.13                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8457705                              .2500
      327,582.35                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8457711                              .2500
      436,956.39                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457717                              .2500
      327,360.77                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8457729                              .2500
       55,716.90                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8457731                              .2500
      179,483.30                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8457733                              .2500
       59,701.66                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8457737                              .2500
       47,924.87                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8457739                              .2500
       51,918.61                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8457743                              .2500
       80,799.63                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8457745                              .2500
       50,284.24                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8457747                              .2500
      232,597.65                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8457751                              .2500
      209,454.51                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8457753                              .2500
       54,916.02                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8457755                              .2500
       93,841.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8457757                              .2500
      347,958.86                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8457761                              .2500
      389,275.64                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457763                              .2500
      207,917.58                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8457767                              .2500
      218,388.24                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457769                              .2500
       32,543.70                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8457771                              .2500
       86,538.96                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457777                              .2500
       55,716.90                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8457779                              .2500
      108,095.36                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8457971                              .2500
      343,724.91                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8458247                              .2500
       49,100.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8458251                              .2500
       70,400.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8458267                              .2500
      143,150.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8458273                              .2500
       52,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8458289                              .2500
      403,660.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8458301                              .2500
      139,900.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8458379                              .2500
      256,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8458751                              .2500
      176,694.36                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8458757                              .2500
       80,818.51                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8458767                              .2500
       51,866.46                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8458779                              .2500
       85,208.67                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8458783                              .2500
       30,324.78                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8458787                              .2500
      259,238.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8458801                              .2500
       67,094.82                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8458807                              .2500
       79,076.05                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8458821                              .2500
       99,800.38                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8458837                              .2500
      104,804.97                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8458843                              .2500
      341,133.08                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8458851                              .2500
      232,303.58                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8458863                              .2500
      178,133.54                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8458873                              .2500
      107,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8458887                              .2500
      350,992.77                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8458889                              .2500
      190,765.20                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8458899                              .2500
       84,856.77                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8458915                              .2500
       82,280.42                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8458939                              .2500
      339,368.51                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8458959                              .2500
      189,957.63                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8458967                              .2500
      104,248.39                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8458971                              .2500
      132,800.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8459001                              .2500
       67,383.45                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459021                              .2500
      358,994.36                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459029                              .2500
      299,452.58                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459033                              .2500
       73,850.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459035                              .2500
      499,157.48                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8459037                              .2500
      105,135.20                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8459047                              .2500
      199,574.19                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459053                              .2500
      116,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459059                              .2500
      419,219.91                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459079                              .2500
      399,274.82                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459085                              .2500
      264,507.80                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459087                              .2500
       73,913.14                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8459093                              .2500
       76,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8459095                              .2500
      348,569.28                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8459097                              .2500
       64,893.13                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459139                              .2500
       60,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8459141                              .2500
      100,157.46                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459145                              .2500
       47,118.01                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459149                              .2500
       50,857.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459155                              .2500
       54,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8459157                              .2500
       34,997.80                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8459161                              .2500
       34,997.80                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459163                              .2500
      112,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459177                              .2500
      116,450.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8459179                              .2500
       26,832.66                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459185                              .2500
      211,421.91                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459189                              .2500
      291,507.95                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459205                              .2500
      235,712.38                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459211                              .2500
      326,471.31                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8459213                              .2500
      105,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8459219                              .2500
       70,619.55                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459259                              .2500
      401,801.27                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459261                              .2500
      195,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459263                              .2500
      176,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8459271                              .2500
       71,755.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459295                              .2500
      578,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8459305                              .2500
      432,174.48                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8459309                              .2500
       42,668.66                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459329                              .2500
      103,806.83                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459337                              .2500
      319,447.41                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459343                              .2500
      302,911.11                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459349                              .2500
       94,500.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8459351                              .2500
       95,694.63                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459355                              .2500
      100,356.72                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459361                              .2500
       68,686.87                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8459365                              .2500
       66,637.50                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459375                              .2500
      380,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8459377                              .2500
      193,830.26                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8459381                              .2500
      164,560.84                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459385                              .2500
      164,560.84                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459389                              .2500
      106,366.13                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459395                              .2500
       38,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459397                              .2500
       66,674.67                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8459401                              .2500
       40,386.87                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459423                              .2500
      309,134.05                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459425                              .2500
      123,920.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8459427                              .2500
      251,296.04                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459437                              .2500
      578,922.75                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459441                              .2500
       56,402.43                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459445                              .2500
      240,142.22                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459449                              .2500
       87,675.61                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8459455                              .2500
      143,487.57                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459467                              .2500
       96,023.40                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8459471                              .2500
      347,671.67                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459479                              .2500
       67,831.79                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459483                              .2500
       71,023.87                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459487                              .2500
      377,915.54                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459491                              .2500
      212,577.01                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459493                              .2500
       67,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8459495                              .2500
      212,577.01                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459499                              .2500
       31,448.02                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8459507                              .2500
       71,634.33                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8459531                              .2500
      287,386.36                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459533                              .2500
      173,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459537                              .2500
      100,525.13                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459541                              .2500
      258,250.03                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459549                              .2500
       39,893.52                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8459557                              .2500
       52,105.36                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459565                              .2500
      339,072.88                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459579                              .2500
      128,373.75                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459589                              .2500
       51,871.36                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459591                              .2500
       43,891.15                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459593                              .2500
       55,053.09                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459595                              .2500
       85,372.17                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459597                              .2500
       55,850.97                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8459599                              .2500
       97,719.57                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459601                              .2500
      159,702.84                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459603                              .2500
      282,228.31                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459609                              .2500
      269,433.93                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459621                              .2500
      105,731.29                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459623                              .2500
       76,391.11                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459625                              .2500
       50,308.61                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459629                              .2500
       55,874.51                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8459631                              .2500
       96,819.83                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459641                              .2500
       75,294.05                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459645                              .2500
      267,251.35                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459647                              .2500
      209,413.38                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459649                              .2500
      323,291.99                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8459651                              .2500
      191,600.16                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459653                              .2500
      299,257.96                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459655                              .2500
       79,818.46                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8459659                              .2500
       48,911.10                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459663                              .2500
      194,413.67                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459667                              .2500
       46,775.17                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459669                              .2500
       43,085.01                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459673                              .2500
       32,333.77                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459691                              .2500
       95,812.90                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8459705                              .2500
      248,636.48                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459709                              .2500
      384,076.42                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8459711                              .2500
      102,158.90                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8459715                              .2500
       97,719.56                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459719                              .2500
       87,540.99                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459721                              .2500
      189,256.25                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459725                              .2500
      196,123.49                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8459729                              .2500
      395,891.01                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459733                              .2500
      643,324.61                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459737                              .2500
       55,213.07                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8459739                              .2500
       70,680.69                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459743                              .2500
       35,836.46                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459745                              .2500
       40,428.33                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459751                              .2500
       52,014.33                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459757                              .2500
      287,233.49                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459759                              .2500
      269,288.91                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459771                              .2500
       84,742.30                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459773                              .2500
      100,999.55                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8459789                              .2500
       73,489.09                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8459795                              .2500
      216,243.82                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459799                              .2500
      255,880.98                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8459803                              .2500
       48,677.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459805                              .2500
      498,669.25                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459809                              .2500
       93,825.41                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459813                              .2500
       80,450.30                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459815                              .2500
       70,369.05                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8459825                              .2500
      195,335.54                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459827                              .2500
      255,817.32                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459845                              .2500
      359,378.34                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8459851                              .2500
       51,550.56                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8459855                              .2500
      399,292.21                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459857                              .2500
      106,152.46                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459859                              .2500
       46,296.03                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459871                              .2500
      146,100.52                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8459877                              .2500
       96,828.37                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8459879                              .2500
       87,840.47                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459881                              .2500
      538,491.56                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459893                              .2500
       84,528.92                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459915                              .2500
      299,494.48                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459919                              .2500
      239,595.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459921                              .2500
      299,494.48                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459925                              .2500
      375,198.75                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8459927                              .2500
       85,308.22                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8459931                              .2500
      399,257.07                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459977                              .2500
      132,077.06                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8459979                              .2500
      402,898.18                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459981                              .2500
      329,078.16                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8459983                              .2500
      262,021.21                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8459999                              .2500
       37,339.03                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8460003                              .2500
      686,548.21                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8460007                              .2500
      378,938.50                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460009                              .2500
      355,093.53                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460011                              .2500
      290,835.79                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460013                              .2500
       67,320.36                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8460015                              .2500
       50,287.07                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8460017                              .2500
       49,853.45                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8460025                              .2500
      318,663.26                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460033                              .2500
      218,970.28                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8460035                              .2500
       87,841.01                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8460037                              .2500
       99,746.52                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460039                              .2500
      307,139.63                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460047                              .2500
      280,333.50                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460051                              .2500
      190,453.45                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460053                              .2500
      144,743.41                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8460057                              .2500
       73,363.48                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460061                              .2500
      359,314.90                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8460065                              .2500
      257,230.09                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8460067                              .2500
       76,813.84                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8460069                              .2500
      100,508.40                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460075                              .2500
      364,855.75                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460079                              .2500
      109,798.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460081                              .2500
      193,860.75                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460085                              .2500
       83,754.46                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8460087                              .2500
      144,445.32                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8460089                              .2500
       95,326.83                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8460101                              .2500
       73,131.63                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8460107                              .2500
      337,520.99                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8460111                              .2500
      460,290.62                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460113                              .2500
       86,800.57                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460119                              .2500
      103,840.82                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8460121                              .2500
       42,140.24                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8460123                              .2500
       58,248.28                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8460133                              .2500
      214,610.21                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460143                              .2500
       67,827.61                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460147                              .2500
       57,502.92                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460149                              .2500
      256,082.66                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460151                              .2500
      109,800.56                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460153                              .2500
      473,593.40                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460157                              .2500
       47,045.59                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460169                              .2500
       79,793.57                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8460171                              .2500
      395,392.41                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460183                              .2500
      198,031.50                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460185                              .2500
      281,212.25                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460189                              .2500
      104,305.90                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460193                              .2500
      288,960.13                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8460201                              .2500
      215,644.85                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8460213                              .2500
      324,176.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460217                              .2500
       40,435.03                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8460221                              .2500
      109,236.53                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460233                              .2500
       67,436.84                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8460235                              .2500
      421,901.27                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8460243                              .2500
       99,793.31                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460245                              .2500
       76,380.28                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8460247                              .2500
      382,662.42                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460303                              .2500
      299,310.95                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8460311                              .2500
       63,873.47                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8460315                              .2500
      378,888.31                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8460321                              .2500
       57,038.62                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8460323                              .2500
      224,204.05                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8460327                              .2500
      267,548.41                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460339                              .2500
       64,091.81                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460343                              .2500
      224,415.56                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8460347                              .2500
       65,844.60                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8460351                              .2500
      235,142.35                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8460357                              .2500
       73,659.58                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460359                              .2500
      504,039.16                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460361                              .2500
      105,959.99                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460371                              .2500
       54,516.65                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8460387                              .2500
       97,150.57                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460389                              .2500
       63,642.56                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8460391                              .2500
      636,344.25                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460393                              .2500
       97,311.15                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8460397                              .2500
       61,838.93                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8460401                              .2500
      319,084.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460411                              .2500
       79,776.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460415                              .2500
      364,369.71                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8460419                              .2500
      259,273.69                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460427                              .2500
      355,052.51                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8460429                              .2500
      352,013.91                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460433                              .2500
       86,960.17                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8460437                              .2500
      264,360.45                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8460445                              .2500
      452,700.92                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460453                              .2500
       95,139.76                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8460457                              .2500
       77,929.32                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8460465                              .2500
      338,724.53                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460473                              .2500
       70,193.66                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8460475                              .2500
       89,433.58                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460477                              .2500
       33,212.12                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8460481                              .2500
      309,112.95                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8460487                              .2500
      106,302.18                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460489                              .2500
      249,218.97                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8460495                              .2500
      338,718.11                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460497                              .2500
      284,203.88                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8460531                              .2500
      235,786.65                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8460995                              .2500
      322,700.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8461163                              .2500
       69,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8461217                              .2500
      137,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8461229                              .2500
       92,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8461231                              .2500
      272,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8461305                              .2500
      102,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8461451                              .2500
      178,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8461471                              .2500
       75,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8461499                              .2500
      120,800.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8461541                              .2500
      120,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8461561                              .2500
      226,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8461819                              .2500
       81,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8461949                              .2500
      189,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8461961                              .2500
      129,474.04                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8462025                              .2500
      206,058.97                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8462033                              .2500
      320,695.42                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8462039                              .2500
       75,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8462047                              .2500
      234,802.57                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8462055                              .2500
      199,810.24                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8462065                              .2500
      131,874.75                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8462073                              .2500
       57,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8462101                              .2500
      310,711.95                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8462109                              .2500
      208,297.35                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8462127                              .2500
      252,282.60                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8462161                              .2500
      109,895.63                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8462177                              .2500
      335,196.70                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8462273                              .2500
      368,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8462375                              .2500
      180,750.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8464297                              .2500
       68,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8464315                              .2500
      231,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8464327                              .2500
      143,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8464345                              .2500
      118,100.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8464589                              .2500
      154,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8464603                              .2500
      177,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8464605                              .2500
      384,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8464627                              .2500
       58,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8464637                              .2500
      335,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8464655                              .2500
       71,250.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8464663                              .2500
      127,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8464699                              .2500
      288,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8464705                              .2500
      295,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8464709                              .2500
      650,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8464733                              .2500
      238,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8464735                              .2500
       86,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8464739                              .2500
      165,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8464741                              .2500
      260,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8464777                              .2500
       95,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8464807                              .2500
       68,800.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8465243                              .2500
       48,710.04                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8465249                              .2500
      376,800.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8465251                              .2500
      109,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8465341                              .2500
      100,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8465343                              .2500
      280,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8465451                              .2500
      121,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8465521                              .2500
       83,348.61                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8465541                              .2500
      164,831.77                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8465553                              .2500
      217,782.98                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8465575                              .2500
      322,393.81                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8465601                              .2500
      207,829.50                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8465623                              .2500
       56,947.20                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8465771                              .2500
      216,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8465833                              .2500
      384,668.53                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8465841                              .2500
      204,800.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8465863                              .2500
      100,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8465933                              .2500
      151,050.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8465957                              .2500
      350,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8466013                              .2500
       91,750.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8466027                              .2500
      106,101.64                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8466037                              .2500
      304,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8466051                              .2500
      108,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8466179                              .2500
      195,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8466833                              .2500
       85,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8466867                              .2500
      290,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8466869                              .2500
       65,900.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8467025                              .2500
       97,100.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8467027                              .2500
      110,200.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8467029                              .2500
      103,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8467035                              .2500
      276,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8467057                              .2500
       63,190.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8467085                              .2500
      124,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8467089                              .2500
       84,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8467103                              .2500
       94,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8467111                              .2500
       84,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8467115                              .2500
       47,183.09                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8467123                              .2500
      315,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8467141                              .2500
       72,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8467143                              .2500
      307,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8467195                              .2500
      294,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8467197                              .2500
       66,800.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8467201                              .2500
       52,000.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450
1



      8467203                              .2500
       73,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8467207                              .2500
       69,300.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8467211                              .2500
       82,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8467249                              .2500
       99,900.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8467253                              .2500
      320,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8467263                              .2500
      370,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8467269                              .2500
       88,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8467279                              .2500
      195,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8467317                              .2500
      161,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8467333                              .2500
      545,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8467341                              .2500
      104,800.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8467347                              .2500
      129,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8467355                              .2500
      104,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8467373                              .2500
      308,550.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8467383                              .2500
      392,400.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8467387                              .2500
      650,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8467399                              .2500
      556,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8467407                              .2500
       45,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8467429                              .2500
      432,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8467433                              .2500
       72,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8467441                              .2500
      100,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8467627                              .2500
      400,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8467761                              .2500
       83,920.30                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8467773                              .2500
      117,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8467813                              .2500
      140,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8467851                              .2500
      256,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8467865                              .2500
      141,600.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8472455                              .2500
      520,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8472659                              .2500
      146,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8472671                              .2500
      126,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8472679                              .2500
       80,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8472685                              .2500
       68,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8472699                              .2500
      307,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8472897                              .2500
      400,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8472931                              .2500
      199,847.82                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8472937                              .2500
      211,200.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8472979                              .2500
      221,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8473015                              .2500
       77,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8473035                              .2500
      223,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8473179                              .2500
      181,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8473243                              .2500
      228,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8473249                              .2500
      220,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8473297                              .2500
      205,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8473329                              .2500
      130,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8473359                              .2500
      125,360.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8473363                              .2500
      148,100.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8473371                              .2500
      200,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8473387                              .2500
      306,750.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8473393                              .2500
      398,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8473443                              .2500
      310,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8473541                              .2500
       74,635.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8473565                              .2500
       74,250.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8473785                              .2500
      216,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8473821                              .2500
      715,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8473855                              .2500
       82,300.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8473901                              .2500
      108,810.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8473903                              .2500
      396,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8473913                              .2500
      220,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8474033                              .2500
       97,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8474045                              .2500
       60,740.90                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8474055                              .2500
      202,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8474059                              .2500
       59,600.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8474061                              .2500
      216,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8474145                              .2500
      272,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8474189                              .2500
      393,750.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8474251                              .2500
      280,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8474281                              .2500
      297,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8474351                              .2500
      372,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8474407                              .2500
       43,073.72                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8474409                              .2500
      324,698.98                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8474431                              .2500
      249,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8474433                              .2500
      561,991.49                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8474441                              .2500
      181,647.26                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8474443                              .2500
       34,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8474445                              .2500
       39,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8474493                              .2500
      296,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8475053                              .2500
       60,200.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8475079                              .2500
      191,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8475101                              .2500
      136,900.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8475127                              .2500
      114,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8475135                              .2500
      124,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8475137                              .2500
      121,300.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8475139                              .2500
      237,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8475165                              .2500
      110,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8475217                              .2500
       62,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8475223                              .2500
       59,957.65                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8475249                              .2500
       87,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8475251                              .2500
       81,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8475277                              .2500
       69,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8475301                              .2500
      220,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8475351                              .2500
       59,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8475369                              .2500
       96,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8475383                              .2500
      239,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8475393                              .2500
      105,925.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8475429                              .2500
      130,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8475431                              .2500
       87,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8475439                              .2500
      116,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8475441                              .2500
      293,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8475455                              .2500
      204,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8475457                              .2500
      108,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8475461                              .2500
      540,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8475481                              .2500
       96,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8475491                              .2500
       85,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8475493                              .2500
      192,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8476049                              .2500
      252,450.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8476165                              .2500
      255,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8476225                              .2500
       93,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8476279                              .2500
      104,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8476373                              .2500
      400,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8476393                              .2500
      133,700.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8476461                              .2500
      218,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8476653                              .2500
      392,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8476659                              .2500
      178,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8476695                              .2500
      388,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8476937                              .2500
      380,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8476945                              .2500
      270,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8477069                              .2500
      151,429.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8477103                              .2500
      405,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8477135                              .2500
      234,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8477637                              .2500
      420,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8477649                              .2500
      545,975.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8477711                              .2500
      400,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8477715                              .2500
      128,625.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8477721                              .2500
      313,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8477725                              .2500
      280,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8477727                              .2500
       60,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8477733                              .2500
      137,600.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8477739                              .2500
       67,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8477749                              .2500
      267,200.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8477757                              .2500
      198,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8477785                              .2500
      379,600.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8477831                              .2500
      376,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8477833                              .2500
      225,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8477835                              .2500
      181,500.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8477851                              .2500
      104,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8477871                              .2500
      103,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8477881                              .2500
      322,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8477883                              .2500
      322,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8477897                              .2500
       96,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8477919                              .2500
      103,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8477933                              .2500
      196,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8477951                              .2500
      111,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8477955                              .2500
       68,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8478011                              .2500
      375,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8478469                              .2500
      285,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8478571                              .2500
      243,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8478631                              .2500
       77,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8478643                              .2500
       50,361.65                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8478895                              .2500
       69,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8479971                              .2500
      440,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8480657                              .2500
      312,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8480773                              .2500
      139,300.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8480913                              .2500
       70,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8480931                              .2500
      320,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8480983                              .2500
      240,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8481175                              .2500
      351,475.89                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8481567                              .2500
       94,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8481833                              .2500
      114,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8481903                              .2500
      182,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8481981                              .2500
      242,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8482041                              .2500
      237,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8482081                              .2500
      102,150.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8482423                              .2500
      251,700.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8482605                              .2500
      359,674.56                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8482939                              .2500
      201,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8483477                              .2500
       75,300.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8483481                              .2500
       71,750.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8483483                              .2500
       65,650.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8483703                              .2500
      244,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8483711                              .2500
      448,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8483731                              .2500
      116,400.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8483749                              .2500
      478,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8483767                              .2500
      350,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8483777                              .2500
       53,950.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8483779                              .2500
      264,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8483833                              .2500
       95,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8483835                              .2500
      108,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8483837                              .2500
       80,950.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8483843                              .2500
      114,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8483859                              .2500
      304,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8483865                              .2500
      108,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8483871                              .2500
      617,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8483901                              .2500
       62,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8483959                              .2500
       51,471.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8483973                              .2500
       41,250.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8483975                              .2500
       56,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8483977                              .2500
      229,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8483995                              .2500
       95,437.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8484013                              .2500
      195,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8484027                              .2500
      372,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8484063                              .2500
       52,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8484067                              .2500
      341,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8484069                              .2500
       68,100.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8484071                              .2500
      110,250.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8484079                              .2500
      247,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8484117                              .2500
       54,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8484125                              .2500
       68,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8484149                              .2500
      348,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8484155                              .2500
      208,800.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8484157                              .2500
      105,750.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8484171                              .2500
      382,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8484215                              .2500
      399,973.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8484217                              .2500
      367,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8484229                              .2500
       45,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8484241                              .2500
      113,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8484597                              .2500
      325,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8484887                              .2500
      400,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8484935                              .2500
      291,716.20                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8485153                              .2500
      450,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8485259                              .2500
      418,850.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8485389                              .2500
      318,750.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8485703                              .2500
      277,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8485839                              .2500
       73,275.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8485855                              .2500
      225,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8486003                              .2500
       65,484.74                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8486005                              .2500
       79,181.77                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8486139                              .2500
      532,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8486297                              .2500
      192,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8486299                              .2500
      148,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8486305                              .2500
      107,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8486325                              .2500
      122,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8486579                              .2500
      242,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8486777                              .2500
       61,100.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8487131                              .2500
      101,700.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8487345                              .2500
      106,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8487347                              .2500
      364,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8487357                              .2500
       68,850.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8487367                              .2500
      124,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8487369                              .2500
      214,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8487377                              .2500
       75,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8487397                              .2500
      358,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8487413                              .2500
      110,200.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8487421                              .2500
      260,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8487425                              .2500
      384,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8487441                              .2500
      145,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8487459                              .2500
       55,080.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8487463                              .2500
      293,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8487473                              .2500
      117,900.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8487491                              .2500
      372,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8487503                              .2500
      125,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8487507                              .2500
       77,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8487551                              .2500
       52,700.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8487555                              .2500
      322,700.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8487561                              .2500
       66,750.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8487577                              .2500
      262,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8487611                              .2500
       70,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8487621                              .2500
      183,850.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8487627                              .2500
      158,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8487633                              .2500
       62,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8487643                              .2500
      124,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8487659                              .2500
       79,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8487661                              .2500
      211,200.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8487669                              .2500
       42,300.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8488697                              .2500
      250,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8489175                              .2500
      121,210.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8489227                              .2500
       74,250.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8489231                              .2500
      147,900.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8489265                              .2500
       56,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8489369                              .2500
       92,350.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8489433                              .2500
      272,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8489495                              .2500
       65,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8489515                              .2500
      122,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8489585                              .2500
      108,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8489739                              .2500
      288,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8489775                              .2500
       66,850.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8490413                              .2500
       88,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8490453                              .2500
      615,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8490469                              .2500
      645,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8490493                              .2500
      514,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8490503                              .2500
      126,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8490525                              .2500
      320,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8490533                              .2500
       81,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8490545                              .2500
       91,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8490549                              .2500
      429,100.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8490551                              .2500
      388,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8490563                              .2500
       63,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8490573                              .2500
       67,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8490581                              .2500
       93,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8490583                              .2500
      166,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8490585                              .2500
       99,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8490595                              .2500
       75,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8490597                              .2500
      149,300.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8490603                              .2500
       57,450.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8490611                              .2500
      120,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8490613                              .2500
      367,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8490621                              .2500
      333,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8490651                              .2500
      109,900.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8490653                              .2500
      194,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8491135                              .2500
      427,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491173                              .2500
      200,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8491359                              .2500
       61,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8491455                              .2500
      148,284.34                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8491457                              .2500
       91,844.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8491461                              .2500
       61,941.17                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8491469                              .2500
       71,078.29                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8491473                              .2500
      214,628.73                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8491477                              .2500
      214,628.73                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8491481                              .2500
       78,866.86                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8491485                              .2500
      698,761.39                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8491489                              .2500
      283,761.40                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8491493                              .2500
      328,054.17                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8491497                              .2500
       70,079.43                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8491501                              .2500
      598,885.61                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491505                              .2500
      122,540.66                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8491509                              .2500
       86,131.41                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491513                              .2500
      351,330.26                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8491517                              .2500
      251,505.79                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8491521                              .2500
       67,901.25                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8491523                              .2500
       58,401.41                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8491525                              .2500
      108,416.99                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8491527                              .2500
      115,307.17                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8491529                              .2500
      107,813.50                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8491531                              .2500
      203,219.65                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8491533                              .2500
      349,334.07                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8491539                              .2500
      399,238.95                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8491541                              .2500
      347,385.40                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8491543                              .2500
      371,687.47                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8491547                              .2500
      253,274.12                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8491549                              .2500
       97,214.01                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8491551                              .2500
      308,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8491553                              .2500
      171,369.50                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8491555                              .2500
      178,364.17                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8491559                              .2500
      178,364.17                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8491561                              .2500
      171,369.50                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8491563                              .2500
      399,274.82                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8491565                              .2500
      438,434.17                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491567                              .2500
      114,102.62                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8491569                              .2500
       70,894.27                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8491571                              .2500
      189,481.92                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8491575                              .2500
      134,798.99                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8491577                              .2500
      399,257.07                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491579                              .2500
       48,675.57                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8491581                              .2500
      139,580.45                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8491583                              .2500
       99,959.55                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8491585                              .2500
      344,327.65                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8491587                              .2500
       84,015.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8491589                              .2500
       96,843.86                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8491591                              .2500
      258,670.27                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8491593                              .2500
      293,874.74                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8491595                              .2500
       48,437.22                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8491597                              .2500
       48,437.22                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8491599                              .2500
       48,437.22                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8491601                              .2500
       48,437.22                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8491603                              .2500
      108,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8491605                              .2500
      244,694.67                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491607                              .2500
       90,124.01                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8491609                              .2500
      419,620.31                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8491611                              .2500
       47,055.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8491613                              .2500
      262,756.49                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8491619                              .2500
      107,014.88                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8491621                              .2500
      367,379.89                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8491629                              .2500
      454,175.12                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8491631                              .2500
      349,529.24                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8491633                              .2500
      137,881.18                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8491635                              .2500
      294,496.22                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8491637                              .2500
      352,904.32                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8491639                              .2500
      112,700.46                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8491641                              .2500
       70,680.69                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8491643                              .2500
      419,219.91                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491645                              .2500
      359,726.06                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8491647                              .2500
      499,025.56                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8491649                              .2500
      334,558.62                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8491653                              .2500
      175,204.27                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8491655                              .2500
      293,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8491657                              .2500
      105,408.54                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8491659                              .2500
      339,685.09                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491661                              .2500
      347,399.05                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8491663                              .2500
      198,830.02                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8491665                              .2500
      330,075.39                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491667                              .2500
      134,730.53                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8491669                              .2500
      647,593.45                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8491671                              .2500
      110,068.72                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8491673                              .2500
       51,922.56                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8491675                              .2500
      106,303.81                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8491681                              .2500
      187,583.71                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8491685                              .2500
       56,627.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8491687                              .2500
      379,276.11                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8491691                              .2500
      522,096.88                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8491693                              .2500
      378,809.88                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8491697                              .2500
      159,056.82                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8491699                              .2500
      499,547.98                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8491701                              .2500
      363,323.93                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491703                              .2500
      330,428.43                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8491705                              .2500
       63,907.06                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8491707                              .2500
       63,907.06                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8491709                              .2500
       63,907.06                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8491713                              .2500
      114,786.39                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491717                              .2500
      333,719.58                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8491719                              .2500
       58,301.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8491721                              .2500
      839,202.97                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8491725                              .2500
      352,328.36                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8491729                              .2500
      182,595.66                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8491733                              .2500
      134,388.46                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491737                              .2500
      158,904.30                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491741                              .2500
      358,905.30                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8491745                              .2500
      169,786.36                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8491751                              .2500
      338,184.88                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8491755                              .2500
      181,304.27                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8491759                              .2500
      151,717.67                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491765                              .2500
      334,392.66                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8491769                              .2500
      454,194.90                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8491773                              .2500
      349,334.07                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8491777                              .2500
      166,245.82                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8491781                              .2500
      251,180.67                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8491787                              .2500
      237,137.44                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8491791                              .2500
      331,368.32                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8491797                              .2500
       58,313.03                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8491801                              .2500
      386,281.21                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8491809                              .2500
       78,812.46                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8491813                              .2500
      367,947.78                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8491823                              .2500
      363,156.27                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8491827                              .2500
      152,311.28                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8491831                              .2500
      467,576.92                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8491835                              .2500
      403,005.07                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8491839                              .2500
      331,412.54                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8491843                              .2500
      334,934.03                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8491847                              .2500
       47,852.78                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8491855                              .2500
      525,113.65                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8491859                              .2500
      338,967.44                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491867                              .2500
       51,918.61                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8491871                              .2500
       35,694.05                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8491877                              .2500
      327,273.21                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491883                              .2500
      345,357.37                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491893                              .2500
      368,979.51                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8491899                              .2500
      142,068.20                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491907                              .2500
       63,943.53                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8491913                              .2500
      323,480.26                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8491925                              .2500
      376,848.87                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491931                              .2500
      384,660.32                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8491935                              .2500
      388,319.71                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8491937                              .2500
       83,700.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8491941                              .2500
      339,882.69                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8491945                              .2500
      399,325.97                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8491949                              .2500
      359,218.45                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8491953                              .2500
       95,783.58                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8491957                              .2500
      399,274.82                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8491961                              .2500
      390,651.25                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8491965                              .2500
      297,399.41                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8491971                              .2500
      238,808.87                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8491975                              .2500
      227,587.90                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8491979                              .2500
      311,499.50                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8491983                              .2500
      212,527.34                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8491995                              .2500
      134,788.74                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8491999                              .2500
      224,647.89                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8492003                              .2500
      349,683.59                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8492007                              .2500
       56,617.66                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8492013                              .2500
      359,562.50                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8492017                              .2500
      119,498.29                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8492021                              .2500
      225,459.74                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8492033                              .2500
      558,484.74                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8492037                              .2500
      479,108.48                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8492041                              .2500
       59,105.02                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8492043                              .2500
      399,209.44                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8492047                              .2500
      700,205.87                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8492051                              .2500
      175,680.92                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8492055                              .2500
      481,900.63                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8492065                              .2500
      370,960.31                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8492069                              .2500
      180,654.78                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8492079                              .2500
      342,774.71                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8492085                              .2500
      484,099.20                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8492089                              .2500
       54,735.49                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8492093                              .2500
      329,679.26                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8492095                              .2500
      331,505.66                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8492099                              .2500
       49,110.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8492103                              .2500
      613,885.05                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8492117                              .2500
      415,224.29                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8492123                              .2500
      296,774.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8492129                              .2500
      403,277.28                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8492131                              .2500
      107,779.22                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8492135                              .2500
      443,450.26                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8492141                              .2500
      254,559.66                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8492171                              .2500
      238,299.63                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8492177                              .2500
      111,912.63                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8492183                              .2500
      359,591.66                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8492185                              .2500
       49,318.55                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8492191                              .2500
      167,740.69                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8492197                              .2500
      133,567.83                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8492203                              .2500
       95,928.75                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8492207                              .2500
      338,878.15                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8492211                              .2500
      211,500.83                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8492215                              .2500
      266,126.82                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8492231                              .2500
      166,250.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8492251                              .2500
      360,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8492471                              .2500
      114,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8492739                              .2500
      167,448.48                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8492753                              .2500
      115,200.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8492815                              .2500
      212,200.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8492891                              .2500
      385,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8492983                              .2500
       95,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8493103                              .2500
      366,750.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8493113                              .2500
      130,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8493115                              .2500
      185,250.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8493149                              .2500
      513,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8494965                              .2500
      161,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8495341                              .2500
      158,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8495375                              .2500
      131,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8495499                              .2500
      232,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8495585                              .2500
      300,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8495639                              .2500
      184,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8495663                              .2500
      121,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8495669                              .2500
       65,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8495677                              .2500
       60,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8495751                              .2500
      640,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8495777                              .2500
      186,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8495813                              .2500
      187,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8495823                              .2500
      196,800.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8496319                              .2500
       93,600.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8496601                              .2500
      243,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8497811                              .2500
      264,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8498061                              .2500
      304,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8498291                              .2500
       52,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8498353                              .2500
      142,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8498431                              .2500
      267,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8499003                              .2500
       75,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8499131                              .2500
      104,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8499367                              .2500
      207,204.38                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8499745                              .2500
      213,750.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8499747                              .2500
      130,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8499813                              .2500
       89,600.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8499907                              .2500
      246,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8500007                              .2500
       84,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8500081                              .2500
      340,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8500171                              .2500
       45,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8500289                              .2500
      144,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8501187                              .2500
      264,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8502075                              .2500
      356,250.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8502087                              .2500
      361,800.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8502089                              .2500
      150,400.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8502121                              .2500
      219,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8502143                              .2500
      108,800.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8502179                              .2500
      364,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8502191                              .2500
      304,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8502199                              .2500
      385,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8502201                              .2500
      200,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8502493                              .2500
      346,750.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8502501                              .2500
      364,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8502533                              .2500
      225,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8502553                              .2500
       35,900.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8502697                              .2500
       43,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8502779                              .2500
       82,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8502791                              .2500
       82,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8502839                              .2500
       51,300.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8502963                              .2500
      300,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8502975                              .2500
      189,420.10                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8502981                              .2500
       91,788.98                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8502987                              .2500
      649,348.02                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8503007                              .2500
      299,701.35                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8503039                              .2500
       98,404.26                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8503043                              .2500
       96,630.42                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8503169                              .2500
      226,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8503249                              .2500
       96,750.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8503387                              .2500
      180,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8503519                              .2500
      134,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8503701                              .2500
      100,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8503721                              .2500
      130,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8503783                              .2500
      155,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8503797                              .2500
       41,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8503889                              .2500
       63,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8504345                              .2500
      200,250.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8504407                              .2500
      400,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8504693                              .2500
      230,250.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8504909                              .2500
      107,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8505015                              .2500
      164,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8505369                              .2500
      344,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8505481                              .2500
      182,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8507029                              .2500
      564,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8507077                              .2500
      204,500.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8507079                              .2500
      210,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8507087                              .2500
      417,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8507089                              .2500
       94,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8507095                              .2500
       86,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8507145                              .2500
      113,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8507161                              .2500
       99,600.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8507175                              .2500
      497,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8507211                              .2500
      360,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8507289                              .2500
      103,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8507343                              .2500
       68,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8507439                              .2500
       68,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8508147                              .2500
      448,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8508183                              .2500
      228,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8508243                              .2500
       94,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8508385                              .2500
      199,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8508541                              .2500
      349,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8508653                              .2500
      220,400.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8508737                              .2500
      360,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8508833                              .2500
       85,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8508907                              .2500
      218,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8509223                              .2500
      130,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8509605                              .2500
      295,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8510431                              .2500
      400,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8510613                              .2500
      398,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8511691                              .2500
      131,200.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8512065                              .2500
      215,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8512137                              .2500
       93,600.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8514383                              .2500
      214,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8514495                              .2500
      169,442.92                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8514593                              .2500
       80,027.59                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8516345                              .2500
      127,100.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8516349                              .2500
      108,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8516357                              .2500
      195,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8516361                              .2500
       73,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8516379                              .2500
      120,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8516473                              .2500
      169,600.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8516567                              .2500
      172,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8516929                              .2500
      230,400.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8517057                              .2500
      452,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8517255                              .2500
      111,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8517417                              .2500
      224,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8517419                              .2500
       93,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8517429                              .2500
      142,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8517531                              .2500
      100,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8517627                              .2500
      176,772.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8519421                              .2500
      296,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8519705                              .2500
      649,343.28                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8519719                              .2500
      332,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8519941                              .2500
       69,300.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8520125                              .2500
      450,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8520217                              .2500
      172,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8520249                              .2500
      171,100.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8520391                              .2500
      212,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8520761                              .2500
      264,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8520987                              .2500
      163,400.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8521045                              .2500
      159,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8521187                              .2500
      537,300.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8521199                              .2500
       52,825.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8521837                              .2500
      476,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8522013                              .2500
      148,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8522015                              .2500
      314,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8522027                              .2500
      243,750.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8522035                              .2500
      162,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8522037                              .2500
      301,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8522039                              .2500
      213,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8522041                              .2500
       83,920.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8522043                              .2500
      108,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8523159                              .2500
       88,300.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8523165                              .2500
      105,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8523167                              .2500
      297,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8523171                              .2500
      103,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8523173                              .2500
      307,200.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8523177                              .2500
       79,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8523179                              .2500
      200,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8523181                              .2500
      153,700.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8523183                              .2500
      213,800.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8523187                              .2500
      127,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8523189                              .2500
      138,900.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8523191                              .2500
      241,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8523195                              .2500
      252,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8523197                              .2500
      118,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8523199                              .2500
      246,700.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8523203                              .2500
      244,875.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8523205                              .2500
      230,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8523233                              .2500
      321,250.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8523239                              .2500
      320,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8523241                              .2500
      111,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8523243                              .2500
      238,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8523245                              .2500
      114,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8523247                              .2500
      128,240.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8523251                              .2500
      136,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8523253                              .2500
      142,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8523255                              .2500
      450,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8523257                              .2500
      219,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8523259                              .2500
      170,850.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8523261                              .2500
      150,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8523263                              .2500
      137,450.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8523265                              .2500
      493,550.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8523269                              .2500
       61,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8523271                              .2500
       49,050.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8523273                              .2500
      160,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8523275                              .2500
      264,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8523301                              .2500
      131,250.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8523305                              .2500
      135,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8523307                              .2500
      188,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8523469                              .2500
       41,250.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8523559                              .2500
      160,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8523741                              .2500
      100,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8523743                              .2500
      250,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8523745                              .2500
      297,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8523747                              .2500
      243,750.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8523749                              .2500
      250,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8523753                              .2500
      228,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8523755                              .2500
      151,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8523757                              .2500
      252,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8523759                              .2500
      278,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8523769                              .2500
       96,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8523771                              .2500
      604,875.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8523773                              .2500
      380,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8523775                              .2500
      498,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8523777                              .2500
       41,230.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8523779                              .2500
      150,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8523783                              .2500
      229,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8523785                              .2500
      112,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8523793                              .2500
      322,700.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8523897                              .2500
      320,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8524179                              .2500
      185,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8524309                              .2500
      110,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8524917                              .2500
      130,150.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8531571                              .2500
      146,500.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

  TOTAL NUMBER OF LOANS:     2335
  TOTAL BALANCE........:        451,785,853.70


  RUN ON     : 03/24/03            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 12.22.32            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RALI 2003-QS4        FIXED SUMMARY REPORT      CUTOFF : 03/01/03
  POOL       : 0004667
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  ----------------------------------------------------------------------------
  CURR NOTE RATE                        6.4887            5.6250      9.6250
  RFC NET RATE                          6.2387            5.3750      9.3750
  NET MTG RATE(INVSTR RATE)             6.1774            5.3450      9.2950
  POST STRIP RATE                       5.9419            5.3450      6.0000
  SUB SERV FEE                           .2500             .2500       .2500
  MSTR SERV FEE                          .0612             .0300        .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .2355             .0000      3.2950







  TOTAL NUMBER OF LOANS:  2335
  TOTAL BALANCE........:     451,785,853.70


                             ***************************
                             *      END OF REPORT      *
                             ***************************
  RUN ON     : 03/24/03           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 12.22.32          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RALI 2003-QS4                                  CUTOFF : 03/01/03
  POOL       : 0004667
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ORIG RATE                                      ORIGINAL P+I     LTV
  CURR NET                                       CURRENT P+I
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    1987236          225/447             F           34,650.00         ZZ
                                         360         33,765.35          3
                                       9.625            294.53         90
                                       9.375            294.53
    ALIQUIPPA        PA   15001          1            05/09/00         11
    3843856                              05           07/01/00         25
    7183536                              O            06/01/30
    0


    4743322          700/G02             F           84,000.00         ZZ
                                         360         82,676.32          1
                                       7.500            587.34         80
                                       7.250            587.34
    HEMET            CA   92545          5            05/16/01         00
    0432896587                           03           07/01/01          0
    00258891                             O            06/01/31
    0


    5129114          U59/G02             F           50,000.00         ZZ
                                         360         47,370.06          1
                                       8.750            393.36         55
                                       8.500            393.36
    CHICAGO          IL   60657          5            07/24/01         00
    0433047537                           06           08/25/01          0
    800870552                            N            07/25/31
    0


    7889055          E82/G02             F          283,500.00         ZZ
                                         360        281,803.87          1
                                       6.875          1,862.39         90
                                       6.625          1,862.39
    PISMO BEACH      CA   93449          2            07/26/02         04
    0400654620                           05           09/01/02         25
1


    0400654620                           O            08/01/32
    0


    7939845          E22/G02             F          216,000.00         ZZ
                                         360        215,115.79          4
                                       8.000          1,584.93         90
                                       7.750          1,584.93
    CHICAGO          IL   60617          1            08/12/02         11
    0414347674                           05           10/01/02         25
    0414347674                           N            09/01/32
    0


    7976539          696/G02             F          259,200.00         ZZ
                                         360        257,874.59          1
                                       6.875          1,702.76         80
                                       6.625          1,702.76
    STERLING         VA   20165          2            08/07/02         00
    0434466058                           09           10/01/02          0
    25002112                             O            09/01/32
    0


    8004219          S27/G02             F          279,400.00         ZZ
                                         360        277,971.28          1
                                       6.875          1,835.46         62
                                       6.625          1,835.46
    CHICAGO          IL   60625          5            08/23/02         00
    0434644233                           05           10/01/02          0
    1830001834                           O            09/01/32
    0


    8004897          196/G02             F          328,000.00         ZZ
                                         360        326,196.59          1
                                       6.500          2,073.19         80
                                       6.250          2,073.19
    LA MIRADA        CA   90638          2            08/19/02         00
    0434538781                           03           10/01/02          0
    1562098                              O            09/01/32
    0


    8032441          696/G02             F          482,300.00         ZZ
                                         360        480,096.24          1
                                       6.500          3,048.46         75
                                       6.250          3,048.46
    LOVETTSVILLE     VA   20180          5            09/06/02         00
    0434585089                           05           11/01/02          0
    24002115                             O            10/01/32
    0


1


    8041931          U05/G02             F          217,800.00         ZZ
                                         360        216,625.49          1
                                       7.250          1,485.78         99
                                       7.000          1,485.78
    MARIETTA         GA   30062          2            08/20/02         10
    0434590543                           05           10/01/02         35
    3256817                              O            09/01/32
    0


    8043415          601/G02             F          293,520.00         ZZ
                                         360        292,019.08          1
                                       6.875          1,928.22         80
                                       6.625          1,928.22
    CHICAGO          IL   60611          1            08/05/02         00
    0434598736                           06           10/01/02          0
    61606224                             O            09/01/32
    0


    8067237          U05/G02             F          129,600.00         ZZ
                                         360        129,049.33          1
                                       6.875            851.38         90
                                       6.625            851.38
    ELK GROVE        CA   95624          1            09/19/02         10
    0435438379                           07           11/01/02         25
    3258464                              N            10/01/32
    0


    8077195          642/G02             F          360,000.00         ZZ
                                         360        358,306.79          1
                                       6.375          2,245.93         80
                                       6.125          2,245.93
    SAN DIEGO        CA   92122          5            09/25/02         00
    0434677217                           05           11/01/02          0
    09197002                             O            10/01/32
    0


    8078791          E22/G02             F           69,300.00         ZZ
                                         360         69,039.59          1
                                       7.500            484.56         90
                                       7.250            484.56
    GREENVILLE       SC   29605          1            10/02/02         04
    0415089531                           05           11/01/02         25
    0415089531                           N            10/01/32
    0


    8079171          W99/G02             F          126,540.00         ZZ
                                         360        126,040.42          1
                                       7.250            863.23         74
                                       7.000            863.23
1


    DILLON           SC   29536          5            10/01/02         00
    0434777553                           05           11/01/02          0
    213014002                            N            10/01/32
    0


    8094099          E22/G02             F          210,000.00         ZZ
                                         360        209,252.74          1
                                       6.625          1,344.65         70
                                       6.375          1,344.65
    ALGONQUIN        IL   60102          5            10/03/02         00
    0415029172                           05           12/01/02          0
    0415029172                           O            11/01/32
    0


    8096313          E47/G02             F          247,050.00         ZZ
                                         360        245,584.54          1
                                       6.375          1,541.27         75
                                       6.125          1,541.27
    TRACY            CA   95377          1            09/18/02         00
    0434887618                           05           11/01/02          0
    7359520025                           O            10/01/32
    0


    8107783          624/G02             F          300,700.00         ZZ
                                         360        299,217.83          1
                                       6.375          1,875.98         79
                                       6.125          1,875.98
    SANTA ANA        CA   92704          1            09/26/02         00
    0434727178                           05           11/01/02          0
    1000011529                           O            10/01/32
    0


    8118281          737/G02             F           35,200.00         ZZ
                                         360         35,019.36          1
                                       7.750            252.18         80
                                       7.500            252.18
    PHOENIX          AZ   85033          1            09/25/02         00
    0434783940                           09           11/01/02          0
    2086657                              N            10/01/32
    0


    8137973          E22/G02             F          290,000.00         ZZ
                                         360        288,517.12          3
                                       6.875          1,905.09         69
                                       6.625          1,905.09
    WHITE PLAINS     NY   10606          2            08/08/02         00
    0690023270                           05           10/01/02          0
    0414321448                           N            09/01/32
    0
1




    8139529          E84/G02             F          550,000.00         ZZ
                                         360        547,546.81          1
                                       6.625          3,521.71         62
                                       6.375          3,521.71
    DEER PARK        IL   60010          5            09/18/02         00
    0434829669                           05           11/01/02          0
    11214954                             O            10/01/32
    0


    8147095          X64/G02             F          180,000.00         ZZ
                                         360        179,311.49          1
                                       6.250          1,108.29         79
                                       6.000          1,108.29
    CLINTON          MI   49236          2            10/07/02         00
    0434973210                           05           12/01/02          0
    1843399                              O            11/01/32
    0


    8154825          E84/G02             F          112,000.00         ZZ
                                         360        111,475.81          1
                                       6.375            698.73         80
                                       6.125            698.73
    NASHVILLE        TN   37206          1            09/30/02         00
    0434829487                           01           11/01/02          0
    86720211                             N            10/01/32
    0


    8154865          E47/G02             F          361,000.00         ZZ
                                         360        359,746.22          1
                                       6.750          2,341.44         80
                                       6.500          2,341.44
    VINE GROVE       KY   40175          5            10/18/02         00
    0434833588                           05           12/01/02          0
    7323510056                           O            11/01/32
    0


    8156287          737/G02             F          189,000.00         ZZ
                                         360        188,433.63          3
                                       7.500          1,321.52         90
                                       7.250          1,321.52
    CHICAGO          IL   60651          1            10/21/02         12
    0434821302                           05           12/01/02         25
    2085967                              N            11/01/32
    0


    8175959          W93/G02             F          176,000.00         ZZ
                                         360        175,358.37          1
1


                                       6.500          1,112.44         88
                                       6.250          1,112.44
    LONG BEACH       CA   90805          2            10/02/02         10
    0434870168                           05           12/01/02         25
    67401957                             O            11/01/32
    0


    8181755          L20/G02             F          170,450.00         ZZ
                                         360        169,886.22          1
                                       7.000          1,134.01         88
                                       6.750          1,134.01
    SALT LAKE CITY   UT   84121          1            11/01/02         10
    0434899332                           05           12/01/02         30
    1031010070                           O            11/01/32
    0


    8184259          P09/G02             F          135,920.00         ZZ
                                         360        135,400.11          1
                                       6.250            836.88         80
                                       6.000            836.88
    BRANDYWINE       MD   20613          1            10/31/02         00
    0434922688                           05           12/01/02          0
    2030004                              O            11/01/32
    0


    8188299          X67/G02             F          206,800.00         ZZ
                                         360        206,046.09          2
                                       6.500          1,307.12         79
                                       6.250          1,307.12
    LOS ANGELES      CA   90019          2            10/23/02         00
    0434900296                           05           12/01/02          0
    00270492                             O            11/01/32
    0


    8190703          A06/G02             F          500,000.00         ZZ
                                         360        498,132.79          1
                                       6.375          3,119.35         75
                                       6.125          3,119.35
    BIRMINGHAM       MI   48009          1            11/01/02         00
    0434909800                           05           12/01/02          0
    0020222500                           O            11/01/32
    0


    8192177          X80/G02             F          210,000.00         ZZ
                                         360        209,194.84          2
                                       6.250          1,293.01         75
                                       6.000          1,293.01
    LOS ANGELES      CA   90019          5            10/24/02         00
    0434948568                           05           12/01/02          0
1


    1410066611                           O            11/01/32
    0


    8193455          964/G02             F          152,000.00         ZZ
                                         360        151,459.13          1
                                       6.625            973.27         80
                                       6.375            973.27
    PHOENIX          AZ   85032          5            10/28/02         00
    0434936845                           05           12/01/02          0
    279601                               O            11/01/32
    0


    8194345          G34/G02             F          176,400.00         ZZ
                                         360        175,897.16          4
                                       7.750          1,263.75         90
                                       7.500          1,263.75
    LAS VEGAS        NV   89101          1            10/30/02         10
    0434937140                           05           12/01/02         25
    39012389                             N            11/01/32
    0


    8195179          G34/G02             F          174,600.00         ZZ
                                         360        174,102.26          4
                                       7.750          1,250.86         90
                                       7.500          1,250.86
    LAS VEGAS        NV   89101          1            10/21/02         10
    0434964037                           05           12/01/02         25
    2063952                              N            11/01/32
    0


    8196817          W02/G02             F           87,400.00         ZZ
                                         360         87,096.44          1
                                       6.750            566.88         95
                                       6.500            566.88
    JACKSONVILLE     FL   32205          5            10/24/02         11
    0434938528                           05           12/01/02         30
    1001632826                           O            11/01/32
    0


    8200907          K15/G02             F          113,800.00         ZZ
                                         360        113,086.76          1
                                       6.625            728.67         67
                                       6.375            728.67
    DENVER           CO   80219          5            10/18/02         00
    0434956397                           05           12/01/02          0
    023405300011                         O            11/01/32
    0


1


    8200945          E84/G02             F          162,000.00         ZZ
                                         360        161,423.54          1
                                       6.625          1,037.30         71
                                       6.375          1,037.30
    SEATTLE          WA   98118          5            10/02/02         00
    0434876314                           05           12/01/02          0
    45520565                             O            11/01/32
    0


    8201573          T24/G02             F           71,250.00         ZZ
                                         360         71,046.87          1
                                       7.750            510.45         95
                                       7.500            510.45
    NIXA             MO   65714          5            10/24/02         11
    0435367610                           05           12/01/02         30
    0001648339                           O            11/01/32
    0


    8203931          003/G02             F          152,450.00         ZZ
                                         360        120,579.68          1
                                       7.250          1,039.98         80
                                       7.000          1,039.98
    PORT ST LUCIE    FL   34952          1            10/25/02         00
    0434940532                           03           12/01/02          0
    0021689245                           O            11/01/32
    0


    8205971          737/G02             F           60,750.00         ZZ
                                         360         60,620.54          4
                                       7.750            435.22         90
                                       7.500            435.22
    CHICAGO          IL   60617          1            11/07/02         12
    0434942256                           05           01/01/03         25
    2088686                              N            12/01/32
    0


    8208533          M27/G02             F          350,000.00         ZZ
                                         360        349,045.63          1
                                       6.500          2,212.24         72
                                       6.250          2,212.24
    LIBERTY          SC   29657          2            11/04/02         00
    0435294194                           05           01/01/03          0
    0100064052                           O            12/01/32
    0


    8209837          E22/G02             F          167,000.00         ZZ
                                         360        166,566.22          1
                                       6.750          1,083.16         75
                                       6.500          1,083.16
1


    HILLSBOROUGH     NJ   08844          1            11/15/02         00
    0414823922                           01           01/01/03          0
    0414823922                           O            12/01/32
    0


    8209909          E22/G02             F           85,600.00         ZZ
                                         360         85,360.90          1
                                       6.375            534.03         80
                                       6.125            534.03
    FLORENCE         AL   35634          2            11/11/02         00
    0415239417                           05           01/01/03          0
    0415239417                           O            12/01/32
    0


    8211771          A21/G02             F          160,000.00         ZZ
                                         360        159,520.53          1
                                       7.500          1,118.75         80
                                       7.250          1,118.75
    BAY SHORE        NY   11706          5            10/29/02         00
    0434966966                           05           12/01/02          0
    0100133339                           O            11/01/32
    0


    8212153          X64/G02             F          109,000.00         ZZ
                                         360        108,695.52          1
                                       6.375            680.02         71
                                       6.125            680.02
    OAK PARK         MI   48237          5            11/08/02         00
    0434989026                           05           01/01/03          0
    94018501                             O            12/01/32
    0


    8214151          Q49/G02             F           63,270.00         ZZ
                                         360         63,135.18          1
                                       7.750            453.27         90
                                       7.500            453.27
    PLAINFIELD       NJ   07060          1            11/12/02         01
    0434973285                           05           01/01/03         25
    30106902                             N            12/01/32
    0


    8214705          X31/G02             F          260,000.00         ZZ
                                         360        259,340.95          1
                                       6.875          1,708.01         80
                                       6.625          1,708.01
    LOS ANGELES      CA   90006          2            11/07/02         00
    0434978284                           05           01/01/03          0
    40104895                             O            12/01/32
    0
1




    8216383          M18/G02             F          223,250.00         ZZ
                                         360        222,613.60          4
                                       7.750          1,599.39         95
                                       7.500          1,599.39
    SAN BERNARDINO   CA   92404          1            10/22/02         11
    0434978227                           05           12/01/02         35
    980102042                            O            11/01/32
    0


    8216881          L20/G02             F          240,000.00         ZZ
                                         360        239,345.58          1
                                       6.500          1,516.96         80
                                       6.250          1,516.96
    NORTH OGDEN      UT   84414          5            11/08/02         00
    0434978417                           05           01/01/03          0
    1061070028                           O            12/01/32
    0


    8216939          L20/G02             F           66,870.00         ZZ
                                         360         66,678.66          1
                                       6.250            411.73         90
                                       6.000            411.73
    OGDEN            UT   84404          1            11/15/02         14
    0434978607                           05           01/01/03         25
    1061070074                           N            12/01/32
    0


    8217449          G51/G02             F          379,000.00         ZZ
                                         360        376,508.80          1
                                       6.375          2,364.47         66
                                       6.125          2,364.47
    BONITA SPRINGS   FL   34135          5            11/08/02         00
    0435006358                           03           01/01/03          0
    25001016                             O            12/01/32
    0


    8217693          F89/G02             F           92,000.00         ZZ
                                         360         91,656.43          1
                                       6.375            573.96         80
                                       6.125            573.96
    MADERA           CA   93637          1            10/28/02         00
    0434955423                           05           12/01/02          0
    40023667                             N            11/01/32
    0


    8218751          T44/G02             F          245,000.00         ZZ
                                         360        242,288.85          1
1


                                       6.500          1,548.57         75
                                       6.250          1,548.57
    NEVADA CITY      CA   95959          5            10/21/02         00
    0434963922                           05           12/01/02          0
    1048006                              O            11/01/32
    0


    8222075          X67/G02             F          124,800.00         ZZ
                                         360        124,459.70          1
                                       6.500            788.82         80
                                       6.250            788.82
    TACOMA           WA   98405          5            11/06/02         00
    0434988879                           05           01/01/03          0
    00280032                             O            12/01/32
    0


    8222457          W40/G02             F           65,175.00         ZZ
                                         360         64,793.01          1
                                       6.875            428.15         79
                                       6.625            428.15
    GRAND RAPIDS     MI   49508          5            11/08/02         00
    0434961629                           05           01/01/03          0
    102010729                            O            12/01/32
    0


    8222765          X67/G02             F           93,600.00         ZZ
                                         360         93,381.00          1
                                       7.375            646.47         80
                                       7.125            646.47
    APPLE VALLEY     CA   92308          5            11/01/02         00
    0434999017                           05           01/01/03          0
    00270819                             N            12/01/32
    0


    8228529          X08/G02             F          195,000.00         ZZ
                                         360        194,455.28          1
                                       6.375          1,216.55         75
                                       6.125          1,216.55
    RIVERTON         UT   84065          5            11/11/02         00
    0435000567                           05           01/01/03          0
    6014603                              O            12/01/32
    0


    8229297          B57/G02             F          245,000.00         ZZ
                                         360        244,314.11          1
                                       6.375          1,528.48         59
                                       6.125          1,528.48
    LOS ANGELES      CA   91342          1            11/09/02         00
    0434975686                           05           01/01/03          0
1


    35000331                             O            12/01/32
    0


    8229415          144/144             F           64,600.00         ZZ
                                         360         64,358.76          1
                                       6.375            403.02         95
                                       6.125            403.02
    MONROE BLOOMING  NY   10950          1            11/01/02         04
    160702761                            01           12/01/02         30
    160702761                            O            11/01/32
    0


    8237345          168/168             F          263,200.00         ZZ
                                         360        262,516.34          1
                                       6.750          1,707.11         80
                                       6.500          1,707.11
    STONY POINT      NY   10980          1            11/20/02         00
    0089319206                           05           01/01/03          0
    0089319206                           O            12/01/32
    0


    8239257          F36/G02             F          143,520.00         ZZ
                                         360        143,156.21          2
                                       6.875            942.82         78
                                       6.625            942.82
    PORT ORCHARD     WA   98366          2            11/18/02         00
    0434989331                           05           01/01/03          0
    06405316                             N            12/01/32
    0


    8243077          E22/G02             F          178,125.00         ZZ
                                         360        177,745.40          1
                                       7.750          1,276.11         95
                                       7.500          1,276.11
    MIAMI            FL   33145          1            11/27/02         04
    0415556786                           05           01/01/03         35
    0415556786                           O            12/01/32
    0


    8248571          X82/G02             F          360,000.00         ZZ
                                         360        357,675.71          1
                                       6.500          2,275.44         80
                                       6.250          2,275.44
    WASHINGTON       VA   22747          5            08/28/02         00
    0435354790                           05           10/01/02          0
    836607                               O            09/01/32
    0


1


    8251103          E82/G02             F          170,000.00         ZZ
                                         360        169,699.19          1
                                       6.625          1,088.53         98
                                       6.375          1,088.53
    LAS VEGAS        NV   89107          2            11/27/02         10
    0400737862                           05           02/01/03         35
    2771163                              O            01/01/33
    0


    8257701          F60/G02             F           95,600.00         ZZ
                                         360         95,313.06          1
                                       6.000            573.17         75
                                       5.750            573.17
    BREAUX BRIDGE    LA   70517          5            11/22/02         00
    0435123302                           05           01/01/03          0
    64752                                O            12/01/32
    0


    8262699          E22/G02             F          116,000.00         ZZ
                                         360        115,799.70          1
                                       6.750            752.37         80
                                       6.500            752.37
    MONTEBELLO       CA   90640          5            11/27/02         00
    0415471440                           01           02/01/03          0
    0415471440                           O            01/01/33
    0


    8263903          G52/G02             F          212,500.00         ZZ
                                         360        211,574.86          1
                                       6.750          1,378.27         71
                                       6.500          1,378.27
    OLATHE           KS   66062          2            09/10/02         00
    0435076708                           05           11/01/02          0
    4405006059                           O            10/01/32
    0


    8264573          K15/G02             F          186,200.00         ZZ
                                         240        185,020.28          1
                                       6.250          1,360.99         83
                                       6.000          1,360.99
    NORTH HAVEN      CT   06473          5            11/22/02         41
    0435046511                           05           01/01/03         12
    037405504448                         O            12/01/22
    0


    8266861          E22/G02             F          157,050.00         ZZ
                                         360        156,680.22          1
                                       7.250          1,071.36         90
                                       7.000          1,071.36
1


    DEERFIELD        WI   53531          1            12/06/02         01
    0415646371                           05           01/01/03         25
    0415646371                           O            12/01/32
    0


    8273093          E22/G02             F           71,000.00         ZZ
                                         360         70,894.29          1
                                       7.500            496.44         75
                                       7.250            496.44
    HOUSTON          TX   77099          5            12/10/02         00
    0415267459                           03           02/01/03          0
    0415267459                           N            01/01/33
    0


    8275819          696/G02             F          376,000.00         ZZ
                                         360        374,999.28          1
                                       6.625          2,407.57         80
                                       6.375          2,407.57
    RESTON           VA   20191          1            11/26/02         00
    0435283999                           03           01/01/03          0
    25502267                             O            12/01/32
    0


    8275849          696/G02             F          341,900.00         ZZ
                                         360        340,944.94          1
                                       6.375          2,133.01         78
                                       6.125          2,133.01
    BRISTOW          VA   20136          2            11/26/02         00
    0435146170                           03           01/01/03          0
    25902152                             O            12/01/32
    0


    8276211          K15/G02             F           80,200.00         ZZ
                                         360         80,029.80          1
                                       6.875            526.86         82
                                       6.625            526.86
    MAPLE HEIGHTS    OH   44137          5            12/03/02         41
    0435059308                           05           02/01/03         12
    028605504500                         O            01/01/33
    0


    8276647          940/G02             F          151,920.00         ZZ
                                         360        151,505.75          1
                                       6.500            960.24         80
                                       6.250            960.24
    FONTANA          CA   92335          1            11/15/02         00
    0435113303                           03           01/01/03          0
    40020900                             O            12/01/32
    0
1




    8278497          M96/G02             F          121,400.00         ZZ
                                         360        121,164.37          1
                                       7.375            838.48         90
                                       7.125            838.48
    HOLTON           MI   49425          1            12/06/02         10
    0435116439                           05           02/01/03         25
    200202864                            O            01/01/33
    0


    8279239          E85/G02             F          259,000.00         ZZ
                                         360        257,935.98          1
                                       5.875          1,532.08         57
                                       5.625          1,532.08
    NOVATO           CA   94947          5            11/22/02         00
    0435064217                           05           01/01/03          0
    9616391                              O            12/01/32
    0


    8283473          286/286             F           60,200.00         ZZ
                                         360         59,995.92          2
                                       6.875            395.48         48
                                       6.625            395.48
    JOLIET           IL   60435          2            10/17/02         00
    1584361                              05           12/01/02          0
    1584361                              N            11/01/32
    0


    8283697          286/286             F           66,500.00         ZZ
                                         360         66,295.72          1
                                       7.375            459.30         70
                                       7.125            459.30
    ST LOUIS         MO   63111          5            10/29/02         00
    1686899                              05           12/01/02          0
    1686899                              N            11/01/32
    0


    8283719          286/286             F           78,350.00         ZZ
                                         360         77,950.52          1
                                       6.500            495.23         70
                                       6.250            495.23
    LAS VEGAS        NV   89108          2            10/10/02         00
    1658664                              01           12/01/02          0
    1658664                              N            11/01/32
    0


    8283727          286/286             F           77,600.00         ZZ
                                         360         77,198.19          1
1


                                       6.500            490.49         70
                                       6.250            490.49
    LAS VEGAS        NV   89108          2            10/10/02         00
    1658674                              01           12/01/02          0
    1658674                              N            11/01/32
    0


    8283731          286/286             F           78,300.00         ZZ
                                         360         77,900.37          1
                                       6.500            494.91         70
                                       6.250            494.91
    LAS VEGAS        NV   89108          2            10/10/02         00
    1658681                              01           12/01/02          0
    1658681                              N            11/01/32
    0


    8283735          286/286             F           60,600.00         ZZ
                                         360         60,152.22          1
                                       6.500            383.04         55
                                       6.250            383.04
    LAS VEGAS        NV   89108          2            10/09/02         00
    1658687                              01           12/01/02          0
    1658687                              N            11/01/32
    0


    8283741          286/286             F           60,400.00         ZZ
                                         360         59,952.74          1
                                       6.500            381.77         54
                                       6.250            381.77
    LAS VEGAS        NV   89108          2            10/09/02         00
    1659368                              01           12/01/02          0
    1659368                              N            11/01/32
    0


    8283929          286/286             F           45,000.00         ZZ
                                         360         44,799.29          1
                                       6.625            288.14         53
                                       6.375            288.14
    DETROIT          MI   48235          5            09/06/02         00
    1531770                              05           11/01/02          0
    1531770                              N            10/01/32
    0


    8283979          286/286             F           91,000.00         ZZ
                                         360         90,437.50          1
                                       6.500            575.19         73
                                       6.250            575.19
    MAPLE SHADE      NJ   08052          5            10/21/02         00
    1541023                              05           12/01/02          0
1


    1541023                              N            11/01/32
    0


    8284239          286/286             F          199,000.00         ZZ
                                         360        198,206.69          1
                                       6.250          1,225.28         74
                                       6.000          1,225.28
    SANTA CLARITA    CA   91354          5            10/29/02         00
    1599338                              05           12/01/02          0
    1599338                              N            11/01/32
    0


    8284253          286/286             F           83,150.00         ZZ
                                         300         82,801.70          1
                                       6.250            548.52         64
                                       6.000            548.52
    TACOMA           WA   98407          5            11/15/02         00
    1721845                              05           01/01/03          0
    1721845                              N            12/01/27
    0


    8284291          286/286             F          102,500.00         ZZ
                                         360        102,220.51          1
                                       6.500            647.87         62
                                       6.250            647.87
    LAKEWOOD         WA   98498          2            11/25/02         00
    1748043                              05           01/01/03          0
    1748043                              N            12/01/32
    0


    8284441          286/286             F          100,000.00         ZZ
                                         360         99,635.44          1
                                       6.500            632.07         47
                                       6.250            632.07
    NORTH PORT       FL   34281          1            10/11/02         00
    1667663                              03           12/01/02          0
    1667663                              N            11/01/32
    0


    8284671          286/286             F           48,000.00         ZZ
                                         360         47,783.04          1
                                       6.875            315.33         80
                                       6.625            315.33
    PARMA            ID   83660          1            10/31/02         00
    0001253131                           05           12/01/02          0
    0001253131                           N            11/01/32
    0


1


    8284699          N74/G02             F          139,050.00         ZZ
                                         360        138,679.92          1
                                       6.625            890.35         90
                                       6.375            890.35
    HILLSBOROUGH     NC   27278          2            11/27/02         10
    0435125596                           04           01/03/03         25
    0031217010                           O            12/03/32
    0


    8285023          L16/G02             F          126,000.00         ZZ
                                         360        125,680.62          4
                                       6.875            827.73         90
                                       6.625            827.73
    BAKERSFIELD      CA   93301          1            11/21/02         04
    0435098215                           05           01/01/03         25
    8238                                 N            12/01/32
    0


    8286597          E47/G02             F          255,600.00         ZZ
                                         360        254,952.10          2
                                       6.875          1,679.11         72
                                       6.625          1,679.11
    SAN LEANDRO      CA   94578          5            11/20/02         00
    0435429782                           05           01/01/03          0
    7359520926                           N            12/01/32
    0


    8287445          286/286             F          358,000.00         ZZ
                                         360        356,726.05          1
                                       6.625          2,292.32         70
                                       6.375          2,292.32
    ANGOLA           IN   46703          5            10/25/02         00
    1589646                              05           12/01/02          0
    1589646                              O            11/01/32
    0


    8287677          286/286             F           93,700.00         ZZ
                                         360         93,374.55          1
                                       6.750            607.74         79
                                       6.500            607.74
    TEHACHAPI        CA   93561          5            10/25/02         00
    1553201                              05           12/01/02          0
    1553201                              N            11/01/32
    0


    8287763          286/286             F          192,000.00         ZZ
                                         360        191,282.96          2
                                       6.375          1,197.84         80
                                       6.125          1,197.84
1


    CHICAGO          IL   60612          5            10/17/02         00
    1537812                              05           12/01/02          0
    1537812                              O            11/01/32
    0


    8288455          K31/G02             F          123,000.00         ZZ
                                         360        122,680.50          1
                                       6.750            797.78         75
                                       6.500            797.78
    ATLANTA          GA   30314          5            11/25/02         00
    0435294285                           05           01/01/03          0
    2095030220                           N            12/01/32
    0


    8288669          286/286             F           48,750.00         ZZ
                                         360         48,572.24          1
                                       6.500            308.14         75
                                       6.250            308.14
    ANDERSON         IN   46016          5            10/30/02         00
    1710772                              05           12/01/02          0
    1710772                              N            11/01/32
    0


    8289735          286/286             F           86,250.00         ZZ
                                         360         85,943.07          1
                                       6.625            552.27         75
                                       6.375            552.27
    BREMERTON        WA   98310          5            10/24/02         00
    1602986                              05           12/01/02          0
    1602986                              N            11/01/32
    0


    8290303          286/286             F           27,000.00         ZZ
                                         360         26,921.06          1
                                       7.625            191.11         75
                                       7.375            191.11
    ANDERSON         IN   46016          5            10/28/02         00
    1649335                              05           12/01/02          0
    1649335                              N            11/01/32
    0


    8292497          E22/G02             F           52,500.00         ZZ
                                         360         52,415.79          1
                                       7.125            353.70         79
                                       6.875            353.70
    PONTIAC          MI   48341          5            12/16/02         00
    0415689140                           05           02/01/03          0
    0415689140                           N            01/01/33
    0
1




    8292523          E22/G02             F          432,000.00         ZZ
                                         360        431,197.63          1
                                       6.375          2,695.12         31
                                       6.125          2,695.12
    MILL VALLEY      CA   94941          5            12/09/02         00
    0415525831                           05           02/01/03          0
    0415525831                           O            01/01/33
    0


    8293851          P59/G02             F          200,250.00         ZZ
                                         360        199,878.07          1
                                       6.375          1,249.30         90
                                       6.125          1,249.30
    BAKERSFIELD      CA   93312          1            12/04/02         01
    0435114640                           05           02/01/03         25
    AT005013                             O            01/01/33
    0


    8294337          K15/G02             F          115,900.00         ZZ
                                         360        115,626.81          1
                                       7.500            810.39         95
                                       7.250            810.39
    TALLAHASSEE      FL   32303          5            12/09/02         41
    0435119565                           05           02/01/03         30
    009805505023                         O            01/01/33
    0


    8296231          E22/G02             F          300,700.00         ZZ
                                         360        300,141.50          1
                                       6.375          1,875.98         80
                                       6.125          1,875.98
    AURORA           CO   80015          2            12/12/02         00
    0415479971                           03           02/01/03          0
    0415479971                           O            01/01/33
    0


    8296275          E22/G02             F          103,000.00         ZZ
                                         360        102,813.27          1
                                       6.500            651.03         77
                                       6.250            651.03
    WEST PALLM BEAC  FL   33415          2            12/12/02         00
    0415572304                           05           02/01/03          0
    0415572304                           O            01/01/33
    0


    8302339          S25/G02             F           45,900.00         ZZ
                                         240         45,583.80          1
1


                                       6.250            335.50         90
                                       6.000            335.50
    MEMPHIS          TN   38128          5            12/03/02         11
    0435128079                           05           01/09/03         25
    427081659                            O            12/09/22
    0


    8303621          E22/G02             F          166,950.00         ZZ
                                         360        166,701.42          3
                                       7.500          1,167.34         90
                                       7.250          1,167.34
    ELIZABETH        NJ   07206          1            12/19/02         10
    0415480177                           05           02/01/03         12
    0415480177                           N            01/01/33
    0


    8305831          B28/G02             F          191,000.00         ZZ
                                         360        190,637.98          1
                                       6.500          1,207.25         74
                                       6.250          1,207.25
    ALGONQUIN        IL   60102          2            12/11/02         00
    0435128624                           05           02/01/03          0
    03001005                             O            01/01/33
    0


    8306587          J95/G02             F           83,200.00         ZZ
                                         360         83,085.10          1
                                       7.875            603.26         80
                                       7.625            603.26
    HESPERIA         CA   92345          5            12/05/02         00
    0435291596                           05           02/01/03          0
    0040161085                           N            01/01/33
    0


    8308981          J95/G02             F           77,600.00         ZZ
                                         360         77,492.83          1
                                       7.875            562.66         80
                                       7.625            562.66
    APPLE VALLEY     CA   92308          5            12/05/02         00
    0435129812                           05           02/01/03          0
    0040160525                           N            01/01/33
    0


    8312939          E22/G02             F          273,000.00         ZZ
                                         360        272,492.96          1
                                       6.375          1,703.16         70
                                       6.125          1,703.16
    SANTA FE         NM   87505          5            12/19/02         00
    0415633270                           05           02/01/03          0
1


    0415633270                           O            01/01/33
    0


    8315577          U42/G02             F          115,000.00         ZZ
                                         360        114,810.91          1
                                       7.000            765.10         68
                                       6.750            765.10
    FORT WORTH       TX   76108          5            12/09/02         00
    0435181037                           05           02/01/03          0
    33201273                             O            01/01/33
    0


    8317445          624/G02             F          284,700.00         ZZ
                                         360        284,171.22          1
                                       6.375          1,776.16         80
                                       6.125          1,776.16
    BRENTWOOD        CA   94513          1            12/18/02         00
    0435142666                           03           02/01/03          0
    1000019151                           O            01/01/33
    0


    8319833          X05/G02             F          125,000.00         ZZ
                                         360        124,789.37          1
                                       6.875            821.16         65
                                       6.625            821.16
    OCEANSIDE        CA   92057          5            12/11/02         00
    0435431341                           05           02/01/03          0
    01210229                             N            01/01/33
    0


    8321175          E22/G02             F          224,000.00         ZZ
                                         360        223,552.91          1
                                       6.000          1,342.99         50
                                       5.750          1,342.99
    SUNNYVALE        CA   94089          2            12/18/02         00
    0415445972                           05           02/01/03          0
    0415445972                           O            01/01/33
    0


    8321679          X31/G02             F           62,000.00         ZZ
                                         360         61,882.05          1
                                       6.250            381.74         38
                                       6.000            381.74
    MORENO VALLEY    CA   92553          2            12/16/02         00
    0435154745                           05           02/01/03          0
    24000494                             O            01/01/33
    0


1


    8330349          Q73/G02             F          175,275.00         ZZ
                                         360        174,986.82          1
                                       7.000          1,166.11         95
                                       6.750          1,166.11
    PEARL            MS   39208          1            12/27/02         11
    0435229984                           05           02/01/03         25
    3019386                              O            01/01/33
    0


    8330443          A50/G02             F          340,000.00         ZZ
                                         360        339,138.15          1
                                       6.875          2,233.56         80
                                       6.625          2,233.56
    TUSCALOOSA       AL   35406          2            12/03/02         00
    0435276944                           05           01/01/03          0
    628636                               O            12/01/32
    0


    8335577          E82/G02             F           56,700.00         ZZ
                                         360         56,649.97          1
                                       6.625            363.06         58
                                       6.375            363.06
    HIRAM            GA   30141          2            01/02/03         00
    0400738274                           05           03/01/03          0
    1770183                              N            02/01/33
    0


    8335861          E22/G02             F          256,400.00         ZZ
                                         360        256,173.78          2
                                       6.625          1,641.76         87
                                       6.375          1,641.76
    NEW BRUNSWICK    NJ   08901          2            12/30/02         10
    0415738228                           05           03/01/03         12
    0415738228                           O            02/01/33
    0


    8339467          253/253             F          400,000.00         ZZ
                                         360        399,309.26          1
                                       6.750          2,594.40         80
                                       6.500          2,594.40
    LIBERTY HILL     TX   78642          2            04/12/02         00
    993242                               05           02/01/03          0
    993242                               O            01/01/33
    0


    8341435          W53/G02             F           67,900.00         ZZ
                                         360         67,782.75          1
                                       6.750            440.40         56
                                       6.500            440.40
1


    ROUND ROCK       TX   78664          1            12/20/02         00
    0435335039                           05           02/01/03          0
    1501000048                           O            01/01/33
    0


    8342785          K56/G02             F          288,750.00         ZZ
                                         360        288,226.51          1
                                       6.500          1,825.10         77
                                       6.250          1,825.10
    TERREBONNE       OR   97760          5            12/19/02         00
    0435429592                           05           02/01/03          0
    1270045                              O            01/01/33
    0


    8342789          N47/G02             F          235,000.00         ZZ
                                         360        234,552.88          1
                                       6.250          1,446.94         32
                                       6.000          1,446.94
    REDWOOD CITY     CA   94065          5            12/19/02         00
    0435261441                           03           02/01/03          0
    30501051                             O            01/01/33
    0


    8342817          P32/G02             F          405,000.00         ZZ
                                         360        404,606.37          1
                                       6.125          2,460.82         75
                                       5.875          2,460.82
    ATLANTA          GA   30319          5            01/02/03         00
    0435264890                           05           03/01/03          0
    0661609                              O            02/01/33
    0


    8344095          Q87/G02             F          124,000.00         ZZ
                                         360        123,618.85          1
                                       5.875            733.51         80
                                       5.625            733.51
    OAKLAND          TN   38060          5            12/21/02         00
    0435249495                           05           01/27/03          0
    CAJW01                               O            12/27/32
    0


    8346181          J95/G02             F           84,000.00         ZZ
                                         360         83,884.00          1
                                       7.875            609.06         80
                                       7.625            609.06
    APPLE VALLEY     CA   92308          5            12/05/02         00
    0435288352                           05           02/01/03          0
    0040194433                           N            01/01/33
    0
1




    8346333          E82/G02             F          162,500.00         ZZ
                                         360        162,349.49          1
                                       6.375          1,013.79         38
                                       6.125          1,013.79
    LOS ANGELES      CA   90018          2            12/31/02         00
    0400728069                           05           03/01/03          0
    0400728069                           O            02/01/33
    0


    8346659          956/956             F          370,000.00         ZZ
                                         360        369,261.13          1
                                       6.000          2,218.34         78
                                       5.750          2,218.34
    SAUGUS           CA   91390          2            12/12/02         00
    2912110033                           03           02/01/03          0
    2912110033                           O            01/01/33
    0


    8347567          T44/G02             F          120,600.00         ZZ
                                         360        120,406.55          1
                                       7.125            812.50         90
                                       6.875            812.50
    CRANSTON         RI   02920          1            12/20/02         04
    0435409867                           05           02/01/03         25
    1062621                              N            01/01/33
    0


    8347786          Q51/G02             F          399,000.00         ZZ
                                         360        398,639.30          1
                                       6.500          2,521.95         67
                                       6.250          2,521.95
    IRVINE           CA   92618          2            01/23/03         00
    0435351481                           05           03/01/03          0
    0667129                              N            02/01/33
    0


    8348128          E23/G02             F          124,000.00         ZZ
                                         360        123,895.83          2
                                       6.875            814.59         80
                                       6.625            814.59
    SACRAMENTO       CA   95817          1            01/16/03         00
    0435360631                           05           03/01/03          0
    64000436                             N            02/01/33
    0


    8348504          R68/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
1


                                       6.625            896.44         80
                                       6.375            896.44
    COOPER CITY      FL   33026          1            02/14/03         00
    0435409313                           09           04/01/03          0
    20030542                             O            03/01/33
    0


    8348604          E23/G02             F           90,000.00         ZZ
                                         360         89,918.64          1
                                       6.500            568.86         80
                                       6.250            568.86
    LONG BEACH       CA   90802          1            01/24/03         00
    0435360748                           08           03/01/03          0
    51025014                             N            02/01/33
    0


    8348616          E23/G02             F          360,000.00         ZZ
                                         360        359,650.10          1
                                       6.125          2,187.40         75
                                       5.875          2,187.40
    SAN DIEGO        CA   92129          5            01/22/03         00
    0435360920                           05           03/01/03          0
    11016879                             O            02/01/33
    0


    8349018          U66/G02             F          488,000.00         ZZ
                                         360        487,646.80          1
                                       7.625          3,454.03         80
                                       7.375          3,454.03
    HOUSTON          TX   77024          1            01/31/03         00
    0435369251                           05           03/01/03          0
    0672027                              O            02/01/33
    0


    8349200          E23/G02             F          284,000.00         ZZ
                                         360        283,730.53          1
                                       6.250          1,748.64         80
                                       6.000          1,748.64
    SANTA ROSA       CA   95401          2            01/29/03         00
    0435400585                           05           03/01/03          0
    62005523                             O            02/01/33
    0


    8349372          R68/G02             F           88,200.00         ZZ
                                         360         88,200.00          1
                                       6.500            557.48         90
                                       6.250            557.48
    POMPANO BEACH    FL   33064          1            02/20/03         10
    0435461363                           05           04/01/03         25
1


    20030566                             N            03/01/33
    0


    8350294          E23/G02             F          383,500.00         ZZ
                                         360        383,500.00          1
                                       6.250          2,361.28         76
                                       6.000          2,361.28
    YORBA LINDA      CA   92887          2            02/06/03         00
    0435452404                           05           04/01/03          0
    51023830                             O            03/01/33
    0


    8350864          E23/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.250            738.86         80
                                       6.000            738.86
    MADISON          CA   95653          1            02/03/03         00
    0435411202                           05           04/01/03          0
    64000536                             O            03/01/33
    0


    8350896          E23/G02             F          244,000.00         ZZ
                                         360        243,768.48          1
                                       6.250          1,502.35         80
                                       6.000          1,502.35
    ALBION           CA   95410          5            01/29/03         00
    0435428735                           05           03/01/03          0
    62005552                             O            02/01/33
    0


    8350948          E23/G02             F          298,000.00         ZZ
                                         360        298,000.00          3
                                       6.500          1,883.56         77
                                       6.250          1,883.56
    SAN DIEGO        CA   92113          2            02/10/03         00
    0435428339                           05           04/01/03          0
    11016988                             N            03/01/33
    0


    8351036          E23/G02             F          189,600.00         ZZ
                                         360        189,600.00          1
                                       6.500          1,198.40         80
                                       6.250          1,198.40
    LINCOLN          CA   95648          1            02/10/03         00
    0435429840                           05           04/01/03          0
    11017669                             N            03/01/33
    0


1


    8351148          E23/G02             F          490,000.00         ZZ
                                         360        490,000.00          1
                                       6.625          3,137.52         70
                                       6.375          3,137.52
    ENUMCLAW         WA   98022          5            02/11/03         00
    0435429311                           05           04/01/03          0
    11016904                             O            03/01/33
    0


    8351204          W98/G02             F          525,000.00         ZZ
                                         360        525,000.00          1
                                       6.375          3,275.32         75
                                       6.125          3,275.32
    SILVER SPRING    MD   20904          5            02/10/03         00
    0435427752                           05           04/01/03          0
    L0212001                             O            03/01/33
    0


    8351344          E23/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.375          1,996.38         78
                                       6.125          1,996.38
    NORTH HOLLYWOOD  CA   91605          2            02/11/03         00
    0435429931                           05           04/01/03          0
    51025626                             O            03/01/33
    0


    8352404          E23/G02             F          464,000.00         ZZ
                                         360        464,000.00          1
                                       6.250          2,856.93         80
                                       6.000          2,856.93
    RANCHO MIRAGE    CA   92270          5            02/14/03         00
    0435492624                           03           04/01/03          0
    11016816                             O            03/01/33
    0


    8352488          E23/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       6.125          1,154.46         76
                                       5.875          1,154.46
    LOS ANGELES      CA   90604          5            02/05/03         00
    0435486345                           05           04/01/03          0
    51022596                             O            03/01/33
    0


    8352528          E23/G02             F          350,000.00         ZZ
                                         360        350,000.00          1
                                       6.250          2,155.01         76
                                       6.000          2,155.01
1


    ATASCADERO       CA   93422          5            02/11/03         00
    0435461652                           05           04/01/03          0
    63000802                             O            03/01/33
    0


    8352544          E23/G02             F          480,000.00         ZZ
                                         360        480,000.00          1
                                       6.125          2,916.53         75
                                       5.875          2,916.53
    POWAY            CA   92064          5            02/21/03         00
    0435496815                           05           04/01/03          0
    61009853                             O            03/01/33
    0


    8353228          W98/G02             F          175,200.00         ZZ
                                         360        175,200.00          1
                                       6.125          1,064.53         80
                                       5.875          1,064.53
    ASHBURN          VA   20147          5            02/28/03         00
    0435488002                           09           04/01/03          0
    L0302012                             O            03/01/33
    0


    8353510          E23/G02             F          312,800.00         ZZ
                                         360        312,800.00          2
                                       6.125          1,900.61         80
                                       5.875          1,900.61
    TRACY            CA   95377          1            02/20/03         00
    0435478961                           05           04/01/03          0
    61009877                             O            03/01/33
    0


    8353566          W98/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       6.125            947.87         57
                                       5.875            947.87
    MILTON           DE   19968          5            02/27/03         00
    0435485479                           05           04/01/03          0
    L0302010                             O            03/01/33
    0


    8353704          E23/G02             F          375,000.00         ZZ
                                         360        375,000.00          1
                                       6.125          2,278.54         75
                                       5.875          2,278.54
    RANCHO SANTA MA  CA   92679          5            02/25/03         00
    0435496757                           03           04/01/03          0
    51024323                             O            03/01/33
    0
1




    8353774          E23/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       6.125          2,551.96         74
                                       5.875          2,551.96
    RANCHO SANTA MA  CA   92679          5            02/25/03         00
    0435496831                           03           04/01/03          0
    51025489                             O            03/01/33
    0


    8353808          E23/G02             F          308,000.00         ZZ
                                         360        308,000.00          1
                                       6.000          1,846.62         80
                                       5.750          1,846.62
    ANTIOCH          CA   94531          5            02/19/03         00
    0435486071                           05           04/01/03          0
    61010100                             O            03/01/33
    0


    8353816          E23/G02             F          314,300.00         ZZ
                                         360        314,300.00          1
                                       6.250          1,935.20         70
                                       6.000          1,935.20
    LOS ANGELES      CA   91403          1            02/21/03         00
    0435486295                           05           04/01/03          0
    51026027                             N            03/01/33
    0


    8354553          E82/G02             F          279,300.00         ZZ
                                         360        279,047.51          1
                                       6.500          1,765.37         76
                                       6.250          1,765.37
    PUYALLUP         WA   98372          2            01/10/03         00
    0400754602                           05           03/01/03          0
    2827181                              O            02/01/33
    0


    8355105          E22/G02             F          330,000.00         ZZ
                                         360        329,679.27          1
                                       6.125          2,005.11         77
                                       5.875          2,005.11
    BIRMINGHAM       AL   35223          5            01/08/03         00
    0415780444                           05           03/01/03          0
    0415780444                           O            02/01/33
    0


    8355463          X67/G02             F           83,200.00         ZZ
                                         360         83,072.99          1
1


                                       7.375            574.64         80
                                       7.125            574.64
    HESPERIA         CA   92345          5            12/16/02         00
    0435298856                           05           02/01/03          0
    00281256                             N            01/01/33
    0


    8355655          A06/G02             F           96,000.00         ZZ
                                         360         95,913.21          1
                                       6.500            606.79         80
                                       6.250            606.79
    REDFORD TWP      MI   48240          2            01/28/03         00
    0435259551                           05           03/01/03          0
    021000020232101                      O            02/01/33
    0


    8356141          S54/G02             F           32,250.00         ZZ
                                         360         32,226.65          1
                                       7.625            228.27         75
                                       7.375            228.27
    INDIANAPOLIS     IN   46222          5            01/13/03         00
    0435332150                           05           03/01/03          0
    7631670                              N            02/01/33
    0


    8356157          P09/G02             F          242,000.00         ZZ
                                         360        241,747.33          1
                                       5.750          1,412.25         72
                                       5.500          1,412.25
    VIRGINIA BEACH   VA   23454          5            01/08/03         00
    0435329644                           05           03/01/03          0
    R0211047                             O            02/01/33
    0


    8356193          P34/G02             F          222,300.00         ZZ
                                         360        221,916.12          1
                                       6.750          1,441.84         60
                                       6.500          1,441.84
    REHOBOTH         MA   02769          2            12/23/02         00
    0435281597                           05           02/01/03          0
    62163                                N            01/01/33
    0


    8357369          U35/G02             F           76,950.00         ZZ
                                         360         76,878.73          1
                                       6.375            480.07         90
                                       6.125            480.07
    DAVENPORT        IA   52806          5            01/10/03         01
    0435395769                           05           03/01/03         25
1


    0007607867                           O            02/01/33
    0


    8359553          N67/G02             F          318,750.00         ZZ
                                         360        318,128.80          1
                                       6.125          1,936.76         75
                                       5.875          1,936.76
    SCOTTSDALE       AZ   85258          5            12/02/02         00
    0435202585                           03           02/01/03          0
    1760003361                           O            01/01/33
    0


    8365041          E22/G02             F          164,000.00         ZZ
                                         360        163,855.31          1
                                       6.625          1,050.11         80
                                       6.375          1,050.11
    GILBERT          AZ   85234          1            01/15/03         00
    0415756980                           03           03/01/03          0
    0415756980                           O            02/01/33
    0


    8366613          U05/G02             F          255,000.00         ZZ
                                         360        254,746.15          1
                                       6.000          1,528.85         38
                                       5.750          1,528.85
    LIVINGSTON       MT   59047          2            01/03/03         00
    0435232442                           05           03/01/03          0
    3273943                              O            02/01/33
    0


    8371973          E22/G02             F          193,500.00         ZZ
                                         360        193,341.39          4
                                       7.000          1,287.36         90
                                       6.750          1,287.36
    BELLE CHASSE     LA   70037          2            01/17/03         01
    0415587872                           05           03/01/03         25
    0415587872                           N            02/01/33
    0


    8372197          P33/G02             F          112,500.00         ZZ
                                         360        112,310.44          1
                                       6.875            739.04         74
                                       6.625            739.04
    PORT SAINT LUCI  FL   34983          5            12/30/02         00
    0435285861                           05           02/01/03          0
    13600325                             O            01/01/33
    0


1


    8372771          U05/G02             F          146,000.00         ZZ
                                         240        145,679.30          1
                                       5.875          1,035.49         56
                                       5.625          1,035.49
    SAN ANTONIO      TX   78213          5            01/09/03         00
    0435351689                           05           03/01/03          0
    3298923                              O            02/01/23
    0


    8373039          U05/G02             F          372,000.00         ZZ
                                         360        371,647.03          1
                                       6.250          2,290.47         80
                                       6.000          2,290.47
    AUDUBON          PA   19403          1            01/17/03         00
    0435367339                           03           03/01/03          0
    3277856                              O            02/01/33
    0


    8375883          964/G02             F          322,700.00         ZZ
                                         360        322,386.35          1
                                       6.125          1,960.76         44
                                       5.875          1,960.76
    SAN FRANCISCO    CA   94116          5            01/02/03         00
    0435295373                           05           03/01/03          0
    316007                               O            02/01/33
    0


    8376007          964/G02             F          166,000.00         ZZ
                                         360        165,660.69          1
                                       5.875            981.95         49
                                       5.625            981.95
    COSTA MESA       CA   92627          2            12/24/02         00
    0435275029                           01           02/01/03          0
    306910                               O            01/01/33
    0


    8376057          964/G02             F          250,000.00         ZZ
                                         360        249,467.72          1
                                       5.875          1,478.85         46
                                       5.625          1,478.85
    POINT REYES STA  CA   94956          5            12/11/02         00
    0435251558                           05           02/01/03          0
    294975                               O            01/01/33
    0


    8376071          964/G02             F          243,600.00         ZZ
                                         360        243,136.52          1
                                       6.250          1,499.89         80
                                       6.000          1,499.89
1


    LONG BEACH       CA   90815          1            12/26/02         00
    0435248752                           05           02/01/03          0
    317500                               O            01/01/33
    0


    8376153          964/G02             F          190,000.00         ZZ
                                         360        189,655.55          1
                                       6.500          1,200.93         89
                                       6.250          1,200.93
    ELK GROVE        CA   95758          1            12/30/02         01
    0435274758                           05           02/01/03         17
    272121                               O            01/01/33
    0


    8376155          964/G02             F          105,000.00         ZZ
                                         360        104,804.99          1
                                       6.375            655.06         75
                                       6.125            655.06
    LAS VEGAS        NV   89110          2            12/23/02         00
    0435281886                           05           02/01/03          0
    321511                               O            01/01/33
    0


    8376221          964/G02             F          125,000.00         ZZ
                                         360        124,650.50          1
                                       6.000            749.44         17
                                       5.750            749.44
    LAGUNA BEACH     CA   92651          5            12/30/02         00
    0435285994                           05           02/01/03          0
    309577                               O            01/01/33
    0


    8376243          964/G02             F          150,000.00         ZZ
                                         360        149,693.38          1
                                       5.875            887.31         33
                                       5.625            887.31
    MONTEREY         CA   93940          5            12/19/02         00
    0435276985                           05           02/01/03          0
    286581                               O            01/01/33
    0


    8376253          964/G02             F          145,000.00         ZZ
                                         360        144,703.61          1
                                       5.875            857.73         37
                                       5.625            857.73
    PORTLAND         OR   97212          2            12/29/02         00
    0435254958                           05           02/01/03          0
    311015                               O            01/01/33
    0
1




    8376297          964/G02             F          186,800.00         ZZ
                                         360        186,427.15          1
                                       6.000          1,119.96         37
                                       5.750          1,119.96
    FULLERTON        CA   92835          2            12/18/02         00
    0435257365                           05           02/01/03          0
    309134                               O            01/01/33
    0


    8376425          964/G02             F          118,500.00         ZZ
                                         360        118,274.53          1
                                       6.250            729.63         16
                                       6.000            729.63
    BERKELEY         CA   94705          5            12/23/02         00
    0435247846                           05           02/01/03          0
    296277                               O            01/01/33
    0


    8376463          964/G02             F          204,000.00         ZZ
                                         360        203,621.12          1
                                       6.375          1,272.69         80
                                       6.125          1,272.69
    PARK CITY        UT   84060          5            12/23/02         00
    0435249487                           05           02/01/03          0
    306844                               O            01/01/33
    0


    8376501          964/G02             F          125,000.00         ZZ
                                         360        124,744.50          1
                                       5.875            739.42         14
                                       5.625            739.42
    HUNTINGTON BEAC  CA   92648          2            12/12/02         00
    0435275284                           03           02/01/03          0
    302096                               O            01/01/33
    0


    8377005          E82/G02             F          114,500.00         ZZ
                                         360        114,383.26          1
                                       5.875            677.31         77
                                       5.625            677.31
    WENATCHEE        WA   98801          2            01/17/03         00
    0400760153                           05           03/01/03          0
    4941159                              O            02/01/33
    0


    8377471          E22/G02             F          490,000.00         ZZ
                                         360        489,535.07          1
1


                                       6.250          3,017.01         14
                                       6.000          3,017.01
    JOHNS ISLAND     SC   29455          2            01/15/03         00
    0415737477                           05           03/01/03          0
    0415737477                           O            02/01/33
    0


    8377903          U05/G02             F          424,000.00         ZZ
                                         360        423,212.49          1
                                       6.375          2,645.21         80
                                       6.125          2,645.21
    SAN LEANDRO      CA   94577          2            12/19/02         00
    0435321930                           05           02/01/03          0
    3286339                              O            01/01/33
    0


    8378107          E47/G02             F           92,000.00         ZZ
                                         360         91,914.79          1
                                       6.375            573.96         80
                                       6.125            573.96
    SAN ANTONIO      TX   78232          5            01/14/03         00
    0435283692                           05           03/01/03          0
    7329013060                           N            02/01/33
    0


    8380335          U05/G02             F           58,500.00         ZZ
                                         360         58,456.59          2
                                       7.500            409.04         90
                                       7.250            409.04
    COLUMBUS         OH   43204          1            01/08/03         10
    0435466644                           05           03/01/03         25
    3293025                              N            02/01/33
    0


    8380475          E22/G02             F          118,125.00         ZZ
                                         360        117,961.88          4
                                       7.875            856.49         90
                                       7.625            856.49
    NORTH AUGUSTA    SC   29841          2            12/30/02         11
    0415040401                           05           02/01/03         25
    0415040401                           N            01/01/33
    0


    8380699          A06/G02             F          300,700.00         ZZ
                                         360        300,414.68          1
                                       6.250          1,851.47         37
                                       6.000          1,851.47
    BLOOMFIELD HILL  MI   48302          5            01/16/03         00
    0435281472                           05           03/01/03          0
1


    021000020233483                      O            02/01/33
    0


    8381019          286/286             F          229,500.00         ZZ
                                         360        228,126.89          1
                                       6.875          1,507.66         90
                                       6.625          1,507.66
    AUSTIN           TX   78735          2            07/18/02         10
    1440132                              03           09/01/02         25
    1440132                              O            08/01/32
    0


    8381025          286/286             F          128,000.00         ZZ
                                         360        127,345.47          1
                                       6.875            840.87         80
                                       6.625            840.87
    NEW ORLEANS      LA   70130          2            08/14/02         00
    1487591                              01           10/01/02          0
    1487591                              O            09/01/32
    0


    8381037          286/286             F          370,000.00         ZZ
                                         360        368,941.27          1
                                       6.250          2,278.16         45
                                       6.000          2,278.16
    NEWTOWN          CT   06470          2            11/06/02         00
    1634106                              05           01/01/03          0
    1634106                              O            12/01/32
    0


    8381043          286/286             F          100,000.00         ZZ
                                         360         99,739.51          1
                                       6.750            648.60         80
                                       6.500            648.60
    VIRGINIA BEACH   VA   23464          5            11/07/02         00
    1520455                              05           01/01/03          0
    1520455                              N            12/01/32
    0


    8381061          286/286             F          319,000.00         ZZ
                                         360        316,266.40          2
                                       7.750          2,285.36         42
                                       7.500          2,285.36
    WASHINGTON       DC   20009          2            05/24/02         00
    1311835                              05           07/01/02          0
    1311835                              O            06/01/32
    0


1


    8381077          286/286             F          130,000.00         T
                                         360        128,358.58          1
                                       7.250            886.83         75
                                       7.000            886.83
    PHOENIX          AZ   85041          1            07/30/02         00
    1403225                              03           09/01/02          0
    1403225                              O            08/01/32
    0


    8381103          286/286             F          417,000.00         ZZ
                                         360        415,862.93          1
                                       6.500          2,635.73         78
                                       6.250          2,635.73
    SHREWSBURY       MA   01545          5            11/04/02         00
    1686748                              05           01/01/03          0
    1686748                              O            12/01/32
    0


    8381107          286/286             F           84,000.00         ZZ
                                         360         83,708.22          1
                                       6.750            544.83         80
                                       6.500            544.83
    CHARLOTTE        NC   28227          5            10/16/02         00
    1636308                              05           12/01/02          0
    1636308                              N            11/01/32
    0


    8381113          286/286             F          247,500.00         T
                                         360        245,761.31          1
                                       6.750          1,605.28         90
                                       6.500          1,605.28
    STREETMON        TX   75859          1            06/01/02         11
    1331343                              05           08/01/02         25
    1331343                              O            07/01/32
    0


    8381115          286/286             F          280,000.00         ZZ
                                         360        279,236.49          2
                                       6.500          1,769.80         80
                                       6.250          1,769.80
    BAYONNE          NJ   07002          5            11/04/02         00
    1674846                              05           01/01/03          0
    1674846                              O            12/01/32
    0


    8381117          286/286             F          380,000.00         ZZ
                                         360        379,036.75          1
                                       6.875          2,496.33         80
                                       6.625          2,496.33
1


    CREAM RIDGE      NJ   08514          1            11/07/02         00
    1621165                              05           01/01/03          0
    1621165                              O            12/01/32
    0


    8381119          286/286             F          112,000.00         ZZ
                                         360        111,755.26          3
                                       7.625            792.73         80
                                       7.375            792.73
    NEW HAVEN        CT   06513          2            11/08/02         00
    879331                               05           01/01/03          0
    879331                               N            12/01/32
    0


    8381123          286/286             F          134,000.00         ZZ
                                         360        133,790.29          2
                                       7.250            914.12         80
                                       7.000            914.12
    EASTHAMPTON      MA   01027          1            12/03/02         00
    1820520                              05           02/01/03          0
    1820520                              N            01/01/33
    0


    8381125          286/286             F           74,700.00         ZZ
                                         360         74,515.20          4
                                       7.000            496.99         90
                                       6.750            496.99
    ALBUQUERQUE      NM   87123          1            11/04/02         10
    1664856                              05           01/01/03         25
    1664856                              N            12/01/32
    0


    8381127          286/286             F           38,400.00         ZZ
                                         360         38,294.89          1
                                       6.500            242.72         80
                                       6.250            242.72
    SALEM            VA   24153          1            11/15/02         00
    1702482                              05           01/01/03          0
    1702482                              N            12/01/32
    0


    8381129          286/286             F          201,150.00         ZZ
                                         360        200,546.24          1
                                       6.000          1,206.00         90
                                       5.750          1,206.00
    HILTON HEAD      SC   29928          1            11/04/02         11
    1689099                              01           01/01/03         25
    1689099                              O            12/01/32
    0
1




    8381131          286/286             F          139,500.00         ZZ
                                         360        138,437.17          2
                                       6.750            904.80         90
                                       6.500            904.80
    COCOA            FL   32926          1            09/30/02         10
    1467957                              05           11/01/02         25
    1467957                              O            10/01/32
    0


    8381133          286/286             F           61,200.00         ZZ
                                         360         60,997.56          4
                                       7.000            407.17         68
                                       6.750            407.17
    ST. LOUIS        MO   63111          2            10/30/02         00
    1556987                              05           12/01/02          0
    1556987                              N            11/01/32
    0


    8381141          286/286             F          346,351.00         ZZ
                                         360        344,143.20          1
                                       7.250          2,362.73         90
                                       7.000          2,362.73
    IRVINE           CA   92602          1            06/14/02         12
    1312365                              01           08/01/02         25
    1312365                              O            07/01/32
    0


    8381145          286/286             F          360,000.00         ZZ
                                         360        358,655.58          1
                                       6.375          2,245.94         72
                                       6.125          2,245.94
    STAMFORD         CT   06902          2            10/31/02         00
    1651051                              05           12/01/02          0
    1651051                              O            11/01/32
    0


    8381149          286/286             F           98,000.00         ZZ
                                         360         97,769.24          3
                                       7.250            668.54         68
                                       7.000            668.54
    SALEM            VA   24153          5            11/21/02         00
    1615461                              05           01/01/03          0
    1615461                              N            12/01/32
    0


    8381157          286/286             F          384,900.00         ZZ
                                         360        382,446.50          2
1


                                       7.250          2,625.70         86
                                       7.000          2,625.70
    CLIFFSIDE PARK   NJ   07010          1            06/06/02         12
    1320556                              05           08/01/02         25
    1320556                              O            07/01/32
    0


    8381167          286/286             F          400,000.00         ZZ
                                         360        398,001.44          1
                                       6.375          2,495.48         78
                                       6.125          2,495.48
    SAN RAFAEL       CA   94901          5            10/23/02         00
    1575451                              05           12/01/02          0
    1575451                              O            11/01/32
    0


    8381169          286/286             F          340,000.00         ZZ
                                         360        339,116.83          1
                                       6.750          2,205.24         80
                                       6.500          2,205.24
    SAN JOSE         CA   95136          1            11/01/02         00
    1735182                              05           01/01/03          0
    1735182                              O            12/01/32
    0


    8381171          286/286             F          166,725.00         ZZ
                                         360        166,025.18          1
                                       7.875          1,208.87         95
                                       7.625          1,208.87
    PHOENIX          AZ   85018          1            08/12/02         12
    1494133                              05           10/01/02         30
    1494133                              O            09/01/32
    0


    8381177          286/286             F          448,311.00         ZZ
                                         360        447,088.54          1
                                       6.500          2,833.64         61
                                       6.250          2,833.64
    WESTON           CT   06883          5            11/01/02         00
    1669993                              05           01/01/03          0
    1669993                              O            12/01/32
    0


    8381179          286/286             F          288,000.00         ZZ
                                         360        287,251.90          3
                                       6.750          1,867.97         80
                                       6.500          1,867.97
    CHICO            CA   95928          1            11/01/02         00
    1611340                              05           01/01/03          0
1


    1611340                              N            12/01/32
    0


    8381181          286/286             F          330,000.00         ZZ
                                         360        328,161.21          1
                                       6.375          2,058.78         44
                                       6.125          2,058.78
    NEW CANAAN       CT   06840          2            10/29/02         00
    1618379                              05           12/01/02          0
    1618379                              O            11/01/32
    0


    8381183          286/286             F          152,500.00         ZZ
                                         360        151,983.09          1
                                       6.875          1,001.82         93
                                       6.625          1,001.82
    WADSWORTH        OH   44281          1            10/31/02         21
    1693443                              05           12/01/02         25
    1693443                              O            11/01/32
    0


    8381187          286/286             F          480,000.00         ZZ
                                         360        478,659.16          1
                                       6.375          2,994.58         73
                                       6.125          2,994.58
    RIDGEFIELD       CT   06817          2            11/04/02         00
    1693417                              05           01/01/03          0
    1693417                              O            12/01/32
    0


    8381189          286/286             F          130,000.00         ZZ
                                         360        129,015.74          1
                                       7.000            864.90         73
                                       6.750            864.90
    MIAMI            FL   33174          2            05/31/02         00
    1318070                              05           07/01/02          0
    1318070                              O            06/01/32
    0


    8381193          286/286             F          175,500.00         ZZ
                                         360        174,744.67          1
                                       7.750          1,257.31         90
                                       7.500          1,257.31
    MIAMI BEACH      FL   33139          1            08/12/02         21
    1464896                              01           10/01/02         25
    1464896                              O            09/01/32
    0


1


    8381195          286/286             F           94,300.00         ZZ
                                         360         94,055.05          1
                                       6.750            611.63         80
                                       6.500            611.63
    ARLINGTON        TX   76013          1            11/06/02         00
    1670165                              05           01/01/03          0
    1670165                              N            12/01/32
    0


    8381215          286/286             F          108,900.00         ZZ
                                         360        108,301.61          1
                                       8.000            799.07         91
                                       7.750            799.07
    MIAMI            FL   33015          1            06/10/02         21
    1313410                              01           08/01/02         30
    1313410                              O            07/01/32
    0


    8381225          286/286             F          173,827.00         ZZ
                                         360        172,871.26          1
                                       6.500          1,098.71         91
                                       6.250          1,098.71
    CLERMONT         FL   34711          1            08/30/02         14
    1502618                              03           10/01/02         25
    1502618                              O            09/01/32
    0


    8381231          286/286             F          331,000.00         ZZ
                                         360        330,140.23          1
                                       6.750          2,146.86         42
                                       6.500          2,146.86
    COROLLA          NC   27927          2            11/19/02         00
    0001250431                           05           01/01/03          0
    0001250431                           N            12/01/32
    0


    8381235          286/286             F          250,000.00         ZZ
                                         360        249,425.79          2
                                       7.375          1,726.69         80
                                       7.125          1,726.69
    SANTA ANA        CA   92703          5            11/13/02         00
    1720620                              05           01/01/03          0
    1720620                              O            12/01/32
    0


    8381245          286/286             F          272,000.00         ZZ
                                         360        270,825.97          1
                                       6.000          1,630.78         78
                                       5.750          1,630.78
1


    LAGUNA NIGUEL    CA   92677          2            10/11/02         00
    1634677                              01           12/01/02          0
    1634677                              O            11/01/32
    0


    8381249          286/286             F          258,000.00         ZZ
                                         360        257,059.44          1
                                       6.500          1,630.74         75
                                       6.250          1,630.74
    SAN JOSE         CA   95132          2            10/16/02         00
    1659911                              01           12/01/02          0
    1659911                              O            11/01/32
    0


    8381251          286/286             F          120,900.00         ZZ
                                         360        120,696.27          1
                                       6.875            794.23         89
                                       6.625            794.23
    LISLE            IL   60532          1            12/12/02         11
    1842923                              01           02/01/03         25
    1842923                              O            01/01/33
    0


    8381257          286/286             F           94,300.00         ZZ
                                         360         93,570.38          1
                                       6.875            619.49         80
                                       6.625            619.49
    GALLOWAY         NJ   08205          2            05/31/02         00
    1308811                              01           07/01/02          0
    1308811                              O            06/01/32
    0


    8381263          286/286             F          128,000.00         ZZ
                                         360        127,650.97          1
                                       6.500            809.05         80
                                       6.250            809.05
    MIAMI            FL   33178          1            11/19/02         00
    1550436                              01           01/01/03          0
    1550436                              O            12/01/32
    0


    8381267          286/286             F          169,900.00         ZZ
                                         360        169,250.09          1
                                       6.250          1,046.11         68
                                       6.000          1,046.11
    LAS VEGAS        NV   89052          1            10/09/02         00
    1659545                              03           12/01/02          0
    1659545                              O            11/01/32
    0
1




    8381271          286/286             F          162,450.00         ZZ
                                         360        162,048.17          3
                                       7.000          1,080.79         95
                                       6.750          1,080.79
    NEW BRITIAN      CT   06051          1            11/25/02         14
    1726159                              05           01/01/03         30
    1726159                              O            12/01/32
    0


    8381277          286/286             F          441,600.00         ZZ
                                         360        440,779.81          1
                                       6.375          2,755.01         79
                                       6.125          2,755.01
    SAN DIEGO        CA   92130          1            12/10/02         00
    1871515                              05           02/01/03          0
    1871515                              O            01/01/33
    0


    8381283          286/286             F          150,350.00         ZZ
                                         360        150,013.16          1
                                       7.500          1,051.27         75
                                       7.250          1,051.27
    PLACITAS         NM   87043          5            11/22/02         00
    1758036                              05           01/01/03          0
    1758036                              O            12/01/32
    0


    8381287          286/286             F          121,600.00         T
                                         360        121,030.84          1
                                       6.375            758.63         80
                                       6.125            758.63
    SILVERTON        CO   81433          1            09/16/02         00
    1555637                              05           11/01/02          0
    1555637                              O            10/01/32
    0


    8381293          286/286             F          462,000.00         ZZ
                                         360        460,149.70          1
                                       6.000          2,769.93         74
                                       5.750          2,769.93
    MERCED           CA   95340          5            11/14/02         00
    1697221                              05           01/01/03          0
    1697221                              O            12/01/32
    0


    8381295          286/286             F          113,850.00         ZZ
                                         360        113,329.79          1
1


                                       6.500            719.61         90
                                       6.250            719.61
    HOUSTON          TX   77057          1            10/01/02         10
    1607168                              01           11/01/02         25
    1607168                              O            10/01/32
    0


    8381301          286/286             F          198,400.00         T
                                         360        197,379.28          1
                                       7.000          1,319.97         80
                                       6.750          1,319.97
    GROVER BEACH     CA   93433          1            08/29/02         00
    1114170                              05           10/01/02          0
    1114170                              O            09/01/32
    0


    8381311          286/286             F          128,000.00         T
                                         360        127,386.38          1
                                       6.250            788.12         80
                                       6.000            788.12
    BIG BEAR LAKE    CA   92315          1            09/10/02         00
    1515838                              05           11/01/02          0
    1515838                              O            10/01/32
    0


    8381315          286/286             F          145,710.00         ZZ
                                         360        145,240.29          3
                                       7.125            981.68         90
                                       6.875            981.68
    FALL RIVER       MA   02721          1            11/27/02         14
    1786654                              05           01/01/03         25
    1786654                              N            12/01/32
    0


    8381467          T29/G02             F          299,000.00         ZZ
                                         360        298,702.34          1
                                       6.000          1,792.66         79
                                       5.750          1,792.66
    PHOENIX          AZ   85022          5            01/17/03         00
    0435297593                           03           03/01/03          0
    1530280                              O            02/01/33
    0


    8381867          E45/G02             F          196,000.00         ZZ
                                         360        195,538.51          4
                                       7.250          1,337.07         70
                                       7.000          1,337.07
    FORT LAUDERDALE  FL   33315          5            11/08/02         00
    0435433842                           05           01/01/03          0
1


    288039                               N            12/01/32
    0


    8382759          E22/G02             F          108,750.00         ZZ
                                         360        108,673.24          1
                                       7.750            779.10         75
                                       7.500            779.10
    AUSTIN           TX   78723          5            01/22/03         00
    0415779099                           05           03/01/03          0
    0415779099                           N            02/01/33
    0


    8382849          E22/G02             F          285,000.00         ZZ
                                         360        283,697.60          1
                                       6.125          1,731.69         50
                                       5.875          1,731.69
    SEBASTOPOL       CA   95472          2            01/17/03         00
    0415843630                           05           03/01/03          0
    0415843630                           O            02/01/33
    0


    8383149          E82/G02             F          161,000.00         ZZ
                                         360        160,843.52          1
                                       6.125            978.25         42
                                       5.875            978.25
    COSTA MESA       CA   92626          2            01/17/03         00
    0400765350                           05           03/01/03          0
    1793787                              O            02/01/33
    0


    8383947          N74/G02             F           59,250.00         ZZ
                                         360         59,157.28          1
                                       7.250            404.19         75
                                       7.000            404.19
    AUGUSTA          GA   30906          5            01/21/03         00
    0435280193                           05           02/21/03          0
    3300008965                           N            01/21/33
    0


    8383991          X78/G02             F          135,200.00         ZZ
                                         360        135,102.14          1
                                       7.625            956.94         80
                                       7.375            956.94
    WOODSTOCK        GA   30189          1            01/23/03         00
    0435335278                           05           03/01/03          0
    990284                               N            02/01/33
    0


1


    8384057          W39/G02             F          151,500.00         ZZ
                                         240        150,197.81          1
                                       6.125          1,096.35         85
                                       5.875          1,096.35
    PETAL            MS   39465          5            10/16/02         01
    0435366562                           05           12/01/02         12
    LA023795                             O            11/01/22
    0


    8384323          025/G02             F          423,750.00         ZZ
                                         360        422,129.08          1
                                       6.250          2,609.11         75
                                       6.000          2,609.11
    SOUTH SAN FRANC  CA   94080          5            10/28/02         00
    0435323225                           01           12/01/02          0
    0131654329                           O            11/01/32
    0


    8385075          025/G02             F          525,000.00         ZZ
                                         360        523,952.11          1
                                       6.000          3,147.64         74
                                       5.750          3,147.64
    WEXFORD          PA   15090          5            12/03/02         00
    0435328331                           05           02/01/03          0
    0140986043                           O            01/01/33
    0


    8385223          025/G02             F          438,750.00         ZZ
                                         360        437,494.58          1
                                       6.250          2,701.46         75
                                       6.000          2,701.46
    ALBUQUERQUE      NM   87107          5            11/27/02         00
    0435328232                           05           01/01/03          0
    0141087494                           O            12/01/32
    0


    8386307          E22/G02             F          488,000.00         ZZ
                                         360        487,525.69          1
                                       6.125          2,965.14         80
                                       5.875          2,965.14
    RANCHO CUCAMONG  CA   91739          5            01/09/03         00
    0415811413                           05           03/01/03          0
    0415811413                           O            02/01/33
    0


    8386337          E22/G02             F           97,500.00         ZZ
                                         360         97,431.19          1
                                       7.750            698.50         75
                                       7.500            698.50
1


    LAUREL           MD   20707          5            01/24/03         00
    0415869924                           07           03/01/03          0
    0415869924                           N            02/01/33
    0


    8386697          E45/G02             F          266,000.00         ZZ
                                         360        265,325.74          1
                                       6.875          1,747.43         75
                                       6.625          1,747.43
    KANSAS CITY      MO   64112          5            11/13/02         00
    0435375993                           05           01/01/03          0
    289031                               O            12/01/32
    0


    8388205          G34/G02             F          136,000.00         ZZ
                                         360        135,888.52          1
                                       7.000            904.81         80
                                       6.750            904.81
    NORTH RICHLAND   TX   76180          5            01/16/03         00
    0435321518                           05           03/01/03          0
    85210795                             O            02/01/33
    0


    8388591          N74/G02             F          135,000.00         ZZ
                                         240        134,703.47          1
                                       5.875            957.47         62
                                       5.625            957.47
    FREDERICKSBURG   VA   22407          5            01/21/03         00
    0435316252                           03           03/01/03          0
    0031530010                           O            02/01/23
    0


    8388757          E45/G02             F           63,750.00         ZZ
                                         360         63,511.92          1
                                       6.375            397.72         75
                                       6.125            397.72
    GAINESVILLE      GA   30506          2            10/04/02         00
    0435340443                           05           12/01/02          0
    02090064                             N            11/01/32
    0


    8389191          U05/G02             F          282,150.00         ZZ
                                         360        281,875.77          1
                                       6.125          1,714.37         32
                                       5.875          1,714.37
    LAGO VISTA       TX   78645          2            01/15/03         00
    0435302849                           05           03/01/03          0
    3299977                              O            02/01/33
    0
1




    8392739          E22/G02             F          242,000.00         ZZ
                                         360        241,786.49          1
                                       6.625          1,549.55         90
                                       6.375          1,549.55
    AUSTIN           TX   78748          2            01/22/03         01
    0415299593                           03           03/01/03         25
    0415299593                           O            02/01/33
    0


    8392953          E22/G02             F          480,000.00         ZZ
                                         360        479,533.47          1
                                       6.125          2,916.53         75
                                       5.875          2,916.53
    SAN DIEGO        CA   92117          5            01/14/03         00
    0415844042                           05           03/01/03          0
    0415844042                           O            02/01/33
    0


    8392987          E22/G02             F          440,000.00         ZZ
                                         360        439,592.47          2
                                       6.375          2,745.03         80
                                       6.125          2,745.03
    TORRANCE         CA   90501          1            01/18/03         00
    0415863836                           05           03/01/03          0
    0415863836                           O            02/01/33
    0


    8392993          E22/G02             F           30,500.00         ZZ
                                         360         30,472.43          1
                                       6.500            192.78         73
                                       6.250            192.78
    JACKSON          MS   39204          2            01/27/03         00
    0415868132                           05           03/01/03          0
    0415868132                           N            02/01/33
    0


    8393041          E22/G02             F           56,250.00         ZZ
                                         360         56,210.30          1
                                       7.750            402.98         90
                                       7.500            402.98
    GOODWATER        AL   35072          2            01/22/03         04
    0415962950                           05           03/01/03         25
    0415962950                           O            02/01/33
    0


    8393053          E82/G02             F          280,000.00         ZZ
                                         360        279,452.51          3
1


                                       6.375          1,746.84         77
                                       6.125          1,746.84
    LOS ANGELES      CA   90019          2            01/22/03         00
    0400774584                           05           03/01/03          0
    7643931                              O            02/01/33
    0


    8393811          Q87/G02             F           96,000.00         ZZ
                                         360         95,902.12          1
                                       5.875            567.88         80
                                       5.625            567.88
    WHITLEY CITY     KY   42653          5            01/21/03         00
    0435350756                           05           03/01/03          0
    BRLA05                               O            02/01/33
    0


    8394261          W34/G02             F          238,000.00         ZZ
                                         360        237,784.85          3
                                       6.500          1,504.32         67
                                       6.250          1,504.32
    FORT MYERS BEAC  FL   33931          5            01/21/03         00
    0435379698                           05           03/01/03          0
    98890901                             O            02/01/33
    0


    8394293          W02/G02             F          133,000.00         ZZ
                                         360        132,901.29          1
                                       7.500            929.96         95
                                       7.250            929.96
    MADISON HEIGHTS  VA   24572          5            01/15/03         28
    0435424593                           05           03/01/03         30
    1001838812                           O            02/01/33
    0


    8394593          S27/G02             F           73,125.00         ZZ
                                         360         73,066.52          1
                                       7.125            492.66         75
                                       6.875            492.66
    ORLANDO          FL   32811          5            01/23/03         00
    0435316609                           05           03/01/03          0
    1300001058                           N            02/01/33
    0


    8395227          E22/G02             F          215,200.00         ZZ
                                         360        215,000.68          2
                                       6.375          1,342.57         85
                                       6.125          1,342.57
    LONG BEACH       CA   90805          1            01/06/03         04
    0415733252                           05           03/01/03         12
1


    0415733252                           O            02/01/33
    0


    8395231          E22/G02             F          164,250.00         ZZ
                                         360        164,134.07          2
                                       7.750          1,176.71         90
                                       7.500          1,176.71
    HOLBROOK         MA   02343          1            01/28/03         01
    0415738210                           05           03/01/03         25
    0415738210                           N            02/01/33
    0


    8395233          E22/G02             F          131,200.00         ZZ
                                         360        131,081.40          1
                                       6.500            829.27         80
                                       6.250            829.27
    MORRISVILLE BOR  PA   19067          1            01/28/03         00
    0415739952                           07           03/01/03          0
    0415739952                           N            02/01/33
    0


    8395321          E22/G02             F          223,250.00         ZZ
                                         360        223,053.04          1
                                       6.625          1,429.49         95
                                       6.375          1,429.49
    FORT LAUDERDALE  FL   33304          5            01/23/03         04
    0415855261                           05           03/01/03         30
    0415855261                           O            02/01/33
    0


    8395381          E22/G02             F          180,500.00         ZZ
                                         360        180,324.56          1
                                       6.125          1,096.74         95
                                       5.875          1,096.74
    MIAMI            FL   33183          5            01/23/03         04
    0415919109                           05           03/01/03         30
    0415919109                           O            02/01/33
    0


    8395411          E22/G02             F          215,000.00         ZZ
                                         360        214,775.53          1
                                       5.750          1,254.68         54
                                       5.500          1,254.68
    CORAL SPRINGS    FL   33071          5            01/23/03         00
    0415986249                           03           03/01/03          0
    0415986249                           O            02/01/33
    0


1


    8395799          967/G02             F          132,000.00         ZZ
                                         360        131,886.35          1
                                       6.750            856.15         80
                                       6.500            856.15
    SELAH            WA   98942          2            01/14/03         00
    0435332119                           05           03/01/03          0
    5941265                              O            02/01/33
    0


    8395805          K15/G02             F          102,400.00         ZZ
                                         360        102,324.00          2
                                       7.500            716.00         80
                                       7.250            716.00
    BOISE            ID   83703          5            01/20/03         00
    0435316385                           05           03/01/03          0
    003010005505911                      N            02/01/33
    0


    8396651          U05/G02             F          345,000.00         ZZ
                                         360        344,664.68          1
                                       6.125          2,096.26         74
                                       5.875          2,096.26
    WOODLAND HILLS   CA   91367          2            01/06/03         00
    0435382338                           05           03/01/03          0
    3275099                              O            02/01/33
    0


    8396745          356/356             F          260,000.00         ZZ
                                         360        259,551.02          1
                                       6.750          1,686.36         80
                                       6.500          1,686.36
    PITTSBURG        CA   94565          1            12/23/02         00
    3060308                              05           02/01/03          0
    3060308                              O            01/01/33
    0


    8396869          M07/G02             F           90,000.00         ZZ
                                         360         89,929.79          1
                                       7.250            613.96         75
                                       7.000            613.96
    RIVERSIDE        CA   92503          5            01/14/03         00
    0435340922                           09           03/01/03          0
    02212235                             N            02/01/33
    0


    8396885          X31/G02             F          233,750.00         ZZ
                                         360        233,538.69          1
                                       6.500          1,477.46         85
                                       6.250          1,477.46
1


    CLAREMONT        CA   91711          5            01/23/03         01
    0435350442                           05           03/01/03         12
    11001534                             O            02/01/33
    0


    8396893          M07/G02             F           90,000.00         ZZ
                                         360         89,929.79          1
                                       7.250            613.96         75
                                       7.000            613.96
    RIVERSIDE        CA   92503          5            01/14/03         00
    0435315478                           09           03/01/03          0
    02212236                             N            02/01/33
    0


    8397031          L01/G02             F          433,000.00         ZZ
                                         360        432,579.15          1
                                       6.125          2,630.95         75
                                       5.875          2,630.95
    TEMPE            AZ   85284          5            01/24/03         00
    0435344171                           05           03/01/03          0
    10597094                             O            02/01/33
    0


    8397125          Q14/G02             F           86,500.00         ZZ
                                         360         86,413.89          1
                                       6.000            518.61         78
                                       5.750            518.61
    BETTENDORF       IA   52722          2            01/24/03         00
    0435291018                           01           03/01/03          0
    0000311038                           O            02/01/33
    0


    8397611          144/144             F          253,000.00         ZZ
                                         360        252,508.37          1
                                       6.375          1,578.39         66
                                       6.125          1,578.39
    CARMEL           NY   10512          2            12/30/02         00
    160709261                            05           02/01/03          0
    160709261                            O            01/01/33
    0


    8398095          E22/G02             F          216,000.00         ZZ
                                         360        215,779.78          1
                                       5.875          1,277.72         80
                                       5.625          1,277.72
    LONG BEACH       CA   90806          5            01/18/03         00
    0415786615                           05           03/01/03          0
    0415786615                           O            02/01/33
    0
1




    8398147          E22/G02             F          130,500.00         ZZ
                                         360        130,379.13          1
                                       6.375            814.15         90
                                       6.125            814.15
    ROCK ISLAND      IL   61201          2            01/24/03         01
    0415868140                           05           03/01/03         25
    0415868140                           O            02/01/33
    0


    8398185          E22/G02             F          135,200.00         ZZ
                                         360        135,089.18          1
                                       7.000            899.49         80
                                       6.750            899.49
    ROCHESTER        MI   48307          1            01/29/03         00
    0415931708                           05           03/01/03          0
    0415931708                           N            02/01/33
    0


    8398269          E22/G02             F          127,200.00         ZZ
                                         360        127,073.37          1
                                       6.000            762.63         80
                                       5.750            762.63
    THE COLONY       TX   75056          5            01/24/03         00
    0415707231                           05           03/01/03          0
    0415707231                           O            02/01/33
    0


    8398287          E22/G02             F          146,700.00         ZZ
                                         360        146,576.76          1
                                       6.875            963.71         90
                                       6.625            963.71
    PASSAIC          NJ   07055          1            01/29/03         01
    0415749548                           05           03/01/03         25
    0415749548                           N            02/01/33
    0


    8398301          E22/G02             F          420,000.00         ZZ
                                         360        419,611.00          1
                                       6.375          2,620.25         80
                                       6.125          2,620.25
    L A (SAN PEDRO   CA   90732          5            01/22/03         00
    0415772441                           05           03/01/03          0
    0415772441                           O            02/01/33
    0


    8398339          E22/G02             F          180,000.00         ZZ
                                         360        179,833.28          1
1


                                       6.375          1,122.97         75
                                       6.125          1,122.97
    RANCHO CUCAMONG  CA   91730          5            01/09/03         00
    0415845593                           05           03/01/03          0
    0415845593                           O            02/01/33
    0


    8398363          E22/G02             F          444,000.00         ZZ
                                         360        443,558.00          1
                                       6.000          2,662.00         80
                                       5.750          2,662.00
    VISALIA          CA   93292          5            01/23/03         00
    0415901586                           05           03/01/03          0
    0415901586                           O            02/01/33
    0


    8398401          E22/G02             F           83,700.00         ZZ
                                         360         83,633.07          1
                                       7.125            563.90         70
                                       6.875            563.90
    PEMBROKE PINES   FL   33026          5            01/24/03         00
    0415979095                           09           03/01/03          0
    0415979095                           O            02/01/33
    0


    8398495          J95/G02             F          103,200.00         ZZ
                                         360        103,127.16          1
                                       7.750            739.34         80
                                       7.500            739.34
    HESPERIA         CA   92345          5            01/02/03         00
    0435364153                           05           03/01/03          0
    0040794455                           N            02/01/33
    0


    8398627          Y23/G02             F           97,600.00         ZZ
                                         360         97,515.96          1
                                       6.750            633.04         80
                                       6.500            633.04
    LEWISVILLE       TX   75067          5            01/22/03         00
    0435366554                           05           03/01/03          0
    1000019090                           O            02/01/33
    0


    8398659          L20/G02             F           70,000.00         ZZ
                                         360         69,931.96          1
                                       6.125            425.33         61
                                       5.875            425.33
    BOISE            ID   83709          5            01/24/03         00
    0435479142                           09           03/01/03          0
1


    1151120583                           O            02/01/33
    0


    8398673          952/G02             F          360,000.00         ZZ
                                         360        359,666.57          1
                                       6.375          2,245.93         80
                                       6.125          2,245.93
    FAIR LAWN        NJ   07410          1            01/16/03         00
    0435438577                           05           03/01/03          0
    20028719                             N            02/01/33
    0


    8398821          X82/G02             F          399,950.00         ZZ
                                         360        399,561.27          1
                                       6.125          2,430.14         79
                                       5.875          2,430.14
    WARRENTON        VA   20186          5            01/17/03         00
    0435296579                           05           03/01/03          0
    847271                               O            02/01/33
    0


    8398833          N47/G02             F          210,000.00         ZZ
                                         360        209,823.58          2
                                       6.875          1,379.55         56
                                       6.625          1,379.55
    SAN DIEGO        CA   92117          2            01/17/03         00
    0435396197                           05           03/01/03          0
    30501428                             N            02/01/33
    0


    8398855          477/G02             F          110,475.00         ZZ
                                         360        110,375.13          1
                                       6.500            698.28         95
                                       6.250            698.28
    PHOENIX          AZ   85027          5            01/07/03         01
    0435397567                           05           03/01/03         30
    220073                               O            02/01/33
    0


    8398901          N47/G02             F          430,500.00         ZZ
                                         360        430,091.53          1
                                       6.250          2,650.66         80
                                       6.000          2,650.66
    SAN JOSE         CA   95121          2            01/23/03         00
    0435449921                           05           03/01/03          0
    20501167                             O            02/01/33
    0


1


    8399027          N47/G02             F          101,250.00         ZZ
                                         360        101,164.94          1
                                       6.875            665.14         75
                                       6.625            665.14
    HEMET            CA   92545          5            01/17/03         00
    0435333661                           05           03/01/03          0
    30501425                             N            02/01/33
    0


    8399051          N47/G02             F          370,000.00         ZZ
                                         360        369,648.93          1
                                       6.250          2,278.15         80
                                       6.000          2,278.15
    ALAMEDA          CA   94501          5            01/08/03         00
    0435359062                           05           03/01/03          0
    20501172                             O            02/01/33
    0


    8400249          E82/G02             F          239,600.00         T
                                         360        239,600.00          1
                                       6.625          1,534.19         80
                                       6.375          1,534.19
    CUDJOE KEY       FL   33042          1            02/03/03         00
    0400765798                           05           04/01/03          0
    0400765798                           O            03/01/33
    0


    8400429          E22/G02             F          232,750.00         ZZ
                                         360        232,328.04          1
                                       6.500          1,471.14         95
                                       6.250          1,471.14
    MIAMI            FL   33129          1            12/13/02         04
    0415666551                           05           02/01/03         35
    0415666551                           O            01/01/33
    0


    8400439          E22/G02             F          218,800.00         ZZ
                                         360        218,611.62          4
                                       6.750          1,419.13         67
                                       6.500          1,419.13
    HOUSTON          TX   77098          2            01/30/03         00
    0415703206                           05           03/01/03          0
    0415703206                           N            02/01/33
    0


    8400449          E22/G02             F          188,000.00         ZZ
                                         360        187,808.33          1
                                       5.875          1,112.09         80
                                       5.625          1,112.09
1


    ELK GROVE        CA   95758          5            01/23/03         00
    0415738756                           03           03/01/03          0
    0415738756                           O            02/01/33
    0


    8400545          E22/G02             F          159,200.00         ZZ
                                         360        159,033.78          4
                                       5.750            929.05         80
                                       5.500            929.05
    GOSHEN           IN   46526          1            01/30/03         00
    0415951086                           05           03/01/03          0
    0415951086                           N            02/01/33
    0


    8400583          E22/G02             F          115,600.00         T
                                         360        115,490.31          1
                                       6.250            711.77         32
                                       6.000            711.77
    TRACY            CA   95376          2            01/22/03         00
    0415996685                           05           03/01/03          0
    0415996685                           O            02/01/33
    0


    8400615          E22/G02             F          199,000.00         ZZ
                                         360        198,797.11          1
                                       5.875          1,177.16         80
                                       5.625          1,177.16
    BEND             OR   97701          2            01/28/03         00
    0416044717                           03           03/01/03          0
    0416044717                           N            02/01/33
    0


    8400629          E22/G02             F           67,200.00         ZZ
                                         360         67,140.71          1
                                       6.625            430.29         80
                                       6.375            430.29
    EL PASO          TX   79912          5            01/24/03         00
    0415845072                           05           03/01/03          0
    0415845072                           O            02/01/33
    0


    8400687          E22/G02             F          174,000.00         ZZ
                                         360        173,830.89          1
                                       6.125          1,057.24         80
                                       5.875          1,057.24
    SACRAMENTO       CA   95829          1            01/27/03         00
    0415904127                           05           03/01/03          0
    0415904127                           O            02/01/33
    0
1




    8400711          E22/G02             F           61,200.00         ZZ
                                         360         61,151.06          2
                                       7.125            412.32         90
                                       6.875            412.32
    SAINT PAUL       MN   55106          1            01/30/03         04
    0415271089                           05           03/01/03         25
    0415271089                           N            02/01/33
    0


    8400719          E22/G02             F          207,000.00         ZZ
                                         360        206,808.28          2
                                       6.375          1,291.41         90
                                       6.125          1,291.41
    WOODBRIDGE TOWN  NJ   08863          1            01/30/03         04
    0415377274                           05           03/01/03         25
    0415377274                           O            02/01/33
    0


    8400735          E22/G02             F          176,000.00         ZZ
                                         360        175,836.99          1
                                       6.375          1,098.01         80
                                       6.125          1,098.01
    LOS ANGELES      CA   90062          5            01/17/03         00
    0415498047                           05           03/01/03          0
    0415498047                           O            02/01/33
    0


    8400799          E22/G02             F          650,000.00         ZZ
                                         360        649,397.98          1
                                       6.375          4,055.15         79
                                       6.125          4,055.15
    HOHOKUS          NJ   07423          1            01/30/03         00
    0415818855                           05           03/01/03          0
    0415818855                           O            02/01/33
    0


    8400803          E22/G02             F          175,275.00         ZZ
                                         360        175,116.55          1
                                       6.500          1,107.86         95
                                       6.250          1,107.86
    GLEN ALLEN       VA   23060          5            01/23/03         04
    0415822303                           05           03/01/03         30
    0415822303                           O            02/01/33
    0


    8401171          998/998             F           95,400.00         ZZ
                                         360         94,905.35          4
1


                                       7.375            658.90         90
                                       7.125            658.90
    KALAMAZOO        MI   49007          2            08/27/02         11
    5242842                              05           10/01/02         25
    5242842                              N            09/01/32
    0


    8401709          X51/G02             F          398,000.00         ZZ
                                         360        397,612.80          1
                                       6.120          2,417.00         76
                                       5.870          2,417.00
    APOLLO BEACH     FL   33572          5            01/25/03         00
    0435305057                           05           03/01/03          0
    030109016                            O            02/01/33
    0


    8401737          408/G02             F          165,600.00         ZZ
                                         360        165,450.29          1
                                       6.500          1,046.71         80
                                       6.250          1,046.71
    INDEPENDENCE     MO   64057          1            01/23/03         00
    0435325097                           05           03/01/03          0
    703026240                            O            02/01/33
    0


    8401795          T29/G02             F          101,250.00         ZZ
                                         360        101,158.47          2
                                       6.500            639.97         75
                                       6.250            639.97
    PINETOP          AZ   85935          2            01/22/03         00
    0435342043                           05           03/01/03          0
    1210876                              N            02/01/33
    0


    8402149          F89/G02             F           76,000.00         ZZ
                                         360         75,932.94          1
                                       6.625            486.64         80
                                       6.375            486.64
    FRESNO           CA   93705          5            01/21/03         00
    0435327853                           05           03/01/03          0
    26369                                N            02/01/33
    0


    8402697          E45/G02             F           48,950.00         ZZ
                                         360         48,775.83          1
                                       6.625            313.43         75
                                       6.375            313.43
    WOOD RIVER       IL   62095          5            10/11/02         00
    0435414164                           05           12/01/02          0
1


    278047                               O            11/01/32
    0


    8403571          E22/G02             F          114,400.00         ZZ
                                         360        114,288.81          1
                                       6.125            695.11         80
                                       5.875            695.11
    VANCOUVER        WA   98661          2            01/22/03         00
    0415244433                           05           03/01/03          0
    0415244433                           O            02/01/33
    0


    8403665          E22/G02             F           55,000.00         ZZ
                                         360         54,953.79          1
                                       6.875            361.31         69
                                       6.625            361.31
    VERO BEACH       FL   32968          1            01/31/03         00
    0415737436                           05           03/01/03          0
    0415737436                           N            02/01/33
    0


    8403739          E22/G02             F           72,000.00         ZZ
                                         360         71,949.18          2
                                       7.750            515.82         90
                                       7.500            515.82
    NEW ORLEANS      LA   70117          1            01/31/03         04
    0415800465                           05           03/01/03         25
    0415800465                           N            02/01/33
    0


    8403773          E22/G02             F           52,200.00         ZZ
                                         360         52,155.06          1
                                       6.750            338.57         90
                                       6.500            338.57
    SEVIERVILLE      TN   37876          1            01/31/03         04
    0415829332                           05           03/01/03         30
    0415829332                           O            02/01/33
    0


    8403803          E22/G02             F           40,000.00         ZZ
                                         360         39,971.77          1
                                       7.750            286.56         80
                                       7.500            286.56
    HIGHLAND PARK    MI   48203          5            01/31/03         00
    0415850668                           05           03/01/03          0
    0415850668                           N            02/01/33
    0


1


    8403823          E22/G02             F          440,000.00         ZZ
                                         360        439,561.98          1
                                       6.000          2,638.02         80
                                       5.750          2,638.02
    SALINAS          CA   91390          1            01/24/03         00
    0415865740                           05           03/01/03          0
    0415865740                           O            02/01/33
    0


    8403839          E22/G02             F          422,000.00         ZZ
                                         360        421,609.15          1
                                       6.375          2,632.73         68
                                       6.125          2,632.73
    ARDEN            NC   28704          5            01/27/03         00
    0415874296                           05           03/01/03          0
    0415874296                           O            02/01/33
    0


    8403891          E22/G02             F           74,250.00         ZZ
                                         360         74,181.23          1
                                       6.375            463.22         90
                                       6.125            463.22
    FARMINGTON       NM   87401          1            01/31/03         01
    0415917566                           05           03/01/03         30
    0415917566                           O            02/01/33
    0


    8403897          E22/G02             F          156,000.00         ZZ
                                         360        155,868.94          3
                                       6.875          1,024.81         80
                                       6.625          1,024.81
    NEW BEDFORD      MA   02740          1            01/31/03         00
    0415921204                           05           03/01/03          0
    0415921204                           N            02/01/33
    0


    8403985          E22/G02             F          153,000.00         ZZ
                                         360        152,868.27          2
                                       6.750            992.36         90
                                       6.500            992.36
    BURLINGTON       VT   05401          1            01/31/03         04
    0415985704                           05           03/01/03         25
    0415985704                           N            02/01/33
    0


    8403997          E22/G02             F          125,000.00         T
                                         360        124,886.99          1
                                       6.500            790.09         75
                                       6.250            790.09
1


    SUNRISE          FL   33332          2            01/31/03         00
    0415995646                           05           03/01/03          0
    0415995646                           O            02/01/33
    0


    8404001          E22/G02             F          585,000.00         ZZ
                                         360        584,046.88          1
                                       6.250          3,601.95         45
                                       6.000          3,601.95
    BOCA RATON       FL   33432          2            01/27/03         00
    0415997493                           06           03/01/03          0
    0415997493                           O            02/01/33
    0


    8404011          E22/G02             F          196,000.00         ZZ
                                         360        195,831.25          1
                                       6.750          1,271.25         80
                                       6.500          1,271.25
    DALLAS           TX   75238          5            01/27/03         00
    0416011922                           05           03/01/03          0
    0416011922                           O            02/01/33
    0


    8404013          E22/G02             F          170,000.00         ZZ
                                         360        169,838.70          1
                                       6.250          1,046.72         51
                                       6.000          1,046.72
    PEMBROKE PINES   FL   33028          1            01/31/03         00
    0416019545                           03           03/01/03          0
    0416019545                           O            02/01/33
    0


    8404027          E22/G02             F          160,000.00         ZZ
                                         360        159,844.49          1
                                       6.125            972.18         77
                                       5.875            972.18
    HUNTINGTON PARK  CA   90255          5            01/27/03         00
    0416029478                           05           03/01/03          0
    0416029478                           O            02/01/33
    0


    8404037          E22/G02             F           40,000.00         ZZ
                                         360         39,965.56          1
                                       6.750            259.44         73
                                       6.500            259.44
    GREAT FALLS      MT   59405          5            01/31/03         00
    0416032472                           05           03/01/03          0
    0416032472                           N            02/01/33
    0
1




    8404051          E22/G02             F          140,000.00         ZZ
                                         360        139,857.27          1
                                       5.875            828.15         80
                                       5.625            828.15
    NORTH POLE       AK   99705          5            01/24/03         00
    0416050946                           05           03/01/03          0
    0416050946                           O            02/01/33
    0


    8404181          964/G02             F          455,000.00         T
                                         360        454,568.28          1
                                       6.250          2,801.51         65
                                       6.000          2,801.51
    CAMBRIA          CA   93428          2            01/15/03         00
    0435491311                           05           03/01/03          0
    309118                               O            02/01/33
    0


    8404739          B57/G02             F          322,700.00         ZZ
                                         360        322,408.28          1
                                       6.500          2,039.68         79
                                       6.250          2,039.68
    LONG BEACH       CA   90815          1            01/13/03         00
    0435397146                           05           03/01/03          0
    10008860                             O            02/01/33
    0


    8404753          T44/G02             F           60,000.00         ZZ
                                         360         59,947.06          1
                                       6.625            384.19         80
                                       6.375            384.19
    AKRON            OH   44312          1            01/21/03         00
    0435474796                           05           03/01/03          0
    1061725                              N            02/01/33
    0


    8406375          T29/G02             F          108,000.00         ZZ
                                         360        107,909.27          1
                                       6.875            709.48         90
                                       6.625            709.48
    PINETOP          AZ   85935          2            01/23/03         12
    0435451588                           03           03/01/03         25
    1530658                              O            02/01/33
    0


    8406379          T29/G02             F          304,000.00         ZZ
                                         360        303,744.61          1
1


                                       6.875          1,997.06         80
                                       6.625          1,997.06
    GREER            AZ   85927          5            01/21/03         00
    0435329826                           05           03/01/03          0
    1530303                              O            02/01/33
    0


    8406419          G51/G02             F          192,800.00         ZZ
                                         360        192,800.00          1
                                       6.375          1,202.83         80
                                       6.125          1,202.83
    FT COLLINS       CO   80521          5            01/30/03         00
    0435362728                           05           04/01/03          0
    20003259                             O            03/01/33
    0


    8406457          758/G02             F           87,800.00         ZZ
                                         360         87,716.69          1
                                       6.250            540.60         68
                                       6.000            540.60
    HOUSTON          TX   77031          5            01/13/03         00
    0435450507                           03           03/01/03          0
    381085                               O            02/01/33
    0


    8407181          964/G02             F           86,250.00         ZZ
                                         360         86,173.90          1
                                       6.625            552.27         75
                                       6.375            552.27
    PLEASANT GROVE   UT   84062          5            01/27/03         00
    0435353255                           05           03/01/03          0
    323680                               N            02/01/33
    0


    8407243          964/G02             F          299,660.00         ZZ
                                         360        299,402.00          1
                                       6.750          1,943.59         80
                                       6.500          1,943.59
    ANTELOPE         CA   95843          1            01/22/03         00
    0435296207                           05           03/01/03          0
    256021                               O            02/01/33
    0


    8407251          964/G02             F          380,000.00         ZZ
                                         360        379,639.44          1
                                       6.250          2,339.73         69
                                       6.000          2,339.73
    ROSEBURG         OR   97470          5            01/14/03         00
    0435352752                           05           03/01/03          0
1


    273926                               O            02/01/33
    0


    8407255          964/G02             F          650,000.00         ZZ
                                         360        649,426.52          1
                                       6.625          4,162.02         77
                                       6.375          4,162.02
    FRESNO           CA   93711          1            01/03/03         00
    0435352661                           03           03/01/03          0
    279188                               O            02/01/33
    0


    8407265          964/G02             F          196,768.00         ZZ
                                         360        196,585.75          1
                                       6.375          1,227.58         68
                                       6.125          1,227.58
    LAS VEGAS        NV   89117          2            01/07/03         00
    0435356738                           03           03/01/03          0
    292762                               O            02/01/33
    0


    8407273          964/G02             F          322,700.00         ZZ
                                         360        322,393.81          1
                                       6.250          1,986.92         71
                                       6.000          1,986.92
    MISSION VIEJO    CA   92692          2            01/10/03         00
    0435351440                           03           03/01/03          0
    294796                               O            02/01/33
    0


    8407285          964/G02             F          259,000.00         ZZ
                                         360        258,754.25          1
                                       6.250          1,594.71         58
                                       6.000          1,594.71
    SAN JOSE         CA   95121          2            01/09/03         00
    0435355425                           05           03/01/03          0
    301881                               O            02/01/33
    0


    8407301          964/G02             F          300,700.00         ZZ
                                         360        300,386.05          1
                                       5.750          1,754.80         51
                                       5.500          1,754.80
    NOVATO           CA   94945          5            01/13/03         00
    0435356548                           05           03/01/03          0
    306325                               O            02/01/33
    0


1


    8407309          964/G02             F           97,000.00         ZZ
                                         360         96,907.96          1
                                       6.250            597.25         38
                                       6.000            597.25
    ARROYO GRANDE    CA   93420          2            01/14/03         00
    0435356555                           05           03/01/03          0
    307018                               O            02/01/33
    0


    8407323          964/G02             F          275,000.00         ZZ
                                         360        274,745.30          1
                                       6.375          1,715.64         55
                                       6.125          1,715.64
    DALY CITY        CA   94014          2            01/16/03         00
    0435356464                           05           03/01/03          0
    309284                               O            02/01/33
    0


    8407327          964/G02             F          205,000.00         ZZ
                                         360        204,814.68          1
                                       6.500          1,295.74         70
                                       6.250          1,295.74
    NORTH HILLS (AR  CA   91343          5            01/14/03         00
    0435356761                           05           03/01/03          0
    309612                               O            02/01/33
    0


    8407331          964/G02             F          202,500.00         ZZ
                                         360        202,312.44          1
                                       6.375          1,263.34         73
                                       6.125          1,263.34
    VISTA            CA   92083          5            01/03/03         00
    0435354758                           01           03/01/03          0
    310692                               O            02/01/33
    0


    8407343          964/G02             F          174,750.00         T
                                         360        174,580.15          1
                                       6.125          1,061.80         46
                                       5.875          1,061.80
    RESCUE           CA   95672          2            12/31/02         00
    0435351358                           03           03/01/03          0
    312547                               O            02/01/33
    0


    8407357          964/G02             F          193,700.00         ZZ
                                         360        193,520.59          1
                                       6.375          1,208.44         73
                                       6.125          1,208.44
1


    CAMERON PARK     CA   95682          5            01/14/03         00
    0435360193                           05           03/01/03          0
    315551                               O            02/01/33
    0


    8407391          964/G02             F           70,500.00         T
                                         360         70,439.30          1
                                       6.750            457.26         71
                                       6.500            457.26
    SEASIDE          OR   97138          5            01/13/03         00
    0435351994                           05           03/01/03          0
    319784                               O            02/01/33
    0


    8407401          964/G02             F          262,500.00         ZZ
                                         360        262,232.37          1
                                       5.875          1,552.79         75
                                       5.625          1,552.79
    TRACY            CA   95376          5            01/10/03         00
    0435356878                           05           03/01/03          0
    320254                               O            02/01/33
    0


    8407421          964/G02             F          279,500.00         ZZ
                                         360        279,221.76          1
                                       6.000          1,675.74         56
                                       5.750          1,675.74
    SAN CLEMENTE     CA   92673          5            01/22/03         00
    0435360516                           03           03/01/03          0
    320711                               O            02/01/33
    0


    8407433          964/G02             F           73,800.00         ZZ
                                         360         73,729.97          1
                                       6.250            454.40         60
                                       6.000            454.40
    LAS VEGAS        NV   89115          2            01/20/03         00
    0435354980                           05           03/01/03          0
    321137                               N            02/01/33
    0


    8407453          964/G02             F           75,000.00         ZZ
                                         360         74,928.83          1
                                       6.250            461.79         64
                                       6.000            461.79
    LAS VEGAS        NV   89115          2            01/20/03         00
    0435355136                           05           03/01/03          0
    321291                               N            02/01/33
    0
1




    8407461          964/G02             F           80,000.00         ZZ
                                         360         79,927.68          1
                                       6.500            505.65         80
                                       6.250            505.65
    PRESCOTT VALLEY  AZ   86314          5            01/16/03         00
    0435353644                           05           03/01/03          0
    321844                               O            02/01/33
    0


    8407473          964/G02             F          190,000.00         ZZ
                                         360        189,815.33          1
                                       6.125          1,154.46         67
                                       5.875          1,154.46
    LAUDERHILL       FL   33319          5            01/21/03         00
    0435351408                           03           03/01/03          0
    322497                               O            02/01/33
    0


    8407477          964/G02             F           94,000.00         ZZ
                                         360         93,915.03          1
                                       6.500            594.14         60
                                       6.250            594.14
    PHOENIX          AZ   85032          5            01/21/03         00
    0435352802                           03           03/01/03          0
    322522                               O            02/01/33
    0


    8407485          964/G02             F          322,700.00         ZZ
                                         360        322,393.81          1
                                       6.250          1,986.92         66
                                       6.000          1,986.92
    OAKLEY           CA   94561          2            01/13/03         00
    0435356852                           05           03/01/03          0
    322797                               O            02/01/33
    0


    8407517          964/G02             F          134,500.00         ZZ
                                         360        134,362.87          1
                                       5.875            795.62         57
                                       5.625            795.62
    CAMERON PARK     CA   95682          2            01/15/03         00
    0435360847                           05           03/01/03          0
    324539                               O            02/01/33
    0


    8407529          964/G02             F          288,320.00         ZZ
                                         360        288,032.98          1
1


                                       6.000          1,728.62         80
                                       5.750          1,728.62
    SACRAMENTO       CA   95829          1            01/03/03         00
    0435355292                           05           03/01/03          0
    324911                               O            02/01/33
    0


    8407531          964/G02             F           85,250.00         ZZ
                                         360         85,163.08          1
                                       5.875            504.29         65
                                       5.625            504.29
    PHOENIX          AZ   85032          5            01/16/03         00
    0435360946                           05           03/01/03          0
    326449                               O            02/01/33
    0


    8407539          964/G02             F          177,600.00         ZZ
                                         360        177,427.38          1
                                       6.125          1,079.12         80
                                       5.875          1,079.12
    EUREKA           CA   95503          1            01/15/03         00
    0435356068                           05           03/01/03          0
    327946                               O            02/01/33
    0


    8407541          964/G02             F          187,500.00         ZZ
                                         360        187,317.76          1
                                       6.125          1,139.27         75
                                       5.875          1,139.27
    SAN GABRIEL      CA   91776          1            01/16/03         00
    0435355227                           05           03/01/03          0
    329025                               O            02/01/33
    0


    8407543          964/G02             F          200,000.00         ZZ
                                         360        199,805.61          1
                                       6.125          1,215.22         39
                                       5.875          1,215.22
    SAN RAFAEL       CA   94901          2            01/22/03         00
    0435356670                           05           03/01/03          0
    329035                               O            02/01/33
    0


    8407569          964/G02             F          254,700.00         ZZ
                                         360        254,427.71          1
                                       5.625          1,466.20         73
                                       5.375          1,466.20
    PROVO            UT   84604          2            01/17/03         00
    0435356696                           05           03/01/03          0
1


    333168                               O            02/01/33
    0


    8407579          964/G02             F           88,000.00         ZZ
                                         360         87,920.45          1
                                       6.500            556.22         80
                                       6.250            556.22
    SEATTLE          WA   98168          1            01/21/03         00
    0435354055                           01           03/01/03          0
    341985                               O            02/01/33
    0


    8407617          964/G02             F          117,600.00         ZZ
                                         360        117,482.93          1
                                       6.000            705.07          8
                                       5.750            705.07
    BELVEDERE        CA   94920          2            01/07/03         00
    0435356936                           05           03/01/03          0
    281348                               O            02/01/33
    0


    8407625          964/G02             F          146,000.00         ZZ
                                         360        145,854.66          1
                                       6.000            875.34         28
                                       5.750            875.34
    FOSTER CITY      CA   94404          2            01/10/03         00
    0435356647                           01           03/01/03          0
    305965                               O            02/01/33
    0


    8407627          964/G02             F          256,000.00         ZZ
                                         360        255,738.99          1
                                       5.875          1,514.34         59
                                       5.625          1,514.34
    CAMERON PARK     CA   95682          2            01/14/03         00
    0435355359                           05           03/01/03          0
    307687                               O            02/01/33
    0


    8407641          964/G02             F          245,000.00         ZZ
                                         360        244,761.87          1
                                       6.125          1,488.65         70
                                       5.875          1,488.65
    FIDDLETOWN       CA   95629          5            01/05/03         00
    0435351770                           05           03/01/03          0
    315969                               O            02/01/33
    0


1


    8407643          964/G02             F          160,000.00         ZZ
                                         360        159,848.18          1
                                       6.250            985.15         35
                                       6.000            985.15
    LIVERMORE        CA   94550          5            01/10/03         00
    0435360235                           05           03/01/03          0
    317070                               O            02/01/33
    0


    8407663          964/G02             F          322,700.00         ZZ
                                         360        322,393.81          1
                                       6.250          1,986.92         56
                                       6.000          1,986.92
    FREMONT          CA   94539          2            01/10/03         00
    0435356589                           05           03/01/03          0
    323466                               O            02/01/33
    0


    8407667          964/G02             F           65,000.00         ZZ
                                         360         64,938.32          1
                                       6.250            400.22         46
                                       6.000            400.22
    PARADISE         CA   95969          5            01/16/03         00
    0435360128                           05           03/01/03          0
    323939                               O            02/01/33
    0


    8407675          E47/G02             F           67,600.00         ZZ
                                         360         67,540.36          1
                                       6.625            432.85         80
                                       6.375            432.85
    SAN ANTONIO      TX   78245          5            01/13/03         00
    0435359419                           03           03/01/03          0
    7329012620                           N            02/01/33
    0


    8407677          964/G02             F          236,250.00         ZZ
                                         360        236,003.34          1
                                       5.750          1,378.69         75
                                       5.500          1,378.69
    ROSEVILLE        CA   95747          5            01/15/03         00
    0435355268                           05           03/01/03          0
    329870                               O            02/01/33
    0


    8407775          N74/G02             F           64,000.00         ZZ
                                         360         63,952.50          1
                                       7.500            447.50         66
                                       7.250            447.50
1


    GREENSBORO       NC   27407          2            01/28/03         00
    0435410063                           05           03/03/03          0
    0031591010                           O            02/03/33
    0


    8407881          P09/G02             F          165,000.00         ZZ
                                         360        164,839.63          1
                                       6.125          1,002.56         46
                                       5.875          1,002.56
    BURKE            VA   22015          5            01/25/03         00
    0435358957                           05           03/01/03          0
    0301014                              O            02/01/33
    0


    8407905          U05/G02             F           94,400.00         ZZ
                                         360         94,310.43          1
                                       6.250            581.24         80
                                       6.000            581.24
    AMARILLO         TX   79109          5            01/10/03         00
    0435484407                           05           03/01/03          0
    3297645                              O            02/01/33
    0


    8407933          L76/G02             F          194,600.00         ZZ
                                         360        194,401.60          1
                                       5.875          1,151.13         73
                                       5.625          1,151.13
    MENOMONIE        WI   54751          2            01/27/03         00
    0435326426                           05           03/01/03          0
    991403                               O            02/01/33
    0


    8408015          562/G02             F          135,000.00         ZZ
                                         360        134,874.96          1
                                       6.375            842.23         80
                                       6.125            842.23
    BAYVILLE         NJ   08721          5            01/22/03         00
    0435356381                           05           03/01/03          0
    297059124                            O            02/01/33
    0


    8408041          N47/G02             F          359,500.00         ZZ
                                         360        359,142.12          1
                                       6.000          2,155.38         83
                                       5.750          2,155.38
    HUNTINGTON BEAC  CA   92647          5            01/23/03         04
    0435328380                           05           03/01/03         12
    30501393                             O            02/01/33
    0
1




    8408305          G34/G02             F          209,000.00         ZZ
                                         360        208,786.92          1
                                       5.875          1,236.31         39
                                       5.625          1,236.31
    ALAMEDA          CA   94501          5            01/23/03         00
    0435324660                           05           03/01/03          0
    41000807                             O            02/01/33
    0


    8408555          E22/G02             F          375,000.00         ZZ
                                         360        374,644.18          1
                                       6.250          2,308.94         55
                                       6.000          2,308.94
    FARMINGTON HILL  MI   48331          5            01/28/03         00
    0415376565                           05           03/01/03          0
    0415376565                           O            02/01/33
    0


    8408561          E22/G02             F           71,250.00         ZZ
                                         360         71,199.72          1
                                       7.750            510.44         93
                                       7.500            510.44
    TOLEDO           OH   43609          5            01/28/03         04
    0415458801                           05           03/01/03         30
    0415458801                           O            02/01/33
    0


    8408623          E22/G02             F          178,100.00         ZZ
                                         360        177,922.70          1
                                       6.000          1,067.80         41
                                       5.750          1,067.80
    CHELSEA          MI   48118          2            01/29/03         00
    0415803006                           05           03/01/03          0
    0415803006                           O            02/01/33
    0


    8408631          E22/G02             F           61,000.00         ZZ
                                         360         60,948.75          1
                                       6.875            400.73         85
                                       6.625            400.73
    AUGUSTA          GA   30906          2            01/17/03         10
    0415822733                           05           03/01/03         20
    0415822733                           N            02/01/33
    0


    8408633          E22/G02             F          157,000.00         ZZ
                                         360        156,851.03          1
1


                                       6.250            966.68         80
                                       6.000            966.68
    FORT COLLINS     CO   80526          2            01/29/03         00
    0415828060                           05           03/01/03          0
    0415828060                           O            02/01/33
    0


    8408641          E22/G02             F          445,000.00         ZZ
                                         360        439,206.33          1
                                       6.125          2,703.87         39
                                       5.875          2,703.87
    BROOMFIELD       CO   80020          2            01/29/03         00
    0415841964                           05           03/01/03          0
    0415841964                           O            02/01/33
    0


    8408643          E22/G02             F           81,000.00         ZZ
                                         360         80,942.83          1
                                       7.750            580.29         75
                                       7.500            580.29
    BARTLETT         TN   38135          5            02/03/03         00
    0415842830                           05           03/01/03          0
    0415842830                           N            02/01/33
    0


    8408735          E22/G02             F          128,400.00         ZZ
                                         360        128,275.21          1
                                       6.125            780.17         77
                                       5.875            780.17
    CARROLLTON       TX   75007          2            01/28/03         00
    0415918192                           05           03/01/03          0
    0415918192                           O            02/01/33
    0


    8408757          E22/G02             F          121,125.00         ZZ
                                         360        121,039.52          4
                                       7.750            867.75         95
                                       7.500            867.75
    LOUISVILLE       KY   40258          1            02/03/03         01
    0415966704                           05           03/01/03         30
    0415966704                           O            02/01/33
    0


    8408763          E22/G02             F          135,950.00         ZZ
                                         360        135,814.66          1
                                       6.000            815.09         49
                                       5.750            815.09
    WEATHERFORD      TX   76087          2            01/29/03         00
    0415967017                           05           03/01/03          0
1


    0415967017                           O            02/01/33
    0


    8409251          S11/G02             F          360,000.00         ZZ
                                         360        359,658.42          1
                                       6.250          2,216.58         80
                                       6.000          2,216.58
    SAN JOSE         CA   95124          1            01/13/03         00
    0435358544                           05           03/01/03          0
    10210574                             O            02/01/33
    0


    8409485          196/G02             F          149,300.00         ZZ
                                         360        149,151.37          1
                                       6.000            895.13         70
                                       5.750            895.13
    CHATHAM          MA   02633          5            01/27/03         00
    0435348735                           05           03/01/03          0
    1600372                              O            02/01/33
    0


    8409489          196/G02             F          414,750.00         ZZ
                                         360        414,375.05          1
                                       6.500          2,621.51         75
                                       6.250          2,621.51
    NORTH HAMPTON    NH   03862          5            01/14/03         00
    0435346374                           05           03/01/03          0
    1603357                              O            02/01/33
    0


    8409491          196/G02             F          431,000.00         ZZ
                                         360        430,218.61          1
                                       6.500          2,724.22         80
                                       6.250          2,724.22
    BURLINGTON       MA   01803          5            12/30/02         00
    0435344833                           05           02/01/03          0
    1607971                              O            01/01/33
    0


    8409493          196/G02             F          592,000.00         ZZ
                                         360        591,424.61          1
                                       6.125          3,597.06         61
                                       5.875          3,597.06
    BURLINGAME       CA   94010          5            01/23/03         00
    0435365739                           05           03/01/03          0
    1613696                              O            02/01/33
    0


1


    8409497          T44/G02             F          172,425.00         ZZ
                                         360        172,272.87          3
                                       6.625          1,104.06         75
                                       6.375          1,104.06
    PAWTUCKET        RI   02861          1            01/10/03         00
    0435361670                           05           03/01/03          0
    1062978                              N            02/01/33
    0


    8409703          E33/G02             F          211,000.00         ZZ
                                         360        211,000.00          1
                                       6.500          1,333.66         58
                                       6.250          1,333.66
    CHICAGO          IL   60657          5            02/24/03         00
    0435506787                           06           04/01/03          0
    1                                    O            03/01/33
    0


    8409929          588/G02             F          193,700.00         ZZ
                                         360        193,520.59          1
                                       6.375          1,208.44         78
                                       6.125          1,208.44
    CAERNARVON TOWN  PA   19543          1            01/24/03         00
    0435349915                           05           03/01/03          0
    1079941                              O            02/01/33
    0


    8410025          Q73/G02             F          179,000.00         ZZ
                                         360        178,838.18          1
                                       6.500          1,131.40         90
                                       6.250          1,131.40
    CLINTON          MS   39056          1            01/31/03         01
    0435342845                           03           03/01/03         17
    3021701                              O            02/01/33
    0


    8410281          U85/G02             F          360,000.00         ZZ
                                         360        359,690.05          1
                                       6.750          2,334.95         80
                                       6.500          2,334.95
    DELAFIELD        WI   53018          5            01/20/03         00
    0435331418                           05           03/01/03          0
    100150                               O            02/01/33
    0


    8410539          N74/G02             F           95,500.00         ZZ
                                         360         95,421.72          1
                                       7.000            635.36         89
                                       6.750            635.36
1


    FAYETTEVILLE     AR   72701          2            01/31/03         01
    0435382296                           05           03/05/03         25
    0031629010                           O            02/05/33
    0


    8410853          Q59/G02             F          459,000.00         ZZ
                                         360        458,632.94          1
                                       7.125          3,092.37         90
                                       6.875          3,092.37
    NORTHRIDGE       CA   91326          2            01/14/03         11
    0435358692                           05           03/01/03         25
    0000404282                           O            02/01/33
    0


    8411057          K15/G02             F          180,300.00         ZZ
                                         360        180,120.51          2
                                       6.000          1,080.99         52
                                       5.750          1,080.99
    DORCHESTER       MA   02122          5            01/23/03         00
    0435321229                           05           03/01/03          0
    013405509528                         O            02/01/33
    0


    8411797          975/G02             F          336,000.00         ZZ
                                         360        335,657.43          1
                                       5.875          1,987.57         80
                                       5.625          1,987.57
    TORRANCE         CA   90501          5            01/02/03         00
    0435372537                           05           03/01/03          0
    2025596                              O            02/01/33
    0


    8412377          G51/G02             F          188,900.00         ZZ
                                         360        188,733.34          1
                                       6.625          1,209.55         90
                                       6.375          1,209.55
    AURORA           CO   80014          1            01/30/03         01
    0435333786                           01           03/01/03         25
    02000796                             O            02/01/33
    0


    8413051          F89/G02             F          499,000.00         ZZ
                                         360        498,515.00          1
                                       6.125          3,031.98         73
                                       5.875          3,031.98
    GLENDALE         CA   91208          2            01/21/03         00
    0435339072                           05           03/01/03          0
    16826753                             O            02/01/33
    0
1




    8413105          E47/G02             F           85,000.00         ZZ
                                         360         84,935.33          1
                                       7.375            587.07         50
                                       7.125            587.07
    LATHROP          CA   95330          5            01/16/03         00
    0435350798                           05           03/01/03          0
    7333012917                           N            02/01/33
    0


    8413125          E22/G02             F           88,800.00         ZZ
                                         360         88,713.69          1
                                       6.125            539.56         80
                                       5.875            539.56
    PLENTYWOOD       MT   59254          2            01/29/03         00
    0415510981                           05           03/01/03          0
    0415510981                           O            02/01/33
    0


    8413179          E22/G02             F          200,336.00         ZZ
                                         360        200,145.92          1
                                       6.250          1,233.50         80
                                       6.000          1,233.50
    BOISE            ID   83713          1            01/28/03         00
    0415713734                           03           03/01/03          0
    0415713734                           O            02/01/33
    0


    8413181          E22/G02             F          113,300.00         ZZ
                                         360        113,200.04          1
                                       6.625            725.47         67
                                       6.375            725.47
    EAST BRUNSWICK   NJ   08816          1            02/04/03         00
    0415730076                           05           03/01/03          0
    0415730076                           N            02/01/33
    0


    8413219          E22/G02             F          135,000.00         ZZ
                                         360        134,883.77          1
                                       6.750            875.61         58
                                       6.500            875.61
    CENTRAL ISLIP    NY   11722          5            01/30/03         00
    0415858042                           05           03/01/03          0
    0415858042                           O            02/01/33
    0


    8413231          E22/G02             F           55,250.00         ZZ
                                         360         55,250.00          1
1


                                       7.750            395.82         85
                                       7.500            395.82
    ATHENS           AL   35613          5            01/30/03         04
    0415883313                           05           04/01/03         12
    0415883313                           O            03/01/33
    0


    8413233          E22/G02             F          169,600.00         ZZ
                                         360        169,435.16          1
                                       6.125          1,030.51         67
                                       5.875          1,030.51
    CEDAR HILL       TX   75104          2            01/30/03         00
    0415884295                           05           03/01/03          0
    0415884295                           O            02/01/33
    0


    8413255          E22/G02             F          269,000.00         ZZ
                                         360        268,738.55          1
                                       6.125          1,634.47         54
                                       5.875          1,634.47
    MONTEBELLO       NY   10901          5            01/30/03         00
    0415902717                           05           03/01/03          0
    0415902717                           O            02/01/33
    0


    8413307          E22/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       6.250            935.89         80
                                       6.000            935.89
    MADERA           CA   93638          5            01/28/03         00
    0415975564                           05           04/01/03          0
    0415975564                           O            03/01/33
    0


    8413325          E22/G02             F           94,000.00         ZZ
                                         360         93,906.42          1
                                       6.000            563.58         46
                                       5.750            563.58
    BIRMINGHAM       AL   35243          5            01/30/03         00
    0416017564                           05           03/01/03          0
    0416017564                           O            02/01/33
    0


    8413383          W35/G02             F          146,100.00         ZZ
                                         360        145,951.04          1
                                       5.875            864.24         70
                                       5.625            864.24
    INDIANAPOLIS     IN   46239          2            01/30/03         00
    0435327416                           05           03/01/03          0
1


    14564                                O            02/01/33
    0


    8413417          E11/G02             F           67,000.00         ZZ
                                         360         66,937.95          1
                                       6.375            417.99         65
                                       6.125            417.99
    ST LOUIS         MN   55416          5            01/27/03         00
    0435353586                           01           03/01/03          0
    0003001052540                        O            02/01/33
    0


    8413431          U05/G02             F          162,400.00         TX
                                         360        162,245.91          1
                                       6.250            999.92         80
                                       6.000            999.92
    HOUSTON          TX   77068          5            01/14/03         00
    0435335856                           03           03/01/03          0
    3297072                              O            02/01/33
    0


    8413897          A50/G02             F           90,400.00         ZZ
                                         360         90,324.06          1
                                       6.875            593.86         80
                                       6.625            593.86
    TALLADEGA        AL   35160          2            01/30/03         00
    0435349071                           05           03/01/03          0
    979427                               N            02/01/33
    0


    8413935          P44/G02             F          138,605.00         ZZ
                                         360        138,496.88          1
                                       7.250            945.53         95
                                       7.000            945.53
    LEOMINSTER       MA   01453          1            01/30/03         10
    0435329537                           05           03/01/03         30
    022622873                            O            02/01/33
    0


    8414153          E82/G02             F          120,800.00         ZZ
                                         360        120,800.00          1
                                       6.375            753.63         44
                                       6.125            753.63
    CARLSBAD         CA   92009          2            01/30/03         00
    0400774956                           01           04/01/03          0
    1762912                              O            03/01/33
    0


1


    8414197          P09/G02             F          120,000.00         ZZ
                                         360        119,888.86          1
                                       6.375            748.64         80
                                       6.125            748.64
    EAST STROUDSBUR  PA   18301          5            01/30/03         00
    0435346606                           05           03/01/03          0
    PA021205                             O            02/01/33
    0


    8414217          K15/G02             F          127,100.00         ZZ
                                         360        127,100.00          1
                                       5.750            741.72         56
                                       5.500            741.72
    IDA              MI   48140          2            01/29/03         00
    0435335161                           05           04/01/03          0
    035005509913                         O            03/01/33
    0


    8414233          A52/G02             F          114,300.00         ZZ
                                         360        114,213.03          1
                                       7.375            789.44         90
                                       7.125            789.44
    ATLANTA          GA   30331          1            01/31/03         11
    0435351127                           01           03/01/03         25
    23285                                N            02/01/33
    0


    8414289          U05/G02             F          472,000.00         ZZ
                                         360        471,552.14          1
                                       6.250          2,906.19         80
                                       6.000          2,906.19
    FAIRFIELD        CA   94534          5            01/10/03         00
    0435348867                           05           03/01/03          0
    3280975                              O            02/01/33
    0


    8414773          562/G02             F          240,000.00         ZZ
                                         360        239,777.71          3
                                       6.375          1,497.29         80
                                       6.125          1,497.29
    YONKERS          NY   10701          1            01/31/03         00
    0435340690                           05           03/01/03          0
    1                                    O            02/01/33
    0


    8414777          U42/G02             F           80,100.00         ZZ
                                         360         80,034.34          1
                                       7.000            532.91         80
                                       6.750            532.91
1


    IRVING           TX   75062          2            01/30/03         00
    0435396262                           01           03/01/03          0
    12203569                             N            02/01/33
    0


    8414859          U42/G02             F           64,700.00         ZZ
                                         360         64,646.97          1
                                       7.000            430.45         78
                                       6.750            430.45
    MIDLOTHIAN       TX   76065          2            01/28/03         00
    0435346358                           05           03/01/03          0
    24300026                             N            02/01/33
    0


    8415133          R84/G02             F          396,000.00         ZZ
                                         360        395,624.26          1
                                       6.250          2,438.24         80
                                       6.000          2,438.24
    HOUSTON          TX   77082          1            01/28/03         00
    0435376017                           05           03/01/03          0
    0668807                              O            02/01/33
    0


    8415355          E22/G02             F          282,500.00         ZZ
                                         360        282,211.98          2
                                       5.875          1,671.09         51
                                       5.625          1,671.09
    HERMOSA BEACH    CA   90254          5            01/24/03         00
    0415707769                           05           03/01/03          0
    0415707769                           O            02/01/33
    0


    8415441          E22/G02             F           31,500.00         ZZ
                                         360         31,475.42          1
                                       7.250            214.89         75
                                       7.000            214.89
    FORT WAYNE       IN   46807          5            02/05/03         00
    0415852516                           05           03/01/03          0
    0415852516                           N            02/01/33
    0


    8415443          E22/G02             F          128,000.00         ZZ
                                         360        127,869.50          1
                                       5.875            757.17         80
                                       5.625            757.17
    CHEYENNE         WY   82009          2            01/31/03         00
    0415854835                           05           03/01/03          0
    0415854835                           O            02/01/33
    0
1




    8415461          E22/G02             F          337,500.00         ZZ
                                         360        337,194.90          3
                                       6.500          2,133.23         75
                                       6.250          2,133.23
    PORT CHESTER     NY   10573          1            02/05/03         00
    0415879170                           05           03/01/03          0
    0415879170                           N            02/01/33
    0


    8415493          E22/G02             F           82,700.00         ZZ
                                         360         82,700.00          1
                                       6.625            529.54         90
                                       6.375            529.54
    CALUMET CITY     IL   60409          1            02/05/03         04
    0415908045                           05           04/01/03         25
    0415908045                           N            03/01/33
    0


    8415575          E22/G02             F           94,400.00         ZZ
                                         360         94,316.72          1
                                       6.625            604.45         80
                                       6.375            604.45
    HOCKLEY          TX   77447          5            01/31/02         00
    0415978592                           05           03/01/03          0
    0415978592                           O            02/01/33
    0


    8415581          E22/G02             F           69,375.00         ZZ
                                         360         69,313.79          1
                                       6.625            444.22         75
                                       6.375            444.22
    SIMPSONVILLE     SC   29681          1            02/05/03         00
    0415990746                           03           03/01/03          0
    0415990746                           N            02/01/33
    0


    8415595          E22/G02             F          650,000.00         ZZ
                                         360        649,397.97          1
                                       6.375          4,055.16         78
                                       6.125          4,055.16
    SOUTH LYON       MI   48178          1            02/05/03         00
    0416019594                           29           03/01/03          0
    0416019594                           O            02/01/33
    0


    8415699          T44/G02             F          126,000.00         ZZ
                                         360        125,901.71          4
1


                                       7.250            859.54         90
                                       7.000            859.54
    CALIFORNIA CITY  CA   93505          1            01/08/03         01
    0435343405                           05           03/01/03         25
    1058819                              N            02/01/33
    0


    8415837          758/G02             F          552,600.00         ZZ
                                         360        552,075.67          1
                                       6.250          3,402.45         62
                                       6.000          3,402.45
    FORT COLLINS     CO   80524          5            01/21/03         00
    0435426457                           05           03/01/03          0
    761311                               O            02/01/33
    0


    8415871          E82/G02             F          115,950.00         ZZ
                                         360        115,950.00          1
                                       6.750            752.05         63
                                       6.500            752.05
    MEDFORD LAKES    NJ   08055          2            02/03/03         00
    0400766051                           03           04/01/03          0
    1727983                              O            03/01/33
    0


    8415909          E82/G02             F          130,400.00         ZZ
                                         360        130,400.00          1
                                       6.375            813.53         80
                                       6.125            813.53
    GREELEY          CO   80634          2            02/03/03         00
    0400767869                           03           04/01/03          0
    3788409                              O            03/01/33
    0


    8415925          E82/G02             F          258,700.00         ZZ
                                         360        258,700.00          1
                                       6.875          1,699.47         70
                                       6.625          1,699.47
    HOLLYWOOD        FL   33019          2            02/03/03         00
    0400759049                           07           04/01/03          0
    0400759049                           O            03/01/33
    0


    8415973          T29/G02             F          191,000.00         ZZ
                                         360        190,823.10          1
                                       6.375          1,191.59         74
                                       6.125          1,191.59
    SHOW LOW         AZ   85901          1            01/28/03         00
    0435362637                           03           03/01/03          0
1


    1210924                              O            02/01/33
    0


    8416061          369/G02             F          373,500.00         ZZ
                                         360        342,722.74          1
                                       7.125          2,516.34         90
                                       6.875          2,516.34
    COLORADO SPRING  CO   80906          1            12/27/02         12
    0435347737                           05           02/01/03         25
    0075025148                           O            01/01/33
    0


    8416103          M24/G02             F           78,392.00         ZZ
                                         360         78,335.27          1
                                       7.625            554.85         80
                                       7.375            554.85
    LAS VEGAS        NV   89123          1            01/17/03         00
    0435379896                           01           03/01/03          0
    608107247                            N            02/01/33
    0


    8416143          N74/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       6.250            554.15         71
                                       6.000            554.15
    DANVILLE         VA   24540          2            01/31/03         00
    0435382205                           05           04/01/03          0
    0031613010                           O            03/01/33
    0


    8416149          Q73/G02             F          180,000.00         ZZ
                                         360        179,829.21          1
                                       6.250          1,108.29         82
                                       6.000          1,108.29
    SHREVEPORT       LA   71106          2            01/23/03         28
    0435351747                           09           03/01/03         12
    3023026                              O            02/01/33
    0


    8416163          286/286             F           98,300.00         ZZ
                                         360         96,022.11          2
                                       6.750            637.57         73
                                       6.500            637.57
    ROUND ROCK       TX   78664          2            10/31/02         00
    1667959                              05           01/01/03          0
    1667959                              N            12/01/32
    0


1


    8416187          286/286             F          240,000.00         ZZ
                                         360        239,324.11          4
                                       6.375          1,497.29         80
                                       6.125          1,497.29
    GRAPEVINE        TX   76051          1            12/02/02         00
    1788012                              05           01/01/03          0
    1788012                              N            12/01/32
    0


    8416199          286/286             F           61,000.00         ZZ
                                         360         60,829.57          1
                                       6.375            380.57         59
                                       6.125            380.57
    NAPOLEON         OH   43545          2            12/03/02         00
    1730606                              05           01/01/03          0
    1730606                              N            12/01/32
    0


    8416213          286/286             F           33,600.00         ZZ
                                         360         33,455.36          1
                                       7.750            240.72         80
                                       7.500            240.72
    HOLLYWOOD        FL   33021          1            08/07/02         00
    1440036                              01           10/01/02          0
    1440036                              N            09/01/32
    0


    8416215          286/286             F          129,876.00         ZZ
                                         360        129,622.89          1
                                       6.125            789.14         80
                                       5.875            789.14
    MARANA           AZ   85653          1            12/05/02         00
    1842850                              03           02/01/03          0
    1842850                              N            01/01/33
    0


    8416227          286/286             F          166,000.00         ZZ
                                         360        165,423.44          2
                                       6.750          1,076.68         80
                                       6.500          1,076.68
    MADISON          WI   53713          2            10/25/02         00
    1705137                              05           12/01/02          0
    1705137                              N            11/01/32
    0


    8416233          286/286             F          148,000.00         ZZ
                                         360        147,324.76          2
                                       6.750            959.93         71
                                       6.500            959.93
1


    MADISON          WI   53713          2            10/25/02         00
    1705142                              05           12/01/02          0
    1705142                              N            11/01/32
    0


    8416245          286/286             F           40,000.00         ZZ
                                         360         39,861.08          1
                                       6.750            259.44         50
                                       6.500            259.44
    SILVER CREEK     GA   30173          5            10/25/02         00
    1725172                              05           12/01/02          0
    1725172                              N            11/01/32
    0


    8416257          286/286             F           50,310.00         ZZ
                                         360         49,891.15          2
                                       7.375            347.48         90
                                       7.125            347.48
    PITTSBURGH       PA   15216          1            11/26/02         11
    1756327                              05           01/01/03         25
    1756327                              N            12/01/32
    0


    8416267          286/286             F           59,400.00         ZZ
                                         360         59,256.65          1
                                       7.125            400.19         90
                                       6.875            400.19
    PENDLETON        IN   46064          1            11/26/02         11
    1431068                              05           01/01/03         25
    1431068                              N            12/01/32
    0


    8416271          286/286             F           64,100.00         ZZ
                                         360         63,902.02          1
                                       6.250            394.68         90
                                       6.000            394.68
    LAFAYETTE        IN   47905          1            11/21/02         12
    1757237                              05           01/01/03         25
    1757237                              N            12/01/32
    0


    8416275          286/286             F          180,000.00         ZZ
                                         360        179,013.08          1
                                       7.125          1,212.70         40
                                       6.875          1,212.70
    SAN DIEGO        CA   92130          2            10/23/02         00
    1413770                              01           12/01/02          0
    1413770                              N            11/01/32
    0
1




    8416283          286/286             F          111,500.00         ZZ
                                         360        111,292.90          4
                                       6.375            695.62         38
                                       6.125            695.62
    SAVOY            IL   61874          2            12/11/02         00
    1722367                              05           02/01/03          0
    1722367                              N            01/01/33
    0


    8416291          286/286             F           74,000.00         ZZ
                                         360         73,793.27          1
                                       6.375            461.67         68
                                       6.125            461.67
    MELBOURNE        FL   32940          5            11/01/02         00
    1700959                              03           01/01/03          0
    1700959                              N            12/01/32
    0


    8416303          286/286             F           58,500.00         ZZ
                                         360         58,408.44          1
                                       7.250            399.08         90
                                       7.000            399.08
    ROCKFORD         IL   61101          1            12/06/02         11
    1817079                              05           02/01/03         25
    1817079                              N            01/01/33
    0


    8416311          286/286             F          465,000.00         ZZ
                                         360        463,762.40          3
                                       6.625          2,977.45         55
                                       6.375          2,977.45
    SUMMIT           NJ   07901          2            12/04/02         00
    1492687                              05           01/01/03          0
    1492687                              N            12/01/32
    0


    8416321          286/286             F           63,750.00         ZZ
                                         360         63,639.89          1
                                       6.750            413.49         75
                                       6.500            413.49
    LOUISVILLE       KY   40229          2            12/02/02         00
    1671500                              05           02/01/03          0
    1671500                              N            01/01/33
    0


    8416323          286/286             F          183,750.00         ZZ
                                         360        183,272.70          1
1


                                       6.750          1,191.80         75
                                       6.500          1,191.80
    MIAMI            FL   33143          5            11/13/02         00
    1649859                              05           01/01/03          0
    1649859                              N            12/01/32
    0


    8416331          286/286             F           88,500.00         ZZ
                                         360         88,335.62          1
                                       6.375            552.13         68
                                       6.125            552.13
    ACWORTH          GA   30101          5            12/12/02         00
    1823252                              03           02/01/03          0
    1823252                              N            01/01/33
    0


    8416353          286/286             F           62,400.00         ZZ
                                         360         62,237.90          1
                                       6.750            404.73         80
                                       6.500            404.73
    CARROLLTON       GA   30117          1            11/14/02         00
    1734096                              05           01/01/03          0
    1734096                              N            12/01/32
    0


    8416355          286/286             F           63,500.00         ZZ
                                         360         63,289.96          1
                                       7.000            422.47         68
                                       6.750            422.47
    HAGERSTOWN       MD   21740          2            10/28/02         00
    1611267                              05           12/01/02          0
    1611267                              N            11/01/32
    0


    8416361          286/286             F           67,500.00         ZZ
                                         360         67,276.74          1
                                       7.000            449.08         72
                                       6.750            449.08
    HAGERSTOWN       MD   21740          2            10/28/02         00
    1611827                              05           12/01/02          0
    1611827                              N            11/01/32
    0


    8416363          286/286             F           60,000.00         ZZ
                                         360         59,821.91          1
                                       6.875            394.16         51
                                       6.625            394.16
    NILES            IL   60714          2            10/28/02         00
    1564643                              01           01/01/03          0
1


    1564643                              N            12/01/32
    0


    8416365          286/286             F          101,600.00         ZZ
                                         360        101,432.95          1
                                       7.000            675.95         75
                                       6.750            675.95
    ROYAL OAK        MI   48067          2            12/13/02         00
    1682828                              05           02/01/03          0
    1682828                              N            01/01/33
    0


    8416367          286/286             F           32,000.00         ZZ
                                         360         31,896.73          1
                                       7.125            215.59         80
                                       6.875            215.59
    MOUNT HOLLY      NC   28120          1            10/29/02         00
    1671193                              05           12/01/02          0
    1671193                              N            11/01/32
    0


    8416369          286/286             F           24,000.00         ZZ
                                         360         23,922.52          1
                                       7.125            161.70         80
                                       6.875            161.70
    MOUNT HOLLY      NC   28120          1            10/29/02         00
    1671210                              05           12/01/02          0
    1671210                              N            11/01/32
    0


    8416373          286/286             F          220,000.00         ZZ
                                         360        219,591.38          1
                                       6.375          1,372.52         80
                                       6.125          1,372.52
    HYATTSVILLE      MD   20782          1            12/16/02         00
    1838132                              05           02/01/03          0
    1838132                              N            01/01/33
    0


    8416383          286/286             F          140,000.00         ZZ
                                         360        139,501.80          1
                                       6.625            896.44         66
                                       6.375            896.44
    TUCSON           AZ   85750          5            10/18/02         00
    1611671                              05           12/01/02          0
    1611671                              N            11/01/32
    0


1


    8416389          286/286             F           54,700.00         ZZ
                                         360         54,490.76          1
                                       6.250            336.80         55
                                       6.000            336.80
    VIRGINIA BEACH   VA   23462          2            10/31/02         00
    1666845                              03           12/01/02          0
    1666845                              N            11/01/32
    0


    8416393          286/286             F           90,000.00         ZZ
                                         360         89,771.86          1
                                       6.875            591.24         60
                                       6.625            591.24
    OAKWOOD          OH   45419          2            11/15/02         00
    1565573                              05           01/01/03          0
    1565573                              N            12/01/32
    0


    8416395          286/286             F           83,200.00         ZZ
                                         360         83,052.78          1
                                       6.625            532.74         67
                                       6.375            532.74
    LEXINGTON        KY   40504          5            12/09/02         00
    1751380                              05           02/01/03          0
    1751380                              N            01/01/33
    0


    8416397          286/286             F          168,000.00         ZZ
                                         360        167,507.63          3
                                       6.125          1,020.79         68
                                       5.875          1,020.79
    SAVANNAH         GA   31401          5            12/04/02         00
    1681264                              05           01/01/03          0
    1681264                              N            12/01/32
    0


    8416417          286/286             F          153,000.00         ZZ
                                         360        152,760.57          1
                                       7.250          1,043.73         90
                                       7.000          1,043.73
    FREDERICK        MD   21701          1            12/03/02         12
    1782672                              05           02/01/03         25
    1782672                              N            01/01/33
    0


    8416423          286/286             F          132,000.00         ZZ
                                         360        131,736.52          1
                                       6.000            791.41         80
                                       5.750            791.41
1


    WINCHESTER       CT   06098          1            12/09/02         00
    910867                               05           02/01/03          0
    910867                               N            01/01/33
    0


    8416425          286/286             F           57,600.00         ZZ
                                         360         57,404.76          1
                                       6.875            378.39         80
                                       6.625            378.39
    NEW ORLEANS      LA   70121          2            10/29/02         00
    1673990                              05           12/01/02          0
    1673990                              N            11/01/32
    0


    8416429          286/286             F           55,000.00         ZZ
                                         360         54,857.14          1
                                       6.750            356.73         80
                                       6.500            356.73
    MULBERRY         IN   46058          1            12/05/02         00
    1491664                              05           01/01/03          0
    1491664                              N            12/01/32
    0


    8416431          286/286             F          172,000.00         ZZ
                                         360        171,695.65          2
                                       6.625          1,101.34         80
                                       6.375          1,101.34
    EVANSTON         IL   60201          5            12/12/02         00
    1744650                              05           02/01/03          0
    1744650                              N            01/01/33
    0


    8416433          286/286             F           58,500.00         ZZ
                                         360         58,355.28          1
                                       7.000            389.21         90
                                       6.750            389.21
    MIAMI            FL   33177          1            11/20/02         10
    1745905                              03           01/01/03         25
    1745905                              N            12/01/32
    0


    8416435          286/286             F          210,400.00         ZZ
                                         360        209,853.49          1
                                       6.750          1,364.65         80
                                       6.500          1,364.65
    RICHMOND         VA   23220          1            11/26/02         00
    1750062                              05           01/01/03          0
    1750062                              N            12/01/32
    0
1




    8416437          286/286             F           69,120.00         ZZ
                                         360         69,000.63          1
                                       6.750            448.32         90
                                       6.500            448.32
    KATY             TX   77493          1            12/06/02         11
    1822952                              05           02/01/03         25
    1822952                              N            01/01/33
    0


    8416439          286/286             F           78,950.00         ZZ
                                         360         78,813.66          1
                                       6.750            512.07         90
                                       6.500            512.07
    EULESS           TX   76039          1            12/12/02         14
    1808924                              05           02/01/03         25
    1808924                              N            01/01/33
    0


    8416453          286/286             F          161,000.00         ZZ
                                         360        160,550.23          2
                                       6.375          1,004.44         75
                                       6.125          1,004.44
    MINNEAPOLIS      MN   55418          5            11/18/02         00
    1641224                              05           01/01/03          0
    1641224                              N            12/01/32
    0


    8416465          286/286             F           80,000.00         ZZ
                                         360         79,851.41          1
                                       6.375            499.10         80
                                       6.125            499.10
    ORLANDO          FL   32817          5            12/12/02         00
    1791034                              05           02/01/03          0
    1791034                              N            01/01/33
    0


    8416467          286/286             F          101,000.00         ZZ
                                         360        100,242.37          1
                                       6.375            630.11         71
                                       6.125            630.11
    CASA GRANDE      AZ   85222          2            11/18/02         00
    1696392                              05           01/01/03          0
    1696392                              N            12/01/32
    0


    8416473          286/286             F          147,000.00         ZZ
                                         360        146,746.16          1
1


                                       6.750            953.44         38
                                       6.500            953.44
    LAKESIDE         OH   43440          2            12/10/02         00
    1747223                              05           02/01/03          0
    1747223                              N            01/01/33
    0


    8416477          286/286             F          128,800.00         ZZ
                                         360        128,457.18          1
                                       6.625            824.73         80
                                       6.375            824.73
    GILBERT          AZ   85233          2            11/22/02         00
    1704372                              03           01/01/03          0
    1704372                              N            12/01/32
    0


    8416479          286/286             F           83,700.00         ZZ
                                         360         83,482.58          1
                                       6.750            542.88         89
                                       6.500            542.88
    DELTONA          FL   32725          1            11/27/02         12
    1805175                              05           01/01/03         25
    1805175                              N            12/01/32
    0


    8416485          286/286             F           61,200.00         ZZ
                                         360         61,096.86          1
                                       6.875            402.05         90
                                       6.625            402.05
    LAFAYETTE        IN   47904          1            12/06/02         11
    1795000                              05           02/01/03         25
    1795000                              N            01/01/33
    0


    8416501          286/286             F          120,000.00         ZZ
                                         360        119,583.22          1
                                       6.750            778.32         77
                                       6.500            778.32
    ATLANTA          GA   30314          5            11/01/02         00
    1599149                              05           12/01/02          0
    1599149                              N            11/01/32
    0


    8416505          286/286             F           96,000.00         ZZ
                                         360         95,641.48          1
                                       6.375            598.92         80
                                       6.125            598.92
    COLORADO SPRING  CO   80911          2            10/22/02         00
    1788206                              05           12/01/02          0
1


    1788206                              N            11/01/32
    0


    8416513          286/286             F           76,500.00         ZZ
                                         360         76,227.77          1
                                       6.625            489.84         90
                                       6.375            489.84
    REXBURG          ID   83440          1            10/24/02         11
    1699947                              05           12/01/02         25
    1699947                              N            11/01/32
    0


    8416519          286/286             F           38,000.00         ZZ
                                         360         37,874.29          1
                                       7.000            252.82         60
                                       6.750            252.82
    ROME             GA   30165          2            10/30/02         00
    1736747                              05           12/01/02          0
    1736747                              N            11/01/32
    0


    8416521          286/286             F          108,000.00         ZZ
                                         360        107,698.31          1
                                       6.375            673.78         80
                                       6.125            673.78
    TULSA            OK   74104          5            11/18/02         00
    1705853                              05           01/01/03          0
    1705853                              N            12/01/32
    0


    8416527          286/286             F           45,360.00         ZZ
                                         360         45,250.53          2
                                       7.125            305.60         66
                                       6.875            305.60
    CELINA           OH   45822          5            11/20/02         00
    1754057                              05           01/01/03          0
    1754057                              N            12/01/32
    0


    8416537          286/286             F           74,000.00         ZZ
                                         360         73,807.76          1
                                       6.750            479.97         53
                                       6.500            479.97
    ESSEX JUNCTION   VT   05452          2            11/22/02         00
    1708841                              01           01/01/03          0
    1708841                              N            12/01/32
    0


1


    8416549          286/286             F           41,400.00         ZZ
                                         360         41,304.91          1
                                       7.375            285.94         90
                                       7.125            285.94
    ROCKLEDGE        FL   32955          1            11/27/02         10
    1762256                              05           01/01/03         25
    1762256                              N            12/01/32
    0


    8416551          286/286             F          100,450.00         ZZ
                                         360        100,133.70          1
                                       7.250            685.25         70
                                       7.000            685.25
    LOUISVILLE       OH   44641          1            10/29/02         00
    1682164                              05           12/01/02          0
    1682164                              N            11/01/32
    0


    8416561          286/286             F          129,600.00         ZZ
                                         360        129,381.62          2
                                       6.875            851.38         80
                                       6.625            851.38
    TOLEDO           OH   43612          1            12/13/02         00
    1636074                              05           02/01/03          0
    1636074                              N            01/01/33
    0


    8416569          286/286             F           92,800.00         ZZ
                                         360         92,564.74          1
                                       6.875            609.64         80
                                       6.625            609.64
    TUCSON           AZ   85730          5            11/11/02         00
    1648082                              03           01/01/03          0
    1648082                              N            12/01/32
    0


    8416571          286/286             F           27,450.00         ZZ
                                         348         27,408.07          1
                                       7.375            191.40         90
                                       7.125            191.40
    FLINT            MI   48506          1            12/05/02         11
    1760489                              05           02/01/03         25
    1760489                              N            01/01/32
    0


    8416573          286/286             F           80,000.00         ZZ
                                         360         79,732.56          1
                                       6.750            518.88         80
                                       6.500            518.88
1


    WASHINGTON       DC   20019          5            11/25/02         00
    1708940                              05           01/01/03          0
    1708940                              N            12/01/32
    0


    8416577          286/286             F           79,200.00         ZZ
                                         360         78,984.03          1
                                       6.500            500.60         90
                                       6.250            500.60
    MARIETTA         GA   30060          1            11/13/02         14
    1824943                              05           01/01/03         30
    1824943                              N            12/01/32
    0


    8416579          286/286             F           85,000.00         ZZ
                                         360         84,697.51          1
                                       6.625            544.27         66
                                       6.375            544.27
    MARLBORO         NJ   07726          5            10/24/02         00
    1641724                              01           12/01/02          0
    1641724                              N            11/01/32
    0


    8416583          286/286             F          148,500.00         ZZ
                                         360        148,112.57          1
                                       6.750            963.17         90
                                       6.500            963.17
    SEVIERVILLE      TN   37865          1            11/22/02         12
    1781190                              05           01/01/03         25
    1781190                              N            12/01/32
    0


    8416585          286/286             F           40,000.00         ZZ
                                         360         39,923.89          1
                                       6.250            246.29         80
                                       6.000            246.29
    HOPWOOD          PA   15445          1            12/05/02         00
    1726796                              05           02/01/03          0
    1726796                              N            01/01/33
    0


    8416591          286/286             F           90,000.00         ZZ
                                         360         89,836.82          1
                                       6.500            568.87         70
                                       6.250            568.87
    BROOKVILLE       OH   45309          5            12/18/02         00
    1792945                              05           02/01/03          0
    1792945                              N            01/01/33
    0
1




    8416595          286/286             F          102,000.00         ZZ
                                         360        101,759.85          1
                                       7.250            695.82         75
                                       7.000            695.82
    GLENSIDE         PA   19038          5            11/26/02         00
    1761580                              05           01/01/03          0
    1761580                              N            12/01/32
    0


    8416609          286/286             F          123,000.00         ZZ
                                         360        122,489.94          3
                                       7.000            818.33         75
                                       6.750            818.33
    SANDWICH         IL   60548          2            09/09/02         00
    1497320                              05           11/01/02          0
    1497320                              N            10/01/32
    0


    8416613          286/286             F           77,000.00         ZZ
                                         360         76,660.21          1
                                       7.625            545.01         70
                                       7.375            545.01
    FREEHOLD         NJ   07728          5            08/22/02         00
    1407000                              05           10/01/02          0
    1407000                              N            09/01/32
    0


    8416615          286/286             F          114,800.00         ZZ
                                         360        114,576.27          2
                                       6.125            697.54         80
                                       5.875            697.54
    KENT             OH   44240          1            12/17/02         00
    1790144                              05           02/01/03          0
    1790144                              N            01/01/33
    0


    8416627          286/286             F           56,250.00         ZZ
                                         360         56,152.86          1
                                       6.750            364.84         75
                                       6.500            364.84
    INDIANAPOLIS     IN   46237          5            12/02/02         00
    1717841                              05           02/01/03          0
    1717841                              N            01/01/33
    0


    8416629          L20/G02             F          140,800.00         ZZ
                                         360        140,656.44          1
1


                                       5.875            832.89         80
                                       5.625            832.89
    SOUTH OGDEN      UT   84403          1            01/30/03         00
    0435383914                           05           03/01/03          0
    1061070146                           O            02/01/33
    0


    8416631          286/286             F          115,000.00         ZZ
                                         360        114,686.42          1
                                       6.500            726.88         72
                                       6.250            726.88
    MC LEAN          VA   22101          2            11/26/02         00
    1484284                              01           01/01/03          0
    1484284                              N            12/01/32
    0


    8416635          286/286             F           88,200.00         ZZ
                                         360         87,970.89          1
                                       6.750            572.07         90
                                       6.500            572.07
    RIO RANCHO       NM   87124          1            11/26/02         12
    1780240                              05           01/01/03         25
    1780240                              N            12/01/32
    0


    8416639          286/286             F           58,000.00         ZZ
                                         360         57,686.79          1
                                       7.250            395.67         80
                                       7.000            395.67
    MILLERSVILLE     PA   17551          1            12/04/02         00
    1737436                              05           01/01/03          0
    1737436                              N            12/01/32
    0


    8416641          286/286             F           90,800.00         ZZ
                                         360         90,631.37          2
                                       6.375            566.47         41
                                       6.125            566.47
    WHEAT RIDGE      CO   80033          2            12/06/02         00
    1764026                              05           02/01/03          0
    1764026                              N            01/01/33
    0


    8416651          286/286             F           68,000.00         ZZ
                                         360         67,270.47          1
                                       6.625            435.42         80
                                       6.375            435.42
    ROANOKE          VA   24012          1            12/19/02         00
    1754451                              05           02/01/03          0
1


    1754451                              N            01/01/33
    0


    8416667          286/286             F           53,000.00         ZZ
                                         360         52,841.16          3
                                       7.500            370.59         73
                                       7.250            370.59
    COLUMBIA CITY    IN   46725          2            10/28/02         00
    1579017                              05           12/01/02          0
    1579017                              N            11/01/32
    0


    8416669          286/286             F          544,000.00         ZZ
                                         360        542,552.13          4
                                       6.625          3,483.30         80
                                       6.375          3,483.30
    SEA BRIGHT       NJ   07760          1            11/25/02         00
    1703967                              05           01/01/03          0
    1703967                              N            12/01/32
    0


    8416695          286/286             F          180,000.00         ZZ
                                         360        179,665.67          3
                                       6.375          1,122.97         66
                                       6.125          1,122.97
    FOREST PARK      IL   60130          5            12/13/02         00
    1805566                              05           02/01/03          0
    1805566                              N            01/01/33
    0


    8416699          286/286             F           86,400.00         ZZ
                                         360         85,615.62          1
                                       6.625            553.23         69
                                       6.375            553.23
    HOUSTON          TX   77018          5            11/22/02         00
    1725126                              05           01/01/03          0
    1725126                              N            12/01/32
    0


    8416705          286/286             F          152,100.00         ZZ
                                         360        151,177.60          2
                                       7.250          1,037.60         90
                                       7.000          1,037.60
    ASBURY PARK      NJ   07712          1            10/29/02         12
    1696674                              05           12/01/02         25
    1696674                              N            11/01/32
    0


1


    8416707          286/286             F          195,900.00         ZZ
                                         360        195,536.13          3
                                       6.375          1,222.17         70
                                       6.125          1,222.17
    CHICAGO          IL   60653          5            12/16/02         00
    1681398                              05           02/01/03          0
    1681398                              N            01/01/33
    0


    8416711          286/286             F           39,600.00         ZZ
                                         360         39,502.05          1
                                       7.000            263.46         90
                                       6.750            263.46
    LEBANON          PA   17046          1            11/26/02         12
    1781435                              05           01/01/03         25
    1781435                              N            12/01/32
    0


    8416713          286/286             F           99,400.00         ZZ
                                         360         99,027.23          1
                                       6.750            644.71         70
                                       6.500            644.71
    AVENTURA         FL   33180          5            12/10/02         00
    1864328                              01           02/01/03          0
    1864328                              N            01/01/33
    0


    8416717          286/286             F          154,350.00         ZZ
                                         360        153,986.58          1
                                       7.250          1,052.94         80
                                       7.000          1,052.94
    NOBLESVILLE      IN   46060          1            11/27/02         00
    1817691                              05           01/01/03          0
    1817691                              N            12/01/32
    0


    8416719          286/286             F           70,000.00         ZZ
                                         360         69,762.69          1
                                       6.875            459.86         80
                                       6.625            459.86
    NORTH LOGAN      UT   84341          1            10/25/02         00
    1742156                              03           12/01/02          0
    1742156                              N            11/01/32
    0


    8416723          286/286             F           90,000.00         ZZ
                                         360         89,848.34          1
                                       6.875            591.24         44
                                       6.625            591.24
1


    CHARLESTON       SC   29414          5            12/11/02         00
    1620037                              05           02/01/03          0
    1620037                              N            01/01/33
    0


    8416735          286/286             F          101,600.00         ZZ
                                         360        101,233.65          1
                                       6.000            609.15         80
                                       5.750            609.15
    MIAMI            FL   33056          5            11/26/02         00
    1780129                              05           01/01/03          0
    1780129                              N            12/01/32
    0


    8416737          286/286             F          168,800.00         ZZ
                                         360        168,392.62          1
                                       7.125          1,137.24         80
                                       6.875          1,137.24
    DECATUR          GA   30034          2            11/25/02         00
    1555877                              05           01/01/03          0
    1555877                              N            12/01/32
    0


    8416743          286/286             F           50,800.00         ZZ
                                         360         50,722.44          2
                                       7.375            350.87         80
                                       7.125            350.87
    MT VERNON        OH   43050          1            12/05/02         00
    1717723                              05           02/01/03          0
    1717723                              N            01/01/33
    0


    8416749          286/286             F           40,500.00         ZZ
                                         360         40,392.20          1
                                       6.625            259.33         63
                                       6.375            259.33
    ROANOKE          VA   24012          5            11/26/02         00
    1597727                              05           01/01/03          0
    1597727                              N            12/01/32
    0


    8416757          967/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.375            673.78         80
                                       6.125            673.78
    VANCOUVER        WA   98662          2            01/29/03         00
    0435349303                           07           04/01/03          0
    5950746                              N            03/01/33
    0
1




    8416759          286/286             F          100,000.00         ZZ
                                         360         99,661.05          1
                                       6.875            656.93         80
                                       6.625            656.93
    DALLAS           GA   30132          5            10/28/02         00
    1730179                              05           12/01/02          0
    1730179                              N            11/01/32
    0


    8416763          286/286             F          222,500.00         ZZ
                                         360        221,745.83          1
                                       6.875          1,461.67         49
                                       6.625          1,461.67
    SOUTH SAN FRANC  CA   94080          2            10/14/02         00
    1573290                              05           12/01/02          0
    1573290                              N            11/01/32
    0


    8416765          286/286             F          107,800.00         ZZ
                                         360        107,627.07          1
                                       7.125            726.27         70
                                       6.875            726.27
    WARWICK          RI   02886          5            12/16/02         00
    1827219                              05           02/01/03          0
    1827219                              N            01/01/33
    0


    8416779          883/G02             F           75,000.00         ZZ
                                         360         74,932.20          1
                                       6.500            474.05         55
                                       6.250            474.05
    GULFPORT         FL   33707          5            01/29/03         00
    0435434360                           05           03/01/03          0
    05020300                             O            02/01/33
    0


    8416783          286/286             F          101,940.00         ZZ
                                         360        101,699.96          1
                                       7.250            695.42         60
                                       7.000            695.42
    ST MICHAELS      MD   21663          1            11/27/02         00
    1717832                              05           01/01/03          0
    1717832                              N            12/01/32
    0


    8416795          286/286             F           86,250.00         ZZ
                                         300         85,895.78          1
1


                                       6.375            575.65         75
                                       6.125            575.65
    VILLA RICA       GA   30180          5            11/21/02         00
    1752205                              05           01/01/03          0
    1752205                              N            12/01/27
    0


    8416799          286/286             F           58,950.00         ZZ
                                         360         58,785.30          1
                                       6.375            367.78         54
                                       6.125            367.78
    AUSTIN           TX   78704          2            12/02/02         00
    1749220                              03           01/01/03          0
    1749220                              N            12/01/32
    0


    8416801          286/286             F           60,000.00         ZZ
                                         360         59,851.56          1
                                       7.000            399.19         80
                                       6.750            399.19
    LAGRANGE         KY   40031          1            12/06/02         00
    1755222                              05           01/01/03          0
    1755222                              N            12/01/32
    0


    8416803          286/286             F          100,000.00         ZZ
                                         360         99,441.18          1
                                       7.125            673.72         80
                                       6.875            673.72
    CHATTANOOGA      TN   37415          5            11/01/02         00
    1715079                              05           12/01/02          0
    1715079                              N            11/01/32
    0


    8416805          286/286             F           39,510.00         ZZ
                                         360         39,449.68          1
                                       7.375            272.89         90
                                       7.125            272.89
    FORT WAYNE       IN   46805          1            12/06/02         21
    1758006                              05           02/01/03         25
    1758006                              N            01/01/33
    0


    8416823          286/286             F           64,350.00         ZZ
                                         360         64,061.54          1
                                       7.000            428.12         90
                                       6.750            428.12
    TUCSON           AZ   85705          1            11/18/02         11
    1764895                              05           01/01/03         25
1


    1764895                              N            12/01/32
    0


    8416825          286/286             F           66,000.00         ZZ
                                         360         65,820.02          1
                                       6.500            417.17         49
                                       6.250            417.17
    FOUNTAIN HILLS   AZ   85268          5            11/12/02         00
    1458454                              03           01/01/03          0
    1458454                              N            12/01/32
    0


    8416829          286/286             F           95,300.00         ZZ
                                         360         95,058.41          1
                                       6.875            626.06         90
                                       6.625            626.06
    OAKWOOD          GA   30566          1            11/15/02         12
    1681243                              03           01/01/03         25
    1681243                              N            12/01/32
    0


    8416831          883/G02             F          184,000.00         ZZ
                                         360        183,816.83          1
                                       6.000          1,103.17         41
                                       5.750          1,103.17
    COCOA BEACH      FL   32931          2            01/24/03         00
    0435344445                           08           03/01/03          0
    02110000                             O            02/01/33
    0


    8416833          286/286             F          140,000.00         ZZ
                                         360        139,477.17          3
                                       6.375            873.42         74
                                       6.125            873.42
    JOHNSTON         RI   02919          2            10/29/02         00
    1520624                              05           12/01/02          0
    1520624                              N            11/01/32
    0


    8416841          A21/G02             F          200,000.00         ZZ
                                         360        199,810.23          1
                                       6.250          1,231.44         78
                                       6.000          1,231.44
    CAPE CORAL       FL   33990          5            01/27/03         00
    0435355276                           05           03/01/03          0
    0100134142                           O            02/01/33
    0


1


    8416847          286/286             F          205,950.00         ZZ
                                         360        205,360.71          1
                                       6.250          1,268.07         72
                                       6.000          1,268.07
    WESTWOOD         NJ   07675          2            11/27/02         00
    1631274                              05           01/01/03          0
    1631274                              N            12/01/32
    0


    8416849          286/286             F          114,500.00         ZZ
                                         360        114,302.27          1
                                       6.750            742.65         54
                                       6.500            742.65
    AUSTIN           TX   78751          5            12/02/02         00
    1743534                              05           02/01/03          0
    1743534                              N            01/01/33
    0


    8416861          286/286             F           50,400.00         ZZ
                                         360         50,275.29          1
                                       7.000            335.32         80
                                       6.750            335.32
    LUBBOCK          TX   79416          1            11/08/02         00
    1736745                              05           01/01/03          0
    1736745                              N            12/01/32
    0


    8416863          286/286             F          117,000.00         ZZ
                                         360        116,582.60          2
                                       6.500            739.52         64
                                       6.250            739.52
    HAMILITON        NJ   08610          2            12/06/02         00
    1586014                              05           02/01/03          0
    1586014                              N            01/01/33
    0


    8416865          286/286             F          175,000.00         ZZ
                                         360        174,650.69          1
                                       6.000          1,049.22         67
                                       5.750          1,049.22
    SANTA CLARITA    CA   91350          2            12/11/02         00
    1758925                              05           02/01/03          0
    1758925                              N            01/01/33
    0


    8416867          286/286             F          174,000.00         ZZ
                                         360        173,478.60          2
                                       7.500          1,216.63         78
                                       7.250          1,216.63
1


    NEW ORLEANS      LA   70125          2            10/15/02         00
    1604629                              05           12/01/02          0
    1604629                              N            11/01/32
    0


    8416873          286/286             F           62,100.00         ZZ
                                         360         61,868.06          1
                                       6.375            387.43         90
                                       6.125            387.43
    PHILADELPHIA     PA   19146          1            11/01/02         10
    1537419                              05           12/01/02         25
    1537419                              N            11/01/32
    0


    8416877          286/286             F          105,000.00         ZZ
                                         360        104,839.71          3
                                       7.375            725.21         70
                                       7.125            725.21
    SPRINGFIELD      MA   01108          5            12/03/02         00
    1686327                              05           02/01/03          0
    1686327                              N            01/01/33
    0


    8416879          286/286             F           31,500.00         ZZ
                                         360         31,451.90          1
                                       7.375            217.57         90
                                       7.125            217.57
    DECATUR          IL   62521          1            12/13/02         10
    1708215                              05           02/01/03         25
    1708215                              N            01/01/33
    0


    8416887          286/286             F           80,000.00         ZZ
                                         360         79,722.14          1
                                       6.750            518.88         56
                                       6.500            518.88
    COPPER MT        CO   80435          5            11/01/02         00
    1679014                              01           12/01/02          0
    1679014                              N            11/01/32
    0


    8416895          286/286             F          142,300.00         ZZ
                                         360        141,868.19          1
                                       6.250            876.17         65
                                       6.000            876.17
    TUCSON           AZ   85701          2            11/26/02         00
    1511063                              05           01/01/03          0
    1511063                              N            12/01/32
    0
1




    8416937          286/286             F          138,300.00         ZZ
                                         360        137,831.21          2
                                       6.875            908.54         80
                                       6.625            908.54
    GARLAND          TX   75043          5            10/29/02         00
    1641605                              05           12/01/02          0
    1641605                              N            11/01/32
    0


    8416943          286/286             F          114,500.00         ZZ
                                         360        114,121.25          1
                                       7.000            761.78         80
                                       6.750            761.78
    WORTHINGTON      OH   43085          2            10/31/02         00
    1590368                              05           12/01/02          0
    1590368                              N            11/01/32
    0


    8416957          286/286             F          115,150.00         ZZ
                                         360        114,605.83          1
                                       7.375            795.32         90
                                       7.125            795.32
    ROANOKE          TX   76262          1            11/12/02         12
    1753364                              05           01/01/03         25
    1753364                              N            12/01/32
    0


    8416961          286/286             F           94,150.00         ZZ
                                         360         93,644.64          4
                                       6.625            602.86         80
                                       6.375            602.86
    TUCSON           AZ   85706          1            08/27/02         00
    1487433                              05           10/01/02          0
    1487433                              N            09/01/32
    0


    8416965          286/286             F          157,500.00         ZZ
                                         360        156,952.96          1
                                       6.750          1,021.55         90
                                       6.500          1,021.55
    GAITHERSBURG     MD   20879          1            10/28/02         10
    1703719                              03           12/01/02         25
    1703719                              N            11/01/32
    0


    8416967          286/286             F           85,000.00         ZZ
                                         360         84,558.49          1
1


                                       7.000            565.51         44
                                       6.750            565.51
    TROY             MI   48084          2            12/17/02         00
    1747698                              05           02/01/03          0
    1747698                              N            01/01/33
    0


    8416971          286/286             F          273,200.00         ZZ
                                         360        272,296.36          2
                                       7.000          1,817.61         80
                                       6.750          1,817.61
    ATLANTA          GA   30324          1            11/01/02         00
    1688277                              05           12/01/02          0
    1688277                              N            11/01/32
    0


    8416975          286/286             F          104,850.00         ZZ
                                         360        104,555.37          1
                                       7.000            697.57         90
                                       6.750            697.57
    INDIANAPOLIS     IN   46228          1            11/22/02         12
    1737835                              03           01/01/03         25
    1737835                              N            12/01/32
    0


    8416977          286/286             F           70,200.00         ZZ
                                         360         69,894.50          1
                                       7.000            467.05         90
                                       6.750            467.05
    STRASBURG        VA   22657          1            10/31/02         10
    1640932                              05           12/01/02         25
    1640932                              N            11/01/32
    0


    8416983          286/286             F           48,400.00         ZZ
                                         360         48,211.81          1
                                       7.250            330.18         80
                                       7.000            330.18
    CRAWFORDSVILLE   IN   47933          1            12/11/02         00
    1833030                              05           02/01/03          0
    1833030                              N            01/01/33
    0


    8416985          286/286             F           64,000.00         ZZ
                                         360         63,841.68          1
                                       7.000            425.80         80
                                       6.750            425.80
    LAKE ST LOUIS    MO   63367          1            11/13/02         00
    1746280                              01           01/01/03          0
1


    1746280                              N            12/01/32
    0


    8416991          286/286             F           69,600.00         ZZ
                                         300         69,145.92          1
                                       6.250            459.13         80
                                       6.000            459.13
    WESTCARROLLTON   OH   45449          2            11/25/02         00
    1741280                              05           01/01/03          0
    1741280                              N            12/01/27
    0


    8417001          286/286             F           56,000.00         ZZ
                                         360         55,905.63          1
                                       6.875            367.88         78
                                       6.625            367.88
    SALISBURY        NC   28146          2            12/11/02         00
    1778661                              05           02/01/03          0
    1778661                              N            01/01/33
    0


    8417003          286/286             F           56,000.00         ZZ
                                         360         55,905.62          1
                                       6.875            367.89         68
                                       6.625            367.88
    SALISBURY        NC   28146          5            12/11/02         00
    1778663                              05           02/01/03          0
    1778663                              N            01/01/33
    0


    8417007          286/286             F          107,600.00         ZZ
                                         360        107,244.08          1
                                       7.000            715.87         80
                                       6.750            715.87
    SAINT PAUL       MN   55104          1            10/30/02         00
    1625750                              05           12/01/02          0
    1625750                              N            11/01/32
    0


    8417013          286/286             F          112,410.00         ZZ
                                         360        112,131.95          1
                                       7.000            747.87         90
                                       6.750            747.87
    SAINT PAUL       MN   55101          1            11/27/02         21
    1762641                              05           01/01/03         25
    1762641                              N            12/01/32
    0


1


    8417023          286/286             F           86,100.00         ZZ
                                         360         85,881.74          1
                                       6.875            565.62         75
                                       6.625            565.62
    BEAUFORT         SC   29907          1            11/25/02         00
    1711679                              05           01/01/03          0
    1711679                              N            12/01/32
    0


    8417039          286/286             F          120,000.00         ZZ
                                         360        119,766.12          2
                                       6.125            729.14         75
                                       5.875            729.14
    CRANSTON         RI   02920          5            11/27/02         00
    1647652                              05           02/01/03          0
    1647652                              N            01/01/33
    0


    8417041          286/286             F           99,600.00         ZZ
                                         360         99,161.23          1
                                       6.875            654.31         74
                                       6.625            654.31
    MCHENRY          IL   60050          2            10/30/02         00
    1634523                              05           12/01/02          0
    1634523                              N            11/01/32
    0


    8417047          286/286             F           53,600.00         ZZ
                                         360         53,439.38          1
                                       7.500            374.78         80
                                       7.250            374.78
    MIRAMAR          FL   33025          1            10/21/02         00
    1699344                              01           12/01/02          0
    1699344                              N            11/01/32
    0


    8417053          286/286             F           36,000.00         ZZ
                                         360         35,903.87          1
                                       7.000            239.51         80
                                       6.750            239.51
    OKLAHOMA CITY    OK   73112          2            11/25/02         00
    1587873                              05           01/01/03          0
    1587873                              N            12/01/32
    0


    8417059          286/286             F           83,000.00         ZZ
                                         360         82,750.87          1
                                       6.000            497.63         62
                                       5.750            497.63
1


    MADISON          VA   22727          5            11/27/02         00
    1020046                              05           01/01/03          0
    1020046                              N            12/01/32
    0


    8417095          286/286             F          232,500.00         ZZ
                                         360        231,791.32          3
                                       6.250          1,431.55         75
                                       6.000          1,431.55
    DRACUT           MA   01826          1            12/02/02         00
    1792183                              05           01/01/03          0
    1792183                              N            12/01/32
    0


    8417103          286/286             F           50,400.00         ZZ
                                         360         50,219.99          1
                                       6.875            331.10         90
                                       6.625            331.10
    ALLENTOWN        PA   18103          1            10/31/02         11
    1716570                              05           12/01/02         25
    1716570                              N            11/01/32
    0


    8417105          286/286             F           76,000.00         ZZ
                                         360         75,709.15          1
                                       6.750            492.94         68
                                       6.500            492.94
    ROCKVILLE        MD   20852          1            12/06/02         00
    1793669                              01           02/01/03          0
    1793669                              N            01/01/33
    0


    8417107          286/286             F          123,500.00         ZZ
                                         360        123,253.49          2
                                       6.000            740.45         80
                                       5.750            740.45
    MONROE           MI   48161          2            12/04/02         00
    1641514                              05           02/01/03          0
    1641514                              N            01/01/33
    0


    8417113          286/286             F          575,000.00         ZZ
                                         360        572,852.67          4
                                       6.375          3,587.26         66
                                       6.125          3,587.26
    SAN ANSELMO      CA   94960          1            10/24/02         00
    1700918                              05           12/01/02          0
    1700918                              N            11/01/32
    0
1




    8417117          286/286             F           87,000.00         ZZ
                                         360         86,773.99          1
                                       6.750            564.29         63
                                       6.500            564.29
    MCCLOUD          CA   96057          5            11/26/02         00
    1638451                              05           01/01/03          0
    1638451                              N            12/01/32
    0


    8417123          286/286             F          135,000.00         ZZ
                                         360        134,788.74          1
                                       7.250            920.94         90
                                       7.000            920.94
    MIAMI            FL   33186          1            12/20/02         14
    1861941                              05           02/01/03         25
    1861941                              N            01/01/33
    0


    8417125          286/286             F          122,250.00         ZZ
                                         359        122,033.67          1
                                       6.625            782.79         75
                                       6.375            782.79
    FAIR OAKS        CA   95628          1            12/05/02         00
    1836714                              03           02/01/03          0
    1836714                              N            12/01/32
    0


    8417131          286/286             F           80,000.00         ZZ
                                         360         79,868.45          1
                                       7.000            532.25         26
                                       6.750            532.25
    NORTH ANDOVER    MA   01845          5            12/16/02         00
    1736028                              05           02/01/03          0
    1736028                              N            01/01/33
    0


    8417137          286/286             F          100,000.00         ZZ
                                         360         99,831.50          1
                                       6.875            656.93         80
                                       6.625            656.93
    BALTIMORE        MD   21234          5            12/11/02         00
    0001245504                           05           02/01/03          0
    0001245504                           N            01/01/33
    0


    8417143          286/286             F           82,800.00         ZZ
                                         360         82,333.07          1
1


                                       6.875            543.94         67
                                       6.625            543.94
    PLANO            TX   75074          1            11/26/02         00
    1750373                              05           01/01/03          0
    1750373                              N            12/01/32
    0


    8417153          286/286             F           92,000.00         ZZ
                                         360         91,735.86          1
                                       6.375            573.97         80
                                       6.125            573.97
    CHASKA           MN   55318          1            11/26/02         00
    1791636                              01           01/01/03          0
    1791636                              N            12/01/32
    0


    8417155          286/286             F          156,000.00         ZZ
                                         360        155,604.56          1
                                       6.875          1,024.81         80
                                       6.625          1,024.81
    SACRAMENTO       CA   95826          5            11/19/02         00
    1761471                              05           01/01/03          0
    1761471                              N            12/01/32
    0


    8417157          286/286             F          100,000.00         ZZ
                                         360         99,727.32          1
                                       6.500            632.07         77
                                       6.250            632.07
    NORTH WALES      PA   19454          5            11/26/02         00
    1797169                              03           01/01/03          0
    1797169                              N            12/01/32
    0


    8417159          286/286             F           63,700.00         ZZ
                                         360         63,584.51          1
                                       6.500            402.63         80
                                       6.250            402.63
    REDDING          CA   96002          2            12/12/02         00
    1845835                              05           02/01/03          0
    1845835                              N            01/01/33
    0


    8417167          286/286             F          164,000.00         ZZ
                                         360        163,573.99          1
                                       6.750          1,063.71         80
                                       6.500          1,063.71
    RENO             NV   89523          1            11/26/02         00
    1820048                              05           01/01/03          0
1


    1820048                              N            12/01/32
    0


    8417175          286/286             F           71,400.00         ZZ
                                         360         70,189.88          1
                                       6.375            445.45         32
                                       6.125            445.45
    STOCKTON         CA   95207          2            11/27/02         00
    1807856                              03           01/01/03          0
    1807856                              N            12/01/32
    0


    8417181          286/286             F          128,800.00         ZZ
                                         360        128,511.43          2
                                       7.500            900.59         80
                                       7.250            900.59
    CRANSTON         RI   02920          1            12/02/02         00
    1719520                              05           01/01/03          0
    1719520                              N            12/01/32
    0


    8417191          286/286             F          250,000.00         ZZ
                                         360        248,023.57          3
                                       6.625          1,600.78         45
                                       6.375          1,600.78
    OAKLAND          CA   94610          5            11/07/02         00
    1688652                              05           01/01/03          0
    1688652                              N            12/01/32
    0


    8417193          286/286             F           50,100.00         ZZ
                                         360         49,993.25          1
                                       6.500            316.67         32
                                       6.250            316.67
    PALM DESERT      CA   92211          2            12/12/02         00
    1867500                              05           02/01/03          0
    1867500                              N            01/01/33
    0


    8417195          286/286             F           48,000.00         ZZ
                                         360         47,921.07          1
                                       7.000            319.35         69
                                       6.750            319.35
    MUNCIE           IN   47302          5            12/23/02         00
    1878899                              05           02/01/03          0
    1878899                              N            01/01/33
    0


1


    8417199          286/286             F          133,000.00         ZZ
                                         360        132,746.94          1
                                       6.250            818.91         56
                                       6.000            818.91
    VISTA            CA   92084          2            12/13/02         00
    1812099                              05           02/01/03          0
    1812099                              N            01/01/33
    0


    8417203          286/286             F          167,000.00         ZZ
                                         360        166,630.01          1
                                       6.625          1,069.32         42
                                       6.375          1,069.32
    CONCORD          CA   94521          1            12/09/02         00
    1845187                              05           02/01/03          0
    1845187                              N            01/01/33
    0


    8417217          286/286             F          152,250.00         ZZ
                                         360        151,854.51          1
                                       6.750            987.50         90
                                       6.500            987.50
    UNIVERSITY PLAC  WA   98467          1            11/26/02         10
    1800809                              01           01/01/03         25
    1800809                              N            12/01/32
    0


    8417223          286/286             F           49,500.00         ZZ
                                         360         49,383.44          1
                                       7.250            337.68         90
                                       7.000            337.68
    CAMDEN           DE   19934          1            11/25/02         11
    1788575                              05           01/01/03         25
    1788575                              N            12/01/32
    0


    8417225          286/286             F          218,000.00         ZZ
                                         360        217,595.10          1
                                       6.375          1,360.04         35
                                       6.125          1,360.04
    DANVILLE         CA   94526          2            12/16/02         00
    1779391                              03           02/01/03          0
    1779391                              N            01/01/33
    0


    8417229          286/286             F           23,900.00         ZZ
                                         360         23,843.73          1
                                       7.250            163.04         80
                                       7.000            163.04
1


    WASHINGTON       DC   20032          1            12/05/02         00
    0001246442                           01           01/01/03          0
    0001246442                           N            12/01/32
    0


    8417235          286/286             F           87,600.00         ZZ
                                         360         87,361.14          1
                                       6.500            553.69         70
                                       6.250            553.69
    MERIDIAN         ID   83642          2            11/25/02         00
    0001248364                           03           01/01/03          0
    0001248364                           N            12/01/32
    0


    8417237          286/286             F          105,200.00         ZZ
                                         360        104,913.13          1
                                       6.500            664.94         76
                                       6.250            664.94
    MERIDIAN         ID   83642          2            11/25/02         00
    0001248724                           03           01/01/03          0
    0001248724                           N            12/01/32
    0


    8417239          286/286             F          294,000.00         ZZ
                                         360        293,178.74          2
                                       6.375          1,834.18         70
                                       6.125          1,834.18
    E FALMOUTH       MA   02536          5            11/22/02         00
    1683924                              05           01/01/03          0
    1683924                              N            12/01/32
    0


    8417241          286/286             F          155,000.00         ZZ
                                         360        154,177.24          1
                                       6.375            967.00         74
                                       6.125            967.00
    FONTANA          CA   92336          2            11/14/02         00
    1806431                              05           01/01/03          0
    1806431                              N            12/01/32
    0


    8417247          286/286             F          185,000.00         ZZ
                                         360        182,582.49          1
                                       6.500          1,169.33         73
                                       6.250          1,169.33
    CHICO            CA   95928          2            12/19/02         00
    1847795                              05           02/01/03          0
    1847795                              N            01/01/33
    0
1




    8417251          286/286             F          116,250.00         ZZ
                                         360        116,039.25          1
                                       6.500            734.78         75
                                       6.250            734.78
    LEHI             UT   84043          2            12/05/02         00
    1674109                              05           02/01/03          0
    1674109                              N            01/01/33
    0


    8417257          286/286             F           61,250.00         ZZ
                                         360         61,138.94          1
                                       6.500            387.15         37
                                       6.250            387.15
    OAK HARBOR       WA   98277          1            12/17/02         00
    1856796                              05           02/01/03          0
    1856796                              N            01/01/33
    0


    8417259          286/286             F           51,150.00         ZZ
                                         360         51,032.49          1
                                       7.375            353.29         90
                                       7.125            353.29
    RICHMOND         VA   23223          1            11/27/02         14
    1804648                              03           01/01/03         25
    1804648                              N            12/01/32
    0


    8417271          286/286             F          157,500.00         ZZ
                                         360        157,193.05          1
                                       6.125            956.99         70
                                       5.875            956.99
    BELCHERTOWN      MA   01007          5            12/11/02         00
    1733622                              05           02/01/03          0
    1733622                              N            01/01/33
    0


    8417273          286/286             F          129,300.00         ZZ
                                         360        129,059.84          1
                                       6.375            806.67         75
                                       6.125            806.67
    SPARKS           NV   89436          1            12/03/02         00
    1767077                              03           02/01/03          0
    1767077                              N            01/01/33
    0


    8417283          286/286             F          150,000.00         ZZ
                                         360        149,740.97          1
1


                                       6.750            972.90         40
                                       6.500            972.90
    DISCOVERY BAY    CA   94514          2            12/02/02         00
    1751910                              03           02/01/03          0
    1751910                              N            01/01/33
    0


    8417289          286/286             F          210,000.00         ZZ
                                         360        209,499.92          1
                                       6.250          1,293.01         68
                                       6.000          1,293.01
    CARLSBAD         CA   92008          5            12/09/02         00
    1810696                              03           02/01/03          0
    1810696                              N            01/01/33
    0


    8417293          286/286             F          360,000.00         ZZ
                                         360        359,298.41          2
                                       6.125          2,187.40         56
                                       5.875          2,187.40
    FREMONT          CA   94538          5            12/12/02         00
    1837098                              05           02/01/03          0
    1837098                              N            01/01/33
    0


    8417309          286/286             F          190,000.00         ZZ
                                         360        189,655.55          1
                                       6.500          1,200.93         68
                                       6.250          1,200.93
    BROOKLINE        MA   02446          5            12/06/02         00
    1797339                              01           02/01/03          0
    1797339                              N            01/01/33
    0


    8417319          286/286             F           82,700.00         ZZ
                                         360         82,484.68          1
                                       6.000            495.83         80
                                       5.750            495.83
    PHOENIX          AZ   85042          5            12/19/02         00
    1866454                              03           02/01/03          0
    1866454                              N            01/01/33
    0


    8417321          286/286             F          170,000.00         ZZ
                                         360        169,733.96          1
                                       7.250          1,159.70         58
                                       7.000          1,159.70
    HOLLISTER        CA   95023          2            12/06/02         00
    1816436                              05           02/01/03          0
1


    1816436                              N            01/01/33
    0


    8417329          286/286             F           31,500.00         ZZ
                                         360         31,425.81          1
                                       7.250            214.89         90
                                       7.000            214.89
    HOT SPRINGS      AR   71913          1            11/22/02         11
    1750160                              05           01/01/03         25
    1750160                              N            12/01/32
    0


    8417335          286/286             F           51,300.00         ZZ
                                         360         51,160.09          1
                                       6.500            324.26         90
                                       6.250            324.26
    PORTLAND         OR   97203          1            12/03/02         10
    1602788                              05           01/01/03         25
    1602788                              N            12/01/32
    0


    8417341          286/286             F          150,000.00         ZZ
                                         360        149,600.76          1
                                       6.625            960.47         67
                                       6.375            960.47
    TEMECULA         CA   92591          1            11/25/02         00
    1817486                              03           01/01/03          0
    1817486                              N            12/01/32
    0


    8417355          286/286             F          310,000.00         ZZ
                                         360        308,896.86          1
                                       6.625          1,984.97         72
                                       6.375          1,984.97
    DALLAS           TX   75205          1            10/21/02         00
    1623526                              05           12/01/02          0
    1623526                              N            11/01/32
    0


    8417357          286/286             F          110,600.00         ZZ
                                         360        109,938.25          2
                                       6.875            726.57         70
                                       6.625            726.57
    SALT LAKE CITY   UT   84115          5            07/09/02         00
    1374524                              05           09/01/02          0
    1374524                              N            08/01/32
    0


1


    8417363          286/286             F           40,000.00         ZZ
                                         360         39,874.99          1
                                       6.375            249.55         64
                                       6.125            249.55
    SANDY            OR   97055          5            12/13/02         00
    1249502                              05           02/01/03          0
    1249502                              N            01/01/33
    0


    8417371          286/286             F           37,000.00         ZZ
                                         360         36,942.09          1
                                       7.250            252.41         50
                                       7.000            252.41
    INDIANAPOLIS     IN   46203          5            12/17/02         00
    1863948                              05           02/01/03          0
    1863948                              N            01/01/33
    0


    8417381          286/286             F          127,150.00         ZZ
                                         360        126,919.48          1
                                       6.500            803.68         53
                                       6.250            803.68
    FAIR OAKS        CA   95628          5            12/23/02         00
    1859240                              05           02/01/03          0
    1859240                              N            01/01/33
    0


    8417385          286/286             F          164,500.00         ZZ
                                         360        164,201.76          4
                                       6.500          1,039.76         70
                                       6.250          1,039.76
    FONTANA          CA   92336          1            12/02/02         00
    1724470                              05           02/01/03          0
    1724470                              N            01/01/33
    0


    8417391          286/286             F          262,000.00         ZZ
                                         360        261,589.98          4
                                       7.250          1,787.31         70
                                       7.000          1,787.31
    BURBANK          CA   91502          5            12/10/02         00
    1550953                              05           02/01/03          0
    1550953                              N            01/01/33
    0


    8417395          286/286             F           41,300.00         ZZ
                                         360         41,262.66          2
                                       6.500            261.05         35
                                       6.250            261.05
1


    SALT LAKE CITY   UT   84104          1            01/06/03         00
    1902471                              05           03/01/03          0
    1902471                              N            02/01/33
    0


    8417403          286/286             F          100,000.00         ZZ
                                         360         99,831.50          1
                                       6.875            656.93         55
                                       6.625            656.93
    PALM DESRT       CA   92211          1            12/09/02         00
    1844621                              03           02/01/03          0
    1844621                              N            01/01/33
    0


    8417407          286/286             F           66,950.00         ZZ
                                         360         66,845.22          1
                                       7.250            456.72         90
                                       7.000            456.72
    LONG BEACH       CA   90802          1            11/27/02         21
    1825390                              01           02/01/03         25
    1825390                              N            01/01/33
    0


    8417419          286/286             F           57,500.00         ZZ
                                         360         57,410.02          1
                                       7.250            392.25         80
                                       7.000            392.25
    CHESAPEAKE       VA   23320          1            12/20/02         00
    0001245056                           05           02/01/03          0
    0001245056                           N            01/01/33
    0


    8417431          286/286             F          217,500.00         ZZ
                                         360        216,921.12          2
                                       6.625          1,392.68         75
                                       6.375          1,392.68
    CHICO            CA   95928          5            11/22/02         00
    1791082                              05           01/01/03          0
    1791082                              N            12/01/32
    0


    8417437          286/286             F           88,000.00         ZZ
                                         360         87,787.60          1
                                       7.125            592.88         80
                                       6.875            592.88
    PORTLAND         OR   97217          1            11/26/02         00
    1781704                              05           01/01/03          0
    1781704                              N            12/01/32
    0
1




    8417455          286/286             F          131,800.00         ZZ
                                         360        131,566.79          1
                                       6.625            843.93         77
                                       6.375            843.93
    OREGON CITY      OR   97945          2            12/20/02         00
    1807101                              03           02/01/03          0
    1807101                              N            01/01/33
    0


    8417457          286/286             F          322,700.00         ZZ
                                         360        322,207.39          1
                                       7.375          2,228.81         66
                                       7.125          2,228.81
    ALBANY           CA   94706          2            12/17/02         00
    1745634                              05           02/01/03          0
    1745634                              N            01/01/33
    0


    8417463          286/286             F           81,000.00         ZZ
                                         360         80,863.49          1
                                       6.875            532.12         80
                                       6.625            532.12
    NORTH BRUNSWICK  NJ   08902          1            12/13/02         00
    1830694                              01           02/01/03          0
    1830694                              N            01/01/33
    0


    8417473          286/286             F          112,000.00         ZZ
                                         360        111,806.60          1
                                       6.750            726.43         80
                                       6.500            726.43
    TRACY            CA   95376          1            12/03/02         00
    1836101                              05           02/01/03          0
    1836101                              N            01/01/33
    0


    8417477          286/286             F           78,000.00         ZZ
                                         360         77,877.58          2
                                       7.250            532.10         90
                                       7.000            532.10
    MUNCIE           IN   47303          1            12/23/02         10
    1878901                              05           02/01/03         25
    1878901                              N            01/01/33
    0


    8417483          286/286             F           90,000.00         ZZ
                                         360         89,844.58          1
1


                                       6.750            583.74         75
                                       6.500            583.74
    LOS LUNAS        NM   87301          2            12/09/02         00
    1736658                              05           02/01/03          0
    1736658                              N            01/01/33
    0


    8417485          286/286             F          223,900.00         ZZ
                                         360        223,289.45          1
                                       6.500          1,415.21         80
                                       6.250          1,415.21
    RENO             NV   89511          1            11/26/02         00
    1784105                              05           01/01/03          0
    1784105                              N            12/01/32
    0


    8417491          286/286             F          123,000.00         ZZ
                                         360        122,787.60          4
                                       6.750            797.78         75
                                       6.500            797.78
    RIVERSIDE        CA   92501          1            12/05/02         00
    1806551                              05           02/01/03          0
    1806551                              N            01/01/33
    0


    8417493          286/286             F          130,000.00         ZZ
                                         360        129,775.51          4
                                       6.750            843.18         75
                                       6.500            843.18
    RIVERSIDE        CA   92501          1            12/05/02         00
    1806652                              05           02/01/03          0
    1806652                              N            01/01/33
    0


    8417501          286/286             F          119,200.00         ZZ
                                         360        115,852.24          1
                                       6.500            753.43         80
                                       6.250            753.43
    GILBERT          AZ   85234          1            12/10/02         00
    1780371                              03           02/01/03          0
    1780371                              N            01/01/33
    0


    8417515          286/286             F          207,700.00         ZZ
                                         360        206,864.57          1
                                       7.000          1,381.84         80
                                       6.750          1,381.84
    FREMONT          CA   94555          5            12/11/02         00
    1822317                              03           02/01/03          0
1


    1822317                              N            01/01/33
    0


    8417519          286/286             F          196,000.00         ZZ
                                         360        195,526.98          1
                                       7.125          1,320.49         79
                                       6.875          1,320.49
    AUBURN           CA   95602          2            11/14/02         00
    1752848                              05           01/01/03          0
    1752848                              N            12/01/32
    0


    8417521          286/286             F           47,000.00         ZZ
                                         360         46,854.49          1
                                       6.500            297.08         79
                                       6.250            297.08
    GASTON           IN   47342          2            12/17/02         00
    1871933                              05           02/01/03          0
    1871933                              N            01/01/33
    0


    8417525          286/286             F           65,500.00         ZZ
                                         360         65,379.72          1
                                       6.500            414.01         79
                                       6.250            414.01
    GASTON           IN   47342          2            12/17/02         00
    1871937                              05           02/01/03          0
    1871937                              N            01/01/33
    0


    8417539          286/286             F           63,000.00         ZZ
                                         360         62,825.09          1
                                       6.625            403.40         70
                                       6.375            403.40
    BEDFORD          TX   76022          5            12/04/02         00
    1707079                              05           01/01/03          0
    1707079                              N            12/01/32
    0


    8417541          286/286             F          125,000.00         ZZ
                                         360        124,778.82          1
                                       6.625            800.39         59
                                       6.375            800.39
    CHULA VISTA      CA   91911          5            12/10/02         00
    1738464                              01           02/01/03          0
    1738464                              N            01/01/33
    0


1


    8417549          286/286             F          115,000.00         ZZ
                                         360        114,673.30          1
                                       6.500            726.88         63
                                       6.250            726.88
    BLOOMFIELD       CT   06002          5            11/27/02         00
    1802246                              05           01/01/03          0
    1802246                              N            12/01/32
    0


    8417551          286/286             F          215,000.00         ZZ
                                         360        214,600.66          2
                                       6.375          1,341.33         70
                                       6.125          1,341.33
    NEVADA CITY      CA   95959          5            12/06/02         00
    1843294                              05           02/01/03          0
    1843294                              N            01/01/33
    0


    8417555          L76/G02             F          234,000.00         ZZ
                                         360        234,000.00          1
                                       5.750          1,365.56         78
                                       5.500          1,365.56
    LAKEVILLE        MN   55044          5            01/31/03         00
    0435367677                           05           04/01/03          0
    9507506                              O            03/01/33
    0


    8417569          286/286             F           42,650.00         ZZ
                                         360         42,578.13          1
                                       6.875            280.18         55
                                       6.625            280.18
    VIRGINIA BEACH   VA   23462          1            12/17/02         00
    0001245129                           03           02/01/03          0
    0001245129                           N            01/01/33
    0


    8417571          286/286             F           72,000.00         ZZ
                                         360         71,887.32          1
                                       7.250            491.17         78
                                       7.000            491.17
    BRYANT           IN   47326          5            12/03/02         00
    1761484                              05           02/01/03          0
    1761484                              N            01/01/33
    0


    8417573          286/286             F          300,000.00         ZZ
                                         360        299,377.04          3
                                       6.375          1,871.61         70
                                       6.125          1,871.61
1


    CHULA VISTA      CA   91911          5            11/26/02         00
    1700024                              05           02/01/03          0
    1700024                              N            01/01/33
    0


    8417575          286/286             F          105,000.00         ZZ
                                         360        104,741.15          1
                                       6.875            689.78         72
                                       6.625            689.78
    ARLINGTON        VA   22209          5            12/03/02         00
    0001247276                           01           02/01/03          0
    0001247276                           N            01/01/33
    0


    8417579          286/286             F           87,000.00         ZZ
                                         360         86,838.41          1
                                       6.375            542.77         68
                                       6.125            542.77
    RUNNING SPRINGS  CA   92382          5            12/20/02         00
    1245598                              05           02/01/03          0
    1245598                              N            01/01/33
    0


    8417587          286/286             F          111,150.00         ZZ
                                         360        110,861.28          1
                                       6.750            720.92         90
                                       6.500            720.92
    GOSHEN           NH   03752          1            12/05/02         10
    1810617                              05           01/01/03         25
    1810617                              N            12/01/32
    0


    8417589          286/286             F          186,500.00         ZZ
                                         360        186,145.14          2
                                       6.250          1,148.32         78
                                       6.000          1,148.32
    BROOKLYN PARK    MN   55428          2            12/27/02         00
    1861231                              05           02/01/03          0
    1861231                              N            01/01/33
    0


    8417601          286/286             F           77,550.00         ZZ
                                         360         77,419.32          1
                                       6.875            509.45         67
                                       6.625            509.45
    CHESAPEAKE       VA   23322          2            12/27/02         00
    0001244650                           05           02/01/03          0
    0001244650                           N            01/01/33
    0
1




    8417603          286/286             F          126,000.00         ZZ
                                         360        125,695.91          1
                                       7.125            848.89         90
                                       6.875            848.89
    CHESAPEAKE       VA   23322          1            11/25/02         10
    0001247518                           05           01/01/03         25
    0001247518                           N            12/01/32
    0


    8417607          286/286             F          163,500.00         ZZ
                                         360        163,064.85          1
                                       6.625          1,046.91         75
                                       6.375          1,046.91
    DALLAS           TX   75214          5            11/19/02         00
    1638581                              05           01/01/03          0
    1638581                              N            12/01/32
    0


    8417617          286/286             F          252,000.00         ZZ
                                         360        251,406.66          1
                                       7.250          1,719.09         52
                                       7.000          1,719.09
    SAN JOSE         CA   95132          2            12/02/02         00
    1682279                              05           01/01/03          0
    1682279                              N            12/01/32
    0


    8417619          286/286             F          206,100.00         ZZ
                                         360        205,590.21          2
                                       7.000          1,371.19         90
                                       6.750          1,371.19
    ROSEVILLE        CA   95661          1            11/13/02         10
    1726872                              05           01/01/03         25
    1726872                              N            12/01/32
    0


    8417621          286/286             F          160,000.00         ZZ
                                         360        159,683.39          1
                                       7.000          1,064.49         40
                                       6.750          1,064.49
    DUBLIN           CA   94568          2            12/09/02         00
    1824960                              05           02/01/03          0
    1824960                              N            01/01/33
    0


    8417623          286/286             F           80,000.00         ZZ
                                         360         79,865.18          1
1


                                       6.875            525.55         80
                                       6.625            525.55
    NAMPA            ID   83686          2            12/16/02         00
    1245356                              05           02/01/03          0
    1245356                              N            01/01/33
    0


    8417625          286/286             F          139,600.00         ZZ
                                         360        139,370.46          1
                                       7.000            928.77         80
                                       6.750            928.77
    SPARKS           NV   89434          1            12/03/02         00
    1744517                              05           02/01/03          0
    1744517                              N            01/01/33
    0


    8417631          286/286             F           83,700.00         ZZ
                                         360         83,471.75          1
                                       6.500            529.05         90
                                       6.250            529.05
    ITASCA           IL   60143          1            11/25/02         19
    1794601                              01           01/01/03         25
    1794601                              N            12/01/32
    0


    8417633          286/286             F           85,700.00         ZZ
                                         360         85,536.94          2
                                       6.250            527.67         38
                                       6.000            527.67
    ANTIOCH          CA   94509          2            12/02/02         00
    1116835                              05           02/01/03          0
    1116835                              N            01/01/33
    0


    8417635          286/286             F          178,000.00         ZZ
                                         360        177,661.32          2
                                       6.250          1,095.98         60
                                       6.000          1,095.98
    ANTIOCH          CA   94509          5            12/02/02         00
    1116836                              05           02/01/03          0
    1116836                              N            01/01/33
    0


    8417641          286/286             F          167,600.00         ZZ
                                         360        167,243.18          1
                                       6.500          1,059.35         75
                                       6.250          1,059.35
    RENO             NV   89511          1            12/06/02         00
    1856991                              03           02/01/03          0
1


    1856991                              N            01/01/33
    0


    8417653          286/286             F          116,400.00         ZZ
                                         360        116,104.93          1
                                       6.875            764.67         80
                                       6.625            764.67
    WILMINGTON       DE   19804          1            11/27/02         00
    1752935                              05           01/01/03          0
    1752935                              N            12/01/32
    0


    8417665          286/286             F          215,000.00         ZZ
                                         360        214,413.73          1
                                       6.500          1,358.95         69
                                       6.250          1,358.95
    MODESTO          CA   95350          2            11/18/02         00
    1683625                              05           01/01/03          0
    1683625                              N            12/01/32
    0


    8417681          286/286             F          175,750.00         ZZ
                                         360        175,415.60          1
                                       6.250          1,082.13         90
                                       6.000          1,082.13
    ATWATER          CA   95301          1            12/13/02         21
    1722797                              05           02/01/03         25
    1722797                              N            01/01/33
    0


    8417689          286/286             F          282,500.00         ZZ
                                         360        277,270.27          4
                                       6.500          1,785.60         59
                                       6.250          1,785.60
    BERKELEY         CA   94702          2            11/13/02         00
    1116645                              05           01/01/03          0
    1116645                              N            12/01/32
    0


    8417693          286/286             F           84,000.00         ZZ
                                         360         83,851.35          2
                                       6.625            537.87         70
                                       6.375            537.87
    REDDING          CA   96001          5            12/11/02         00
    1754642                              05           02/01/03          0
    1754642                              N            01/01/33
    0


1


    8417701          286/286             F          140,000.00         ZZ
                                         360        139,769.81          2
                                       7.000            931.43         80
                                       6.750            931.43
    BROWNSBURG       IN   46112          2            12/17/02         00
    1867445                              05           02/01/03          0
    1867445                              N            01/01/33
    0


    8417725          286/286             F          112,500.00         ZZ
                                         360        112,178.07          1
                                       6.250            692.69         90
                                       6.000            692.69
    FLOWER MOUND     TX   75028          1            11/26/02         10
    1811514                              05           01/01/03         30
    1811514                              N            12/01/32
    0


    8417747          X31/G02             F          185,000.00         ZZ
                                         360        184,815.83          1
                                       6.000          1,109.17         94
                                       5.750          1,109.17
    VANCOUVER        WA   98665          2            01/21/03         19
    0435410931                           05           03/01/03         30
    59000257                             O            02/01/33
    0


    8417755          286/286             F           64,000.00         ZZ
                                         360         63,844.04          1
                                       6.375            399.28         80
                                       6.125            399.28
    RIO RANCHO       NM   87124          5            12/10/02         00
    1847163                              05           02/01/03          0
    1847163                              N            01/01/33
    0


    8417769          286/286             F          109,500.00         ZZ
                                         360        109,301.48          1
                                       6.500            692.12         42
                                       6.250            692.12
    PORTLAND         OR   97213          2            12/13/02         00
    1248976                              05           02/01/03          0
    1248976                              N            01/01/33
    0


    8417773          286/286             F          125,000.00         ZZ
                                         360        124,515.24          1
                                       6.250            769.65         66
                                       6.000            769.65
1


    ARTESIA          CA   90701          5            10/24/02         00
    1655110                              05           12/01/02          0
    1655110                              N            11/01/32
    0


    8417779          286/286             F           60,000.00         ZZ
                                         360         59,885.84          1
                                       6.250            369.43         50
                                       6.000            369.43
    BALTIMORE        MD   21228          2            12/13/02         00
    0001247388                           03           02/01/03          0
    0001247388                           N            01/01/33
    0


    8417787          286/286             F          202,600.00         ZZ
                                         360        201,025.64          1
                                       6.375          1,263.97         64
                                       6.125          1,263.97
    LIVERMORE        CA   94551          1            11/25/02         00
    1783052                              03           01/01/03          0
    1783052                              N            12/01/32
    0


    8417791          286/286             F          230,000.00         ZZ
                                         360        229,602.83          3
                                       6.750          1,491.78         23
                                       6.500          1,491.78
    SAN FRANCISCO    CA   94110          5            11/22/02         00
    1715661                              05           02/01/03          0
    1715661                              N            01/01/33
    0


    8417821          286/286             F           84,000.00         ZZ
                                         360         83,856.00          2
                                       7.000            558.86         80
                                       6.750            558.86
    HEMET            CA   92544          1            12/18/02         00
    1767390                              05           02/01/03          0
    1767390                              N            01/01/33
    0


    8417829          286/286             F          146,700.00         ZZ
                                         360        146,290.20          1
                                       6.375            915.22         90
                                       6.125            915.22
    BELLINGHAM       WA   98226          1            11/19/02         10
    1746760                              05           01/01/03         25
    1746760                              N            12/01/32
    0
1




    8417841          286/286             F          195,500.00         ZZ
                                         360        195,194.05          1
                                       7.250          1,333.66         80
                                       7.000          1,333.66
    COOL             CA   95614          5            12/09/02         00
    1738416                              03           02/01/03          0
    1738416                              N            01/01/33
    0


    8417849          286/286             F          184,500.00         ZZ
                                         360        184,173.53          1
                                       6.625          1,181.38         90
                                       6.375          1,181.38
    LINCOLN          CA   95648          1            12/26/02         14
    1733091                              05           02/01/03         25
    1733091                              N            01/01/33
    0


    8417855          286/286             F          141,400.00         ZZ
                                         360        141,041.56          1
                                       6.875            928.90         66
                                       6.625            928.90
    LINCOLN          CA   95648          2            11/11/02         00
    1720063                              05           01/01/03          0
    1720063                              N            12/01/32
    0


    8417861          286/286             F          154,500.00         ZZ
                                         360        154,108.35          1
                                       6.875          1,014.96         72
                                       6.625          1,014.96
    LINCOLN          CA   95648          2            11/14/02         00
    1720987                              05           01/01/03          0
    1720987                              N            12/01/32
    0


    8417869          286/286             F          279,000.00         ZZ
                                         360        278,275.29          1
                                       6.750          1,809.59         35
                                       6.500          1,809.59
    SUNNYVALE        CA   94555          2            11/18/02         00
    1792054                              05           01/01/03          0
    1792054                              N            12/01/32
    0


    8417899          286/286             F          141,000.00         ZZ
                                         360        140,738.11          1
1


                                       6.375            879.66         45
                                       6.125            879.66
    SACRAMENTO       CA   95831          2            12/26/02         00
    1806367                              03           02/01/03          0
    1806367                              N            01/01/33
    0


    8417903          286/286             F          161,000.00         ZZ
                                         360        160,581.22          1
                                       6.375          1,004.44         49
                                       6.125          1,004.44
    SACRAMENTO       CA   95831          2            12/26/02         00
    1806371                              03           02/01/03          0
    1806371                              N            01/01/33
    0


    8417907          286/286             F           54,600.00         ZZ
                                         360         54,488.39          2
                                       5.875            322.98         70
                                       5.625            322.98
    MOSES LAKE       WA   98837          5            12/23/02         00
    811306                               05           02/01/03          0
    811306                               N            01/01/33
    0


    8417915          286/286             F           42,000.00         ZZ
                                         360         41,914.14          1
                                       5.875            248.45         70
                                       5.625            248.45
    MOSES LAKE       WA   98837          5            12/23/02         00
    1255753                              05           02/01/03          0
    1255753                              N            01/01/33
    0


    8417931          286/286             F          300,000.00         ZZ
                                         360        299,442.80          1
                                       6.375          1,871.61         53
                                       6.125          1,871.61
    SOUTH SAN FRANC  CA   94080          5            11/27/02         00
    1733718                              05           02/01/03          0
    1733718                              N            01/01/33
    0


    8417939          286/286             F           72,000.00         ZZ
                                         360         71,887.32          1
                                       7.250            491.17         60
                                       7.000            491.17
    PALM DESERT      CA   92260          1            12/09/02         00
    1810587                              03           02/01/03          0
1


    1810587                              N            01/01/33
    0


    8417951          286/286             F           80,000.00         ZZ
                                         360         79,802.10          3
                                       7.000            532.25         17
                                       6.750            532.25
    SAN DIEGO        CA   92104          5            11/19/02         00
    1780029                              05           01/01/03          0
    1780029                              N            12/01/32
    0


    8417959          286/286             F           97,200.00         ZZ
                                         360         97,023.76          1
                                       6.500            614.38         90
                                       6.250            614.38
    SPRINGVILL       UT   84663          1            12/09/02         21
    1848863                              05           02/01/03         25
    1848863                              N            01/01/33
    0


    8417965          286/286             F          193,600.00         ZZ
                                         360        193,109.24          1
                                       6.875          1,271.82         80
                                       6.625          1,271.82
    SACRAMENTO       CA   95826          1            11/12/02         00
    1735411                              05           01/01/03          0
    1735411                              N            12/01/32
    0


    8417979          286/286             F          168,000.00         ZZ
                                         360        167,648.63          1
                                       6.625          1,075.73         59
                                       6.375          1,075.73
    ROCKLIN          CA   95765          1            11/25/02         00
    1794830                              05           02/01/03          0
    1794830                              N            01/01/33
    0


    8417981          286/286             F          114,300.00         ZZ
                                         360        114,092.78          1
                                       6.500            722.46         90
                                       6.250            722.46
    GOODYEAR         AZ   85338          1            12/10/02         21
    1813156                              03           02/01/03         25
    1813156                              N            01/01/33
    0


1


    8417983          286/286             F          126,000.00         ZZ
                                         360        125,771.56          1
                                       6.500            796.41         90
                                       6.250            796.41
    PEORIA           AZ   85382          1            12/10/02         14
    1833471                              03           02/01/03         25
    1833471                              N            01/01/33
    0


    8417985          286/286             F          116,000.00         ZZ
                                         360        115,683.69          1
                                       6.500            733.20         58
                                       6.250            733.20
    ALBUQUERQUE      NM   87112          2            11/20/02         00
    1742300                              05           01/01/03          0
    1742300                              N            12/01/32
    0


    8417987          286/286             F          164,500.00         ZZ
                                         360        164,040.48          4
                                       6.375          1,026.27         64
                                       6.125          1,026.27
    METHUEN          MA   01844          2            12/05/02         00
    1730932                              05           01/01/03          0
    1730932                              N            12/01/32
    0


    8418017          742/G02             F           84,000.00         ZZ
                                         360         83,925.89          1
                                       6.625            537.86         80
                                       6.375            537.86
    KENDALL          NY   14476          1            01/29/03         00
    0435345293                           05           03/01/03          0
    5822291                              O            02/01/33
    0


    8419387          U05/G02             F          157,500.00         ZZ
                                         360        157,361.04          1
                                       6.625          1,008.49         75
                                       6.375          1,008.49
    LONG BEACH       CA   90805          5            01/20/03         00
    0435349030                           05           03/01/03          0
    3296059                              O            02/01/33
    0


    8419647          W35/G02             F          123,200.00         ZZ
                                         240        122,929.38          1
                                       5.875            873.79         80
                                       5.625            873.79
1


    EVERETT          WA   98201          5            01/22/03         00
    0435329156                           05           03/01/03          0
    16916                                O            02/01/23
    0


    8419757          W99/G02             F           74,700.00         ZZ
                                         360         74,645.94          1
                                       7.625            528.72         90
                                       7.375            528.72
    SURFSIDE BEACH   SC   29575          1            01/22/03         28
    0435424072                           01           03/01/03         25
    261144002                            N            02/01/33
    0


    8420175          W35/G02             F           91,600.00         ZZ
                                         360         91,510.96          1
                                       6.125            556.58         72
                                       5.875            556.58
    JACKSON          WI   53037          2            01/28/03         00
    0435341409                           01           03/03/03          0
    16672                                O            02/03/33
    0


    8420179          Q30/G02             F          180,000.00         ZZ
                                         360        179,848.78          1
                                       6.875          1,182.47         48
                                       6.625          1,182.47
    FLORAL PARK      NY   11001          5            01/31/03         00
    0435372321                           05           03/01/03          0
    21018780                             N            02/01/33
    0


    8420217          W35/G02             F          152,000.00         ZZ
                                         360        151,855.78          1
                                       6.250            935.89         80
                                       6.000            935.89
    INDIANAPOLIS     IN   46208          1            01/17/03         00
    0435341359                           05           03/01/03          0
    16821                                O            02/01/33
    0


    8420525          737/G02             F          124,450.00         ZZ
                                         360        124,359.93          1
                                       7.625            880.85         95
                                       7.375            880.85
    SACRAMENTO       CA   95838          5            01/27/03         01
    0435336888                           05           03/01/03         30
    2105380                              O            02/01/33
    0
1




    8420791          Q30/G02             F          400,000.00         ZZ
                                         360        399,638.39          1
                                       6.500          2,528.28         52
                                       6.250          2,528.28
    EASTON           CT   06612          5            01/31/03         00
    0435374822                           05           03/01/03          0
    21020221                             O            02/01/33
    0


    8421521          E22/G02             F          184,500.00         ZZ
                                         360        184,500.00          1
                                       7.375          1,274.30         90
                                       7.125          1,274.30
    ALVIN            TX   77511          1            02/06/03         01
    0415794155                           05           04/01/03         30
    0415794155                           O            03/01/33
    0


    8421529          E22/G02             F           62,400.00         ZZ
                                         360         62,343.59          1
                                       6.500            394.41         80
                                       6.250            394.41
    TULARE           CA   93274          1            01/27/03         00
    0415824911                           05           03/01/03          0
    0415824911                           N            02/01/33
    0


    8421541          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       5.875            354.92         80
                                       5.625            354.92
    FRESNO           CA   93702          1            02/04/03         00
    0415899806                           05           04/01/03          0
    0415899806                           O            03/01/33
    0


    8421555          E22/G02             F          429,200.00         ZZ
                                         360        428,762.41          1
                                       5.875          2,538.88         72
                                       5.625          2,538.88
    STERLING         VA   20165          5            01/31/03         00
    0415956481                           03           03/01/03          0
    0415956481                           O            02/01/33
    0


    8421575          E22/G02             F          118,000.00         ZZ
                                         360        117,888.03          1
1


                                       6.250            726.55         80
                                       6.000            726.55
    HOOVER           AL   35226          1            02/06/03         00
    0416029973                           05           03/01/03          0
    0416029973                           N            02/01/33
    0


    8421603          E22/G02             F           86,400.00         ZZ
                                         360         86,400.00          1
                                       7.000            574.82         80
                                       6.750            574.82
    MERRITT ISLAND   FL   32953          1            02/05/03         00
    0416102176                           05           04/01/03          0
    0416102176                           N            03/01/33
    0


    8421897          588/G02             F          301,000.00         ZZ
                                         360        300,721.21          1
                                       6.375          1,877.85         65
                                       6.125          1,877.85
    TENAFLY BOROUGH  NJ   07670          1            01/31/03         00
    0435354584                           05           03/01/03          0
    1084342                              O            02/01/33
    0


    8422035          U97/G02             F          457,600.00         ZZ
                                         360        457,186.33          1
                                       6.500          2,892.34         80
                                       6.250          2,892.34
    BOWIE            MD   20721          2            01/28/03         00
    0435350145                           03           03/01/03          0
    0660465                              O            02/01/33
    0


    8422203          W68/G02             F          109,350.00         ZZ
                                         360        109,264.70          3
                                       7.250            745.96         90
                                       7.000            745.96
    ALBUQUERQUE      NM   87108          1            01/23/03         10
    0435429659                           05           03/01/03         25
    35266                                N            02/01/33
    0


    8422371          588/G02             F          160,000.00         ZZ
                                         360        159,702.83          1
                                       6.375            998.19         47
                                       6.125            998.19
    SILVER SPRING    MD   20902          5            12/13/02         00
    0435418082                           05           02/01/03          0
1


    1083455                              O            01/01/33
    0


    8422931          G51/G02             F          121,050.00         ZZ
                                         360        120,937.88          1
                                       6.375            755.20         90
                                       6.125            755.20
    BELLVUE          CO   80512          1            01/31/03         14
    0435341425                           05           03/01/03         25
    1000128                              O            02/01/33
    0


    8423011          U05/G02             F          116,800.00         TX
                                         360        116,689.17          1
                                       6.250            719.16         80
                                       6.000            719.16
    PEARLAND         TX   77584          5            01/27/03         00
    0435342811                           03           03/01/03          0
    3302135                              O            02/01/33
    0


    8423043          A06/G02             F           41,250.00         ZZ
                                         360         41,250.00          2
                                       6.500            260.73         75
                                       6.250            260.73
    DETROIT          MI   48210          2            02/06/03         00
    0435341433                           05           04/01/03          0
    1000010300188                        N            03/01/33
    0


    8423095          K15/G02             F           55,000.00         ZZ
                                         360         55,000.00          2
                                       6.625            352.17         20
                                       6.375            352.17
    BOSTON           MA   02136          5            01/31/03         00
    0435341870                           05           04/01/03          0
    007105508285                         O            03/01/33
    0


    8423105          P09/G02             F           98,560.00         ZZ
                                         360         98,473.04          1
                                       6.625            631.09         80
                                       6.375            631.09
    LANHAM           MD   20706          5            01/31/03         00
    0435343314                           09           03/01/03          0
    ANDERSON                             O            02/01/33
    0


1


    8423171          B28/G02             F          213,200.00         ZZ
                                         360        212,997.71          1
                                       6.250          1,312.71         80
                                       6.000          1,312.71
    WESTMINSTER      CO   80030          1            01/31/03         00
    0435357389                           05           03/01/03          0
    16200078                             O            02/01/33
    0


    8423279          G34/G02             F           73,500.00         ZZ
                                         360         73,445.46          1
                                       7.500            513.92         75
                                       7.250            513.92
    SANTA TERESA     NM   88008          1            01/30/03         00
    0435349436                           05           03/01/03          0
    85212616                             N            02/01/33
    0


    8423317          N47/G02             F          300,000.00         ZZ
                                         360        299,708.42          1
                                       6.125          1,822.83         71
                                       5.875          1,822.83
    SAN JOSE         CA   95126          2            01/21/03         00
    0435346705                           05           03/01/03          0
    20502406                             O            02/01/33
    0


    8423371          N47/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.500          2,528.27         77
                                       6.250          2,528.27
    MARTINEZ         CA   94553          5            02/01/03         00
    0435355789                           05           04/01/03          0
    20502513                             O            03/01/33
    0


    8423413          N47/G02             F          430,000.00         ZZ
                                         360        430,000.00          2
                                       6.125          2,612.73         54
                                       5.875          2,612.73
    MONTEREY         CA   93940          2            02/01/03         00
    0435355193                           05           04/01/03          0
    20501935                             N            03/01/33
    0


    8423431          T44/G02             F          457,000.00         ZZ
                                         360        456,596.80          1
                                       6.625          2,926.22         68
                                       6.375          2,926.22
1


    SANTA ROSA       CA   95404          5            01/22/03         00
    0435346499                           03           03/01/03          0
    1064372                              O            02/01/33
    0


    8423435          H81/G02             F          136,000.00         ZZ
                                         360        135,867.82          1
                                       6.125            826.35         80
                                       5.875            826.35
    EAGLE RIVER      WI   54521          1            01/31/03         00
    0435347588                           05           03/01/03          0
    1                                    O            02/01/33
    0


    8423437          G34/G02             F           38,284.00         ZZ
                                         360         38,249.39          1
                                       6.500            241.98         75
                                       6.250            241.98
    LAKE WORTH       TX   76135          1            01/31/03         00
    0435438361                           05           03/01/03          0
    85213067                             N            02/01/33
    0


    8423439          S11/G02             F          360,000.00         ZZ
                                         360        359,658.42          1
                                       6.250          2,216.58         78
                                       6.000          2,216.58
    VALENCIA         CA   91354          5            01/22/03         00
    0435354519                           03           03/01/03          0
    10210670                             O            02/01/33
    0


    8423457          S11/G02             F          227,500.00         ZZ
                                         360        227,284.14          1
                                       6.250          1,400.76         70
                                       6.000          1,400.76
    LAKEWOOD         CA   90713          5            01/21/03         00
    0435352612                           05           03/01/03          0
    10300219                             O            02/01/33
    0


    8423469          420/G02             F          438,900.00         ZZ
                                         360        438,473.42          1
                                       6.125          2,666.80         70
                                       5.875          2,666.80
    SANTA ROSA       CA   95405          1            01/14/03         00
    0435351531                           05           03/01/03          0
    72004933                             O            02/01/33
    0
1




    8423531          B98/G02             F          336,000.00         ZZ
                                         360        335,703.56          1
                                       6.625          2,151.44         80
                                       6.375          2,151.44
    SAN JOSE         CA   95122          5            01/22/03         00
    0435448105                           05           03/01/03          0
    100067301000167                      O            02/01/33
    0


    8423643          975/G02             F          138,000.00         ZZ
                                         240        137,710.07          1
                                       6.250          1,008.68         78
                                       6.000          1,008.68
    MORENO VALLEY    CA   92557          2            01/02/03         00
    0435359609                           05           03/01/03          0
    2025869                              O            02/01/23
    0


    8423661          883/G02             F          199,200.00         ZZ
                                         360        199,036.72          1
                                       7.000          1,325.28         80
                                       6.750          1,325.28
    ELLICOTT CITY    MD   21042          1            01/31/03         00
    0435349204                           05           03/01/03          0
    23000820                             O            02/01/33
    0


    8423725          Y23/G02             F           94,000.00         ZZ
                                         360         94,000.00          1
                                       7.375            649.24         79
                                       7.125            649.24
    FORT WORTH       TX   76116          5            02/05/03         00
    0435450820                           05           04/01/03          0
    100004871                            O            03/01/33
    0


    8424021          E82/G02             F          186,900.00         ZZ
                                         360        186,900.00          1
                                       6.375          1,166.01         47
                                       6.125          1,166.01
    ARLINGTON        VA   22207          2            02/10/03         00
    0400750683                           05           04/01/03          0
    1907239                              N            03/01/33
    0


    8424035          E82/G02             F           57,500.00         ZZ
                                         360         57,500.00          1
1


                                       6.250            354.04         67
                                       6.000            354.04
    PORT CHARLOTTE   FL   33952          2            02/06/03         00
    0400777819                           05           04/01/03          0
    2933213                              O            03/01/33
    0


    8424047          E82/G02             F           72,500.00         ZZ
                                         360         72,500.00          1
                                       6.375            452.31         55
                                       6.125            452.31
    SURREY TOWNSHIP  MI   48622          2            02/06/03         00
    0400777017                           05           04/01/03          0
    0400777017                           O            03/01/33
    0


    8424073          E82/G02             F           89,700.00         ZZ
                                         360         89,700.00          1
                                       6.375            559.61         71
                                       6.125            559.61
    MILFORD          MI   48381          2            02/06/03         00
    0400760617                           05           04/01/03          0
    1719170                              O            03/01/33
    0


    8424217          742/G02             F          210,000.00         ZZ
                                         360        209,790.94          1
                                       6.000          1,259.06         77
                                       5.750          1,259.06
    PAOLI            PA   19301          1            01/28/03         00
    0435345053                           05           03/01/03          0
    5970538                              O            02/01/33
    0


    8424301          U19/G02             F          110,000.00         ZZ
                                         360        109,902.00          1
                                       6.575            700.71         85
                                       6.325            700.71
    PEORIA           AZ   85345          5            01/30/03         01
    0435360136                           05           03/01/03         12
    11000227                             O            02/01/33
    0


    8424439          X04/G02             F          182,500.00         ZZ
                                         360        182,500.00          1
                                       6.250          1,123.68         72
                                       6.000          1,123.68
    HENDERSON        NV   89074          2            02/04/03         00
    0435366323                           03           04/01/03          0
1


    2847591                              N            03/01/33
    0


    8424497          X04/G02             F           60,050.00         ZZ
                                         360         60,050.00          1
                                       6.500            379.56         72
                                       6.250            379.56
    LAS VEGAS        NV   89103          2            02/04/03         00
    0435375118                           01           04/01/03          0
    2847582                              N            03/01/33
    0


    8424917          967/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.375            673.78         80
                                       6.125            673.78
    VANCOUVER        WA   98662          2            01/29/03         00
    0435360326                           07           04/01/03          0
    5950738                              N            03/01/33
    0


    8424997          144/144             F          180,000.00         ZZ
                                         360        179,829.21          1
                                       6.250          1,108.29         60
                                       6.000          1,108.29
    HIGHLAND         NY   12528          5            01/06/03         00
    02NICKELP                            05           03/01/03          0
    02NICKELP                            O            02/01/33
    0


    8425705          144/144             F          120,000.00         ZZ
                                         360        119,888.86          1
                                       6.375            748.64         36
                                       6.125            748.64
    SLATE HILL       NY   10973          2            01/08/03         00
    02CAREYG                             05           03/01/03          0
    02CAREYG                             O            02/01/33
    0


    8425853          K15/G02             F          212,500.00         ZZ
                                         360        212,334.23          2
                                       7.250          1,449.62         79
                                       7.000          1,449.62
    N DARTMOUTH      MA   02747          5            01/27/03         00
    0435346671                           05           03/01/03          0
    029705506129                         O            02/01/33
    0


1


    8425895          K15/G02             F          231,000.00         ZZ
                                         360        231,000.00          1
                                       6.500          1,460.08         83
                                       6.250          1,460.08
    SCITUATE         MA   02066          5            01/29/03         41
    0435353651                           05           04/01/03         25
    029705506124                         O            03/01/33
    0


    8425933          K15/G02             F          140,000.00         ZZ
                                         240        139,705.87          1
                                       6.250          1,023.30         85
                                       6.000          1,023.30
    EDGEWOOD         NM   87015          5            01/27/03         41
    0435348362                           05           03/01/03         12
    033505509181                         O            02/01/23
    0


    8426053          420/G02             F          412,500.00         ZZ
                                         360        412,108.61          1
                                       6.250          2,539.83         75
                                       6.000          2,539.83
    NAPA             CA   94558          5            01/17/03         00
    0435347380                           05           03/01/03          0
    82000331                             O            02/01/33
    0


    8426055          420/G02             F          150,000.00         ZZ
                                         360        149,721.42          1
                                       6.375            935.80         38
                                       6.125            935.80
    GUERNEVILLE      CA   95446          2            12/19/02         00
    0435351259                           05           02/01/03          0
    72004686                             O            01/01/33
    0


    8426571          E82/G02             F          154,300.00         ZZ
                                         360        154,300.00          1
                                       6.625            988.00         90
                                       6.375            988.00
    DAVENPORT        FL   33897          2            02/11/03         04
    0400785044                           03           04/01/03         25
    4267620                              N            03/01/33
    0


    8426573          E82/G02             F           67,950.00         ZZ
                                         360         67,950.00          1
                                       6.375            423.92         85
                                       6.125            423.92
1


    ORANGE PARK      FL   32065          2            02/10/03         04
    0400766978                           03           04/01/03         12
    3256603                              N            03/01/33
    0


    8426775          E47/G02             F          364,000.00         ZZ
                                         360        364,000.00          1
                                       6.125          2,211.70         80
                                       5.875          2,211.70
    SAN JOSE         CA   95131          2            02/03/03         00
    0435406715                           05           04/01/03          0
    7333013044                           O            03/01/33
    0


    8426781          967/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.375            673.78         80
                                       6.125            673.78
    VANCOUVER        WA   98662          2            01/29/03         00
    0435428420                           07           04/01/03          0
    5950754                              N            03/01/33
    0


    8426891          N47/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.125            911.42          6
                                       5.875            911.42
    SAN FRANCISCO    CA   94118          5            02/01/03         00
    0435361506                           05           04/01/03          0
    20501076                             O            03/01/33
    0


    8426941          U41/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       7.000            632.04         72
                                       6.750            632.04
    TONY             WI   54563          5            02/05/03         00
    0435381462                           05           04/01/03          0
    NOVAKOVIC3596                        O            03/01/33
    0


    8427033          E22/G02             F          202,500.00         ZZ
                                         360        202,500.00          1
                                       7.000          1,347.24         90
                                       6.750          1,347.24
    HOUSTON          TX   77004          1            02/07/03         01
    0415859057                           05           04/01/03         30
    0415859057                           O            03/01/33
    0
1




    8427053          E22/G02             F           70,500.00         ZZ
                                         360         70,500.00          1
                                       6.000            422.68         74
                                       5.750            422.68
    MISSOURI CITY    TX   77489          5            02/04/03         00
    0415885334                           03           04/01/03          0
    0415885334                           O            03/01/33
    0


    8427071          E22/G02             F           52,000.00         ZZ
                                         360         51,955.23          1
                                       6.750            337.27         80
                                       6.500            337.27
    INDEPENDENCE     MO   64052          5            02/07/03         00
    0415908680                           05           03/01/03          0
    0415908680                           N            02/01/33
    0


    8427077          E22/G02             F           66,320.00         ZZ
                                         360         66,320.00          2
                                       7.750            475.12         80
                                       7.500            475.12
    COLUMBIA         SC   29229          1            02/10/03         00
    0415923366                           05           04/01/03          0
    0415923366                           N            03/01/33
    0


    8427089          E22/G02             F          255,000.00         ZZ
                                         360        255,000.00          1
                                       6.250          1,570.08         60
                                       6.000          1,570.08
    CLE ELUM         WA   98922          2            01/31/03         00
    0415928084                           05           04/01/03          0
    0415928084                           O            03/01/33
    0


    8427101          E22/G02             F          432,000.00         ZZ
                                         360        432,000.00          1
                                       6.625          2,766.14         80
                                       6.375          2,766.14
    HOUSTON          TX   77024          5            02/04/03         00
    0415932862                           03           04/01/03          0
    0415932862                           O            03/01/33
    0


    8427109          E22/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
1


                                       6.875            558.39         76
                                       6.625            558.39
    LOUISVILLE       KY   40219          5            02/04/03         00
    0415936301                           05           04/01/03          0
    0415936301                           O            03/01/33
    0


    8427185          E22/G02             F          157,000.00         ZZ
                                         360        157,000.00          1
                                       6.625          1,005.29         80
                                       6.375          1,005.29
    DAVIE            FL   33024          2            02/05/03         00
    0416000347                           03           04/01/03          0
    0416000347                           O            03/01/33
    0


    8427187          F89/G02             F          151,600.00         T
                                         360        151,449.08          1
                                       6.000            908.92         80
                                       5.750            908.92
    AUBERRY          CA   93602          1            01/21/03         00
    0435357231                           05           03/01/03          0
    26452                                O            02/01/33
    0


    8427189          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       7.000            638.69         80
                                       6.750            638.69
    SALEM            OR   97305          1            02/05/03         00
    0416002160                           05           04/01/03          0
    0416002160                           N            03/01/33
    0


    8427207          E22/G02             F           83,500.00         ZZ
                                         360         83,500.00          1
                                       6.500            527.78         69
                                       6.250            527.78
    METAIRIE         LA   70001          5            02/05/03         00
    0416019859                           05           04/01/03          0
    0416019859                           O            03/01/33
    0


    8427211          E22/G02             F          536,000.00         ZZ
                                         360        536,000.00          1
                                       6.375          3,343.94         80
                                       6.125          3,343.94
    MCFARLAND        WI   53558          2            02/05/03         00
    0414972810                           05           04/01/03          0
1


    0414972810                           O            03/01/33
    0


    8427221          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
                                       7.500            727.18         78
                                       7.250            727.18
    MT PLEASANT      SC   29464          5            02/10/03         00
    0415500065                           03           04/01/03          0
    0415500065                           N            03/01/33
    0


    8427235          E22/G02             F          138,000.00         ZZ
                                         360        138,000.00          1
                                       6.375            860.94         80
                                       6.125            860.94
    CARSON CITY      NV   89701          1            02/04/03         00
    0415801950                           05           04/01/03          0
    0415801950                           N            03/01/33
    0


    8427247          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          3
                                       6.750          1,945.79         75
                                       6.500          1,945.79
    SOUTH YARMOUTH   MA   02664          5            02/05/03         00
    0415809367                           05           04/01/03          0
    0415809367                           O            03/01/33
    0


    8427257          E22/G02             F          145,600.00         ZZ
                                         360        145,600.00          1
                                       6.875            956.49         80
                                       6.625            956.49
    DENVER           CO   80231          2            02/07/03         00
    0415851450                           05           04/01/03          0
    0415851450                           N            03/01/33
    0


    8427267          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.125          2,430.44         59
                                       5.875          2,430.44
    HALF MOON BAY    CA   94019          2            01/30/03         00
    0415842798                           05           04/01/03          0
    0415842798                           O            03/01/33
    0


1


    8427285          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.875            472.99         37
                                       6.625            472.99
    KEANSBURG        NJ   07734          5            02/05/03         00
    0416023281                           05           04/01/03          0
    0416023281                           O            03/01/33
    0


    8427313          E22/G02             F          286,000.00         ZZ
                                         360        286,000.00          1
                                       6.875          1,878.82         80
                                       6.625          1,878.82
    MANCOS           CO   81328          5            02/04/03         00
    0416051431                           05           04/01/03          0
    0416051431                           O            03/01/33
    0


    8427325          E22/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
                                       6.500            986.03         54
                                       6.250            986.03
    RENO             NV   89509          5            02/03/03         00
    0416058808                           05           04/01/03          0
    0416058808                           O            03/01/33
    0


    8427343          E22/G02             F          125,400.00         ZZ
                                         360        125,400.00          1
                                       6.750            813.34         63
                                       6.500            813.34
    FALKVILLE        AL   35622          2            02/04/03         00
    0416077683                           05           04/01/03          0
    0416077683                           O            03/01/33
    0


    8427355          E22/G02             F          396,000.00         ZZ
                                         360        396,000.00          1
                                       6.875          2,601.44         80
                                       6.625          2,601.44
    VACAVILLE        CA   95688          1            02/03/03         00
    0416105526                           05           04/01/03          0
    0416105526                           O            03/01/33
    0


    8427359          E22/G02             F           66,000.00         ZZ
                                         360         66,000.00          1
                                       6.500            417.16         75
                                       6.250            417.16
1


    BOISE            ID   83705          2            02/06/03         00
    0416158673                           05           04/01/03          0
    0416158673                           N            03/01/33
    0


    8427639          G27/G02             F          550,000.00         ZZ
                                         360        549,465.43          1
                                       6.125          3,341.86         79
                                       5.875          3,341.86
    YORBA LINDA      CA   92886          5            01/24/03         00
    0435352778                           05           03/01/03          0
    21103001                             O            02/01/33
    0


    8427713          A35/A35             F          484,000.00         ZZ
                                         360        483,562.46          1
                                       6.500          3,059.21         70
                                       6.250          3,059.21
    SEAFORD          NY   11783          2            01/14/03         00
    4010703                              05           03/01/03          0
    4010703                              O            02/01/33
    0


    8428047          369/G02             F          143,200.00         ZZ
                                         360        143,096.35          1
                                       7.625          1,013.57         80
                                       7.375          1,013.57
    CHANDLER         AZ   85226          1            01/27/03         00
    0435349683                           05           03/01/03          0
    27542905                             N            02/01/33
    0


    8428189          737/G02             F           58,500.00         ZZ
                                         360         58,456.59          2
                                       7.500            409.04         90
                                       7.250            409.04
    GRETNA           LA   70056          1            01/30/03         12
    0435426994                           05           03/01/03         25
    2106794                              N            02/01/33
    0


    8428303          737/G02             F           99,000.00         ZZ
                                         360         98,926.53          4
                                       7.500            692.22         90
                                       7.250            692.22
    HARVEY           LA   70058          1            01/31/03         01
    0435467923                           05           03/01/03         25
    2106801                              N            02/01/33
    0
1




    8429909          Y19/G02             F          168,600.00         ZZ
                                         360        168,477.97          1
                                       7.625          1,193.34         95
                                       7.375          1,193.34
    EVINGTON         VA   24550          5            01/29/03         14
    0435358759                           05           03/01/03         30
    102071                               O            02/01/33
    0


    8430097          742/G02             F          160,000.00         ZZ
                                         360        159,844.49          1
                                       6.125            972.18         59
                                       5.875            972.18
    NORTH WILDWOOD   NJ   08260          5            01/24/03         00
    0435347778                           07           03/01/03          0
    5954334                              O            02/01/33
    0


    8430299          L76/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.125            850.65         78
                                       5.875            850.65
    ALBANY           MN   56307          5            02/06/03         00
    0435494075                           05           04/01/03          0
    9507466                              O            03/01/33
    0


    8430341          W39/G02             F          149,000.00         ZZ
                                         360        148,880.85          1
                                       7.125          1,003.84         80
                                       6.875          1,003.84
    SARASOTA         FL   34243          1            02/03/03         00
    0435369046                           05           03/01/03          0
    LA030387                             N            02/01/33
    0


    8430411          W39/G02             F          128,900.00         ZZ
                                         360        128,780.61          1
                                       6.375            804.17         26
                                       6.125            804.17
    SPRINGFIELD      LA   70462          5            01/27/03         00
    0435373899                           05           03/01/03          0
    LA030100                             O            02/01/33
    0


    8430471          940/G02             F          123,750.00         ZZ
                                         360        123,750.00          1
1


                                       6.250            761.95         90
                                       6.000            761.95
    PHELAN AREA      CA   92371          1            02/03/03         10
    0435392477                           05           04/01/03         25
    40030098                             O            03/01/33
    0


    8430477          N47/G02             F          205,000.00         ZZ
                                         360        205,000.00          1
                                       6.125          1,245.60         41
                                       5.875          1,245.60
    LOS ANGELES      CA   90291          5            02/05/03         00
    0435359492                           05           04/01/03          0
    30501235                             N            03/01/33
    0


    8430505          G34/G02             F          140,800.00         ZZ
                                         360        140,666.40          1
                                       6.250            866.93         80
                                       6.000            866.93
    LAS VEGAS        NV   89119          1            01/30/03         00
    0435343363                           05           03/01/03          0
    77310030                             O            02/01/33
    0


    8431219          P09/G02             F          206,000.00         ZZ
                                         360        206,000.00          1
                                       5.875          1,218.57         79
                                       5.625          1,218.57
    CHESTERFIELD     VA   23832          2            02/03/03         00
    0435378286                           05           04/01/03          0
    R0301029                             O            03/01/33
    0


    8431331          A06/G02             F          156,750.00         ZZ
                                         360        156,750.00          1
                                       6.875          1,029.74         95
                                       6.625          1,029.74
    ROYAL OAK        MI   48073          5            02/04/03         11
    0435365754                           05           04/01/03         25
    021000020235085                      O            03/01/33
    0


    8431337          L96/G02             F          383,000.00         ZZ
                                         360        382,636.59          1
                                       6.250          2,358.20         73
                                       6.000          2,358.20
    THOUSAND OAKS    CA   91360          5            01/23/03         00
    0435453527                           03           03/01/03          0
1


    7930830000                           O            02/01/33
    0


    8431343          P09/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.000          1,199.10         61
                                       5.750          1,199.10
    WOODBRIDGE       VA   22193          2            02/04/03         00
    0435381744                           05           04/01/03          0
    JAMWILL                              O            03/01/33
    0


    8431527          P09/G02             F          196,000.00         ZZ
                                         240        196,000.00          1
                                       6.000          1,404.20         66
                                       5.750          1,404.20
    LAUREL           MD   20708          2            02/03/03         00
    0435379441                           05           04/01/03          0
    0211477                              O            03/01/23
    0


    8431679          168/168             F          280,000.00         ZZ
                                         360        279,758.93          1
                                       6.750          1,816.07         80
                                       6.500          1,816.07
    MAHOPOAC         NY   10541          1            01/24/03         00
    0099936755                           05           03/01/03          0
    0099936755                           O            02/01/33
    0


    8431681          168/168             F           28,200.00         T
                                         240         27,994.36          1
                                       7.500            227.18         49
                                       7.250            227.18
    SEWARD           NY   12099          5            10/07/02         00
    NY3120                               05           12/01/02          0
    NY3120                               O            11/01/22
    0


    8431749          967/G02             F          131,600.00         ZZ
                                         360        131,483.89          2
                                       6.625            842.65         70
                                       6.375            842.65
    EVERETT          WA   98201          5            01/31/03         00
    0435428727                           05           03/01/03          0
    5930896                              N            02/01/33
    0


1


    8431891          168/168             F          176,000.00         ZZ
                                         360        175,859.26          1
                                       7.125          1,185.74         75
                                       6.875          1,185.74
    PLEASANT VALLEY  NY   12569          5            01/14/03         00
    0099632551                           05           03/01/03          0
    0099632551                           O            02/01/33
    0


    8432135          E82/G02             F           80,850.00         ZZ
                                         360         80,850.00          4
                                       6.375            504.40         32
                                       6.125            504.40
    AUSTIN           TX   78724          2            02/12/03         00
    0400756607                           05           04/01/03          0
    1706340                              N            03/01/33
    0


    8432141          E82/G02             F          206,600.00         ZZ
                                         360        206,600.00          1
                                       6.875          1,357.21         64
                                       6.625          1,357.21
    MORRISTOWN       NJ   07960          2            02/12/03         00
    0400773792                           05           04/01/03          0
    1849722                              N            03/01/33
    0


    8432145          E82/G02             F           84,600.00         ZZ
                                         360         84,600.00          1
                                       6.000            507.22         68
                                       5.750            507.22
    SAN ANTONIO      TX   78259          2            02/06/03         00
    0400771861                           03           04/01/03          0
    1696919                              O            03/01/33
    0


    8432149          E82/G02             F           89,850.00         ZZ
                                         360         89,850.00          4
                                       6.375            560.55         35
                                       6.125            560.55
    AUSTIN           TX   78724          2            02/12/03         00
    0400756573                           05           04/01/03          0
    1706853                              N            03/01/33
    0


    8432151          E82/G02             F           89,850.00         ZZ
                                         360         89,850.00          4
                                       6.375            560.55         35
                                       6.125            560.55
1


    AUSTIN           TX   78724          2            02/12/03         00
    0400756631                           05           04/01/03          0
    1706339                              N            03/01/33
    0


    8432259          W30/G02             F          202,500.00         ZZ
                                         360        202,349.72          3
                                       7.500          1,415.91         90
                                       7.250          1,415.91
    CENTRAL FALLS    RI   02863          1            01/29/03         12
    0435368964                           05           03/01/03         25
    022747724                            N            02/01/33
    0


    8432339          168/168             F          154,000.00         ZZ
                                         360        153,866.25          1
                                       6.750            998.84         80
                                       6.500            998.84
    PERINTON         NY   14450          1            01/14/03         00
    0319304582                           05           03/01/03          0
    0319304582                           O            02/01/33
    0


    8432387          588/G02             F          156,000.00         ZZ
                                         360        155,855.51          1
                                       6.375            973.24         80
                                       6.125            973.24
    TOWNSHIP OF MED  NJ   08055          1            01/15/03         00
    0435366430                           05           03/01/03          0
    00010828860                          O            02/01/33
    0


    8432479          E22/G02             F          114,000.00         ZZ
                                         360        114,000.00          1
                                       6.750            739.40         75
                                       6.500            739.40
    LEICESTER        NC   28748          2            01/29/03         00
    0415683754                           05           04/01/03          0
    0415683754                           O            03/01/33
    0


    8432491          E22/G02             F           83,200.00         ZZ
                                         360         83,200.00          1
                                       6.875            546.56         80
                                       6.625            546.56
    DENVER           CO   80235          5            02/06/03         00
    0415789916                           01           04/01/03          0
    0415789916                           O            03/01/33
    0
1




    8432503          E22/G02             F          174,000.00         ZZ
                                         360        174,000.00          1
                                       5.875          1,029.28         79
                                       5.625          1,029.28
    RIO LINDA        CA   95673          5            01/31/03         00
    0415802164                           05           04/01/03          0
    0415802164                           O            03/01/33
    0


    8432511          E22/G02             F          270,000.00         ZZ
                                         360        270,000.00          1
                                       6.250          1,662.44         42
                                       6.000          1,662.44
    SHINGLE SPRINGS  CA   95682          5            02/03/03         00
    0415820679                           05           04/01/03          0
    0415820679                           O            03/01/33
    0


    8432517          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.250          1,847.15         67
                                       6.000          1,847.15
    PALO ALTO        CA   94303          2            02/05/03         00
    0415828466                           01           04/01/03          0
    0415828466                           O            03/01/33
    0


    8432559          E22/G02             F           90,900.00         ZZ
                                         360         90,900.00          1
                                       7.250            620.10         90
                                       7.000            620.10
    BRIDGEWATER      NJ   08807          1            02/12/03         01
    0415883776                           01           04/01/03         25
    0415883776                           O            03/01/33
    0


    8432573          E22/G02             F          269,000.00         ZZ
                                         360        269,000.00          1
                                       7.000          1,789.66         65
                                       6.750          1,789.66
    CRANFORD         NJ   07016          5            02/03/03         00
    0415618396                           05           04/01/03          0
    0415618396                           O            03/01/33
    0


    8432597          E22/G02             F          265,905.00         ZZ
                                         360        265,905.00          1
1


                                       7.500          1,859.25         95
                                       7.250          1,859.25
    ST. CLAIR SHORE  MI   48081          1            02/07/03         01
    0415642214                           05           04/01/03         30
    0415642214                           O            03/01/33
    0


    8432611          E22/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       6.750            985.87         80
                                       6.500            985.87
    MUNITH           MI   49259          5            02/06/03         00
    0415921519                           05           04/01/03          0
    0415921519                           O            03/01/33
    0


    8432621          E22/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.250            923.58         50
                                       6.000            923.58
    SPARTA           NJ   07871          5            01/31/03         00
    0415926054                           05           04/01/03          0
    0415926054                           O            03/01/33
    0


    8432703          E22/G02             F           90,000.00         ZZ
                                         240         89,808.09          1
                                       6.125            651.29         38
                                       5.875            651.29
    MONROE TOWNSHIP  NJ   08831          5            02/03/03         00
    0415791722                           05           03/01/03          0
    0415791722                           O            02/01/23
    0


    8432715          E22/G02             F           66,800.00         ZZ
                                         360         66,741.06          1
                                       6.625            427.73         80
                                       6.375            427.73
    CORYDON          IN   47112          5            02/03/03         00
    0415798214                           05           03/01/03          0
    0415798214                           O            02/01/33
    0


    8432729          E22/G02             F          147,920.00         ZZ
                                         360        147,920.00          1
                                       6.750            959.41         80
                                       6.500            959.41
    EUGENE           OR   97405          1            02/04/03         00
    0415988922                           05           04/01/03          0
1


    0415988922                           O            03/01/33
    0


    8432747          E22/G02             F          199,500.00         ZZ
                                         360        199,319.65          1
                                       6.500          1,260.98         95
                                       6.250          1,260.98
    DENVER           CO   80233          2            02/03/03         01
    0415833797                           05           03/01/03         30
    0415833797                           O            02/01/33
    0


    8432753          E22/G02             F          141,000.00         ZZ
                                         360        141,000.00          1
                                       7.625            997.99         92
                                       7.375            997.99
    BALLWIN          MO   63021          2            02/06/03         01
    0416004216                           03           04/01/03         30
    0416004216                           O            03/01/33
    0


    8432765          E22/G02             F          312,000.00         ZZ
                                         360        312,000.00          1
                                       6.000          1,870.60         80
                                       5.750          1,870.60
    SAN JOSE         CA   95111          5            02/03/03         00
    0416012466                           05           04/01/03          0
    0416012466                           O            03/01/33
    0


    8432773          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.750          1,297.20         73
                                       6.500          1,297.20
    DOWNERS GROVE    IL   60515          5            02/06/03         00
    0416017002                           05           04/01/03          0
    0416017002                           O            03/01/33
    0


    8432783          E22/G02             F          127,920.00         ZZ
                                         360        127,920.00          1
                                       6.125            777.26         80
                                       5.875            777.26
    COLORADO SPRING  CO   80917          1            02/07/03         00
    0415873678                           05           04/01/03          0
    0415873678                           O            03/01/33
    0


1


    8432795          E22/G02             F           64,800.00         ZZ
                                         360         64,800.00          2
                                       6.500            409.58         90
                                       6.250            409.58
    KANSAS CITY      KS   66104          1            02/06/03         01
    0415878586                           05           04/01/03         25
    0415878586                           N            03/01/33
    0


    8432801          E22/G02             F           64,800.00         ZZ
                                         360         64,800.00          2
                                       6.500            409.58         90
                                       6.250            409.58
    KANSAS CITY      KS   66104          1            02/06/03         01
    0415878792                           05           04/01/03         25
    0415878792                           N            03/01/33
    0


    8432815          E22/G02             F           86,500.00         ZZ
                                         360         86,500.00          1
                                       6.250            532.60         78
                                       6.000            532.60
    YAKIMA           WA   98908          2            02/05/03         00
    0416034221                           05           04/01/03          0
    0416034221                           O            03/01/33
    0


    8432867          E22/G02             F          365,500.00         ZZ
                                         360        365,136.14          1
                                       6.000          2,191.36         75
                                       5.750          2,191.36
    PALM BEACH GARD  FL   33418          5            02/03/03         00
    0415924380                           03           03/01/03          0
    0415924380                           O            02/01/33
    0


    8432877          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.375            748.64         63
                                       6.125            748.64
    TROY             MI   48084          5            02/06/03         00
    0416135580                           05           04/01/03          0
    0416135580                           O            03/01/33
    0


    8432887          E22/G02             F           92,300.00         ZZ
                                         360         92,300.00          1
                                       6.375            575.83         80
                                       6.125            575.83
1


    BERKLEY          MI   48072          1            02/11/03         00
    0416142032                           05           04/01/03          0
    0416142032                           O            03/01/33
    0


    8432899          E22/G02             F          163,200.00         ZZ
                                         360        163,200.00          1
                                       6.750          1,058.51         80
                                       6.500          1,058.51
    FRESNO           CA   93722          1            02/04/03         00
    0415951276                           05           04/01/03          0
    0415951276                           O            03/01/33
    0


    8432903          E22/G02             F           73,600.00         ZZ
                                         360         73,600.00          1
                                       7.250            502.08         80
                                       7.000            502.08
    CEDAR HILL       TX   75104          1            02/07/03         00
    0415961457                           05           04/01/03          0
    0415961457                           N            03/01/33
    0


    8432905          E22/G02             F          116,000.00         ZZ
                                         360        115,887.25          1
                                       6.125            704.83         80
                                       5.875            704.83
    KELLER           TX   76248          1            02/04/03         00
    0415962091                           03           03/01/03          0
    0415962091                           O            02/01/33
    0


    8432909          E22/G02             F           64,800.00         ZZ
                                         360         64,749.45          1
                                       7.250            442.05         90
                                       7.000            442.05
    MORRISTOWN       TN   37814          2            02/06/03         10
    0415964360                           05           03/01/03         25
    0415964360                           N            02/01/33
    0


    8432927          E22/G02             F          580,000.00         ZZ
                                         360        580,000.00          1
                                       6.250          3,571.16         80
                                       6.000          3,571.16
    DAWSONVILLE      GA   30534          5            02/03/03         00
    0415978980                           05           04/01/03          0
    0415978980                           O            03/01/33
    0
1




    8432977          E22/G02             F           96,900.00         ZZ
                                         360         96,808.06          1
                                       6.250            596.63         95
                                       6.000            596.63
    COUNCIL BLUFFS   IA   51503          1            01/24/03         04
    0416011179                           05           03/01/03         35
    0416011179                           O            02/01/33
    0


    8432983          E22/G02             F           89,200.00         ZZ
                                         240         89,015.38          1
                                       6.375            658.50         80
                                       6.125            658.50
    DURHAM           NC   27713          1            02/07/03         00
    0416021137                           07           03/01/03          0
    0416021137                           O            02/01/23
    0


    8432985          E22/G02             F           55,100.00         ZZ
                                         240         55,100.00          1
                                       6.750            418.96         95
                                       6.500            418.96
    SHEFFIELD        AL   35660          5            02/03/03         11
    0416028785                           05           04/01/03         30
    0416028785                           O            03/01/23
    0


    8433007          E22/G02             F          158,400.00         ZZ
                                         360        158,400.00          1
                                       6.375            988.21         80
                                       6.125            988.21
    HOUSTON          TX   77018          1            02/07/03         00
    0416063717                           03           04/01/03          0
    0416063717                           O            03/01/33
    0


    8433345          A50/G02             F          612,000.00         ZZ
                                         360        610,807.30          1
                                       6.125          3,718.58         72
                                       5.875          3,718.58
    TUSCALOOSA       AL   35406          2            12/31/02         00
    0435460738                           05           02/01/03          0
    950867                               O            01/01/33
    0


    8433383          E82/G02             F           90,600.00         ZZ
                                         360         90,600.00          1
1


                                       6.125            550.50         60
                                       5.875            550.50
    WESTMINSTER      CO   80031          2            02/07/03         00
    0400776076                           05           04/01/03          0
    1546684                              O            03/01/33
    0


    8433389          E82/G02             F           55,000.00         ZZ
                                         360         55,000.00          1
                                       6.375            343.13         61
                                       6.125            343.13
    NORMAN           OK   73072          2            02/07/03         00
    0400763397                           05           04/01/03          0
    0400763397                           O            03/01/33
    0


    8433401          E82/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.750            843.18         34
                                       6.500            843.18
    CHINO HILLS      CA   91709          5            02/04/03         00
    0400763785                           05           04/01/03          0
    0400763785                           O            03/01/33
    0


    8433459          253/253             F          400,000.00         ZZ
                                         360        399,629.52          1
                                       6.375          2,495.48         80
                                       6.125          2,495.48
    TULSA            OK   74132          5            01/31/03         00
    455545                               05           03/01/03          0
    455545                               O            02/01/33
    0


    8433469          E47/G02             F          196,000.00         ZZ
                                         360        195,822.82          1
                                       6.500          1,238.85         56
                                       6.250          1,238.85
    BURTONSVILLE     MD   20866          5            01/27/03         00
    0435354220                           05           03/01/03          0
    7338511102                           O            02/01/33
    0


    8433691          738/G02             F          185,600.00         ZZ
                                         360        185,428.09          1
                                       6.375          1,157.91         80
                                       6.125          1,157.91
    GARNER           NC   27529          1            01/31/03         00
    0435354451                           05           03/01/03          0
1


    40869140                             O            02/01/33
    0


    8433695          M07/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       6.875            394.16         80
                                       6.625            394.16
    DESERT HOT SPRI  CA   92240          1            02/03/03         00
    0435374228                           05           04/01/03          0
    01030108                             N            03/01/33
    0


    8434123          477/G02             F          185,000.00         ZZ
                                         360        184,828.65          1
                                       6.375          1,154.16         78
                                       6.125          1,154.16
    EL MONTE         CA   91731          5            01/23/03         00
    0435358379                           05           03/01/03          0
    205590                               O            02/01/33
    0


    8434497          168/168             F           76,500.00         ZZ
                                         360         76,438.83          4
                                       7.125            515.39         90
                                       6.875            515.39
    COHOES           NY   12047          1            01/24/03         14
    0099619199                           05           03/01/03         25
    0099619199                           N            02/01/33
    0


    8434951          P34/G02             F           99,000.00         ZZ
                                         360         98,918.85          2
                                       7.000            658.65         90
                                       6.750            658.65
    PROVIDENCE       RI   02909          2            01/31/03         10
    0435373303                           05           03/01/03         30
    62205                                N            02/01/33
    0


    8435155          742/G02             F          232,500.00         ZZ
                                         360        232,500.00          1
                                       6.250          1,431.54         75
                                       6.000          1,431.54
    ROCHESTER        NY   14610          1            02/03/03         00
    0435360896                           05           04/01/03          0
    5882808                              O            03/01/33
    0


1


    8435271          X52/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.125            850.65         74
                                       5.875            850.65
    SUGARLOAF SHORE  FL   33042          5            02/06/03         00
    0435378229                           05           04/01/03          0
    FRAZIER                              O            03/01/33
    0


    8435463          M24/G02             F          120,000.00         ZZ
                                         360        119,886.14          1
                                       6.250            738.86         80
                                       6.000            738.86
    SANTA ANA        CA   92701          5            01/24/03         00
    0435431614                           01           03/01/03          0
    288209090                            O            02/01/33
    0


    8435619          883/G02             F          467,500.00         ZZ
                                         360        467,097.49          3
                                       6.750          3,032.20         85
                                       6.500          3,032.20
    CHICAGO          IL   60645          5            01/30/03         10
    0435361712                           05           03/01/03         12
    75000027                             O            02/01/33
    0


    8435697          K15/G02             F           90,100.00         ZZ
                                         360         90,100.00          1
                                       6.125            547.46         79
                                       5.875            547.46
    MCDONALD         OH   44437          5            02/04/03         00
    0435361084                           05           04/01/03          0
    028605505629                         O            03/01/33
    0


    8435775          N67/G02             F          355,000.00         ZZ
                                         360        354,646.60          1
                                       6.000          2,128.40         80
                                       5.750          2,128.40
    RENO             NV   89511          1            01/08/03         00
    0435370788                           05           03/01/03          0
    1260005563                           O            02/01/33
    0


    8435961          N67/G02             F          213,000.00         ZZ
                                         360        212,833.84          1
                                       7.250          1,453.04         72
                                       7.000          1,453.04
1


    CHICAGO          IL   60630          5            01/10/03         00
    0435371976                           05           03/01/03          0
    3262004160                           O            02/01/33
    0


    8436045          N67/G02             F          220,000.00         ZZ
                                         360        219,340.77          1
                                       7.500          1,538.27         49
                                       7.250          1,538.27
    PEABODY          MA   01960          5            10/24/02         00
    0435378765                           05           12/01/02          0
    3275002995                           O            11/01/32
    0


    8436241          N67/G02             F          396,000.00         ZZ
                                         360        395,720.51          4
                                       7.750          2,836.99         80
                                       7.500          2,836.99
    BROOKLYN         NY   11237          1            01/15/03         00
    0435373709                           05           03/01/03          0
    3274006779                           O            02/01/33
    0


    8436381          U05/G02             F          156,000.00         ZZ
                                         360        155,848.38          1
                                       6.125            947.87         80
                                       5.875            947.87
    OREGON CITY      OR   97045          5            01/28/03         00
    0435363205                           03           03/01/03          0
    3305814                              N            02/01/33
    0


    8436411          U85/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
                                       5.875            875.48         80
                                       5.625            875.48
    OAKFIELD         WI   53065          5            02/04/03         00
    0435371182                           05           04/01/03          0
    100143                               O            03/01/33
    0


    8436447          X82/G02             F          134,000.00         T
                                         360        133,887.43          1
                                       6.875            880.28         67
                                       6.625            880.28
    OCEAN VIEW       DE   19970          5            01/31/03         00
    0435359542                           01           03/01/03          0
    845082                               O            02/01/33
    0
1




    8436455          X82/G02             F          251,900.00         ZZ
                                         360        251,900.00          1
                                       6.250          1,550.99         90
                                       6.000          1,550.99
    STERLING         VA   20165          1            02/07/02         12
    0435358528                           09           04/01/03         25
    850968                               N            03/01/33
    0


    8436461          N47/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
                                       6.000          2,278.29         58
                                       5.750          2,278.29
    CASTRO VALLEY    CA   94552          5            02/03/03         00
    0435396346                           05           04/01/03          0
    20502505                             N            03/01/33
    0


    8436495          G27/G02             F          215,000.00         ZZ
                                         360        214,441.53          2
                                       6.750          1,394.49         75
                                       6.500          1,394.49
    WHITTIER         CA   90602          5            11/19/02         00
    0435368014                           05           01/01/03          0
    2002811                              N            12/01/32
    0


    8436507          F89/G02             F           76,000.00         ZZ
                                         360         76,000.00          1
                                       6.875            499.27         80
                                       6.625            499.27
    LANCASTER        CA   93534          1            02/01/03         00
    0435367321                           05           04/01/03          0
    10626914                             N            03/01/33
    0


    8436511          F89/G02             F          106,000.00         ZZ
                                         360        106,000.00          1
                                       6.875            696.34         80
                                       6.625            696.34
    LANCASTER        CA   93536          1            02/03/03         00
    0435367461                           05           04/01/03          0
    10627161                             N            03/01/33
    0


    8436531          975/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
1


                                       6.125          1,960.76         74
                                       5.875          1,960.76
    IRVINE           CA   92604          5            02/03/03         00
    0435359724                           05           04/01/03          0
    2030164                              O            03/01/33
    0


    8436533          B39/G02             F          176,400.00         ZZ
                                         360        176,400.00          4
                                       6.875          1,158.82         90
                                       6.625          1,158.82
    ROCHESTER        MN   55904          1            02/12/03         12
    0435396080                           05           04/01/03         25
    20030522F                            O            03/01/33
    0


    8436539          940/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       6.500            834.33         80
                                       6.250            834.33
    ONTARIO          CA   91764          5            02/05/03         00
    0435359500                           05           04/01/03          0
    40030109                             O            03/01/33
    0


    8436553          F36/G02             F          120,000.00         ZZ
                                         360        119,871.71          1
                                       5.625            690.79         55
                                       5.375            690.79
    ROY              WA   98580          5            01/25/03         00
    0435374020                           03           03/01/03          0
    06405786                             O            02/01/33
    0


    8436619          F28/G02             F          530,000.00         ZZ
                                         360        528,554.79          1
                                       6.500          3,349.96         75
                                       6.250          3,349.96
    MOUNT AIRY       MD   21771          5            11/15/02         00
    0435360045                           05           01/01/03          0
    4028162                              O            12/01/32
    0


    8436623          F28/G02             F          450,000.00         ZZ
                                         360        448,649.33          1
                                       6.000          2,697.98         75
                                       5.750          2,697.98
    PHILADELPHIA     PA   19147          5            11/22/02         00
    0435359088                           07           01/01/03          0
1


    3972667                              O            12/01/32
    0


    8436717          F28/G02             F          412,000.00         ZZ
                                         360        411,627.54          1
                                       6.500          2,604.13         73
                                       6.250          2,604.13
    PHOENIX          AZ   85018          5            01/16/03         00
    0435366190                           05           03/01/03          0
    4394230                              O            02/01/33
    0


    8436901          E22/G02             F           59,500.00         ZZ
                                         240         59,500.00          1
                                       6.250            434.90         54
                                       6.000            434.90
    FORT COLLINS     CO   80526          5            02/07/03         00
    0415191477                           01           04/01/03          0
    0415191477                           O            03/01/23
    0


    8436903          E22/G02             F           42,400.00         ZZ
                                         360         42,400.00          1
                                       7.125            285.66         80
                                       6.875            285.66
    LIVINGSTON       MT   59047          5            02/07/03         00
    0415349075                           05           04/01/03          0
    0415349075                           O            03/01/33
    0


    8436911          E22/G02             F          107,730.00         ZZ
                                         360        107,730.00          4
                                       7.750            771.79         95
                                       7.500            771.79
    RUTLAND          VT   05701          1            02/12/03         04
    0415655471                           05           04/01/03         30
    0415655471                           O            03/01/33
    0


    8436913          E22/G02             F          243,200.00         ZZ
                                         360        243,200.00          1
                                       6.000          1,458.11         80
                                       5.750          1,458.11
    WALLINGFORD      CT   06492          5            02/07/03         00
    0415673557                           05           04/01/03          0
    0415673557                           O            03/01/33
    0


1


    8436915          E22/G02             F           78,400.00         ZZ
                                         360         78,400.00          1
                                       6.500            495.54         80
                                       6.250            495.54
    RUTLAND          VT   05701          5            02/07/03         00
    0415695840                           05           04/01/03          0
    0415695840                           O            03/01/33
    0


    8436919          E22/G02             F          141,000.00         ZZ
                                         360        141,000.00          1
                                       6.500            891.22         75
                                       6.250            891.22
    CLAWSON          MI   48017          5            02/07/03         00
    0415713544                           05           04/01/03          0
    0415713544                           O            03/01/33
    0


    8436929          E22/G02             F           96,800.00         ZZ
                                         360         96,800.00          1
                                       6.375            603.91         65
                                       6.125            603.91
    WIMBERLEY        TX   78676          5            02/06/03         00
    0415754365                           03           04/01/03          0
    0415754365                           O            03/01/33
    0


    8436933          E22/G02             F          117,750.00         ZZ
                                         360        117,750.00          4
                                       6.500            744.26         76
                                       6.250            744.26
    WHITE SETTLEMEN  TX   76108          2            02/12/03         00
    0415760974                           05           04/01/03          0
    0415760974                           N            03/01/33
    0


    8436935          E22/G02             F           65,250.00         ZZ
                                         360         65,250.00          1
                                       6.750            423.21         80
                                       6.500            423.21
    TITUSVILLE       FL   32780          5            02/07/03         00
    0415772797                           05           04/01/03          0
    0415772797                           O            03/01/33
    0


    8436941          E22/G02             F          125,439.00         ZZ
                                         360        125,439.00          1
                                       6.000            752.07         13
                                       5.750            752.07
1


    SAN MATEO        CA   94402          2            02/05/03         00
    0415784149                           05           04/01/03          0
    0415784149                           O            03/01/33
    0


    8436951          E22/G02             F          142,000.00         ZZ
                                         360        142,000.00          1
                                       6.125            862.81         85
                                       5.875            862.81
    TRAVERSE CITY    MI   49684          2            02/07/03         04
    0415825348                           05           04/01/03         12
    0415825348                           O            03/01/33
    0


    8436963          E22/G02             F          543,750.00         ZZ
                                         360        543,750.00          1
                                       6.125          3,303.88         75
                                       5.875          3,303.88
    LAGUNA BEACH     CA   92651          5            01/29/03         00
    0415862952                           05           04/01/03          0
    0415862952                           O            03/01/33
    0


    8436969          E22/G02             F          117,750.00         ZZ
                                         360        117,750.00          4
                                       6.500            744.26         76
                                       6.250            744.26
    WHITE SETTLEMEN  TX   76108          2            02/12/03         00
    0415874122                           05           04/01/03          0
    0415874122                           N            03/01/33
    0


    8436971          E22/G02             F          117,750.00         ZZ
                                         360        117,750.00          4
                                       6.500            744.26         76
                                       6.250            744.26
    WHITE SETTLEMEN  TX   76108          2            02/12/03         00
    0415874155                           05           04/01/03          0
    0415874155                           N            03/01/33
    0


    8436973          E22/G02             F          445,000.00         ZZ
                                         360        445,000.00          1
                                       6.125          2,703.87         70
                                       5.875          2,703.87
    SAN FRANCISCO    CA   94121          2            02/01/03         00
    0415877539                           07           04/01/03          0
    0415877539                           O            03/01/33
    0
1




    8437001          E22/G02             F           75,920.00         ZZ
                                         360         75,920.00          1
                                       6.125            461.30         80
                                       5.875            461.30
    COLUMBIA         SC   29229          1            02/12/03         00
    0415917293                           05           04/01/03          0
    0415917293                           O            03/01/33
    0


    8437021          E22/G02             F          153,000.00         ZZ
                                         360        153,000.00          1
                                       7.000          1,017.91        100
                                       6.750          1,017.91
    CLEVELAND        TN   37312          2            02/07/03         04
    0415953801                           05           04/01/03         35
    0415953801                           O            03/01/33
    0


    8437061          E82/G02             F          247,500.00         ZZ
                                         360        247,500.00          1
                                       6.625          1,584.77         90
                                       6.375          1,584.77
    SALT LAKE CITY   UT   84117          2            02/10/03         04
    0400777983                           05           04/01/03         25
    7231728                              O            03/01/33
    0


    8437081          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       6.000            575.57         54
                                       5.750            575.57
    PORTLAND         OR   97219          5            02/06/03         00
    0415981067                           05           04/01/03          0
    0415981067                           O            03/01/33
    0


    8437083          E22/G02             F          392,811.00         ZZ
                                         360        392,811.00          1
                                       6.250          2,418.60         78
                                       6.000          2,418.60
    HIGHLAND VILLAG  TX   75077          5            02/07/03         00
    0415984947                           03           04/01/03          0
    0415984947                           O            03/01/33
    0


    8437099          E22/G02             F          232,000.00         ZZ
                                         360        232,000.00          1
1


                                       5.875          1,372.37         80
                                       5.625          1,372.37
    PALATINE         IL   60067          5            02/07/03         00
    0416014553                           09           04/01/03          0
    0416014553                           O            03/01/33
    0


    8437125          E22/G02             F           57,750.00         ZZ
                                         360         57,750.00          1
                                       7.500            403.80         75
                                       7.250            403.80
    KNOXVILLE        TN   37917          2            02/12/03         00
    0416053353                           05           04/01/03          0
    0416053353                           N            03/01/33
    0


    8437129          E22/G02             F          266,800.00         ZZ
                                         360        266,800.00          1
                                       6.750          1,730.46         63
                                       6.500          1,730.46
    PLANO            TX   75025          5            02/07/03         00
    0416057354                           03           04/01/03          0
    0416057354                           O            03/01/33
    0


    8437141          E22/G02             F          134,500.00         ZZ
                                         360        134,500.00          1
                                       6.500            850.13         95
                                       6.250            850.13
    ROY              UT   84067          2            02/06/03         04
    0416081800                           05           04/01/03         30
    0416081800                           O            03/01/33
    0


    8437149          E22/G02             F          272,000.00         ZZ
                                         360        272,000.00          1
                                       6.125          1,652.70         80
                                       5.875          1,652.70
    COLLEYVILLE      TX   76034          1            02/10/03         00
    0416103299                           03           04/01/03          0
    0416103299                           O            03/01/33
    0


    8437151          E22/G02             F          172,900.00         ZZ
                                         360        172,900.00          1
                                       6.875          1,135.83         95
                                       6.625          1,135.83
    WEST JORDAN      UT   84084          2            02/07/03         04
    0416105856                           05           04/01/03         30
1


    0416105856                           O            03/01/33
    0


    8437159          E22/G02             F           68,152.00         ZZ
                                         360         68,152.00          1
                                       6.750            442.03         80
                                       6.500            442.03
    CALDWELL         ID   83607          1            02/07/03         00
    0416134880                           03           04/01/03          0
    0416134880                           N            03/01/33
    0


    8437517          A06/G02             F          160,000.00         ZZ
                                         360        159,855.36          1
                                       6.500          1,011.31         80
                                       6.250          1,011.31
    COMMERCE TOWNSH  MI   48382          5            01/31/03         00
    0435377783                           05           03/01/03          0
    1000010200501                        O            02/01/33
    0


    8437581          E47/G02             F          238,500.00         ZZ
                                         360        238,284.40          1
                                       6.500          1,507.48         90
                                       6.250          1,507.48
    TRACY            CA   95375          2            01/20/03         11
    0435382072                           05           03/01/03         25
    7359512562                           O            02/01/33
    0


    8437667          808/G02             F          207,000.00         ZZ
                                         360        206,821.78          1
                                       6.750          1,342.60         80
                                       6.500          1,342.60
    OJAI             CA   93023          1            01/08/03         00
    0435367248                           05           03/01/03          0
    9328457                              O            02/01/33
    0


    8438571          420/G02             F          380,000.00         ZZ
                                         360        379,630.66          1
                                       6.125          2,308.92         80
                                       5.875          2,308.92
    AMERICAN CANYON  CA   94503          5            01/27/03         00
    0435408323                           05           03/01/03          0
    12200026                             O            02/01/33
    0


1


    8438581          B44/G02             F          177,600.00         ZZ
                                         360        177,431.49          1
                                       6.250          1,093.51         80
                                       6.000          1,093.51
    BOISE            ID   83716          1            01/23/03         00
    0435391602                           03           03/01/03          0
    4031000                              O            02/01/33
    0


    8438631          F89/G02             F          166,400.00         ZZ
                                         360        166,400.00          1
                                       6.125          1,011.06         80
                                       5.875          1,011.06
    LANCASTER        CA   93536          5            02/05/03         00
    0435411616                           05           04/01/03          0
    10627835                             O            03/01/33
    0


    8438639          X67/G02             F          188,000.00         ZZ
                                         360        187,849.66          1
                                       7.125          1,266.59         69
                                       6.875          1,266.59
    CANDIA           NH   03034          5            01/21/03         00
    0435366687                           05           03/01/03          0
    00241503                             O            02/01/33
    0


    8438693          L76/G02             F           41,325.00         ZZ
                                         360         41,325.00          1
                                       6.250            254.45         95
                                       6.000            254.45
    ST LOUIS         MO   63133          5            02/10/03         11
    0435446851                           05           04/01/03         30
    9507398                              O            03/01/33
    0


    8438749          W68/G02             F           46,500.00         ZZ
                                         360         46,463.73          1
                                       7.250            317.21         75
                                       7.000            317.21
    SAN ANTONIO      TX   78222          5            01/23/03         00
    0435429576                           05           03/01/03          0
    35098                                N            02/01/33
    0


    8438799          601/G02             F          294,400.00         ZZ
                                         360        293,635.27          2
                                       6.750          1,909.48         81
                                       6.500          1,909.48
1


    CHICAGO          IL   60630          2            11/18/02         10
    0435378138                           05           01/01/03         12
    62075502                             O            12/01/32
    0


    8438837          S43/G02             F          185,500.00         ZZ
                                         360        185,500.00          1
                                       6.375          1,157.28         31
                                       6.125          1,157.28
    SANTA FE         NM   87506          5            02/11/03         00
    0435362769                           05           04/01/03          0
    022094                               O            03/01/33
    0


    8438941          408/G02             F           20,430.00         ZZ
                                         360         20,414.84          1
                                       7.500            142.85         90
                                       7.250            142.85
    OKLAHOMA CITY    OK   73109          1            01/24/03         01
    0435393061                           05           03/01/03         25
    703032418                            N            02/01/33
    0


    8438969          N74/G02             F          120,000.00         ZZ
                                         360        119,877.65          1
                                       5.875            709.85         95
                                       5.625            709.85
    MADISON          NC   27025          2            02/07/03         10
    0435428586                           05           03/13/03         30
    0031687010                           O            02/13/33
    0


    8439625          N67/G02             F          140,000.00         ZZ
                                         360        139,764.09          1
                                       6.875            919.70         70
                                       6.625            919.70
    CENTRAL ISLIP    NY   11722          5            12/18/02         00
    0435368352                           05           02/01/03          0
    3275002974                           N            01/01/33
    0


    8439689          N67/G02             F          140,000.00         ZZ
                                         360        139,801.74          1
                                       7.750          1,002.98         75
                                       7.500          1,002.98
    HENDERSON        NV   89052          1            12/26/02         00
    0435368600                           03           02/01/03          0
    1162001338                           O            01/01/33
    0
1




    8439797          N67/G02             F           31,300.00         T
                                         360         31,253.41          1
                                       7.500            218.85         70
                                       7.250            218.85
    LAKESHORE        FL   33854          1            01/03/03         00
    0435369111                           03           02/01/03          0
    3254003630                           O            01/01/33
    0


    8440023          N67/G02             F          136,500.00         ZZ
                                         360        136,393.52          1
                                       7.250            931.17         70
                                       7.000            931.17
    JACKSON          NJ   08527          1            01/07/03         00
    0435370077                           05           03/01/03          0
    3264001843                           N            02/01/33
    0


    8440257          E82/G02             F           99,600.00         ZZ
                                         360         99,600.00          1
                                       6.375            621.37         75
                                       6.125            621.37
    ONTARIO          CA   91762          2            02/06/03         00
    0400758041                           01           04/01/03          0
    0400758041                           O            03/01/33
    0


    8440401          E22/G02             F           42,750.00         ZZ
                                         360         42,750.00          1
                                       7.750            306.27         90
                                       7.500            306.27
    GORHAM           IL   62940          1            02/11/03         01
    0415610641                           05           04/01/03         30
    0415610641                           O            03/01/33
    0


    8440415          E22/G02             F          308,000.00         ZZ
                                         360        308,000.00          1
                                       6.500          1,946.77         80
                                       6.250          1,946.77
    PLACENTIA        CA   92870          5            01/30/03         00
    0415771971                           03           04/01/03          0
    0415771971                           O            03/01/33
    0


    8440423          E22/G02             F          197,500.00         ZZ
                                         360        197,500.00          2
1


                                       7.000          1,313.97         90
                                       6.750          1,313.97
    BELL             CA   90201          5            02/05/03         04
    0415840750                           05           04/01/03         25
    0415840750                           O            03/01/33
    0


    8440433          E22/G02             F           82,850.00         ZZ
                                         360         82,850.00          1
                                       6.875            544.27         85
                                       6.625            544.27
    PENNSAUKEN       NJ   08110          1            02/13/03         04
    0415899541                           05           04/01/03         25
    0415899541                           O            03/01/33
    0


    8440441          E22/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
                                       6.500          1,061.87         80
                                       6.250          1,061.87
    ELK GROVE        CA   95624          5            02/04/03         00
    0415912898                           07           04/01/03          0
    0415912898                           O            03/01/33
    0


    8440461          E22/G02             F           59,920.00         ZZ
                                         360         59,920.00          1
                                       6.250            368.94         80
                                       6.000            368.94
    FORSYTH          MO   65653          1            02/13/03         00
    0415973445                           05           04/01/03          0
    0415973445                           O            03/01/33
    0


    8440465          E22/G02             F          247,920.00         ZZ
                                         360        247,920.00          1
                                       6.375          1,546.70         80
                                       6.125          1,546.70
    RIVERSIDE        CA   92508          1            02/06/03         00
    0415973585                           05           04/01/03          0
    0415973585                           O            03/01/33
    0


    8440477          E22/G02             F          131,600.00         ZZ
                                         360        131,600.00          1
                                       7.500            920.17         80
                                       7.250            920.17
    GARDNERVILLE     NV   89410          5            01/30/03         00
    0415988567                           05           04/01/03          0
1


    0415988567                           N            03/01/33
    0


    8440505          E22/G02             F          430,000.00         ZZ
                                         360        430,000.00          1
                                       6.125          2,612.73         80
                                       5.875          2,612.73
    CARLSBAD         CA   92008          5            02/04/03         00
    0416052702                           03           04/01/03          0
    0416052702                           O            03/01/33
    0


    8440549          E22/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
                                       6.625            320.16         90
                                       6.375            320.16
    AKRON            OH   44320          1            02/13/03         01
    0416134310                           05           04/01/03         25
    0416134310                           N            03/01/33
    0


    8440553          E22/G02             F           99,600.00         ZZ
                                         360         99,600.00          1
                                       7.750            713.55         80
                                       7.500            713.55
    MADERA           CA   93637          5            02/10/03         00
    0416145753                           05           04/01/03          0
    0416145753                           N            03/01/33
    0


    8440695          E47/G02             F          300,000.00         ZZ
                                         360        300,000.00          2
                                       7.250          2,046.53         80
                                       7.000          2,046.53
    HAYWARD          CA   94541          1            02/04/03         00
    0435408836                           05           04/01/03          0
    7333012994                           O            03/01/33
    0


    8440731          E57/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       6.500          1,327.34         75
                                       6.250          1,327.34
    SANTA ANA        CA   92705          5            02/03/03         00
    0435394440                           02           04/01/03          0
    06013107                             O            03/01/33
    0


1


    8441251          N74/G02             F           95,700.00         ZZ
                                         360         95,606.99          1
                                       6.125            581.48         93
                                       5.875            581.48
    DANVILLE         VA   24540          2            02/10/03         10
    0435410683                           05           03/14/03         30
    0031699010                           O            02/14/33
    0


    8441321          X13/G02             F          449,000.00         ZZ
                                         360        449,000.00          1
                                       6.375          2,801.18         75
                                       6.125          2,801.18
    FAIRFAX          VA   22033          5            01/30/03         00
    0435496641                           05           04/01/03          0
    0670472                              O            03/01/33
    0


    8441429          K15/G02             F          136,500.00         ZZ
                                         360        136,500.00          1
                                       6.125            829.39         65
                                       5.875            829.39
    SALEM            NH   03079          5            02/10/03         00
    0435383625                           05           04/01/03          0
    033105510009                         O            03/01/33
    0


    8441451          825/G02             F          450,000.00         ZZ
                                         360        450,000.00          1
                                       6.125          2,734.25         75
                                       5.875          2,734.25
    TRACY            CA   95377          5            02/10/03         00
    0435400643                           05           04/01/03          0
    NICHOLSON                            O            03/01/33
    0


    8441453          X78/G02             F          189,000.00         ZZ
                                         360        189,000.00          1
                                       5.750          1,102.95         60
                                       5.500          1,102.95
    TAMPA            FL   33606          5            02/10/03         00
    0435400395                           01           04/01/03          0
    990282                               O            03/01/33
    0


    8441503          G34/G02             F          611,000.00         ZZ
                                         360        611,000.00          1
                                       6.125          3,712.50         80
                                       5.875          3,712.50
1


    ORONO            MN   55391          2            02/06/03         00
    0435436746                           05           04/01/03          0
    85213273                             O            03/01/33
    0


    8441763          U05/G02             F          117,000.00         TX
                                         360        116,915.32          1
                                       7.625            828.12         65
                                       7.375            828.12
    FREDERICKSBURG   TX   78624          5            01/29/03         00
    0435405113                           05           03/01/03          0
    3294433                              O            02/01/33
    0


    8442701          E82/G02             F          146,600.00         ZZ
                                         360        146,600.00          1
                                       6.125            890.76         76
                                       5.875            890.76
    GLENDORA         CA   91741          2            02/07/03         00
    0400771986                           05           04/01/03          0
    5023967                              O            03/01/33
    0


    8443345          E22/G02             F          373,000.00         ZZ
                                         360        373,000.00          1
                                       6.000          2,236.32         79
                                       5.750          2,236.32
    WASHINGTON       DC   20015          2            02/07/03         00
    0416035525                           09           04/01/03          0
    0416035525                           O            03/01/33
    0


    8443349          E22/G02             F          161,250.00         ZZ
                                         360        161,250.00          1
                                       6.125            979.77         75
                                       5.875            979.77
    MOUNTLAKE TERRA  WA   98043          1            02/10/03         00
    0416040335                           05           04/01/03          0
    0416040335                           N            03/01/33
    0


    8443361          E22/G02             F          398,400.00         ZZ
                                         360        398,400.00          1
                                       6.125          2,420.72         80
                                       5.875          2,420.72
    PUEBLO           CO   81008          2            02/14/03         00
    0416048924                           05           04/01/03          0
    0416048924                           O            03/01/33
    0
1




    8443401          E22/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
                                       6.875            328.46         72
                                       6.625            328.46
    PUEBLO           CO   81004          5            02/14/03         00
    0416103323                           05           04/01/03          0
    0416103323                           N            03/01/33
    0


    8443407          E22/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.250          3,078.59         74
                                       6.000          3,078.59
    BOULDER          CO   80304          5            02/10/03         00
    0416106987                           05           04/01/03          0
    0416106987                           O            03/01/33
    0


    8443419          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       6.250            492.57         80
                                       6.000            492.57
    ARLINGTON        TX   76015          5            02/10/03         00
    0416112316                           05           04/01/03          0
    0416112316                           O            03/01/33
    0


    8443431          E22/G02             F          192,500.00         ZZ
                                         360        192,500.00          1
                                       6.500          1,216.73         67
                                       6.250          1,216.73
    ROSEVILLE        CA   95661          1            02/06/03         00
    0416125888                           05           04/01/03          0
    0416125888                           N            03/01/33
    0


    8443437          E22/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
                                       6.500            404.52         80
                                       6.250            404.52
    ALABASTER        AL   35007          1            02/14/03         00
    0416135408                           05           04/01/03          0
    0416135408                           N            03/01/33
    0


    8443449          E22/G02             F          356,000.00         ZZ
                                         360        356,000.00          1
1


                                       6.250          2,191.95         80
                                       6.000          2,191.95
    BORING           OR   97009          5            02/10/03         00
    0416163582                           05           04/01/03          0
    0416163582                           O            03/01/33
    0


    8443483          E22/G02             F          135,000.00         ZZ
                                         360        135,000.00          3
                                       6.750            875.61         62
                                       6.500            875.61
    PROVIDENCE       RI   02908          2            02/14/03         00
    0415758366                           05           04/01/03          0
    0415758366                           N            03/01/33
    0


    8443485          E22/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
                                       6.750          2,853.83         80
                                       6.500          2,853.83
    FORT COLLINS     CO   80528          5            02/10/03         00
    0415768530                           03           04/01/03          0
    0415768530                           O            03/01/33
    0


    8443489          E22/G02             F          152,800.00         ZZ
                                         360        152,800.00          1
                                       6.625            978.40         90
                                       6.375            978.40
    RHINEBECK        NY   12572          1            02/14/03         04
    0415770056                           05           04/01/03         25
    0415770056                           O            03/01/33
    0


    8443515          E22/G02             F          528,000.00         ZZ
                                         360        528,000.00          1
                                       6.875          3,468.58         58
                                       6.625          3,468.58
    FRIENDSWOOD      TX   77546          5            02/10/03         00
    0415865476                           05           04/01/03          0
    0415865476                           O            03/01/33
    0


    8443521          E22/G02             F          234,000.00         ZZ
                                         360        234,000.00          1
                                       6.000          1,402.95         62
                                       5.750          1,402.95
    SAN JOSE         CA   95122          2            02/04/03         00
    0415884725                           05           04/01/03          0
1


    0415884725                           O            03/01/33
    0


    8443541          E22/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       6.625          1,101.33         79
                                       6.375          1,101.33
    GRAND JUNCTION   CO   81506          5            02/10/03         00
    0415909662                           03           04/01/03          0
    0415909662                           O            03/01/33
    0


    8443547          E22/G02             F           73,800.00         ZZ
                                         360         73,800.00          1
                                       7.125            497.20         90
                                       6.875            497.20
    ROANOKE          VA   24012          5            02/06/03         10
    0415921527                           05           04/01/03         25
    0415921527                           O            03/01/33
    0


    8443549          E22/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       6.500          1,232.53         72
                                       6.250          1,232.53
    (MISSION HILLS)  CA   91345          5            02/03/03         00
    0415923580                           05           04/01/03          0
    0415923580                           O            03/01/33
    0


    8443551          E22/G02             F          181,000.00         ZZ
                                         360        181,000.00          1
                                       5.875          1,070.68         70
                                       5.625          1,070.68
    FORT WORTH       TX   76126          4            02/13/03         00
    0415923853                           05           04/01/03          0
    0415923853                           O            03/01/33
    0


    8443561          E22/G02             F          119,500.00         ZZ
                                         360        119,500.00          1
                                       6.000            716.46         80
                                       5.750            716.46
    PFLUGERVILLE     TX   78660          5            02/07/03         00
    0415949759                           03           04/01/03          0
    0415949759                           O            03/01/33
    0


1


    8443573          E22/G02             F          112,500.00         ZZ
                                         360        112,500.00          1
                                       6.500            711.08         93
                                       6.250            711.08
    DURHAM           NC   27704          2            02/10/03         10
    0415964865                           05           04/01/03         30
    0415964865                           O            03/01/33
    0


    8443575          E22/G02             F          388,000.00         ZZ
                                         360        388,000.00          1
                                       6.250          2,388.98         70
                                       6.000          2,388.98
    DALLAS           TX   75225          5            02/10/03         00
    0415976448                           05           04/01/03          0
    0415976448                           O            03/01/33
    0


    8443587          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       6.500          2,275.44         80
                                       6.250          2,275.44
    SCHAUMBURG       IL   60160          5            02/11/03         00
    0415987908                           05           04/01/03          0
    0415987908                           O            03/01/33
    0


    8443599          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.250            738.86         83
                                       6.000            738.86
    KNOXVILLE        TN   37918          2            02/14/03         10
    0415997378                           05           04/01/03         12
    0415997378                           N            03/01/33
    0


    8443605          E22/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       6.125          1,263.83         80
                                       5.875          1,263.83
    MINDEN           NV   89423          2            02/04/03         00
    0416005718                           03           04/01/03          0
    0416005718                           O            03/01/33
    0


    8443617          E22/G02             F          179,500.00         ZZ
                                         360        179,500.00          1
                                       6.375          1,119.85         79
                                       6.125          1,119.85
1


    JACKSON          MI   49201          2            02/10/03         00
    0416021459                           05           04/01/03          0
    0416021459                           O            03/01/33
    0


    8443821          W02/G02             F           63,874.36         ZZ
                                         360         63,818.00          1
                                       6.625            409.00         74
                                       6.375            409.00
    ONEIDA           TN   37841          2            01/27/03         00
    0435435185                           05           03/01/03          0
    1001829850                           O            02/01/33
    0


    8444557          940/G02             F          145,800.00         ZZ
                                         360        145,800.00          1
                                       6.750            945.66         90
                                       6.500            945.66
    VICTORVILLE      CA   92392          5            02/10/03         10
    0435421714                           05           04/01/03         25
    65020579                             O            03/01/33
    0


    8444659          E82/G02             F          136,200.00         T
                                         360        136,200.00          1
                                       6.250            838.61         69
                                       6.000            838.61
    BURIEN           WA   98168          2            02/14/03         00
    0400785192                           05           04/01/03          0
    1772305                              O            03/01/33
    0


    8444805          K15/G02             F           60,100.00         ZZ
                                         360         60,100.00          1
                                       7.125            404.90         52
                                       6.875            404.90
    BELMONT          NH   03220          5            02/11/03         00
    0435392634                           05           04/01/03          0
    033405511363                         O            03/01/33
    0


    8444881          K15/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       6.625            717.15         70
                                       6.375            717.15
    GILMANTON IRON   NH   03837          5            02/11/03         00
    0435384862                           05           04/01/03          0
    033605510358                         O            03/01/33
    0
1




    8445211          R26/G02             F          307,000.00         ZZ
                                         360        307,000.00          1
                                       6.125          1,865.36         79
                                       5.875          1,865.36
    GLENDORA         CA   91741          2            02/10/03         00
    0435378013                           05           04/01/03          0
    00005580000                          O            03/01/33
    0


    8445213          R26/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
                                       6.125          1,032.94         78
                                       5.875          1,032.94
    IRVINE           CA   92618          5            02/07/03         00
    0435377957                           01           04/01/03          0
    0004430000                           O            03/01/33
    0


    8445315          Q73/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       6.000            449.66         80
                                       5.750            449.66
    FULTON           MS   38843          5            02/03/03         00
    0435424460                           05           04/01/03          0
    3024083                              O            03/01/33
    0


    8445421          964/G02             F           70,000.00         ZZ
                                         360         69,938.24          2
                                       6.625            448.22         50
                                       6.375            448.22
    SOUTH PADRE ISL  TX   78597          2            01/22/03         00
    0435426788                           05           03/01/03          0
    334164                               N            02/01/33
    0


    8445467          R84/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
                                       6.750            350.24         90
                                       6.500            350.24
    SHELTON          WA   98584          1            02/03/03         12
    0435394655                           05           04/01/03         25
    WA301172                             N            03/01/33
    0


    8445475          964/G02             F          176,000.00         ZZ
                                         360        175,844.72          1
1


                                       6.625          1,126.95         80
                                       6.375          1,126.95
    DENVER           CO   80227          5            01/22/03         00
    0435426747                           05           03/01/03          0
    326993                               O            02/01/33
    0


    8445477          R84/G02             F          111,600.00         ZZ
                                         360        111,600.00          1
                                       6.500            705.39         80
                                       6.250            705.39
    TACOMA           WA   98406          1            02/03/03         00
    0435394184                           05           04/01/03          0
    WA112653                             O            03/01/33
    0


    8445543          U05/G02             F          412,500.00         TX
                                         360        412,117.95          1
                                       6.375          2,573.46         75
                                       6.125          2,573.46
    BELLAIRE         TX   77401          5            01/29/03         00
    0435410758                           05           03/01/03          0
    3305136                              O            02/01/33
    0


    8445575          U05/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       6.375          2,620.25         74
                                       6.125          2,620.25
    WALNUT           CA   91789          5            02/04/03         00
    0435393483                           05           04/01/03          0
    3310164                              O            03/01/33
    0


    8445611          U05/G02             F          480,000.00         ZZ
                                         360        479,555.42          1
                                       6.375          2,994.58         79
                                       6.125          2,994.58
    BERKELEY         CA   94703          2            01/27/03         00
    0435396130                           05           03/01/03          0
    3303314                              O            02/01/33
    0


    8445615          E57/G02             F          175,000.00         ZZ
                                         360        175,000.00          1
                                       6.000          1,049.21         68
                                       5.750          1,049.21
    LA MIRADA        CA   90638          5            02/04/03         00
    0435424403                           05           04/01/03          0
1


    06013663                             O            03/01/33
    0


    8445645          758/G02             F          314,150.00         ZZ
                                         360        313,866.01          1
                                       6.500          1,985.64         78
                                       6.250          1,985.64
    HOUSTON          TX   77007          2            01/23/03         00
    0435434006                           05           03/01/03          0
    161101                               O            02/01/33
    0


    8445655          A06/G02             F          163,200.00         ZZ
                                         360        163,056.01          1
                                       6.625          1,044.99         80
                                       6.375          1,044.99
    WALLED LAKE      MI   48390          1            01/30/03         00
    0435397195                           01           03/01/03          0
    1                                    O            02/01/33
    0


    8445693          X67/G02             F          233,750.00         ZZ
                                         360        233,538.69          1
                                       6.500          1,477.46         85
                                       6.250          1,477.46
    ONTARIO          CA   91761          5            01/24/03         02
    0435424429                           05           03/01/03         12
    00282425                             O            02/01/33
    0


    8445899          830/G02             F          153,750.00         ZZ
                                         360        153,607.60          1
                                       6.375            959.20         83
                                       6.125            959.20
    HENDERSON        NV   89012          5            01/25/03         14
    0435392584                           03           03/01/03         25
    03010197                             O            02/01/33
    0


    8446695          E82/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.500          1,896.20         80
                                       6.250          1,896.20
    STATEN ISLAND    NY   10306          5            02/12/03         00
    0400747473                           05           04/01/03          0
    0400747473                           O            03/01/33
    0


1


    8446705          E82/G02             F           92,900.00         ZZ
                                         360         92,900.00          2
                                       6.375            579.58         69
                                       6.125            579.58
    BREMERTON        WA   98312          2            02/11/03         00
    0400747952                           05           04/01/03          0
    0400747952                           N            03/01/33
    0


    8447451          A50/G02             F          150,000.00         ZZ
                                         360        149,861.08          1
                                       6.375            935.80         72
                                       6.125            935.80
    PENSACOLA        FL   32507          2            01/21/03         00
    0435382924                           05           03/01/03          0
    959314                               O            02/01/33
    0


    8447579          758/G02             F          214,900.00         ZZ
                                         360        214,691.13          1
                                       6.125          1,305.76         78
                                       5.875          1,305.76
    HOUSTON          TX   77095          2            01/27/03         00
    0435409172                           05           03/01/03          0
    302461                               O            02/01/33
    0


    8447791          U87/G02             F          299,000.00         ZZ
                                         360        299,000.00          1
                                       6.000          1,792.66         62
                                       5.750          1,792.66
    LAGUNA NIGUEL    CA   92677          2            02/11/03         00
    0435424494                           03           04/01/03          0
    6328                                 O            03/01/33
    0


    8447797          742/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       6.375            467.90         75
                                       6.125            467.90
    NORTH BELLMORE   NY   11710          1            02/13/03         00
    0435381660                           05           04/01/03          0
    5581905                              O            03/01/33
    0


    8447821          E47/G02             F          204,500.00         ZZ
                                         360        204,315.13          1
                                       6.500          1,292.58         53
                                       6.250          1,292.58
1


    RIVA             MD   21140          2            01/30/03         00
    0435409412                           09           03/01/03          0
    7345510113                           O            02/01/33
    0


    8448259          U05/G02             F          268,000.00         TX
                                         360        268,000.00          1
                                       6.500          1,693.94         80
                                       6.250          1,693.94
    FLOWER MOUND     TX   75022          2            02/05/03         00
    0435410667                           03           04/01/03          0
    3290389                              O            03/01/33
    0


    8448273          U05/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       6.750          2,093.03         80
                                       6.500          2,093.03
    WOODLAND HILLS   CA   91367          5            02/05/03         00
    0435426929                           05           04/01/03          0
    3304823                              O            03/01/33
    0


    8448445          E40/G02             F          279,900.00         ZZ
                                         360        279,900.00          4
                                       7.625          1,981.11         80
                                       7.375          1,981.11
    LOWELL           MA   01854          1            02/13/03         00
    0435427893                           05           04/01/03          0
    545000249                            N            03/01/33
    0


    8448471          W08/G02             F          119,610.00         ZZ
                                         360        119,509.52          1
                                       6.875            785.75         90
                                       6.625            785.75
    MIAMI            FL   33155          1            01/30/03         10
    0435410642                           01           03/01/03         30
    022168MG                             N            02/01/33
    0


    8448725          Q14/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       6.375            842.22         90
                                       6.125            842.22
    MOUNT VERNON     IA   52314          5            02/10/03         01
    0435425921                           05           04/01/03         25
    000310992                            O            03/01/33
    0
1




    8449187          P59/G02             F          234,000.00         T
                                         360        234,000.00          1
                                       6.250          1,440.78         68
                                       6.000          1,440.78
    VALENCIA         CA   91355          2            02/06/03         00
    0435418017                           05           04/01/03          0
    005371                               O            03/01/33
    0


    8449231          L16/G02             F           81,500.00         ZZ
                                         360         81,500.00          1
                                       6.250            501.81         69
                                       6.000            501.81
    WASHINGTON TERR  UT   84405          5            02/10/03         00
    0435432109                           05           04/01/03          0
    8819                                 O            03/01/33
    0


    8449243          T08/G02             F           99,750.00         ZZ
                                         360         99,650.70          1
                                       6.000            598.05         80
                                       5.750            598.05
    ORLANDO          FL   32810          1            01/21/03         00
    0435380019                           05           03/01/03          0
    132016441                            O            02/01/33
    0


    8449269          X71/G02             F          266,000.00         ZZ
                                         360        265,330.00          1
                                       6.000          1,594.80         79
                                       5.750          1,594.80
    GOODLETTSVILLE   TN   37072          2            01/15/03         00
    0435489745                           05           03/01/03          0
    7635265                              O            02/01/33
    0


    8449367          W96/G02             F           86,500.00         T
                                         360         86,350.52          1
                                       6.250            532.60         53
                                       6.000            532.60
    JACKSONVILLE BE  FL   32250          2            01/10/03         00
    0435381397                           05           03/01/03          0
    22120490                             O            02/01/33
    0


    8449421          T08/G02             F          126,500.00         ZZ
                                         360        126,374.07          1
1


                                       6.000            758.43         80
                                       5.750            758.43
    RIVERVIEW        FL   33569          2            12/27/02         00
    0435380399                           05           03/01/03          0
    11111005                             O            02/01/33
    0


    8449575          X71/G02             F          299,600.00         ZZ
                                         360        299,329.15          1
                                       6.500          1,893.68         69
                                       6.250          1,893.68
    LAKE FOREST PAR  WA   98155          5            02/27/03         00
    0435473053                           05           03/01/03          0
    7566859                              O            02/01/33
    0


    8449893          E22/G02             F          254,000.00         ZZ
                                         360        254,000.00          1
                                       6.375          1,584.63         80
                                       6.125          1,584.63
    HOWELL           NJ   07731          1            02/18/03         00
    0414570903                           05           04/01/03          0
    0414570903                           O            03/01/33
    0


    8449971          E22/G02             F           75,500.00         ZZ
                                         360         75,500.00          1
                                       7.250            515.04         90
                                       7.000            515.04
    ST. LIBORY       IL   62282          5            02/12/03         04
    0415893585                           05           04/01/03         25
    0415893585                           O            03/01/33
    0


    8450003          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       7.250            491.17         90
                                       7.000            491.17
    STOCKTON         UT   84071          5            02/10/03         04
    0416034296                           05           04/01/03         25
    0416034296                           O            03/01/33
    0


    8450007          E22/G02             F          118,350.00         ZZ
                                         360        118,350.00          1
                                       7.500            827.52         90
                                       7.250            827.52
    OGDEN            UT   84403          1            02/12/03         04
    0416037265                           05           04/01/03         30
1


    0416037265                           O            03/01/33
    0


    8450043          E22/G02             F           98,600.00         ZZ
                                         360         98,600.00          1
                                       6.375            615.14         85
                                       6.125            615.14
    MOBILE           AL   36695          1            02/18/03         04
    0416121861                           05           04/01/03         12
    0416121861                           O            03/01/33
    0


    8450059          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       7.250            409.31         36
                                       7.000            409.31
    WEST PALM BEACH  FL   33411          5            02/11/03         00
    0416141331                           05           04/01/03          0
    0416141331                           O            03/01/33
    0


    8450087          E22/G02             F          123,000.00         ZZ
                                         240        123,000.00          1
                                       5.875            872.36         80
                                       5.625            872.36
    CAPE CORAL       FL   33904          2            02/12/03         00
    0416076974                           05           04/01/03          0
    0416076974                           O            03/01/23
    0


    8450095          E22/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       6.500            600.46         85
                                       6.250            600.46
    SALEM            OR   97302          5            02/05/03         04
    0416078574                           05           04/01/03         12
    0416078574                           O            03/01/33
    0


    8450129          E22/G02             F          344,000.00         ZZ
                                         360        344,000.00          1
                                       6.750          2,231.18         75
                                       6.500          2,231.18
    OLD BRIDGE       NJ   08857          5            02/10/03         00
    0415993948                           05           04/01/03          0
    0415993948                           O            03/01/33
    0


1


    8450173          E22/G02             F          149,000.00         ZZ
                                         360        149,000.00          1
                                       7.375          1,029.11         75
                                       7.125          1,029.11
    TOMS RIVER       NJ   08753          5            02/11/03         00
    0415998715                           05           04/01/03          0
    0415998715                           O            03/01/33
    0


    8450199          E22/G02             F          265,000.00         ZZ
                                         360        265,000.00          1
                                       6.250          1,631.65         76
                                       6.000          1,631.65
    SONOMA           CA   95476          2            01/30/03         00
    0416007847                           05           04/01/03          0
    0416007847                           O            03/01/33
    0


    8450207          E22/G02             F           61,750.00         ZZ
                                         360         61,750.00          1
                                       6.625            395.39         95
                                       6.375            395.39
    DURANGO          CO   81301          1            02/17/03         10
    0415947035                           01           04/01/03         30
    0415947035                           O            03/01/33
    0


    8450223          E22/G02             F          395,000.00         ZZ
                                         360        395,000.00          1
                                       6.500          2,496.67         80
                                       6.250          2,496.67
    SAN JOSE         CA   95132          2            02/05/03         00
    0415961895                           05           04/01/03          0
    0415961895                           O            03/01/33
    0


    8450231          E22/G02             F           39,750.00         ZZ
                                         360         39,750.00          1
                                       7.750            284.77         75
                                       7.500            284.77
    KEWANEE          IL   61443          5            02/18/03         00
    0415979160                           05           04/01/03          0
    0415979160                           N            03/01/33
    0


    8450303          W93/G02             F          376,000.00         ZZ
                                         360        376,000.00          1
                                       6.250          2,315.10         80
                                       6.000          2,315.10
1


    CHULA VISTA      CA   91915          5            02/06/03         00
    0435419692                           03           04/01/03          0
    28425989                             O            03/01/33
    0


    8450315          W93/G02             F          408,600.00         ZZ
                                         360        408,212.30          1
                                       6.250          2,515.82         73
                                       6.000          2,515.82
    SCOTTSDALE       AZ   85260          5            01/27/03         00
    0435421680                           05           03/01/03          0
    35436724                             O            02/01/33
    0


    8450321          W93/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.500            682.64         80
                                       6.250            682.64
    PHOENIX          AZ   85044          5            02/03/03         00
    0435431432                           03           04/01/03          0
    35437504                             O            03/01/33
    0


    8450325          W93/G02             F          336,000.00         ZZ
                                         360        336,000.00          1
                                       6.250          2,068.81         80
                                       6.000          2,068.81
    ATWATER          CA   95301          5            02/03/03         00
    0435423397                           05           04/01/03          0
    47448001                             O            03/01/33
    0


    8450335          W93/G02             F          390,000.00         ZZ
                                         360        390,000.00          1
                                       6.250          2,401.30         67
                                       6.000          2,401.30
    SANTA ANA        CA   92705          5            02/04/03         00
    0435431440                           05           04/01/03          0
    67422971                             O            03/01/33
    0


    8450337          W93/G02             F          368,500.00         ZZ
                                         360        368,174.88          1
                                       6.625          2,359.55         83
                                       6.375          2,359.55
    LAKEWOOD         CA   90712          5            01/22/03         04
    0435423363                           03           03/01/03         12
    67422854                             O            02/01/33
    0
1




    8450355          W93/G02             F          360,000.00         ZZ
                                         360        359,632.96          1
                                       5.875          2,129.54         80
                                       5.625          2,129.54
    HACIENDA HEIGHT  CA   91745          5            01/27/03         00
    0435423231                           05           03/01/03          0
    67448685                             O            02/01/33
    0


    8450365          W93/G02             F          355,600.00         ZZ
                                         360        355,600.00          1
                                       6.250          2,189.49         80
                                       6.000          2,189.49
    SAN DIEGO        CA   92124          1            02/03/03         00
    0435427125                           05           04/01/03          0
    86445943                             O            03/01/33
    0


    8450371          W93/G02             F          255,500.00         ZZ
                                         360        255,500.00          1
                                       6.250          1,573.16         51
                                       6.000          1,573.16
    IRVINE           CA   92620          1            02/04/03         00
    0435419353                           03           04/01/03          0
    03403185                             O            03/01/33
    0


    8450397          W93/G02             F          608,500.00         ZZ
                                         360        607,908.58          1
                                       6.125          3,697.31         80
                                       5.875          3,697.31
    MORGAN HILL      CA   95037          2            01/27/03         00
    0435425293                           03           03/01/03          0
    22431995                             O            02/01/33
    0


    8450777          W68/G02             F           89,600.00         ZZ
                                         360         89,600.00          1
                                       6.875            588.61         80
                                       6.625            588.61
    DALLAS           TX   75234          5            02/03/03         00
    0435425699                           05           04/01/03          0
    34552                                O            03/01/33
    0


    8450783          E82/G02             F           78,700.00         ZZ
                                         360         78,700.00          2
1


                                       6.625            503.92         75
                                       6.375            503.92
    BEECH GROVE      IN   46107          2            02/20/03         00
    0400775508                           05           04/01/03          0
    1727150                              N            03/01/33
    0


    8450785          E82/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
                                       6.500            404.52         79
                                       6.250            404.52
    SEBRING          FL   33875          2            02/20/03         00
    0400782173                           05           04/01/03          0
    4146687                              O            03/01/33
    0


    8450831          U19/G02             F          175,000.00         ZZ
                                         360        175,000.00          1
                                       6.375          1,091.77         78
                                       6.125          1,091.77
    DENVER           CO   80210          5            02/14/03         00
    0435410238                           05           04/01/03          0
    15150004                             O            03/01/33
    0


    8450833          U19/G02             F          180,000.00         ZZ
                                         360        180,000.00          2
                                       7.000          1,197.54         90
                                       6.750          1,197.54
    DENVER           CO   80207          5            02/11/03         01
    0435427950                           05           04/01/03         25
    33011129                             O            03/01/33
    0


    8450839          U19/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
                                       6.875          1,077.36         80
                                       6.625          1,077.36
    PLATTEVILLE      CO   80651          5            02/07/03         00
    0435427943                           05           04/01/03          0
    88141218                             O            03/01/33
    0


    8450851          U19/G02             F           89,900.00         ZZ
                                         360         89,900.00          1
                                       6.375            560.86         50
                                       6.125            560.86
    ARVADA           CO   80003          5            02/14/03         00
    0435409644                           05           04/01/03          0
1


    88141232                             O            03/01/33
    0


    8450931          Q66/G02             F          207,170.00         ZZ
                                         360        207,170.00          2
                                       6.500          1,309.46         70
                                       6.250          1,309.46
    MINNEAPOLIS      MN   55409          2            02/17/03         00
    0435410782                           05           04/01/03          0
    03B0006                              N            03/01/33
    0


    8450941          Q66/G02             F          182,000.00         ZZ
                                         360        182,000.00          2
                                       6.875          1,195.61         62
                                       6.625          1,195.61
    MINNEAPOLIS      MN   55409          5            02/17/03         00
    0435432919                           05           04/01/03          0
    03B0009                              N            03/01/33
    0


    8451137          A06/G02             F          147,200.00         ZZ
                                         360        147,200.00          1
                                       6.250            906.34         80
                                       6.000            906.34
    LIVONIA          MI   48150          2            02/11/03         00
    0435411640                           05           04/01/03          0
    021000020300331                      O            03/01/33
    0


    8451139          W40/G02             F          123,500.00         ZZ
                                         360        123,500.00          1
                                       6.500            780.60         95
                                       6.250            780.60
    SURPRISE         AZ   85379          5            02/13/03         10
    0435418363                           03           04/01/03         30
    100017269                            O            03/01/33
    0


    8451145          T29/G02             F          136,200.00         ZZ
                                         360        136,082.74          1
                                       6.750            883.39         80
                                       6.500            883.39
    PHOENIX          AZ   85048          2            01/30/03         00
    0435425897                           03           03/01/03          0
    1531247                              N            02/01/33
    0


1


    8451179          U05/G02             F          375,000.00         ZZ
                                         360        375,000.00          1
                                       6.125          2,278.54         79
                                       5.875          2,278.54
    OAK PARK         CA   91377          5            02/06/03         00
    0435427703                           05           04/01/03          0
    3308362                              O            03/01/33
    0


    8451181          940/G02             F          132,900.00         ZZ
                                         360        132,900.00          1
                                       7.000            884.19         95
                                       6.750            884.19
    YUCAIPA          CA   92399          1            02/07/03         12
    0435410527                           03           04/01/03         30
    40030116                             O            03/01/33
    0


    8451375          U05/G02             F          140,000.00         ZZ
                                         360        139,863.93          1
                                       6.125            850.65         80
                                       5.875            850.65
    OREGON CITY      OR   97045          5            01/28/03         00
    0435419841                           05           03/01/03          0
    3299961                              N            02/01/33
    0


    8451423          U05/G02             F          385,000.00         TX
                                         240        385,000.00          1
                                       6.500          2,870.46         73
                                       6.250          2,870.46
    ALAMO HEIGHTS    TX   78209          5            02/05/03         00
    0435429584                           05           04/01/03          0
    3310351                              O            03/01/23
    0


    8451431          U05/G02             F          176,000.00         TX
                                         360        176,000.00          1
                                       6.375          1,098.01         75
                                       6.125          1,098.01
    FARMERS BRANCH   TX   75244          5            02/03/03         00
    0435422407                           05           04/01/03          0
    3308193                              O            03/01/33
    0


    8451465          642/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
                                       7.125            619.82         80
                                       6.875            619.82
1


    FOUNTAIN         CO   80817          1            02/14/03         00
    0435412200                           05           04/01/03          0
    01123603                             N            03/01/33
    0


    8451499          K15/G02             F          142,500.00         ZZ
                                         360        142,500.00          1
                                       7.625          1,008.61         95
                                       7.375          1,008.61
    CHESAPEAKE       VA   23323          5            02/05/03         41
    0435419783                           05           04/01/03         30
    012305506404                         O            03/01/33
    0


    8451535          K15/G02             F          150,000.00         ZZ
                                         360        150,000.00          2
                                       6.250            923.58         59
                                       6.000            923.58
    ATTLEBORO        MA   02703          5            02/07/03         00
    0435420757                           05           04/01/03          0
    024005509830                         O            03/01/33
    0


    8451617          X67/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       6.500            834.33         78
                                       6.250            834.33
    RIALTO           CA   92376          2            02/01/03         00
    0435425996                           05           04/01/03          0
    00282673                             O            03/01/33
    0


    8451739          758/G02             F          583,600.00         TX
                                         360        583,600.00          1
                                       6.250          3,593.33         77
                                       6.000          3,593.33
    BELLAIRE         TX   77401          5            02/04/03         00
    0435421425                           05           04/01/03          0
    102916                               O            03/01/33
    0


    8451759          T29/G02             F          136,500.00         ZZ
                                         360        136,382.47          1
                                       6.750            885.34         80
                                       6.500            885.34
    PHOENIX          AZ   85048          2            01/30/03         00
    0435425970                           03           03/01/03          0
    1531248                              N            02/01/33
    0
1




    8451785          P09/G02             F          178,400.00         ZZ
                                         360        178,400.00          1
                                       6.500          1,127.61         85
                                       6.250          1,127.61
    STAFFORD         VA   22554          5            02/12/03         10
    0435418314                           05           04/01/03         25
    03010255                             O            03/01/33
    0


    8451813          Q59/G02             F          414,000.00         ZZ
                                         360        414,000.00          1
                                       6.500          2,616.76         77
                                       6.250          2,616.76
    HUNTINGTON BEAC  CA   92646          2            01/31/03         00
    0435438122                           05           04/01/03          0
    0000404233                           O            03/01/33
    0


    8451817          G34/G02             F          194,000.00         ZZ
                                         360        194,000.00          1
                                       6.375          1,210.31         80
                                       6.125          1,210.31
    NORTH LAS VEGAS  NV   89031          5            02/06/03         00
    0435429451                           03           04/01/03          0
    77308011                             O            03/01/33
    0


    8452175          Q14/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
                                       6.375            399.28         80
                                       6.125            399.28
    MOLINE           IL   61265          5            02/13/03         00
    0435407341                           05           04/01/03          0
    0000311328                           O            03/01/33
    0


    8452573          W08/G02             F           62,400.00         ZZ
                                         360         62,400.00          1
                                       6.000            374.12         80
                                       5.750            374.12
    MIAMI            FL   33175          1            02/13/03         00
    0435435375                           01           04/01/03          0
    02332MG                              O            03/01/33
    0


    8452653          E82/G02             F          172,600.00         ZZ
                                         360        172,600.00          1
1


                                       6.625          1,105.18         45
                                       6.375          1,105.18
    SAN JOSE         CA   95132          2            02/17/03         00
    0400781191                           05           04/01/03          0
    1860680                              N            03/01/33
    0


    8452655          E82/G02             F          145,200.00         ZZ
                                         360        145,200.00          1
                                       6.625            929.73         41
                                       6.375            929.73
    SAN JOSE         CA   95133          2            02/17/03         00
    0400781233                           05           04/01/03          0
    1860692                              N            03/01/33
    0


    8452663          E82/G02             F          359,200.00         ZZ
                                         360        359,200.00          1
                                       6.125          2,182.54         65
                                       5.875          2,182.54
    PALO ALTO        CA   94303          2            02/13/03         00
    0400775011                           01           04/01/03          0
    8269572                              O            03/01/33
    0


    8452739          E82/G02             F           97,100.00         T
                                         360         97,100.00          1
                                       6.125            589.99         80
                                       5.875            589.99
    SCOTTSDALE       AZ   85254          2            02/14/03         00
    0400780219                           01           04/01/03          0
    1883107                              O            03/01/33
    0


    8452769          E82/G02             F           39,500.00         ZZ
                                         360         39,500.00          1
                                       6.250            243.21         68
                                       6.000            243.21
    STARKVILLE       MS   39759          2            02/13/03         00
    0400782157                           05           04/01/03          0
    4098501                              O            03/01/33
    0


    8452771          E82/G02             F          233,700.00         ZZ
                                         360        233,700.00          1
                                       6.750          1,515.77         37
                                       6.500          1,515.77
    SANTA CRUZ       CA   95062          2            02/14/03         00
    0400761680                           05           04/01/03          0
1


    1769127                              N            03/01/33
    0


    8452781          E82/G02             F          170,500.00         ZZ
                                         360        170,500.00          2
                                       6.500          1,077.68         55
                                       6.250          1,077.68
    STATEN ISLAND    NY   10306          2            02/13/03         00
    0400736575                           05           04/01/03          0
    0400736575                           O            03/01/33
    0


    8452897          M07/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.500          2,528.27         94
                                       6.250          2,528.27
    HIGHLAND         CA   92346          1            02/06/03         10
    0435409297                           03           04/01/03         30
    02301152                             O            03/01/33
    0


    8452903          E22/G02             F          317,200.00         ZZ
                                         360        317,200.00          1
                                       6.750          2,057.35         70
                                       6.500          2,057.35
    SAN JOSE         CA   95123          2            02/10/03         00
    0415234764                           05           04/01/03          0
    0415234764                           N            03/01/33
    0


    8452907          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          4
                                       7.750          1,146.26         64
                                       7.500          1,146.26
    BOISE            ID   83709          2            02/12/03         00
    0415401199                           05           04/01/03          0
    0415401199                           N            03/01/33
    0


    8452911          E22/G02             F          559,000.00         ZZ
                                         360        559,000.00          1
                                       7.000          3,719.04         65
                                       6.750          3,719.04
    DUBLIN           CA   94568          2            02/13/03         00
    0415476225                           03           04/01/03          0
    0415476225                           N            03/01/33
    0


1


    8452921          E22/G02             F          179,200.00         ZZ
                                         360        179,200.00          1
                                       6.250          1,103.37         80
                                       6.000          1,103.37
    MIAMI            FL   33145          1            02/19/03         00
    0415716521                           05           04/01/03          0
    0415716521                           O            03/01/33
    0


    8452925          E22/G02             F          607,500.00         ZZ
                                         360        607,500.00          1
                                       6.125          3,691.23         75
                                       5.875          3,691.23
    DUBLIN           CA   94568          1            02/04/03         00
    0415744358                           03           04/01/03          0
    0415744358                           O            03/01/33
    0


    8452927          E22/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
                                       6.875            972.25         80
                                       6.625            972.25
    PLEASANT HILL    MO   64080          5            02/13/03         00
    0415811090                           05           04/01/03          0
    0415811090                           O            03/01/33
    0


    8452929          E22/G02             F          398,000.00         ZZ
                                         360        397,613.17          1
                                       6.125          2,418.29         67
                                       5.875          2,418.29
    LOS ANGELES      CA   90068          5            02/03/03         00
    0415831932                           05           03/01/03          0
    0415831932                           O            02/01/33
    0


    8452935          E22/G02             F          412,500.00         ZZ
                                         360        412,500.00          1
                                       6.125          2,506.39         75
                                       5.875          2,506.39
    RANCHO CUCAMONG  CA   91737          5            02/04/03         00
    0415852037                           03           04/01/03          0
    0415852037                           O            03/01/33
    0


    8452937          E22/G02             F          126,400.00         ZZ
                                         360        126,400.00          1
                                       7.125            851.58         80
                                       6.875            851.58
1


    GLEN CARBON      IL   62034          5            02/12/03         00
    0415889328                           05           04/01/03          0
    0415889328                           O            03/01/33
    0


    8452953          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       6.500            505.65         70
                                       6.250            505.65
    ASHEVILLE        NC   28801          5            02/13/03         00
    0415920669                           01           04/01/03          0
    0415920669                           O            03/01/33
    0


    8452955          E22/G02             F          125,500.00         ZZ
                                         360        125,500.00          1
                                       6.375            782.96         75
                                       6.125            782.96
    FORT COLLINS     CO   80525          2            02/19/03         00
    0415930239                           01           04/01/03          0
    0415930239                           N            03/01/33
    0


    8452959          E22/G02             F          217,500.00         ZZ
                                         360        217,500.00          1
                                       6.000          1,304.02         80
                                       5.750          1,304.02
    GREENACRES       FL   33463          1            02/19/03         00
    0415948306                           03           04/01/03          0
    0415948306                           O            03/01/33
    0


    8452969          E22/G02             F          379,000.00         ZZ
                                         360        379,000.00          1
                                       6.500          2,395.54         35
                                       6.250          2,395.54
    CEDAR HILL       TX   75104          5            02/13/03         00
    0415954551                           03           04/01/03          0
    0415954551                           O            03/01/33
    0


    8452993          E22/G02             F           66,400.00         ZZ
                                         360         66,400.00          1
                                       6.500            419.69         80
                                       6.250            419.69
    MARION           NC   28752          1            02/19/03         00
    0415990951                           05           04/01/03          0
    0415990951                           O            03/01/33
    0
1




    8453003          E22/G02             F           88,900.00         ZZ
                                         360         88,900.00          1
                                       6.375            554.62         59
                                       6.125            554.62
    MAYETTA          KS   66509          5            02/13/03         00
    0415993773                           05           04/01/03          0
    0415993773                           O            03/01/33
    0


    8453011          E22/G02             F          192,000.00         ZZ
                                         360        192,000.00          1
                                       6.250          1,182.18         80
                                       6.000          1,182.18
    (L.A.)GRANADA H  CA   91344          5            02/07/03         00
    0416001196                           01           04/01/03          0
    0416001196                           O            03/01/33
    0


    8453033          E22/G02             F          208,500.00         ZZ
                                         360        208,500.00          1
                                       6.500          1,317.86         75
                                       6.250          1,317.86
    FORT COLLINS     CO   80521          2            02/13/03         00
    0416014819                           05           04/01/03          0
    0416014819                           O            03/01/33
    0


    8453059          E22/G02             F          205,000.00         ZZ
                                         360        205,000.00          1
                                       6.250          1,262.22         75
                                       6.000          1,262.22
    CAMERON PARK     CA   95682          5            02/11/03         00
    0416105948                           05           04/01/03          0
    0416105948                           O            03/01/33
    0


    8453067          E22/G02             F          330,800.00         ZZ
                                         360        330,800.00          1
                                       6.375          2,063.76         80
                                       6.125          2,063.76
    HOOVER           AL   35244          1            02/19/03         00
    0416111607                           05           04/01/03          0
    0416111607                           O            03/01/33
    0


    8453091          E22/G02             F          145,000.00         ZZ
                                         360        145,000.00          4
1


                                       7.750          1,038.80         58
                                       7.500          1,038.80
    BOISE            ID   83709          5            02/14/03         00
    0416037273                           05           04/01/03          0
    0416037273                           N            03/01/33
    0


    8453099          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       6.375            898.37         80
                                       6.125            898.37
    WEST VALLEY CIT  UT   84120          2            02/11/03         00
    0416050557                           05           04/01/03          0
    0416050557                           N            03/01/33
    0


    8453127          E22/G02             F          151,200.00         T
                                         360        151,200.00          1
                                       6.125            918.71         80
                                       5.875            918.71
    PIEDMONT         SC   29673          1            02/19/03         00
    0416134286                           05           04/01/03          0
    0416134286                           O            03/01/33
    0


    8453145          E22/G02             F          256,000.00         ZZ
                                         360        256,000.00          1
                                       6.250          1,576.24         80
                                       6.000          1,576.24
    PLANO            TX   75093          5            02/13/03         00
    0416146512                           03           04/01/03          0
    0416146512                           O            03/01/33
    0


    8453147          E22/G02             F          155,500.00         ZZ
                                         360        155,500.00          1
                                       6.125            944.83         89
                                       5.875            944.83
    FEDERAL WAY      WA   98003          5            02/10/03         04
    0416148856                           05           04/01/03         25
    0416148856                           O            03/01/33
    0


    8453155          E22/G02             F           59,200.00         ZZ
                                         360         59,200.00          1
                                       7.500            413.93         80
                                       7.250            413.93
    HOUSTON          TX   77045          1            02/19/03         00
    0416166031                           05           04/01/03          0
1


    0416166031                           N            03/01/33
    0


    8453157          E22/G02             F           62,320.00         ZZ
                                         360         62,320.00          1
                                       7.500            435.75         80
                                       7.250            435.75
    HOUSTON          TX   77045          1            02/19/03         00
    0416166114                           05           04/01/03          0
    0416166114                           N            03/01/33
    0


    8453159          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.500            682.63         80
                                       6.250            682.63
    SACRAMENTO       CA   95838          5            02/11/03         00
    0416168227                           05           04/01/03          0
    0416168227                           O            03/01/33
    0


    8453169          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.375            748.64         79
                                       6.125            748.64
    WATERFORD        MI   48328          1            02/19/03         00
    0416227296                           05           04/01/03          0
    0416227296                           O            03/01/33
    0


    8454135          W68/G02             F          344,000.00         ZZ
                                         360        343,665.65          1
                                       6.125          2,090.18         80
                                       5.875          2,090.18
    SAN DIEGO        CA   92128          1            01/27/03         00
    0435426408                           05           03/01/03          0
    35399                                O            02/01/33
    0


    8454275          K15/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       6.875          1,208.75         80
                                       6.625          1,208.75
    CARSON CITY      NV   89706          5            02/08/03         41
    0435426507                           05           04/01/03         12
    022105509803                         O            03/01/33
    0


1


    8454571          B98/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       6.250          1,600.86         78
                                       6.000          1,600.86
    SAN JOSE         CA   95132          5            01/29/03         00
    0435421995                           09           04/01/03          0
    HY212007WC                           O            03/01/33
    0


    8454611          A46/G02             F          103,000.00         ZZ
                                         360        103,000.00          1
                                       6.375            642.59         61
                                       6.125            642.59
    ALBUQUERQUE      NM   87114          5            02/07/03         00
    0435424874                           05           04/01/03          0
    0458733                              O            03/01/33
    0


    8454733          U05/G02             F          144,400.00         ZZ
                                         360        144,400.00          1
                                       6.500            912.71         95
                                       6.250            912.71
    KNOXVILLE        TN   37931          5            02/04/03         10
    0435422837                           05           04/01/03         30
    3299754                              O            03/01/33
    0


    8454735          N74/G02             F          180,500.00         T
                                         360        180,500.00          1
                                       6.875          1,185.76         95
                                       6.625          1,185.76
    CHARLOTTE        NC   28269          2            02/12/03         01
    0435484365                           05           04/01/03         30
    0031700010                           O            03/01/33
    0


    8454743          642/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
                                       7.250          1,159.70         80
                                       7.000          1,159.70
    LANCASTER        PA   17601          5            02/12/03         00
    0435421565                           05           04/01/03          0
    02113103                             O            03/01/33
    0


    8454817          N74/G02             F          152,000.00         ZZ
                                         360        151,855.78          1
                                       6.250            935.89         65
                                       6.000            935.89
1


    SPRINGFIELD      VA   22153          5            02/13/03         00
    0435421391                           05           03/19/03          0
    0031716010                           O            02/19/33
    0


    8454869          758/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.250          3,078.59         65
                                       6.000          3,078.59
    HOUSTON          TX   77024          5            02/12/03         00
    0435448410                           03           04/01/03          0
    102934                               O            03/01/33
    0


    8454877          W84/G02             F          148,500.00         ZZ
                                         360        148,372.14          1
                                       6.750            963.17         75
                                       6.500            963.17
    SALT LAKE CITY   UT   84105          5            01/31/03         00
    0435421706                           05           03/01/03          0
    10057365                             N            02/01/33
    0


    8454971          W77/G02             F           78,650.00         TX
                                         360         78,650.00          1
                                       7.625            556.68         65
                                       7.375            556.68
    HOUSTON          TX   77072          5            02/04/03         00
    0435452719                           05           04/01/03          0
    W0301015                             O            03/01/33
    0


    8454973          W39/G02             F           86,068.00         ZZ
                                         360         86,068.00          2
                                       7.250            587.14         80
                                       7.000            587.14
    EL PASO          TX   79936          1            02/14/03         00
    0435432786                           05           04/01/03          0
    PNE30020                             N            03/01/33
    0


    8455083          R84/G02             F          399,500.00         ZZ
                                         360        399,500.00          1
                                       6.250          2,459.79         75
                                       6.000          2,459.79
    HOUSTON          TX   77096          5            02/07/03         00
    0435429212                           05           04/01/03          0
    0664105                              O            03/01/33
    0
1




    8456575          G34/G02             F           67,100.00         ZZ
                                         360         67,100.00          1
                                       6.750            435.21         48
                                       6.500            435.21
    LAS VEGAS        NV   89108          2            02/13/03         00
    0435428396                           09           04/01/03          0
    7730314                              N            03/01/33
    0


    8456577          X51/G02             F          443,000.00         ZZ
                                         360        443,000.00          1
                                       6.050          2,670.27         69
                                       5.800          2,670.27
    LOS ALAMITOS     CA   90720          5            02/12/03         00
    0435418975                           05           04/01/03          0
    030109001                            O            03/01/33
    0


    8456603          A06/G02             F           86,500.00         ZZ
                                         360         86,500.00          1
                                       6.125            525.59         76
                                       5.875            525.59
    DETROIT          MI   48228          2            02/12/03         00
    0435471396                           05           04/01/03          0
    1                                    O            03/01/33
    0


    8456621          P59/G02             F           53,550.00         ZZ
                                         360         53,505.01          1
                                       6.875            351.79         90
                                       6.625            351.79
    LANCASTER        CA   93536          1            01/30/03         01
    0435428719                           01           03/01/03         25
    AT005276                             N            02/01/33
    0


    8456719          408/G02             F           64,000.00         ZZ
                                         360         63,953.68          1
                                       7.625            452.99         80
                                       7.375            452.99
    BLUE SPRINGS     MO   64015          5            02/04/03         00
    0435419700                           05           03/01/03          0
    703033007                            N            02/01/33
    0


    8456819          P09/G02             F          138,000.00         ZZ
                                         360        138,000.00          1
1


                                       6.125            838.50         79
                                       5.875            838.50
    ELKTON           MD   21921          2            02/14/03         00
    0435425111                           05           04/01/03          0
    03010115                             O            03/01/33
    0


    8456823          P09/G02             F          222,000.00         ZZ
                                         360        222,000.00          1
                                       6.250          1,366.89         77
                                       6.000          1,366.89
    MECHANICSVILLE   MD   20659          2            02/11/03         00
    0435422555                           05           04/01/03          0
    MUNSHAW                              O            03/01/33
    0


    8456847          964/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       6.000          1,348.99         75
                                       5.750          1,348.99
    TORRANCE         CA   90278          5            02/04/03         00
    0435438783                           01           04/01/03          0
    301522                               O            03/01/33
    0


    8456855          964/G02             F           71,200.00         ZZ
                                         360         71,200.00          1
                                       6.875            467.73         80
                                       6.625            467.73
    ROSEBURG         OR   97470          5            02/04/03         00
    0435443353                           05           04/01/03          0
    313139                               N            03/01/33
    0


    8456857          964/G02             F          185,000.00         ZZ
                                         360        184,852.06          1
                                       7.125          1,246.38         55
                                       6.875          1,246.38
    SAN LEANDRO      CA   94579          5            01/21/03         00
    0435443312                           05           03/01/03          0
    313178                               N            02/01/33
    0


    8456859          964/G02             F          255,500.00         ZZ
                                         360        255,500.00          1
                                       6.125          1,552.45         25
                                       5.875          1,552.45
    SAN FRANCISCO    CA   94118          2            02/03/03         00
    0435439633                           05           04/01/03          0
1


    313189                               O            03/01/33
    0


    8456905          964/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
                                       5.875            502.81         25
                                       5.625            502.81
    DAYTON           OR   97114          2            02/04/03         00
    0435443452                           05           04/01/03          0
    319943                               O            03/01/33
    0


    8456915          964/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       6.250          1,693.22         76
                                       6.000          1,693.22
    RENO             NV   89509          2            02/03/03         00
    0435442892                           03           04/01/03          0
    321611                               O            03/01/33
    0


    8456923          964/G02             F           91,500.00         ZZ
                                         360         91,500.00          1
                                       6.625            585.88         75
                                       6.375            585.88
    WELLINGTON       NV   89444          5            02/05/03         00
    0435441977                           05           04/01/03          0
    322885                               O            03/01/33
    0


    8456927          964/G02             F          288,750.00         ZZ
                                         360        288,750.00          1
                                       6.000          1,731.20         75
                                       5.750          1,731.20
    CHATSWORTH (ARE  CA   91311          5            02/05/03         00
    0435442371                           05           04/01/03          0
    324191                               O            03/01/33
    0


    8456939          964/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       6.125          1,960.76         44
                                       5.875          1,960.76
    LOS ALTOS        CA   94024          2            01/29/03         00
    0435441720                           05           04/01/03          0
    325753                               O            03/01/33
    0


1


    8456961          964/G02             F          150,400.00         ZZ
                                         360        150,400.00          2
                                       6.625            963.03         80
                                       6.375            963.03
    PORTLAND         OR   97202          5            02/06/03         00
    0435443114                           05           04/01/03          0
    328357                               N            03/01/33
    0


    8456963          964/G02             F          148,300.00         ZZ
                                         360        148,300.00          2
                                       6.625            949.58         79
                                       6.375            949.58
    PORTLAND         OR   97202          5            02/06/03         00
    0435444906                           05           04/01/03          0
    328360                               N            03/01/33
    0


    8456971          964/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.250          1,847.15         47
                                       6.000          1,847.15
    SAN JOSE         CA   95132          5            01/29/03         00
    0435437801                           05           04/01/03          0
    328753                               O            03/01/33
    0


    8456973          964/G02             F          256,000.00         ZZ
                                         360        256,000.00          1
                                       5.875          1,514.34         68
                                       5.625          1,514.34
    WALNUT           CA   91789          2            02/03/03         00
    0435441993                           05           04/01/03          0
    328776                               O            03/01/33
    0


    8457005          964/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.125          1,822.83         64
                                       5.875          1,822.83
    SAN FRANCISCO    CA   94112          2            02/07/03         00
    0435442454                           05           04/01/03          0
    330662                               O            03/01/33
    0


    8457009          964/G02             F          254,500.00         ZZ
                                         360        254,500.00          1
                                       6.000          1,525.86         68
                                       5.750          1,525.86
1


    HERCULES         CA   94547          2            02/06/03         00
    0435443411                           01           04/01/03          0
    331158                               O            03/01/33
    0


    8457011          964/G02             F          270,000.00         ZZ
                                         360        270,000.00          1
                                       6.000          1,618.79         72
                                       5.750          1,618.79
    LOOMIS           CA   95650          5            01/31/03         00
    0435441688                           05           04/01/03          0
    331295                               O            03/01/33
    0


    8457019          964/G02             F          637,000.00         ZZ
                                         360        637,000.00          4
                                       6.750          4,131.57         65
                                       6.500          4,131.57
    MOUNTAIN VIEW    CA   94040          2            02/04/03         00
    0435438858                           05           04/01/03          0
    332434                               N            03/01/33
    0


    8457033          964/G02             F          238,000.00         ZZ
                                         360        238,000.00          1
                                       6.750          1,543.66         70
                                       6.500          1,543.66
    CONCORD          CA   94521          2            02/05/03         00
    0435443262                           05           04/01/03          0
    332919                               N            03/01/33
    0


    8457041          964/G02             F          361,700.00         ZZ
                                         360        361,700.00          1
                                       6.625          2,316.01         75
                                       6.375          2,316.01
    HUNTINGTON BEAC  CA   92646          2            02/04/03         00
    0435439757                           05           04/01/03          0
    333466                               N            03/01/33
    0


    8457053          964/G02             F          550,000.00         ZZ
                                         360        550,000.00          1
                                       6.500          3,476.38         75
                                       6.250          3,476.38
    LONG BEACH       CA   90814          5            02/06/03         00
    0435442736                           05           04/01/03          0
    336082                               O            03/01/33
    0
1




    8457055          964/G02             F          149,200.00         ZZ
                                         360        149,200.00          1
                                       6.750            967.71         29
                                       6.500            967.71
    SAN FRANCISCO    CA   94112          2            02/04/03         00
    0435436472                           05           04/01/03          0
    336276                               N            03/01/33
    0


    8457065          964/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.000          1,798.65         80
                                       5.750          1,798.65
    CLARKSBURG       CA   95612          5            01/31/03         00
    0435440813                           05           04/01/03          0
    337508                               O            03/01/33
    0


    8457071          964/G02             F          304,000.00         ZZ
                                         360        304,000.00          1
                                       6.000          1,822.63         78
                                       5.750          1,822.63
    CITRUS HEIGHTS   CA   95610          2            01/31/03         00
    0435442462                           05           04/01/03          0
    338651                               O            03/01/33
    0


    8457135          168/168             F        1,000,000.00         ZZ
                                         360      1,000,000.00          1
                                       6.750          6,485.98         52
                                       6.500          6,485.98
    COLD SPRINGS HA  NY   11724          5            01/30/03         00
    0089968409                           05           04/01/03          0
    0089968409                           O            03/01/33
    0


    8457177          168/168             F           76,400.00         ZZ
                                         360         76,334.22          1
                                       6.750            495.53         51
                                       6.500            495.53
    CLIFTON PARK     NY   12065          2            01/17/03         00
    0089896971                           05           03/01/03          0
    0089896971                           O            02/01/33
    0


    8457353          286/286             F          400,000.00         ZZ
                                         360        396,242.71          1
1


                                       6.875          2,627.72         80
                                       6.625          2,627.72
    LOS ANGELES      CA   90036          2            11/07/02         00
    1638519                              05           01/01/03          0
    1638519                              O            12/01/32
    0


    8457357          286/286             F           99,750.00         ZZ
                                         360         99,564.73          1
                                       6.375            622.31         80
                                       6.125            622.31
    LITCHFIELD PARK  AZ   85340          1            12/12/02         00
    1885736                              05           02/01/03          0
    1885736                              N            01/01/33
    0


    8457361          286/286             F          372,000.00         ZZ
                                         360        370,935.56          1
                                       6.250          2,290.47         80
                                       6.000          2,290.47
    ESCONDIDO        CA   92029          1            11/04/02         00
    1737723                              05           01/01/03          0
    1737723                              O            12/01/32
    0


    8457367          286/286             F           96,000.00         ZZ
                                         360         95,738.22          1
                                       6.500            606.79         80
                                       6.250            606.79
    CURTIS BAY       MD   21226          1            11/25/02         00
    1744168                              01           01/01/03          0
    1744168                              N            12/01/32
    0


    8457369          286/286             F           70,500.00         ZZ
                                         360         70,307.76          1
                                       6.500            445.61         67
                                       6.250            445.61
    ST GEORGE        UT   84770          2            11/12/02         00
    1699693                              03           01/01/03          0
    1699693                              N            12/01/32
    0


    8457371          286/286             F          190,400.00         ZZ
                                         360        189,986.97          2
                                       6.375          1,187.85         80
                                       6.125          1,187.85
    PROVIDENCE       RI   02904          1            12/12/02         00
    1873315                              05           02/01/03          0
1


    1873315                              O            01/01/33
    0


    8457373          286/286             F          105,000.00         ZZ
                                         360        104,713.67          2
                                       6.500            663.68         70
                                       6.250            663.68
    ST GEORGE        UT   84770          2            11/12/02         00
    1699753                              05           01/01/03          0
    1699753                              N            12/01/32
    0


    8457377          286/286             F          332,000.00         ZZ
                                         360        331,050.01          1
                                       6.250          2,044.19         80
                                       6.000          2,044.19
    KAILUA           HI   96734          5            11/21/02         00
    1582486                              05           01/01/03          0
    1582486                              O            12/01/32
    0


    8457379          286/286             F          375,000.00         ZZ
                                         360        373,874.43          1
                                       6.000          2,248.32         43
                                       5.750          2,248.32
    COHASSET         MA   02025          2            11/07/02         00
    1635689                              05           01/01/03          0
    1635689                              O            12/01/32
    0


    8457387          286/286             F           53,000.00         ZZ
                                         360         52,901.54          1
                                       6.375            330.66         46
                                       6.125            330.66
    NICHOLASVILLE    KY   40356          2            12/03/02         00
    1708254                              05           02/01/03          0
    1708254                              N            01/01/33
    0


    8457393          286/286             F          109,600.00         ZZ
                                         360        109,308.27          1
                                       6.625            701.79         80
                                       6.375            701.79
    MESA             AZ   85213          5            11/18/02         00
    1735428                              03           01/01/03          0
    1735428                              N            12/01/32
    0


1


    8457405          286/286             F           89,250.00         ZZ
                                         360         89,095.89          1
                                       6.750            578.87         75
                                       6.500            578.87
    PHOENIX          AZ   85037          5            12/09/02         00
    1762333                              05           02/01/03          0
    1762333                              N            01/01/33
    0


    8457407          286/286             F          284,000.00         ZZ
                                         360        283,206.65          1
                                       6.375          1,771.80         52
                                       6.125          1,771.80
    MORGAN HILL      CA   95037          2            11/18/02         00
    1684428                              05           01/01/03          0
    1684428                              O            12/01/32
    0


    8457409          286/286             F          200,000.00         ZZ
                                         360        199,326.94          1
                                       6.375          1,247.74         42
                                       6.125          1,247.74
    COVENTRY         RI   02816          5            12/16/02         00
    1831673                              05           02/01/03          0
    1831673                              O            01/01/33
    0


    8457411          286/286             F          396,800.00         ZZ
                                         360        395,794.15          1
                                       6.875          2,606.70         80
                                       6.625          2,606.70
    NORTH BARRINGTO  IL   60010          1            11/22/02         00
    1736428                              05           01/01/03          0
    1736428                              O            12/01/32
    0


    8457417          286/286             F          106,800.00         ZZ
                                         360        106,063.15          1
                                       6.375            666.29         80
                                       6.125            666.29
    CHANDLER         AZ   85225          1            10/28/02         00
    1687158                              05           12/01/02          0
    1687158                              N            11/01/32
    0


    8457421          286/286             F           98,400.00         ZZ
                                         360         98,129.22          1
                                       6.875            646.42         79
                                       6.625            646.42
1


    PLAINFIELD       IN   46168          2            11/19/02         00
    1750247                              05           01/01/03          0
    1750247                              O            12/01/32
    0


    8457427          286/286             F           65,000.00         ZZ
                                         360         64,850.71          3
                                       7.375            448.94         77
                                       7.125            448.94
    BRIDGEPORT       CT   06608          1            11/19/02         00
    1730977                              05           01/01/03          0
    1730977                              N            12/01/32
    0


    8457429          286/286             F           99,750.00         ZZ
                                         360         99,564.73          1
                                       6.375            622.31         80
                                       6.125            622.31
    LITCHFIELD PARK  AZ   85340          1            12/10/02         00
    1867342                              03           02/01/03          0
    1867342                              N            01/01/33
    0


    8457443          286/286             F          227,000.00         ZZ
                                         360        226,350.46          1
                                       6.250          1,397.68         61
                                       6.000          1,397.68
    CHARLOTTE        NC   28207          2            11/26/02         00
    1708247                              05           01/01/03          0
    1708247                              N            12/01/32
    0


    8457445          286/286             F          360,000.00         ZZ
                                         360        358,994.36          1
                                       6.375          2,245.94         80
                                       6.125          2,245.94
    WHITTIER         CA   90601          5            11/19/02         00
    1797343                              05           01/01/03          0
    1797343                              O            12/01/32
    0


    8457455          286/286             F           70,200.00         ZZ
                                         360         70,030.55          1
                                       7.125            472.96         90
                                       6.875            472.96
    CASA GRANDE      AZ   85222          1            11/26/02         10
    1735892                              05           01/01/03         25
    1735892                              N            12/01/32
    0
1




    8457457          286/286             F          499,950.00         ZZ
                                         360        498,213.61          1
                                       6.750          3,242.67         75
                                       6.500          3,242.67
    COROLLA          NC   27927          2            10/30/02         00
    0001251019                           05           12/01/02          0
    0001251019                           N            11/01/32
    0


    8457459          286/286             F          370,000.00         ZZ
                                         360        368,915.63          1
                                       6.125          2,248.16         74
                                       5.875          2,248.16
    LOS ALAMITOS     CA   90720          5            11/14/02         00
    1617798                              05           01/01/03          0
    1617798                              O            12/01/32
    0


    8457463          286/286             F          400,000.00         ZZ
                                         360        399,309.26          4
                                       6.750          2,594.40         69
                                       6.500          2,594.40
    CONCORD          CA   94519          1            12/06/02         00
    1815027                              05           02/01/03          0
    1815027                              N            01/01/33
    0


    8457465          286/286             F          336,000.00         ZZ
                                         360        335,433.80          1
                                       6.875          2,207.29         80
                                       6.625          2,207.29
    TEMECULA         CA   92592          5            12/17/02         00
    1763859                              03           02/01/03          0
    1763859                              O            01/01/33
    0


    8457471          286/286             F          276,150.00         ZZ
                                         360        275,432.68          1
                                       6.750          1,791.11         85
                                       6.500          1,791.11
    SANTA CLARITA    CA   91355          1            11/18/02         11
    1761244                              05           01/01/03         12
    1761244                              N            12/01/32
    0


    8457483          286/286             F          276,000.00         ZZ
                                         360        275,474.88          1
1


                                       6.250          1,699.38         80
                                       6.000          1,699.38
    CERRILLOS        NM   87010          1            12/20/02         00
    1885533                              05           02/01/03          0
    1885533                              O            01/01/33
    0


    8457507          286/286             F           64,000.00         ZZ
                                         360         63,904.70          1
                                       7.500            447.50         80
                                       7.250            447.50
    KEYES            CA   95328          1            12/17/02         00
    1784803                              05           02/01/03          0
    1784803                              N            01/01/33
    0


    8457509          286/286             F          288,000.00         ZZ
                                         360        287,477.87          1
                                       6.500          1,820.36         80
                                       6.250          1,820.36
    SAN DIEGO        CA   92126          5            12/02/02         00
    1753790                              05           02/01/03          0
    1753790                              O            01/01/33
    0


    8457519          286/286             F          375,000.00         ZZ
                                         360        374,320.14          1
                                       6.500          2,370.26         60
                                       6.250          2,370.26
    BETHESDA         MD   20816          1            12/02/02         00
    0001251272                           05           02/01/03          0
    0001251272                           N            01/01/33
    0


    8457521          286/286             F          105,600.00         ZZ
                                         360        105,305.01          1
                                       6.375            658.81         80
                                       6.125            658.81
    TACOMA           WA   98409          1            12/03/02         00
    1654890                              05           01/01/03          0
    1654890                              O            12/01/32
    0


    8457529          286/286             F          108,900.00         ZZ
                                         360        108,711.94          1
                                       6.750            706.33         90
                                       6.500            706.33
    ST GEORGE        UT   84770          1            12/20/02         14
    1879576                              01           02/01/03         25
1


    1879576                              N            01/01/33
    0


    8457535          L76/G02             F          193,000.00         ZZ
                                         360        193,000.00          1
                                       5.750          1,126.30         80
                                       5.500          1,126.30
    WACONIA          MN   55387          5            02/10/03         00
    0435427596                           05           04/01/03          0
    9507548                              O            03/01/33
    0


    8457539          286/286             F          276,000.00         ZZ
                                         360        275,487.36          1
                                       6.375          1,721.89         73
                                       6.125          1,721.89
    VENTURA          CA   93003          5            11/25/02         00
    1703698                              05           02/01/03          0
    1703698                              O            01/01/33
    0


    8457551          286/286             F          330,000.00         ZZ
                                         360        329,387.07          1
                                       6.375          2,058.78         60
                                       6.125          2,058.78
    RIVERSIDE        CA   92506          2            12/16/02         00
    1857288                              05           02/01/03          0
    1857288                              O            01/01/33
    0


    8457553          286/286             F           67,800.00         ZZ
                                         360         67,691.22          1
                                       7.125            456.79         73
                                       6.875            456.79
    BLOOMINGTON      IN   47404          2            12/06/02         00
    1827465                              01           02/01/03          0
    1827465                              N            01/01/33
    0


    8457555          286/286             F           81,000.00         ZZ
                                         360         80,813.94          4
                                       7.375            559.45         90
                                       7.125            559.45
    INDIANAPOLIS     IN   46222          1            11/20/02         11
    1752804                              05           01/01/03         25
    1752804                              N            12/01/32
    0


1


    8457561          286/286             F          284,000.00         ZZ
                                         360        283,071.44          1
                                       6.375          1,771.80         80
                                       6.125          1,771.80
    OXNARD           CA   93030          5            12/11/02         00
    1854047                              05           02/01/03          0
    1854047                              O            01/01/33
    0


    8457573          286/286             F          199,500.00         ZZ
                                         360        199,202.95          3
                                       7.500          1,394.94         70
                                       7.250          1,394.94
    STOCKTON         CA   95207          5            12/10/02         00
    1755630                              05           02/01/03          0
    1755630                              N            01/01/33
    0


    8457611          286/286             F           78,750.00         ZZ
                                         360         78,614.00          1
                                       6.750            510.78         90
                                       6.500            510.78
    NEW ORLEANS      LA   70122          1            12/16/02         11
    1867107                              05           02/01/03         25
    1867107                              N            01/01/33
    0


    8457613          286/286             F          211,900.00         ZZ
                                         360        211,506.42          1
                                       6.375          1,321.99         80
                                       6.125          1,321.99
    LODI             CA   95242          5            12/13/02         00
    1594868                              05           02/01/03          0
    1594868                              O            01/01/33
    0


    8457615          286/286             F          300,000.00         ZZ
                                         360        299,161.98          1
                                       6.375          1,871.61         76
                                       6.125          1,871.61
    ROSEVILLE        CA   95661          1            11/25/02         00
    1632099                              05           01/01/03          0
    1632099                              O            12/01/32
    0


    8457617          286/286             F           52,000.00         ZZ
                                         360         51,922.56          1
                                       7.500            363.60         80
                                       7.250            363.60
1


    INDIANAOPOLIS    IN   46218          2            12/06/02         00
    1818500                              05           02/01/03          0
    1818500                              N            01/01/33
    0


    8457619          286/286             F           52,000.00         ZZ
                                         360         51,922.56          1
                                       7.500            363.60         80
                                       7.250            363.60
    INDIANAPOLIS     IN   46203          2            12/06/02         00
    1818501                              05           02/01/03          0
    1818501                              N            01/01/33
    0


    8457621          286/286             F           56,000.00         ZZ
                                         360         55,916.60          1
                                       7.500            391.57         80
                                       7.250            391.57
    INDIANAPOLIS     IN   46218          2            12/06/02         00
    1818502                              05           02/01/03          0
    1818502                              N            01/01/33
    0


    8457623          286/286             F          328,000.00         ZZ
                                         360        327,486.71          1
                                       7.250          2,237.54         80
                                       7.000          2,237.54
    HURRICANE        UT   84737          5            12/06/02         00
    1749963                              05           02/01/03          0
    1749963                              O            01/01/33
    0


    8457643          286/286             F          105,000.00         ZZ
                                         360        104,827.36          2
                                       7.000            698.57         68
                                       6.750            698.57
    OAKLAND PARK     FL   33334          1            12/13/02         00
    1849755                              05           02/01/03          0
    1849755                              N            01/01/33
    0


    8457645          286/286             F          105,000.00         ZZ
                                         360        104,827.36          2
                                       7.000            698.57         68
                                       6.750            698.57
    OAKLAND PARK     FL   33334          1            12/13/02         00
    1849802                              05           02/01/03          0
    1849802                              N            01/01/33
    0
1




    8457653          286/286             F           90,000.00         ZZ
                                         360         89,644.69          1
                                       7.250            613.96         75
                                       7.000            613.96
    SILVER SPRING    MD   20910          5            09/25/02         00
    1550624                              01           11/01/02          0
    1550624                              N            10/01/32
    0


    8457657          286/286             F          200,000.00         ZZ
                                         360        198,481.73          1
                                       6.625          1,280.63         61
                                       6.375          1,280.63
    HINGHAM          MA   02043          5            06/26/02         00
    1371068                              05           08/01/02          0
    1371068                              O            07/01/32
    0


    8457659          286/286             F          142,200.00         ZZ
                                         360        141,942.18          4
                                       6.500            898.81         90
                                       6.250            898.81
    HUMBLE           TX   77338          1            12/23/02         11
    1905017                              03           02/01/03         25
    1905017                              N            01/01/33
    0


    8457663          286/286             F           95,942.00         ZZ
                                         360         95,759.44          1
                                       6.250            590.74         90
                                       6.000            590.74
    AUSTIN           TX   78749          1            12/03/02         11
    1791212                              05           02/01/03         25
    1791212                              N            01/01/33
    0


    8457667          286/286             F          363,800.00         ZZ
                                         360        363,107.82          1
                                       6.250          2,239.98         85
                                       6.000          2,239.98
    EDEN PRAIRIE     MN   55346          2            12/06/02         12
    1779723                              05           02/01/03         25
    1779723                              O            01/01/33
    0


    8457673          286/286             F           85,050.00         ZZ
                                         360         83,566.15          1
1


                                       7.500            594.69         90
                                       7.250            594.69
    BLOOMINGTON      IL   61701          1            04/30/01         10
    367229                               05           06/01/01         25
    367229                               N            05/01/31
    0


    8457675          286/286             F          364,500.00         ZZ
                                         360        363,481.80          1
                                       6.375          2,274.01         90
                                       6.125          2,274.01
    GLENDALE         CA   91207          5            11/15/02         12
    1707105                              05           01/01/03         25
    1707105                              O            12/01/32
    0


    8457679          U85/G02             F           75,000.00         ZZ
                                         360         74,873.62          1
                                       6.875            492.70         62
                                       6.625            492.70
    HARSHAW          WI   54529          2            12/27/02         00
    0435425822                           05           02/01/03          0
    100133                               N            01/01/33
    0


    8457681          286/286             F          258,500.00         ZZ
                                         360        257,777.89          1
                                       6.375          1,612.71         80
                                       6.125          1,612.71
    CAVE CREEK       AZ   85331          2            11/25/02         00
    1784059                              05           01/01/03          0
    1784059                              O            12/01/32
    0


    8457693          286/286             F           66,000.00         ZZ
                                         360         65,811.13          1
                                       6.250            406.38         49
                                       6.000            406.38
    LAS VEGAS        NV   89121          2            11/08/02         00
    1687063                              05           01/01/03          0
    1687063                              O            12/01/32
    0


    8457705          286/286             F          328,500.00         ZZ
                                         360        327,582.35          1
                                       6.375          2,049.42         90
                                       6.125          2,049.42
    VISTA            CA   92084          2            11/21/02         11
    1818189                              03           01/01/03         25
1


    1818189                              O            12/01/32
    0


    8457711          286/286             F          437,750.00         ZZ
                                         360        436,956.39          1
                                       6.500          2,766.88         85
                                       6.250          2,766.88
    GIG HARBOR       WA   98332          1            12/06/02         10
    1785954                              03           02/01/03         12
    1785954                              O            01/01/33
    0


    8457717          286/286             F          328,000.00         ZZ
                                         360        327,360.77          1
                                       6.125          1,992.97         80
                                       5.875          1,992.97
    DIAMOND BAR      CA   91765          5            12/06/02         00
    1638625                              05           02/01/03          0
    1638625                              O            01/01/33
    0


    8457729          286/286             F           55,800.00         ZZ
                                         360         55,716.90          2
                                       7.500            390.17         90
                                       7.250            390.17
    DETROIT          MI   48209          1            12/20/02         21
    1818433                              05           02/01/03         25
    1818433                              N            01/01/33
    0


    8457731          286/286             F          180,000.00         ZZ
                                         360        179,483.30          2
                                       6.500          1,137.73         80
                                       6.250          1,137.73
    STOCKTON         CA   95203          1            11/26/02         00
    1747853                              05           01/01/03          0
    1747853                              N            12/01/32
    0


    8457733          286/286             F           59,800.00         ZZ
                                         360         59,701.66          1
                                       7.000            397.86         95
                                       6.750            397.86
    RENO             NV   89506          1            12/06/02         21
    1865886                              01           02/01/03         30
    1865886                              O            01/01/33
    0


1


    8457737          286/286             F           48,000.00         ZZ
                                         360         47,924.87          1
                                       7.250            327.45         80
                                       7.000            327.45
    MARION           IN   46953          2            12/20/02         00
    1873731                              05           02/01/03          0
    1873731                              N            01/01/33
    0


    8457739          286/286             F           52,000.00         ZZ
                                         360         51,918.61          1
                                       7.250            354.74         80
                                       7.000            354.74
    MARION           IN   46953          2            12/20/02         00
    1873759                              05           02/01/03          0
    1873759                              N            01/01/33
    0


    8457743          286/286             F           81,000.00         ZZ
                                         360         80,799.63          1
                                       7.000            538.90         80
                                       6.750            538.90
    AVON             IN   46123          5            11/27/02         00
    1778792                              01           01/01/03          0
    1778792                              O            12/01/32
    0


    8457745          286/286             F           50,400.00         ZZ
                                         360         50,284.24          1
                                       7.375            348.10         84
                                       7.125            348.10
    BALTIMORE        MD   21213          2            11/27/02         21
    0001247321                           05           01/01/03         12
    0001247321                           N            12/01/32
    0


    8457747          286/286             F          233,000.00         ZZ
                                         360        232,597.65          1
                                       6.750          1,511.24         49
                                       6.500          1,511.24
    SAN JOSE         CA   95112          2            12/13/02         00
    1719508                              01           02/01/03          0
    1719508                              N            01/01/33
    0


    8457751          286/286             F          210,000.00         ZZ
                                         360        209,454.51          3
                                       6.750          1,362.06         60
                                       6.500          1,362.06
1


    ALHAMBRA         CA   91803          2            11/19/02         00
    1745019                              05           01/01/03          0
    1745019                              N            12/01/32
    0


    8457753          286/286             F           55,000.00         ZZ
                                         360         54,916.02          1
                                       7.375            379.88         54
                                       7.125            379.88
    REDMOND          OR   97756          5            12/05/02         00
    1798972                              05           02/01/03          0
    1798972                              N            01/01/33
    0


    8457755          286/286             F           94,000.00         ZZ
                                         360         93,841.59          1
                                       6.875            617.52         63
                                       6.625            617.52
    SCOTTSDALE       AZ   85257          2            12/06/02         00
    1818657                              05           02/01/03          0
    1818657                              N            01/01/33
    0


    8457757          286/286             F          348,800.00         ZZ
                                         360        347,958.86          1
                                       6.625          2,233.41         80
                                       6.375          2,233.41
    PLEASANT HILL    CA   94523          1            12/02/02         00
    1828948                              05           02/01/03          0
    1828948                              O            01/01/33
    0


    8457761          286/286             F          390,000.00         ZZ
                                         360        389,275.64          1
                                       6.375          2,433.10         54
                                       6.125          2,433.10
    CORONA           CA   92881          2            12/06/02         00
    1715538                              05           02/01/03          0
    1715538                              O            01/01/33
    0


    8457763          286/286             F          208,500.00         ZZ
                                         360        207,917.58          2
                                       6.375          1,300.77         66
                                       6.125          1,300.77
    CHARLOTTE        NC   28207          2            11/26/02         00
    1708250                              05           01/01/03          0
    1708250                              N            12/01/32
    0
1




    8457767          286/286             F          219,000.00         ZZ
                                         360        218,388.24          2
                                       6.375          1,366.28         66
                                       6.125          1,366.28
    CHARLOTTE        NC   28207          2            11/26/02         00
    1708252                              05           01/01/03          0
    1708252                              N            12/01/32
    0


    8457769          286/286             F           32,600.00         ZZ
                                         360         32,543.70          1
                                       6.750            211.45         75
                                       6.500            211.45
    INDIANAPOLIS     IN   46221          5            12/20/02         00
    1853770                              05           02/01/03          0
    1853770                              N            01/01/33
    0


    8457771          286/286             F           86,700.00         ZZ
                                         360         86,538.96          1
                                       6.375            540.90         80
                                       6.125            540.90
    NORCROSS         GA   30093          1            12/30/02         00
    1871201                              05           02/01/03          0
    1871201                              N            01/01/33
    0


    8457777          286/286             F           55,800.00         ZZ
                                         360         55,716.90          1
                                       7.500            390.17         90
                                       7.250            390.17
    SOUTH BEND       IN   46616          1            12/10/02         11
    1854043                              05           02/01/03         25
    1854043                              N            01/01/33
    0


    8457779          286/286             F          108,500.00         ZZ
                                         360        108,095.36          1
                                       6.375            676.90         57
                                       6.125            676.90
    CHEVERLY         MD   20785          2            12/11/02         00
    1823758                              05           02/01/03          0
    1823758                              N            01/01/33
    0


    8457971          168/168             F          344,000.00         ZZ
                                         360        343,724.91          1
1


                                       7.125          2,317.59         80
                                       6.875          2,317.59
    WEST HILLS       CA   91304          2            01/24/03         00
    00994730                             05           03/01/03          0
    00994730                             O            02/01/33
    0


    8458247          E82/G02             F           49,100.00         ZZ
                                         360         49,100.00          1
                                       6.125            298.34         74
                                       5.875            298.34
    JOPLIN           MO   64801          2            02/21/03         00
    0400776589                           05           04/01/03          0
    5370338                              N            03/01/33
    0


    8458251          E82/G02             F           70,400.00         ZZ
                                         360         70,400.00          1
                                       6.125            427.76         80
                                       5.875            427.76
    JOPLIN           MO   64801          2            02/21/03         00
    0400776563                           05           04/01/03          0
    5574021                              N            03/01/33
    0


    8458267          E82/G02             F          143,150.00         ZZ
                                         360        143,150.00          1
                                       6.625            916.61         50
                                       6.375            916.61
    OCEAN TOWNSHIP   NJ   07712          2            02/06/03         00
    0400755237                           05           04/01/03          0
    1520706                              N            03/01/33
    0


    8458273          E82/G02             F           52,200.00         ZZ
                                         360         52,200.00          1
                                       6.375            325.66         74
                                       6.125            325.66
    BOROUGH OF PINE  NJ   08021          2            02/14/03         00
    0400757274                           05           04/01/03          0
    0400757274                           N            03/01/33
    0


    8458289          168/168             F          404,000.00         ZZ
                                         360        403,660.59          1
                                       6.875          2,653.99         80
                                       6.625          2,653.99
    BAYSIDE          NY   11364          2            01/23/03         00
    0099961652                           05           03/01/03          0
1


    0099961652                           O            02/01/33
    0


    8458301          E82/G02             F          139,900.00         ZZ
                                         360        139,900.00          1
                                       6.500            884.26         95
                                       6.250            884.26
    CITY OF VIRGINI  VA   23464          2            02/14/03         10
    0400785937                           05           04/01/03         30
    7681471                              O            03/01/33
    0


    8458379          168/168             F          256,000.00         ZZ
                                         360        256,000.00          1
                                       6.750          1,660.41         80
                                       6.500          1,660.41
    QUEENS VILLAGE   NY   11428          1            02/07/03         00
    0099991632                           05           04/01/03          0
    0099991632                           O            03/01/33
    0


    8458751          286/286             F          177,000.00         ZZ
                                         360        176,694.36          2
                                       6.750          1,148.02         60
                                       6.500          1,148.02
    PLYMOUTH         MA   02360          5            12/13/02         00
    1821820                              05           02/01/03          0
    1821820                              N            01/01/33
    0


    8458757          286/286             F           81,000.00         ZZ
                                         360         80,818.51          2
                                       7.500            566.37         90
                                       7.250            566.37
    ST LOUIS         MO   63111          1            11/18/02         11
    1815949                              05           01/01/03         25
    1815949                              N            12/01/32
    0


    8458767          286/286             F           52,000.00         ZZ
                                         360         51,866.46          1
                                       7.500            363.60         80
                                       7.250            363.60
    QUENEMO          KS   66528          1            11/15/02         00
    1457407                              05           01/01/03          0
    1457407                              N            12/01/32
    0


1


    8458779          286/286             F           85,400.00         ZZ
                                         360         85,208.67          4
                                       7.500            597.13         70
                                       7.250            597.13
    ST LOUIS         MO   63116          5            11/19/02         00
    1480271                              05           01/01/03          0
    1480271                              N            12/01/32
    0


    8458783          286/286             F           30,400.00         ZZ
                                         360         30,324.78          1
                                       7.000            202.26         90
                                       6.750            202.26
    LAGRANGE         GA   30240          1            11/26/02         21
    1740328                              05           01/01/03         25
    1740328                              N            12/01/32
    0


    8458787          286/286             F          260,000.00         ZZ
                                         360        259,238.00          1
                                       6.125          1,579.79         80
                                       5.875          1,579.79
    POINT PLEASANT   NJ   08742          5            11/11/02         00
    1634060                              05           01/01/03          0
    1634060                              O            12/01/32
    0


    8458801          286/286             F           67,200.00         ZZ
                                         360         67,094.82          1
                                       7.250            458.43         80
                                       7.000            458.43
    PITTSBURGH       PA   15211          1            12/13/02         00
    1839919                              05           02/01/03          0
    1839919                              N            01/01/33
    0


    8458807          286/286             F           79,200.00         ZZ
                                         360         79,076.05          1
                                       7.250            540.29         80
                                       7.000            540.29
    WASHINGTON       PA   15301          1            12/13/02         00
    1839948                              05           02/01/03          0
    1839948                              N            01/01/33
    0


    8458821          286/286             F          100,000.00         ZZ
                                         360         99,800.38          1
                                       6.000            599.56         74
                                       5.750            599.56
1


    SPRINGFIELD      MA   01118          5            12/09/02         00
    1750724                              05           02/01/03          0
    1750724                              O            01/01/33
    0


    8458837          286/286             F          105,000.00         ZZ
                                         360        104,804.97          1
                                       6.375            655.07         46
                                       6.125            655.07
    GRAND RAPIDS     MI   49525          5            11/25/02         00
    1677654                              05           02/01/03          0
    1677654                              O            01/01/33
    0


    8458843          286/286             F          342,000.00         ZZ
                                         360        341,133.08          1
                                       6.875          2,246.70         71
                                       6.625          2,246.70
    MCLEAN           VA   22101          2            11/25/02         00
    1660671                              05           01/01/03          0
    1660671                              N            12/01/32
    0


    8458851          286/286             F          232,650.00         ZZ
                                         360        232,303.58          2
                                       7.500          1,626.73         90
                                       7.250          1,626.73
    LAWRENCE         MA   01841          1            12/06/02         10
    1779102                              05           02/01/03         25
    1779102                              N            01/01/33
    0


    8458863          286/286             F          178,500.00         ZZ
                                         360        178,133.54          2
                                       6.750          1,157.75         85
                                       6.500          1,157.75
    W SACRAMENTO     CA   95605          1            12/20/02         12
    1872227                              05           02/01/03         12
    1872227                              N            01/01/33
    0


    8458873          E22/G02             F          107,400.00         ZZ
                                         360        107,400.00          1
                                       6.500            678.84         80
                                       6.250            678.84
    CLOVIS           CA   93612          1            02/17/03         00
    0416164150                           05           04/01/03          0
    0416164150                           N            03/01/33
    0
1




    8458887          286/286             F          352,000.00         ZZ
                                         360        350,992.77          1
                                       6.250          2,167.33         80
                                       6.000          2,167.33
    DIAMOND BAR      CA   91765          5            11/22/02         00
    1715891                              05           01/01/03          0
    1715891                              O            12/01/32
    0


    8458889          286/286             F          191,250.00         ZZ
                                         360        190,765.20          4
                                       6.875          1,256.38         75
                                       6.625          1,256.38
    TORRANCE AREA    CA   90501          1            11/13/02         00
    1724206                              05           01/01/03          0
    1724206                              N            12/01/32
    0


    8458899          286/286             F           85,000.00         ZZ
                                         360         84,856.77          1
                                       6.875            558.39         77
                                       6.625            558.39
    STARKVILLE       MS   39759          5            12/13/02         00
    1861724                              05           02/01/03          0
    1861724                              O            01/01/33
    0


    8458915          286/286             F           82,500.00         ZZ
                                         360         82,280.42          1
                                       6.625            528.26         54
                                       6.375            528.26
    LAS VEGAS        NV   89119          2            11/27/02         00
    1600865                              05           01/01/03          0
    1600865                              N            12/01/32
    0


    8458939          286/286             F          340,000.00         ZZ
                                         360        339,368.51          1
                                       6.375          2,121.16         79
                                       6.125          2,121.16
    SONOMA           CA   95476          5            12/03/02         00
    1116994                              05           02/01/03          0
    1116994                              O            01/01/33
    0


    8458959          286/286             F          190,550.00         ZZ
                                         360        189,957.63          1
1


                                       6.375          1,188.79         80
                                       6.125          1,188.79
    RANCHO CORDOVA   CA   95670          1            11/18/02         00
    1258705                              05           01/01/03          0
    1258705                              O            12/01/32
    0


    8458967          286/286             F          104,400.00         ZZ
                                         360        104,248.39          1
                                       7.625            738.94         90
                                       7.375            738.94
    WEST JORDAN      UT   84084          1            12/16/02         14
    1532637                              05           02/01/03         25
    1532637                              N            01/01/33
    0


    8458971          E22/G02             F          132,800.00         ZZ
                                         360        132,800.00          1
                                       6.125            806.91         89
                                       5.875            806.91
    CARSON CITY      NV   89701          5            02/03/03         04
    0415620962                           05           04/01/03         25
    0415620962                           O            03/01/33
    0


    8459001          286/286             F           67,500.00         ZZ
                                         360         67,383.45          1
                                       6.750            437.80         90
                                       6.500            437.80
    VIRGINIA BEACH   VA   23451          1            12/17/02         21
    0001244885                           01           02/01/03         25
    0001244885                           N            01/01/33
    0


    8459021          286/286             F          360,000.00         ZZ
                                         360        358,994.36          1
                                       6.375          2,245.94         80
                                       6.125          2,245.94
    CLAREMONT        CA   91711          2            11/21/02         00
    1780275                              05           01/01/03          0
    1780275                              O            12/01/32
    0


    8459029          286/286             F          300,000.00         ZZ
                                         360        299,452.58          4
                                       6.500          1,896.21         58
                                       6.250          1,896.21
    CONCORD          CA   94520          5            12/27/02         00
    811358                               05           02/01/03          0
1


    811358                               N            01/01/33
    0


    8459033          E22/G02             F           73,850.00         ZZ
                                         360         73,850.00          1
                                       6.375            460.73         92
                                       6.125            460.73
    CHANNELVIEW      TX   77530          2            02/14/03         01
    0415876028                           05           04/01/03         30
    0415876028                           O            03/01/33
    0


    8459035          286/286             F          500,000.00         ZZ
                                         360        499,157.48          1
                                       6.875          3,284.64         80
                                       6.625          3,284.64
    CLEARWATER       FL   33767          5            12/05/02         00
    0001259016                           05           02/01/03          0
    0001259016                           O            01/01/33
    0


    8459037          286/286             F          105,300.00         ZZ
                                         360        105,135.20          2
                                       7.250            718.34         90
                                       7.000            718.34
    SACRAMENTO       CA   95828          1            12/06/02         14
    1696934                              05           02/01/03         25
    1696934                              N            01/01/33
    0


    8459047          286/286             F          200,000.00         ZZ
                                         360        199,574.19          2
                                       6.500          1,264.14         55
                                       6.250          1,264.14
    OAKLAND          CA   94601          5            11/27/02         00
    1786899                              05           02/01/03          0
    1786899                              N            01/01/33
    0


    8459053          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       6.375            723.69         50
                                       6.125            723.69
    GRASS VALLEY     CA   95945          5            02/12/03         00
    0415896869                           05           04/01/03          0
    0415896869                           O            03/01/33
    0


1


    8459059          286/286             F          420,000.00         ZZ
                                         360        419,219.91          1
                                       6.375          2,620.26         80
                                       6.125          2,620.26
    OGDEN            UT   84403          2            12/20/02         00
    1824760                              05           02/01/03          0
    1824760                              O            01/01/33
    0


    8459079          286/286             F          400,000.00         ZZ
                                         360        399,274.82          1
                                       6.500          2,528.28         78
                                       6.250          2,528.28
    WEST NYACK       NY   10994          1            12/13/02         00
    1752383                              05           02/01/03          0
    1752383                              O            01/01/33
    0


    8459085          286/286             F          265,000.00         ZZ
                                         360        264,507.80          1
                                       6.375          1,653.26         63
                                       6.125          1,653.26
    RIVERSIDE        CA   92504          5            12/09/02         00
    1837569                              05           02/01/03          0
    1837569                              O            01/01/33
    0


    8459087          286/286             F           74,000.00         ZZ
                                         360         73,913.14          1
                                       7.375            511.10         70
                                       7.125            511.10
    PISCATAWAY       NJ   08854          5            01/02/03         00
    1673975                              05           03/01/03          0
    1673975                              N            02/01/33
    0


    8459093          E22/G02             F           76,000.00         ZZ
                                         360         76,000.00          1
                                       7.125            512.03         80
                                       6.875            512.03
    N. RICHLAND HIL  TX   76180          5            02/14/03         00
    0415925635                           05           04/01/03          0
    0415925635                           O            03/01/33
    0


    8459095          286/286             F          350,000.00         ZZ
                                         360        348,569.28          1
                                       6.125          2,126.64         46
                                       5.875          2,126.64
1


    SAN MARCOS       CA   92069          2            12/18/02         00
    1816401                              03           02/01/03          0
    1816401                              O            01/01/33
    0


    8459097          286/286             F           65,000.00         ZZ
                                         360         64,893.13          1
                                       7.000            432.45         52
                                       6.750            432.45
    CHICAGO          IL   60643          5            11/25/02         00
    1726097                              05           02/01/03          0
    1726097                              O            01/01/33
    0


    8459139          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       7.250            409.31         42
                                       7.000            409.31
    FORT WALTON BEA  FL   32548          5            02/12/03         00
    0415945658                           05           04/01/03          0
    0415945658                           O            03/01/33
    0


    8459141          286/286             F          100,800.00         ZZ
                                         360        100,157.46          1
                                       6.875            662.19         90
                                       6.625            662.19
    PHOENIX          AZ   85008          1            10/23/02         12
    1728442                              05           12/01/02         25
    1728442                              N            11/01/32
    0


    8459145          286/286             F           47,250.00         ZZ
                                         360         47,118.01          1
                                       6.375            294.78         75
                                       6.125            294.78
    BEAVERTON        OR   97005          2            11/22/02         00
    1783264                              01           01/01/03          0
    1783264                              N            12/01/32
    0


    8459149          286/286             F           51,000.00         ZZ
                                         360         50,857.52          1
                                       6.375            318.18         75
                                       6.125            318.18
    GRESHAM          OR   97030          2            11/22/02         00
    1783558                              01           01/01/03          0
    1783558                              N            12/01/32
    0
1




    8459155          E22/G02             F           54,000.00         ZZ
                                         360         54,000.00          2
                                       7.375            372.96         90
                                       7.125            372.96
    RUTLAND          VT   05701          1            02/20/03         04
    0415954494                           05           04/01/03         25
    0415954494                           N            03/01/33
    0


    8459157          286/286             F           35,050.00         ZZ
                                         360         34,997.80          1
                                       7.500            245.08         90
                                       7.250            245.08
    TULSA            OK   74110          1            12/16/02         11
    1848204                              05           02/01/03         30
    1848204                              N            01/01/33
    0


    8459161          286/286             F           35,050.00         ZZ
                                         360         34,997.80          1
                                       7.500            245.08         90
                                       7.250            245.08
    TULSA            OK   74104          1            12/16/02         11
    1854243                              05           02/01/03         25
    1854243                              N            01/01/33
    0


    8459163          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          2
                                       6.875            735.76         80
                                       6.625            735.76
    FRESNO           CA   93703          2            02/10/03         00
    0415956887                           05           04/01/03          0
    0415956887                           N            03/01/33
    0


    8459177          E22/G02             F          116,450.00         ZZ
                                         360        116,450.00          1
                                       6.125            707.56         85
                                       5.875            707.56
    KERMAN           CA   93630          1            02/13/03         04
    0415967272                           05           04/01/03         25
    0415967272                           O            03/01/33
    0


    8459179          286/286             F           26,910.00         ZZ
                                         360         26,832.66          1
1


                                       6.625            172.31         90
                                       6.375            172.31
    WICHITA          KS   67214          1            11/27/02         12
    1764850                              05           01/01/03         25
    1764850                              N            12/01/32
    0


    8459185          286/286             F          212,000.00         ZZ
                                         360        211,421.91          4
                                       6.500          1,339.99         80
                                       6.250          1,339.99
    CLEARLAKE        CA   95422          1            11/06/02         00
    1635157                              05           01/01/03          0
    1635157                              N            12/01/32
    0


    8459189          286/286             F          292,000.00         ZZ
                                         360        291,507.95          1
                                       6.875          1,918.24         80
                                       6.625          1,918.24
    GENEVA           IL   60134          2            11/27/02         00
    1741188                              05           02/01/03          0
    1741188                              O            01/01/33
    0


    8459205          286/286             F          236,400.00         ZZ
                                         360        235,712.38          1
                                       6.375          1,474.83         90
                                       6.125          1,474.83
    LAS VEGAS        NV   89141          1            11/20/02         12
    1668642                              03           01/01/03         25
    1668642                              O            12/01/32
    0


    8459211          286/286             F          327,500.00         ZZ
                                         360        326,471.31          1
                                       6.875          2,151.45         72
                                       6.625          2,151.45
    CASTRO VALLEY    CA   94552          2            11/22/02         00
    1690596                              03           01/01/03          0
    1690596                              N            12/01/32
    0


    8459213          E22/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
                                       6.125            637.99         65
                                       5.875            637.99
    SPOTSWOOD BORO   NJ   08884          5            02/14/03         00
    0415991033                           05           04/01/03          0
1


    0415991033                           O            03/01/33
    0


    8459219          286/286             F           70,800.00         ZZ
                                         360         70,619.55          1
                                       6.875            465.11         80
                                       6.625            465.11
    ALBUQUERQUE      NM   87121          5            11/22/02         00
    1705985                              05           01/01/03          0
    1705985                              O            12/01/32
    0


    8459259          286/286             F          403,000.00         ZZ
                                         360        401,801.27          1
                                       6.750          2,613.86         60
                                       6.500          2,613.86
    MOUNTAIN VIEW    CA   94041          2            12/05/02         00
    1763941                              05           02/01/03          0
    1763941                              O            01/01/33
    0


    8459261          E22/G02             F          195,000.00         ZZ
                                         240        195,000.00          1
                                       6.625          1,468.25         65
                                       6.375          1,468.25
    DALLAS           TX   75238          5            02/13/03         00
    0416000511                           05           04/01/03          0
    0416000511                           O            03/01/23
    0


    8459263          E22/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
                                       7.375          1,215.59         74
                                       7.125          1,215.59
    SANTA MARIA      CA   93458          5            02/10/03         00
    0416002830                           05           04/01/03          0
    0416002830                           O            03/01/33
    0


    8459271          286/286             F           72,000.00         ZZ
                                         360         71,755.94          1
                                       6.875            472.99         64
                                       6.625            472.99
    MESA             AZ   85201          2            10/21/02         00
    1656997                              05           12/01/02          0
    1656997                              N            11/01/32
    0


1


    8459295          E22/G02             F          578,000.00         ZZ
                                         360        578,000.00          1
                                       6.125          3,511.99         80
                                       5.875          3,511.99
    MORAGA           CA   94556          2            02/13/03         00
    0416014520                           05           04/01/03          0
    0416014520                           O            03/01/33
    0


    8459305          286/286             F          433,300.00         ZZ
                                         360        432,174.48          1
                                       6.750          2,810.38         70
                                       6.500          2,810.38
    GAITHERSBURG     MD   20878          2            11/25/02         00
    1701762                              03           01/01/03          0
    1701762                              N            12/01/32
    0


    8459309          286/286             F           42,750.00         ZZ
                                         360         42,668.66          1
                                       6.250            263.22         93
                                       6.000            263.22
    HAMPTON          VA   23666          2            12/12/02         10
    1793938                              01           02/01/03         30
    1793938                              O            01/01/33
    0


    8459329          286/286             F          104,000.00         ZZ
                                         360        103,806.83          1
                                       6.375            648.83         80
                                       6.125            648.83
    LINCOLN          RI   02865          5            12/16/02         00
    1739930                              05           02/01/03          0
    1739930                              O            01/01/33
    0


    8459337          286/286             F          320,000.00         ZZ
                                         360        319,447.41          1
                                       6.750          2,075.52         80
                                       6.500          2,075.52
    SCOTTSDALE       AZ   85255          5            12/13/02         00
    1831802                              03           02/01/03          0
    1831802                              O            01/01/33
    0


    8459343          286/286             F          303,700.00         ZZ
                                         360        302,911.11          1
                                       6.750          1,969.80         75
                                       6.500          1,969.80
1


    CHICAGO          IL   60610          2            11/21/02         00
    1586535                              01           01/01/03          0
    1586535                              N            12/01/32
    0


    8459349          E22/G02             F           94,500.00         ZZ
                                         360         94,500.00          1
                                       5.750            551.48         58
                                       5.500            551.48
    BROKEN ARROW     OK   74014          5            02/14/03         00
    0416027563                           05           04/01/03          0
    0416027563                           O            03/01/33
    0


    8459351          286/286             F           95,950.00         ZZ
                                         360         95,694.63          1
                                       6.625            614.38         75
                                       6.375            614.38
    MESA             AZ   85212          1            11/22/02         00
    1753538                              03           01/01/03          0
    1753538                              N            12/01/32
    0


    8459355          286/286             F          100,522.00         ZZ
                                         360        100,356.72          2
                                       7.000            668.78         69
                                       6.750            668.78
    KANSAS CITY      MO   64114          2            12/09/02         00
    1837059                              05           02/01/03          0
    1837059                              N            01/01/33
    0


    8459361          286/286             F           68,800.00         ZZ
                                         360         68,686.87          2
                                       7.000            457.73         80
                                       6.750            457.73
    KANSAS CITY      KS   66102          2            12/09/02         00
    1837145                              05           02/01/03          0
    1837145                              N            01/01/33
    0


    8459365          286/286             F           66,750.00         ZZ
                                         360         66,637.50          1
                                       6.875            438.51         75
                                       6.625            438.51
    LOUISVILLE       KY   40218          5            12/13/02         00
    1845131                              05           02/01/03          0
    1845131                              N            01/01/33
    0
1




    8459375          E22/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
                                       6.125          2,308.92         80
                                       5.875          2,308.92
    SAN LEANDRO      CA   94577          5            02/12/03         00
    0416037406                           03           04/01/03          0
    0416037406                           O            03/01/33
    0


    8459377          286/286             F          194,400.00         ZZ
                                         360        193,830.26          1
                                       6.125          1,181.20         80
                                       5.875          1,181.20
    MURRIETA         CA   92562          1            11/12/02         00
    1738181                              05           01/01/03          0
    1738181                              O            12/01/32
    0


    8459381          286/286             F          165,000.00         ZZ
                                         360        164,560.84          3
                                       6.625          1,056.52         40
                                       6.375          1,056.52
    WASHINGTON       DC   20001          2            11/26/02         00
    1708881                              05           01/01/03          0
    1708881                              N            12/01/32
    0


    8459385          286/286             F          165,000.00         ZZ
                                         360        164,560.84          3
                                       6.625          1,056.52         41
                                       6.375          1,056.52
    WASHINGTON       DC   20009          5            11/26/02         00
    1708916                              05           01/01/03          0
    1708916                              N            12/01/32
    0


    8459389          286/286             F          106,650.00         ZZ
                                         360        106,366.13          1
                                       6.625            682.90         90
                                       6.375            682.90
    MESA             AZ   85208          1            11/26/02         11
    1784149                              03           01/01/03         25
    1784149                              N            12/01/32
    0


    8459395          E22/G02             F           38,500.00         ZZ
                                         360         38,500.00          1
1


                                       6.500            243.35         70
                                       6.250            243.35
    OMAHA            NE   68111          2            02/20/03         00
    0416043719                           05           04/01/03          0
    0416043719                           N            03/01/33
    0


    8459397          286/286             F           66,840.00         ZZ
                                         360         66,674.67          1
                                       7.000            444.69         75
                                       6.750            444.69
    NORFOLK          VA   23518          5            11/14/02         00
    1652615                              05           01/01/03          0
    1652615                              O            12/01/32
    0


    8459401          286/286             F           40,500.00         ZZ
                                         360         40,386.87          1
                                       6.375            252.67         90
                                       6.125            252.67
    AKRON            OH   44305          1            11/25/02         11
    1722470                              05           01/01/03         25
    1722470                              O            12/01/32
    0


    8459423          286/286             F          310,000.00         ZZ
                                         360        309,134.05          1
                                       6.375          1,934.00         60
                                       6.125          1,934.00
    SAN JOSE         CA   95116          5            11/14/02         00
    1637587                              05           01/01/03          0
    1637587                              N            12/01/32
    0


    8459425          E22/G02             F          123,920.00         ZZ
                                         360        123,920.00          1
                                       6.125            752.95         80
                                       5.875            752.95
    WARSAW           IN   46580          1            02/20/03         00
    0416054070                           05           04/01/03          0
    0416054070                           O            03/01/33
    0


    8459427          286/286             F          252,000.00         ZZ
                                         360        251,296.04          1
                                       6.375          1,572.16         80
                                       6.125          1,572.16
    GILBERT          AZ   85297          1            11/19/02         00
    1790831                              03           01/01/03          0
1


    1790831                              N            12/01/32
    0


    8459437          286/286             F          580,000.00         ZZ
                                         360        578,922.75          2
                                       6.375          3,618.45         52
                                       6.125          3,618.45
    GREENWICH        CT   06830          5            12/02/02         00
    1795765                              05           02/01/03          0
    1795765                              O            01/01/33
    0


    8459441          286/286             F           56,500.00         ZZ
                                         360         56,402.43          1
                                       6.750            366.46         75
                                       6.500            366.46
    STAFFORD         VA   22554          2            12/13/02         00
    1449848                              03           02/01/03          0
    1449848                              N            01/01/33
    0


    8459445          286/286             F          240,600.00         ZZ
                                         360        240,142.22          1
                                       6.250          1,481.42         46
                                       6.000          1,481.42
    FULLERTON        CA   92833          1            12/06/02         00
    1867813                              05           02/01/03          0
    1867813                              N            01/01/33
    0


    8459449          286/286             F           88,000.00         ZZ
                                         360         87,675.61          1
                                       7.125            592.88         80
                                       6.875            592.88
    BROOKLYN         MI   49230          1            10/22/02         00
    1726410                              05           12/01/02          0
    1726410                              O            11/01/32
    0


    8459455          286/286             F          144,000.00         ZZ
                                         360        143,487.57          4
                                       6.625            922.05         80
                                       6.375            922.05
    MIDVALE          UT   84047          1            10/18/02         00
    1661084                              05           12/01/02          0
    1661084                              N            11/01/32
    0


1


    8459467          286/286             F           96,250.00         ZZ
                                         360         96,023.40          2
                                       7.250            656.59         70
                                       7.000            656.59
    MIAMI            FL   33167          1            12/02/02         00
    1783353                              05           01/01/03          0
    1783353                              N            12/01/32
    0


    8459471          286/286             F          348,800.00         ZZ
                                         360        347,671.67          1
                                       6.625          2,233.41         80
                                       6.375          2,233.41
    SAN JOSE         CA   95122          2            11/01/02         00
    1511337                              05           01/01/03          0
    1511337                              O            12/01/32
    0


    8459479          286/286             F           68,000.00         ZZ
                                         360         67,831.79          1
                                       7.000            452.41         80
                                       6.750            452.41
    WEST PALM BEACH  FL   33409          1            11/08/02         00
    1734373                              05           01/01/03          0
    1734373                              N            12/01/32
    0


    8459483          286/286             F           71,200.00         ZZ
                                         360         71,023.87          1
                                       7.000            473.70         80
                                       6.750            473.70
    WEST PALM BEACH  FL   33409          1            11/08/02         00
    1734385                              05           01/01/03          0
    1734385                              N            12/01/32
    0


    8459487          286/286             F          379,000.00         ZZ
                                         360        377,915.54          1
                                       6.250          2,333.57         60
                                       6.000          2,333.57
    WESTLAKE         OH   44145          2            11/20/02         00
    1654158                              01           01/01/03          0
    1654158                              O            12/01/32
    0


    8459491          286/286             F          213,300.00         ZZ
                                         360        212,577.01          4
                                       6.875          1,401.23         90
                                       6.625          1,401.23
1


    PHOENIX          AZ   85013          1            10/23/02         12
    1651584                              05           12/01/02         25
    1651584                              N            11/01/32
    0


    8459493          E22/G02             F           67,000.00         ZZ
                                         360         67,000.00          1
                                       6.375            417.99         67
                                       6.125            417.99
    BARRETT          MN   56311          5            02/10/03         00
    0416077824                           05           04/01/03          0
    0416077824                           O            03/01/33
    0


    8459495          286/286             F          213,300.00         ZZ
                                         360        212,577.01          3
                                       6.875          1,401.23         90
                                       6.625          1,401.23
    PHOENIX          AZ   85013          1            10/23/02         12
    1651607                              05           12/01/02         25
    1651607                              N            11/01/32
    0


    8459499          286/286             F           31,500.00         ZZ
                                         360         31,448.02          1
                                       7.250            214.89         90
                                       7.000            214.89
    BALTIMORE        MD   21218          1            12/17/02         11
    1819562                              05           02/01/03         25
    1819562                              N            01/01/33
    0


    8459507          286/286             F           71,850.00         ZZ
                                         360         71,634.33          1
                                       6.000            430.78         80
                                       5.750            430.78
    GREAT MILLS      MD   20634          1            11/26/02         00
    1586063                              05           01/01/03          0
    1586063                              N            12/01/32
    0


    8459531          286/286             F          288,000.00         ZZ
                                         360        287,386.36          1
                                       6.500          1,820.36         80
                                       6.250          1,820.36
    KIRTLAND         OH   44094          1            12/09/02         00
    1697392                              05           02/01/03          0
    1697392                              O            01/01/33
    0
1




    8459533          E22/G02             F          173,000.00         ZZ
                                         360        173,000.00          1
                                       6.250          1,065.19         73
                                       6.000          1,065.19
    ORANGEVALE       CA   95662          5            02/13/03         00
    0416096758                           05           04/01/03          0
    0416096758                           O            03/01/33
    0


    8459537          286/286             F          100,800.00         ZZ
                                         360        100,525.13          1
                                       6.500            637.13         80
                                       6.250            637.13
    RICHARDSON       TX   75080          1            11/19/02         00
    1719521                              05           01/01/03          0
    1719521                              O            12/01/32
    0


    8459541          286/286             F          258,750.00         ZZ
                                         360        258,250.03          1
                                       6.250          1,593.17         75
                                       6.000          1,593.17
    SANTEE           CA   92071          2            12/02/02         00
    1791557                              05           02/01/03          0
    1791557                              O            01/01/33
    0


    8459549          286/286             F           40,000.00         ZZ
                                         360         39,893.52          2
                                       6.625            256.13         80
                                       6.375            256.13
    SPRINGFIELD      MA   01108          1            11/27/02         00
    1709947                              05           01/01/03          0
    1709947                              N            12/01/32
    0


    8459557          286/286             F           52,200.00         ZZ
                                         360         52,105.36          1
                                       6.500            329.94         90
                                       6.250            329.94
    CANTON           OH   44705          2            12/12/02         10
    1676968                              05           02/01/03         25
    1676968                              N            01/01/33
    0


    8459565          286/286             F          340,000.00         ZZ
                                         360        339,072.88          1
1


                                       6.500          2,149.04         80
                                       6.250          2,149.04
    EASTON           CT   06612          1            11/25/02         00
    1734550                              05           01/01/03          0
    1734550                              O            12/01/32
    0


    8459579          286/286             F          128,700.00         ZZ
                                         360        128,373.75          4
                                       6.875            845.47         90
                                       6.625            845.47
    ALBUQUERQUE      NM   87108          1            11/26/02         12
    1839201                              05           01/01/03         30
    1839201                              N            12/01/32
    0


    8459589          286/286             F           52,000.00         ZZ
                                         360         51,871.36          1
                                       7.000            345.96         80
                                       6.750            345.96
    GREENVILLE       SC   29611          2            11/20/02         00
    1759800                              05           01/01/03          0
    1759800                              N            12/01/32
    0


    8459591          286/286             F           44,000.00         ZZ
                                         360         43,891.15          1
                                       7.000            292.74         80
                                       6.750            292.74
    GREENVILLE       SC   29611          2            11/20/02         00
    1764734                              05           01/01/03          0
    1764734                              N            12/01/32
    0


    8459593          286/286             F           55,200.00         ZZ
                                         360         55,053.09          1
                                       6.625            353.45         80
                                       6.375            353.45
    LAHAINA          HI   96761          1            11/07/02         00
    1680868                              01           01/01/03          0
    1680868                              N            12/01/32
    0


    8459595          286/286             F           85,600.00         ZZ
                                         360         85,372.17          1
                                       6.625            548.11         80
                                       6.375            548.11
    LAHAINA          HI   96761          1            10/25/02         00
    1680926                              01           01/01/03          0
1


    1680926                              N            12/01/32
    0


    8459597          286/286             F           56,000.00         ZZ
                                         360         55,850.97          1
                                       6.625            358.57         80
                                       6.375            358.57
    LAHAINA          HI   96761          1            11/07/02         00
    1680965                              01           01/01/03          0
    1680965                              N            12/01/32
    0


    8459599          286/286             F           98,000.00         ZZ
                                         360         97,719.57          1
                                       6.250            603.41         70
                                       6.000            603.41
    CHARLESTON       SC   29406          1            11/26/02         00
    1792585                              05           01/01/03          0
    1792585                              N            12/01/32
    0


    8459601          286/286             F          160,000.00         ZZ
                                         360        159,702.84          2
                                       6.500          1,011.31         79
                                       6.250          1,011.31
    HOLLYWOOD        FL   33020          1            12/05/02         00
    1815039                              05           02/01/03          0
    1815039                              N            01/01/33
    0


    8459603          286/286             F          283,000.00         ZZ
                                         360        282,228.31          1
                                       6.500          1,788.76         53
                                       6.250          1,788.76
    WOODLAND HILLS   CA   91367          5            11/20/02         00
    1738017                              05           01/01/03          0
    1738017                              O            12/01/32
    0


    8459609          286/286             F          269,900.00         ZZ
                                         360        269,433.93          1
                                       6.750          1,750.57         90
                                       6.500          1,750.57
    ALDIE            VA   20105          1            12/20/02         11
    1832181                              05           02/01/03         25
    1832181                              N            01/01/33
    0


1


    8459621          286/286             F          106,000.00         ZZ
                                         360        105,731.29          1
                                       6.875            696.35         80
                                       6.625            696.35
    SAN DIEGO        CA   92108          1            11/11/02         00
    1734609                              01           01/01/03          0
    1734609                              O            12/01/32
    0


    8459623          286/286             F           76,600.00         ZZ
                                         360         76,391.11          1
                                       6.500            484.17         73
                                       6.250            484.17
    STEVENVILLE      TX   76401          5            11/13/02         00
    1791951                              05           01/01/03          0
    1791951                              N            12/01/32
    0


    8459625          286/286             F           50,400.00         ZZ
                                         360         50,308.61          1
                                       6.500            318.57         77
                                       6.250            318.57
    ERIE             PA   16504          5            12/02/02         00
    1418448                              05           02/01/03          0
    1418448                              O            01/01/33
    0


    8459629          286/286             F           56,000.00         ZZ
                                         360         55,874.51          1
                                       7.500            391.57         66
                                       7.250            391.57
    GRAND RAPIDS     MI   49507          5            10/28/02         00
    1716401                              05           01/01/03          0
    1716401                              O            12/01/32
    0


    8459631          286/286             F           97,000.00         ZZ
                                         360         96,819.83          1
                                       6.375            605.16         44
                                       6.125            605.16
    RESTON           VA   22091          2            12/20/02         00
    1838000                              03           02/01/03          0
    1838000                              N            01/01/33
    0


    8459641          286/286             F           75,500.00         ZZ
                                         360         75,294.05          1
                                       6.500            477.22         63
                                       6.250            477.22
1


    DELTONA          FL   32738          5            11/21/02         00
    1660150                              05           01/01/03          0
    1660150                              O            12/01/32
    0


    8459645          286/286             F          268,000.00         ZZ
                                         360        267,251.35          1
                                       6.375          1,671.98         82
                                       6.125          1,671.98
    MADISON          CT   06443          1            11/15/02         12
    1699079                              05           01/01/03         12
    1699079                              O            12/01/32
    0


    8459647          286/286             F          210,000.00         ZZ
                                         360        209,413.38          1
                                       6.375          1,310.13         61
                                       6.125          1,310.13
    SCARBOROUGH      ME   04074          2            11/22/02         00
    1823184                              05           01/01/03          0
    1823184                              O            12/01/32
    0


    8459649          286/286             F          324,000.00         ZZ
                                         360        323,291.99          1
                                       7.625          2,293.26         90
                                       7.375          2,293.26
    LEE'S SUMMIT     MO   64081          5            11/22/02         11
    1735810                              03           01/01/03         30
    1735810                              O            12/01/32
    0


    8459651          286/286             F          192,150.00         T
                                         360        191,600.16          1
                                       6.250          1,183.11         90
                                       6.000          1,183.11
    KILL DEVIL HILL  NC   27948          1            11/26/02         12
    1672485                              05           01/01/03         25
    1672485                              O            12/01/32
    0


    8459653          286/286             F          300,000.00         ZZ
                                         360        299,257.96          1
                                       7.000          1,995.91         78
                                       6.750          1,995.91
    SAN FRANCISCO    CA   94124          1            11/13/02         00
    1730707                              05           01/01/03          0
    1730707                              N            12/01/32
    0
1




    8459655          286/286             F           81,250.00         ZZ
                                         360         79,818.46          1
                                       6.250            500.28         65
                                       6.000            500.28
    ROANOKE          VA   24018          1            12/20/02         00
    1862452                              05           02/01/03          0
    1862452                              N            01/01/33
    0


    8459659          286/286             F           49,000.00         ZZ
                                         360         48,911.10          2
                                       6.500            309.72         70
                                       6.250            309.72
    DAYTON           OH   45406          5            12/12/02         00
    1801241                              05           02/01/03          0
    1801241                              N            01/01/33
    0


    8459663          286/286             F          195,000.00         ZZ
                                         360        194,413.67          1
                                       6.500          1,232.54         80
                                       6.250          1,232.54
    ITASCA           IL   60143          5            11/21/02         00
    1724123                              05           01/01/03          0
    1724123                              O            12/01/32
    0


    8459667          286/286             F           46,900.00         ZZ
                                         360         46,775.17          1
                                       6.625            300.31         79
                                       6.375            300.31
    KNOXVILLE        TN   37920          2            11/26/02         00
    1594609                              05           01/01/03          0
    1594609                              N            12/01/32
    0


    8459669          286/286             F           43,200.00         ZZ
                                         360         43,085.01          1
                                       6.625            276.62         78
                                       6.375            276.62
    KNOXVILLE        TN   37920          2            11/26/02         00
    1594619                              05           01/01/03          0
    1594619                              N            12/01/32
    0


    8459673          286/286             F           32,400.00         ZZ
                                         360         32,333.77          1
1


                                       6.500            204.80         90
                                       6.250            204.80
    CANTON           OH   44706          1            12/09/02         10
    1762437                              05           02/01/03         25
    1762437                              N            01/01/33
    0


    8459691          286/286             F           96,000.00         ZZ
                                         360         95,812.90          1
                                       6.125            583.31         80
                                       5.875            583.31
    LACEY            WA   98503          1            12/04/02         00
    1825116                              03           02/01/03          0
    1825116                              O            01/01/33
    0


    8459705          286/286             F          249,300.00         ZZ
                                         360        248,636.48          2
                                       6.625          1,596.30         90
                                       6.375          1,596.30
    METHUEN          MA   01844          1            11/26/02         12
    1741923                              05           01/01/03         25
    1741923                              N            12/01/32
    0


    8459709          286/286             F          384,774.00         ZZ
                                         360        384,076.42          1
                                       6.500          2,432.04         48
                                       6.250          2,432.04
    DARIEN           CT   06820          2            12/02/02         00
    1778658                              05           02/01/03          0
    1778658                              O            01/01/33
    0


    8459711          286/286             F          102,400.00         ZZ
                                         360        102,158.90          1
                                       7.250            698.55         80
                                       7.000            698.55
    MIAMI            FL   33178          1            11/22/02         00
    1783529                              01           01/01/03          0
    1783529                              N            12/01/32
    0


    8459715          286/286             F           98,000.00         ZZ
                                         360         97,719.56          1
                                       6.250            603.41         37
                                       6.000            603.41
    ELK GROVE        CA   95758          1            11/26/02         00
    1757947                              05           01/01/03          0
1


    1757947                              N            12/01/32
    0


    8459719          286/286             F           87,700.00         ZZ
                                         360         87,540.99          1
                                       6.500            554.33         64
                                       6.250            554.33
    GLENDALE         AZ   85302          2            12/09/02         00
    1743865                              05           02/01/03          0
    1743865                              N            01/01/33
    0


    8459721          286/286             F          189,600.00         ZZ
                                         360        189,256.25          1
                                       6.500          1,198.41         80
                                       6.250          1,198.41
    DOWNS            IL   61736          1            12/11/02         00
    1470319                              05           02/01/03          0
    1470319                              O            01/01/33
    0


    8459725          286/286             F          196,700.00         ZZ
                                         360        196,123.49          1
                                       6.125          1,195.18         80
                                       5.875          1,195.18
    LYNNWOOD         WA   98036          5            11/19/02         00
    1729822                              05           01/01/03          0
    1729822                              O            12/01/32
    0


    8459729          286/286             F          397,000.00         ZZ
                                         360        395,891.01          1
                                       6.375          2,476.77         80
                                       6.125          2,476.77
    WEST WINDSOR     NJ   08550          2            11/13/02         00
    1646232                              05           01/01/03          0
    1646232                              O            12/01/32
    0


    8459733          286/286             F          645,000.00         ZZ
                                         360        643,324.61          2
                                       6.750          4,183.46         72
                                       6.500          4,183.46
    SAN FRANCISCO    CA   94110          5            11/20/02         00
    1681103                              05           01/01/03          0
    1681103                              O            12/01/32
    0


1


    8459737          286/286             F           55,350.00         ZZ
                                         360         55,213.07          1
                                       7.000            368.25         90
                                       6.750            368.25
    TEMPLE HILLS     MD   20748          1            12/05/02         12
    1800723                              01           01/01/03         25
    1800723                              N            12/01/32
    0


    8459739          286/286             F           70,800.00         ZZ
                                         360         70,680.69          1
                                       6.875            465.11         80
                                       6.625            465.11
    SPRING           TX   77388          5            12/16/02         00
    1855785                              05           02/01/03          0
    1855785                              N            01/01/33
    0


    8459743          286/286             F           35,900.00         ZZ
                                         360         35,836.46          1
                                       6.625            229.88         90
                                       6.375            229.88
    HAMILTON         OH   45211          1            12/23/02         10
    1832195                              05           02/01/03         30
    1832195                              N            01/01/33
    0


    8459745          286/286             F           40,500.00         ZZ
                                         360         40,428.33          1
                                       6.625            259.33         90
                                       6.375            259.33
    CINCINNATI       OH   45229          1            12/23/02         01
    1873413                              05           02/01/03         25
    1873413                              N            01/01/33
    0


    8459751          286/286             F           52,100.00         ZZ
                                         360         52,014.33          1
                                       7.000            346.63         73
                                       6.750            346.63
    PALM HARBOR      FL   34683          2            12/06/02         00
    1757117                              03           02/01/03          0
    1757117                              N            01/01/33
    0


    8459757          286/286             F          288,000.00         ZZ
                                         360        287,233.49          1
                                       6.625          1,844.10         80
                                       6.375          1,844.10
1


    LOS OSOS         CA   93402          1            11/25/02         00
    1811116                              05           01/01/03          0
    1811116                              N            12/01/32
    0


    8459759          286/286             F          269,790.00         ZZ
                                         360        269,288.91          1
                                       6.375          1,683.14         50
                                       6.125          1,683.14
    ELMHURST         IL   60126          2            12/06/02         00
    1614659                              05           02/01/03          0
    1614659                              O            01/01/33
    0


    8459771          286/286             F           84,900.00         ZZ
                                         360         84,742.30          1
                                       6.375            529.67         90
                                       6.125            529.67
    WINCHESTER       VA   22602          1            12/16/02         12
    1838334                              01           02/01/03         25
    1838334                              N            01/01/33
    0


    8459773          286/286             F          101,250.00         ZZ
                                         360        100,999.55          1
                                       7.000            673.62         75
                                       6.750            673.62
    NASHVILLE        IN   47448          2            11/22/02         00
    1717361                              05           01/01/03          0
    1717361                              O            12/01/32
    0


    8459789          286/286             F           73,700.00         ZZ
                                         360         73,489.09          1
                                       6.250            453.79         54
                                       6.000            453.79
    GILBERT          AZ   85234          2            11/26/02         00
    1826410                              03           01/01/03          0
    1826410                              N            12/01/32
    0


    8459795          286/286             F          217,000.00         ZZ
                                         360        216,243.82          1
                                       6.375          1,353.80         45
                                       6.125          1,353.80
    SAN CLEMENTE     CA   92673          1            11/22/02         00
    1761868                              03           01/01/03          0
    1761868                              N            12/01/32
    0
1




    8459799          286/286             F          256,500.00         ZZ
                                         360        255,880.98          1
                                       7.125          1,728.09         90
                                       6.875          1,728.09
    MARATHON         FL   33050          1            11/14/02         10
    1742290                              05           01/01/03         30
    1742290                              O            12/01/32
    0


    8459803          286/286             F           48,750.00         ZZ
                                         360         48,677.41          3
                                       7.500            340.87         50
                                       7.250            340.87
    SPRINGFIELD      MA   01104          5            12/11/02         00
    1814919                              05           02/01/03          0
    1814919                              N            01/01/33
    0


    8459805          286/286             F          500,000.00         ZZ
                                         360        498,669.25          1
                                       6.625          3,201.56         61
                                       6.375          3,201.56
    NEW CANAAN       CT   06840          5            11/20/02         00
    1573478                              05           01/01/03          0
    1573478                              O            12/01/32
    0


    8459809          286/286             F           94,000.00         ZZ
                                         360         93,825.41          3
                                       6.375            586.44         63
                                       6.125            586.44
    PROVIDENCE       RI   02908          2            12/19/02         00
    1819699                              05           02/01/03          0
    1819699                              N            01/01/33
    0


    8459813          286/286             F           80,600.00         ZZ
                                         360         80,450.30          3
                                       6.375            502.84         54
                                       6.125            502.84
    PROVIDENCE       RI   02908          2            12/19/02         00
    1819727                              05           02/01/03          0
    1819727                              N            01/01/33
    0


    8459815          286/286             F           70,500.00         ZZ
                                         360         70,369.05          2
1


                                       6.375            439.83         53
                                       6.125            439.83
    PROVIDENCE       RI   02908          2            12/19/02         00
    1819735                              05           02/01/03          0
    1819735                              N            01/01/33
    0


    8459825          286/286             F          196,000.00         ZZ
                                         360        195,335.54          1
                                       6.875          1,287.59         80
                                       6.625          1,287.59
    WHEELING         IL   60090          1            11/01/02         00
    1720866                              01           12/01/02          0
    1720866                              O            11/01/32
    0


    8459827          286/286             F          256,500.00         ZZ
                                         360        255,817.32          1
                                       6.625          1,642.40         90
                                       6.375          1,642.40
    PHOENIX          AZ   85048          1            11/08/02         12
    1787703                              03           01/01/03         25
    1787703                              N            12/01/32
    0


    8459845          286/286             F          360,000.00         ZZ
                                         360        359,378.34          1
                                       6.750          2,334.96         80
                                       6.500          2,334.96
    SEATTLE          WA   98105          1            12/10/02         00
    1853200                              05           02/01/03          0
    1853200                              N            01/01/33
    0


    8459851          286/286             F           51,750.00         ZZ
                                         360         51,550.56          1
                                       7.000            344.30         75
                                       6.750            344.30
    AVONDALE         AZ   85323          5            11/08/02         00
    1761241                              03           01/01/03          0
    1761241                              N            12/01/32
    0


    8459855          286/286             F          400,000.00         ZZ
                                         360        399,292.21          1
                                       6.625          2,561.25         79
                                       6.375          2,561.25
    NAGS HEAD        NC   27959          1            12/20/02         00
    1889884                              03           02/01/03          0
1


    1889884                              N            01/01/33
    0


    8459857          286/286             F          106,350.00         ZZ
                                         360        106,152.46          1
                                       6.375            663.49         61
                                       6.125            663.49
    GLOUCESTER       VA   23061          5            12/04/02         00
    1614079                              05           02/01/03          0
    1614079                              O            01/01/33
    0


    8459859          286/286             F           46,400.00         ZZ
                                         360         46,296.03          1
                                       7.500            324.44         80
                                       7.250            324.44
    INDIANAPOLIS     IN   46221          2            11/22/02         00
    1791364                              05           01/01/03          0
    1791364                              N            12/01/32
    0


    8459871          286/286             F          146,500.00         ZZ
                                         360        146,100.52          4
                                       6.500            925.98         35
                                       6.250            925.98
    OCEANSIDE        CA   92054          2            11/18/02         00
    1693096                              05           01/01/03          0
    1693096                              N            12/01/32
    0


    8459877          286/286             F           97,000.00         ZZ
                                         360         96,828.37          1
                                       6.625            621.10         75
                                       6.375            621.10
    MADISON          WI   53714          5            12/05/02         00
    1779384                              05           02/01/03          0
    1779384                              N            01/01/33
    0


    8459879          286/286             F           88,000.00         ZZ
                                         360         87,840.47          1
                                       6.500            556.22         79
                                       6.250            556.22
    ROANOKE          VA   24015          2            12/04/02         00
    1789958                              05           02/01/03          0
    1789958                              N            01/01/33
    0


1


    8459881          286/286             F          540,000.00         ZZ
                                         360        538,491.56          1
                                       6.375          3,368.90         50
                                       6.125          3,368.90
    LOS ALTOS        CA   94024          2            11/15/02         00
    1628691                              05           01/01/03          0
    1628691                              N            12/01/32
    0


    8459893          286/286             F           84,600.00         ZZ
                                         360         84,528.92          1
                                       6.875            555.77         90
                                       6.625            555.77
    KISSIMMEE        FL   34746          1            01/09/03         14
    1890111                              03           03/01/03         30
    1890111                              N            02/01/33
    0


    8459915          286/286             F          300,000.00         ZZ
                                         360        299,494.48          1
                                       6.875          1,970.79         75
                                       6.625          1,970.79
    NORTHVILLE       MI   48167          2            12/09/02         00
    1658900                              05           02/01/03          0
    1658900                              N            01/01/33
    0


    8459919          286/286             F          240,000.00         ZZ
                                         360        239,595.58          1
                                       6.875          1,576.63         80
                                       6.625          1,576.63
    FARMINGTON       MI   48335          2            12/09/02         00
    1658912                              05           02/01/03          0
    1658912                              N            01/01/33
    0


    8459921          286/286             F          300,000.00         ZZ
                                         360        299,494.48          1
                                       6.875          1,970.79         75
                                       6.625          1,970.79
    LIVONIA          MI   48150          2            12/09/02         00
    1658919                              05           02/01/03          0
    1658919                              N            01/01/33
    0


    8459925          286/286             F          376,200.00         ZZ
                                         360        375,198.75          1
                                       6.625          2,408.85         79
                                       6.375          2,408.85
1


    ROSEVILLE        CA   95747          2            11/19/02         00
    1686792                              05           01/01/03          0
    1686792                              O            12/01/32
    0


    8459927          286/286             F           85,500.00         ZZ
                                         360         85,308.22          1
                                       7.500            597.83         90
                                       7.250            597.83
    MANVILLE         NJ   08835          1            11/14/02         12
    1559791                              05           01/01/03         25
    1559791                              O            12/01/32
    0


    8459931          286/286             F          400,000.00         ZZ
                                         360        399,257.07          1
                                       6.375          2,495.48         45
                                       6.125          2,495.48
    WILTON           CT   06897          2            12/03/02         00
    1590657                              05           02/01/03          0
    1590657                              O            01/01/33
    0


    8459977          286/286             F          132,300.00         ZZ
                                         360        132,077.06          2
                                       6.875            869.12         90
                                       6.625            869.12
    WESTFIELD        MA   01085          1            12/06/02         12
    1732414                              05           02/01/03         25
    1732414                              N            01/01/33
    0


    8459979          286/286             F          404,000.00         ZZ
                                         360        402,898.18          1
                                       6.500          2,553.56         80
                                       6.250          2,553.56
    WOODLAND HILLS   CA   91364          2            11/21/02         00
    1795877                              05           01/01/03          0
    1795877                              O            12/01/32
    0


    8459981          286/286             F          330,000.00         ZZ
                                         360        329,078.16          1
                                       6.375          2,058.78         67
                                       6.125          2,058.78
    WAYNE            NJ   07470          1            11/15/02         00
    1669520                              05           01/01/03          0
    1669520                              O            12/01/32
    0
1




    8459983          286/286             F          262,500.00         ZZ
                                         360        262,021.21          2
                                       6.500          1,659.18         70
                                       6.250          1,659.18
    WASHINGTON       DC   20001          5            12/23/02         00
    1850878                              05           02/01/03          0
    1850878                              N            01/01/33
    0


    8459999          286/286             F           37,425.00         ZZ
                                         360         37,339.03          1
                                       7.375            258.49         75
                                       7.125            258.49
    GLENOLDEN        PA   19036          5            11/27/02         00
    1520714                              05           01/01/03          0
    1520714                              N            12/01/32
    0


    8460003          286/286             F          689,000.00         ZZ
                                         360        686,548.21          1
                                       6.625          4,411.75         65
                                       6.375          4,411.75
    CARMEL           CA   93923          5            10/10/02         00
    1569685                              05           12/01/02          0
    1569685                              O            11/01/32
    0


    8460007          286/286             F          380,000.00         ZZ
                                         360        378,938.50          1
                                       6.375          2,370.71         80
                                       6.125          2,370.71
    RIDGEFIELD       CT   06877          2            11/08/02         00
    1668139                              05           01/01/03          0
    1668139                              O            12/01/32
    0


    8460009          286/286             F          356,000.00         ZZ
                                         360        355,093.53          4
                                       6.875          2,338.67         80
                                       6.625          2,338.67
    SALEM            MA   01970          1            11/25/02         00
    1766673                              05           01/01/03          0
    1766673                              N            12/01/32
    0


    8460011          286/286             F          292,000.00         ZZ
                                         360        290,835.79          1
1


                                       6.375          1,821.71         55
                                       6.125          1,821.71
    RIVERSIDE        CA   92504          2            11/22/02         00
    1689093                              05           01/01/03          0
    1689093                              O            12/01/32
    0


    8460013          286/286             F           67,500.00         ZZ
                                         360         67,320.36          1
                                       6.625            432.21         45
                                       6.375            432.21
    AVENTURA         FL   33160          2            11/26/02         00
    1818634                              01           01/01/03          0
    1818634                              O            12/01/32
    0


    8460015          286/286             F           50,400.00         ZZ
                                         360         50,287.07          1
                                       7.500            352.41         80
                                       7.250            352.41
    MUNCIE           IN   47302          5            11/08/02         00
    1355069                              05           01/01/03          0
    1355069                              N            12/01/32
    0


    8460017          286/286             F           50,000.00         ZZ
                                         360         49,853.45          1
                                       6.125            303.81         71
                                       5.875            303.81
    COLUMBUS         OH   43204          5            11/29/02         00
    1697125                              05           01/01/03          0
    1697125                              N            12/01/32
    0


    8460025          286/286             F          320,000.00         ZZ
                                         360        318,663.26          1
                                       6.250          1,970.30         80
                                       6.000          1,970.30
    LONG BEACH       CA   90803          1            11/20/02         00
    1749945                              05           01/01/03          0
    1749945                              O            12/01/32
    0


    8460033          286/286             F          220,000.00         ZZ
                                         360        218,970.28          1
                                       6.375          1,372.52         80
                                       6.125          1,372.52
    ROCKVILLE        MD   20850          5            09/23/02         00
    1512708                              01           11/01/02          0
1


    1512708                              O            10/01/32
    0


    8460035          286/286             F           88,065.00         ZZ
                                         360         87,841.01          4
                                       7.625            623.32         90
                                       7.375            623.32
    ST LOUIS         MO   63118          1            11/20/02         11
    1734438                              05           01/01/03         25
    1734438                              N            12/01/32
    0


    8460037          286/286             F          100,000.00         ZZ
                                         360         99,746.52          1
                                       6.875            656.93         80
                                       6.625            656.93
    AUSTIN           TX   78758          1            11/27/02         00
    1822026                              05           01/01/03          0
    1822026                              N            12/01/32
    0


    8460039          286/286             F          308,000.00         ZZ
                                         360        307,139.63          1
                                       6.375          1,921.52         80
                                       6.125          1,921.52
    HOUSTON          TX   77024          1            11/18/02         00
    1810352                              03           01/01/03          0
    1810352                              O            12/01/32
    0


    8460047          286/286             F          281,100.00         ZZ
                                         360        280,333.50          1
                                       6.500          1,776.74         90
                                       6.250          1,776.74
    PICKERINGTON     OH   43147          1            11/08/02         11
    1779054                              05           01/01/03         25
    1779054                              O            12/01/32
    0


    8460051          286/286             F          191,000.00         ZZ
                                         360        190,453.45          1
                                       6.250          1,176.03         37
                                       6.000          1,176.03
    BETHESDA         MD   20816          2            11/25/02         00
    1750563                              05           01/01/03          0
    1750563                              O            12/01/32
    0


1


    8460053          286/286             F          145,000.00         ZZ
                                         360        144,743.41          1
                                       6.625            928.46         54
                                       6.375            928.46
    SAMMAMISH        WA   98074          5            12/02/02         00
    1757746                              05           02/01/03          0
    1757746                              N            01/01/33
    0


    8460057          286/286             F           73,500.00         ZZ
                                         360         73,363.48          1
                                       6.375            458.55         80
                                       6.125            458.55
    HUDSON           IL   61748          1            12/06/02         00
    1790157                              05           02/01/03          0
    1790157                              O            01/01/33
    0


    8460061          286/286             F          360,000.00         ZZ
                                         360        359,314.90          1
                                       6.250          2,216.59         80
                                       6.000          2,216.59
    SILVER SPRING    MD   20905          5            12/04/02         00
    1792856                              05           02/01/03          0
    1792856                              O            01/01/33
    0


    8460065          286/286             F          257,900.00         ZZ
                                         360        257,230.09          1
                                       6.750          1,672.74         90
                                       6.500          1,672.74
    LAS VEGAS        NV   89141          1            11/18/02         12
    1752992                              05           01/01/03         25
    1752992                              N            12/01/32
    0


    8460067          286/286             F           76,950.00         ZZ
                                         360         76,813.84          1
                                       6.625            492.72         90
                                       6.375            492.72
    LOUISVILLE       OH   44641          1            12/20/02         10
    1819946                              05           02/01/03         25
    1819946                              N            01/01/33
    0


    8460069          286/286             F          100,700.00         ZZ
                                         360        100,508.40          1
                                       6.250            620.03         17
                                       6.000            620.03
1


    BELLBROOK        OH   45305          2            12/09/02         00
    1701603                              05           02/01/03          0
    1701603                              O            01/01/33
    0


    8460075          286/286             F          366,000.00         ZZ
                                         360        364,855.75          1
                                       6.375          2,283.37         76
                                       6.125          2,283.37
    SUNNYVALE        CA   94089          2            11/08/02         00
    1651616                              05           01/01/03          0
    1651616                              O            12/01/32
    0


    8460079          286/286             F          110,100.00         ZZ
                                         360        109,798.96          4
                                       6.875            723.28         90
                                       6.625            723.28
    DALLAS           TX   75227          1            11/12/02         11
    1624975                              05           01/01/03         25
    1624975                              N            12/01/32
    0


    8460081          286/286             F          194,400.00         ZZ
                                         360        193,860.75          4
                                       6.875          1,277.07         90
                                       6.625          1,277.07
    DALLAS           TX   75229          1            11/27/02         11
    1778931                              05           01/01/03         25
    1778931                              N            12/01/32
    0


    8460085          286/286             F           84,000.00         ZZ
                                         360         83,754.46          1
                                       7.625            594.55         80
                                       7.375            594.55
    LANCASTER        OH   43130          5            10/25/02         00
    1734626                              05           12/01/02          0
    1734626                              N            11/01/32
    0


    8460087          286/286             F          145,000.00         ZZ
                                         360        144,445.32          2
                                       6.250            892.80         65
                                       6.000            892.80
    SALT LAKE CITY   UT   84105          5            10/18/02         00
    1633748                              05           12/01/02          0
    1633748                              N            11/01/32
    0
1




    8460089          286/286             F           95,480.00         ZZ
                                         360         95,326.83          1
                                       7.125            643.27         80
                                       6.875            643.27
    BALTIMORE        MD   21224          1            12/20/02         00
    1809060                              05           02/01/03          0
    1809060                              N            01/01/33
    0


    8460101          286/286             F           73,300.00         ZZ
                                         360         73,131.63          1
                                       7.375            506.27         79
                                       7.125            506.27
    MILFORD          CT   06460          1            11/15/02         00
    1761112                              01           01/01/03          0
    1761112                              N            12/01/32
    0


    8460107          286/286             F          338,400.00         ZZ
                                         360        337,520.99          1
                                       6.750          2,194.86         80
                                       6.500          2,194.86
    HILLSBOROUGH     NJ   08844          5            11/22/02         00
    1697743                              05           01/01/03          0
    1697743                              O            12/01/32
    0


    8460111          286/286             F          461,580.00         ZZ
                                         360        460,290.62          1
                                       6.375          2,879.66         51
                                       6.125          2,879.66
    WESTON           CT   06883          5            11/11/02         00
    1591677                              05           01/01/03          0
    1591677                              O            12/01/32
    0


    8460113          286/286             F           94,500.00         ZZ
                                         360         86,800.57          1
                                       6.375            589.56         90
                                       6.125            589.56
    RIO RANCHO       NM   87124          2            12/04/02         12
    1650518                              05           02/01/03         25
    1650518                              N            01/01/33
    0


    8460119          286/286             F          105,700.00         ZZ
                                         360        103,840.82          1
1


                                       6.750            685.57         71
                                       6.500            685.57
    SPARKS           NV   89434          2            09/30/02         00
    1531752                              05           11/01/02          0
    1531752                              N            10/01/32
    0


    8460121          286/286             F           42,250.00         ZZ
                                         360         42,140.24          1
                                       6.750            274.04         67
                                       6.500            274.04
    FORT WAYNE       IN   46815          5            12/03/02         00
    1749014                              05           01/01/03          0
    1749014                              N            12/01/32
    0


    8460123          286/286             F           58,400.00         ZZ
                                         360         58,248.28          1
                                       6.750            378.79         76
                                       6.500            378.79
    FORT WAYNE       IN   46815          5            12/03/02         00
    1749022                              05           01/01/03          0
    1749022                              N            12/01/32
    0


    8460133          286/286             F          215,000.00         ZZ
                                         360        214,610.21          4
                                       6.500          1,358.95         65
                                       6.250          1,358.95
    NORTH HOLLYWOOD  CA   91601          2            12/02/02         00
    1670727                              05           02/01/03          0
    1670727                              N            01/01/33
    0


    8460143          286/286             F           68,000.00         ZZ
                                         360         67,827.61          1
                                       6.875            446.72         80
                                       6.625            446.72
    CHICAGO          IL   60643          1            11/19/02         00
    1720787                              05           01/01/03          0
    1720787                              N            12/01/32
    0


    8460147          286/286             F           57,600.00         ZZ
                                         360         57,502.92          1
                                       6.875            378.40         77
                                       6.625            378.40
    URBANA           IL   61802          5            12/09/02         00
    1712667                              05           02/01/03          0
1


    1712667                              N            01/01/33
    0


    8460149          286/286             F          256,800.00         ZZ
                                         360        256,082.66          1
                                       6.375          1,602.10         80
                                       6.125          1,602.10
    PRESCOTT         AZ   86305          5            11/01/02         00
    1704691                              05           01/01/03          0
    1704691                              O            12/01/32
    0


    8460151          286/286             F          110,000.00         ZZ
                                         360        109,800.56          1
                                       6.500            695.28         58
                                       6.250            695.28
    WOODBRIDGE       VA   22193          5            12/16/02         00
    1841155                              05           02/01/03          0
    1841155                              N            01/01/33
    0


    8460153          286/286             F          475,000.00         ZZ
                                         360        473,593.40          1
                                       6.500          3,002.32         56
                                       6.250          3,002.32
    NEW ORLEANS      LA   70115          2            11/26/02         00
    1819291                              05           01/01/03          0
    1819291                              O            12/01/32
    0


    8460157          286/286             F           47,125.00         ZZ
                                         360         47,045.59          3
                                       6.875            309.58         65
                                       6.625            309.58
    BALTIMORE        MD   21202          2            12/04/02         00
    1744666                              05           02/01/03          0
    1744666                              N            01/01/33
    0


    8460169          286/286             F           80,000.00         ZZ
                                         360         79,793.57          1
                                       7.000            532.25         80
                                       6.750            532.25
    PHOENIX          AZ   85013          5            11/01/02         00
    1670347                              05           01/01/03          0
    1670347                              N            12/01/32
    0


1


    8460171          286/286             F          396,500.00         ZZ
                                         360        395,392.41          1
                                       6.375          2,473.65         77
                                       6.125          2,473.65
    MARBLEHEAD       MA   01945          2            11/11/02         00
    1661407                              05           01/01/03          0
    1661407                              O            12/01/32
    0


    8460183          286/286             F          198,400.00         ZZ
                                         360        198,031.50          1
                                       6.375          1,237.76         80
                                       6.125          1,237.76
    EMMITSBURG       MD   21727          2            12/02/02         00
    1602479                              05           02/01/03          0
    1602479                              O            01/01/33
    0


    8460185          286/286             F          282,000.00         ZZ
                                         360        281,212.25          1
                                       6.375          1,759.32         68
                                       6.125          1,759.32
    DENVER           CO   80237          5            11/04/02         00
    1675772                              05           01/01/03          0
    1675772                              O            12/01/32
    0


    8460189          286/286             F          104,500.00         ZZ
                                         360        104,305.90          1
                                       6.375            651.95         94
                                       6.125            651.95
    WALDORF          MD   20602          1            12/02/02         10
    1751563                              03           02/01/03         25
    1751563                              N            01/01/33
    0


    8460193          286/286             F          290,000.00         ZZ
                                         360        288,960.13          1
                                       6.625          1,856.91         51
                                       6.375          1,856.91
    WEST PALM BEACH  FL   33405          5            10/30/02         00
    1665205                              05           12/01/02          0
    1665205                              O            11/01/32
    0


    8460201          286/286             F          216,000.00         ZZ
                                         360        215,644.85          2
                                       7.000          1,437.06         90
                                       6.750          1,437.06
1


    AUSTIN           TX   78723          2            12/09/02         11
    1797220                              05           02/01/03         25
    1797220                              N            01/01/33
    0


    8460213          286/286             F          325,000.00         ZZ
                                         360        324,176.17          1
                                       6.875          2,135.02         80
                                       6.625          2,135.02
    WASHINGTON       DC   20002          5            11/18/02         00
    1585763                              03           01/01/03          0
    1585763                              O            12/01/32
    0


    8460217          286/286             F           40,500.00         ZZ
                                         360         40,435.03          1
                                       7.125            272.86         90
                                       6.875            272.86
    DISTRICT HEIGHT  MD   20747          1            12/13/02         11
    1838105                              01           02/01/03         25
    1838105                              N            01/01/33
    0


    8460221          286/286             F          109,550.00         ZZ
                                         360        109,236.53          1
                                       6.250            674.52         90
                                       6.000            674.52
    N CHARLESTON     SC   29406          1            11/26/02         11
    1793785                              05           01/01/03         25
    1793785                              N            12/01/32
    0


    8460233          286/286             F           67,600.00         ZZ
                                         360         67,436.84          2
                                       7.125            455.44         78
                                       6.875            455.44
    SPRINGFIELD      MA   01109          2            11/20/02         00
    1727199                              05           01/01/03          0
    1727199                              N            12/01/32
    0


    8460235          286/286             F          423,000.00         ZZ
                                         360        421,901.27          1
                                       6.750          2,743.57         60
                                       6.500          2,743.57
    FOSTER CITY      CA   94404          2            11/12/02         00
    1684051                              05           01/01/03          0
    1684051                              N            12/01/32
    0
1




    8460243          286/286             F          100,000.00         ZZ
                                         360         99,793.31          1
                                       6.250            615.72         47
                                       6.000            615.72
    "ATWATER, OHIO   OH   44201          2            12/18/02         00
    1792984                              05           02/01/03          0
    1792984                              O            01/01/33
    0


    8460245          286/286             F           76,500.00         ZZ
                                         360         76,380.28          1
                                       7.250            521.87         90
                                       7.000            521.87
    JOLIET           IL   60436          1            12/17/02         10
    1865878                              05           02/01/03         25
    1865878                              N            01/01/33
    0


    8460247          286/286             F          384,000.00         ZZ
                                         360        382,662.42          1
                                       6.250          2,364.36         80
                                       6.000          2,364.36
    CAMARILLO        CA   93012          5            11/07/02         00
    1617506                              05           01/01/03          0
    1617506                              O            12/01/32
    0


    8460303          286/286             F          300,000.00         ZZ
                                         360        299,310.95          1
                                       7.375          2,072.03         77
                                       7.125          2,072.03
    MISSION VIEJO    CA   92691          2            11/21/02         00
    1656176                              05           01/01/03          0
    1656176                              O            12/01/32
    0


    8460311          286/286             F           64,000.00         ZZ
                                         360         63,873.47          1
                                       7.000            425.80         80
                                       6.750            425.80
    CHAMPAIGN        IL   61821          1            12/17/02         00
    1807904                              05           02/01/03          0
    1807904                              N            01/01/33
    0


    8460315          286/286             F          380,000.00         ZZ
                                         360        378,888.31          1
1


                                       6.750          2,464.68         74
                                       6.500          2,464.68
    SAN FRANCISCO    CA   94134          2            11/08/02         00
    1686511                              05           01/01/03          0
    1686511                              O            12/01/32
    0


    8460321          286/286             F           57,150.00         ZZ
                                         360         57,038.62          1
                                       6.125            347.25         90
                                       5.875            347.25
    BEL AIR          MD   21015          1            12/18/02         10
    1825909                              01           02/01/03         25
    1825909                              N            01/01/33
    0


    8460323          286/286             F          224,760.00         ZZ
                                         360        224,204.05          3
                                       7.000          1,495.34         90
                                       6.750          1,495.34
    PAWTUCKET        RI   02861          1            11/25/02         12
    1704597                              05           01/01/03         25
    1704597                              N            12/01/32
    0


    8460327          286/286             F          268,000.00         ZZ
                                         360        267,548.41          4
                                       6.875          1,760.57         80
                                       6.625          1,760.57
    NEWMARKET        NH   03857          1            12/02/02         00
    1739179                              05           02/01/03          0
    1739179                              N            01/01/33
    0


    8460339          286/286             F           64,200.00         ZZ
                                         360         64,091.81          2
                                       6.875            421.75         76
                                       6.625            421.75
    BLUFFTON         IN   46714          2            12/13/02         00
    1730017                              05           02/01/03          0
    1730017                              N            01/01/33
    0


    8460343          286/286             F          225,000.00         ZZ
                                         360        224,415.56          1
                                       6.750          1,459.35         75
                                       6.500          1,459.35
    CHULA VISTA      CA   91911          5            11/01/02         00
    1628836                              05           01/01/03          0
1


    1628836                              N            12/01/32
    0


    8460347          286/286             F           66,000.00         ZZ
                                         360         65,844.60          1
                                       7.250            450.24         80
                                       7.000            450.24
    HIALEAH          FL   33016          1            11/25/02         00
    1659561                              01           01/01/03          0
    1659561                              N            12/01/32
    0


    8460351          286/286             F          235,350.00         ZZ
                                         360        235,142.35          4
                                       6.625          1,506.98         90
                                       6.375          1,506.98
    COMPTON          CA   90220          1            12/30/02         11
    1893519                              05           03/01/03         25
    1893519                              N            02/01/33
    0


    8460357          286/286             F           73,800.00         ZZ
                                         360         73,659.58          1
                                       6.250            454.40         90
                                       6.000            454.40
    HAMPTON          VA   23669          1            12/16/02         10
    1863452                              03           02/01/03         25
    1863452                              N            01/01/33
    0


    8460359          286/286             F          505,000.00         ZZ
                                         360        504,039.16          1
                                       6.250          3,109.38         70
                                       6.000          3,109.38
    STAMFORD         CT   06903          2            12/05/02         00
    1705168                              05           02/01/03          0
    1705168                              O            01/01/33
    0


    8460361          286/286             F          106,250.00         ZZ
                                         360        105,959.99          1
                                       6.500            671.58         85
                                       6.250            671.58
    ALBUQUERQUE      NM   87112          2            11/22/02         21
    1753068                              05           01/01/03         12
    1753068                              O            12/01/32
    0


1


    8460371          286/286             F           54,600.00         ZZ
                                         360         54,516.65          2
                                       7.375            377.11         70
                                       7.125            377.11
    ELWOOD           IN   46036          2            12/16/02         00
    1805185                              05           02/01/03          0
    1805185                              N            01/01/33
    0


    8460387          286/286             F           98,400.00         ZZ
                                         360         97,150.57          4
                                       6.875            646.42         80
                                       6.625            646.42
    ROCKFORD         IL   61108          1            11/29/02         00
    1785734                              05           01/01/03          0
    1785734                              N            12/01/32
    0


    8460389          286/286             F           63,750.00         ZZ
                                         360         63,642.56          1
                                       6.875            418.80         75
                                       6.625            418.80
    ARNOLD           MD   21012          1            12/16/02         00
    1871449                              01           02/01/03          0
    1871449                              N            01/01/33
    0


    8460391          286/286             F          637,500.00         ZZ
                                         360        636,344.25          1
                                       6.500          4,029.44         75
                                       6.250          4,029.44
    PARAMUS          NJ   07652          1            12/03/02         00
    1566717                              05           02/01/03          0
    1566717                              O            01/01/33
    0


    8460393          286/286             F           97,600.00         ZZ
                                         360         97,311.15          1
                                       6.750            633.04         80
                                       6.500            633.04
    CREVE COEUR      MO   63141          1            12/03/02         00
    1844182                              01           01/01/03          0
    1844182                              N            12/01/32
    0


    8460397          286/286             F           62,000.00         ZZ
                                         360         61,838.93          1
                                       6.750            402.14         90
                                       6.500            402.14
1


    PORTSMOUTH       VA   23701          1            11/26/02         11
    1782233                              05           01/01/03         25
    1782233                              N            12/01/32
    0


    8460401          286/286             F          320,000.00         ZZ
                                         360        319,084.00          1
                                       6.250          1,970.30         71
                                       6.000          1,970.30
    BRIDGEWATER      MA   02324          1            11/18/02         00
    1715277                              05           01/01/03          0
    1715277                              O            12/01/32
    0


    8460411          286/286             F           80,000.00         ZZ
                                         360         79,776.52          1
                                       6.375            499.10         64
                                       6.125            499.10
    GLENDALE         AZ   85308          2            11/12/02         00
    1665976                              05           01/01/03          0
    1665976                              N            12/01/32
    0


    8460415          286/286             F          365,000.00         ZZ
                                         360        364,369.71          1
                                       6.750          2,367.39         78
                                       6.500          2,367.39
    SCOTTSDALE       AZ   85255          2            12/04/02         00
    997456                               03           02/01/03          0
    997456                               N            01/01/33
    0


    8460419          286/286             F          260,000.00         ZZ
                                         360        259,273.69          1
                                       6.375          1,622.07         80
                                       6.125          1,622.07
    EDINA            MN   55424          5            11/08/02         00
    1712540                              05           01/01/03          0
    1712540                              O            12/01/32
    0


    8460427          286/286             F          356,000.00         ZZ
                                         360        355,052.51          1
                                       6.625          2,279.51         80
                                       6.375          2,279.51
    TUCSON           AZ   85749          5            11/18/02         00
    1724627                              03           01/01/03          0
    1724627                              O            12/01/32
    0
1




    8460429          286/286             F          353,000.00         ZZ
                                         360        352,013.91          1
                                       6.375          2,202.27         78
                                       6.125          2,202.27
    MADISON          NJ   07940          5            11/11/02         00
    1624580                              05           01/01/03          0
    1624580                              O            12/01/32
    0


    8460433          286/286             F           87,200.00         ZZ
                                         360         86,960.17          1
                                       7.125            587.49         80
                                       6.875            587.49
    MONTGOMERY       IL   60538          1            11/27/02         00
    1819949                              05           01/01/03          0
    1819949                              N            12/01/32
    0


    8460437          286/286             F          265,000.00         ZZ
                                         360        264,360.45          4
                                       7.125          1,785.36         90
                                       6.875          1,785.36
    PLAINFIELD       NJ   07060          1            11/21/02         12
    1523645                              05           01/01/03         25
    1523645                              N            12/01/32
    0


    8460445          286/286             F          454,000.00         ZZ
                                         360        452,700.92          1
                                       6.250          2,795.36         44
                                       6.000          2,795.36
    FAIFIELD         CT   06890          2            11/18/02         00
    1642933                              05           01/01/03          0
    1642933                              O            12/01/32
    0


    8460453          286/286             F           95,950.00         ZZ
                                         360         95,139.76          1
                                       6.125            583.01         80
                                       5.875            583.01
    SALEM            VA   24153          1            12/16/02         00
    1786407                              05           02/01/03          0
    1786407                              N            01/01/33
    0


    8460457          286/286             F           78,100.00         ZZ
                                         360         77,929.32          3
1


                                       7.625            552.79         90
                                       7.375            552.79
    DAYTON           OH   45420          1            11/22/02         10
    1736047                              05           01/01/03         25
    1736047                              N            12/01/32
    0


    8460465          286/286             F          340,000.00         ZZ
                                         360        338,724.53          1
                                       6.500          2,149.04         54
                                       6.250          2,149.04
    FREMONT          CA   94536          5            11/15/02         00
    1586967                              05           01/01/03          0
    1586967                              O            12/01/32
    0


    8460473          286/286             F           70,400.00         ZZ
                                         360         70,193.66          1
                                       6.125            427.76         80
                                       5.875            427.76
    ALBUQUERQUE      NM   87105          2            11/20/02         00
    1784634                              05           01/01/03          0
    1784634                              N            12/01/32
    0


    8460475          286/286             F           89,600.00         ZZ
                                         360         89,433.58          1
                                       6.375            558.99         68
                                       6.125            558.99
    PHOENIX          AZ   85021          2            12/09/02         00
    1718021                              05           02/01/03          0
    1718021                              N            01/01/33
    0


    8460477          286/286             F           33,300.00         ZZ
                                         360         33,212.12          1
                                       6.750            215.99         90
                                       6.500            215.99
    TOLEDO           OH   43605          1            12/02/02         10
    1802104                              05           01/01/03         25
    1802104                              N            12/01/32
    0


    8460481          286/286             F          310,000.00         ZZ
                                         360        309,112.95          1
                                       6.250          1,908.73         53
                                       6.000          1,908.73
    WATSONVILLE      CA   95076          2            11/20/02         00
    1746433                              05           01/01/03          0
1


    1746433                              O            12/01/32
    0


    8460487          286/286             F          106,500.00         ZZ
                                         360        106,302.18          1
                                       6.375            664.43         71
                                       6.125            664.43
    WALDORF          MD   20602          2            12/11/02         00
    1747507                              05           02/01/03          0
    1747507                              N            01/01/33
    0


    8460489          286/286             F          249,600.00         ZZ
                                         360        249,218.97          1
                                       7.375          1,723.93         60
                                       7.125          1,723.93
    WASHINGTON       DC   20016          1            12/18/02         00
    1859807                              05           02/01/03          0
    1859807                              N            01/01/33
    0


    8460495          286/286             F          340,000.00         ZZ
                                         360        338,718.11          1
                                       6.500          2,149.04         80
                                       6.250          2,149.04
    VENTURA          CA   93003          1            11/21/02         00
    1797581                              05           01/01/03          0
    1797581                              N            12/01/32
    0


    8460497          286/286             F          285,000.00         ZZ
                                         360        284,203.88          1
                                       6.375          1,778.03         74
                                       6.125          1,778.03
    LYNN             MA   01905          2            11/25/02         00
    1664841                              05           01/01/03          0
    1664841                              O            12/01/32
    0


    8460531          168/168             F          236,000.00         T
                                         360        235,786.65          1
                                       6.500          1,491.68         80
                                       6.250          1,491.68
    MONSEY           NY   10952          1            01/07/03         00
    0099784769                           05           03/01/03          0
    0099784769                           O            02/01/33
    0


1


    8460995          P09/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       6.250          1,986.92         85
                                       6.000          1,986.92
    BOWIE            MD   20716          5            02/17/03         10
    0435428271                           05           04/01/03         12
    00020040                             O            03/01/33
    0


    8461163          A52/G02             F           69,000.00         ZZ
                                         360         69,000.00          1
                                       6.000            413.69         60
                                       5.750            413.69
    DECATUR          GA   30034          5            02/06/03         00
    0435449483                           05           04/01/03          0
    23351                                N            03/01/33
    0


    8461217          N47/G02             F          137,500.00         ZZ
                                         360        137,500.00          2
                                       6.625            880.43         68
                                       6.375            880.43
    CHICO            CA   95928          1            02/13/03         00
    0435454475                           05           04/01/03          0
    20502581                             N            03/01/33
    0


    8461229          U35/G02             F           92,800.00         ZZ
                                         360         92,800.00          1
                                       6.625            594.21         80
                                       6.375            594.21
    COAL VALLEY      IL   61240          1            02/19/03         00
    0435426101                           05           04/01/03          0
    0007653343                           O            03/01/33
    0


    8461231          N47/G02             F          272,000.00         ZZ
                                         360        272,000.00          1
                                       6.000          1,630.78         72
                                       5.750          1,630.78
    LA MESA          CA   91941          1            02/14/03         00
    0435462502                           05           04/01/03          0
    30502484                             O            03/01/33
    0


    8461305          A06/G02             F          102,000.00         ZZ
                                         360        102,000.00          1
                                       6.375            636.35         61
                                       6.125            636.35
1


    YPSILANTI        MI   48197          5            02/17/03         00
    0435426317                           05           04/01/03          0
    1000020235284                        O            03/01/33
    0


    8461451          U05/G02             F          178,400.00         ZZ
                                         360        178,400.00          1
                                       6.375          1,112.98         80
                                       6.125          1,112.98
    FORT COLLINS     CO   80526          2            02/04/03         00
    0435424841                           03           04/01/03          0
    3308856                              O            03/01/33
    0


    8461471          N74/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       6.125            455.71         84
                                       5.875            455.71
    TULSA            OK   74063          5            02/14/03         10
    0435460704                           05           04/01/03         12
    0031727010                           O            03/01/33
    0


    8461499          M27/G02             F          120,800.00         ZZ
                                         360        120,800.00          1
                                       6.250            743.79         80
                                       6.000            743.79
    GARNER           NC   27529          1            02/18/03         00
    0435428644                           03           04/01/03          0
    0100026151                           O            03/01/33
    0


    8461541          313/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.625            768.38         75
                                       6.375            768.38
    PAYSON           AZ   85541          2            02/14/03         00
    0435428750                           05           04/01/03          0
    0009310061                           N            03/01/33
    0


    8461561          G27/G02             F          226,500.00         ZZ
                                         360        226,500.00          4
                                       6.500          1,431.63         75
                                       6.250          1,431.63
    AUBURN           WA   98002          5            02/11/03         00
    0435425889                           05           04/01/03          0
    25503001                             O            03/01/33
    0
1




    8461819          950/G02             F           81,900.00         ZZ
                                         360         81,900.00          1
                                       6.375            510.95         80
                                       6.125            510.95
    SPOKANE          WA   99223          5            02/09/03         00
    0435430913                           05           04/01/03          0
    EW2C069                              O            03/01/33
    0


    8461949          737/G02             F          189,000.00         ZZ
                                         360        189,000.00          2
                                       6.250          1,163.71         75
                                       6.000          1,163.71
    ORLANDO          FL   32801          5            02/13/03         00
    0435429253                           05           04/01/03          0
    2106726                              N            03/01/33
    0


    8461961          964/G02             F          129,600.00         ZZ
                                         360        129,474.04          1
                                       6.125            787.46         80
                                       5.875            787.46
    CARSON CITY      NV   89703          2            01/28/03         00
    0435433545                           05           03/01/03          0
    277794                               O            02/01/33
    0


    8462025          964/G02             F          206,250.00         ZZ
                                         360        206,058.97          1
                                       6.375          1,286.73         69
                                       6.125          1,286.73
    ALTA             CA   95701          5            01/26/03         00
    0435433735                           05           03/01/03          0
    315459                               O            02/01/33
    0


    8462033          964/G02             F          321,000.00         ZZ
                                         360        320,695.42          1
                                       6.250          1,976.45         75
                                       6.000          1,976.45
    SAN JOSE         CA   95116          5            01/22/03         00
    0435435417                           05           03/01/03          0
    316706                               O            02/01/33
    0


    8462039          964/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
1


                                       6.625            480.23         53
                                       6.375            480.23
    CHICO            CA   95926          5            01/31/03         00
    0435433784                           05           04/01/03          0
    317367                               O            03/01/33
    0


    8462047          964/G02             F          235,000.00         ZZ
                                         360        234,802.57          1
                                       6.875          1,543.78         74
                                       6.625          1,543.78
    EMERYVILLE       CA   94608          2            01/16/03         00
    0435434766                           05           03/01/03          0
    318029                               N            02/01/33
    0


    8462055          964/G02             F          200,000.00         ZZ
                                         360        199,810.24          1
                                       6.250          1,231.43         80
                                       6.000          1,231.43
    SACRAMENTO       CA   95838          5            01/27/03         00
    0435435391                           05           03/01/03          0
    319242                               O            02/01/33
    0


    8462065          964/G02             F          132,000.00         ZZ
                                         360        131,874.75          1
                                       6.250            812.75         75
                                       6.000            812.75
    ANGELS CAMP      CA   95222          5            01/28/03         00
    0435437249                           05           03/01/03          0
    319992                               O            02/01/33
    0


    8462073          964/G02             F           57,600.00         ZZ
                                         360         57,600.00          1
                                       6.375            359.35         80
                                       6.125            359.35
    GLENDALE         AZ   85302          5            02/05/03         00
    0435435532                           01           04/01/03          0
    320259                               O            03/01/33
    0


    8462101          964/G02             F          311,000.00         ZZ
                                         360        310,711.95          1
                                       6.375          1,940.24         52
                                       6.125          1,940.24
    SAN FRANCISCO    CA   94121          2            01/14/03         00
    0435437496                           05           03/01/03          0
1


    324028                               O            02/01/33
    0


    8462109          964/G02             F          208,500.00         ZZ
                                         360        208,297.35          1
                                       6.125          1,266.87         75
                                       5.875          1,266.87
    CLOVIS           CA   93611          5            01/29/03         00
    0435435227                           05           03/01/03          0
    324311                               O            02/01/33
    0


    8462127          964/G02             F          252,500.00         ZZ
                                         360        252,282.60          4
                                       6.750          1,637.71         90
                                       6.500          1,637.71
    PACIFIC          WA   98047          1            01/30/03         04
    0435434667                           05           03/01/03         25
    326774                               N            02/01/33
    0


    8462161          964/G02             F          110,000.00         ZZ
                                         360        109,895.63          1
                                       6.250            677.29         66
                                       6.000            677.29
    GROVELAND        CA   95321          2            01/28/03         00
    0435438189                           03           03/01/03          0
    335207                               O            02/01/33
    0


    8462177          964/G02             F          335,500.00         ZZ
                                         360        335,196.70          1
                                       6.500          2,120.59         80
                                       6.250          2,120.59
    RENTON           WA   98055          2            01/28/03         00
    0435440946                           03           03/01/03          0
    340468                               O            02/01/33
    0


    8462273          A50/G02             F          368,000.00         ZZ
                                         360        368,000.00          1
                                       6.000          2,206.35         80
                                       5.750          2,206.35
    BIRMINGHAM       AL   35243          1            02/05/03         00
    0435435789                           05           04/01/03          0
    988667                               O            03/01/33
    0


1


    8462375          737/G02             F          180,750.00         ZZ
                                         360        180,750.00          1
                                       6.250          1,112.91         60
                                       6.000          1,112.91
    ATLANTIC BEACH   FL   32233          5            02/10/03         00
    0435431382                           01           04/01/03          0
    2107307                              N            03/01/33
    0


    8464297          E82/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       6.375            424.23         80
                                       6.125            424.23
    GOTHENBURG       NE   69138          5            02/20/03         00
    0400751186                           05           04/01/03          0
    0400751186                           O            03/01/33
    0


    8464315          E82/G02             F          231,700.00         ZZ
                                         360        231,700.00          1
                                       6.375          1,445.51         73
                                       6.125          1,445.51
    GAHANNA          OH   43230          2            02/20/03         00
    0400766689                           05           04/01/03          0
    0400766689                           O            03/01/33
    0


    8464327          E82/G02             F          143,800.00         ZZ
                                         360        143,800.00          1
                                       6.375            897.12         48
                                       6.125            897.12
    BIGLERVILLE      PA   17307          2            02/20/03         00
    0400770780                           05           04/01/03          0
    1897811                              O            03/01/33
    0


    8464345          E82/G02             F          118,100.00         ZZ
                                         360        118,100.00          1
                                       6.125            717.59         68
                                       5.875            717.59
    HENDERSON        NV   89014          2            02/20/03         00
    0400781266                           05           04/01/03          0
    1569942                              O            03/01/33
    0


    8464589          E22/G02             F          154,000.00         ZZ
                                         360        154,000.00          1
                                       6.250            948.20         77
                                       6.000            948.20
1


    DETOUR VILLAGE   MI   49725          5            02/17/03         00
    0415752526                           05           04/01/03          0
    0415752526                           O            03/01/33
    0


    8464603          E22/G02             F          177,000.00         ZZ
                                         360        177,000.00          2
                                       6.000          1,061.20         44
                                       5.750          1,061.20
    SKOKIE           IL   60077          2            02/17/03         00
    0415842194                           05           04/01/03          0
    0415842194                           N            03/01/33
    0


    8464605          E22/G02             F          384,000.00         ZZ
                                         360        384,000.00          1
                                       6.125          2,333.22         80
                                       5.875          2,333.22
    NAPERVILLE       IL   60564          1            02/21/03         00
    0415853746                           05           04/01/03          0
    0415853746                           O            03/01/33
    0


    8464627          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
                                       6.500            369.76         90
                                       6.250            369.76
    AKRON            OH   44306          2            02/21/03         04
    0415947597                           05           04/01/03         12
    0415947597                           N            03/01/33
    0


    8464637          E22/G02             F          335,000.00         ZZ
                                         360        335,000.00          1
                                       6.000          2,008.49         79
                                       5.750          2,008.49
    VENTURA          CA   93003          5            02/12/03         00
    0415960806                           05           04/01/03          0
    0415960806                           O            03/01/33
    0


    8464655          E22/G02             F           71,250.00         ZZ
                                         360         71,250.00          1
                                       6.750            462.13         95
                                       6.500            462.13
    MINCO            OK   73059          2            02/12/03         04
    0416016939                           05           04/01/03         30
    0416016939                           O            03/01/33
    0
1




    8464663          E22/G02             F          127,500.00         ZZ
                                         360        127,500.00          1
                                       6.875            837.58         85
                                       6.625            837.58
    MIDDLETOWN       VA   22645          5            02/14/03         10
    0416022846                           05           04/01/03         12
    0416022846                           O            03/01/33
    0


    8464699          E22/G02             F          288,500.00         ZZ
                                         360        288,500.00          1
                                       6.750          1,871.21         95
                                       6.500          1,871.21
    WHITTIER         CA   90604          5            02/13/03         11
    0416031847                           05           04/01/03         30
    0416031847                           O            03/01/33
    0


    8464705          E22/G02             F          295,500.00         ZZ
                                         360        295,500.00          1
                                       6.125          1,795.49         71
                                       5.875          1,795.49
    LAFAYETTE        CO   80026          2            02/14/03         00
    0416037901                           03           04/01/03          0
    0416037901                           O            03/01/33
    0


    8464709          E22/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       6.125          3,949.47         80
                                       5.875          3,949.47
    UNIVERSITY PARK  FL   34201          5            02/17/03         00
    0416039543                           03           04/01/03          0
    0416039543                           O            03/01/33
    0


    8464733          E22/G02             F          238,500.00         ZZ
                                         360        238,500.00          2
                                       6.375          1,487.93         75
                                       6.125          1,487.93
    HOUSTON          TX   77019          2            02/20/03         00
    0416066900                           05           04/01/03          0
    0416066900                           N            03/01/33
    0


    8464735          E22/G02             F           86,400.00         ZZ
                                         360         86,400.00          1
1


                                       6.250            531.98         80
                                       6.000            531.98
    DESOTO           TX   75115          1            02/21/03         00
    0416076362                           05           04/01/03          0
    0416076362                           N            03/01/33
    0


    8464739          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       6.750          1,070.19         93
                                       6.500          1,070.19
    OLYMPIA          WA   98502          5            02/12/03         04
    0416078822                           09           04/01/03         30
    0416078822                           O            03/01/33
    0


    8464741          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       6.500          1,643.38         80
                                       6.250          1,643.38
    OXNARD           CA   93033          5            02/06/03         00
    0416079200                           05           04/01/03          0
    0416079200                           O            03/01/33
    0


    8464777          E22/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       6.000            569.57         61
                                       5.750            569.57
    YUCCA VALLEY     CA   92284          1            02/14/03         00
    0416154581                           05           04/01/03          0
    0416154581                           O            03/01/33
    0


    8464807          E22/G02             F           68,800.00         ZZ
                                         360         68,800.00          1
                                       6.250            423.61         80
                                       6.000            423.61
    MONTEVALLO       AL   35115          2            02/21/03         00
    0416253268                           05           04/01/03          0
    0416253268                           N            03/01/33
    0


    8465243          758/G02             F           48,750.00         ZZ
                                         360         48,710.04          1
                                       7.000            324.33         75
                                       6.750            324.33
    SAN ANTONIO      TX   78245          5            01/31/03         00
    0435464250                           05           03/01/03          0
1


    461298                               N            02/01/33
    0


    8465249          X82/G02             F          376,800.00         ZZ
                                         360        376,800.00          1
                                       6.125          2,289.48         80
                                       5.875          2,289.48
    OAK HILL         VA   20171          2            02/11/03         00
    0435429527                           05           04/01/03          0
    848970                               O            03/01/33
    0


    8465251          825/G02             F          109,000.00         T
                                         360        109,000.00          1
                                       5.875            644.78         49
                                       5.625            644.78
    ALMA             CO   80420          2            02/14/03         00
    0435433503                           05           04/01/03          0
    OSBORNE02603                         O            03/01/33
    0


    8465341          W39/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       7.000            665.31         80
                                       6.750            665.31
    SAN ANGELO       TX   76904          5            02/06/03         00
    0435446711                           05           04/01/03          0
    PN130485                             O            03/01/33
    0


    8465343          U05/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       6.250          1,724.01         80
                                       6.000          1,724.01
    DELHI            CA   95315          5            02/04/03         00
    0435426846                           05           04/01/03          0
    3312289                              O            03/01/33
    0


    8465451          U05/G02             F          121,500.00         ZZ
                                         360        121,500.00          1
                                       6.625            777.98         80
                                       6.375            777.98
    CARROLLTON       TX   75007          5            02/10/03         00
    0435427331                           05           04/01/03          0
    3310648                              O            03/01/33
    0


1


    8465521          964/G02             F           83,500.00         ZZ
                                         360         83,348.61          1
                                       6.500            527.78         47
                                       6.250            527.78
    FAIRFIELD        WA   99010          5            12/02/02         00
    0435437579                           05           02/01/03          0
    272903                               O            01/01/33
    0


    8465541          964/G02             F          165,000.00         ZZ
                                         360        164,831.77          1
                                       5.875            976.04         46
                                       5.625            976.04
    GROVER BEACH     CA   93433          5            01/29/03         00
    0435437694                           05           03/01/03          0
    321265                               O            02/01/33
    0


    8465553          964/G02             F          218,000.00         ZZ
                                         360        217,782.98          1
                                       6.000          1,307.02         52
                                       5.750          1,307.02
    CARLSBAD         CA   92008          5            01/27/03         00
    0435436142                           05           03/01/03          0
    327799                               O            02/01/33
    0


    8465575          964/G02             F          322,700.00         ZZ
                                         360        322,393.81          1
                                       6.250          1,986.92         76
                                       6.000          1,986.92
    PASO ROBLES      CA   93446          2            01/30/03         00
    0435435284                           05           03/01/03          0
    332528                               O            02/01/33
    0


    8465601          964/G02             F          208,000.00         ZZ
                                         360        207,829.50          2
                                       7.000          1,383.83         80
                                       6.750          1,383.83
    COLORADO SPRING  CO   80915          1            01/31/03         00
    0435474309                           05           03/01/03          0
    342199                               N            02/01/33
    0


    8465623          964/G02             F           57,000.00         ZZ
                                         360         56,947.20          1
                                       6.375            355.61         80
                                       6.125            355.61
1


    BEAUMONT         TX   77706          2            01/31/03         00
    0435435359                           03           03/01/03          0
    339209                               O            02/01/33
    0


    8465771          U05/G02             F          216,800.00         ZZ
                                         360        216,800.00          1
                                       6.375          1,352.55         80
                                       6.125          1,352.55
    VACAVILLE        CA   95688          5            02/03/03         00
    0435426721                           05           04/01/03          0
    3308882                              O            03/01/33
    0


    8465833          E85/G02             F          385,000.00         ZZ
                                         360        384,668.53          1
                                       6.750          2,497.10         70
                                       6.500          2,497.10
    SAN RAFAEL       CA   94903          5            01/27/03         00
    0435434444                           05           03/01/03          0
    1001511                              O            02/01/33
    0


    8465841          L76/G02             F          204,800.00         ZZ
                                         360        204,800.00          1
                                       5.875          1,211.47         80
                                       5.625          1,211.47
    FARIBAULT        MN   55021          5            02/18/03         00
    0435430053                           05           04/01/03          0
    9507426                              O            03/01/33
    0


    8465863          F89/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.125            607.61         80
                                       5.875            607.61
    BAKERSFIELD      CA   93311          1            02/14/03         00
    0435431986                           05           04/01/03          0
    27543                                O            03/01/33
    0


    8465933          E44/G02             F          151,050.00         ZZ
                                         360        151,050.00          2
                                       6.625            967.19         95
                                       6.375            967.19
    SALT LAKE CITY   UT   84106          1            02/20/03         12
    0435430442                           05           04/01/03         30
    100084900520300                      O            03/01/33
    0
1




    8465957          758/G02             F          350,000.00         TX
                                         360        350,000.00          1
                                       6.125          2,126.64         67
                                       5.875          2,126.64
    AUSTIN           TX   78735          5            02/07/03         00
    0435459516                           05           04/01/03          0
    502724                               O            03/01/33
    0


    8466013          N74/G02             F           91,750.00         ZZ
                                         240         91,750.00          1
                                       6.125            663.96         76
                                       5.875            663.96
    CAPE GIRARDEAU   MO   63701          5            02/18/03         00
    0435461991                           05           04/01/03          0
    0031734010                           O            03/01/23
    0


    8466027          N74/G02             F          106,200.00         ZZ
                                         360        106,101.64          1
                                       6.375            662.55         90
                                       6.125            662.55
    TRINITY          NC   27370          2            02/18/03         10
    0435462098                           05           03/24/03         25
    0031754010                           O            02/24/33
    0


    8466037          883/G02             F          304,200.00         ZZ
                                         360        304,200.00          1
                                       6.500          1,922.75         74
                                       6.250          1,922.75
    FREDERICK        MD   21701          2            02/11/03         00
    0435430681                           03           04/01/03          0
    05020193                             O            03/01/33
    0


    8466051          U35/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.500            682.63         90
                                       6.250            682.63
    FOREST CITY      IA   50436          5            02/20/03         01
    0435450648                           04           04/01/03         25
    0007724749                           O            03/01/33
    0


    8466179          U19/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
1


                                       6.375          1,216.55         75
                                       6.125          1,216.55
    LITTLETON        CO   80127          5            02/21/03         00
    0435440417                           09           04/01/03          0
    15150012                             N            03/01/33
    0


    8466833          E82/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
                                       6.125            516.47         73
                                       5.875            516.47
    AURORA           CO   80017          2            02/21/03         00
    0400777462                           01           04/01/03          0
    8026428                              O            03/01/33
    0


    8466867          E82/G02             F          290,500.00         ZZ
                                         360        290,500.00          1
                                       6.125          1,765.11         80
                                       5.875          1,765.11
    LOS ANGELES      CA   90065          2            02/18/03         00
    0400783767                           05           04/01/03          0
    4439952                              O            03/01/33
    0


    8466869          E82/G02             F           65,900.00         ZZ
                                         360         65,900.00          1
                                       6.625            421.96         86
                                       6.375            421.96
    KANNAPOLIS       NC   28081          2            02/18/03         04
    0400751285                           05           04/01/03         25
    1890777                              N            03/01/33
    0


    8467025          E22/G02             F           97,100.00         ZZ
                                         360         97,100.00          2
                                       6.125            589.99         80
                                       5.875            589.99
    SOUTH PADRE ISL  TX   78597          1            02/24/03         00
    0416172872                           05           04/01/03          0
    0416172872                           N            03/01/33
    0


    8467027          E22/G02             F          110,200.00         ZZ
                                         360        110,200.00          1
                                       6.125            669.59         95
                                       5.875            669.59
    SUMMERVILLE      SC   29483          2            02/18/03         10
    0416174092                           05           04/01/03         30
1


    0416174092                           O            03/01/33
    0


    8467029          E22/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
                                       6.375            645.71         75
                                       6.125            645.71
    SACRAMENTO       CA   95838          2            02/19/03         00
    0416176964                           05           04/01/03          0
    0416176964                           N            03/01/33
    0


    8467035          E22/G02             F          276,000.00         ZZ
                                         360        276,000.00          1
                                       6.500          1,744.51         80
                                       6.250          1,744.51
    OAKLAND          CA   94608          1            02/14/03         00
    0416182442                           05           04/01/03          0
    0416182442                           N            03/01/33
    0


    8467057          E22/G02             F           63,190.00         ZZ
                                         360         63,190.00          1
                                       7.000            420.40         89
                                       6.750            420.40
    FORT WAYNE       IN   46825          1            02/24/03         04
    0416259901                           05           04/01/03         25
    0416259901                           N            03/01/33
    0


    8467085          E22/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
                                       6.375            773.60         80
                                       6.125            773.60
    LOVELAND         CO   80537          5            02/19/03         00
    0416102036                           05           04/01/03          0
    0416102036                           O            03/01/33
    0


    8467089          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       6.875            551.82         94
                                       6.625            551.82
    NASHVILLE        TN   37217          5            02/18/03         04
    0416103737                           07           04/01/03         30
    0416103737                           O            03/01/33
    0


1


    8467103          E22/G02             F           94,500.00         ZZ
                                         360         94,500.00          2
                                       7.750            677.01         90
                                       7.500            677.01
    PATERSON         NJ   07522          1            02/24/03         01
    0416117547                           05           04/01/03         25
    0416117547                           N            03/01/33
    0


    8467111          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       6.875            551.82         80
                                       6.625            551.82
    GLENCOE          AL   35905          1            02/24/03         00
    0415457324                           05           04/01/03          0
    0415457324                           O            03/01/33
    0


    8467115          E22/G02             F           47,250.00         ZZ
                                         360         47,183.09          1
                                       7.750            338.51         90
                                       7.500            338.51
    DETROIT          MI   48221          1            12/27/02         04
    0415681618                           05           02/01/03         25
    0415681618                           N            01/01/33
    0


    8467123          E22/G02             F          315,000.00         ZZ
                                         360        315,000.00          1
                                       6.875          2,069.33         70
                                       6.625          2,069.33
    KEY LARGO        FL   33037          5            02/24/03         00
    0415740000                           01           04/01/03          0
    0415740000                           O            03/01/33
    0


    8467141          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       5.875            425.91         78
                                       5.625            425.91
    WESTWEGO         LA   70094          5            02/19/03         00
    0415802354                           05           04/01/03          0
    0415802354                           O            03/01/33
    0


    8467143          E22/G02             F          307,500.00         ZZ
                                         360        307,500.00          1
                                       6.125          1,868.40         76
                                       5.875          1,868.40
1


    CONCORD          CA   94518          5            02/12/03         00
    0415807361                           05           04/01/03          0
    0415807361                           O            03/01/33
    0


    8467195          E22/G02             F          294,000.00         ZZ
                                         360        294,000.00          1
                                       6.250          1,810.21         80
                                       6.000          1,810.21
    MURRIETA         CA   92562          5            02/10/03         00
    0415898557                           05           04/01/03          0
    0415898857                           O            03/01/33
    0


    8467197          E22/G02             F           66,800.00         ZZ
                                         360         66,800.00          1
                                       7.750            478.56         87
                                       7.500            478.56
    SAINT LOUIS      MO   63118          1            02/24/03         04
    0415901099                           05           04/01/03         20
    0415901099                           N            03/01/33
    0


    8467201          E22/G02             F           52,000.00         ZZ
                                         360         52,000.00          4
                                       7.875            377.04         38
                                       7.625            377.04
    ST. LOUIS        MO   63130          5            02/24/03         00
    0415904341                           05           04/01/03          0
    0415904341                           N            03/01/33
    0


    8467203          E22/G02             F           73,600.00         ZZ
                                         360         73,600.00          1
                                       6.500            465.20         80
                                       6.250            465.20
    OMAHA            NE   68131          2            02/24/03         00
    0418467203                           01           04/01/03          0
    0415907013                           N            03/01/33
    0


    8467207          E22/G02             F           69,300.00         ZZ
                                         360         69,300.00          1
                                       6.500            438.02         76
                                       6.250            438.02
    OMAHA            NE   68131          2            02/24/03         00
    0415907948                           01           04/01/03          0
    0415907948                           N            03/01/33
    0
1




    8467211          E22/G02             F           82,400.00         ZZ
                                         360         82,400.00          1
                                       6.875            541.31         80
                                       6.625            541.31
    BELTON           TX   76513          5            02/18/03         00
    0415909704                           05           04/01/03          0
    0415909704                           O            03/01/33
    0


    8467249          E22/G02             F           99,900.00         ZZ
                                         240         99,900.00          1
                                       6.125            722.94         80
                                       5.875            722.94
    BURLESON         TX   76028          4            02/24/03         00
    0415956234                           05           04/01/03          0
    0415956234                           O            03/01/23
    0


    8467253          E22/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.875          2,102.17         80
                                       6.625          2,102.17
    CASTLE ROCK      CO   80104          5            02/19/03         00
    0415959121                           03           04/01/03          0
    0415959121                           O            03/01/33
    0


    8467263          E22/G02             F          370,000.00         ZZ
                                         360        370,000.00          1
                                       6.875          2,430.64         79
                                       6.625          2,430.64
    LOS ANGELES      CA   90064          2            02/07/03         00
    0415964147                           05           04/01/03          0
    0415964147                           O            03/01/33
    0


    8467269          E22/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
                                       6.250            541.83         74
                                       6.000            541.83
    ARLINGTON        TX   76013          2            02/18/03         00
    0415970110                           05           04/01/03          0
    0415970110                           O            03/01/33
    0


    8467279          E22/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
1


                                       6.500          1,232.53         69
                                       6.250          1,232.53
    MT. LAUREL       NJ   08054          5            02/19/03         00
    0415982065                           05           04/01/03          0
    0415982065                           O            03/01/33
    0


    8467317          E22/G02             F          161,000.00         ZZ
                                         360        161,000.00          1
                                       6.875          1,057.66         57
                                       6.625          1,057.66
    TAMPA            FL   33609          2            02/24/03         00
    0416023687                           05           04/01/03          0
    0416023687                           N            03/01/33
    0


    8467333          E22/G02             F          545,000.00         ZZ
                                         360        545,000.00          1
                                       6.625          3,489.69         74
                                       6.375          3,489.69
    LOS GATOS        CA   95033          5            02/10/03         00
    0416046324                           05           04/01/03          0
    0416046324                           O            03/01/33
    0


    8467341          E22/G02             F          104,800.00         ZZ
                                         240        104,800.00          1
                                       6.250            766.01         80
                                       6.000            766.01
    RICHARDSON       TX   75081          5            02/19/03         00
    0416052751                           05           04/01/03          0
    0416052751                           O            03/01/23
    0


    8467347          E22/G02             F          129,500.00         ZZ
                                         360        129,500.00          1
                                       6.125            786.86         80
                                       5.875            786.86
    LOVELAND         CO   80538          5            02/19/03         00
    0416056018                           05           04/01/03          0
    0416056018                           O            03/01/33
    0


    8467355          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
                                       6.250            640.35         80
                                       6.000            640.35
    MARBLE FALLS     TX   78654          5            02/18/03         00
    0416059293                           05           04/01/03          0
1


    0416059293                           O            03/01/33
    0


    8467373          E22/G02             F          308,550.00         T
                                         360        308,550.00          1
                                       6.375          1,924.95         73
                                       6.125          1,924.95
    OCEAN CITY       MD   21842          2            02/24/03         00
    0416126142                           06           04/01/03          0
    0416126142                           O            03/01/33
    0


    8467383          E22/G02             F          392,400.00         ZZ
                                         360        392,400.00          1
                                       6.125          2,384.26         90
                                       5.875          2,384.26
    SAN FRANCISCO    CA   94132          1            02/13/03         04
    0416134294                           07           04/01/03         25
    0416134294                           O            03/01/33
    0


    8467387          E22/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       6.125          3,949.47         39
                                       5.875          3,949.47
    HIGHLAND PARK    TX   75205          2            02/18/03         00
    0416138550                           05           04/01/03          0
    0416138550                           O            03/01/33
    0


    8467399          E22/G02             F          556,000.00         ZZ
                                         360        556,000.00          1
                                       6.125          3,378.31         80
                                       5.875          3,378.31
    RANCHO PALOS VE  CA   90275          5            02/13/03         00
    0416149789                           05           04/01/03          0
    0416149789                           O            03/01/33
    0


    8467407          E22/G02             F           45,000.00         ZZ
                                         360         45,000.00          1
                                       6.500            284.43         75
                                       6.250            284.43
    SPOKANE          WA   99202          2            02/19/03         00
    0416162436                           05           04/01/03          0
    0416162436                           N            03/01/33
    0


1


    8467429          E22/G02             F          432,000.00         ZZ
                                         360        432,000.00          1
                                       6.250          2,659.90         80
                                       6.000          2,659.90
    BELLAIRE         TX   77401          5            02/18/03         00
    0416075182                           05           04/01/03          0
    0416075182                           O            03/01/33
    0


    8467433          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.500            455.09         90
                                       6.250            455.09
    LAWTON           OK   73507          5            02/19/03         04
    0416077600                           05           04/01/03         30
    0416077600                           O            03/01/33
    0


    8467441          E22/G02             F          100,800.00         ZZ
                                         360        100,800.00          1
                                       6.500            637.12         80
                                       6.250            637.12
    FORT WORTH       TX   76116          5            02/18/03         00
    0416081453                           05           04/01/03          0
    0416081453                           O            03/01/33
    0


    8467627          E11/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.250          2,462.87         80
                                       6.000          2,462.87
    EDINA            MN   55439          5            02/14/03         00
    0435431895                           05           04/01/03          0
    0010001053958                        O            03/01/33
    0


    8467761          A50/G02             F           84,000.00         ZZ
                                         360         83,920.30          1
                                       6.250            517.20         74
                                       6.000            517.20
    FERNANDINA BEAC  FL   32034          5            01/17/03         00
    0435435755                           01           03/01/03          0
    976386                               O            02/01/33
    0


    8467773          K15/G02             F          117,500.00         ZZ
                                         360        117,500.00          1
                                       6.125            713.94         60
                                       5.875            713.94
1


    SHERWOOD         OR   97140          2            01/29/03         00
    0435431473                           05           04/01/03          0
    006505505809                         O            03/01/33
    0


    8467813          T44/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.000            839.37         71
                                       5.750            839.37
    EL DORADO HILLS  CA   95762          2            02/05/03         00
    0435436639                           03           04/01/03          0
    1066419                              N            03/01/33
    0


    8467851          X31/G02             F          256,000.00         ZZ
                                         360        256,000.00          1
                                       6.125          1,555.48         73
                                       5.875          1,555.48
    UPLAND           CA   91784          5            02/12/03         00
    0435438130                           05           04/01/03          0
    11001657                             O            03/01/33
    0


    8467865          T44/G02             F          141,600.00         ZZ
                                         360        141,600.00          1
                                       6.000            848.96         80
                                       5.750            848.96
    EL DORADO HILLS  CA   95762          2            02/05/03         00
    0435436050                           09           04/01/03          0
    1066421                              N            03/01/33
    0


    8472455          N47/G02             F          520,000.00         ZZ
                                         360        520,000.00          2
                                       6.125          3,159.57         73
                                       5.875          3,159.57
    SAN JOSE         CA   95123          5            02/11/03         00
    0435433933                           05           04/01/03          0
    20501812                             O            03/01/33
    0


    8472659          E82/G02             F          146,000.00         ZZ
                                         360        146,000.00          1
                                       6.875            959.12         73
                                       6.625            959.12
    CHIMAYO          NM   87522          5            02/20/03         00
    0400743092                           05           04/01/03          0
    3157379                              N            03/01/33
    0
1




    8472671          E82/G02             F          126,500.00         ZZ
                                         360        126,500.00          1
                                       6.375            789.20         82
                                       6.125            789.20
    FARMERSVILLE     TX   75442          2            02/18/03         04
    0400776340                           05           04/01/03         12
    2826345                              O            03/01/33
    0


    8472679          E82/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       6.125            486.09         70
                                       5.875            486.09
    COLORADO SPRING  CO   80909          2            02/22/03         00
    0400785176                           05           04/01/03          0
    2760526                              O            03/01/33
    0


    8472685          E82/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       6.125            413.18         78
                                       5.875            413.18
    MIAMI            FL   33157          2            02/18/03         00
    0400780086                           05           04/01/03          0
    1965167                              O            03/01/33
    0


    8472699          E82/G02             F          307,000.00         ZZ
                                         360        307,000.00          1
                                       7.125          2,068.32         71
                                       6.875          2,068.32
    SAN JOSE         CA   95139          5            02/20/03         00
    0400785630                           05           04/01/03          0
    0400785630                           O            03/01/33
    0


    8472897          975/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.125          2,430.44         79
                                       5.875          2,430.44
    BUENA PARK       CA   90621          5            02/03/03         00
    0435435987                           03           04/01/03          0
    2030363                              O            03/01/33
    0


    8472931          168/168             F          200,000.00         ZZ
                                         360        199,847.82          2
1


                                       7.375          1,381.35         80
                                       7.125          1,381.35
    STONY POINT      NY   10980          1            01/30/03         00
    0099890674                           05           03/01/03          0
    0099890674                           N            02/01/33
    0


    8472937          975/G02             F          211,200.00         ZZ
                                         360        211,200.00          1
                                       6.000          1,266.25         60
                                       5.750          1,266.25
    WESTMINSTER      CA   92683          1            02/07/03         00
    0435436365                           05           04/01/03          0
    2030593                              N            03/01/33
    0


    8472979          B39/G02             F          221,500.00         ZZ
                                         360        221,500.00          1
                                       7.625          1,567.76         58
                                       7.375          1,567.76
    SHOREVIEW        MN   55126          5            02/25/03         00
    0435466719                           05           04/01/03          0
    20030639F                            N            03/01/33
    0


    8473015          L86/G02             F           77,900.00         ZZ
                                         360         77,900.00          1
                                       6.375            485.99         95
                                       6.125            485.99
    LIVINGSTON       CA   95334          1            02/04/03         11
    0435437298                           05           04/01/03         30
    14500586                             O            03/01/33
    0


    8473035          R84/G02             F          223,500.00         ZZ
                                         360        223,500.00          2
                                       6.500          1,412.67         75
                                       6.250          1,412.67
    PUYALLUP         WA   98373          2            02/01/03         00
    0435525894                           05           04/01/03          0
    WA301238                             N            03/01/33
    0


    8473179          E22/G02             F          181,000.00         ZZ
                                         360        181,000.00          1
                                       6.250          1,114.45         83
                                       6.000          1,114.45
    EUGENE           OR   97403          2            02/12/03         10
    0416020709                           05           04/01/03         12
1


    0416020709                           O            03/01/33
    0


    8473243          E22/G02             F          228,000.00         ZZ
                                         360        228,000.00          1
                                       7.250          1,555.36         95
                                       7.000          1,555.36
    GRANTS PASS      OR   97527          1            02/20/03         10
    0416046308                           05           04/01/03         35
    0416046308                           O            03/01/33
    0


    8473249          E22/G02             F          220,500.00         ZZ
                                         360        220,500.00          1
                                       6.375          1,375.63         90
                                       6.125          1,375.63
    BROOKINGS        OR   97415          1            02/11/03         04
    0416047207                           05           04/01/03         25
    0416047207                           N            03/01/33
    0


    8473297          E22/G02             F          205,000.00         ZZ
                                         360        205,000.00          4
                                       7.250          1,398.46         53
                                       7.000          1,398.46
    AUBURN           CA   95602          5            02/17/03         00
    0416194488                           05           04/01/03          0
    0416194488                           N            03/01/33
    0


    8473329          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.125            789.89         70
                                       5.875            789.89
    SANDIA PARK      NM   87047          2            02/25/03         00
    0416163962                           05           04/01/03          0
    0416163962                           N            03/01/33
    0


    8473359          E22/G02             F          125,360.00         ZZ
                                         360        125,360.00          1
                                       6.000            751.60         80
                                       5.750            751.60
    MI WUK VILLAGE   CA   95346          1            02/14/03         00
    0416173995                           05           04/01/03          0
    0416173995                           N            03/01/33
    0


1


    8473363          E22/G02             F          148,100.00         ZZ
                                         360        148,100.00          1
                                       6.000            887.93         80
                                       5.750            887.93
    PLAIN CITY       UT   84404          5            02/18/03         00
    0416176402                           05           04/01/03          0
    0416176402                           O            03/01/33
    0


    8473371          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       5.875          1,183.08         80
                                       5.625          1,183.08
    MIAMI            FL   33134          5            02/20/03         00
    0416184679                           05           04/01/03          0
    0416184679                           O            03/01/33
    0


    8473387          Q31/G02             F          306,750.00         ZZ
                                         360        306,750.00          1
                                       5.875          1,814.55         66
                                       5.625          1,814.55
    ANAHEIM          CA   92807          2            02/19/03         00
    0435437215                           03           04/01/03          0
    SD885735                             O            03/01/33
    0


    8473393          Q59/G02             F          398,500.00         ZZ
                                         360        398,500.00          1
                                       6.250          2,453.63         66
                                       6.000          2,453.63
    GLENDALE         CA   91206          2            02/13/03         00
    0435461603                           05           04/01/03          0
    0000501305                           O            03/01/33
    0


    8473443          E22/G02             F          310,000.00         ZZ
                                         360        310,000.00          1
                                       6.125          1,883.59         78
                                       5.875          1,883.59
    RANCHO CUCAMONG  CA   91730          2            02/13/03         00
    0415824663                           03           04/01/03          0
    0415824663                           O            03/01/33
    0


    8473541          E22/G02             F           74,635.00         ZZ
                                         360         74,635.00          1
                                       6.500            471.74         93
                                       6.250            471.74
1


    CHURUBUSCO       IN   46723          2            02/20/03         11
    0416096857                           05           04/01/03         30
    0416096857                           O            03/01/33
    0


    8473565          E22/G02             F           74,250.00         ZZ
                                         360         74,250.00          1
                                       6.250            457.17         80
                                       6.000            457.17
    LOUISVILLE       KY   40214          5            02/20/03         00
    0416121739                           01           04/01/03          0
    0416121739                           O            03/01/33
    0


    8473785          S11/G02             F          216,000.00         ZZ
                                         360        216,000.00          2
                                       6.250          1,329.95         80
                                       6.000          1,329.95
    LONG BEACH       CA   90810          5            02/14/03         00
    0435463948                           05           04/01/03          0
    10210928                             O            03/01/33
    0


    8473821          M27/G02             F          715,000.00         ZZ
                                         360        715,000.00          1
                                       6.125          4,344.42         60
                                       5.875          4,344.42
    CARY             NC   27513          2            02/17/03         00
    0435459854                           03           04/01/03          0
    0100019242                           O            03/01/33
    0


    8473855          K15/G02             F           82,300.00         ZZ
                                         360         82,300.00          1
                                       6.875            540.65         90
                                       6.625            540.65
    FORT WALTON BEA  FL   32548          5            02/11/03         41
    0435437256                           05           04/01/03         25
    009305506780                         O            03/01/33
    0


    8473901          U42/G02             F          108,810.00         ZZ
                                         360        108,810.00          1
                                       6.125            661.14         90
                                       5.875            661.14
    EULESS           TX   76039          1            02/20/03         12
    0435436886                           05           04/01/03         25
    36300079                             O            03/01/33
    0
1




    8473903          N47/G02             F          396,000.00         ZZ
                                         360        396,000.00          1
                                       6.875          2,601.44         74
                                       6.625          2,601.44
    SAN DIEGO        CA   92109          2            02/11/03         00
    0435433529                           01           04/01/03          0
    30501859                             O            03/01/33
    0


    8473913          S43/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.375          1,372.51         80
                                       6.125          1,372.51
    GLORIETA         NM   87535          5            02/14/03         00
    0435433958                           05           04/01/03          0
    021642                               O            03/01/33
    0


    8474033          477/G02             F           97,000.00         ZZ
                                         360         97,000.00          1
                                       6.375            605.15         75
                                       6.125            605.15
    EUGENE           OR   97405          2            02/10/03         00
    0435451331                           05           04/01/03          0
    226206                               N            03/01/33
    0


    8474045          X67/G02             F           60,800.00         ZZ
                                         360         60,740.90          1
                                       6.125            369.43         80
                                       5.875            369.43
    VIRGINIA BEACH   VA   23455          1            01/29/03         00
    0435439823                           05           03/01/03          0
    00241586                             O            02/01/33
    0


    8474055          738/G02             F          202,000.00         ZZ
                                         360        202,000.00          1
                                       6.375          1,260.22         70
                                       6.125          1,260.22
    LANDRUM          SC   29356          2            02/14/03         00
    0435434618                           05           04/01/03          0
    40859587                             O            03/01/33
    0


    8474059          W51/G02             F           59,600.00         ZZ
                                         360         59,600.00          1
1


                                       7.625            421.85         80
                                       7.375            421.85
    SODDY DAISY      TN   37379          1            02/21/03         00
    0435457775                           05           04/01/03          0
    6971                                 N            03/01/33
    0


    8474061          U05/G02             F          216,500.00         ZZ
                                         360        216,500.00          1
                                       6.250          1,333.03         76
                                       6.000          1,333.03
    EUGENE           OR   97405          5            02/13/03         00
    0435526983                           05           04/01/03          0
    3306061                              O            03/01/33
    0


    8474145          E57/G02             F          272,000.00         ZZ
                                         360        272,000.00          1
                                       6.375          1,696.93         80
                                       6.125          1,696.93
    WESTMINSTER      CA   92683          2            02/11/03         00
    0435435904                           05           04/01/03          0
    06013444                             O            03/01/33
    0


    8474189          E57/G02             F          393,750.00         ZZ
                                         360        393,750.00          1
                                       6.750          2,553.86         75
                                       6.500          2,553.86
    TEMECULA         CA   92592          5            02/18/03         00
    0435452610                           05           04/01/03          0
    06013288                             O            03/01/33
    0


    8474251          A01/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       6.500          1,769.79         80
                                       6.250          1,769.79
    VALLEJO          CA   94591          5            02/14/03         00
    0435437454                           05           04/01/03          0
    CASTADA                              O            03/01/33
    0


    8474281          B39/G02             F          297,000.00         ZZ
                                         360        297,000.00          1
                                       7.625          2,102.15         70
                                       7.375          2,102.15
    NORTH OAKS       MN   55127          5            02/25/03         00
    0435466792                           05           04/01/03          0
1


    20030637F                            N            03/01/33
    0


    8474351          168/168             F          372,000.00         ZZ
                                         360        372,000.00          1
                                       6.500          2,351.29         80
                                       6.250          2,351.29
    FLUSHING         NY   11367          1            02/10/03         00
    0099757788                           07           04/01/03          0
    0099757788                           O            03/01/33
    0


    8474407          313/G02             F           43,200.00         ZZ
                                         360         43,073.72          1
                                       7.625            305.77         80
                                       7.375            305.77
    MEMPHIS          TN   38122          1            10/18/02         00
    0435442710                           05           12/01/02          0
    9039959                              N            11/01/32
    0


    8474409          313/G02             F          325,000.00         ZZ
                                         360        324,698.98          1
                                       6.375          2,027.58         85
                                       6.125          2,027.58
    GERMANTOWN       TN   38138          2            01/13/03         01
    0435450432                           05           03/01/03         12
    9209461                              O            02/01/33
    0


    8474431          313/G02             F          249,600.00         ZZ
                                         360        249,600.00          2
                                       6.750          1,618.91         75
                                       6.500          1,618.91
    CHICAGO          IL   60641          5            01/29/03         00
    0435450473                           05           04/01/03          0
    9315854                              O            03/01/33
    0


    8474433          313/G02             F          562,500.00         ZZ
                                         360        561,991.49          1
                                       6.500          3,555.39         75
                                       6.250          3,555.39
    MILPITAS         CA   95035          5            01/29/03         00
    0435447172                           05           03/01/03          0
    9282708                              O            02/01/33
    0


1


    8474441          313/G02             F          181,800.00         ZZ
                                         360        181,647.26          2
                                       6.875          1,194.30         73
                                       6.625          1,194.30
    MILFORD          CT   06460          2            02/07/03         00
    0435442843                           05           03/01/03          0
    9238015                              N            02/01/33
    0


    8474443          313/G02             F           34,500.00         ZZ
                                         360         34,500.00          1
                                       7.000            229.53         75
                                       6.750            229.53
    SAINT PETERSBUR  FL   33712          5            02/07/03         00
    0435435508                           05           04/01/03          0
    9324138                              N            03/01/33
    0


    8474445          313/G02             F           39,000.00         ZZ
                                         360         39,000.00          1
                                       7.000            259.47         75
                                       6.750            259.47
    SAINT PETERSBUR  FL   33711          5            02/07/03         00
    0435439401                           05           04/01/03          0
    9323205                              N            03/01/33
    0


    8474493          A06/G02             F          296,000.00         ZZ
                                         360        296,000.00          1
                                       6.125          1,798.53         80
                                       5.875          1,798.53
    LAPEER           MI   48446          5            02/20/03         00
    0435453014                           05           04/01/03          0
    21000020300176                       O            03/01/33
    0


    8475053          E82/G02             F           60,200.00         ZZ
                                         360         60,200.00          1
                                       6.125            365.78         45
                                       5.875            365.78
    HYDE PARK        MA   02136          2            02/24/03         00
    0400789384                           05           04/01/03          0
    0400789384                           O            03/01/33
    0


    8475079          E82/G02             F          191,700.00         ZZ
                                         360        191,700.00          1
                                       6.375          1,195.96         63
                                       6.125          1,195.96
1


    SUMNER           WA   98390          2            02/24/03         00
    0400785879                           05           04/01/03          0
    400785879                            O            03/01/33
    0


    8475101          E82/G02             F          136,900.00         ZZ
                                         360        136,900.00          1
                                       6.500            865.30         41
                                       6.250            865.30
    OXNARD           CA   93035          2            02/20/03         00
    0400774774                           05           04/01/03          0
    2850153                              N            03/01/33
    0


    8475127          E82/G02             F          114,500.00         ZZ
                                         360        114,500.00          1
                                       6.125            695.71         87
                                       5.875            695.71
    MILAN            MI   48160          2            02/24/03         10
    0400784427                           05           04/01/03         25
    0400784427                           O            03/01/33
    0


    8475135          E82/G02             F          124,500.00         ZZ
                                         360        124,500.00          1
                                       6.125            756.48         86
                                       5.875            756.48
    WHITTIER         CA   90604          2            02/21/03         10
    0400770335                           01           04/01/03         25
    8154624                              O            03/01/33
    0


    8475137          E82/G02             F          121,300.00         ZZ
                                         360        121,300.00          1
                                       6.375            756.75         48
                                       6.125            756.75
    GENOA            NV   89411          5            02/24/03         00
    0400781852                           05           04/01/03          0
    1839776                              O            03/01/33
    0


    8475139          E82/G02             F          237,500.00         ZZ
                                         360        237,500.00          1
                                       6.125          1,443.08         73
                                       5.875          1,443.08
    DIXON            CA   95620          2            02/19/03         00
    0400776274                           05           04/01/03          0
    7607349                              O            03/01/33
    0
1




    8475165          E82/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
                                       6.375            686.26         69
                                       6.125            686.26
    DAPHNE           AL   36526          2            02/24/03         00
    0400786182                           05           04/01/03          0
    5008115                              O            03/01/33
    0


    8475217          E22/G02             F           62,000.00         ZZ
                                         360         62,000.00          2
                                       6.125            376.72         66
                                       5.875            376.72
    FARMINGTON       NM   87401          5            02/20/03         00
    0415620921                           05           04/01/03          0
    0415620921                           O            03/01/33
    0


    8475223          E22/G02             F           60,000.00         ZZ
                                         360         59,957.65          1
                                       7.750            429.85         80
                                       7.500            429.85
    BATTLE CREEK     MI   49017          5            01/28/03         00
    0415703610                           05           03/01/03          0
    0415703610                           N            02/01/33
    0


    8475249          E22/G02             F           87,000.00         ZZ
                                         360         87,000.00          1
                                       7.625            615.78         75
                                       7.375            615.78
    CARLTON          GA   30627          5            02/26/03         00
    0415844448                           05           04/01/03          0
    0415844448                           N            03/01/33
    0


    8475251          E22/G02             F           81,500.00         ZZ
                                         360         81,500.00          1
                                       6.375            508.45         17
                                       6.125            508.45
    CHATHAM          NJ   07928          5            02/20/03         00
    0415858489                           05           04/01/03          0
    0415858489                           O            03/01/33
    0


    8475277          E22/G02             F           69,000.00         ZZ
                                         360         69,000.00          1
1


                                       7.750            494.32         75
                                       7.500            494.32
    ADRIAN           MI   49221          2            02/26/03         00
    0415956002                           05           04/01/03          0
    0415956002                           N            03/01/33
    0


    8475301          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.250          1,354.58         62
                                       6.000          1,354.58
    LIVERMORE        CA   94551          2            02/19/03         00
    0416083319                           05           04/01/03          0
    0416083319                           O            03/01/33
    0


    8475351          E22/G02             F           59,500.00         ZZ
                                         360         59,500.00          1
                                       6.500            376.08         85
                                       6.250            376.08
    PANAMA CITY BEA  FL   32413          5            02/21/03         04
    0416121705                           03           04/01/03         12
    0416121705                           O            03/01/33
    0


    8475369          E22/G02             F           96,400.00         ZZ
                                         360         96,400.00          1
                                       6.250            593.55         80
                                       6.000            593.55
    WATERFORD        CT   06375          1            02/26/03         00
    0416201598                           05           04/01/03          0
    0416201598                           O            03/01/33
    0


    8475383          E22/G02             F          239,500.00         ZZ
                                         360        239,500.00          1
                                       6.250          1,474.64         84
                                       6.000          1,474.64
    STOCKTON         CA   95212          5            02/19/03         04
    0416208825                           05           04/01/03         12
    0416208825                           O            03/01/33
    0


    8475393          E22/G02             F          105,925.00         ZZ
                                         360        105,925.00          1
                                       6.375            660.83         95
                                       6.125            660.83
    CHARLOTTE        NC   28209          1            02/26/03         01
    0416227536                           01           04/01/03         30
1


    0416227536                           O            03/01/33
    0


    8475429          E22/G02             F          130,800.00         ZZ
                                         360        130,800.00          1
                                       6.750            848.37         90
                                       6.500            848.37
    LAS VEGAS        NV   89122          1            02/12/03         04
    0416032589                           03           04/01/03         25
    0416032589                           N            03/01/33
    0


    8475431          E22/G02             F           87,500.00         ZZ
                                         360         87,500.00          1
                                       6.250            538.75         72
                                       6.000            538.75
    WEST DEPTFORD T  NJ   08086          5            02/21/03         00
    0416033090                           05           04/01/03          0
    0416033090                           O            03/01/33
    0


    8475439          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       6.375            723.69         80
                                       6.125            723.69
    KENT             WA   98032          2            02/06/03         00
    0416059921                           01           04/01/03          0
    0416059921                           O            03/01/33
    0


    8475441          E22/G02             F          293,000.00         ZZ
                                         360        293,000.00          1
                                       5.875          1,733.21         75
                                       5.625          1,733.21
    R. SANTA MARGAR  CA   92679          5            02/14/03         00
    0416060697                           03           04/01/03          0
    0416060697                           O            03/01/33
    0


    8475455          E22/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
                                       6.250          1,256.06         80
                                       6.000          1,256.06
    CHINO HILLS      CA   91709          5            02/18/03         00
    0416078376                           09           04/01/03          0
    0416078376                           O            03/01/33
    0


1


    8475457          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          2
                                       7.500            755.15         80
                                       7.250            755.15
    WAUKEGAN         IL   60087          1            02/26/03         00
    0416137628                           05           04/01/03          0
    0416137628                           N            03/01/33
    0


    8475461          E22/G02             F          540,000.00         ZZ
                                         360        540,000.00          1
                                       6.500          3,413.17         75
                                       6.250          3,413.17
    GROTON           MA   01450          5            02/21/03         00
    0416139236                           05           04/01/03          0
    0416139236                           O            03/01/33
    0


    8475481          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       6.250            591.09         56
                                       6.000            591.09
    WADSWORTH        OH   44281          5            02/21/03         00
    0416174787                           05           04/01/03          0
    0416174787                           O            03/01/33
    0


    8475491          E22/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
                                       6.625            547.47         75
                                       6.375            547.47
    TERREBONNE       OR   97760          5            02/20/03         00
    0416186997                           05           04/01/03          0
    0416186997                           N            03/01/33
    0


    8475493          E22/G02             F          192,000.00         ZZ
                                         360        192,000.00          1
                                       6.625          1,229.40         80
                                       6.375          1,229.40
    CURTIS           WA   98538          2            02/17/03         00
    0416188167                           05           04/01/03          0
    0416188167                           N            03/01/33
    0


    8476049          T44/G02             F          252,450.00         ZZ
                                         360        252,450.00          4
                                       6.500          1,595.66         85
                                       6.250          1,595.66
1


    EUREKA           CA   95501          1            02/05/03         11
    0435488663                           05           04/01/03         20
    1063911                              N            03/01/33
    0


    8476165          T44/G02             F          255,000.00         ZZ
                                         360        255,000.00          1
                                       6.250          1,570.08         75
                                       6.000          1,570.08
    ROCKLIN          CA   95677          5            02/04/03         00
    0435441373                           05           04/01/03          0
    1065275                              O            03/01/33
    0


    8476225          Q14/G02             F           93,600.00         ZZ
                                         360         93,600.00          1
                                       6.250            576.31         80
                                       6.000            576.31
    AVONDALE         AZ   85323          2            02/19/03         00
    0435434048                           05           04/01/03          0
    0000311630                           O            03/01/33
    0


    8476279          G34/G02             F          104,800.00         ZZ
                                         360        104,800.00          1
                                       6.875            688.46         80
                                       6.625            688.46
    CEDAR PARK       TX   78613          5            02/14/03         00
    0435450093                           05           04/01/03          0
    85213102                             O            03/01/33
    0


    8476373          F61/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.250          2,462.87         80
                                       6.000          2,462.87
    SEATTLE          WA   98125          1            02/19/03         00
    0435508270                           05           04/01/03          0
    030233B                              O            03/01/33
    0


    8476393          E11/G02             F          133,700.00         ZZ
                                         360        133,700.00          2
                                       6.000            801.60         74
                                       5.750            801.60
    MINNEAPOLIS      MN   55404          5            02/18/03         00
    0435448675                           05           04/01/03          0
    0003001052946                        O            03/01/33
    0
1




    8476461          967/G02             F          218,000.00         ZZ
                                         360        218,000.00          1
                                       6.250          1,342.26         80
                                       6.000          1,342.26
    APACHE JUNCTION  AZ   85219          5            02/19/03         00
    0435445788                           05           04/01/03          0
    5975867                              O            03/01/33
    0


    8476653          F34/G02             F          392,000.00         ZZ
                                         360        392,000.00          1
                                       6.125          2,381.83         78
                                       5.875          2,381.83
    BROOKEVILLE      MD   20833          2            02/11/03         00
    0435435482                           05           04/01/03          0
    45301023                             O            03/01/33
    0


    8476659          950/G02             F          178,000.00         ZZ
                                         360        178,000.00          1
                                       6.375          1,110.49         26
                                       6.125          1,110.49
    SEATTLE          WA   98102          5            02/19/03         00
    0435439617                           05           04/01/03          0
    EW31284                              O            03/01/33
    0


    8476695          A06/G02             F          388,000.00         ZZ
                                         360        388,000.00          1
                                       6.000          2,326.26         47
                                       5.750          2,326.26
    BLOOMFIELD HILL  MI   48301          2            02/21/03         00
    0435453675                           05           04/01/03          0
    021000020301843                      O            03/01/33
    0


    8476937          N47/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
                                       6.250          2,339.73         80
                                       6.000          2,339.73
    ALAMEDA          CA   94501          2            02/07/03         00
    0435453923                           05           04/01/03          0
    20502494                             O            03/01/33
    0


    8476945          950/G02             F          270,900.00         ZZ
                                         360        270,900.00          1
1


                                       6.375          1,690.06         90
                                       6.125          1,690.06
    LAKE FOREST PAR  WA   98155          1            02/18/03         11
    0435436951                           05           04/01/03         25
    E32C718                              O            03/01/33
    0


    8477069          W39/G02             F          151,429.00         ZZ
                                         360        151,429.00          4
                                       6.875            994.79         90
                                       6.625            994.79
    EL PASO          TX   79936          1            02/18/03         01
    0435443742                           05           04/01/03         25
    PNE30000                             N            03/01/33
    0


    8477103          N47/G02             F          405,000.00         ZZ
                                         360        405,000.00          1
                                       6.250          2,493.65         65
                                       6.000          2,493.65
    SOUTH PASADENA   CA   91030          2            02/13/03         00
    0435453857                           05           04/01/03          0
    30501815                             O            03/01/33
    0


    8477135          U97/G02             F          234,000.00         ZZ
                                         360        234,000.00          1
                                       6.250          1,440.78         89
                                       6.000          1,440.78
    PLACERVILLE      CA   95667          5            02/18/03         14
    0435449509                           03           04/01/03         25
    7719609                              O            03/01/33
    0


    8477637          E22/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       6.250          2,586.01         80
                                       6.000          2,586.01
    ROCKVILLE        MD   20852          1            02/27/03         00
    0416133049                           09           04/01/03          0
    0416133049                           O            03/01/33
    0


    8477649          E22/G02             F          545,975.00         ZZ
                                         360        545,975.00          1
                                       6.375          3,406.17         80
                                       6.125          3,406.17
    BELLAIRE         TX   77401          5            02/18/03         00
    0416140895                           05           04/01/03          0
1


    0416140895                           O            03/01/33
    0


    8477711          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.125          2,430.44         80
                                       5.875          2,430.44
    FORT LAUDERDALE  FL   33301          1            02/27/03         00
    0416167369                           05           04/01/03          0
    0416167369                           O            03/01/33
    0


    8477715          E22/G02             F          128,625.00         ZZ
                                         360        128,625.00          3
                                       6.625            823.60         75
                                       6.375            823.60
    FRESNO           CA   93703          1            02/19/03         00
    0416173003                           05           04/01/03          0
    0416173003                           N            03/01/33
    0


    8477721          E22/G02             F          313,500.00         ZZ
                                         360        313,500.00          1
                                       6.625          2,007.37         95
                                       6.375          2,007.37
    BOULDER          CO   80304          1            02/27/03         01
    0416180628                           05           04/01/03         35
    0416180628                           O            03/01/33
    0


    8477725          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       6.000          1,678.74         80
                                       5.750          1,678.74
    WILSONVILLE      OR   97070          1            02/24/03         00
    0416196293                           03           04/01/03          0
    0416196293                           O            03/01/33
    0


    8477727          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       7.000            399.18         17
                                       6.750            399.18
    WOODMERE         NY   11598          5            02/27/03         00
    0416196590                           05           04/01/03          0
    0416196590                           N            03/01/33
    0


1


    8477733          E22/G02             F          137,600.00         ZZ
                                         360        137,600.00          1
                                       5.875            813.96         80
                                       5.625            813.96
    MIAMI            FL   33174          1            02/27/03         00
    0416202455                           01           04/01/03          0
    0416202455                           O            03/01/33
    0


    8477739          E22/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
                                       7.625            477.76         75
                                       7.375            477.76
    MIDLAND          MI   48642          5            02/27/03         00
    0416210318                           05           04/01/03          0
    0416210318                           N            03/01/33
    0


    8477749          E22/G02             F          267,200.00         ZZ
                                         360        267,200.00          1
                                       6.125          1,623.54         80
                                       5.875          1,623.54
    ANAHEIM          CA   92808          1            02/20/03         00
    0416236388                           01           04/01/03          0
    0416236388                           O            03/01/33
    0


    8477757          E22/G02             F          198,400.00         ZZ
                                         360        198,400.00          1
                                       6.500          1,254.02         80
                                       6.250          1,254.02
    FOLSOM           CA   95630          2            02/19/03         00
    0416247047                           05           04/01/03          0
    0416247047                           O            03/01/33
    0


    8477785          E22/G02             F          379,600.00         ZZ
                                         360        379,600.00          1
                                       5.875          2,245.48         80
                                       5.625          2,245.48
    MILL CREEK       WA   98012          1            02/18/03         00
    0416111730                           05           04/01/03          0
    0416111730                           O            03/01/33
    0


    8477831          E22/G02             F          376,000.00         ZZ
                                         360        376,000.00          1
                                       6.250          2,315.10         63
                                       6.000          2,315.10
1


    VACAVILLE        CA   95687          5            01/30/03         00
    0415869809                           05           04/01/03          0
    0415869809                           O            03/01/33
    0


    8477833          E22/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       6.000          1,348.99         77
                                       5.750          1,348.99
    FRESNO           CA   93720          1            02/07/03         00
    0415891779                           05           04/01/03          0
    0415891779                           O            03/01/33
    0


    8477835          E22/G02             F          181,500.00         ZZ
                                         240        181,500.00          1
                                       5.875          1,287.27         48
                                       5.625          1,287.27
    LONG BEACH       CA   90807          2            02/14/03         00
    0415906395                           05           04/01/03          0
    0415906395                           O            03/01/23
    0


    8477851          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
                                       6.875            683.21         80
                                       6.625            683.21
    FRESNO           CA   93705          1            02/03/03         00
    0415945666                           05           04/01/03          0
    0415945666                           N            03/01/33
    0


    8477871          E22/G02             F          103,500.00         ZZ
                                         360        103,500.00          2
                                       6.500            654.19         90
                                       6.250            654.19
    CHICAGO          IL   60637          1            02/27/03         04
    0415986348                           05           04/01/03         25
    0415986348                           N            03/01/33
    0


    8477881          E22/G02             F          322,000.00         ZZ
                                         360        322,000.00          1
                                       5.875          1,904.75         56
                                       5.625          1,904.75
    SAN FRANCISCO    CA   94116          1            02/21/03         00
    0416003010                           07           04/01/03          0
    0416003010                           O            03/01/33
    0
1




    8477883          E22/G02             F          322,500.00         ZZ
                                         360        322,500.00          1
                                       6.000          1,933.55         77
                                       5.750          1,933.55
    (TUJUNGA AREA)   CA   91042          5            02/06/03         00
    0416013902                           05           04/01/03          0
    0416013902                           O            03/01/33
    0


    8477897          E22/G02             F           96,500.00         ZZ
                                         360         96,500.00          1
                                       6.375            602.03         77
                                       6.125            602.03
    SAINT LOUIS      MO   63110          5            02/21/03         00
    0416052645                           05           04/01/03          0
    0416052645                           O            03/01/33
    0


    8477919          E22/G02             F          103,000.00         ZZ
                                         360        103,000.00          2
                                       6.375            642.59         51
                                       6.125            642.59
    METAIRIE         LA   70001          2            02/26/03         00
    0416091122                           05           04/01/03          0
    0416091122                           N            03/01/33
    0


    8477933          E22/G02             F          196,000.00         ZZ
                                         360        196,000.00          1
                                       6.500          1,238.85         80
                                       6.250          1,238.85
    LOS ANGELES      CA   91342          5            02/20/03         00
    0416099299                           05           04/01/03          0
    0416099299                           O            03/01/33
    0


    8477951          E82/G02             F          111,700.00         ZZ
                                         360        111,700.00          1
                                       6.375            696.86         68
                                       6.125            696.86
    NORTH BRANFORD   CT   06471          2            02/26/03         00
    0400776415                           05           04/01/03          0
    6462436                              O            03/01/33
    0


    8477955          E82/G02             F           68,500.00         ZZ
                                         360         68,500.00          1
1


                                       6.250            421.77         62
                                       6.000            421.77
    TUCSON           AZ   85745          2            02/26/03         00
    0400777918                           05           04/01/03          0
    0400777918                           O            03/01/33
    0


    8478011          N47/G02             F          375,000.00         ZZ
                                         360        375,000.00          1
                                       6.000          2,248.31         67
                                       5.750          2,248.31
    CHULA VISTA      CA   91910          5            02/07/03         00
    0435472139                           05           04/01/03          0
    30502255                             O            03/01/33
    0


    8478469          P09/G02             F          285,000.00         ZZ
                                         360        285,000.00          1
                                       6.250          1,754.79         44
                                       6.000          1,754.79
    FAIRFAX STATION  VA   22039          5            02/21/03         00
    0435451760                           05           04/01/03          0
    GARDNER                              O            03/01/33
    0


    8478571          P09/G02             F          243,000.00         ZZ
                                         360        243,000.00          1
                                       5.875          1,437.44         90
                                       5.625          1,437.44
    UPPER MARLBORO   MD   20772          2            02/25/02         10
    0435458633                           03           04/01/03         25
    03010012                             O            03/01/33
    0


    8478631          P09/G02             F           77,000.00         ZZ
                                         360         77,000.00          1
                                       6.375            480.38         55
                                       6.125            480.38
    CHESTER          VA   23831          5            02/21/03         00
    0435452149                           05           04/01/03          0
    0301280138                           O            03/01/33
    0


    8478643          168/168             F           50,400.00         ZZ
                                         360         50,361.65          2
                                       7.375            348.10         70
                                       7.125            348.10
    SCHENECTADY      NY   12308          2            02/03/03         00
    0099753774                           05           03/01/03          0
1


    0099753774                           N            02/01/33
    0


    8478895          X78/G02             F           69,000.00         ZZ
                                         360         69,000.00          1
                                       7.500            482.46         49
                                       7.250            482.46
    ATLANTA          GA   30315          2            02/27/03         00
    0435458450                           05           04/01/03          0
    990316                               N            03/01/33
    0


    8479971          S43/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
                                       6.250          2,709.16         80
                                       6.000          2,709.16
    LITTLETON        CO   80124          5            02/25/03         00
    0435452594                           03           04/01/03          0
    022420                               O            03/01/33
    0


    8480657          420/G02             F          312,000.00         ZZ
                                         360        312,000.00          1
                                       6.250          1,921.04         80
                                       6.000          1,921.04
    ROHNERT PARK     CA   94928          5            02/19/03         00
    0435448626                           05           04/01/03          0
    72004448                             O            03/01/33
    0


    8480773          G34/G02             F          139,300.00         T
                                         360        139,300.00          1
                                       6.875            915.10         80
                                       6.625            915.10
    HENDERSON        NV   89052          1            02/21/03         00
    0435465216                           03           04/01/03          0
    77301067                             O            03/01/33
    0


    8480913          K15/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
                                       6.625            448.22         70
                                       6.375            448.22
    WILLIAMSTOWN     VT   05679          5            02/24/03         00
    0435439344                           05           04/01/03          0
    037105506657                         O            03/01/33
    0


1


    8480931          E47/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.125          1,944.35         80
                                       5.875          1,944.35
    RICHMOND         CA   94804          1            01/30/03         00
    0435457437                           05           04/01/03          0
    7359513181                           O            03/01/33
    0


    8480983          Q59/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       6.875          1,576.63         80
                                       6.625          1,576.63
    WHITTIER         CA   90605          1            02/10/03         00
    0435492343                           05           04/01/03          0
    0000501300                           N            03/01/33
    0


    8481175          369/G02             F          352,000.00         ZZ
                                         360        351,475.89          1
                                       7.500          2,461.24         76
                                       7.250          2,461.24
    HONOLULU         HI   96822          1            12/24/02         00
    0435462353                           01           02/01/03          0
    0074648148                           O            01/01/33
    0


    8481567          M27/G02             F           94,500.00         ZZ
                                         360         94,500.00          1
                                       6.125            574.19         80
                                       5.875            574.19
    CHARLOTTE        NC   28226          2            02/24/03         00
    0435462650                           05           04/01/03          0
    0100083194                           O            03/01/33
    0


    8481833          N74/G02             F          114,000.00         ZZ
                                         360        114,000.00          1
                                       6.625            729.95         74
                                       6.375            729.95
    SPARROWS POINT   MD   21219          2            02/19/03         00
    0435496179                           05           04/01/03          0
    31761010                             O            03/01/33
    0


    8481903          X89/G02             F          182,000.00         ZZ
                                         360        182,000.00          1
                                       6.250          1,120.61         55
                                       6.000          1,120.61
1


    OXNARD           CA   93035          2            02/19/03         00
    0435464839                           03           04/01/03          0
    1010241339                           N            03/01/33
    0


    8481981          X82/G02             F          242,900.00         ZZ
                                         360        242,900.00          1
                                       6.375          1,515.38         90
                                       6.125          1,515.38
    WOODBRIDGE       VA   22193          1            02/26/03         12
    0435462254                           05           04/01/03         25
    850143                               O            03/01/33
    0


    8482041          U05/G02             F          237,600.00         ZZ
                                         360        237,600.00          3
                                       6.500          1,501.79         80
                                       6.250          1,501.79
    PORTLAND         OR   97266          2            02/21/03         00
    0435439427                           05           04/01/03          0
    3305117                              N            03/01/33
    0


    8482081          W99/G02             F          102,150.00         ZZ
                                         360        102,150.00          2
                                       7.500            714.25         90
                                       7.250            714.25
    ORANGEBURG       SC   29118          1            02/27/03         12
    0435496237                           05           04/01/03         25
    93001100                             N            03/01/33
    0


    8482423          883/G02             F          251,700.00         ZZ
                                         360        251,700.00          1
                                       6.250          1,549.76         80
                                       6.000          1,549.76
    HUNTINGTOWN      MD   20639          2            02/18/03         00
    0435509195                           05           04/01/03          0
    04000103                             O            03/01/33
    0


    8482605          X67/G02             F          360,000.00         ZZ
                                         360        359,674.56          1
                                       6.500          2,275.44         90
                                       6.250          2,275.44
    BRISTOL          RI   02809          1            01/28/03         11
    0435457791                           01           03/01/03         25
    00241593                             O            02/01/33
    0
1




    8482939          642/G02             F          201,750.00         ZZ
                                         360        201,750.00          3
                                       6.500          1,275.20         75
                                       6.250          1,275.20
    LONG BEACH       CA   90813          1            02/20/03         00
    0435472675                           05           04/01/03          0
    01198103                             N            03/01/33
    0


    8483477          E82/G02             F           75,300.00         ZZ
                                         360         75,300.00          1
                                       6.125            457.53         62
                                       5.875            457.53
    OKLAHOMA CITY    OK   73003          2            03/03/03         00
    0400771705                           05           04/01/03          0
    0400771705                           N            03/01/33
    0


    8483481          E82/G02             F           71,750.00         ZZ
                                         360         71,750.00          2
                                       6.125            435.96         56
                                       5.875            435.96
    EDMOND           OK   73013          2            03/03/03         00
    0400771721                           05           04/01/03          0
    0400771721                           N            03/01/33
    0


    8483483          E82/G02             F           65,650.00         ZZ
                                         360         65,650.00          2
                                       6.125            398.90         53
                                       5.875            398.90
    EDMOND           OK   73034          2            03/03/03         00
    0400771747                           05           04/01/03          0
    0400771747                           N            03/01/33
    0


    8483703          E22/G02             F          244,000.00         ZZ
                                         360        244,000.00          1
                                       6.250          1,502.35         80
                                       6.000          1,502.35
    LINDENHURST      NY   11757          5            02/24/03         00
    0415923291                           05           04/01/03          0
    0415923291                           O            03/01/33
    0


    8483711          E22/G02             F          448,000.00         ZZ
                                         360        448,000.00          1
1


                                       6.500          2,831.66         80
                                       6.250          2,831.66
    SEATTLE          WA   98199          1            02/24/03         00
    0415987759                           05           04/01/03          0
    0415987759                           O            03/01/33
    0


    8483731          E22/G02             F          116,400.00         ZZ
                                         360        116,400.00          1
                                       6.125            707.26         69
                                       5.875            707.26
    PUYALLUP         WA   98371          2            02/25/03         00
    0416012524                           05           04/01/03          0
    0416012524                           N            03/01/33
    0


    8483749          E22/G02             F          478,000.00         ZZ
                                         360        478,000.00          1
                                       5.875          2,827.55         79
                                       5.625          2,827.55
    FAIRFAX STATION  VA   22039          5            02/24/03         00
    0416074524                           05           04/01/03          0
    0416074524                           O            03/01/33
    0


    8483767          E22/G02             F          350,000.00         ZZ
                                         360        350,000.00          1
                                       6.000          2,098.43         68
                                       5.750          2,098.43
    SACRAMENTO       CA   95829          5            02/21/03         00
    0416085835                           05           04/01/03          0
    0416085835                           O            03/01/33
    0


    8483777          E22/G02             F           53,950.00         ZZ
                                         360         53,950.00          1
                                       7.000            358.93         65
                                       6.750            358.93
    JACKSONVILLE     FL   32204          5            02/24/03         00
    0416097103                           05           04/01/03          0
    0416097103                           O            03/01/33
    0


    8483779          E22/G02             F          264,000.00         ZZ
                                         360        264,000.00          1
                                       6.250          1,625.49         80
                                       6.000          1,625.49
    AUSTIN           TX   78746          5            02/18/03         00
    0416098275                           05           04/01/03          0
1


    0416098275                           O            03/01/33
    0


    8483833          E22/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       6.750            616.17         95
                                       6.500            616.17
    AMARILLO         TX   79102          1            02/28/03         04
    0416143188                           05           04/01/03         30
    0416143188                           O            03/01/33
    0


    8483835          E22/G02             F          108,750.00         ZZ
                                         360        108,750.00          1
                                       6.500            687.37         75
                                       6.250            687.37
    COLORADO SPRING  CO   80920          1            02/28/03         00
    0416145761                           03           04/01/03          0
    0416145761                           N            03/01/33
    0


    8483837          E22/G02             F           80,950.00         ZZ
                                         360         80,950.00          1
                                       6.875            531.78         90
                                       6.625            531.78
    BRANDON          FL   33511          1            02/19/03         04
    0416147965                           09           04/01/03         25
    0416147965                           N            03/01/33
    0


    8483843          E22/G02             F          114,000.00         ZZ
                                         360        114,000.00          1
                                       6.250            701.92         42
                                       6.000            701.92
    SEATTLE          WA   98199          2            02/17/03         00
    0416152577                           05           04/01/03          0
    0416152577                           N            03/01/33
    0


    8483859          E22/G02             F          304,000.00         ZZ
                                         360        304,000.00          1
                                       6.125          1,847.14         80
                                       5.875          1,847.14
    SEDALIA          CO   80135          5            02/24/03         00
    0416162113                           05           04/01/03          0
    0416162113                           O            03/01/33
    0


1


    8483865          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.125            656.22         88
                                       5.875            656.22
    VIRGINIA BEACH   VA   23455          5            02/24/03         01
    0416169134                           05           04/01/03         25
    0416169134                           O            03/01/33
    0


    8483871          E22/G02             F          617,500.00         T
                                         360        617,500.00          1
                                       6.125          3,752.00         75
                                       5.875          3,752.00
    ALTO             NM   88312          2            02/27/03         00
    0416197291                           03           04/01/03          0
    0416197291                           O            03/01/33
    0


    8483901          E22/G02             F           62,400.00         ZZ
                                         360         62,400.00          1
                                       6.500            394.41         80
                                       6.250            394.41
    PUEBLO           CO   81005          1            02/28/03         00
    0416223493                           05           04/01/03          0
    0416223493                           N            03/01/33
    0


    8483959          E22/G02             F           51,471.00         ZZ
                                         360         51,471.00          1
                                       6.250            316.92         69
                                       6.000            316.92
    ST PETERSBURG    FL   33703          2            02/24/03         00
    0415671478                           05           04/01/03          0
    0415671478                           O            03/01/33
    0


    8483973          E22/G02             F           41,250.00         ZZ
                                         360         41,250.00          1
                                       7.125            277.91         75
                                       6.875            277.91
    GREENTOWN        PA   18426          1            02/28/03         00
    0415814516                           03           04/01/03          0
    0415814516                           N            03/01/33
    0


    8483975          E22/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
                                       7.125            377.28         80
                                       6.875            377.28
1


    GREENTOWN        PA   18426          1            02/28/03         00
    0415814565                           03           04/01/03          0
    0415814565                           N            03/01/33
    0


    8483977          E22/G02             F          229,000.00         ZZ
                                         360        229,000.00          1
                                       6.625          1,466.31         77
                                       6.375          1,466.31
    CARNATION        WA   98014          5            02/21/03         00
    0415928373                           03           04/01/03          0
    0415928373                           O            03/01/33
    0


    8483995          E22/G02             F           95,437.00         ZZ
                                         360         95,437.00          1
                                       6.500            603.23         90
                                       6.250            603.23
    ARDMORE          OK   73401          2            02/24/03         01
    0415954296                           05           04/01/03         25
    0415954296                           O            03/01/33
    0


    8484013          E22/G02             F          195,000.00         ZZ
                                         360        195,000.00          4
                                       7.000          1,297.34         74
                                       6.750          1,297.34
    PUEBLO           CO   81007          1            02/28/03         00
    0415969179                           05           04/01/03          0
    0415969179                           N            03/01/33
    0


    8484027          E22/G02             F          372,000.00         ZZ
                                         360        372,000.00          1
                                       6.125          2,260.31         80
                                       5.875          2,260.31
    YORBA LINDA      CA   92886          5            02/20/03         00
    0416033439                           05           04/01/03          0
    0416033439                           O            03/01/33
    0


    8484063          E22/G02             F           52,000.00         ZZ
                                         360         52,000.00          1
                                       6.500            328.68         44
                                       6.250            328.68
    LARAMIE          WY   82070          1            02/28/03         00
    0416051720                           05           04/01/03          0
    0416051720                           N            03/01/33
    0
1




    8484067          E22/G02             F          341,000.00         ZZ
                                         360        341,000.00          1
                                       6.375          2,127.40         76
                                       6.125          2,127.40
    WALDORF          MD   20601          2            02/24/03         00
    0416054823                           05           04/01/03          0
    0416054823                           O            03/01/33
    0


    8484069          E22/G02             F           68,100.00         ZZ
                                         360         68,100.00          1
                                       7.000            453.07         91
                                       6.750            453.07
    MEXICO           MO   65265          2            02/24/03         01
    0416055432                           05           04/01/03         30
    0416055432                           O            03/01/33
    0


    8484071          E22/G02             F          110,250.00         ZZ
                                         360        110,250.00          1
                                       6.125            669.89         68
                                       5.875            669.89
    PUYALLUP         WA   98371          2            02/25/03         00
    0416055937                           05           04/01/03          0
    0416055937                           N            03/01/33
    0


    8484079          E22/G02             F          247,500.00         ZZ
                                         360        247,500.00          1
                                       6.500          1,564.37         90
                                       6.250          1,564.37
    CARSON CITY      NV   89704          1            02/19/03         04
    0416065597                           05           04/01/03         30
    0416065597                           O            03/01/33
    0


    8484117          E22/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
                                       6.250            332.49         77
                                       6.000            332.49
    COCONUT CREEK    FL   33066          5            02/24/03         00
    0416125128                           01           04/01/03          0
    0416125128                           O            03/01/33
    0


    8484125          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
1


                                       6.750            441.05         80
                                       6.500            441.05
    KATY             TX   77450          1            02/21/03         00
    0416129856                           03           04/01/03          0
    0416129856                           N            03/01/33
    0


    8484149          E22/G02             F          348,000.00         ZZ
                                         360        348,000.00          1
                                       6.875          2,286.11         80
                                       6.625          2,286.11
    MIAMI            FL   33176          5            02/24/03         00
    0416179547                           05           04/01/03          0
    0416179547                           O            03/01/33
    0


    8484155          E22/G02             F          208,800.00         ZZ
                                         360        208,800.00          1
                                       6.125          1,268.69         90
                                       5.875          1,268.69
    MUNDELEIN        IL   60060          1            02/28/03         11
    0416181766                           01           04/01/03         25
    0416181766                           O            03/01/33
    0


    8484157          E22/G02             F          105,750.00         ZZ
                                         360        105,750.00          1
                                       6.375            659.74         75
                                       6.125            659.74
    DENTON           TX   76207          5            02/28/03         00
    0416183093                           05           04/01/03          0
    0416183093                           N            03/01/33
    0


    8484171          E22/G02             F          382,000.00         ZZ
                                         360        382,000.00          1
                                       5.875          2,259.67         73
                                       5.625          2,259.67
    ALBUQUERQUE      NM   87107          2            02/24/03         00
    0416188191                           05           04/01/03          0
    0416188191                           O            03/01/33
    0


    8484215          E22/G02             F          399,973.00         ZZ
                                         360        399,973.00          1
                                       6.625          2,561.07         87
                                       6.375          2,561.07
    SAN JOSE         CA   95112          5            02/19/03         04
    0416236107                           05           04/01/03         25
1


    0416236107                           O            03/01/33
    0


    8484217          E22/G02             F          367,500.00         ZZ
                                         360        367,500.00          1
                                       6.125          2,232.97         50
                                       5.875          2,232.97
    SAN FRANCISCO    CA   94122          1            02/21/03         00
    0416237709                           07           04/01/03          0
    0416237709                           O            03/01/33
    0


    8484229          E22/G02             F           45,000.00         ZZ
                                         360         45,000.00          1
                                       7.125            303.17         75
                                       6.875            303.17
    SPOKANE          WA   99207          2            02/20/03         00
    0416242964                           05           04/01/03          0
    0416242964                           N            03/01/33
    0


    8484241          E22/G02             F          113,500.00         ZZ
                                         360        113,500.00          1
                                       6.500            717.40         88
                                       6.250            717.40
    SIOUX CITY       IA   51106          2            02/24/03         04
    0416248110                           05           04/01/03         25
    0416248110                           O            03/01/33
    0


    8484597          S11/G02             F          325,000.00         ZZ
                                         360        325,000.00          1
                                       6.500          2,054.22         80
                                       6.250          2,054.22
    ORANGE           CA   92865          2            02/21/03         00
    0435480686                           05           04/01/03          0
    10210266                             O            03/01/33
    0


    8484887          U05/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.000          2,398.20         80
                                       5.750          2,398.20
    NORTHRIDGE       CA   91324          5            02/17/03         00
    0435469879                           05           04/01/03          0
    3311150                              O            03/01/33
    0


1


    8484935          144/144             F          292,000.00         ZZ
                                         360        291,716.20          1
                                       6.125          1,774.22         80
                                       5.875          1,774.22
    NEW PALTZ        NY   12561          1            01/28/03         00
    160712216                            05           03/01/03          0
    160712216                            O            02/01/33
    0


    8485153          313/G02             F          450,000.00         ZZ
                                         360        450,000.00          1
                                       6.250          2,770.73         66
                                       6.000          2,770.73
    HUNTINGTON BEAC  CA   92649          2            02/04/03         00
    0435478888                           05           04/01/03          0
    9318833                              O            03/01/33
    0


    8485259          N47/G02             F          418,850.00         ZZ
                                         360        418,850.00          1
                                       6.000          2,511.22         80
                                       5.750          2,511.22
    FULLERTON        CA   92833          1            02/25/03         00
    0435498266                           03           04/01/03          0
    30502670                             O            03/01/33
    0


    8485389          Q59/G02             F          318,750.00         ZZ
                                         360        318,750.00          1
                                       6.250          1,962.60         75
                                       6.000          1,962.60
    WALNUT           CA   91789          5            02/24/03         00
    0435466784                           05           04/01/03          0
    0000501549                           O            03/01/33
    0


    8485703          Q87/G02             F          277,500.00         TX
                                         240        277,500.00          1
                                       6.750          2,110.01         75
                                       6.500          2,110.01
    DRIPPING SPRING  TX   78620          5            02/27/03         00
    0435508155                           05           04/04/03          0
    MUHA02                               O            03/04/23
    0


    8485839          U42/G02             F           73,275.00         ZZ
                                         360         73,275.00          1
                                       6.625            469.19         73
                                       6.375            469.19
1


    ALLEN            TX   75002          5            02/17/03         00
    0435468749                           05           04/01/03          0
    12203089                             N            03/01/33
    0


    8485855          420/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       6.125          1,367.12         49
                                       5.875          1,367.12
    SANTA ROSA       CA   95403          5            02/10/03         00
    0435446521                           05           04/01/03          0
    73000000                             O            03/01/33
    0


    8486003          N74/G02             F           65,550.00         ZZ
                                         360         65,484.74          1
                                       6.000            393.01         95
                                       5.750            393.01
    CHATHAM          VA   24531          2            02/20/03         10
    0435477328                           05           03/25/03         30
    5348365                              O            02/25/33
    0


    8486005          X82/G02             F           79,250.00         ZZ
                                         360         79,181.77          1
                                       6.750            514.01         90
                                       6.500            514.01
    BELTVILLE        MD   20705          1            01/31/03         12
    0435467386                           01           03/01/03         25
    848653                               O            02/01/33
    0


    8486139          253/253             F          532,000.00         ZZ
                                         360        532,000.00          1
                                       6.875          3,494.87         77
                                       6.625          3,494.87
    SOUTHLAKE        TX   76092          2            02/21/03         00
    459486                               03           04/01/03          0
    459486                               O            03/01/33
    0


    8486297          A06/G02             F          192,000.00         ZZ
                                         360        192,000.00          1
                                       7.625          1,358.97         80
                                       7.375          1,358.97
    SOUTHFIELD       MI   48034          2            02/25/03         00
    0435465562                           05           04/01/03          0
    1                                    O            03/01/33
    0
1




    8486299          B39/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
                                       6.500            935.46         80
                                       6.250            935.46
    NORTH BRANCH     MN   55056          5            02/26/03         00
    0435461157                           05           04/01/03          0
    20030706F                            O            03/01/33
    0


    8486305          N74/G02             F          107,500.00         ZZ
                                         360        107,500.00          1
                                       6.500            679.47         95
                                       6.250            679.47
    KERNERSVILLE     NC   27284          2            02/24/03         01
    0435471198                           05           04/01/03         30
    0031792010                           O            03/01/33
    0


    8486325          B23/G02             F          122,000.00         ZZ
                                         360        122,000.00          2
                                       7.125            821.94         68
                                       6.875            821.94
    ROSEMEAD         CA   91770          1            02/21/03         00
    0435478805                           05           04/01/03          0
    80000213                             N            03/01/33
    0


    8486579          U35/G02             F          242,000.00         ZZ
                                         360        242,000.00          1
                                       6.250          1,490.04         63
                                       6.000          1,490.04
    WATSONVILLE      CA   95076          5            02/27/03         00
    0435496229                           05           04/01/03          0
    0007664767                           O            03/01/33
    0


    8486777          W02/G02             F           61,100.00         ZZ
                                         360         61,100.00          1
                                       6.625            391.23         77
                                       6.375            391.23
    JACKSONVILLE     FL   32205          5            02/24/03         00
    0435504766                           05           04/01/03          0
    1                                    O            03/01/33
    0


    8487131          W02/G02             F          101,700.00         ZZ
                                         360        101,700.00          1
1


                                       6.625            651.20         90
                                       6.375            651.20
    WINTER SPRINGS   FL   32708          5            02/22/03         14
    0435488424                           05           04/01/03         25
    1002087426                           O            03/01/33
    0


    8487345          E22/G02             F          106,500.00         ZZ
                                         360        106,500.00          1
                                       6.125            647.11         80
                                       5.875            647.11
    ASHEVILLE        NC   28806          5            02/26/03         00
    0416143121                           05           04/01/03          0
    0416143121                           O            03/01/33
    0


    8487347          E22/G02             F          364,000.00         ZZ
                                         360        364,000.00          1
                                       6.125          2,211.70         70
                                       5.875          2,211.70
    EASTCHESTER      NY   10709          5            02/26/03         00
    0416143931                           05           04/01/03          0
    0416143931                           O            03/01/33
    0


    8487357          E22/G02             F           68,850.00         ZZ
                                         360         68,850.00          1
                                       6.750            446.56         90
                                       6.500            446.56
    ALVIN            TX   77511          1            02/28/03         04
    0416147676                           05           04/01/03         25
    0416147676                           N            03/01/33
    0


    8487367          E22/G02             F          124,500.00         ZZ
                                         360        124,500.00          1
                                       6.250            766.57         46
                                       6.000            766.57
    SEATTLE          WA   98199          2            02/17/03         00
    0416153294                           05           04/01/03          0
    0416153294                           N            03/01/33
    0


    8487369          E22/G02             F          214,500.00         ZZ
                                         360        214,500.00          1
                                       6.250          1,320.71         74
                                       6.000          1,320.71
    EDMONDS          WA   98026          2            02/17/03         00
    0416153344                           05           04/01/03          0
1


    0416153344                           N            03/01/33
    0


    8487377          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       6.250            461.79         50
                                       6.000            461.79
    ROCKBRIDGE       OH   43149          1            03/03/03         00
    0416164697                           05           04/01/03          0
    0416164697                           O            03/01/33
    0


    8487397          E22/G02             F          358,000.00         ZZ
                                         360        358,000.00          1
                                       6.125          2,175.25         80
                                       5.875          2,175.25
    ANTIOCH          CA   94509          2            02/22/03         00
    0416176949                           03           04/01/03          0
    0416176949                           O            03/01/33
    0


    8487413          E22/G02             F          110,200.00         ZZ
                                         360        110,200.00          1
                                       6.125            669.59         95
                                       5.875            669.59
    EDGEWATER        FL   32132          2            02/25/03         10
    0416193712                           05           04/01/03         30
    0416193712                           O            03/01/33
    0


    8487421          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       6.125          1,579.79         80
                                       5.875          1,579.79
    MILL CREEK       WA   98012          5            02/24/03         00
    0416209559                           03           04/01/03          0
    0416209559                           O            03/01/33
    0


    8487425          E22/G02             F          384,000.00         ZZ
                                         360        384,000.00          1
                                       6.125          2,333.22         70
                                       5.875          2,333.22
    WASHINGTON TOWN  NJ   07830          5            02/25/03         00
    0416219624                           05           04/01/03          0
    0416219624                           O            03/01/33
    0


1


    8487441          E22/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
                                       6.000            869.35         88
                                       5.750            869.35
    DE WITT          IA   52742          5            02/25/03         04
    0416230878                           05           04/01/03         25
    0416230878                           O            03/01/33
    0


    8487459          E22/G02             F           55,080.00         ZZ
                                         360         55,080.00          1
                                       6.750            357.25         90
                                       6.500            357.25
    ROANOKE          VA   24017          1            03/03/03         10
    0416255594                           05           04/01/03         25
    0416255594                           N            03/01/33
    0


    8487463          E22/G02             F          293,000.00         ZZ
                                         360        293,000.00          1
                                       6.125          1,780.30         77
                                       5.875          1,780.30
    AMERICAN FORK    UT   84003          5            02/26/03         00
    0416300457                           05           04/01/03          0
    0416300457                           O            03/01/33
    0


    8487473          E22/G02             F          117,900.00         ZZ
                                         360        117,900.00          1
                                       6.500            745.21         90
                                       6.250            745.21
    BRANDON          VT   05733          5            02/26/03         01
    0415585140                           05           04/01/03         25
    0415585140                           O            03/01/33
    0


    8487491          E22/G02             F          372,000.00         ZZ
                                         360        372,000.00          1
                                       6.125          2,260.31         80
                                       5.875          2,260.31
    WASHINGTON TOWN  NJ   07830          5            02/26/03         00
    0415896125                           05           04/01/03          0
    0415896125                           O            03/01/33
    0


    8487503          E22/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       6.125            759.51         37
                                       5.875            759.51
1


    WILMINGTON       MA   01887          5            02/25/03         00
    0415931237                           05           04/01/03          0
    0415931237                           O            03/01/33
    0


    8487507          E22/G02             F           77,000.00         ZZ
                                         360         77,000.00          1
                                       6.375            480.38         75
                                       6.125            480.38
    TULSA            OK   74134          5            02/25/03         00
    0415934579                           05           04/01/03          0
    0415934579                           O            03/01/33
    0


    8487551          E22/G02             F           52,700.00         ZZ
                                         360         52,700.00          1
                                       7.125            355.05         85
                                       6.875            355.05
    LYDIA            SC   29079          5            02/25/03         10
    0416028025                           05           04/01/03         20
    0416028025                           O            03/01/33
    0


    8487555          E22/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       5.875          1,908.89         70
                                       5.625          1,908.89
    ALISO VIEJO      CA   92656          5            02/24/03         00
    0416029213                           01           04/01/03          0
    0416029213                           O            03/01/33
    0


    8487561          E22/G02             F           66,750.00         ZZ
                                         360         66,750.00          1
                                       7.000            444.09         75
                                       6.750            444.09
    PARK FOREST      IL   60466          5            03/03/03         00
    0416042885                           05           04/01/03          0
    0416042885                           N            03/01/33
    0


    8487577          E22/G02             F          262,000.00         ZZ
                                         360        262,000.00          1
                                       6.500          1,656.02         71
                                       6.250          1,656.02
    AMITYVILLE       NY   11701          5            02/24/03         00
    0416079002                           05           04/01/03          0
    0416079002                           O            03/01/33
    0
1




    8487611          E22/G02             F           70,000.00         ZZ
                                         360         70,000.00          2
                                       6.500            442.45         67
                                       6.250            442.45
    PUEBLO           CO   81004          5            03/03/03         00
    0416085595                           05           04/01/03          0
    0416085595                           N            03/01/33
    0


    8487621          E22/G02             F          183,850.00         ZZ
                                         360        183,850.00          1
                                       6.000          1,102.27         80
                                       5.750          1,102.27
    WILLOW PARK      TX   76087          1            03/03/03         00
    0416093698                           05           04/01/03          0
    0416093698                           O            03/01/33
    0


    8487627          E22/G02             F          158,500.00         ZZ
                                         360        158,500.00          1
                                       7.000          1,054.50         68
                                       6.750          1,054.50
    PORTLAND         OR   97215          5            02/26/03         00
    0416096287                           05           04/01/03          0
    0416096287                           O            03/01/33
    0


    8487633          E22/G02             F           62,000.00         ZZ
                                         360         62,000.00          2
                                       6.500            391.88         75
                                       6.250            391.88
    PUEBLO           CO   81004          5            03/03/03         00
    0416104016                           05           04/01/03          0
    0416104016                           N            03/01/33
    0


    8487643          E22/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
                                       6.750            804.26         80
                                       6.500            804.26
    MESA             AZ   85203          2            02/20/03         00
    0416110906                           05           04/01/03          0
    0416110906                           O            03/01/33
    0


    8487659          E22/G02             F           79,500.00         ZZ
                                         360         79,500.00          1
1


                                       6.375            495.98         75
                                       6.125            495.98
    PUEBLO           CO   81004          5            03/03/03         00
    0416128841                           05           04/01/03          0
    0416128841                           N            03/01/33
    0


    8487661          E22/G02             F          211,200.00         ZZ
                                         360        211,200.00          1
                                       6.125          1,283.27         80
                                       5.875          1,283.27
    HOUSTON          TX   77004          5            02/24/03         00
    0416131183                           09           04/01/03          0
    0416131183                           O            03/01/33
    0


    8487669          E82/G02             F           42,300.00         ZZ
                                         360         42,300.00          1
                                       6.125            257.02         80
                                       5.875            257.02
    MARION           OH   43302          2            03/03/03         00
    0400783627                           05           04/01/03          0
    0400783627                           N            03/01/33
    0


    8488697          E57/G02             F          250,500.00         ZZ
                                         360        250,500.00          1
                                       6.250          1,542.37         67
                                       6.000          1,542.37
    WESTMINSTER      CA   92683          1            02/21/03         00
    0435468038                           05           04/01/03          0
    06012636                             O            03/01/33
    0


    8489175          L76/G02             F          121,210.00         ZZ
                                         360        121,210.00          1
                                       6.500            766.13         90
                                       6.250            766.13
    ROSEMOUNT        MN   55068          1            02/28/03         11
    0435491980                           09           04/01/03         25
    991668                               N            03/01/33
    0


    8489227          P01/G02             F           74,250.00         ZZ
                                         360         74,250.00          2
                                       7.625            525.54         90
                                       7.375            525.54
    WATERVLIET       NY   12189          1            02/28/03         10
    0435467352                           05           04/01/03         25
1


    03004418                             N            03/01/33
    0


    8489231          G34/G02             F          147,900.00         ZZ
                                         360        147,900.00          1
                                       6.000            886.74         80
                                       5.750            886.74
    LAS VEGAS        NV   89128          1            02/22/03         00
    0435466669                           03           04/01/03          0
    77309015                             O            03/01/33
    0


    8489265          U42/G02             F           56,500.00         ZZ
                                         360         56,500.00          1
                                       6.000            338.75         56
                                       5.750            338.75
    ALLEN            TX   75002          2            02/13/03         00
    0435479159                           05           04/01/03          0
    12203091                             N            03/01/33
    0


    8489369          313/G02             F           92,350.00         ZZ
                                         360         92,350.00          1
                                       6.500            583.72         74
                                       6.250            583.72
    PHOENIX          AZ   85043          2            02/27/03         00
    0435468046                           03           04/01/03          0
    9334640                              N            03/01/33
    0


    8489433          F89/G02             F          272,500.00         ZZ
                                         360        272,500.00          1
                                       6.000          1,633.78         50
                                       5.750          1,633.78
    LOS ANGELES      CA   90046          2            02/13/03         00
    0435467006                           05           04/01/03          0
    11624563                             O            03/01/33
    0


    8489495          A50/G02             F           65,600.00         ZZ
                                         360         65,600.00          1
                                       6.500            414.64         80
                                       6.250            414.64
    ST MARY'S        GA   31558          2            02/14/03         00
    0435454707                           05           04/01/03          0
    979846                               N            03/01/33
    0


1


    8489515          B23/G02             F          122,000.00         ZZ
                                         360        122,000.00          2
                                       7.125            821.94         68
                                       6.875            821.94
    ROSEMEAD         CA   91770          1            02/21/03         00
    0435479571                           05           04/01/03          0
    80000214                             N            03/01/33
    0


    8489585          U05/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.375            673.78         80
                                       6.125            673.78
    COINJOCK         NC   27923          5            02/18/03         00
    0435458666                           05           04/01/03          0
    3308938                              O            03/01/33
    0


    8489739          U97/G02             F          288,000.00         ZZ
                                         360        288,000.00          1
                                       6.250          1,773.27         80
                                       6.000          1,773.27
    ARROYO GRANDE    CA   93420          2            02/18/03         00
    0435471438                           05           04/01/03          0
    7573400                              O            03/01/33
    0


    8489775          U42/G02             F           66,850.00         ZZ
                                         360         66,850.00          1
                                       6.625            428.05         67
                                       6.375            428.05
    ALLEN            TX   75002          5            02/21/03         00
    0435476130                           05           04/01/03          0
    12203090                             N            03/01/33
    0


    8490413          E22/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
                                       6.000            527.60         85
                                       5.750            527.60
    LUGOFF           SC   29078          2            02/27/03         01
    0415495233                           05           04/01/03          6
    0415495233                           O            03/01/33
    0


    8490453          E22/G02             F          615,000.00         ZZ
                                         360        615,000.00          1
                                       6.125          3,736.80         75
                                       5.875          3,736.80
1


    CAMARILLO        CA   93010          1            02/07/03         00
    0415658152                           03           04/01/03          0
    0415658152                           O            03/01/33
    0


    8490469          E22/G02             F          645,000.00         ZZ
                                         360        645,000.00          1
                                       6.125          3,919.09         77
                                       5.875          3,919.09
    FALL CITY        WA   98024          2            02/25/03         00
    0415868900                           05           04/01/03          0
    0415868900                           O            03/01/33
    0


    8490493          E22/G02             F          514,000.00         ZZ
                                         360        514,000.00          1
                                       6.250          3,164.79         71
                                       6.000          3,164.79
    TRAVERSE CITY    MI   49686          2            02/27/03         00
    0415992064                           05           04/01/03          0
    0415992064                           O            03/01/33
    0


    8490503          E22/G02             F          126,000.00         T
                                         360        126,000.00          1
                                       5.875            745.34         60
                                       5.625            745.34
    EASTON           WA   98925          1            02/26/03         00
    0416002145                           03           04/01/03          0
    0416002145                           O            03/01/33
    0


    8490525          E22/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.125          1,944.35         48
                                       5.875          1,944.35
    SAN FRANCISCO    CA   94122          5            02/20/03         00
    0416038487                           05           04/01/03          0
    0416038487                           O            03/01/33
    0


    8490533          E22/G02             F           81,600.00         ZZ
                                         360         81,600.00          1
                                       6.375            509.08         80
                                       6.125            509.08
    ROANOKE          VA   24014          1            03/04/03         00
    0416044055                           05           04/01/03          0
    0416044055                           N            03/01/33
    0
1




    8490545          E22/G02             F           91,500.00         ZZ
                                         360         91,500.00          1
                                       6.750            593.47         95
                                       6.500            593.47
    MEMPHIS          TN   38115          2            02/27/03         10
    0416064798                           05           04/01/03         30
    0416064798                           O            03/01/33
    0


    8490549          E22/G02             F          429,100.00         ZZ
                                         360        429,100.00          1
                                       6.125          2,607.26         79
                                       5.875          2,607.26
    COLLEYVILLE      TX   76034          2            02/27/03         00
    0416077758                           03           04/01/03          0
    0416077758                           O            03/01/33
    0


    8490551          E22/G02             F          388,000.00         ZZ
                                         360        388,000.00          1
                                       6.250          2,388.98         80
                                       6.000          2,388.98
    CORPUS CHRISTI   TX   78411          5            02/24/03         00
    0416082766                           05           04/01/03          0
    0416082766                           O            03/01/33
    0


    8490563          E22/G02             F           63,000.00         ZZ
                                         360         63,000.00          2
                                       6.875            413.87         78
                                       6.625            413.87
    GLOUCESTER CITY  NJ   08030          5            02/27/03         00
    0416110856                           05           04/01/03          0
    0416110856                           O            03/01/33
    0


    8490573          E22/G02             F           67,200.00         ZZ
                                         360         67,200.00          1
                                       6.500            424.75         80
                                       6.250            424.75
    FORT WORTH       TX   76133          1            03/04/03         00
    0416141661                           05           04/01/03          0
    0416141661                           O            03/01/33
    0


    8490581          E22/G02             F           93,600.00         ZZ
                                         360         93,600.00          1
1


                                       6.500            591.62         90
                                       6.250            591.62
    KINGWOOD         TX   77339          1            03/03/03         04
    0416152361                           03           04/01/03         25
    0416152361                           N            03/01/33
    0


    8490583          E22/G02             F          166,200.00         ZZ
                                         360        166,200.00          1
                                       6.625          1,064.20         95
                                       6.375          1,064.20
    KANSAS CITY      MO   64155          2            02/25/03         01
    0416152478                           05           04/01/03         30
    0416152478                           O            03/01/33
    0


    8490585          E22/G02             F           99,500.00         ZZ
                                         360         99,500.00          1
                                       6.625            637.11         47
                                       6.375            637.11
    SALT LAKE CITY   UT   84108          2            02/26/03         00
    0416153724                           05           04/01/03          0
    0416153724                           N            03/01/33
    0


    8490595          E22/G02             F           75,500.00         ZZ
                                         360         75,500.00          1
                                       6.875            495.98         70
                                       6.625            495.98
    DUNNELLON        FL   34432          2            03/03/03         00
    0416166643                           05           04/01/03          0
    0416166643                           N            03/01/33
    0


    8490597          E22/G02             F          149,300.00         ZZ
                                         360        149,300.00          1
                                       6.750            968.36         88
                                       6.500            968.36
    BIRMINGHAM       AL   35222          2            02/27/03         01
    0416168466                           05           04/01/03         25
    0416168466                           O            03/01/33
    0


    8490603          E22/G02             F           57,450.00         ZZ
                                         360         57,450.00          1
                                       6.500            363.12         90
                                       6.250            363.12
    XENIA            OH   45385          5            02/27/03         11
    0416172146                           05           04/01/03         25
1


    0416172146                           O            03/01/33
    0


    8490611          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.125            729.13         80
                                       5.875            729.13
    PROVO            UT   84606          1            02/26/03         00
    0416187946                           01           04/01/03          0
    0416187946                           N            03/01/33
    0


    8490613          E22/G02             F          367,000.00         ZZ
                                         240        367,000.00          1
                                       6.250          2,682.51         78
                                       6.000          2,682.51
    DALLAS           TX   75214          5            02/27/03         00
    0416188324                           05           04/01/03          0
    0416188324                           O            03/01/23
    0


    8490621          E22/G02             F          333,750.00         ZZ
                                         360        333,750.00          4
                                       6.500          2,109.53         75
                                       6.250          2,109.53
    ANTIOCH          CA   94509          1            02/21/03         00
    0416204352                           05           04/01/03          0
    0416204352                           N            03/01/33
    0


    8490651          E22/G02             F          109,900.00         ZZ
                                         360        109,900.00          1
                                       6.750            712.81         80
                                       6.500            712.81
    HENDERSONVILLE   NC   28792          2            03/04/03         00
    0416274850                           05           04/01/03          0
    0416274850                           O            03/01/33
    0


    8490653          E22/G02             F          194,200.00         ZZ
                                         360        194,200.00          1
                                       6.375          1,211.56         80
                                       6.125          1,211.56
    SALT LAKE CITY   UT   84109          1            03/03/03         00
    0416279297                           03           04/01/03          0
    0416279297                           N            03/01/33
    0


1


    8491135          U05/G02             F          427,700.00         TX
                                         360        427,700.00          1
                                       6.375          2,668.29         74
                                       6.125          2,668.29
    HOUSTON          TX   77005          5            02/14/03         00
    0435470364                           05           04/01/03          0
    3310743                              O            03/01/33
    0


    8491173          N47/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.500          1,264.14         49
                                       6.250          1,264.14
    WALNUT CREEK     CA   94597          5            02/20/03         00
    0435498894                           09           04/01/03          0
    90500765                             O            03/01/33
    0


    8491359          P30/G02             F           61,500.00         ZZ
                                         360         61,500.00          1
                                       6.625            393.79         80
                                       6.375            393.79
    GREENVILLE       SC   29609          1            02/27/03         00
    0435476882                           05           04/01/03          0
    0670880                              O            03/01/33
    0


    8491455          286/286             F          148,500.00         ZZ
                                         360        148,284.34          4
                                       7.625          1,051.08         90
                                       7.375          1,051.08
    PATERSON         NJ   07524          1            12/11/02         12
    1733753                              05           02/01/03         25
    1733753                              N            01/01/33
    0


    8491457          286/286             F           92,000.00         ZZ
                                         360         91,844.96          1
                                       6.875            604.38         80
                                       6.625            604.38
    CHICAGO          IL   60619          5            12/17/02         00
    1865331                              05           02/01/03          0
    1865331                              N            01/01/33
    0


    8491461          286/286             F           62,000.00         ZZ
                                         360         61,941.17          1
                                       6.250            381.75         65
                                       6.000            381.75
1


    ORLANDO          FL   32807          5            01/22/03         00
    1897652                              05           03/01/03          0
    1897652                              N            02/01/33
    0


    8491469          286/286             F           71,200.00         ZZ
                                         360         71,078.29          1
                                       6.875            467.74         80
                                       6.625            467.74
    ST LOUIS         MO   63108          1            12/19/02         00
    1847619                              05           02/01/03          0
    1847619                              N            01/01/33
    0


    8491473          286/286             F          215,000.00         ZZ
                                         360        214,628.73          4
                                       6.750          1,394.49         70
                                       6.500          1,394.49
    PAHRUMP          NV   89048          2            12/19/02         00
    1874757                              05           02/01/03          0
    1874757                              N            01/01/33
    0


    8491477          286/286             F          215,000.00         ZZ
                                         360        214,628.73          4
                                       6.750          1,394.49         70
                                       6.500          1,394.49
    PAHRUMP          NV   89048          2            12/19/02         00
    1874760                              05           02/01/03          0
    1874760                              N            01/01/33
    0


    8491481          286/286             F           79,000.00         ZZ
                                         360         78,866.86          3
                                       6.875            518.98         59
                                       6.625            518.98
    LAKE WORTH       FL   33460          5            12/20/02         00
    1860846                              05           02/01/03          0
    1860846                              N            01/01/33
    0


    8491485          286/286             F          700,000.00         ZZ
                                         360        698,761.39          1
                                       6.625          4,482.18         43
                                       6.375          4,482.18
    GREENWICH        CT   06831          5            12/17/02         00
    1788881                              05           02/01/03          0
    1788881                              O            01/01/33
    0
1




    8491489          286/286             F          284,000.00         ZZ
                                         360        283,761.40          1
                                       6.875          1,865.68         80
                                       6.625          1,865.68
    PLYMOUTH         MA   02360          5            12/30/02         00
    1899402                              05           03/01/03          0
    1899402                              O            02/01/33
    0


    8491493          286/286             F          328,650.00         ZZ
                                         360        328,054.17          1
                                       6.500          2,077.30         58
                                       6.250          2,077.30
    ALEXANDRIA       VA   22309          2            12/20/02         00
    1418665                              05           02/01/03          0
    1418665                              O            01/01/33
    0


    8491497          286/286             F           70,200.00         ZZ
                                         360         70,079.43          3
                                       6.875            461.17         90
                                       6.625            461.17
    CLEMENTON        NJ   08021          1            12/30/02         10
    1847085                              05           02/01/03         25
    1847085                              N            01/01/33
    0


    8491501          286/286             F          600,000.00         ZZ
                                         360        598,885.61          1
                                       6.375          3,743.22         69
                                       6.125          3,743.22
    STAMFORD         CT   06905          1            12/19/02         00
    1806534                              05           02/01/03          0
    1806534                              O            01/01/33
    0


    8491505          286/286             F          123,000.00         ZZ
                                         360        122,540.66          3
                                       6.375            767.36         90
                                       6.125            767.36
    SOMERS           CT   06071          1            10/31/02         12
    1673329                              05           12/01/02         25
    1673329                              O            11/01/32
    0


    8491509          286/286             F           86,400.00         ZZ
                                         360         86,131.41          1
1


                                       6.375            539.03         80
                                       6.125            539.03
    PHOENIX          AZ   85029          5            12/20/02         00
    1789750                              03           02/01/03          0
    1789750                              N            01/01/33
    0


    8491513          286/286             F          352,000.00         ZZ
                                         360        351,330.26          1
                                       6.250          2,167.33         44
                                       6.000          2,167.33
    RIDGEFIELD       CT   06877          2            12/06/02         00
    1679914                              05           02/01/03          0
    1679914                              O            01/01/33
    0


    8491517          286/286             F          251,900.00         ZZ
                                         360        251,505.79          4
                                       7.250          1,718.41         90
                                       7.000          1,718.41
    PLAINFIELD       NJ   07060          1            12/23/02         12
    1826534                              05           02/01/03         25
    1826534                              N            01/01/33
    0


    8491521          286/286             F           68,000.00         ZZ
                                         360         67,901.25          1
                                       7.625            481.30         80
                                       7.375            481.30
    MARION           NY   14505          2            12/11/02         00
    1599958                              05           02/01/03          0
    1599958                              N            01/01/33
    0


    8491523          286/286             F           58,500.00         ZZ
                                         360         58,401.41          3
                                       6.875            384.31         68
                                       6.625            384.31
    BALTIMORE        MD   21216          2            12/31/02         00
    1891615                              05           02/01/03          0
    1891615                              N            01/01/33
    0


    8491525          286/286             F          108,600.00         ZZ
                                         360        108,416.99          2
                                       6.875            713.43         80
                                       6.625            713.43
    BALTIMORE        MD   21216          1            12/31/02         00
    1899326                              05           02/01/03          0
1


    1899326                              N            01/01/33
    0


    8491527          286/286             F          115,500.00         ZZ
                                         360        115,307.17          4
                                       7.250            787.92         66
                                       7.000            787.92
    WASHINGTON       DC   20020          5            12/23/02         00
    1767562                              05           02/01/03          0
    1767562                              N            01/01/33
    0


    8491529          286/286             F          108,000.00         T
                                         360        107,813.50          1
                                       6.750            700.49         80
                                       6.500            700.49
    TAMARAC          FL   33321          1            12/09/02         00
    1844432                              05           02/01/03          0
    1844432                              O            01/01/33
    0


    8491531          286/286             F          204,000.00         T
                                         360        203,219.65          1
                                       6.250          1,256.07         76
                                       6.000          1,256.07
    NEW BRAUNFELS    TX   78132          2            10/24/02         00
    1730269                              05           12/01/02          0
    1730269                              O            11/01/32
    0


    8491533          286/286             F          350,000.00         ZZ
                                         360        349,334.07          1
                                       6.250          2,155.02         56
                                       6.000          2,155.02
    DUBLIN           CA   94568          2            12/11/02         00
    1811412                              05           02/01/03          0
    1811412                              O            01/01/33
    0


    8491539          286/286             F          400,000.00         ZZ
                                         360        399,238.95          1
                                       6.250          2,462.87         35
                                       6.000          2,462.87
    WESTON           CT   06883          2            12/12/02         00
    1787565                              05           02/01/03          0
    1787565                              O            01/01/33
    0


1


    8491541          286/286             F          348,000.00         ZZ
                                         360        347,385.40          1
                                       6.500          2,199.60         80
                                       6.250          2,199.60
    WESTMINSTER      CA   92683          2            01/01/03         00
    1878234                              05           03/01/03          0
    1878234                              O            02/01/33
    0


    8491543          286/286             F          372,000.00         ZZ
                                         360        371,687.47          1
                                       6.875          2,443.78         75
                                       6.625          2,443.78
    LEXINGTON        MA   02421          5            01/10/03         00
    1895118                              05           03/01/03          0
    1895118                              O            02/01/33
    0


    8491547          286/286             F          253,950.00         ZZ
                                         360        253,274.12          1
                                       6.625          1,626.07         89
                                       6.375          1,626.07
    CHICAGO          IL   60622          2            11/19/02         14
    1592114                              01           01/01/03         25
    1592114                              O            12/01/32
    0


    8491549          286/286             F           97,500.00         ZZ
                                         360         97,214.01          3
                                       7.625            690.10         68
                                       7.375            690.10
    NORFOLK          CT   06058          5            10/25/02         00
    1553474                              05           12/01/02          0
    1553474                              N            11/01/32
    0


    8491551          K15/G02             F          308,000.00         ZZ
                                         360        308,000.00          1
                                       5.875          1,821.94         80
                                       5.625          1,821.94
    EAST MEADOW      NY   11554          5            02/24/03         00
    0435460597                           05           04/01/03          0
    021205511755                         O            03/01/33
    0


    8491553          286/286             F          171,500.00         ZZ
                                         360        171,369.50          4
                                       7.375          1,184.51         69
                                       7.125          1,184.51
1


    PARKVILLE        MO   64152          5            01/06/03         00
    1648130                              05           03/01/03          0
    1648130                              N            02/01/33
    0


    8491555          286/286             F          178,500.00         ZZ
                                         360        178,364.17          4
                                       7.375          1,232.86         70
                                       7.125          1,232.86
    PARKVILLE        MO   64152          5            01/06/03         00
    1648138                              05           03/01/03          0
    1648138                              N            02/01/33
    0


    8491559          286/286             F          178,500.00         ZZ
                                         360        178,364.17          4
                                       7.375          1,232.86         70
                                       7.125          1,232.86
    KANSAS CITY      MO   64152          5            01/06/03         00
    1648143                              05           03/01/03          0
    1648143                              N            02/01/33
    0


    8491561          286/286             F          171,500.00         ZZ
                                         360        171,369.50          4
                                       7.375          1,184.51         70
                                       7.125          1,184.51
    KANSAS CITY      MO   64152          5            01/06/03         00
    1648145                              05           03/01/03          0
    1648145                              N            02/01/33
    0


    8491563          286/286             F          400,000.00         ZZ
                                         360        399,274.82          1
                                       6.500          2,528.28         80
                                       6.250          2,528.28
    WOLVERINE LAKE   MI   48390          5            12/16/02         00
    1800094                              05           02/01/03          0
    1800094                              O            01/01/33
    0


    8491565          286/286             F          439,250.00         ZZ
                                         360        438,434.17          1
                                       6.375          2,740.35         80
                                       6.125          2,740.35
    LEESBURG         VA   20176          1            12/27/02         00
    1901096                              05           02/01/03          0
    1901096                              O            01/01/33
    0
1




    8491567          286/286             F          114,300.00         ZZ
                                         360        114,102.62          1
                                       6.750            741.35         90
                                       6.500            741.35
    PHOENIX          AZ   85018          1            12/03/02         12
    1855786                              01           02/01/03         25
    1855786                              O            01/01/33
    0


    8491569          286/286             F           71,000.00         ZZ
                                         360         70,894.27          1
                                       7.500            496.45         80
                                       7.250            496.45
    INDIANAPOLIS     IN   46225          2            12/13/02         00
    1791245                              05           02/01/03          0
    1791245                              N            01/01/33
    0


    8491571          286/286             F          190,000.00         ZZ
                                         360        189,481.92          2
                                       6.500          1,200.93         80
                                       6.250          1,200.93
    KEARNY           NJ   07032          1            11/19/02         00
    1659973                              05           01/01/03          0
    1659973                              O            12/01/32
    0


    8491575          286/286             F          135,000.00         ZZ
                                         360        134,798.99          3
                                       7.500            943.94         69
                                       7.250            943.94
    APACHE JUNCTION  AZ   85219          2            12/23/02         00
    1840540                              05           02/01/03          0
    1840540                              N            01/01/33
    0


    8491577          286/286             F          400,000.00         ZZ
                                         360        399,257.07          1
                                       6.375          2,495.48         80
                                       6.125          2,495.48
    LITCHFIELD PARK  AZ   85340          2            12/20/02         00
    1844754                              05           02/01/03          0
    1844754                              O            01/01/33
    0


    8491579          286/286             F           48,750.00         ZZ
                                         360         48,675.57          1
1


                                       7.375            336.71         75
                                       7.125            336.71
    FT LAUDERDALE    FL   33308          5            12/17/02         00
    1867388                              01           02/01/03          0
    1867388                              N            01/01/33
    0


    8491581          286/286             F          140,000.00         ZZ
                                         360        139,580.45          3
                                       7.500            978.91         70
                                       7.250            978.91
    POMPANO BEACH    FL   33062          5            10/24/02         00
    1645499                              05           12/01/02          0
    1645499                              N            11/01/32
    0


    8491583          286/286             F          100,050.00         ZZ
                                         360         99,959.55          1
                                       6.500            632.39         80
                                       6.250            632.39
    LITCHFIELD PARK  AZ   85340          1            01/03/03         00
    1867338                              05           03/01/03          0
    1867338                              N            02/01/33
    0


    8491585          286/286             F          345,000.00         ZZ
                                         360        344,327.65          1
                                       6.125          2,096.26         74
                                       5.875          2,096.26
    KEY WEST         FL   33040          2            12/11/02         00
    1881836                              05           02/01/03          0
    1881836                              O            01/01/33
    0


    8491587          286/286             F           84,150.00         ZZ
                                         360         84,015.00          1
                                       7.125            566.94         90
                                       6.875            566.94
    N FORT MEYERS    FL   33903          1            12/04/02         14
    1804678                              01           02/01/03         25
    1804678                              N            01/01/33
    0


    8491589          286/286             F           97,200.00         ZZ
                                         360         96,843.86          1
                                       7.625            687.98         90
                                       7.375            687.98
    WASHINGTON       DC   20032          1            09/05/02         21
    1537800                              05           11/01/02         25
1


    1537800                              N            10/01/32
    0


    8491591          286/286             F          259,550.00         ZZ
                                         360        258,670.27          1
                                       6.875          1,705.06         79
                                       6.625          1,705.06
    DENVER           CO   80209          2            10/16/02         00
    1576014                              05           12/01/02          0
    1576014                              N            11/01/32
    0


    8491593          286/286             F          294,850.00         ZZ
                                         360        293,874.74          1
                                       7.000          1,961.65         80
                                       6.750          1,961.65
    DENVER           CO   80220          2            10/16/02         00
    1576016                              05           12/01/02          0
    1576016                              N            11/01/32
    0


    8491595          286/286             F           48,480.00         ZZ
                                         360         48,437.22          1
                                       6.625            310.43         80
                                       6.375            310.43
    BOSSIER CITY     LA   71112          1            01/06/03         00
    1856080                              03           03/01/03          0
    1856080                              N            02/01/33
    0


    8491597          286/286             F           48,480.00         ZZ
                                         360         48,437.22          1
                                       6.625            310.43         80
                                       6.375            310.43
    BOSSIER CITY     LA   71112          1            01/06/03         00
    1856085                              03           03/01/03          0
    1856085                              N            02/01/33
    0


    8491599          286/286             F           48,480.00         ZZ
                                         360         48,437.22          1
                                       6.625            310.43         80
                                       6.375            310.43
    BOSSIER CITY     LA   71112          1            01/06/03         00
    1856096                              03           03/01/03          0
    1856096                              N            02/01/33
    0


1


    8491601          286/286             F           48,480.00         ZZ
                                         360         48,437.22          1
                                       6.625            310.43         80
                                       6.375            310.43
    BOSSIER CITY     LA   71112          1            01/06/03         00
    1856113                              03           03/01/03          0
    1856113                              N            02/01/33
    0


    8491603          P09/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.250            664.97         90
                                       6.000            664.97
    DISTRICT HEIGHT  MD   20747          5            02/15/03         10
    0435496369                           07           04/01/03         25
    02100241                             O            03/01/33
    0


    8491605          286/286             F          245,150.00         ZZ
                                         360        244,694.67          1
                                       6.375          1,529.42         93
                                       6.125          1,529.42
    SOUTH PLAINFIEL  NJ   07080          1            12/06/02         21
    1789519                              05           02/01/03         25
    1789519                              O            01/01/33
    0


    8491607          286/286             F           90,300.00         ZZ
                                         360         90,124.01          1
                                       6.125            548.68         80
                                       5.875            548.68
    OAKWOOD          GA   30566          1            12/31/02         00
    1916332                              05           02/01/03          0
    1916332                              N            01/01/33
    0


    8491609          286/286             F          420,000.00         ZZ
                                         360        419,620.31          1
                                       6.500          2,654.69         72
                                       6.250          2,654.69
    ALAMEDA          CA   94502          5            01/02/03         00
    1823754                              05           03/01/03          0
    1823754                              O            02/01/33
    0


    8491611          286/286             F           47,200.00         ZZ
                                         360         47,055.00          1
                                       7.375            326.00         80
                                       7.125            326.00
1


    INDIANAPOLIS     IN   46208          1            10/08/02         00
    1592668                              05           12/01/02          0
    1592668                              N            11/01/32
    0


    8491613          286/286             F          263,200.00         ZZ
                                         360        262,756.49          3
                                       6.875          1,729.04         65
                                       6.625          1,729.04
    WINTHROP         MA   02152          5            01/02/03         00
    1837039                              05           02/01/03          0
    1837039                              N            01/01/33
    0


    8491619          286/286             F          107,200.00         ZZ
                                         360        107,014.88          1
                                       6.750            695.30         80
                                       6.500            695.30
    BROCKTON         MA   02302          1            12/24/02         00
    1813114                              05           02/01/03          0
    1813114                              N            01/01/33
    0


    8491621          286/286             F          368,000.00         ZZ
                                         360        367,379.89          1
                                       6.875          2,417.50         80
                                       6.625          2,417.50
    CHICAGO          IL   60646          5            12/20/02         00
    1802314                              05           02/01/03          0
    1802314                              O            01/01/33
    0


    8491629          286/286             F          455,000.00         ZZ
                                         360        454,175.12          1
                                       6.500          2,875.91         55
                                       6.250          2,875.91
    CARMEL VALLEY    CA   93924          5            12/11/02         00
    1786920                              05           02/01/03          0
    1786920                              N            01/01/33
    0


    8491631          286/286             F          351,000.00         ZZ
                                         360        349,529.24          3
                                       6.750          2,276.58         90
                                       6.500          2,276.58
    REVERE           MA   02151          1            12/27/02         12
    1524695                              05           02/01/03         25
    1524695                              N            01/01/33
    0
1




    8491633          286/286             F          138,000.00         ZZ
                                         360        137,881.18          1
                                       6.750            895.07         79
                                       6.500            895.07
    ENGLEWOOD        CO   80110          1            01/10/03         00
    1927572                              05           03/01/03          0
    1927572                              N            02/01/33
    0


    8491635          286/286             F          294,750.00         ZZ
                                         360        294,496.22          4
                                       6.750          1,911.75         90
                                       6.500          1,911.75
    GLADSTONE        OR   97027          1            01/06/03         11
    1877690                              05           03/01/03         25
    1877690                              N            02/01/33
    0


    8491637          286/286             F          353,500.00         ZZ
                                         360        352,904.32          1
                                       6.875          2,322.25         72
                                       6.625          2,322.25
    DENVER           CO   80206          2            12/05/02         00
    1681051                              05           02/01/03          0
    1681051                              O            01/01/33
    0


    8491639          286/286             F          112,800.00         ZZ
                                         360        112,700.46          4
                                       6.625            722.28         80
                                       6.375            722.28
    HAMILTON         OH   45013          1            01/02/03         00
    1872576                              05           03/01/03          0
    1872576                              N            02/01/33
    0


    8491641          286/286             F           70,800.00         ZZ
                                         360         70,680.69          1
                                       6.875            465.11         80
                                       6.625            465.11
    RICHMOND         VA   23236          1            12/23/02         00
    1856581                              05           02/01/03          0
    1856581                              N            01/01/33
    0


    8491643          286/286             F          420,000.00         ZZ
                                         360        419,219.91          1
1


                                       6.375          2,620.26         76
                                       6.125          2,620.26
    METUCHEN         NJ   08840          5            12/16/02         00
    1678087                              05           02/01/03          0
    1678087                              O            01/01/33
    0


    8491645          286/286             F          360,000.00         ZZ
                                         360        359,726.06          1
                                       7.375          2,486.44         67
                                       7.125          2,486.44
    ALISO VIEJO      CA   92656          5            01/06/03         00
    1850650                              05           03/01/03          0
    1850650                              O            02/01/33
    0


    8491647          286/286             F          500,000.00         ZZ
                                         360        499,025.56          2
                                       6.125          3,038.06         80
                                       5.875          3,038.06
    CHICAGO          IL   60657          5            12/13/02         00
    1788538                              05           02/01/03          0
    1788538                              O            01/01/33
    0


    8491649          286/286             F          336,000.00         ZZ
                                         360        334,558.62          1
                                       6.250          2,068.82         53
                                       6.000          2,068.82
    SAN FRANCISCO    CA   94121          2            12/02/02         00
    1798424                              05           02/01/03          0
    1798424                              O            01/01/33
    0


    8491653          286/286             F          175,500.00         ZZ
                                         360        175,204.27          2
                                       6.875          1,152.91         90
                                       6.625          1,152.91
    JERSEY CITY      NJ   07307          1            12/03/02         04
    1737930                              05           02/01/03         30
    1737930                              O            01/01/33
    0


    8491655          E47/G02             F          293,600.00         ZZ
                                         360        293,600.00          2
                                       6.625          1,879.95         80
                                       6.375          1,879.95
    CASTRO VALLEY    CA   94546          1            02/14/03         00
    0435475652                           05           04/01/03          0
1


    7359513448                           O            03/01/33
    0


    8491657          286/286             F          105,600.00         ZZ
                                         360        105,408.54          1
                                       6.500            667.47         80
                                       6.250            667.47
    TEMPE            AZ   85282          5            12/24/02         00
    1878429                              05           02/01/03          0
    1878429                              N            01/01/33
    0


    8491659          286/286             F          340,000.00         ZZ
                                         360        339,685.09          1
                                       6.375          2,121.16         43
                                       6.125          2,121.16
    WESTPORT         CT   06880          5            01/16/03         00
    1874362                              05           03/01/03          0
    1874362                              O            02/01/33
    0


    8491661          286/286             F          348,000.00         ZZ
                                         360        347,399.05          1
                                       6.750          2,257.13         80
                                       6.500          2,257.13
    CAVE CREEK       AZ   85331          1            12/23/02         00
    1867661                              05           02/01/03          0
    1867661                              O            01/01/33
    0


    8491663          286/286             F          199,200.00         ZZ
                                         360        198,830.02          1
                                       6.375          1,242.75         80
                                       6.125          1,242.75
    WOODINVILLE      WA   98072          1            12/30/02         00
    1894273                              05           02/01/03          0
    1894273                              N            01/01/33
    0


    8491665          286/286             F          331,000.00         ZZ
                                         360        330,075.39          1
                                       6.375          2,065.01         80
                                       6.125          2,065.01
    LITTLETON        CO   80126          2            11/26/02         00
    1787887                              05           01/01/03          0
    1787887                              O            12/01/32
    0


1


    8491667          286/286             F          135,000.00         ZZ
                                         300        134,730.53          4
                                       6.000            869.81         72
                                       5.750            869.81
    WATERBURY        CT   06705          2            12/11/02         00
    1820052                              05           02/01/03          0
    1820052                              O            01/01/28
    0


    8491669          286/286             F          649,000.00         ZZ
                                         360        647,593.45          1
                                       6.500          4,102.13         73
                                       6.250          4,102.13
    NOVI             MI   48374          5            11/26/02         00
    1725659                              05           02/01/03          0
    1725659                              O            01/01/33
    0


    8491671          286/286             F          110,250.00         ZZ
                                         360        110,068.72          4
                                       7.000            733.50         89
                                       6.750            733.50
    ALBUQUERUQE      NM   87108          2            12/11/02         10
    1857304                              05           02/01/03         25
    1857304                              N            01/01/33
    0


    8491673          286/286             F           52,000.00         ZZ
                                         360         51,922.56          1
                                       7.500            363.60         80
                                       7.250            363.60
    GREENVILLE       SC   29605          2            12/31/02         00
    1870361                              05           02/01/03          0
    1870361                              N            01/01/33
    0


    8491675          286/286             F          106,400.00         ZZ
                                         360        106,303.81          1
                                       6.500            672.52         80
                                       6.250            672.52
    BOCA RATON       FL   33433          1            01/17/03         00
    1915953                              05           03/01/03          0
    1915953                              N            02/01/33
    0


    8491681          286/286             F          187,950.00         ZZ
                                         360        187,583.71          1
                                       6.125          1,142.01         80
                                       5.875          1,142.01
1


    CHARLESTON       SC   29492          1            12/27/02         00
    1916287                              05           02/01/03          0
    1916287                              N            01/01/33
    0


    8491685          286/286             F           56,800.00         ZZ
                                         360         56,627.16          1
                                       6.500            359.02         80
                                       6.250            359.02
    DETROIT          MI   48234          1            11/27/02         00
    1719164                              05           01/01/03          0
    1719164                              N            12/01/32
    0


    8491687          286/286             F          380,000.00         ZZ
                                         360        379,276.11          1
                                       6.250          2,339.73         80
                                       6.000          2,339.73
    PRIOR LAKE       MN   55372          5            12/13/02         00
    1790762                              05           02/01/03          0
    1790762                              O            01/01/33
    0


    8491691          286/286             F          523,000.00         ZZ
                                         360        522,096.88          1
                                       6.750          3,392.17         70
                                       6.500          3,392.17
    ANDOVER          MA   01810          2            12/20/02         00
    1751831                              05           02/01/03          0
    1751831                              O            01/01/33
    0


    8491693          286/286             F          379,532.00         ZZ
                                         360        378,809.88          1
                                       6.250          2,336.85         80
                                       6.000          2,336.85
    WASHINGTON       DC   20002          1            12/10/02         00
    1838801                              05           02/01/03          0
    1838801                              N            01/01/33
    0


    8491697          286/286             F          159,300.00         ZZ
                                         360        159,056.82          3
                                       7.375          1,100.25         90
                                       7.125          1,100.25
    NEWARK           NJ   07107          1            12/13/02         14
    1678482                              05           02/01/03         25
    1678482                              N            01/01/33
    0
1




    8491699          286/286             F          500,000.00         ZZ
                                         360        499,547.98          1
                                       6.500          3,160.35         80
                                       6.250          3,160.35
    SUGARLOAF KEY    FL   33042          1            01/03/03         00
    1901762                              05           03/01/03          0
    1901762                              O            02/01/33
    0


    8491701          286/286             F          364,000.00         ZZ
                                         360        363,323.93          1
                                       6.375          2,270.89         73
                                       6.125          2,270.89
    TOMS RIVER       NJ   08755          2            12/23/02         00
    1549672                              05           02/01/03          0
    1549672                              O            01/01/33
    0


    8491703          286/286             F          331,000.00         ZZ
                                         360        330,428.43          1
                                       6.750          2,146.86         70
                                       6.500          2,146.86
    GREAT FALLS      VA   22066          5            12/18/02         00
    1863485                              05           02/01/03          0
    1863485                              O            01/01/33
    0


    8491705          286/286             F           64,000.00         ZZ
                                         360         63,907.06          2
                                       7.625            452.99         80
                                       7.375            452.99
    AKRON            OH   44320          5            12/16/02         00
    1410663                              05           02/01/03          0
    1410663                              N            01/01/33
    0


    8491707          286/286             F           64,000.00         ZZ
                                         360         63,907.06          2
                                       7.625            452.99         80
                                       7.375            452.99
    AKRON            OH   44320          5            12/16/02         00
    1410671                              05           02/01/03          0
    1410671                              N            01/01/33
    0


    8491709          286/286             F           64,000.00         ZZ
                                         360         63,907.06          2
1


                                       7.625            452.99         80
                                       7.375            452.99
    AKRON            OH   44320          5            12/16/02         00
    1410674                              05           02/01/03          0
    1410674                              N            01/01/33
    0


    8491713          286/286             F          115,000.00         ZZ
                                         360        114,786.39          1
                                       6.375            717.45         80
                                       6.125            717.45
    LITCHFIELD PARK  AZ   85340          1            12/13/02         00
    1881190                              05           02/01/03          0
    1881190                              N            01/01/33
    0


    8491717          286/286             F          335,000.00         ZZ
                                         360        333,719.58          1
                                       6.500          2,117.43         73
                                       6.250          2,117.43
    PHOENIXVILLE     PA   19460          1            11/29/02         00
    1811280                              05           01/01/03          0
    1811280                              O            12/01/32
    0


    8491719          286/286             F           58,400.00         ZZ
                                         360         58,301.58          1
                                       6.875            383.65         80
                                       6.625            383.65
    CRESCENT CITY    CA   95531          1            12/13/02         00
    1811453                              05           02/01/03          0
    1811453                              N            01/01/33
    0


    8491721          286/286             F          840,000.00         ZZ
                                         360        839,202.97          1
                                       6.250          5,172.03         70
                                       6.000          5,172.03
    LAGUNA NIGUEL    CA   92677          1            01/08/03         00
    1924183                              05           03/01/03          0
    1924183                              O            02/01/33
    0


    8491725          286/286             F          353,000.00         ZZ
                                         360        352,328.36          1
                                       6.250          2,173.49         85
                                       6.000          2,173.49
    GLENVIEW         IL   60025          2            12/19/02         11
    1815282                              05           02/01/03         12
1


    1815282                              O            01/01/33
    0


    8491729          286/286             F          183,300.00         ZZ
                                         360        182,595.66          1
                                       6.375          1,143.55         80
                                       6.125          1,143.55
    AURORA           CO   80015          1            10/11/02         00
    1680671                              05           12/01/02          0
    1680671                              O            11/01/32
    0


    8491733          286/286             F          135,000.00         ZZ
                                         360        134,388.46          1
                                       6.375            842.23         90
                                       6.125            842.23
    MCLEAN           VA   22102          1            11/27/02         12
    1735194                              01           01/01/03         25
    1735194                              O            12/01/32
    0


    8491737          286/286             F          159,200.00         ZZ
                                         360        158,904.30          1
                                       6.375            993.21         80
                                       6.125            993.21
    SHELTON          CT   06484          5            12/12/02         00
    1782853                              01           02/01/03          0
    1782853                              O            01/01/33
    0


    8491741          286/286             F          359,840.00         ZZ
                                         360        358,905.30          1
                                       6.750          2,333.92         80
                                       6.500          2,333.92
    CLARK            NJ   07066          1            12/03/02         00
    1615474                              05           01/01/03          0
    1615474                              O            12/01/32
    0


    8491745          286/286             F          170,000.00         ZZ
                                         360        169,786.36          1
                                       6.250          1,046.72         90
                                       6.000          1,046.72
    SPRING HILL      KS   66083          2            01/03/03         14
    1862409                              05           03/01/03         30
    1862409                              O            02/01/33
    0


1


    8491751          286/286             F          339,000.00         ZZ
                                         360        338,184.88          1
                                       6.500          2,142.71         90
                                       6.250          2,142.71
    WELLINGTON       FL   33414          1            12/31/02         21
    1885697                              05           02/01/03         25
    1885697                              O            01/01/33
    0


    8491755          286/286             F          181,800.00         T
                                         360        181,304.27          1
                                       6.500          1,149.10         90
                                       6.250          1,149.10
    FT LAUDERDALE    FL   33308          1            11/18/02         14
    1273153                              01           01/01/03         25
    1273153                              O            12/01/32
    0


    8491759          286/286             F          152,000.00         ZZ
                                         360        151,717.67          1
                                       6.375            948.29         80
                                       6.125            948.29
    MARIETTA         GA   30068          1            12/06/02         00
    1803337                              05           02/01/03          0
    1803337                              N            01/01/33
    0


    8491765          286/286             F          335,000.00         ZZ
                                         360        334,392.66          1
                                       6.500          2,117.43         69
                                       6.250          2,117.43
    LIVINGSTON       NJ   07039          2            12/26/02         00
    1676961                              01           02/01/03          0
    1676961                              O            01/01/33
    0


    8491769          286/286             F          455,000.00         ZZ
                                         360        454,194.90          2
                                       6.625          2,913.42         70
                                       6.375          2,913.42
    OCEAN CITY       NJ   08226          1            12/27/02         00
    1841108                              05           02/01/03          0
    1841108                              N            01/01/33
    0


    8491773          286/286             F          350,000.00         ZZ
                                         360        349,334.07          1
                                       6.250          2,155.02         77
                                       6.000          2,155.02
1


    VENTURA          CA   93001          5            12/20/02         00
    1898185                              05           02/01/03          0
    1898185                              O            01/01/33
    0


    8491777          286/286             F          166,500.00         ZZ
                                         360        166,245.82          3
                                       7.375          1,149.98         90
                                       7.125          1,149.98
    NEWARK           NJ   07101          1            12/27/02         12
    1678527                              05           02/01/03         25
    1678527                              N            01/01/33
    0


    8491781          286/286             F          252,000.00         ZZ
                                         360        251,180.67          3
                                       7.500          1,762.03         90
                                       7.250          1,762.03
    LOS ANGELES      CA   90003          5            12/17/02         12
    1877642                              05           02/01/03         30
    1877642                              O            01/01/33
    0


    8491787          286/286             F          237,500.00         ZZ
                                         360        237,137.44          3
                                       7.375          1,640.36         90
                                       7.125          1,640.36
    MANCHESTER       NH   03103          1            12/16/02         11
    1832169                              05           02/01/03         25
    1832169                              N            01/01/33
    0


    8491791          286/286             F          332,000.00         ZZ
                                         360        331,368.32          1
                                       6.250          2,044.19         80
                                       6.000          2,044.19
    VENTURA          CA   93003          5            12/19/02         00
    1890083                              05           02/01/03          0
    1890083                              O            01/01/33
    0


    8491797          286/286             F           58,400.00         ZZ
                                         360         58,313.03          2
                                       7.500            408.35         80
                                       7.250            408.35
    PANAMA CITY      FL   32401          5            12/26/02         00
    1895147                              05           02/01/03          0
    1895147                              N            01/01/33
    0
1




    8491801          286/286             F          387,000.00         ZZ
                                         360        386,281.21          1
                                       6.375          2,414.38         35
                                       6.125          2,414.38
    WILTON           CT   06897          2            12/14/02         00
    1756982                              05           02/01/03          0
    1756982                              O            01/01/33
    0


    8491809          286/286             F           78,930.00         ZZ
                                         360         78,812.46          4
                                       7.500            551.90         90
                                       7.250            551.90
    SWEDESBORO       NJ   08085          1            12/10/02         04
    1819659                              05           02/01/03         25
    1819659                              N            01/01/33
    0


    8491813          286/286             F          368,600.00         ZZ
                                         360        367,947.78          1
                                       6.625          2,360.19         50
                                       6.375          2,360.19
    SAN DIEGO        CA   92103          2            12/10/02         00
    1799246                              05           02/01/03          0
    1799246                              N            01/01/33
    0


    8491823          286/286             F          363,800.00         ZZ
                                         360        363,156.27          1
                                       6.625          2,329.46         37
                                       6.375          2,329.46
    ALAMO            CA   94507          2            12/10/02         00
    1816773                              05           02/01/03          0
    1816773                              O            01/01/33
    0


    8491827          286/286             F          152,550.00         ZZ
                                         360        152,311.28          4
                                       7.250          1,040.66         90
                                       7.000          1,040.66
    HOLLYWOOD        FL   33020          1            12/23/02         10
    1845165                              05           02/01/03         30
    1845165                              N            01/01/33
    0


    8491831          286/286             F          468,000.00         ZZ
                                         360        467,576.92          3
1


                                       6.500          2,958.08         90
                                       6.250          2,958.08
    CORONA           NY   11368          1            01/06/03         12
    1826331                              05           03/01/03         25
    1826331                              O            02/01/33
    0


    8491835          286/286             F          404,000.00         ZZ
                                         360        403,005.07          1
                                       7.000          2,687.83         90
                                       6.750          2,687.83
    WEEHAWKEN        NJ   07087          1            12/23/02         14
    1566900                              05           02/01/03         25
    1566900                              O            01/01/33
    0


    8491839          286/286             F          332,000.00         ZZ
                                         360        331,412.54          1
                                       6.625          2,125.84         80
                                       6.375          2,125.84
    SPRINGFIELD      VA   22153          5            12/26/02         00
    1845848                              05           02/01/03          0
    1845848                              O            01/01/33
    0


    8491843          286/286             F          336,000.00         ZZ
                                         360        334,934.03          1
                                       6.250          2,068.82         80
                                       6.000          2,068.82
    GROSSE POINTE W  MI   48236          2            11/22/02         00
    1799158                              05           01/01/03          0
    1799158                              O            12/01/32
    0


    8491847          286/286             F           48,000.00         ZZ
                                         360         47,852.78          1
                                       7.125            323.39         80
                                       6.875            323.39
    INDIANAPOLIS     IN   46241          5            12/11/02         00
    1802281                              05           02/01/03          0
    1802281                              N            01/01/33
    0


    8491855          286/286             F          526,000.00         ZZ
                                         360        525,113.65          1
                                       6.875          3,455.45         42
                                       6.625          3,455.45
    LOS ALTOS        CA   94022          1            12/11/02         00
    1756292                              05           02/01/03          0
1


    1756292                              N            01/01/33
    0


    8491859          286/286             F          340,000.00         ZZ
                                         360        338,967.44          1
                                       6.375          2,121.16         49
                                       6.125          2,121.16
    WESTFIELD        NJ   07090          5            12/23/02         00
    1747652                              05           02/01/03          0
    1747652                              O            01/01/33
    0


    8491867          286/286             F           52,000.00         ZZ
                                         360         51,918.61          2
                                       7.250            354.73         65
                                       7.000            354.73
    INDIANANPOLIS    IN   46201          5            12/20/02         00
    1848162                              05           02/01/03          0
    1848162                              N            01/01/33
    0


    8491871          286/286             F           35,750.00         ZZ
                                         360         35,694.05          2
                                       7.250            243.88         65
                                       7.000            243.88
    INDIANAPOLIS     IN   46201          5            12/20/02         00
    1848186                              05           02/01/03          0
    1848186                              N            01/01/33
    0


    8491877          286/286             F          328,500.00         ZZ
                                         360        327,273.21          2
                                       6.375          2,049.42         90
                                       6.125          2,049.42
    DORCHESTER       MA   02124          1            10/11/02         12
    1613301                              05           12/01/02         25
    1613301                              O            11/01/32
    0


    8491883          286/286             F          346,000.00         ZZ
                                         360        345,357.37          1
                                       6.375          2,158.59         42
                                       6.125          2,158.59
    FOSTER CITY      CA   94404          2            12/09/02         00
    1811253                              05           02/01/03          0
    1811253                              N            01/01/33
    0


1


    8491893          286/286             F          369,700.00         ZZ
                                         360        368,979.51          1
                                       6.125          2,246.34         80
                                       5.875          2,246.34
    BRENTWOOD        CA   94513          1            12/27/02         00
    1919318                              05           02/01/03          0
    1919318                              O            01/01/33
    0


    8491899          286/286             F          142,300.00         T
                                         360        142,068.20          1
                                       6.375            887.77         80
                                       6.125            887.77
    BERLIN           MD   21811          2            12/30/02         00
    1045681                              05           03/01/03          0
    1045681                              O            02/01/33
    0


    8491907          286/286             F           64,000.00         ZZ
                                         360         63,943.53          1
                                       6.625            409.80         76
                                       6.375            409.80
    ASHLAND          OH   44805          5            01/08/03         00
    1785711                              05           03/01/03          0
    1785711                              N            02/01/33
    0


    8491913          286/286             F          324,000.00         ZZ
                                         360        323,480.26          2
                                       7.125          2,182.85         90
                                       6.875          2,182.85
    DORCHESTER       MA   02122          1            12/16/02         12
    1746242                              05           02/01/03         25
    1746242                              O            01/01/33
    0


    8491925          286/286             F          377,600.00         ZZ
                                         360        376,848.87          1
                                       6.375          2,355.74         80
                                       6.125          2,355.74
    MOUNTAINSIDE     NJ   07092          1            12/05/02         00
    1678142                              05           02/01/03          0
    1678142                              O            01/01/33
    0


    8491931          286/286             F          385,000.00         ZZ
                                         360        384,660.32          1
                                       6.625          2,465.20         80
                                       6.375          2,465.20
1


    CARLSBAD         CA   92009          2            01/02/03         00
    1911784                              05           03/01/03          0
    1911784                              O            02/01/33
    0


    8491935          286/286             F          389,025.00         ZZ
                                         360        388,319.71          1
                                       6.500          2,458.91         79
                                       6.250          2,458.91
    RIDGEFIELD       CT   06877          5            12/16/02         00
    1730152                              05           02/01/03          0
    1730152                              O            01/01/33
    0


    8491937          N74/G02             F           83,700.00         ZZ
                                         240         83,700.00          1
                                       5.875            593.63         90
                                       5.625            593.63
    MEMPHIS          TN   38125          2            02/27/03         10
    0435473020                           05           04/04/03         25
    0031862010                           O            03/04/23
    0


    8491941          286/286             F          340,500.00         ZZ
                                         360        339,882.69          1
                                       6.500          2,152.20         31
                                       6.250          2,152.20
    DANVILLE         CA   94507          2            12/06/02         00
    1798440                              05           02/01/03          0
    1798440                              O            01/01/33
    0


    8491945          286/286             F          400,000.00         ZZ
                                         360        399,325.97          1
                                       6.875          2,627.72         85
                                       6.625          2,627.72
    STAMFORD         CT   06902          1            12/19/02         12
    1663994                              05           02/01/03         12
    1663994                              O            01/01/33
    0


    8491949          286/286             F          360,000.00         ZZ
                                         360        359,218.45          1
                                       6.375          2,245.94         80
                                       6.125          2,245.94
    PARK CITY        UT   84060          1            12/09/02         00
    1865738                              01           02/01/03          0
    1865738                              N            01/01/33
    0
1




    8491953          286/286             F           96,000.00         ZZ
                                         360         95,783.58          1
                                       6.125            583.31         80
                                       5.875            583.31
    LOS ANGELES      CA   90020          5            01/02/03         00
    1903246                              01           02/01/03          0
    1903246                              O            01/01/33
    0


    8491957          286/286             F          400,000.00         ZZ
                                         360        399,274.82          1
                                       6.500          2,528.28         68
                                       6.250          2,528.28
    WINDERMERE       FL   34786          1            12/19/02         00
    1767516                              05           02/01/03          0
    1767516                              N            01/01/33
    0


    8491961          286/286             F          391,327.00         ZZ
                                         360        390,651.25          1
                                       6.750          2,538.14         75
                                       6.500          2,538.14
    WINDERMERE       FL   34786          1            12/19/02         00
    1767521                              05           02/01/03          0
    1767521                              N            01/01/33
    0


    8491965          286/286             F          298,000.00         ZZ
                                         360        297,399.41          3
                                       6.875          1,957.65         70
                                       6.625          1,957.65
    LOS ANGELES      CA   90045          2            12/17/02         00
    1784124                              05           02/01/03          0
    1784124                              N            01/01/33
    0


    8491971          286/286             F          239,000.00         ZZ
                                         360        238,808.87          3
                                       7.125          1,610.19         63
                                       6.875          1,610.19
    CHELSEA          MA   02150          5            12/16/02         00
    1870611                              05           03/01/03          0
    1870611                              N            02/01/33
    0


    8491975          286/286             F          228,000.00         ZZ
                                         360        227,587.90          3
1


                                       7.125          1,536.08         60
                                       6.875          1,536.08
    CHELSEA          MA   02150          5            12/16/02         00
    1870903                              05           02/01/03          0
    1870903                              N            01/01/33
    0


    8491979          286/286             F          312,000.00         ZZ
                                         360        311,499.50          4
                                       7.125          2,102.01         65
                                       6.875          2,102.01
    CHELSEA          MA   02150          5            12/16/02         00
    1871042                              05           02/01/03          0
    1871042                              N            01/01/33
    0


    8491983          286/286             F          214,800.00         ZZ
                                         360        212,527.34          3
                                       6.625          1,375.39         80
                                       6.375          1,375.39
    STOCKTON         CA   95207          1            10/07/02         00
    1611704                              05           12/01/02          0
    1611704                              O            11/01/32
    0


    8491995          286/286             F          135,000.00         ZZ
                                         360        134,788.74          3
                                       7.250            920.94         90
                                       7.000            920.94
    CLEARWATER       FL   33760          1            12/31/02         12
    1926527                              05           02/01/03         25
    1926527                              N            01/01/33
    0


    8491999          286/286             F          225,000.00         ZZ
                                         360        224,647.89          4
                                       7.250          1,534.90         90
                                       7.000          1,534.90
    CLEARWATER       FL   33760          1            12/31/02         10
    1926595                              05           02/01/03         25
    1926595                              N            01/01/33
    0


    8492003          286/286             F          350,000.00         ZZ
                                         360        349,683.59          1
                                       6.500          2,212.24         62
                                       6.250          2,212.24
    SAN BRUNO        CA   94066          2            01/02/03         00
    1905237                              05           03/01/03          0
1


    1905237                              N            02/01/33
    0


    8492007          286/286             F           56,700.00         ZZ
                                         360         56,617.66          1
                                       7.625            401.32         90
                                       7.375            401.32
    INDIANAPOLIS     IN   46236          2            12/12/02         11
    1844897                              05           02/01/03         25
    1844897                              O            01/01/33
    0


    8492013          286/286             F          360,000.00         ZZ
                                         360        359,562.50          1
                                       6.375          2,245.94         47
                                       6.125          2,245.94
    SAN DIEGO        CA   92131          2            01/06/03         00
    1886019                              05           03/01/03          0
    1886019                              O            02/01/33
    0


    8492017          286/286             F          119,700.00         ZZ
                                         360        119,498.29          1
                                       6.875            786.35         90
                                       6.625            786.35
    REVERE           MA   02151          1            12/30/02         14
    1850377                              01           02/01/03         25
    1850377                              O            01/01/33
    0


    8492021          286/286             F          225,900.00         ZZ
                                         360        225,459.74          1
                                       6.125          1,372.60         95
                                       5.875          1,372.60
    ATWATER          CA   95301          1            12/12/02         21
    1581430                              05           02/01/03         30
    1581430                              O            01/01/33
    0


    8492033          286/286             F          560,000.00         ZZ
                                         360        558,484.74          1
                                       6.500          3,539.59         74
                                       6.250          3,539.59
    LOS ANGELES      CA   91364          2            12/13/02         00
    1855592                              05           02/01/03          0
    1855592                              O            01/01/33
    0


1


    8492037          286/286             F          480,000.00         ZZ
                                         360        479,108.48          1
                                       6.375          2,994.58         80
                                       6.125          2,994.58
    EL CAJON         CA   92019          5            12/18/02         00
    1798632                              05           02/01/03          0
    1798632                              O            01/01/33
    0


    8492041          286/286             F           59,200.00         ZZ
                                         360         59,105.02          2
                                       7.125            398.85         80
                                       6.875            398.85
    INDIANAPOLIS     IN   46201          5            12/19/02         00
    1842516                              05           02/01/03          0
    1842516                              N            01/01/33
    0


    8492043          286/286             F          399,900.00         ZZ
                                         360        399,209.44          1
                                       6.750          2,593.75         78
                                       6.500          2,593.75
    SAN DIEGO        CA   92128          1            12/18/02         00
    1843328                              05           02/01/03          0
    1843328                              O            01/01/33
    0


    8492047          286/286             F          701,250.00         ZZ
                                         360        700,205.87          4
                                       7.500          4,903.25         75
                                       7.250          4,903.25
    SUNNYVALE        CA   94086          1            12/20/02         00
    1859155                              05           02/01/03          0
    1859155                              O            01/01/33
    0


    8492051          286/286             F          176,000.00         ZZ
                                         360        175,680.92          2
                                       6.500          1,112.44         80
                                       6.250          1,112.44
    LOS ANGELES      CA   90044          5            12/20/02         00
    1738372                              05           02/01/03          0
    1738372                              O            01/01/33
    0


    8492055          286/286             F          485,000.00         ZZ
                                         360        481,900.63          1
                                       6.750          3,145.71         64
                                       6.500          3,145.71
1


    SAN MARCOS       CA   92069          2            12/19/02         00
    1816253                              05           02/01/03          0
    1816253                              O            01/01/33
    0


    8492065          286/286             F          372,600.00         ZZ
                                         360        370,960.31          1
                                       6.250          2,294.17         80
                                       6.000          2,294.17
    CHINO HILLS      CA   91709          1            12/23/02         00
    1900232                              05           02/01/03          0
    1900232                              O            01/01/33
    0


    8492069          286/286             F          180,975.00         ZZ
                                         360        180,654.78          1
                                       6.625          1,158.80         95
                                       6.375          1,158.80
    MARTINSBURG      WV   25401          1            12/31/02         11
    0001244709                           03           02/01/03         30
    0001244709                           O            01/01/33
    0


    8492079          286/286             F          344,000.00         ZZ
                                         360        342,774.71          1
                                       6.500          2,174.32         80
                                       6.250          2,174.32
    SAN JOSE CA      CA   95135          1            12/18/02         00
    1865235                              05           02/01/03          0
    1865235                              N            01/01/33
    0


    8492085          286/286             F          485,000.00         ZZ
                                         360        484,099.20          1
                                       6.375          3,025.77         38
                                       6.125          3,025.77
    DEL MAR          CA   92014          2            12/19/02         00
    1874664                              05           02/01/03          0
    1874664                              O            01/01/33
    0


    8492089          286/286             F           54,900.00         ZZ
                                         360         54,735.49          1
                                       7.500            383.87         90
                                       7.250            383.87
    INDIANAPOLIS     IN   46203          2            10/25/02         11
    1506041                              05           12/01/02         30
    1506041                              N            11/01/32
    0
1




    8492093          286/286             F          330,000.00         ZZ
                                         360        329,679.26          1
                                       6.125          2,005.12         60
                                       5.875          2,005.12
    LAGUNA NIGUEL    CA   92677          5            01/08/03         00
    1844766                              05           03/01/03          0
    1844766                              O            02/01/33
    0


    8492095          286/286             F          332,000.00         ZZ
                                         360        331,505.66          2
                                       7.500          2,321.40         80
                                       7.250          2,321.40
    SAN LEANDRO      CA   94577          5            12/19/02         00
    1884235                              05           02/01/03          0
    1884235                              O            01/01/33
    0


    8492099          286/286             F           49,200.00         ZZ
                                         360         49,110.80          1
                                       6.500            310.98         80
                                       6.250            310.98
    PORTSMOUTH       VA   23707          5            12/24/02         00
    0001244659                           05           02/01/03          0
    0001244659                           O            01/01/33
    0


    8492103          286/286             F          615,000.00         ZZ
                                         360        613,885.05          1
                                       6.500          3,887.22         56
                                       6.250          3,887.22
    SAN JOSE         CA   95121          5            12/16/02         00
    1792589                              05           02/01/03          0
    1792589                              O            01/01/33
    0


    8492117          286/286             F          415,600.00         ZZ
                                         360        415,224.29          1
                                       6.500          2,626.88         80
                                       6.250          2,626.88
    ESCONDIDO        CA   92026          2            01/06/03         00
    1847930                              05           03/01/03          0
    1847930                              O            02/01/33
    0


    8492123          286/286             F          297,000.00         ZZ
                                         360        296,774.00          4
1


                                       7.375          2,051.31         90
                                       7.125          2,051.31
    MIAMI BCH        FL   33141          1            01/09/03         21
    1766030                              05           03/01/03         25
    1766030                              N            02/01/33
    0


    8492129          286/286             F          404,000.00         ZZ
                                         360        403,277.28          1
                                       6.625          2,586.86         80
                                       6.375          2,586.86
    WOODLAND HILLS   CA   91364          2            12/26/02         00
    1896950                              05           02/01/03          0
    1896950                              O            01/01/33
    0


    8492131          286/286             F          108,000.00         T
                                         360        107,779.22          1
                                       5.875            638.87         90
                                       5.625            638.87
    LANCASTER        CA   93536          1            11/26/02         10
    1839637                              05           02/01/03         25
    1839637                              O            01/01/33
    0


    8492135          286/286             F          444,000.00         ZZ
                                         360        443,450.26          1
                                       6.375          2,769.99         60
                                       6.125          2,769.99
    SAN DIEGO        CA   92130          2            12/31/02         00
    1888154                              05           03/01/03          0
    1888154                              O            02/01/33
    0


    8492141          286/286             F          255,000.00         ZZ
                                         360        254,559.66          3
                                       6.750          1,653.93         79
                                       6.500          1,653.93
    LOS ANGELES      CA   90039          2            12/17/02         00
    1799050                              05           02/01/03          0
    1799050                              O            01/01/33
    0


    8492171          286/286             F          238,500.00         ZZ
                                         360        238,299.63          1
                                       6.875          1,566.78         90
                                       6.625          1,566.78
    SAN DIEGO        CA   92120          1            12/30/02         14
    1893408                              01           03/01/03         25
1


    1893408                              O            02/01/33
    0


    8492177          286/286             F          112,000.00         ZZ
                                         360        111,912.63          3
                                       7.250            764.04         75
                                       7.000            764.04
    ALBUQUERQUE      NM   87102          5            01/06/03         00
    1911967                              05           03/01/03          0
    1911967                              O            02/01/33
    0


    8492183          286/286             F          359,950.00         ZZ
                                         360        359,591.66          2
                                       6.000          2,158.09         90
                                       5.750          2,158.09
    SAN DIEGO        CA   92117          1            12/30/02         10
    1915730                              05           03/01/03         25
    1915730                              O            02/01/33
    0


    8492185          286/286             F           49,500.00         ZZ
                                         360         49,318.55          1
                                       7.625            350.36         90
                                       7.375            350.36
    INDIANAPOLIS     IN   46222          1            09/24/02         11
    1530665                              05           11/01/02         25
    1530665                              N            10/01/32
    0


    8492191          286/286             F          167,900.00         ZZ
                                         360        167,740.69          1
                                       6.250          1,033.79         80
                                       6.000          1,033.79
    SUN CITY         CA   92586          1            01/08/03         00
    1894206                              05           03/01/03          0
    1894206                              N            02/01/33
    0


    8492197          286/286             F          134,100.00         ZZ
                                         240        133,567.83          1
                                       6.750          1,019.65         90
                                       6.500          1,019.65
    SAN PEDRO AREA   CA   90731          2            11/27/02         12
    1757390                              01           02/01/03         25
    1757390                              O            01/01/23
    0


1


    8492203          286/286             F           96,000.00         ZZ
                                         360         95,928.75          1
                                       7.500            671.25         80
                                       7.250            671.25
    SACRAMENTO       CA   95815          1            01/03/03         00
    1915791                              05           03/01/03          0
    1915791                              N            02/01/33
    0


    8492207          286/286             F          339,200.00         ZZ
                                         360        338,878.15          1
                                       6.250          2,088.52         80
                                       6.000          2,088.52
    SAN DIEGO        CA   92120          1            01/02/03         00
    1889217                              05           03/01/03          0
    1889217                              O            02/01/33
    0


    8492211          286/286             F          212,000.00         ZZ
                                         360        211,500.83          1
                                       7.250          1,446.22         76
                                       7.000          1,446.22
    SAN PEDRO        CA   90732          2            11/25/02         00
    1695647                              01           01/01/03          0
    1695647                              O            12/01/32
    0


    8492215          286/286             F          266,500.00         ZZ
                                         360        266,126.82          3
                                       6.875          1,750.72         45
                                       6.625          1,750.72
    LOS ANGELES      CA   90025          5            01/06/03         00
    1864242                              05           03/01/03          0
    1864242                              N            02/01/33
    0


    8492231          X44/G02             F          166,250.00         ZZ
                                         360        166,250.00          1
                                       6.500          1,050.81         78
                                       6.250          1,050.81
    TOWNSHIP OF VER  NJ   07462          1            02/28/03         00
    0435478862                           05           04/01/03          0
    10478713                             O            03/01/33
    0


    8492251          U37/U37             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       6.125          2,187.40         80
                                       5.875          2,187.40
1


    SANTA MARIA      CA   93455          5            02/06/03         00
    8900010993                           05           04/01/03          0
    8900010993                           O            03/01/33
    0


    8492471          N47/G02             F          114,000.00         ZZ
                                         360        114,000.00          1
                                       5.875            674.35         30
                                       5.625            674.35
    LAGUNA NIGUEL    CA   92677          5            02/20/03         00
    0435499405                           03           04/01/03          0
    30502745                             O            03/01/33
    0


    8492739          144/144             F          167,600.00         ZZ
                                         360        167,448.48          1
                                       6.500          1,059.35         80
                                       6.250          1,059.35
    SAUGERTIES       NY   12477          5            02/24/03         00
    02HUMPHREY K                         09           03/01/03          0
    02HUMPHREY K                         O            02/01/33
    0


    8492753          E44/G02             F          115,200.00         ZZ
                                         360        115,200.00          1
                                       6.125            699.97         80
                                       5.875            699.97
    HARRISVILLE      UT   84404          1            02/28/03         00
    0435476734                           05           04/01/03          0
    52030013                             O            03/01/33
    0


    8492815          K15/G02             F          212,200.00         ZZ
                                         360        212,200.00          2
                                       5.875          1,255.24         69
                                       5.625          1,255.24
    FAR ROCKAWAY     NY   11691          2            02/24/03         00
    0435462726                           05           04/01/03          0
    021205507973                         O            03/01/33
    0


    8492891          975/G02             F          385,000.00         ZZ
                                         360        385,000.00          1
                                       6.375          2,401.90         77
                                       6.125          2,401.90
    CERRITOS         CA   90703          5            02/17/03         00
    0435468574                           05           04/01/03          0
    2030717                              O            03/01/33
    0
1




    8492983          G51/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       6.500            600.46         64
                                       6.250            600.46
    PLACITAS         NM   87043          5            02/28/03         00
    0435467998                           05           04/01/03          0
    29000067                             O            03/01/33
    0


    8493103          X89/G02             F          366,750.00         ZZ
                                         360        366,750.00          1
                                       6.125          2,228.41         75
                                       5.875          2,228.41
    LAKE ARROWHEAD   CA   92352          5            02/21/03         00
    0435488887                           05           04/01/03          0
    1010241043                           O            03/01/33
    0


    8493113          T29/G02             F          130,400.00         ZZ
                                         360        130,400.00          1
                                       6.250            802.90         80
                                       6.000            802.90
    CHANDLER         AZ   85224          5            02/21/03         00
    0435477203                           03           04/01/03          0
    1532892                              O            03/01/33
    0


    8493115          P34/G02             F          185,250.00         ZZ
                                         360        185,250.00          1
                                       6.250          1,140.62         95
                                       6.000          1,140.62
    COVENTRY         RI   02816          5            02/21/03         10
    0435514302                           05           04/01/03         30
    15812                                O            03/01/33
    0


    8493149          U85/G02             F          513,000.00         ZZ
                                         360        513,000.00          1
                                       6.250          3,158.63         56
                                       6.000          3,158.63
    ALEXANDRIA       VA   22314          5            02/18/03         00
    0435478912                           07           04/01/03          0
    FORD                                 O            03/01/33
    0


    8494965          E82/G02             F          161,600.00         ZZ
                                         360        161,600.00          1
1


                                       6.625          1,034.74         40
                                       6.375          1,034.74
    SAN JOSE         CA   95133          2            03/04/03         00
    0400781217                           05           04/01/03          0
    0400781217                           N            03/01/33
    0


    8495341          E22/G02             F          158,600.00         ZZ
                                         360        158,600.00          1
                                       6.250            976.53         34
                                       6.000            976.53
    SOUTH LAKE TAHO  CA   96150          1            02/27/03         00
    0415989250                           05           04/01/03          0
    0415989250                           N            03/01/33
    0


    8495375          E22/G02             F          131,000.00         ZZ
                                         360        131,000.00          1
                                       6.125            795.97         80
                                       5.875            795.97
    FORT WORTH       TX   76179          5            02/28/03         00
    0416029528                           05           04/01/03          0
    0416029528                           O            03/01/33
    0


    8495499          E22/G02             F          232,000.00         ZZ
                                         360        232,000.00          1
                                       6.250          1,428.46         80
                                       6.000          1,428.46
    CHARLOTTE        NC   28269          5            02/28/03         00
    0416046597                           05           04/01/03          0
    0416046597                           O            03/01/33
    0


    8495585          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.375          1,871.61         80
                                       6.125          1,871.61
    HIGHLAND         UT   84003          2            02/27/03         00
    0415458165                           05           04/01/03          0
    0415458165                           O            03/01/33
    0


    8495639          E22/G02             F          184,800.00         ZZ
                                         360        184,800.00          1
                                       6.625          1,183.29         80
                                       6.375          1,183.29
    MONTROSE         CO   81401          2            02/25/03         00
    0415861053                           05           04/01/03          0
1


    0415861053                           O            03/01/33
    0


    8495663          E22/G02             F          121,500.00         ZZ
                                         360        121,500.00          2
                                       6.625            777.98         90
                                       6.375            777.98
    NEW ORLEANS      LA   70119          2            03/03/03         01
    0416150662                           05           04/01/03         25
    0416150662                           N            03/01/33
    0


    8495669          E22/G02             F           65,000.00         ZZ
                                         360         65,000.00          2
                                       7.750            465.67         80
                                       7.500            465.67
    NEW ORLEANS      LA   70117          2            03/05/03         00
    0416151900                           05           04/01/03          0
    0416151900                           N            03/01/33
    0


    8495677          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       6.375            374.32         67
                                       6.125            374.32
    DENTON           TX   76201          5            02/28/03         00
    0416153757                           05           04/01/03          0
    0416153757                           O            03/01/33
    0


    8495751          E22/G02             F          640,000.00         ZZ
                                         360        640,000.00          1
                                       6.125          3,888.71         60
                                       5.875          3,888.71
    METAMORA         MI   48455          2            02/28/03         00
    0416204402                           05           04/01/03          0
    0416204402                           O            03/01/33
    0


    8495777          E22/G02             F          186,000.00         ZZ
                                         360        186,000.00          1
                                       6.250          1,145.23         67
                                       6.000          1,145.23
    PORTLAND         OR   97217          5            02/21/03         00
    0416243129                           05           04/01/03          0
    0416243129                           N            03/01/33
    0


1


    8495813          E22/G02             F          187,500.00         ZZ
                                         360        187,500.00          2
                                       6.375          1,169.76         75
                                       6.125          1,169.76
    HOUSTON          TX   77098          2            03/06/03         00
    0416246833                           05           04/01/03          0
    0416246833                           N            03/01/33
    0


    8495823          E22/G02             F          196,800.00         ZZ
                                         360        196,800.00          1
                                       6.125          1,195.78         80
                                       5.875          1,195.78
    CORAL SPRINGS    FL   33071          5            02/28/03         00
    0416251593                           03           04/01/03          0
    0416251593                           O            03/01/33
    0


    8496319          L20/G02             F           93,600.00         ZZ
                                         360         93,600.00          2
                                       6.000            561.18         80
                                       5.750            561.18
    OGDEN            UT   84404          1            02/26/03         00
    0435494646                           05           04/01/03          0
    1061070158                           N            03/01/33
    0


    8496601          G27/G02             F          243,000.00         ZZ
                                         360        243,000.00          1
                                       6.500          1,535.93         76
                                       6.250          1,535.93
    FLAGSTAFF        AZ   86001          5            02/18/03         00
    0435476395                           05           04/01/03          0
    27002008                             O            03/01/33
    0


    8497811          W30/G02             F          264,000.00         ZZ
                                         360        264,000.00          2
                                       5.875          1,561.66         72
                                       5.625          1,561.66
    FRAMINGHAM       MA   01701          5            02/28/03         00
    0435493655                           05           04/01/03          0
    101339901                            O            03/01/33
    0


    8498061          964/G02             F          304,000.00         ZZ
                                         360        304,000.00          1
                                       6.375          1,896.56         80
                                       6.125          1,896.56
1


    SCOTTSDALE       AZ   85255          5            02/04/03         00
    0435462452                           05           04/01/03          0
    341667                               O            03/01/33
    0


    8498291          W35/G02             F           52,000.00         ZZ
                                         360         52,000.00          1
                                       6.250            320.18         53
                                       6.000            320.18
    MERRIVILLE       IN   46410          5            02/24/03         00
    0435476213                           05           04/01/03          0
    17660                                O            03/01/33
    0


    8498353          964/G02             F          142,000.00         ZZ
                                         360        142,000.00          1
                                       6.375            885.90         60
                                       6.125            885.90
    COLFAX           CA   95713          1            02/01/03         00
    0435469622                           05           04/01/03          0
    339687                               N            03/01/33
    0


    8498431          964/G02             F          267,500.00         ZZ
                                         360        267,500.00          1
                                       6.500          1,690.78         75
                                       6.250          1,690.78
    SKOKIE           IL   60077          2            02/06/03         00
    0435469358                           05           04/01/03          0
    338096                               O            03/01/33
    0


    8499003          P30/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       7.000            498.98         95
                                       6.750            498.98
    CHARLOTTE        NC   28215          1            02/28/03         11
    0435484878                           09           04/01/03         30
    1                                    O            03/01/33
    0


    8499131          M27/G02             F          104,000.00         T
                                         360        104,000.00          1
                                       6.250            640.35         80
                                       6.000            640.35
    CAROLINA BEACH   NC   28428          1            02/28/03         00
    0435480421                           01           04/01/03          0
    100133206008894                      O            03/01/33
    0
1




    8499367          Q97/G02             F          208,000.00         ZZ
                                         360        207,204.38          1
                                       6.250          1,280.69         80
                                       6.000          1,280.69
    ALEXANDRIA       VA   22310          5            10/01/02         00
    0435484142                           09           12/01/02          0
    16081593                             O            11/01/32
    0


    8499745          S27/G02             F          213,750.00         ZZ
                                         360        213,750.00          1
                                       6.750          1,386.38         95
                                       6.500          1,386.38
    HIALEAH          FL   33012          1            02/28/03         01
    0435487244                           05           04/01/03         30
    1010027201                           O            03/01/33
    0


    8499747          883/G02             F          130,800.00         ZZ
                                         360        130,800.00          1
                                       6.875            859.26         80
                                       6.625            859.26
    BIRMINGHAM       AL   35222          5            02/24/03         00
    0435483532                           05           04/01/03          0
    05020638                             O            03/01/33
    0


    8499813          X65/G02             F           89,600.00         ZZ
                                         360         89,600.00          1
                                       7.625            634.18         80
                                       7.375            634.18
    VILAS            NC   28692          1            02/12/03         00
    0435484332                           05           04/01/03          0
    030081                               N            03/01/33
    0


    8499907          R84/G02             F          246,600.00         ZZ
                                         360        246,600.00          4
                                       7.500          1,724.26         90
                                       7.250          1,724.26
    PUYALLUP         WA   98373          1            02/13/03         11
    0435479126                           05           04/01/03         30
    WA301337                             N            03/01/33
    0


    8500007          R84/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
1


                                       7.250            573.03         73
                                       7.000            573.03
    SHELTON          WA   98584          2            02/18/03         00
    0435478219                           05           04/01/03          0
    WA30121                              N            03/01/33
    0


    8500081          U87/G02             F          340,000.00         ZZ
                                         360        340,000.00          1
                                       6.500          2,149.03         80
                                       6.250          2,149.03
    WHITTIER         CA   90601          5            02/28/03         00
    0435489729                           05           04/01/03          0
    1752                                 O            03/01/33
    0


    8500171          M37/G02             F           45,600.00         ZZ
                                         360         45,600.00          1
                                       6.500            288.22         80
                                       6.250            288.22
    GLOBE            AZ   85501          1            02/26/03         00
    0435479191                           05           04/01/03          0
    611640                               O            03/01/33
    0


    8500289          E47/G02             F          144,000.00         TX
                                         360        144,000.00          1
                                       5.875            851.81         80
                                       5.625            851.81
    SAN ANTONIO      TX   78259          5            02/21/03         00
    0435505656                           03           04/01/03          0
    7362511752                           O            03/01/33
    0


    8501187          E47/G02             F          264,000.00         ZZ
                                         360        264,000.00          1
                                       6.375          1,647.02         80
                                       6.125          1,647.02
    ACAMPO           CA   95220          5            02/21/03         00
    0435495692                           05           04/01/03          0
    7333012919                           O            03/01/33
    0


    8502075          E22/G02             F          356,250.00         ZZ
                                         360        356,250.00          1
                                       6.375          2,222.54         75
                                       6.125          2,222.54
    ALHAMBRA         CA   91801          2            02/27/03         00
    0416286326                           05           04/01/03          0
1


    0416286326                           O            03/01/33
    0


    8502087          E22/G02             F          361,800.00         ZZ
                                         360        361,800.00          1
                                       6.125          2,198.33         79
                                       5.875          2,198.33
    BOUNTIFUL        UT   84010          5            02/27/03         00
    0416307262                           05           04/01/03          0
    0416307262                           O            03/01/33
    0


    8502089          E22/G02             F          150,400.00         ZZ
                                         360        150,400.00          1
                                       6.125            913.85         80
                                       5.875            913.85
    FLAGSTAFF        AZ   86004          2            02/27/03         00
    0416309763                           05           04/01/03          0
    0416309763                           O            03/01/33
    0


    8502121          E22/G02             F          219,500.00         ZZ
                                         360        219,500.00          2
                                       6.000          1,316.01         80
                                       5.750          1,316.01
    MONTEREY PARK    CA   91754          2            02/26/03         00
    0415766492                           05           04/01/03          0
    0415766492                           O            03/01/33
    0


    8502143          E22/G02             F          108,800.00         ZZ
                                         360        108,800.00          1
                                       7.250            742.21         85
                                       7.000            742.21
    PASCO            WA   99301          5            02/07/03         04
    0415931765                           05           04/01/03         12
    0415931765                           O            03/01/33
    0


    8502179          E22/G02             F          364,000.00         ZZ
                                         360        364,000.00          1
                                       6.000          2,182.36         76
                                       5.750          2,182.36
    FAIRFIELD        CA   94534          2            02/23/03         00
    0416170819                           03           04/01/03          0
    0416170819                           O            03/01/33
    0


1


    8502191          E22/G02             F          304,000.00         ZZ
                                         360        304,000.00          1
                                       6.000          1,822.63         80
                                       5.750          1,822.63
    SNOQUALMIE       WA   98065          5            02/25/03         00
    0416197259                           03           04/01/03          0
    0416197259                           O            03/01/33
    0


    8502199          E22/G02             F          385,000.00         ZZ
                                         360        385,000.00          1
                                       6.375          2,401.90         70
                                       6.125          2,401.90
    CALDWELL BOROUG  NJ   07006          5            02/28/03         00
    0416018018                           05           04/01/03          0
    0416018018                           O            03/01/33
    0


    8502201          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       5.875          1,183.08         80
                                       5.625          1,183.08
    STERLING         VA   20164          5            02/28/03         00
    0416023950                           05           04/01/03          0
    0416023950                           O            03/01/33
    0


    8502493          S11/G02             F          346,750.00         ZZ
                                         360        346,750.00          1
                                       7.125          2,336.12         95
                                       6.875          2,336.12
    IRVINE           CA   92715          1            02/20/03         04
    0435486956                           03           04/01/03         30
    10210998                             O            03/01/33
    0


    8502501          U05/G02             F          364,000.00         ZZ
                                         360        364,000.00          4
                                       6.125          2,211.70         80
                                       5.875          2,211.70
    NORTH HOLLYWOOD  CA   91602          5            02/13/03         00
    0435505094                           05           04/01/03          0
    3308427                              O            03/01/33
    0


    8502533          U05/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       6.125          1,367.12         90
                                       5.875          1,367.12
1


    GRAPEVINE        TX   76051          1            02/20/03         10
    0435521919                           05           04/01/03         25
    3320049                              O            03/01/33
    0


    8502553          A50/G02             F           35,900.00         ZZ
                                         360         35,900.00          1
                                       6.750            232.85         57
                                       6.500            232.85
    COLUMBUS         GA   31904          2            02/25/03         00
    0435488044                           05           04/01/03          0
    996890                               N            03/01/33
    0


    8502697          A50/G02             F           43,600.00         ZZ
                                         360         43,600.00          1
                                       6.750            282.79         68
                                       6.500            282.79
    COLUMBUS         GA   31904          2            02/25/03         00
    0435488531                           05           04/01/03          0
    996881                               N            03/01/33
    0


    8502779          Q14/G02             F           82,000.00         ZZ
                                         360         82,000.00          1
                                       6.250            504.89         80
                                       6.000            504.89
    OAK GROVE        MO   64075          5            02/24/03         00
    0435485743                           05           04/01/03          0
    0000311437                           O            03/01/33
    0


    8502791          Q14/G02             F           82,500.00         ZZ
                                         300         82,500.00          1
                                       6.500            557.05         55
                                       6.250            557.05
    PRAIRIE VILLAGE  KS   66208          5            02/26/03         00
    0435485537                           05           04/01/03          0
    0000311539                           O            03/01/28
    0


    8502839          168/168             F           51,300.00         ZZ
                                         360         51,300.00          2
                                       7.375            354.32         90
                                       7.125            354.32
    TROY             NY   12182          1            02/26/03         04
    319525716                            05           04/01/03         25
    319525716                            N            03/01/33
    0
1




    8502963          168/168             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.875          1,970.79         69
                                       6.625          1,970.79
    HUNTINGTON       NY   11743          1            02/11/03         00
    319445151                            05           04/01/03          0
    319445151                            N            03/01/33
    0


    8502975          T08/G02             F          189,600.00         ZZ
                                         360        189,420.10          1
                                       6.250          1,167.40         80
                                       6.000          1,167.40
    UPPER MARLBORO   MD   20774          1            01/31/03         00
    0435465117                           03           03/01/03          0
    132016586                            O            02/01/33
    0


    8502981          T08/G02             F           92,000.00         ZZ
                                         360         91,788.98          1
                                       6.000            551.59         74
                                       5.750            551.59
    CLERMONT         FL   34711          1            01/17/03         00
    0435465125                           05           03/01/03          0
    132016599                            O            02/01/33
    0


    8502987          T08/G02             F          649,950.00         ZZ
                                         360        649,348.02          1
                                       6.375          4,054.84         71
                                       6.125          4,054.84
    FAIRFAX          VA   22033          2            01/31/03         00
    0435465158                           05           03/01/03          0
    132016621                            O            02/01/33
    0


    8503007          T08/G02             F          300,000.00         ZZ
                                         360        299,701.35          1
                                       6.000          1,798.65         60
                                       5.750          1,798.65
    OAK PARK         IL   60302          2            01/14/03         00
    0435465232                           05           03/01/03          0
    13210740                             O            02/01/33
    0


    8503039          T08/G02             F           98,500.00         ZZ
                                         360         98,404.26          1
1


                                       6.125            598.50         76
                                       5.875            598.50
    BRADENTON        FL   34201          2            12/30/02         00
    0435465356                           01           03/01/03          0
    15010510                             O            02/01/33
    0


    8503043          T08/G02             F           96,720.00         ZZ
                                         360         96,630.42          1
                                       6.375            603.41         80
                                       6.125            603.41
    DEBARY           FL   32713          1            01/15/03         00
    0435465364                           05           03/01/03          0
    15010537                             O            02/01/33
    0


    8503169          W96/G02             F          226,000.00         ZZ
                                         360        226,000.00          1
                                       6.000          1,354.98         69
                                       5.750          1,354.98
    DENVER           CO   80220          5            02/05/03         00
    0435466412                           05           04/01/03          0
    23010187                             O            03/01/33
    0


    8503249          W96/G02             F           96,750.00         ZZ
                                         360         96,750.00          1
                                       6.250            595.71         77
                                       6.000            595.71
    BROOKLINE STATI  MO   65619          2            02/10/03         00
    0435466537                           05           04/01/03          0
    23010427                             O            03/01/33
    0


    8503387          T44/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.000          1,079.19         76
                                       5.750          1,079.19
    ELK GROVE        CA   95758          1            02/23/03         00
    0435496872                           05           04/01/03          0
    1067358                              N            03/01/33
    0


    8503519          A06/G02             F          134,000.00         ZZ
                                         360        134,000.00          1
                                       6.500            846.98         79
                                       6.250            846.98
    LIVONIA          MI   48152          5            02/28/03         00
    0435486360                           05           04/01/03          0
1


    1                                    O            03/01/33
    0


    8503701          A50/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.500            632.07         58
                                       6.250            632.07
    FERNANDINA BEAC  FL   32034          5            02/24/03         00
    0435493705                           05           04/01/03          0
    953221                               O            03/01/33
    0


    8503721          952/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.125            789.89         54
                                       5.875            789.89
    BRONX            NY   10469          5            02/21/03         00
    0435487871                           07           04/01/03          0
    03001364                             O            03/01/33
    0


    8503783          X67/G02             F          155,000.00         ZZ
                                         360        155,000.00          1
                                       6.750          1,005.33         71
                                       6.500          1,005.33
    PICO RIVERA      CA   90660          5            02/14/03         00
    0435493721                           05           04/01/03          0
    00283599                             O            03/01/33
    0


    8503797          Q01/G02             F           41,800.00         ZZ
                                         360         41,800.00          1
                                       6.500            264.20         73
                                       6.250            264.20
    CENTERVILLE      UT   84014          2            03/04/03         00
    0435502794                           01           04/01/03          0
    126749                               N            03/01/33
    0


    8503889          L03/G02             F           63,000.00         ZZ
                                         360         63,000.00          2
                                       7.500            440.51         90
                                       7.250            440.51
    PHOENIX          AZ   85007          1            02/27/03         04
    0435488689                           05           04/01/03         25
    40010380                             N            03/01/33
    0


1


    8504345          E47/G02             F          200,250.00         ZZ
                                         360        200,250.00          1
                                       6.750          1,298.82         67
                                       6.500          1,298.82
    MECHANICSVILLE   MD   20659          4            02/20/03         00
    0435471750                           05           04/01/03          0
    7342510072                           O            03/01/33
    0


    8504407          F36/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.625          2,561.24         80
                                       6.375          2,561.24
    BELFAIR          WA   98528          1            02/18/03         00
    0435484753                           05           04/01/03          0
    1                                    O            03/01/33
    0


    8504693          N47/G02             F          230,250.00         ZZ
                                         360        230,250.00          2
                                       6.500          1,455.34         75
                                       6.250          1,455.34
    HAYWARD          CA   94540          1            02/26/03         00
    0435498217                           05           04/01/03          0
    20503148                             N            03/01/33
    0


    8504909          N74/G02             F          107,000.00         ZZ
                                         240        107,000.00          1
                                       6.125            774.32         63
                                       5.875            774.32
    FOREST           VA   24551          2            02/28/03         00
    0435511134                           05           04/05/03          0
    0031850010                           O            03/05/23
    0


    8505015          T29/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
                                       6.375          1,023.15         80
                                       6.125          1,023.15
    PEORIA           AZ   85345          5            02/21/03         00
    0435475611                           03           04/01/03          0
    1531564                              O            03/01/33
    0


    8505369          964/G02             F          344,000.00         ZZ
                                         360        344,000.00          1
                                       5.875          2,034.89         80
                                       5.625          2,034.89
1


    PORTLAND         OR   97219          1            02/20/03         00
    0435487418                           05           04/01/03          0
    331264                               O            03/01/33
    0


    8505481          758/G02             F          182,400.00         TX
                                         360        182,400.00          1
                                       6.250          1,123.07         80
                                       6.000          1,123.07
    RICHMOND         TX   77469          5            02/24/03         00
    0435524608                           05           04/01/03          0
    1                                    O            03/01/33
    0


    8507029          E22/G02             F          564,000.00         ZZ
                                         360        564,000.00          1
                                       6.375          3,518.63         80
                                       6.125          3,518.63
    DANVILLE         CA   94526          5            02/13/03         00
    0415815687                           05           04/01/03          0
    0415815687                           O            03/01/33
    0


    8507077          E22/G02             F          204,500.00         ZZ
                                         360        204,500.00          2
                                       5.875          1,209.69         75
                                       5.625          1,209.69
    COLORADO SPRING  CO   80907          2            03/03/03         00
    0416012342                           05           04/01/03          0
    0416012342                           O            03/01/33
    0


    8507079          E22/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       6.125          1,275.98         60
                                       5.875          1,275.98
    NEWBURY PARK     CA   91320          5            02/11/03         00
    0416012912                           05           04/01/03          0
    0416012912                           O            03/01/33
    0


    8507087          E22/G02             F          417,000.00         ZZ
                                         360        417,000.00          1
                                       6.125          2,533.74         78
                                       5.875          2,533.74
    CALABASAS        CA   91302          5            02/21/03         00
    0416022010                           05           04/01/03          0
    0416022010                           O            03/01/33
    0
1




    8507089          E22/G02             F           94,000.00         ZZ
                                         360         94,000.00          1
                                       6.125            571.15         80
                                       5.875            571.15
    DURANGO          CO   81301          1            03/06/03         00
    0416024412                           01           04/01/03          0
    0416024412                           O            03/01/33
    0


    8507095          E22/G02             F           86,000.00         ZZ
                                         360         86,000.00          1
                                       6.125            522.55         61
                                       5.875            522.55
    RUSTON           WA   98407          2            02/28/03         00
    0416033454                           05           04/01/03          0
    0416033454                           N            03/01/33
    0


    8507145          E22/G02             F          113,500.00         ZZ
                                         360        113,500.00          1
                                       6.500            717.40         79
                                       6.250            717.40
    PRESCOTT VALLEY  AZ   86314          2            02/24/03         00
    0416068633                           05           04/01/03          0
    0416068633                           O            03/01/33
    0


    8507161          E22/G02             F           99,600.00         ZZ
                                         360         99,600.00          1
                                       6.875            654.30         80
                                       6.625            654.30
    MISSOURI CITY    TX   77489          5            03/03/03         00
    0416098911                           03           04/01/03          0
    0416098911                           O            03/01/33
    0


    8507175          E22/G02             F          497,000.00         ZZ
                                         360        497,000.00          1
                                       5.875          2,939.94         71
                                       5.625          2,939.94
    JOPLIN           MO   64804          2            03/03/03         00
    0416117877                           05           04/01/03          0
    0416117877                           O            03/01/33
    0


    8507211          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
1


                                       6.000          2,158.38         80
                                       5.750          2,158.38
    SAN JOSE         CA   95136          2            02/20/03         00
    0416154326                           05           04/01/03          0
    0416154326                           O            03/01/33
    0


    8507289          E22/G02             F          103,000.00         ZZ
                                         360        103,000.00          4
                                       6.875            676.64         69
                                       6.625            676.64
    LOUISVILLE       KY   40203          2            03/07/03         00
    0416242360                           05           04/01/03          0
    0416242360                           N            03/01/33
    0


    8507343          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       6.875            446.71         73
                                       6.625            446.71
    LOUISVILLE       KY   40243          2            03/07/03         00
    0416287555                           05           04/01/03          0
    0416287555                           N            03/01/33
    0


    8507439          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       6.875            446.71         74
                                       6.625            446.71
    LOUISVILLE       KY   40243          2            03/07/03         00
    0416372696                           05           04/01/03          0
    0416372696                           N            03/01/33
    0


    8508147          U05/G02             F          448,000.00         ZZ
                                         360        448,000.00          1
                                       6.125          2,722.10         80
                                       5.875          2,722.10
    NORTHRIDGE AREA  CA   91326          2            02/04/03         00
    0435500137                           05           04/01/03          0
    3305544                              O            03/01/33
    0


    8508183          X89/G02             F          228,000.00         ZZ
                                         360        228,000.00          1
                                       6.375          1,422.42         80
                                       6.125          1,422.42
    ROCKLIN          CA   95765          5            02/26/03         00
    0435505383                           05           04/01/03          0
1


    1010241735                           O            03/01/33
    0


    8508243          S27/G02             F           94,500.00         ZZ
                                         360         94,500.00          1
                                       7.125            636.67         90
                                       6.875            636.67
    TEMPLE HILLS     MD   20748          1            02/28/03         10
    0435495411                           09           04/01/03         25
    1130011480                           N            03/01/33
    0


    8508385          696/G02             F          199,500.00         ZZ
                                         360        199,500.00          1
                                       6.375          1,244.62         62
                                       6.125          1,244.62
    BETHESDA         MD   20814          5            02/27/03         00
    0435467303                           06           04/01/03          0
    25903023                             O            03/01/33
    0


    8508541          A06/G02             F          349,000.00         ZZ
                                         360        349,000.00          1
                                       6.125          2,120.57         72
                                       5.875          2,120.57
    PLEASANT RIDGE   MI   48069          5            02/28/03         00
    0435496500                           05           04/01/03          0
    1                                    O            03/01/33
    0


    8508653          B43/G02             F          220,400.00         ZZ
                                         360        220,400.00          1
                                       6.750          1,429.51         85
                                       6.500          1,429.51
    DALLAS           TX   75248          1            02/19/03         28
    0435508338                           05           04/01/03         30
    32868                                O            03/01/33
    0


    8508737          369/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       6.875          2,364.95         80
                                       6.625          2,364.95
    PHOENIX          AZ   85016          1            02/11/03         00
    0435493986                           05           04/01/03          0
    0075200493                           O            03/01/33
    0


1


    8508833          U05/G02             F           85,500.00         ZZ
                                         360         85,500.00          2
                                       7.500            597.83         90
                                       7.250            597.83
    ARLINGTON        TX   76011          1            02/25/03         10
    0435493739                           05           04/01/03         25
    3315397                              N            03/01/33
    0


    8508907          U05/G02             F          218,400.00         TX
                                         360        218,400.00          1
                                       6.500          1,380.44         80
                                       6.250          1,380.44
    PLANO            TX   75023          5            02/20/03         00
    0435486865                           05           04/01/03          0
    3314602                              O            03/01/33
    0


    8509223          M18/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.625            832.40         40
                                       6.375            832.40
    IRVINE           CA   92612          5            02/18/03         00
    0435502232                           01           04/01/03          0
    980102245                            O            03/01/33
    0


    8509605          E47/G02             F          295,000.00         ZZ
                                         360        295,000.00          1
                                       6.375          1,840.42         73
                                       6.125          1,840.42
    FREMONT          CA   94538          2            02/17/03         00
    0435505193                           05           04/01/03          0
    7359513368                           O            03/01/33
    0


    8510431          A06/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.125          2,430.45         79
                                       5.875          2,430.45
    PINCKNEY         MI   48169          2            03/06/03         00
    0435496203                           29           04/01/03          0
    021000020304408                      N            03/01/33
    0


    8510613          X51/G02             F          398,000.00         ZZ
                                         360        398,000.00          1
                                       6.125          2,418.29         70
                                       5.875          2,418.29
1


    SIMI VALLEY      CA   93065          5            02/22/03         00
    0435504725                           03           04/01/03          0
    0030129001                           O            03/01/33
    0


    8511691          A06/G02             F          131,200.00         ZZ
                                         360        131,200.00          1
                                       6.250            807.83         80
                                       6.000            807.83
    ST CLAIR SHORES  MI   48080          5            02/20/03         00
    0435494836                           05           04/01/03          0
    1000020300622                        O            03/01/33
    0


    8512065          E22/G02             F          215,500.00         ZZ
                                         360        215,500.00          1
                                       6.500          1,362.11         65
                                       6.250          1,362.11
    ATLANTA          GA   30308          2            02/28/03         00
    0416226793                           05           04/01/03          0
    0416226793                           N            03/01/33
    0


    8512137          E22/G02             F           93,600.00         ZZ
                                         240         93,600.00          1
                                       5.875            663.85         76
                                       5.625            663.85
    OKC              OK   73159          2            03/03/03         00
    0415914696                           05           05/01/03          0
    0415914696                           O            04/01/23
    0


    8514383          144/144             F          214,500.00         ZZ
                                         360        214,500.00          1
                                       6.375          1,338.20         45
                                       6.125          1,338.20
    NEW PALTZ        NY   12561          2            02/03/03         00
    01EDIMARCO                           05           04/01/03          0
    01EDIMARCO                           O            03/01/33
    0


    8514495          144/144             F          169,600.00         ZZ
                                         360        169,442.92          1
                                       6.375          1,058.08         80
                                       6.125          1,058.08
    POUGHKEEPSIE     NY   12603          1            01/31/03         00
    160712646                            05           03/01/03          0
    160712646                            O            02/01/33
    0
1




    8514593          144/144             F           80,100.00         ZZ
                                         360         80,027.59          2
                                       6.500            506.29         90
                                       6.250            506.29
    NEWBURGH         NY   12550          1            01/29/03         11
    160712323                            05           03/01/03         25
    160712323                            N            02/01/33
    0


    8516345          K15/G02             F          127,100.00         ZZ
                                         360        127,100.00          1
                                       6.125            772.27         75
                                       5.875            772.27
    MONSON           MA   01057          5            02/24/03         00
    0435493267                           05           04/01/03          0
    037905507203                         O            03/01/33
    0


    8516349          P34/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.750            700.49         73
                                       6.500            700.49
    WEST WARWICK     RI   02893          2            02/24/03         00
    0435504535                           05           04/01/03          0
    1                                    O            03/01/33
    0


    8516357          K15/G02             F          195,000.00         ZZ
                                         300        195,000.00          1
                                       5.875          1,241.53         74
                                       5.625          1,241.53
    UNIONDALE        NY   11553          5            02/24/03         00
    0435492863                           05           04/01/03          0
    021205510506                         O            03/01/28
    0


    8516361          P34/G02             F           73,000.00         ZZ
                                         360         73,000.00          2
                                       7.000            485.68         53
                                       6.750            485.68
    PROVIDENCE       RI   02908          5            02/28/03         00
    0435504618                           05           04/01/03          0
    1                                    N            03/01/33
    0


    8516379          P34/G02             F          120,000.00         ZZ
                                         360        120,000.00          3
1


                                       6.500            758.49         67
                                       6.250            758.49
    PROVIDENCE       RI   02909          5            02/24/03         00
    0435504063                           05           04/01/03          0
    1                                    O            03/01/33
    0


    8516473          E47/G02             F          169,600.00         ZZ
                                         360        169,600.00          1
                                       6.125          1,030.51         80
                                       5.875          1,030.51
    BATTLEFIELD      MO   65619          2            02/21/03         00
    0435495874                           05           04/01/03          0
    7329013224                           O            03/01/33
    0


    8516567          M18/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       6.375          1,073.06         80
                                       6.125          1,073.06
    GLENDALE         CA   91202          1            02/20/03         00
    0435494497                           05           04/01/03          0
    980102298                            O            03/01/33
    0


    8516929          420/G02             F          230,400.00         ZZ
                                         360        230,400.00          1
                                       6.125          1,399.93         80
                                       5.875          1,399.93
    VACAVILLE        CA   95687          1            02/19/03         00
    0435499421                           05           04/01/03          0
    73000379                             N            03/01/33
    0


    8517057          420/G02             F          452,000.00         T
                                         360        452,000.00          1
                                       6.375          2,819.89         80
                                       6.125          2,819.89
    TRUCKEE          CA   96161          1            02/06/03         00
    0435496583                           03           04/01/03          0
    73000148                             O            03/01/33
    0


    8517255          H81/G02             F          111,000.00         ZZ
                                         360        111,000.00          1
                                       6.000            665.50         83
                                       5.750            665.50
    WAUKESHA         WI   53186          2            02/26/03         04
    0435515226                           05           04/01/03         12
1


    WH18159                              O            03/01/33
    0


    8517417          U05/G02             F          224,000.00         TX
                                         360        224,000.00          1
                                       6.375          1,397.47         80
                                       6.125          1,397.47
    LEANDER          TX   78641          5            02/26/03         00
    0435498274                           05           04/01/03          0
    3317630                              O            03/01/33
    0


    8517419          U05/G02             F           93,200.00         TX
                                         360         93,200.00          1
                                       6.750            604.49         80
                                       6.500            604.49
    ARLINGTON        TX   76010          5            02/24/03         00
    0435496492                           05           04/01/03          0
    3309858                              O            03/01/33
    0


    8517429          U05/G02             F          142,800.00         TX
                                         360        142,800.00          1
                                       6.625            914.36         80
                                       6.375            914.36
    RICHLAND HILLS   TX   76118          5            02/20/03         00
    0435499686                           05           04/01/03          0
    3314903                              O            03/01/33
    0


    8517531          E47/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.875            656.93         72
                                       6.625            656.93
    SAINT PETERSBUR  FL   33704          5            02/27/03         00
    0435505110                           05           04/01/03          0
    7361013360                           N            03/01/33
    0


    8517627          L03/G02             F          176,772.00         ZZ
                                         360        176,772.00          1
                                       6.125          1,074.09         76
                                       5.875          1,074.09
    CAVE CREEK       AZ   85331          5            02/26/03         00
    0435510086                           03           04/01/03          0
    40008931                             O            03/01/33
    0


1


    8519421          W35/G02             F          296,000.00         ZZ
                                         300        296,000.00          1
                                       5.875          1,884.58         80
                                       5.625          1,884.58
    TAMPA            FL   33617          5            02/27/03         00
    0435503040                           05           04/01/03          0
    17688                                O            03/01/28
    0


    8519705          144/144             F          650,000.00         ZZ
                                         360        649,343.28          1
                                       6.625          4,162.02         60
                                       6.375          4,162.02
    CHAPPAQUA        NY   10514          1            01/28/03         00
    1                                    05           03/01/03          0
    1                                    O            02/01/33
    0


    8519719          588/G02             F          332,500.00         ZZ
                                         360        332,500.00          1
                                       6.875          2,184.29         95
                                       6.625          2,184.29
    TOWN OF HAVERST  NY   10923          1            02/28/03         10
    0435494638                           05           04/01/03         30
    1085367                              O            03/01/33
    0


    8519941          Q73/G02             F           69,300.00         ZZ
                                         360         69,300.00          1
                                       6.500            438.02         90
                                       6.250            438.02
    OCEAN SPRINGS    MS   39564          5            02/27/03         10
    0435513874                           05           04/01/03         25
    3035975                              O            03/01/33
    0


    8520125          E22/G02             F          450,000.00         ZZ
                                         360        450,000.00          1
                                       6.375          2,807.41         52
                                       6.125          2,807.41
    L.A (SHERMAN OA  CA   91423          5            02/18/03         00
    0415898956                           05           04/01/03          0
    0415898956                           O            03/01/33
    0


    8520217          E22/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       5.875          1,017.44         80
                                       5.625          1,017.44
1


    SPOKANE          WA   99218          5            02/12/03         00
    0416090645                           05           04/01/03          0
    0416090645                           O            03/01/33
    0


    8520249          E22/G02             F          171,100.00         ZZ
                                         360        171,100.00          1
                                       5.875          1,012.12         75
                                       5.625          1,012.12
    CALDWELL         ID   83607          2            02/27/03         00
    0416114676                           05           04/01/03          0
    0416114676                           O            03/01/33
    0


    8520391          E22/G02             F          212,000.00         ZZ
                                         360        212,000.00          1
                                       6.125          1,288.13         80
                                       5.875          1,288.13
    RIVERSIDE        CA   92503          5            02/24/03         00
    0416196426                           05           04/01/03          0
    0416196426                           O            03/01/33
    0


    8520761          E22/G02             F          264,000.00         ZZ
                                         360        264,000.00          1
                                       6.375          1,647.02         80
                                       6.125          1,647.02
    MONUMENT         CO   80132          5            02/24/03         00
    0416186567                           05           04/01/03          0
    0416186567                           O            03/01/33
    0


    8520987          P44/G02             F          163,400.00         ZZ
                                         360        163,400.00          4
                                       6.625          1,046.27         95
                                       6.375          1,046.27
    FITCHBURG        MA   01420          1            02/28/03         10
    0435497144                           05           04/01/03         30
    1                                    O            03/01/33
    0


    8521045          T29/G02             F          159,500.00         ZZ
                                         360        159,500.00          1
                                       6.125            969.14         80
                                       5.875            969.14
    BOZEMAN          MT   59715          2            02/24/03         00
    0435495064                           05           04/01/03          0
    1531626                              O            03/01/33
    0
1




    8521187          168/168             F          537,300.00         ZZ
                                         360        537,300.00          1
                                       7.000          3,574.67         70
                                       6.750          3,574.67
    CHARLESTOWN      MA   02129          5            02/24/03         00
    0319608751                           05           04/01/03          0
    0319608751                           O            03/01/33
    0


    8521199          253/253             F           52,825.00         ZZ
                                         360         52,825.00          1
                                       6.000            316.72         49
                                       5.750            316.72
    CLEBURNE         TX   76033          2            03/03/03         00
    458618                               05           04/01/03          0
    458618                               O            03/01/33
    0


    8521837          168/168             F          476,000.00         ZZ
                                         360        476,000.00          1
                                       7.125          3,206.90         80
                                       6.875          3,206.90
    MONTEREY PARK    CA   91754          1            02/18/03         00
    0319433714                           05           04/01/03          0
    0319433714                           O            03/01/33
    0


    8522013          964/G02             F          148,500.00         ZZ
                                         360        148,500.00          1
                                       6.375            926.45         90
                                       6.125            926.45
    PORTERVILLE      CA   93257          1            02/14/03         11
    0435500525                           05           04/01/03         25
    313952                               O            03/01/33
    0


    8522015          964/G02             F          314,000.00         ZZ
                                         360        314,000.00          1
                                       6.250          1,933.35         77
                                       6.000          1,933.35
    SAN LUIS OBISPO  CA   93405          2            02/19/03         00
    0435504386                           05           04/01/03          0
    328066                               O            03/01/33
    0


    8522027          964/G02             F          243,750.00         ZZ
                                         360        243,750.00          1
1


                                       6.000          1,461.40         75
                                       5.750          1,461.40
    LOS BANOS        CA   93635          1            02/19/03         00
    0435504865                           05           04/01/03          0
    348718                               O            03/01/33
    0


    8522035          964/G02             F          162,000.00         ZZ
                                         360        162,000.00          1
                                       6.125            984.33         90
                                       5.875            984.33
    REEDLEY          CA   93654          1            02/24/03         11
    0435494950                           05           04/01/03         25
    342239                               O            03/01/33
    0


    8522037          964/G02             F          301,000.00         ZZ
                                         360        301,000.00          1
                                       6.125          1,828.91         69
                                       5.875          1,828.91
    SAN MARCOS       CA   92069          5            02/05/03         00
    0435517404                           05           04/01/03          0
    344162                               O            03/01/33
    0


    8522039          964/G02             F          213,000.00         ZZ
                                         360        213,000.00          1
                                       6.250          1,311.48         63
                                       6.000          1,311.48
    CENTENNIAL       CO   80112          2            02/19/03         00
    0435493713                           05           04/01/03          0
    346045                               O            03/01/33
    0


    8522041          964/G02             F           83,920.00         ZZ
                                         360         83,920.00          1
                                       6.375            523.55         80
                                       6.125            523.55
    BRYAN            TX   77802          1            02/21/03         00
    0435491022                           05           04/01/03          0
    349024                               N            03/01/33
    0


    8522043          964/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.250            664.97         80
                                       6.000            664.97
    BAYFIELD         CO   81122          5            02/20/03         00
    0435493598                           05           04/01/03          0
1


    349053                               O            03/01/33
    0


    8523159          964/G02             F           88,300.00         ZZ
                                         360         88,300.00          1
                                       5.875            522.33         64
                                       5.625            522.33
    BEND             OR   97701          5            02/18/03         00
    0435500574                           05           04/01/03          0
    340484                               O            03/01/33
    0


    8523165          964/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
                                       5.875            621.12         67
                                       5.625            621.12
    TEMPE            AZ   85282          1            02/20/03         00
    0435496476                           05           04/01/03          0
    349881                               O            03/01/33
    0


    8523167          964/G02             F          297,000.00         ZZ
                                         360        297,000.00          1
                                       6.000          1,780.66         39
                                       5.750          1,780.66
    SAN RAFAEL       CA   94903          2            02/03/03         00
    0435496732                           05           04/01/03          0
    318839                               O            03/01/33
    0


    8523171          964/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
                                       6.000            620.53         48
                                       5.750            620.53
    LONGMONT         CO   80501          5            02/14/03         00
    0435499918                           01           04/01/03          0
    324003                               O            03/01/33
    0


    8523173          964/G02             F          307,200.00         ZZ
                                         360        307,200.00          1
                                       6.000          1,841.82         58
                                       5.750          1,841.82
    SCOTTSDALE       AZ   85255          2            02/11/03         00
    0435516356                           03           04/01/03          0
    336686                               O            03/01/33
    0


1


    8523177          964/G02             F           79,500.00         ZZ
                                         360         79,500.00          1
                                       6.000            476.64         39
                                       5.750            476.64
    GOLD CANYON      AZ   85218          2            02/14/03         00
    0435495965                           03           04/01/03          0
    337190                               O            03/01/33
    0


    8523179          964/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.000          1,199.10         69
                                       5.750          1,199.10
    LAKESIDE         AZ   85929          2            02/20/03         00
    0435499926                           05           04/01/03          0
    354898                               O            03/01/33
    0


    8523181          964/G02             F          153,700.00         ZZ
                                         360        153,700.00          1
                                       6.000            921.51         75
                                       5.750            921.51
    PORTLAND         OR   97219          5            02/14/03         00
    0435495577                           05           04/01/03          0
    356083                               O            03/01/33
    0


    8523183          964/G02             F          213,800.00         ZZ
                                         360        213,800.00          1
                                       6.125          1,299.07         36
                                       5.875          1,299.07
    OAKLAND          CA   94611          5            01/28/03         00
    0435490719                           05           04/01/03          0
    319767                               O            03/01/33
    0


    8523187          964/G02             F          127,000.00         ZZ
                                         360        127,000.00          1
                                       6.125            771.67         60
                                       5.875            771.67
    ROUGH AND READY  CA   95975          5            02/05/03         00
    0435495932                           05           04/01/03          0
    326638                               O            03/01/33
    0


    8523189          964/G02             F          138,900.00         ZZ
                                         360        138,900.00          1
                                       6.125            843.97         38
                                       5.875            843.97
1


    TUCSON           AZ   85718          2            02/04/03         00
    0435500673                           03           04/01/03          0
    330366                               O            03/01/33
    0


    8523191          964/G02             F          241,500.00         ZZ
                                         360        241,500.00          1
                                       6.125          1,467.38         70
                                       5.875          1,467.38
    ELK GROVE        CA   95758          5            02/17/03         00
    0435517040                           05           04/01/03          0
    339321                               O            03/01/33
    0


    8523195          964/G02             F          252,000.00         ZZ
                                         360        252,000.00          1
                                       6.250          1,551.61         69
                                       6.000          1,551.61
    LAKE FOREST      CA   92630          5            02/21/03         00
    0435497888                           03           04/01/03          0
    342368                               O            03/01/33
    0


    8523197          964/G02             F          118,000.00         ZZ
                                         360        118,000.00          1
                                       6.250            726.55         79
                                       6.000            726.55
    GILBERT          AZ   85297          2            02/18/03         00
    0435517123                           03           04/01/03          0
    342701                               O            03/01/33
    0


    8523199          964/G02             F          246,700.00         ZZ
                                         360        246,700.00          1
                                       6.250          1,518.97         70
                                       6.000          1,518.97
    SANTA MARIA      CA   93455          5            02/05/03         00
    0435491097                           05           04/01/03          0
    345084                               O            03/01/33
    0


    8523203          964/G02             F          244,875.00         ZZ
                                         360        244,875.00          1
                                       6.250          1,507.74         75
                                       6.000          1,507.74
    ROSEVILLE        CA   95661          1            02/18/03         00
    0435500806                           05           04/01/03          0
    353347                               O            03/01/33
    0
1




    8523205          964/G02             F          230,200.00         ZZ
                                         360        230,200.00          1
                                       6.375          1,436.15         53
                                       6.125          1,436.15
    EL DORADO HILLS  CA   95762          2            02/13/03         00
    0435497920                           03           04/01/03          0
    338472                               O            03/01/33
    0


    8523233          964/G02             F          321,250.00         ZZ
                                         360        321,250.00          2
                                       6.250          1,977.99         56
                                       6.000          1,977.99
    CHICAGO          IL   60647          5            02/21/03         00
    0435517198                           05           04/01/03          0
    343450                               O            03/01/33
    0


    8523239          964/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.125          1,944.35         80
                                       5.875          1,944.35
    ELK GROVE        CA   95758          2            02/14/03         00
    0435522016                           03           04/01/03          0
    328961                               O            03/01/33
    0


    8523241          964/G02             F          111,000.00         ZZ
                                         360        111,000.00          1
                                       6.125            674.45         64
                                       5.875            674.45
    PHOENIX          AZ   85048          2            02/11/03         00
    0435500772                           03           04/01/03          0
    337646                               N            03/01/33
    0


    8523243          964/G02             F          238,000.00         ZZ
                                         360        238,000.00          1
                                       6.250          1,465.41         80
                                       6.000          1,465.41
    LODI             CA   95240          5            02/12/03         00
    0435496724                           05           04/01/03          0
    312865                               O            03/01/33
    0


    8523245          964/G02             F          114,000.00         ZZ
                                         360        114,000.00          1
1


                                       6.250            701.92         79
                                       6.000            701.92
    BEND             OR   97701          5            02/13/03         00
    0435496138                           05           04/01/03          0
    323159                               O            03/01/33
    0


    8523247          964/G02             F          128,240.00         ZZ
                                         360        128,240.00          2
                                       6.250            789.60         80
                                       6.000            789.60
    PRESCOTT         AZ   86303          1            02/19/03         00
    0435496385                           05           04/01/03          0
    324486                               O            03/01/33
    0


    8523251          964/G02             F          136,500.00         ZZ
                                         360        136,500.00          1
                                       6.250            840.45         87
                                       6.000            840.45
    MESA             AZ   85210          2            02/18/03         01
    0435499058                           05           04/01/03         25
    343410                               O            03/01/33
    0


    8523253          964/G02             F          142,000.00         ZZ
                                         360        142,000.00          1
                                       6.250            874.32         79
                                       6.000            874.32
    PORTLAND         OR   97229          5            02/10/03         00
    0435500830                           05           04/01/03          0
    346331                               O            03/01/33
    0


    8523255          964/G02             F          450,000.00         ZZ
                                         360        450,000.00          1
                                       6.375          2,807.42         70
                                       6.125          2,807.42
    SAN CLEMENTE     CA   92673          5            02/09/03         00
    0435522040                           03           04/01/03          0
    325474                               O            03/01/33
    0


    8523257          964/G02             F          219,600.00         ZZ
                                         360        219,600.00          1
                                       6.375          1,370.02         77
                                       6.125          1,370.02
    GILBERT          AZ   85234          2            02/12/03         00
    0435500491                           03           04/01/03          0
1


    328656                               O            03/01/33
    0


    8523259          964/G02             F          170,850.00         ZZ
                                         360        170,850.00          1
                                       6.375          1,065.88         85
                                       6.125          1,065.88
    SPOKANE          WA   99223          5            02/13/03         12
    0435500814                           05           04/01/03         12
    333308                               O            03/01/33
    0


    8523261          964/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.375            935.81         60
                                       6.125            935.81
    PLACERVILLE      CA   95667          1            02/19/03         00
    0435491410                           05           04/01/03          0
    344902                               O            03/01/33
    0


    8523263          964/G02             F          137,450.00         ZZ
                                         360        137,450.00          1
                                       6.375            857.51         80
                                       6.125            857.51
    LAS VEGAS        NV   89148          1            02/19/03         00
    0435500624                           03           04/01/03          0
    355608                               O            03/01/33
    0


    8523265          964/G02             F          493,550.00         ZZ
                                         360        493,550.00          1
                                       6.500          3,119.57         74
                                       6.250          3,119.57
    PRESCOTT         AZ   86305          5            02/11/03         01
    0435498696                           03           04/01/03         12
    315878                               O            03/01/33
    0


    8523269          964/G02             F           61,500.00         ZZ
                                         360         61,500.00          2
                                       6.500            388.72         75
                                       6.250            388.72
    STEGER           IL   60475          1            02/19/03         00
    0435500848                           05           04/01/03          0
    346160                               N            03/01/33
    0


1


    8523271          964/G02             F           49,050.00         ZZ
                                         360         49,050.00          1
                                       6.500            310.03         90
                                       6.250            310.03
    RUPERT           ID   83350          1            02/19/03         11
    0435500798                           05           04/01/03         25
    351928                               O            03/01/33
    0


    8523273          964/G02             F          160,000.00         ZZ
                                         360        160,000.00          2
                                       6.625          1,024.50         70
                                       6.375          1,024.50
    LAS VEGAS        NV   89119          2            02/13/03         00
    0435496260                           05           04/01/03          0
    319028                               N            03/01/33
    0


    8523275          964/G02             F          264,000.00         ZZ
                                         360        264,000.00          1
                                       6.750          1,712.30         80
                                       6.500          1,712.30
    ROUGH AND READY  CA   95975          5            02/18/03         00
    0435493812                           05           04/01/03          0
    343503                               O            03/01/33
    0


    8523301          964/G02             F          131,250.00         ZZ
                                         360        131,250.00          1
                                       5.875            776.39         75
                                       5.625            776.39
    PHOENIX          AZ   85023          5            02/18/03         00
    0435498324                           03           04/01/03          0
    290319                               O            03/01/33
    0


    8523305          964/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       5.875            798.58         73
                                       5.625            798.58
    PHOENIX          AZ   85007          5            02/11/03         00
    0435499462                           05           04/01/03          0
    307165                               O            03/01/33
    0


    8523307          964/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       5.875          1,112.09         35
                                       5.625          1,112.09
1


    TAOS             NM   87571          2            02/13/03         00
    0435497110                           05           04/01/03          0
    312728                               O            03/01/33
    0


    8523469          T44/G02             F           41,250.00         ZZ
                                         360         41,250.00          1
                                       6.500            260.73         75
                                       6.250            260.73
    AKRON            OH   44310          5            03/03/03         00
    0435505243                           05           04/01/03          0
    1065684                              N            03/01/33
    0


    8523559          P59/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.500          1,011.31         40
                                       6.250          1,011.31
    SAN LUIS OBISPO  CA   93401          5            02/06/03         00
    0435506357                           05           04/01/03          0
    AT005336                             N            03/01/33
    0


    8523741          964/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.000            599.55         16
                                       5.750            599.55
    DALY CITY        CA   94015          2            02/04/03         00
    0435500343                           05           04/01/03          0
    324927                               O            03/01/33
    0


    8523743          964/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       6.000          1,498.88         56
                                       5.750          1,498.88
    SAN LUIS OBISPO  CA   93401          5            02/05/03         00
    0435504808                           03           04/01/03          0
    338004                               O            03/01/33
    0


    8523745          964/G02             F          297,500.00         ZZ
                                         360        297,500.00          1
                                       6.000          1,783.66         70
                                       5.750          1,783.66
    SPOKANE          WA   99208          2            02/14/03         00
    0435492822                           05           04/01/03          0
    341785                               O            03/01/33
    0
1




    8523747          964/G02             F          243,750.00         ZZ
                                         360        243,750.00          1
                                       6.125          1,481.05         75
                                       5.875          1,481.05
    SANTA MARGARITA  CA   93453          5            02/11/03         00
    0435491253                           05           04/01/03          0
    334773                               O            03/01/33
    0


    8523749          964/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       6.125          1,519.03         57
                                       5.875          1,519.03
    NIPOMO           CA   93444          5            02/14/03         00
    0435500004                           05           04/01/03          0
    339262                               O            03/01/33
    0


    8523753          964/G02             F          228,500.00         ZZ
                                         360        228,500.00          1
                                       6.125          1,388.39         79
                                       5.875          1,388.39
    SANTA ANA        CA   92704          2            02/21/03         00
    0435501721                           05           04/01/03          0
    358888                               O            03/01/33
    0


    8523755          964/G02             F          151,500.00         ZZ
                                         360        151,500.00          1
                                       6.250            932.81         75
                                       6.000            932.81
    CLEARLAKE OAKS   CA   95423          5            02/04/03         00
    0435493572                           05           04/01/03          0
    251727                               O            03/01/33
    0


    8523757          964/G02             F          252,000.00         ZZ
                                         360        252,000.00          1
                                       6.250          1,551.61         90
                                       6.000          1,551.61
    PUEBLO           CO   81004          2            02/18/03         04
    0435500285                           05           04/01/03         25
    304403                               O            03/01/33
    0


    8523759          964/G02             F          278,000.00         ZZ
                                         360        278,000.00          1
1


                                       6.375          1,734.36         70
                                       6.125          1,734.36
    PETALUMA         CA   94954          1            02/15/03         00
    0435493952                           05           04/01/03          0
    347196                               O            03/01/33
    0


    8523769          964/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       6.250            591.09         80
                                       6.000            591.09
    EUGENE           OR   97402          2            02/20/03         00
    0435497698                           05           04/01/03          0
    340463                               O            03/01/33
    0


    8523771          964/G02             F          604,875.00         ZZ
                                         360        604,875.00          1
                                       6.250          3,724.32         75
                                       6.000          3,724.32
    OCEANO           CA   93445          1            02/18/03         00
    0435496674                           05           04/01/03          0
    344701                               O            03/01/33
    0


    8523773          964/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
                                       6.250          2,339.73         80
                                       6.000          2,339.73
    SUGAR GROVE      IL   60554          5            02/21/03         00
    0435507512                           05           04/01/03          0
    350270                               O            03/01/33
    0


    8523775          964/G02             F          498,750.00         ZZ
                                         360        498,750.00          1
                                       6.500          3,152.44         75
                                       6.250          3,152.44
    PARK CITY        UT   84060          5            02/20/03         00
    0435497466                           05           04/01/03          0
    346165                               O            03/01/33
    0


    8523777          964/G02             F           41,230.00         ZZ
                                         360         41,230.00          1
                                       6.625            264.00         70
                                       6.375            264.00
    SPRING           TX   77381          1            02/24/03         00
    0435493028                           01           04/01/03          0
1


    352552                               N            03/01/33
    0


    8523779          964/G02             F          150,200.00         ZZ
                                         360        150,200.00          1
                                       6.875            986.71         53
                                       6.625            986.71
    LOMPOC           CA   93436          5            02/04/03         00
    0435491154                           05           04/01/03          0
    329580                               N            03/01/33
    0


    8523783          964/G02             F          229,000.00         ZZ
                                         360        229,000.00          1
                                       6.125          1,391.43         78
                                       5.875          1,391.43
    SCOTTSDALE       AZ   85258          2            02/13/03         00
    0435496344                           03           04/01/03          0
    341389                               O            03/01/33
    0


    8523785          964/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       6.375            698.73         53
                                       6.125            698.73
    HIGHLANDS RANCH  CO   80129          2            02/25/03         00
    0435507785                           03           04/01/03          0
    347836                               N            03/01/33
    0


    8523793          964/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       6.250          1,986.92         66
                                       6.000          1,986.92
    STATELINE        NV   89449          5            02/16/03         00
    0435496427                           05           04/01/03          0
    347257                               O            03/01/33
    0


    8523897          W68/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.375          1,996.38         78
                                       6.125          1,996.38
    MONTROSE         CA   91020          5            02/04/03         00
    0435512603                           05           04/01/03          0
    35384                                O            03/01/33
    0


1


    8524179          950/G02             F          185,600.00         ZZ
                                         360        185,600.00          1
                                       6.500          1,173.12         80
                                       6.250          1,173.12
    SEATTLE          WA   98146          1            02/26/03         00
    0435501960                           05           04/01/03          0
    N631053                              N            03/01/33
    0


    8524309          P59/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
                                       6.750            713.46         79
                                       6.500            713.46
    SYLMAR           CA   91342          5            02/04/03         00
    0435495734                           01           04/01/03          0
    AT005398                             O            03/01/33
    0


    8524917          U05/G02             F          130,150.00         ZZ
                                         360        130,150.00          1
                                       6.500            822.64         95
                                       6.250            822.64
    PEORIA           AZ   85345          5            02/21/03         10
    0435504980                           05           04/01/03         30
    3313373                              O            03/01/33
    0


    8531571          T44/G02             F          146,500.00         ZZ
                                         360        146,500.00          1
                                       6.000            878.34        100
                                       5.750            878.34
    MEMPHIS          TN   38125          2            02/20/03         04
    0435514583                           05           04/01/03         35
    1067385                              O            03/01/33
    0

   TOTAL NUMBER OF LOANS   :      2,335

   TOTAL ORIGINAL BALANCE  :   452,448,573.36

   TOTAL PRINCIPAL BALANCE :   451,785,853.70

   TOTAL ORIGINAL P+I      :     2,862,356.06

   TOTAL CURRENT P+I       :     2,862,356.05


                             ***************************
                             *      END OF REPORT      *
                             ***************************



                                   EXHIBIT TWO

                         SCHEDULE OF DISCOUNT FRACTIONS
                               Schedule of Discount Fractions

    Loan Number     Current Balance    Net Mortgage Rate  Discount Fraction   PO Balance
      8147095         $179,311.49           5.970%             0.5000%          $896.56
      8184259         $135,400.11           5.970%             0.5000%          $677.00
      8192177         $209,194.84           5.970%             0.5000%         $1,045.97
      8216939         $66,678.66            5.970%             0.5000%          $333.39
      8257701         $95,313.06            5.720%             4.6667%         $4,447.94
      8264573         $185,020.28           5.970%             0.5000%          $925.10
      8279239         $257,935.98           5.595%             6.7500%        $17,410.68
      8284239         $198,206.69           5.970%             0.5000%          $991.03
      8284253         $82,801.70            5.970%             0.5000%          $414.01
      8302339         $45,583.80            5.970%             0.5000%          $227.92
      8321175         $223,552.91           5.720%             4.6667%        $10,432.47
      8321679         $61,882.05            5.970%             0.5000%          $309.41
      8342789         $234,552.88           5.970%             0.5000%         $1,172.76
      8342817         $404,606.37           5.845%             2.5833%        $10,452.33
      8344095         $123,618.85           5.595%             6.7500%         $8,344.27
      8346659         $369,261.13           5.720%             4.6667%        $17,232.19
      8348616         $359,650.10           5.845%             2.5833%         $9,290.96
      8349200         $283,730.53           5.970%             0.5000%         $1,418.65
      8350294         $383,500.00           5.970%             0.5000%         $1,917.50
      8350864         $120,000.00           5.970%             0.5000%          $600.00
      8350896         $243,768.48           5.970%             0.5000%         $1,218.84
      8352404         $464,000.00           5.970%             0.5000%         $2,320.00
      8352488         $190,000.00           5.845%             2.5833%         $4,908.33
      8352528         $350,000.00           5.970%             0.5000%         $1,750.00
      8352544         $480,000.00           5.845%             2.5833%        $12,400.00
      8353228         $175,200.00           5.845%             2.5833%         $4,526.00
      8353510         $312,800.00           5.845%             2.5833%         $8,080.67
      8353566         $156,000.00           5.845%             2.5833%         $4,030.00
      8353704         $375,000.00           5.845%             2.5833%         $9,687.50
      8353774         $420,000.00           5.845%             2.5833%        $10,850.00
      8353808         $308,000.00           5.720%             4.6667%        $14,373.33
      8353816         $314,300.00           5.970%             0.5000%         $1,571.50
      8355105         $329,679.27           5.845%             2.5833%         $8,516.71
      8356157         $241,747.33           5.470%             8.8333%        $21,354.35
      8359553         $318,128.80           5.845%             2.5833%         $8,218.33
      8366613         $254,746.15           5.720%             4.6667%        $11,888.15
      8372771         $145,679.30           5.595%             6.7500%         $9,833.35
      8373039         $371,647.03           5.970%             0.5000%         $1,858.24
      8375883         $322,386.35           5.845%             2.5833%         $8,328.31
      8376007         $165,660.69           5.595%             6.7500%        $11,182.10
      8376057         $249,467.72           5.595%             6.7500%        $16,839.07
      8376071         $243,136.52           5.970%             0.5000%         $1,215.68
      8376221         $124,650.50           5.720%             4.6667%         $5,817.02
      8376243         $149,693.38           5.595%             6.7500%        $10,104.30
      8376253         $144,703.61           5.595%             6.7500%         $9,767.49
      8376297         $186,427.15           5.720%             4.6667%         $8,699.93
      8376425         $118,274.53           5.970%             0.5000%          $591.37
      8376501         $124,744.50           5.595%             6.7500%         $8,420.25
      8377005         $114,383.26           5.595%             6.7500%         $7,720.87
      8377471         $489,535.07           5.970%             0.5000%         $2,447.68
      8380699         $300,414.68           5.970%             0.5000%         $1,502.07
      8381037         $368,941.27           5.970%             0.5000%         $1,844.71
      8381129         $200,546.24           5.720%             4.6667%         $9,358.82


 Monday, March 24, 2003                                                        Page 1 of 13

      8381245         $270,825.97           5.720%             4.6667%        $12,638.55
      8381267         $169,250.09           5.970%             0.5000%          $846.25
      8381293         $460,149.70           5.720%             4.6667%        $21,473.65
      8381311         $127,386.38           5.970%             0.5000%          $636.93
      8381467         $298,702.34           5.720%             4.6667%        $13,939.44
      8382849         $283,697.60           5.845%             2.5833%         $7,328.85
      8383149         $160,843.52           5.845%             2.5833%         $4,155.12
      8384057         $150,197.81           5.845%             2.5833%         $3,880.11
      8384323         $422,129.08           5.970%             0.5000%         $2,110.65
      8385075         $523,952.11           5.720%             4.6667%        $24,451.10
      8385223         $437,494.58           5.970%             0.5000%         $2,187.47
      8386307         $487,525.69           5.845%             2.5833%        $12,594.41
      8388591         $134,703.47           5.595%             6.7500%         $9,092.48
      8389191         $281,875.77           5.845%             2.5833%         $7,281.79
      8392953         $479,533.47           5.845%             2.5833%        $12,387.95
      8393811         $95,902.12            5.595%             6.7500%         $6,473.39
      8395381         $180,324.56           5.845%             2.5833%         $4,658.38
      8395411         $214,775.53           5.470%             8.8333%        $18,971.84
      8396651         $344,664.68           5.845%             2.5833%         $8,903.84
      8397031         $432,579.15           5.845%             2.5833%        $11,174.96
      8397125         $86,413.89            5.720%             4.6667%         $4,032.65
      8398095         $215,779.78           5.595%             6.7500%        $14,565.14
      8398269         $127,073.37           5.720%             4.6667%         $5,930.09
      8398363         $443,558.00           5.720%             4.6667%        $20,699.37
      8398659         $69,931.96            5.845%             2.5833%         $1,806.58
      8398821         $399,561.27           5.845%             2.5833%        $10,322.00
      8398901         $430,091.53           5.970%             0.5000%         $2,150.46
      8399051         $369,648.93           5.970%             0.5000%         $1,848.24
      8400449         $187,808.33           5.595%             6.7500%        $12,677.06
      8400545         $159,033.78           5.470%             8.8333%        $14,047.98
      8400583         $115,490.31           5.970%             0.5000%          $577.45
      8400615         $198,797.11           5.595%             6.7500%        $13,418.80
      8400687         $173,830.89           5.845%             2.5833%         $4,490.63
      8401709         $397,612.80           5.840%             2.6667%        $10,603.01
      8403571         $114,288.81           5.845%             2.5833%         $2,952.46
      8403823         $439,561.98           5.720%             4.6667%        $20,512.89
      8404001         $584,046.88           5.970%             0.5000%         $2,920.23
      8404013         $169,838.70           5.970%             0.5000%          $849.19
      8404027         $159,844.49           5.845%             2.5833%         $4,129.32
      8404051         $139,857.27           5.595%             6.7500%         $9,440.37
      8404181         $454,568.28           5.970%             0.5000%         $2,272.84
      8406457         $87,716.69            5.970%             0.5000%          $438.58
      8407251         $379,639.44           5.970%             0.5000%         $1,898.20
      8407273         $322,393.81           5.970%             0.5000%         $1,611.97
      8407285         $258,754.25           5.970%             0.5000%         $1,293.77
      8407301         $300,386.05           5.470%             8.8333%        $26,534.10
      8407309         $96,907.96            5.970%             0.5000%          $484.54
      8407343         $174,580.15           5.845%             2.5833%         $4,509.99
      8407401         $262,232.37           5.595%             6.7500%        $17,700.69
      8407421         $279,221.76           5.720%             4.6667%        $13,030.35
      8407433         $73,729.97            5.970%             0.5000%          $368.65
      8407453         $74,928.83            5.970%             0.5000%          $374.64
      8407473         $189,815.33           5.845%             2.5833%         $4,903.56
      8407485         $322,393.81           5.970%             0.5000%         $1,611.97
      8407517         $134,362.87           5.595%             6.7500%         $9,069.49
      8407529         $288,032.98           5.720%             4.6667%        $13,441.54
      8407531         $85,163.08            5.595%             6.7500%         $5,748.51


 Monday, March 24, 2003                                                        Page 2 of 13

    8407539         $177,427.38           5.845%             2.5833%         $4,583.54
      8407541         $187,317.76           5.845%             2.5833%         $4,839.04
      8407543         $199,805.61           5.845%             2.5833%         $5,161.64
      8407569         $254,427.71           5.345%            10.9167%        $27,775.03
      8407617         $117,482.93           5.720%             4.6667%         $5,482.54
      8407625         $145,854.66           5.720%             4.6667%         $6,806.55
      8407627         $255,738.99           5.595%             6.7500%        $17,262.38
      8407641         $244,761.87           5.845%             2.5833%         $6,323.02
      8407643         $159,848.18           5.970%             0.5000%          $799.24
      8407663         $322,393.81           5.970%             0.5000%         $1,611.97
      8407667         $64,938.32            5.970%             0.5000%          $324.69
      8407677         $236,003.34           5.470%             8.8333%        $20,846.96
      8407881         $164,839.63           5.845%             2.5833%         $4,258.36
      8407905         $94,310.43            5.970%             0.5000%          $471.55
      8407933         $194,401.60           5.595%             6.7500%        $13,122.11
      8408041         $359,142.12           5.720%             4.6667%        $16,759.97
      8408305         $208,786.92           5.595%             6.7500%        $14,093.12
      8408555         $374,644.18           5.970%             0.5000%         $1,873.22
      8408623         $177,922.70           5.720%             4.6667%         $8,303.06
      8408633         $156,851.03           5.970%             0.5000%          $784.26
      8408641         $439,206.33           5.845%             2.5833%        $11,346.16
      8408735         $128,275.21           5.845%             2.5833%         $3,313.78
      8408763         $135,814.66           5.720%             4.6667%         $6,338.02
      8409251         $359,658.42           5.970%             0.5000%         $1,798.29
      8409485         $149,151.37           5.720%             4.6667%         $6,960.40
      8409493         $591,424.61           5.845%             2.5833%        $15,278.47
      8411057         $180,120.51           5.720%             4.6667%         $8,405.62
      8411797         $335,657.43           5.595%             6.7500%        $22,656.88
      8413051         $498,515.00           5.845%             2.5833%        $12,878.30
      8413125         $88,713.69            5.845%             2.5833%         $2,291.77
      8413179         $200,145.92           5.970%             0.5000%         $1,000.73
      8413233         $169,435.16           5.845%             2.5833%         $4,377.08
      8413255         $268,738.55           5.845%             2.5833%         $6,942.41
      8413307         $152,000.00           5.970%             0.5000%          $760.00
      8413325         $93,906.42            5.720%             4.6667%         $4,382.30
      8413383         $145,951.04           5.595%             6.7500%         $9,851.70
      8413431         $162,245.91           5.970%             0.5000%          $811.23
      8414217         $127,100.00           5.470%             8.8333%        $11,227.17
      8414289         $471,552.14           5.970%             0.5000%         $2,357.76
      8415133         $395,624.26           5.970%             0.5000%         $1,978.12
      8415355         $282,211.98           5.595%             6.7500%        $19,049.31
      8415443         $127,869.50           5.595%             6.7500%         $8,631.19
      8415837         $552,075.67           5.970%             0.5000%         $2,760.38
      8416143         $90,000.00            5.970%             0.5000%          $450.00
      8416149         $179,829.21           5.970%             0.5000%          $899.15
      8416215         $129,622.89           5.845%             2.5833%         $3,348.59
      8416271         $63,902.02            5.970%             0.5000%          $319.51
      8416389         $54,490.76            5.970%             0.5000%          $272.45
      8416397         $167,507.63           5.845%             2.5833%         $4,327.28
      8416423         $131,736.52           5.720%             4.6667%         $6,147.70
      8416585         $39,923.89            5.970%             0.5000%          $199.62
      8416615         $114,576.27           5.845%             2.5833%         $2,959.89
      8416629         $140,656.44           5.595%             6.7500%         $9,494.31
      8416735         $101,233.65           5.720%             4.6667%         $4,724.24
      8416831         $183,816.83           5.720%             4.6667%         $8,578.12
      8416841         $199,810.23           5.970%             0.5000%          $999.05
      8416847         $205,360.71           5.970%             0.5000%         $1,026.80


 Monday, March 24, 2003                                                        Page 3 of 13

      8416865         $174,650.69           5.720%             4.6667%         $8,150.37
      8416895         $141,868.19           5.970%             0.5000%          $709.34
      8416991         $69,145.92            5.970%             0.5000%          $345.73
      8417039         $119,766.12           5.845%             2.5833%         $3,093.96
      8417059         $82,750.87            5.720%             4.6667%         $3,861.71
      8417095         $231,791.32           5.970%             0.5000%         $1,158.96
      8417107         $123,253.49           5.720%             4.6667%         $5,751.83
      8417199         $132,746.94           5.970%             0.5000%          $663.73
      8417271         $157,193.05           5.845%             2.5833%         $4,060.82
      8417289         $209,499.92           5.970%             0.5000%         $1,047.50
      8417293         $359,298.41           5.845%             2.5833%         $9,281.88
      8417319         $82,484.68            5.720%             4.6667%         $3,849.29
      8417555         $234,000.00           5.470%             8.8333%        $20,670.00
      8417589         $186,145.14           5.970%             0.5000%          $930.73
      8417633         $85,536.94            5.970%             0.5000%          $427.68
      8417635         $177,661.32           5.970%             0.5000%          $888.31
      8417681         $175,415.60           5.970%             0.5000%          $877.08
      8417725         $112,178.07           5.970%             0.5000%          $560.89
      8417747         $184,815.83           5.720%             4.6667%         $8,624.74
      8417773         $124,515.24           5.970%             0.5000%          $622.58
      8417779         $59,885.84            5.970%             0.5000%          $299.43
      8417907         $54,488.39            5.595%             6.7500%         $3,677.97
      8417915         $41,914.14            5.595%             6.7500%         $2,829.20
      8419647         $122,929.38           5.595%             6.7500%         $8,297.73
      8420175         $91,510.96            5.845%             2.5833%         $2,364.03
      8420217         $151,855.78           5.970%             0.5000%          $759.28
      8421541         $60,000.00            5.595%             6.7500%         $4,050.00
      8421555         $428,762.41           5.595%             6.7500%        $28,941.46
      8421575         $117,888.03           5.970%             0.5000%          $589.44
      8423011         $116,689.17           5.970%             0.5000%          $583.45
      8423171         $212,997.71           5.970%             0.5000%         $1,064.99
      8423317         $299,708.42           5.845%             2.5833%         $7,742.47
      8423413         $430,000.00           5.845%             2.5833%        $11,108.33
      8423435         $135,867.82           5.845%             2.5833%         $3,509.92
      8423439         $359,658.42           5.970%             0.5000%         $1,798.29
      8423457         $227,284.14           5.970%             0.5000%         $1,136.42
      8423469         $438,473.42           5.845%             2.5833%        $11,327.23
      8423643         $137,710.07           5.970%             0.5000%          $688.55
      8424035         $57,500.00            5.970%             0.5000%          $287.50
      8424217         $209,790.94           5.720%             4.6667%         $9,790.24
      8424439         $182,500.00           5.970%             0.5000%          $912.50
      8424997         $179,829.21           5.970%             0.5000%          $899.15
      8425933         $139,705.87           5.970%             0.5000%          $698.53
      8426053         $412,108.61           5.970%             0.5000%         $2,060.54
      8426775         $364,000.00           5.845%             2.5833%         $9,403.33
      8426891         $150,000.00           5.845%             2.5833%         $3,875.00
      8427053         $70,500.00            5.720%             4.6667%         $3,290.00
      8427089         $255,000.00           5.970%             0.5000%         $1,275.00
      8427187         $151,449.08           5.720%             4.6667%         $7,067.62
      8427267         $400,000.00           5.845%             2.5833%        $10,333.33
      8427639         $549,465.43           5.845%             2.5833%        $14,194.52
      8430097         $159,844.49           5.845%             2.5833%         $4,129.32
      8430299         $140,000.00           5.845%             2.5833%         $3,616.67
      8430471         $123,750.00           5.970%             0.5000%          $618.75
      8430477         $205,000.00           5.845%             2.5833%         $5,295.83
      8430505         $140,666.40           5.970%             0.5000%          $703.33
      8431219         $206,000.00           5.595%             6.7500%        $13,905.00


 Monday, March 24, 2003                                                        Page 4 of 13


      8431337         $382,636.59           5.970%             0.5000%         $1,913.18
      8431343         $200,000.00           5.720%             4.6667%         $9,333.33
      8431527         $196,000.00           5.720%             4.6667%         $9,146.67
      8432145         $84,600.00            5.720%             4.6667%         $3,948.00
      8432503         $174,000.00           5.595%             6.7500%        $11,745.00
      8432511         $270,000.00           5.970%             0.5000%         $1,350.00
      8432517         $300,000.00           5.970%             0.5000%         $1,500.00
      8432621         $150,000.00           5.970%             0.5000%          $750.00
      8432703         $89,808.09            5.845%             2.5833%         $2,320.04
      8432765         $312,000.00           5.720%             4.6667%        $14,560.00
      8432783         $127,920.00           5.845%             2.5833%         $3,304.60
      8432815         $86,500.00            5.970%             0.5000%          $432.50
      8432867         $365,136.14           5.720%             4.6667%        $17,039.69
      8432905         $115,887.25           5.845%             2.5833%         $2,993.75
      8432927         $580,000.00           5.970%             0.5000%         $2,900.00
      8432977         $96,808.06            5.970%             0.5000%          $484.04
      8433345         $610,807.30           5.845%             2.5833%        $15,779.19
      8433383         $90,600.00            5.845%             2.5833%         $2,340.50
      8435155         $232,500.00           5.970%             0.5000%         $1,162.50
      8435271         $140,000.00           5.845%             2.5833%         $3,616.67
      8435463         $119,886.14           5.970%             0.5000%          $599.43
      8435697         $90,100.00            5.845%             2.5833%         $2,327.58
      8435775         $354,646.60           5.720%             4.6667%        $16,550.17
      8436381         $155,848.38           5.845%             2.5833%         $4,026.08
      8436411         $148,000.00           5.595%             6.7500%         $9,990.00
      8436455         $251,900.00           5.970%             0.5000%         $1,259.50
      8436461         $380,000.00           5.720%             4.6667%        $17,733.33
      8436531         $322,700.00           5.845%             2.5833%         $8,336.42
      8436553         $119,871.71           5.345%            10.9167%        $13,086.00
      8436623         $448,649.33           5.720%             4.6667%        $20,936.97
      8436901         $59,500.00            5.970%             0.5000%          $297.50
      8436913         $243,200.00           5.720%             4.6667%        $11,349.33
      8436941         $125,439.00           5.720%             4.6667%         $5,853.82
      8436951         $142,000.00           5.845%             2.5833%         $3,668.33
      8436963         $543,750.00           5.845%             2.5833%        $14,046.88
      8436973         $445,000.00           5.845%             2.5833%        $11,495.83
      8437001         $75,920.00            5.845%             2.5833%         $1,961.27
      8437081         $96,000.00            5.720%             4.6667%         $4,480.00
      8437083         $392,811.00           5.970%             0.5000%         $1,964.06
      8437099         $232,000.00           5.595%             6.7500%        $15,660.00
      8437149         $272,000.00           5.845%             2.5833%         $7,026.67
      8438571         $379,630.66           5.845%             2.5833%         $9,807.13
      8438581         $177,431.49           5.970%             0.5000%          $887.16
      8438631         $166,400.00           5.845%             2.5833%         $4,298.67
      8438693         $41,325.00            5.970%             0.5000%          $206.63
      8438969         $119,877.65           5.595%             6.7500%         $8,091.74
      8440461         $59,920.00            5.970%             0.5000%          $299.60
      8440505         $430,000.00           5.845%             2.5833%        $11,108.33
      8441251         $95,606.99            5.845%             2.5833%         $2,469.85
      8441429         $136,500.00           5.845%             2.5833%         $3,526.25
      8441451         $450,000.00           5.845%             2.5833%        $11,625.00
      8441453         $189,000.00           5.470%             8.8333%        $16,695.00
      8441503         $611,000.00           5.845%             2.5833%        $15,784.17
      8442701         $146,600.00           5.845%             2.5833%         $3,787.17
      8443345         $373,000.00           5.720%             4.6667%        $17,406.67
      8443349         $161,250.00           5.845%             2.5833%         $4,165.63
      8443361         $398,400.00           5.845%             2.5833%        $10,292.00


 Monday, March 24, 2003                                                        Page 5 of 13


      8443407         $500,000.00           5.970%             0.5000%         $2,500.00
      8443419         $80,000.00            5.970%             0.5000%          $400.00
      8443449         $356,000.00           5.970%             0.5000%         $1,780.00
      8443521         $234,000.00           5.720%             4.6667%        $10,920.00
      8443551         $181,000.00           5.595%             6.7500%        $12,217.50
      8443561         $119,500.00           5.720%             4.6667%         $5,576.67
      8443575         $388,000.00           5.970%             0.5000%         $1,940.00
      8443599         $120,000.00           5.970%             0.5000%          $600.00
      8443605         $208,000.00           5.845%             2.5833%         $5,373.33
      8444659         $136,200.00           5.970%             0.5000%          $681.00
      8445211         $307,000.00           5.845%             2.5833%         $7,930.83
      8445213         $170,000.00           5.845%             2.5833%         $4,391.67
      8445315         $75,000.00            5.720%             4.6667%         $3,500.00
      8445615         $175,000.00           5.720%             4.6667%         $8,166.67
      8447579         $214,691.13           5.845%             2.5833%         $5,546.19
      8447791         $299,000.00           5.720%             4.6667%        $13,953.33
      8449187         $234,000.00           5.970%             0.5000%         $1,170.00
      8449231         $81,500.00            5.970%             0.5000%          $407.50
      8449243         $99,650.70            5.720%             4.6667%         $4,650.37
      8449269         $265,330.00           5.720%             4.6667%        $12,382.07
      8449367         $86,350.52            5.970%             0.5000%          $431.75
      8449421         $126,374.07           5.720%             4.6667%         $5,897.46
      8450087         $123,000.00           5.595%             6.7500%         $8,302.50
      8450199         $265,000.00           5.970%             0.5000%         $1,325.00
      8450303         $376,000.00           5.970%             0.5000%         $1,880.00
      8450315         $408,212.30           5.970%             0.5000%         $2,041.06
      8450325         $336,000.00           5.970%             0.5000%         $1,680.00
      8450335         $390,000.00           5.970%             0.5000%         $1,950.00
      8450355         $359,632.96           5.595%             6.7500%        $24,275.22
      8450365         $355,600.00           5.970%             0.5000%         $1,778.00
      8450371         $255,500.00           5.970%             0.5000%         $1,277.50
      8450397         $607,908.58           5.845%             2.5833%        $15,704.31
      8451137         $147,200.00           5.970%             0.5000%          $736.00
      8451179         $375,000.00           5.845%             2.5833%         $9,687.50
      8451375         $139,863.93           5.845%             2.5833%         $3,613.15
      8451535         $150,000.00           5.970%             0.5000%          $750.00
      8451739         $583,600.00           5.970%             0.5000%         $2,918.00
      8452573         $62,400.00            5.720%             4.6667%         $2,912.00
      8452663         $359,200.00           5.845%             2.5833%         $9,279.33
      8452739         $97,100.00            5.845%             2.5833%         $2,508.42
      8452769         $39,500.00            5.970%             0.5000%          $197.50
      8452921         $179,200.00           5.970%             0.5000%          $896.00
      8452925         $607,500.00           5.845%             2.5833%        $15,693.75
      8452929         $397,613.17           5.845%             2.5833%        $10,271.67
      8452935         $412,500.00           5.845%             2.5833%        $10,656.25
      8452959         $217,500.00           5.720%             4.6667%        $10,150.00
      8453011         $192,000.00           5.970%             0.5000%          $960.00
      8453059         $205,000.00           5.970%             0.5000%         $1,025.00
      8453127         $151,200.00           5.845%             2.5833%         $3,906.00
      8453145         $256,000.00           5.970%             0.5000%         $1,280.00
      8453147         $155,500.00           5.845%             2.5833%         $4,017.08
      8454135         $343,665.65           5.845%             2.5833%         $8,878.03
      8454571         $260,000.00           5.970%             0.5000%         $1,300.00
      8454817         $151,855.78           5.970%             0.5000%          $759.28
      8454869         $500,000.00           5.970%             0.5000%         $2,500.00
      8455083         $399,500.00           5.970%             0.5000%         $1,997.50
      8456577         $443,000.00           5.770%             3.8333%        $16,981.67


 Monday, March 24, 2003                                                        Page 6 of 13

      8456603         $86,500.00            5.845%             2.5833%         $2,234.58
      8456819         $138,000.00           5.845%             2.5833%         $3,565.00
      8456823         $222,000.00           5.970%             0.5000%         $1,110.00
      8456847         $225,000.00           5.720%             4.6667%        $10,500.00
      8456859         $255,500.00           5.845%             2.5833%         $6,600.42
      8456905         $85,000.00            5.595%             6.7500%         $5,737.50
      8456915         $275,000.00           5.970%             0.5000%         $1,375.00
      8456927         $288,750.00           5.720%             4.6667%        $13,475.00
      8456939         $322,700.00           5.845%             2.5833%         $8,336.42
      8456971         $300,000.00           5.970%             0.5000%         $1,500.00
      8456973         $256,000.00           5.595%             6.7500%        $17,280.00
      8457005         $300,000.00           5.845%             2.5833%         $7,750.00
      8457009         $254,500.00           5.720%             4.6667%        $11,876.67
      8457011         $270,000.00           5.720%             4.6667%        $12,600.00
      8457065         $300,000.00           5.720%             4.6667%        $14,000.00
      8457071         $304,000.00           5.720%             4.6667%        $14,186.67
      8457361         $370,935.56           5.970%             0.5000%         $1,854.68
      8457377         $331,050.01           5.970%             0.5000%         $1,655.25
      8457379         $373,874.43           5.720%             4.6667%        $17,447.47
      8457443         $226,350.46           5.970%             0.5000%         $1,131.75
      8457459         $368,915.63           5.845%             2.5833%         $9,530.32
      8457483         $275,474.88           5.970%             0.5000%         $1,377.37
      8457535         $193,000.00           5.470%             8.8333%        $17,048.33
      8457663         $95,759.44            5.970%             0.5000%          $478.80
      8457667         $363,107.82           5.970%             0.5000%         $1,815.54
      8457693         $65,811.13            5.970%             0.5000%          $329.06
      8457717         $327,360.77           5.845%             2.5833%         $8,456.82
      8458247         $49,100.00            5.845%             2.5833%         $1,268.42
      8458251         $70,400.00            5.845%             2.5833%         $1,818.67
      8458787         $259,238.00           5.845%             2.5833%         $6,696.98
      8458821         $99,800.38            5.720%             4.6667%         $4,657.35
      8458887         $350,992.77           5.970%             0.5000%         $1,754.96
      8458971         $132,800.00           5.845%             2.5833%         $3,430.67
      8459095         $348,569.28           5.845%             2.5833%         $9,004.71
      8459177         $116,450.00           5.845%             2.5833%         $3,008.29
      8459213         $105,000.00           5.845%             2.5833%         $2,712.50
      8459295         $578,000.00           5.845%             2.5833%        $14,931.67
      8459309         $42,668.66            5.970%             0.5000%          $213.34
      8459349         $94,500.00            5.470%             8.8333%         $8,347.50
      8459375         $380,000.00           5.845%             2.5833%         $9,816.67
      8459377         $193,830.26           5.845%             2.5833%         $5,007.28
      8459425         $123,920.00           5.845%             2.5833%         $3,201.27
      8459445         $240,142.22           5.970%             0.5000%         $1,200.71
      8459487         $377,915.54           5.970%             0.5000%         $1,889.58
      8459507         $71,634.33            5.720%             4.6667%         $3,342.94
      8459533         $173,000.00           5.970%             0.5000%          $865.00
      8459541         $258,250.03           5.970%             0.5000%         $1,291.25
      8459599         $97,719.57            5.970%             0.5000%          $488.60
      8459651         $191,600.16           5.970%             0.5000%          $958.00
      8459655         $79,818.46            5.970%             0.5000%          $399.09
      8459691         $95,812.90            5.845%             2.5833%         $2,475.17
      8459715         $97,719.56            5.970%             0.5000%          $488.60
      8459725         $196,123.49           5.845%             2.5833%         $5,066.52
      8459789         $73,489.09            5.970%             0.5000%          $367.45
      8460017         $49,853.45            5.845%             2.5833%         $1,287.88
      8460025         $318,663.26           5.970%             0.5000%         $1,593.32
      8460051         $190,453.45           5.970%             0.5000%          $952.27


 Monday, March 24, 2003                                                        Page 7 of 13
      8460061         $359,314.90           5.970%             0.5000%         $1,796.57
      8460069         $100,508.40           5.970%             0.5000%          $502.54
      8460087         $144,445.32           5.970%             0.5000%          $722.23
      8460221         $109,236.53           5.970%             0.5000%          $546.18
      8460243         $99,793.31            5.970%             0.5000%          $498.97
      8460247         $382,662.42           5.970%             0.5000%         $1,913.31
      8460321         $57,038.62            5.845%             2.5833%         $1,473.50
      8460357         $73,659.58            5.970%             0.5000%          $368.30
      8460359         $504,039.16           5.970%             0.5000%         $2,520.20
      8460401         $319,084.00           5.970%             0.5000%         $1,595.42
      8460445         $452,700.92           5.970%             0.5000%         $2,263.50
      8460453         $95,139.76            5.845%             2.5833%         $2,457.78
      8460473         $70,193.66            5.845%             2.5833%         $1,813.34
      8460481         $309,112.95           5.970%             0.5000%         $1,545.56
      8460995         $322,700.00           5.970%             0.5000%         $1,613.50
      8461163         $69,000.00            5.720%             4.6667%         $3,220.00
      8461231         $272,000.00           5.720%             4.6667%        $12,693.33
      8461471         $75,000.00            5.845%             2.5833%         $1,937.50
      8461499         $120,800.00           5.970%             0.5000%          $604.00
      8461949         $189,000.00           5.970%             0.5000%          $945.00
      8461961         $129,474.04           5.845%             2.5833%         $3,344.75
      8462033         $320,695.42           5.970%             0.5000%         $1,603.48
      8462055         $199,810.24           5.970%             0.5000%          $999.05
      8462065         $131,874.75           5.970%             0.5000%          $659.37
      8462109         $208,297.35           5.845%             2.5833%         $5,381.01
      8462161         $109,895.63           5.970%             0.5000%          $549.48
      8462273         $368,000.00           5.720%             4.6667%        $17,173.33
      8462375         $180,750.00           5.970%             0.5000%          $903.75
      8464345         $118,100.00           5.845%             2.5833%         $3,050.92
      8464589         $154,000.00           5.970%             0.5000%          $770.00
      8464603         $177,000.00           5.720%             4.6667%         $8,260.00
      8464605         $384,000.00           5.845%             2.5833%         $9,920.00
      8464637         $335,000.00           5.720%             4.6667%        $15,633.33
      8464705         $295,500.00           5.845%             2.5833%         $7,633.75
      8464709         $650,000.00           5.845%             2.5833%        $16,791.67
      8464735         $86,400.00            5.970%             0.5000%          $432.00
      8464777         $95,000.00            5.720%             4.6667%         $4,433.33
      8464807         $68,800.00            5.970%             0.5000%          $344.00
      8465249         $376,800.00           5.845%             2.5833%         $9,734.00
      8465251         $109,000.00           5.595%             6.7500%         $7,357.50
      8465343         $280,000.00           5.970%             0.5000%         $1,400.00
      8465541         $164,831.77           5.595%             6.7500%        $11,126.14
      8465553         $217,782.98           5.720%             4.6667%        $10,163.21
      8465575         $322,393.81           5.970%             0.5000%         $1,611.97
      8465841         $204,800.00           5.595%             6.7500%        $13,824.00
      8465863         $100,000.00           5.845%             2.5833%         $2,583.33
      8465957         $350,000.00           5.845%             2.5833%         $9,041.67
      8466013         $91,750.00            5.845%             2.5833%         $2,370.21
      8466833         $85,000.00            5.845%             2.5833%         $2,195.83
      8466867         $290,500.00           5.845%             2.5833%         $7,504.58
      8467025         $97,100.00            5.845%             2.5833%         $2,508.42
      8467027         $110,200.00           5.845%             2.5833%         $2,846.83
      8467141         $72,000.00            5.595%             6.7500%         $4,860.00
      8467143         $307,500.00           5.845%             2.5833%         $7,943.75
      8467195         $294,000.00           5.970%             0.5000%         $1,470.00
      8467249         $99,900.00            5.845%             2.5833%         $2,580.75
      8467269         $88,000.00            5.970%             0.5000%          $440.00


 Monday, March 24, 2003                                                        Page 8 of 13



      8467341         $104,800.00           5.970%             0.5000%          $524.00
      8467347         $129,500.00           5.845%             2.5833%         $3,345.42
      8467355         $104,000.00           5.970%             0.5000%          $520.00
      8467383         $392,400.00           5.845%             2.5833%        $10,137.00
      8467387         $650,000.00           5.845%             2.5833%        $16,791.67
      8467399         $556,000.00           5.845%             2.5833%        $14,363.33
      8467429         $432,000.00           5.970%             0.5000%         $2,160.00
      8467627         $400,000.00           5.970%             0.5000%         $2,000.00
      8467761         $83,920.30            5.970%             0.5000%          $419.60
      8467773         $117,500.00           5.845%             2.5833%         $3,035.42
      8467813         $140,000.00           5.720%             4.6667%         $6,533.33
      8467851         $256,000.00           5.845%             2.5833%         $6,613.33
      8467865         $141,600.00           5.720%             4.6667%         $6,608.00
      8472455         $520,000.00           5.845%             2.5833%        $13,433.33
      8472679         $80,000.00            5.845%             2.5833%         $2,066.67
      8472685         $68,000.00            5.845%             2.5833%         $1,756.67
      8472897         $400,000.00           5.845%             2.5833%        $10,333.33
      8472937         $211,200.00           5.720%             4.6667%         $9,856.00
      8473179         $181,000.00           5.970%             0.5000%          $905.00
      8473329         $130,000.00           5.845%             2.5833%         $3,358.33
      8473359         $125,360.00           5.720%             4.6667%         $5,850.13
      8473363         $148,100.00           5.720%             4.6667%         $6,911.33
      8473371         $200,000.00           5.595%             6.7500%        $13,500.00
      8473387         $306,750.00           5.595%             6.7500%        $20,705.63
      8473393         $398,500.00           5.970%             0.5000%         $1,992.50
      8473443         $310,000.00           5.845%             2.5833%         $8,008.33
      8473565         $74,250.00            5.970%             0.5000%          $371.25
      8473785         $216,000.00           5.970%             0.5000%         $1,080.00
      8473821         $715,000.00           5.845%             2.5833%        $18,470.83
      8473901         $108,810.00           5.845%             2.5833%         $2,810.93
      8474045         $60,740.90            5.845%             2.5833%         $1,569.14
      8474061         $216,500.00           5.970%             0.5000%         $1,082.50
      8474493         $296,000.00           5.845%             2.5833%         $7,646.67
      8475053         $60,200.00            5.845%             2.5833%         $1,555.17
      8475127         $114,500.00           5.845%             2.5833%         $2,957.92
      8475135         $124,500.00           5.845%             2.5833%         $3,216.25
      8475139         $237,500.00           5.845%             2.5833%         $6,135.42
      8475217         $62,000.00            5.845%             2.5833%         $1,601.67
      8475301         $220,000.00           5.970%             0.5000%         $1,100.00
      8475369         $96,400.00            5.970%             0.5000%          $482.00
      8475383         $239,500.00           5.970%             0.5000%         $1,197.50
      8475431         $87,500.00            5.970%             0.5000%          $437.50
      8475441         $293,000.00           5.595%             6.7500%        $19,777.50
      8475455         $204,000.00           5.970%             0.5000%         $1,020.00
      8475481         $96,000.00            5.970%             0.5000%          $480.00
      8476165         $255,000.00           5.970%             0.5000%         $1,275.00
      8476225         $93,600.00            5.970%             0.5000%          $468.00
      8476373         $400,000.00           5.970%             0.5000%         $2,000.00
      8476393         $133,700.00           5.720%             4.6667%         $6,239.33
      8476461         $218,000.00           5.970%             0.5000%         $1,090.00
      8476653         $392,000.00           5.845%             2.5833%        $10,126.67
      8476695         $388,000.00           5.720%             4.6667%        $18,106.67
      8476937         $380,000.00           5.970%             0.5000%         $1,900.00
      8477103         $405,000.00           5.970%             0.5000%         $2,025.00
      8477135         $234,000.00           5.970%             0.5000%         $1,170.00
      8477637         $420,000.00           5.970%             0.5000%         $2,100.00
      8477711         $400,000.00           5.845%             2.5833%        $10,333.33


 Monday, March 24, 2003                                                        Page 9 of 13

      8477725         $280,000.00           5.720%             4.6667%        $13,066.67
      8477733         $137,600.00           5.595%             6.7500%         $9,288.00
      8477749         $267,200.00           5.845%             2.5833%         $6,902.67
      8477785         $379,600.00           5.595%             6.7500%        $25,623.00
      8477831         $376,000.00           5.970%             0.5000%         $1,880.00
      8477833         $225,000.00           5.720%             4.6667%        $10,500.00
      8477835         $181,500.00           5.595%             6.7500%        $12,251.25
      8477881         $322,000.00           5.595%             6.7500%        $21,735.00
      8477883         $322,500.00           5.720%             4.6667%        $15,050.00
      8477955         $68,500.00            5.970%             0.5000%          $342.50
      8478011         $375,000.00           5.720%             4.6667%        $17,500.00
      8478469         $285,000.00           5.970%             0.5000%         $1,425.00
      8478571         $243,000.00           5.595%             6.7500%        $16,402.50
      8479971         $440,000.00           5.970%             0.5000%         $2,200.00
      8480657         $312,000.00           5.970%             0.5000%         $1,560.00
      8480931         $320,000.00           5.845%             2.5833%         $8,266.67
      8481567         $94,500.00            5.845%             2.5833%         $2,441.25
      8481903         $182,000.00           5.970%             0.5000%          $910.00
      8482423         $251,700.00           5.970%             0.5000%         $1,258.50
      8483477         $75,300.00            5.845%             2.5833%         $1,945.25
      8483481         $71,750.00            5.845%             2.5833%         $1,853.54
      8483483         $65,650.00            5.845%             2.5833%         $1,695.96
      8483703         $244,000.00           5.970%             0.5000%         $1,220.00
      8483731         $116,400.00           5.845%             2.5833%         $3,007.00
      8483749         $478,000.00           5.595%             6.7500%        $32,265.00
      8483767         $350,000.00           5.720%             4.6667%        $16,333.33
      8483779         $264,000.00           5.970%             0.5000%         $1,320.00
      8483843         $114,000.00           5.970%             0.5000%          $570.00
      8483859         $304,000.00           5.845%             2.5833%         $7,853.33
      8483865         $108,000.00           5.845%             2.5833%         $2,790.00
      8483871         $617,500.00           5.845%             2.5833%        $15,952.08
      8483959         $51,471.00            5.970%             0.5000%          $257.36
      8484027         $372,000.00           5.845%             2.5833%         $9,610.00
      8484071         $110,250.00           5.845%             2.5833%         $2,848.13
      8484117         $54,000.00            5.970%             0.5000%          $270.00
      8484155         $208,800.00           5.845%             2.5833%         $5,394.00
      8484171         $382,000.00           5.595%             6.7500%        $25,785.00
      8484217         $367,500.00           5.845%             2.5833%         $9,493.75
      8484887         $400,000.00           5.720%             4.6667%        $18,666.67
      8484935         $291,716.20           5.845%             2.5833%         $7,536.00
      8485153         $450,000.00           5.970%             0.5000%         $2,250.00
      8485259         $418,850.00           5.720%             4.6667%        $19,546.33
      8485389         $318,750.00           5.970%             0.5000%         $1,593.75
      8485855         $225,000.00           5.845%             2.5833%         $5,812.50
      8486003         $65,484.74            5.720%             4.6667%         $3,055.95
      8486579         $242,000.00           5.970%             0.5000%         $1,210.00
      8487345         $106,500.00           5.845%             2.5833%         $2,751.25
      8487347         $364,000.00           5.845%             2.5833%         $9,403.33
      8487367         $124,500.00           5.970%             0.5000%          $622.50
      8487369         $214,500.00           5.970%             0.5000%         $1,072.50
      8487377         $75,000.00            5.970%             0.5000%          $375.00
      8487397         $358,000.00           5.845%             2.5833%         $9,248.33
      8487413         $110,200.00           5.845%             2.5833%         $2,846.83
      8487421         $260,000.00           5.845%             2.5833%         $6,716.67
      8487425         $384,000.00           5.845%             2.5833%         $9,920.00
      8487441         $145,000.00           5.720%             4.6667%         $6,766.67
      8487463         $293,000.00           5.845%             2.5833%         $7,569.17


 Monday, March 24, 2003                                                       Page 10 of 13

      8487491         $372,000.00           5.845%             2.5833%         $9,610.00
      8487503         $125,000.00           5.845%             2.5833%         $3,229.17
      8487555         $322,700.00           5.595%             6.7500%        $21,782.25
      8487621         $183,850.00           5.720%             4.6667%         $8,579.67
      8487661         $211,200.00           5.845%             2.5833%         $5,456.00
      8487669         $42,300.00            5.845%             2.5833%         $1,092.75
      8488697         $250,500.00           5.970%             0.5000%         $1,252.50
      8489231         $147,900.00           5.720%             4.6667%         $6,902.00
      8489265         $56,500.00            5.720%             4.6667%         $2,636.67
      8489433         $272,500.00           5.720%             4.6667%        $12,716.67
      8489739         $288,000.00           5.970%             0.5000%         $1,440.00
      8490413         $88,000.00            5.720%             4.6667%         $4,106.67
      8490453         $615,000.00           5.845%             2.5833%        $15,887.50
      8490469         $645,000.00           5.845%             2.5833%        $16,662.50
      8490493         $514,000.00           5.970%             0.5000%         $2,570.00
      8490503         $126,000.00           5.595%             6.7500%         $8,505.00
      8490525         $320,000.00           5.845%             2.5833%         $8,266.67
      8490549         $429,100.00           5.845%             2.5833%        $11,085.08
      8490551         $388,000.00           5.970%             0.5000%         $1,940.00
      8490611         $120,000.00           5.845%             2.5833%         $3,100.00
      8490613         $367,000.00           5.970%             0.5000%         $1,835.00
      8491461         $61,941.17            5.970%             0.5000%          $309.71
      8491513         $351,330.26           5.970%             0.5000%         $1,756.65
      8491531         $203,219.65           5.970%             0.5000%         $1,016.10
      8491533         $349,334.07           5.970%             0.5000%         $1,746.67
      8491539         $399,238.95           5.970%             0.5000%         $1,996.19
      8491551         $308,000.00           5.595%             6.7500%        $20,790.00
      8491585         $344,327.65           5.845%             2.5833%         $8,895.13
      8491603         $108,000.00           5.970%             0.5000%          $540.00
      8491607         $90,124.01            5.845%             2.5833%         $2,328.20
      8491647         $499,025.56           5.845%             2.5833%        $12,891.49
      8491649         $334,558.62           5.970%             0.5000%         $1,672.79
      8491667         $134,730.53           5.720%             4.6667%         $6,287.42
      8491681         $187,583.71           5.845%             2.5833%         $4,845.91
      8491687         $379,276.11           5.970%             0.5000%         $1,896.38
      8491693         $378,809.88           5.970%             0.5000%         $1,894.05
      8491721         $839,202.97           5.970%             0.5000%         $4,196.01
      8491725         $352,328.36           5.970%             0.5000%         $1,761.64
      8491745         $169,786.36           5.970%             0.5000%          $848.93
      8491773         $349,334.07           5.970%             0.5000%         $1,746.67
      8491791         $331,368.32           5.970%             0.5000%         $1,656.84
      8491843         $334,934.03           5.970%             0.5000%         $1,674.67
      8491893         $368,979.51           5.845%             2.5833%         $9,531.97
      8491937         $83,700.00            5.595%             6.7500%         $5,649.75
      8491953         $95,783.58            5.845%             2.5833%         $2,474.41
      8492021         $225,459.74           5.845%             2.5833%         $5,824.38
      8492065         $370,960.31           5.970%             0.5000%         $1,854.80
      8492093         $329,679.26           5.845%             2.5833%         $8,516.71
      8492131         $107,779.22           5.595%             6.7500%         $7,275.10
      8492183         $359,591.66           5.720%             4.6667%        $16,780.94
      8492191         $167,740.69           5.970%             0.5000%          $838.70
      8492207         $338,878.15           5.970%             0.5000%         $1,694.39
      8492251         $360,000.00           5.845%             2.5833%         $9,300.00
      8492471         $114,000.00           5.595%             6.7500%         $7,695.00
      8492753         $115,200.00           5.845%             2.5833%         $2,976.00
      8492815         $212,200.00           5.595%             6.7500%        $14,323.50
      8493103         $366,750.00           5.845%             2.5833%         $9,474.38


 Monday, March 24, 2003                                                       Page 11 of 13

     8493113         $130,400.00           5.970%             0.5000%          $652.00
      8493115         $185,250.00           5.970%             0.5000%          $926.25
      8493149         $513,000.00           5.970%             0.5000%         $2,565.00
      8495341         $158,600.00           5.970%             0.5000%          $793.00
      8495375         $131,000.00           5.845%             2.5833%         $3,384.17
      8495499         $232,000.00           5.970%             0.5000%         $1,160.00
      8495751         $640,000.00           5.845%             2.5833%        $16,533.33
      8495777         $186,000.00           5.970%             0.5000%          $930.00
      8495823         $196,800.00           5.845%             2.5833%         $5,084.00
      8496319         $93,600.00            5.720%             4.6667%         $4,368.00
      8497811         $264,000.00           5.595%             6.7500%        $17,820.00
      8498291         $52,000.00            5.970%             0.5000%          $260.00
      8499131         $104,000.00           5.970%             0.5000%          $520.00
      8499367         $207,204.38           5.970%             0.5000%         $1,036.02
      8500289         $144,000.00           5.595%             6.7500%         $9,720.00
      8502087         $361,800.00           5.845%             2.5833%         $9,346.50
      8502089         $150,400.00           5.845%             2.5833%         $3,885.33
      8502121         $219,500.00           5.720%             4.6667%        $10,243.33
      8502179         $364,000.00           5.720%             4.6667%        $16,986.67
      8502191         $304,000.00           5.720%             4.6667%        $14,186.67
      8502201         $200,000.00           5.595%             6.7500%        $13,500.00
      8502501         $364,000.00           5.845%             2.5833%         $9,403.33
      8502533         $225,000.00           5.845%             2.5833%         $5,812.50
      8502779         $82,000.00            5.970%             0.5000%          $410.00
      8502975         $189,420.10           5.970%             0.5000%          $947.10
      8502981         $91,788.98            5.720%             4.6667%         $4,283.49
      8503007         $299,701.35           5.720%             4.6667%        $13,986.06
      8503039         $98,404.26            5.845%             2.5833%         $2,542.11
      8503169         $226,000.00           5.720%             4.6667%        $10,546.67
      8503249         $96,750.00            5.970%             0.5000%          $483.75
      8503387         $180,000.00           5.720%             4.6667%         $8,400.00
      8503721         $130,000.00           5.845%             2.5833%         $3,358.33
      8504909         $107,000.00           5.845%             2.5833%         $2,764.17
      8505369         $344,000.00           5.595%             6.7500%        $23,220.00
      8505481         $182,400.00           5.970%             0.5000%          $912.00
      8507077         $204,500.00           5.595%             6.7500%        $13,803.75
      8507079         $210,000.00           5.845%             2.5833%         $5,425.00
      8507087         $417,000.00           5.845%             2.5833%        $10,772.50
      8507089         $94,000.00            5.845%             2.5833%         $2,428.33
      8507095         $86,000.00            5.845%             2.5833%         $2,221.67
      8507175         $497,000.00           5.595%             6.7500%        $33,547.50
      8507211         $360,000.00           5.720%             4.6667%        $16,800.00
      8508147         $448,000.00           5.845%             2.5833%        $11,573.33
      8508541         $349,000.00           5.845%             2.5833%         $9,015.83
      8510431         $400,000.00           5.845%             2.5833%        $10,333.33
      8510613         $398,000.00           5.845%             2.5833%        $10,281.67
      8511691         $131,200.00           5.970%             0.5000%          $656.00
      8512137         $93,600.00            5.595%             6.7500%         $6,318.00
      8516345         $127,100.00           5.845%             2.5833%         $3,283.42
      8516357         $195,000.00           5.595%             6.7500%        $13,162.50
      8516473         $169,600.00           5.845%             2.5833%         $4,381.33
      8516929         $230,400.00           5.845%             2.5833%         $5,952.00
      8517255         $111,000.00           5.720%             4.6667%         $5,180.00
      8517627         $176,772.00           5.845%             2.5833%         $4,566.61
      8519421         $296,000.00           5.595%             6.7500%        $19,980.00
      8520217         $172,000.00           5.595%             6.7500%        $11,610.00
      8520249         $171,100.00           5.595%             6.7500%        $11,549.25


 Monday, March 24, 2003                                                       Page 12 of 13


      8520391         $212,000.00           5.845%             2.5833%         $5,476.67
      8521045         $159,500.00           5.845%             2.5833%         $4,120.42
      8521199         $52,825.00            5.720%             4.6667%         $2,465.17
      8522015         $314,000.00           5.970%             0.5000%         $1,570.00
      8522027         $243,750.00           5.720%             4.6667%        $11,375.00
      8522035         $162,000.00           5.845%             2.5833%         $4,185.00
      8522037         $301,000.00           5.845%             2.5833%         $7,775.83
      8522039         $213,000.00           5.970%             0.5000%         $1,065.00
      8522043         $108,000.00           5.970%             0.5000%          $540.00
      8523159         $88,300.00            5.595%             6.7500%         $5,960.25
      8523165         $105,000.00           5.595%             6.7500%         $7,087.50
      8523167         $297,000.00           5.720%             4.6667%        $13,860.00
      8523171         $103,500.00           5.720%             4.6667%         $4,830.00
      8523173         $307,200.00           5.720%             4.6667%        $14,336.00
      8523177         $79,500.00            5.720%             4.6667%         $3,710.00
      8523179         $200,000.00           5.720%             4.6667%         $9,333.33
      8523181         $153,700.00           5.720%             4.6667%         $7,172.67
      8523183         $213,800.00           5.845%             2.5833%         $5,523.17
      8523187         $127,000.00           5.845%             2.5833%         $3,280.83
      8523189         $138,900.00           5.845%             2.5833%         $3,588.25
      8523191         $241,500.00           5.845%             2.5833%         $6,238.75
      8523195         $252,000.00           5.970%             0.5000%         $1,260.00
      8523197         $118,000.00           5.970%             0.5000%          $590.00
      8523199         $246,700.00           5.970%             0.5000%         $1,233.50
      8523203         $244,875.00           5.970%             0.5000%         $1,224.38
      8523233         $321,250.00           5.970%             0.5000%         $1,606.25
      8523239         $320,000.00           5.845%             2.5833%         $8,266.67
      8523241         $111,000.00           5.845%             2.5833%         $2,867.50
      8523243         $238,000.00           5.970%             0.5000%         $1,190.00
      8523245         $114,000.00           5.970%             0.5000%          $570.00
      8523247         $128,240.00           5.970%             0.5000%          $641.20
      8523251         $136,500.00           5.970%             0.5000%          $682.50
      8523253         $142,000.00           5.970%             0.5000%          $710.00
      8523301         $131,250.00           5.595%             6.7500%         $8,859.38
      8523305         $135,000.00           5.595%             6.7500%         $9,112.50
      8523307         $188,000.00           5.595%             6.7500%        $12,690.00
      8523741         $100,000.00           5.720%             4.6667%         $4,666.67
      8523743         $250,000.00           5.720%             4.6667%        $11,666.67
      8523745         $297,500.00           5.720%             4.6667%        $13,883.33
      8523747         $243,750.00           5.845%             2.5833%         $6,296.88
      8523749         $250,000.00           5.845%             2.5833%         $6,458.33
      8523753         $228,500.00           5.845%             2.5833%         $5,902.92
      8523755         $151,500.00           5.970%             0.5000%          $757.50
      8523757         $252,000.00           5.970%             0.5000%         $1,260.00
      8523769         $96,000.00            5.970%             0.5000%          $480.00
      8523771         $604,875.00           5.970%             0.5000%         $3,024.38
      8523773         $380,000.00           5.970%             0.5000%         $1,900.00
      8523783         $229,000.00           5.845%             2.5833%         $5,915.83
      8523793         $322,700.00           5.970%             0.5000%         $1,613.50
      8531571         $146,500.00           5.720%             4.6667%         $6,836.67



 Monday, March 24, 2003                                                       Page 13 of 13


                                  EXHIBIT THREE

                          INFORMATION TO BE INCLUDED IN
                       MONTHLY DISTRIBUTION DATE STATEMENT

(i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

(ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(iv) the amount of any Advance by the Master Servicer pursuant to Section 4.04;

(v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

(vi) the aggregate Certificate Principal Balance of each Class of Certificates and each of the Senior Percentage and Subordinate Class Percentage, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

(vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

(viii) on the basis of the most recent reports furnished to it by Sub-Servicers,
(a) the number and aggregate principal balances of Mortgage Loans that are Delinquent (1) 30-59 days, (2) 60-89 days and (3) 90 or more days and the number and aggregate principal balance of Mortgage Loans that are in foreclosure, (b) the number and aggregate principal balances of Reportable Modified Mortgage Loans that are Delinquent (1) 30-59 days, (2) 60-89 days and (3) 90 or more days and the number and aggregate principal balance of Reportable Modified Mortgage Loans that are in foreclosure and are REO Property, indicating in each case capitalized Mortgage Loans, other Servicing Modifications and totals, and (c) for all Reportable Modified Mortgage Loans, the number and aggregate Stated Principal Balance of Reportable Modified Mortgage Loans that have been liquidated, the subject of pay-offs and that have been repurchased by the Master Servicer or Seller;

(ix)  the  number,  aggregate  principal  balance  and  book  value  of any  REO
Properties;

(x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

(xii) the weighted average Pool Strip Rate for such Distribution Date and the Pass-Through Rate with respect to the Class A-V Certificates and each Subclass, if any, thereof;

(xiii) the Pass-Through Rates on the Floater Certificates and Inverse Floater Certificates for such Distribution Date, separately identifying LIBOR for such Distribution Date;

(xiv) the Notional Amount with respect to each class of Interest Only Certificates and each Subclass Notional Amount;

(xv) the occurrence of the Credit Support Depletion Date;

(xvi) the related Senior Accelerated Distribution Percentage applicable to such distribution;

(xvii) the related Senior Percentage for such Distribution Date;

(xviii) the aggregate amount of Realized Losses for such Distribution Date;

(xix) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of a representation or warranty assigned to the Trustee pursuant to Section 2.04;

(xx) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

(xxi) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

        In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

        The Trustee's internet website, and assistance in using the website, can be obtained by calling the Trustee's Shareholder Relations desk at (800) 735-7777. To receive this statement via first class mail, telephone the Trustee at (800) 735-7777.

                                  EXHIBIT FOUR

                     STANDARD TERMS OF POOLING AND SERVICING
                       AGREEMENT DATED AS OF MARCH 1, 2003



                                 EXECUTION COPY


================================================================================








                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT



                            Dated as of March 1, 2003



                        Residential Accredit Loans, Inc.
                 Mortgage Asset-Backed Pass-Through Certificates




================================================================================

                                TABLE OF CONTENTS

                                                                                        PAGE




Article I         DEFINITIONS...............................................................2

        Section 1.01. Definitions...........................................................2

        Section 1.02. Use of Words and Phrases.............................................32

Article II        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES..........33

        Section 2.01. Conveyance of Mortgage Loans.........................................33

        Section 2.02. Acceptance by Trustee................................................39

        Section 2.03. Representations, Warranties and Covenants of the Master Servicer
               and the Company.............................................................40

        Section 2.04. Representations and Warranties of Sellers............................42

        Section 2.05. Execution and Authentication of Certificates/Issuance of
                Certificates Evidencing Interests in REMIC I Certificates..................44

        Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests;
                Acceptance by the Trustee..................................................44

        Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II............44

        Section 2.08. Purposes and Powers of the Trust.....................................44

Article III       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...........................45

        Section 3.01. Master Servicer to Act as Servicer...................................45

        Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers;
                Enforcement of Subservicers' and Sellers' Obligations......................46
        Section 3.03. Successor Subservicers...............................................47

        Section 3.04. Liability of the Master Servicer.....................................48

        Section 3.05. No Contractual Relationship Between Subservicer and Trustee or
                Certificateholders ........................................................48

        Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee..... 48

        Section 3.07. Collection of Certain Mortgage Loan Payments;  Deposits to Custodial
                Account ...................................................................49

        Section 3.08. Subservicing Accounts; Servicing Accounts............................51

        Section 3.09. Access to Certain Documentation and  Information Regarding the Mortgage
                Loans .....................................................................53

        Section 3.10. Permitted Withdrawals from the Custodial Account.....................53

                                        i



        Section 3.11. Maintenance of the Primary Insurance  Policies; Collections Thereunder55

        Section 3.12. Maintenance of Fire Insurance and  Omissions and Fidelity Coverage...56

        Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and  Modification Agreements;
               Certain Assignments.........................................................57

        Section 3.14. Realization Upon Defaulted Mortgage Loans............................59

        Section 3.15. Trustee to Cooperate; Release of Mortgage Files......................63

        Section 3.16. Servicing and Other Compensation; Compensating Interest..............64

        Section 3.17. Reports to the Trustee and the Company...............................65

        Section 3.18. Annual Statement as to Compliance....................................65

        Section 3.19. Annual Independent Public Accountants' Servicing Report..............66

        Section 3.20. Rights of the Company in Respect of the Master Servicer..............66

        Section 3.21. Administration of Buydown Funds......................................67

Article IV        PAYMENTS TO CERTIFICATEHOLDERS...........................................68

        Section 4.01. Certificate Account..................................................68

        Section 4.02. Distributions........................................................68

        Section 4.03. Statements to Certificateholders; Statements to Rating Agencies;
                Exchange Act Reporting.....................................................68

        Section 4.04. Distribution of Reports to the Trustee and  the Company; Advances
                by the Master Servicer.............. ......................................70

        Section 4.05. Allocation of Realized Losses........................................72

        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property........72

        Section 4.07. Optional Purchase of Defaulted Mortgage Loans........................72

        Section 4.08. Surety Bond..........................................................72

Article V         THE CERTIFICATES.........................................................74

        Section 5.01. The Certificates.....................................................74

        Section 5.02. Registration of Transfer and Exchange of Certificates................76

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates....................81

        Section 5.04. Persons Deemed Owners................................................82

        Section 5.05. Appointment of Paying Agent..........................................82

                                        ii


Article VI        THE COMPANY AND THE MASTER SERVICER......................................83

        Section 6.01. Respective Liabilities of the Company and the Master Servicer........83

        Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of
               Rights and Delegation of Duties by Master Servicer..........................83

        Section 6.03. Limitation on Liability of the Company,  the Master Servicer and Others 84

        Section 6.04. Company and Master Servicer Not to Resign............................85

Article VII       DEFAULT..................................................................86

        Section 7.01. Events of Default....................................................86

        Section 7.02. Trustee or Company to Act; Appointment of Successor..................88

        Section 7.03. Notification to Certificateholders...................................89

        Section 7.04. Waiver of Events of Default..........................................89

Article VIII      CONCERNING THE TRUSTEE...................................................90

        Section 8.01. Duties of Trustee....................................................90

        Section 8.02. Certain Matters Affecting the Trustee................................91

        Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans................93

        Section 8.04. Trustee May Own Certificates.........................................93

        Section 8.05. Master Servicer to Pay Trustee's Fees  and Expenses; Indemnification.93

        Section 8.06. Eligibility Requirements for Trustee.................................94

        Section 8.07. Resignation and Removal of the Trustee...............................95

        Section 8.08. Successor Trustee....................................................95

        Section 8.09. Merger or Consolidation of Trustee...................................96

        Section 8.10. Appointment of Co-Trustee or Separate Trustee........................96

        Section 8.11. Appointment of Custodians............................................97

        Section 8.12. Appointment of Office or Agency......................................98

Article IX        TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES.....................99

        Section 9.01. Optional  Purchase by the Master Servicer of All Certificates;
                Termination Upon Purchase by the Master Servicer or Liquidation of All
                Mortgage Loans........ ....................................................99

                        iii

        Section 9.02. Additional Termination Requirements.................................102

        Section 9.03. Termination of Multiple REMICs......................................103

Article X         REMIC PROVISIONS........................................................104

        Section 10.01.REMIC Administration................................................104

        Section 10.02.Master Servicer, REMIC Administrator and Trustee Indemnification....107

        Section 10.03.Designation of REMIC(s).............................................108

Article XI        MISCELLANEOUS PROVISIONS................................................109

        Section 11.01.Amendment...........................................................109

        Section 11.02.Recordation of Agreement; Counterparts..............................111

        Section 11.03.Limitation on Rights of Certificateholders..........................112

        Section 11.04.Governing Law.......................................................112

        Section 11.05.Notices.............................................................113

        Section 11.06.Required Notices to Rating Agency and Subservicer...................114

        Section 11.07.Severability of Provisions..........................................114

        Section 11.08.Supplemental Provisions for Resecuritization........................114

        Section 11.09.Allocation of Voting Rights.........................................114

        Section 11.10.No Petition.........................................................114


                                        iv



                                    EXHIBITS

Exhibit A:            Form of Class A Certificate
Exhibit B:            Form of Class M Certificate
Exhibit C:            Form of Class B Certificate
Exhibit D:            Form of Class R Certificate
Exhibit E:            Form of Seller/Servicer Contract
Exhibit F:            Forms of Request for Release
Exhibit G-1:          Form of Transfer Affidavit and Agreement
Exhibit G-2:          Form of Transferor Certificate
Exhibit H:            Form of Investor Representation Letter
Exhibit I:            Form of Transferor Representation Letter
Exhibit J:            Form of Rule 144A Investment Representation Letter
Exhibit K:            Text of Amendment to Pooling and Servicing Agreement Pursuant to Section 11.01(e) for a
                      Limited Guaranty
Exhibit L:            Form of Limited Guaranty
Exhibit M:            Form of Lender Certification for Assignment of Mortgage Loan
Exhibit N:            Request for Exchange Form
Exhibit O:            Form of Form 10-K Certification
Exhibit P:            Form of Back-Up Certification to Form 10-K Certificate
Exhibit Q:            Information to be Provided by the Master Servicer to the Rating Agencies Relating to
                      Reportable Modified Mortgage Loans


        This is the Standard Terms of Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Standard Terms", and as incorporated by reference into a Series Supplement dated as of the Cut-off Date, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and the trustee named in the applicable Series Supplement (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell certain mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued under the Agreement in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accretion Termination Date:  As defined in the Series Supplement.

        Accrual Certificates:  As defined in the Series Supplement.

        Accrued Certificate Interest: With respect to each Distribution Date, as to any Class or Subclass of Certificates (other than any Principal Only Certificates), interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount thereof immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class or Subclass of Certificates will be reduced by the amount of:

        (i) Prepayment Interest Shortfalls on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01),

         (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage
               Loan)) of Realized Losses on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (including Excess
               Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05,

         (iii) the interest portion of Advances that were (A) previously made with respect to a Mortgage Loan or REO Property on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group, which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property and (B) made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, and

        (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated (A) among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions or (B) if the Mortgage Pool is comprised of two or more Loan Groups, the related Senior Percentage of such reductions among the related Senior Certificates in proportion to the amounts of Accrued Certificate Interest payable from the related Loan Group on such Distribution Date absent such reductions, with the remainder of such reductions allocated among the holders of the Class M Certificates and Class B Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

        Addendum  and   Assignment   Agreement:   The  Addendum  and  Assignment
Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.

        Additional Collateral: Any of the following held, in addition to the related Mortgaged Property, as security for a Mortgage Loan: (i) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as security for the repayment of such Mortgage Loan, (ii) third-party guarantees, and (A) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as collateral for such guarantee or (B) any mortgaged property securing the performance of such guarantee, or (iii) such other collateral as may be set forth in the Series Supplement.

     Additional Collateral Loan: Each Mortgage Loan that is supported by Additional Collateral.

        Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

        Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

        Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Ambac: Ambac Assurance Corporation (formerly known as AMBAC Indemnity Corporation).

        Amount Held for Future Distribution: As to any Distribution Date and, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, each Loan Group, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Subsequent Recoveries, Insurance Proceeds, Curtailments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)), and Principal Prepayments in Full made after the related Prepayment Period, and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

        Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

        Assigned Contracts: With respect to any Pledged Asset Loan: the Credit Support Pledge Agreement; the Funding and Pledge Agreement, among GMAC Mortgage Corporation, National Financial Services Corporation and the Mortgagor or other person pledging the related Pledged Assets; the Additional Collateral Agreement, between GMAC Mortgage Corporation and the Mortgagor or other person pledging the related Pledged Assets; or such other contracts as may be set forth in the Series Supplement.

        Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

        Assignment Agreement: The Assignment and Assumption Agreement, dated the Closing Date, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

        Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

        Available Distribution Amount: As to any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, each Loan

Group, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date, including any Subsequent Recoveries, and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date,
(iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to Section 3.16(e), (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date and (vii) the proceeds of any Pledged Assets received by the Master Servicer, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits,
(x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a). Such amount shall be determined separately for each Loan Group. Additionally, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, if on any Distribution Date Compensating Interest provided pursuant to this Section 3.16(e) is less than Prepayment Interest Shortfalls incurred on the Mortgage Loans in connection with Principal Prepayments in Full and Curtailments made in the prior calendar month, such Compensating Interest shall be allocated on such Distribution Date to the Available Distribution Amount for each Loan Group on a pro rata basis in accordance with the respective amounts of such Prepayment Interest Shortfalls incurred on the Mortgage Loans in such Loan Group in respect of such Distribution Date.

        Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

        Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, and designated as such in the Preliminary Statement to the Series Supplement.

        Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

        Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

        Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

        Capitalization Reimbursement Amount: As to any Distribution Date, the amount of Advances or Servicing Advances that were added to the Stated Principal Balance of the Mortgage Loans during the prior calendar month and reimbursed to the Master Servicer or Subservicer on or prior to such Distribution Date pursuant to Section 3.10(a)(vii), plus the Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior Distribution Date and reimbursed to the Master Servicer or Subservicer on or prior to such Distribution Date.

        Capitalization Reimbursement Shortfall Amount: As to any Distribution Date, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the Stated Principal Balance of the Mortgage Loans during the preceding calendar month exceeds the amount of principal payments on the Mortgage Loans included in the Available Distribution Amount for that Distribution Date.

        Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

        Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, and, in respect of any Insured Certificates, the Certificate Insurer to the extent of Cumulative Insurance Payments, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

        Certificate Insurer: As defined in the Series Supplement.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

        Certificate Principal Balance: With respect to each Certificate (other than any Interest Only Certificate), on any date of determination, an amount equal to:

         (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus

         (ii) any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.02, plus

        (iii) in the case of each Accrual Certificate, an amount equal to the aggregate Accrued Certificate Interest added to the Certificate Principal Balance thereof prior to such date of determination, minus

         (iv) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05;

provided, that the Certificate Principal Balance of each Certificate of the Class of Subordinate Certificates with the Lowest Priority at any given time shall be further reduced by an amount equal to the Percentage Interest represented by such Certificate multiplied by the excess, if any, of (A) the then aggregate Certificate Principal Balance of all Classes of Certificates then outstanding over (B) the then aggregate Stated Principal Balance of the Mortgage Loans.

        Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

        Class: Collectively, all of the Certificates bearing the same designation. The initial Class A-V Certificates and any Subclass thereof issued pursuant to Section 5.01(c) shall be a single Class for purposes of this Agreement.

        Class A-P Certificate: Any one of the Certificates designated as a Class A-P Certificate.

        Class A-P Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

        Class A-P Principal Distribution Amount:  As defined in Section 4.02.

     Class A-V Certificate: Any one of the Certificates designated as a Class A-V Certificate, including any Subclass thereof.

        Class B Certificate: Any one of the Certificates designated as a Class B-1 Certificate, Class B-2 Certificate or Class B-3 Certificate.

        Class M Certificate: Any one of the Certificates designated as a Class M-1 Certificate, Class M-2 Certificate or Class M-3 Certificate.

        Closing Date:  As defined in the Series Supplement.

        Code:  The Internal Revenue Code of 1986.

     Combined Collateral LLC: Combined Collateral LLC, a Delaware limited liability company.

        Commission:  The Securities and Exchange Commission.

        Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period and Curtailments during the prior calendar month and included in the Available Distribution Amount for such Distribution Date, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee and all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date; provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02(a) except as may be required pursuant to the last sentence of such Section.

        Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

        Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

        Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

        Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

        Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

        Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

        Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero.

        Credit Support Pledge Agreement: The Credit Support Pledge Agreement, dated as of November 24, 1998, among the Master Servicer, GMAC Mortgage Corporation, Combined Collateral LLC and The First National Bank of Chicago (now known as Bank One, National Association), as custodian.

        Cumulative Insurance Payments:  As defined in the Series Supplement.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

        Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

        Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian pursuant to which the Custodian will hold certain documents relating to the Mortgage Loans on behalf of the Trustee.

        Custodian:  A custodian appointed pursuant to a Custodial Agreement.

        Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto (or due during the month of the Cut-off Date), whether or not received.

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive   Certificate:   Any   Certificate   other  than  a   Book-Entry
Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

        Delinquent: As used herein, a Mortgage Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

        Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

        Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

        Determination Date: As defined in the Series Supplement.

        Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is the Discount Net Mortgage Rate minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is the Discount Net Mortgage Rate. The Discount Fraction with respect to each Discount Mortgage Loan is set forth as an exhibit attached to the Series Supplement.

        Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than the Discount Net Mortgage Rate per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

        Discount Net Mortgage Rate:  As defined in the Series Supplement.

        Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, and if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any "electing large partnership," as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R
Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

        Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

        Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Monthly Payment is due.

        Due Period: With respect to any Distribution Date, the one-month period set forth in the Series Supplement.

        Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of Bank One, National Association, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of the Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

        Event of Default:  As defined in Section 7.01.

     Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

     Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

     Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then pplicable Special Hazard Amount.

        Excess Subordinate Principal Amount: With respect to any Distribution Date on which the aggregate Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the Lowest Priority is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the aggregate Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E). With respect to any Mortgage Pool that is comprised of two or more Loan Groups, the Excess Subordinate Principal Amount will be allocated between each Loan Group on a pro rata basis in accordance with the amount of
Realized Losses attributable to each Loan Group and allocated to the Certificates on such Distribution Date.

        Exchange Act:  The Securities and Exchange Act of 1934, as amended.
        ------------

        Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

(a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

(b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

(c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack:

1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

2.      by military, naval or air forces; or

3.      by an agent of any such government, power, authority or forces;

(d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

(e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

        Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

        Fannie Mae: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

        FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

        FDIC:  Federal Deposit Insurance Corporation or any successor thereto.
        ----

        Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

        Fitch:  Fitch Ratings or its successor in interest.
        -----

        Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

        Form 10-K Certification:  As defined in Section 4.03(e).

     Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

        Freddie Mac: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

        Highest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with a Certificate Principal Balance greater than zero, with the earliest priority for payments pursuant to Section 4.02(a), in the following order: Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

        Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date, as set forth in the Series Supplement.

        Initial Monthly Payment Fund: An amount representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in the first Due Period commencing subsequent to the Cut-off Date for those Mortgage Loans for which the Trustee will not be entitled to receive such payment, and as more specifically defined in the Series Supplement.

        Initial Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, the amount initially used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

     Initial Subordinate Class Percentage: As defined in the Series Supplement.

        Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan (excluding any Certificate Policy (as defined in the Series Supplement)), to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

        Insurer: Any named insurer under any Primary Insurance Policy or any successor thereto or the named insurer in any replacement policy.

        Interest Accrual Period: As defined in the Series Supplement.

     Interest Only Certificates: A Class or Subclass of Certificates not entitled to payments of principal, and designated as such in the Series Supplement. The Interest Only Certificates will have no Certificate Principal Balance.

        Interim Certification:  As defined in Section 2.02.

        International Borrower: In connection with any Mortgage Loan, a borrower who is (a) a United States citizen employed in a foreign country, (b) a non-permanent resident alien employed in the United States or (c) a citizen of a country other than the United States with income derived from sources outside the United States.

        Junior Certificateholder: The Holder of not less than 95% of the Percentage Interests of the Junior Class of Certificates.

        Junior Class of Certificates: The Class of Subordinate Certificates outstanding as of the date of the repurchase of a Mortgage Loan pursuant to
Section 4.07 herein that has the Lowest Priority.

        Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

        Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

        Loan Group: Any group of Mortgage Loans designated as a separate loan group in the Series Supplement. The Certificates relating to each Loan Group will be designated in the Series Supplement.

        Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

        Lower Priority: As of any date of determination and any Class of Subordinate Certificates, any other Class of Subordinate Certificates then outstanding with a later priority for payments pursuant to Section 4.02 (a).

        Lowest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with a Certificate Principal Balance greater than zero, with the latest priority for payments pursuant to Section 4.02(a), in the following order: Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates.

        Maturity Date: The latest possible maturity date, solely for purposes of
Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates which have no Certificate Principal Balance) and each Uncertificated REMIC Regular Interest would be reduced to zero, as designated in the Series Supplement.

     MERS:  Mortgage  Electronic   Registration  Systems,  Inc.,  a  corporation
organized and existing under the laws of the State of Delaware, or any successor thereto.

        MERS(R)  System:   The  system  of  recording   transfers  of  Mortgages
electronically maintained by MERS.

        MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

        MLCC:  Merrill Lynch Credit Corporation, or its successor in interest.

     Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

        Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

        MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

        Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

        Moody's:  Moody's Investors Service, Inc., or its successor in interest.

        Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

        Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative

Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

        Mortgage Loan Schedule:  As defined in the Series Supplement.

        Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

        Mortgage Pool: The pool of mortgage loans, including all Loan Groups, if any, consisting of the Mortgage Loans.

        Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

        Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Lease and Cooperative Stock.

        Mortgagor:  The obligor on a Mortgage Note.
        ---------

        Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

     Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

        Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person:  Any Person other than a United States Person.

        Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer or Subservicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. To the extent that any Mortgagor is not obligated under the related Mortgage documents to pay or reimburse any portion of any Servicing Advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Master Servicer, which forgives amounts which the Master Servicer or Subservicer had previously advanced, and the Master Servicer determines that no other source of payment or reimbursement for such advances is available to it, such Servicing Advances shall be deemed to be Nonrecoverable Advances. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company, the Trustee and any Certificate Insurer.

        Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

        Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, an amount used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

        Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of any REMIC formed under the Series Supplement or compliance with the REMIC
Provisions must, unless otherwise specified, be an opinion of Independent counsel.

        Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

        Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Pass-Through Rate:  As defined in the Series Supplement.

     Paying Agent: The Trustee or any successor Paying Agent appointed by the Trustee.

        Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Notional Amount (in the case of any Interest Only Certificate) thereof divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Notional Amounts, as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

        Permitted Investments:  One or more of the following:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii)federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

(iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

(vi)    other  obligations  or  securities  that are  acceptable  to each Rating
        Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

        Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

        Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        Pledged Amount: With respect to any Pledged Asset Loan, the amount of money remitted to Combined Collateral LLC, at the direction of or for the benefit of the related Mortgagor.

        Pledged Asset Loan: Any Mortgage Loan supported by Pledged Assets or such other collateral, other than the related Mortgaged Property, set forth in the Series Supplement.

        Pledged Assets: With respect to any Mortgage Loan, all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description pledged by Combined Collateral LLC as security in respect of any Realized Losses in connection with such Mortgage Loan up to the Pledged Amount for such Mortgage Loan, and any related collateral, or such other collateral as may be set forth in the Series Supplement.

        Pledged Asset Mortgage Servicing Agreement: The Pledged Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.

        Pooling and Servicing Agreement or Agreement: With respect to any Series, this Standard Terms together with the related Series Supplement.

        Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of each Mortgage Loan.

        Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) the Discount Net Mortgage Rate (but not less than 0.00%) per annum.

        Prepayment Distribution Trigger: With respect to any Distribution Date and any Class of Subordinate Certificates (other than the Class M-1 Certificates), a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of such Class and each Class of Subordinate Certificates with a Lower Priority than such Class immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to the sum of the related Initial Subordinate Class Percentages of such Classes of Subordinate Certificates.

        Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the portion of the related Prepayment Period that falls during the prior calendar month, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest

(adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such month to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

        Prepayment Period: As to any Distribution Date and Principal Prepayment in Full, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

        Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

        Principal Only Certificates: A Class of Certificates not entitled to payments of interest, and more specifically designated as such in the Series Supplement.

        Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

        Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan that is made by the Mortgagor.

     Program Guide: Collectively, the Client Guide and the Servicer Guide for Residential Funding's Expanded Criteria Mortgage Program.

        Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the Due Date in the Due Period related to the Distribution Date occurring in the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

        Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, with a copy to the Custodian,

        (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution);

        (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution;

        (iii)  have a Loan-to-Value  Ratio at the time of substitution no higher
               than  that  of  the  Deleted   Mortgage   Loan  at  the  time  of
               substitution;

        (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;

          (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and

        (vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan.

Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan

        (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-V Certificates and

        (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

        Rating Agency: Each of the statistical credit rating agencies specified in the Preliminary Statement of the Series Supplement. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

        Realized Loss:  With respect to each Mortgage Loan (or REO Property):

          (a) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO

               Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the Due Date in the Due Period related to the Distribution Date on which such Realized Loss will be allocated pursuant to Section 4.05 on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances, Servicing Advances or other expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed,

        (b) which is the subject of a Servicing Modification, (i) (1) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced or (2) the sum of any other amounts owing under the Mortgage Loan that were forgiven and that constitute Servicing Advances that are reimbursable to the Master Servicer or a Subservicer, and (ii) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received,

        (c) which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation, or

        (d) which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

        Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

     Regular Certificate: Any of the Certificates other than a Class R Certificate.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code.

        REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

        REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

        REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

        REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

        REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

        REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Reportable Modified Mortgage Loan: Any Mortgage Loan that (i) has been subject to an interest rate reduction, (ii) has been subject to a term extension or (iii) has had amounts owing on such Mortgage Loan capitalized by adding such amount to the Stated Principal Balance of such Mortgage Loan; provided, however, that a Mortgage Loan modified in accordance with clause (i) above for a temporary period shall not be a Reportable Modified Mortgage Loan if such

Mortgage Loan has not been delinquent in payments of principal and interest for six months since the date of such modification if that interest rate reduction is not made permanent thereafter.

        Request for Release: A request for release, the forms of which are attached as Exhibit F hereto, or an electronic request in a form acceptable to the Custodian.

        Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

        Required Surety Payment: With respect to any Additional Collateral Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the principal portion of the Realized Loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by the Subservicer from the related Additional Collateral.

        Residential  Funding:   Residential  Funding  Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

        Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant
Secretary, any Trust Officer or Assistant Trust Officer with particular responsibility for this transaction, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

        Retail Certificates: A Senior Certificate, if any, offered in smaller minimum denominations than other Senior Certificates, and designated as such in the Series Supplement.

        Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached as an exhibit to the Series Supplement.

        Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

        Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

        Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans consistent in all material respects with those set forth in the Program Guide.

        Senior Accelerated Distribution Percentage: With respect to any Distribution Date occurring on or prior to the 60th Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100%. With respect to any Distribution Date thereafter and any such Loan Group, if applicable, as follows:

(i) for any Distribution Date after the 60th Distribution Date but on or prior to the 72nd Distribution Date, the related Senior Percentage for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date;

(ii) for any Distribution Date after the 72nd Distribution Date but on or prior to the 84th Distribution Date, the related Senior Percentage for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date;

(iii) for any Distribution Date after the 84th Distribution Date but on or prior to the 96th Distribution Date, the related Senior Percentage for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date;

(iv) for any Distribution Date after the 96th Distribution Date but on or prior to the 108th Distribution Date, the related Senior Percentage for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date; and

(v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date;

provided, however,
--------  -------

        (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either

               (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Subordinate Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates or

                (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
        (2) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates, and

        (ii) that for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Closing Date, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%, or, if the Mortgage Pool is comprised of two or more Loan Groups, for any Distribution Date on which the weighted average of the Senior Percentages for each Loan Group, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in the related Loan Group, exceeds the weighted average of the initial Senior Percentages (calculated on such basis) for each Loan Group, each of the Senior Accelerated Distribution Percentages for such Distribution Date will equal 100%.

Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the related Senior Certificates (other than the Class A-P Certificates, if any) to zero, the related Senior Accelerated Distribution Percentage shall thereafter be 0%.

        Senior Certificate:  As defined in the Series Supplement.
        ------------------

        Senior Percentage: As defined in the Series Supplement.
        -----------------

        Senior  Support   Certificate:   A  Senior   Certificate  that  provides
additional credit enhancement to certain other classes of Senior Certificates and designated as such in the Preliminary Statement of the Series Supplement.

        Series: All of the Certificates issued pursuant to a Pooling and Servicing Agreement and bearing the same series designation.

        Series Supplement: The agreement into which this Standard Terms is incorporated and pursuant to which, together with this Standard Terms, a Series of Certificates is issued.

        Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer or a Subservicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property, (iv) any mitigation procedures implemented in accordance with Section 3.07, and (v) compliance with the obligations under Sections 3.01, 3.08, 3.11, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

        Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

        Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan, any extension of the final maturity date of a Mortgage Loan, and any increase to the outstanding principal balance of a Mortgage Loan by adding to the Stated Principal Balance unpaid principal and interest and other amounts owing under the Mortgage Loan, in each case pursuant to a modification of a Mortgage Loan that is in default, or for which, in the judgment of the Master Servicer, default is reasonably foreseeable in accordance with Section 3.07(a).

        Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

        Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

     Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

        Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the sum of (a) the Cut-off Date Principal Balance of the Mortgage Loan plus (b) any amount by which the Stated Principal Balance of the Mortgage Loan has been increased pursuant to a Servicing Modification, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

        Subclass: With respect to the Class A-V Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated Class A-V REMIC Regular Interest or Interests specified by the initial Holder of the Class A-V Certificates pursuant to Section 5.01(c).

        Subordinate Certificate: Any one of the Class M Certificates or Class B Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and Exhibit C, respectively.

        Subordinate Class Percentage: With respect to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of such Class of Subordinate Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Subordinate Percentage: As of any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100% minus the related Senior Percentage as of such Distribution Date.

        Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.10) or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement and assigned to the Trustee pursuant to Section 2.04) specifically related to a Mortgage Loan that was the subject of a Cash Liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

        Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

        Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

        Subservicer  Advance:  Any  delinquent   installment  of  principal  and
interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

        Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

        Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Additional Collateral Loans subserviced by MLCC, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement. With respect to any Pledged Asset Loan subserviced by GMAC Mortgage Corporation, the Addendum and Assignment Agreement, dated as of November 24, 1998, between the Master Servicer and GMAC Mortgage Corporation, as such agreement may be amended from time to time.

        Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

        Surety: Ambac, or its successors in interest, or such other surety as may be identified in the Series Supplement.

        Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996 in respect to Mortgage Loans originated by MLCC, or the Surety Bond (Policy No. AB0240BE), dated March 17, 1999 in respect to Mortgage Loans originated by Novus Financial Corporation, in each case issued by Ambac for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Surety Bond covers any Additional Collateral Loans, or such other Surety Bond as may be identified in the Series Supplement.

        Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC formed under the Series Supplement and under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

        Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

        Trust Fund: The segregated pool of assets related to a Series, with respect to which one or more REMIC elections are to be made pursuant to this Agreement, consisting of:

(i) the Mortgage Loans and the related Mortgage Files and collateral securing such Mortgage Loans,

(ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan or Pledged Assets for any Pledged Asset Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

(iii) property that secured a Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

(iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to
        Section 2.01, and

(v)     all proceeds of clauses (i) through (iv) above.

        Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

        Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

        United States Person or U.S. Person: (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person or U.S. Person unless all persons that own an interest in such partnership either directly or indirectly through any chain of entities no one of which is a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States Persons,
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

        Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate, and more specifically designated in Article XI of the Series Supplement.

Section 1.02.  Use of Words and Phrases.

        "Herein," "hereby," "hereunder," `hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definition set forth herein include both the singular and the plural.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.
               ----------------------------

(a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans in the month of the Cut-off Date). In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the Certificate Policy (as defined in the Series Supplement), if any.

(b) In connection with such assignment, except as set forth in Section 2.01(c) and subject to Section 2.01(d) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee, and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the Mortgage with evidence of recording indicated thereon;

(iii) Unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment with evidence of recording indicated thereon;

(iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN) with evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon; and

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement.

        and (II) with respect to each Cooperative Loan so assigned:

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

(v)     The Security Agreement;

(vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

(ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

(x) A duly completed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and a duly completed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

(c) The Company may, in lieu of delivering the original of the documents set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section
        (b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by Section 2.01(b)) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence. Within thirty Business Days following the earlier of
        (i) the receipt of the original of all of the documents or instruments set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section
        (b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

(d) Notwithstanding the provisions of Section 2.01(c), in connection with any Mortgage Loan, if the Company cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

        The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except (a) in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successors and assigns, and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof as permitted by Section 2.01(b)) with evidence of recording indicated thereon at the time specified in Section 2.01(c). In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

        If the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee in conjunction with the Interim Certification issued by the Custodian, as contemplated by Section 2.02.

        Any of the items set forth in Sections  2.01(b)(I)(ii),  (iii), (iv) and
(v) and (II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered to the Trustee or the Custodian.

        In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Company further agrees that it will cause, at the Company's own expense, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Company further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.


(e) Residential Funding hereby assigns to the Trustee its security interest in and to any Additional Collateral or Pledged Assets, its right to receive amounts due or to become due in respect of any Additional Collateral or Pledged Assets pursuant to the related Subservicing Agreement and its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Loans. With respect to any Additional Collateral Loan or Pledged Asset Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.

(f) It is intended that the conveyance by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be and the Uncertificated REMIC Regular Interests, if any (as provided for in Section 2.06), be construed as a sale by the Company to the Trustee of the Mortgage Loans and any
Uncertificated REMIC Regular Interests for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans and any Uncertificated REMIC Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company. Nonetheless, (a) this Agreement is intended to be and hereby is a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be, and hereby is, (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to any and all general intangibles, payment intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property and other property of whatever kind or description now existing or hereafter acquired consisting of, arising from or relating to any of the following: (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate and Cooperative Lease, (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note and Mortgage, and (iii) any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any Uncertificated REMIC Regular Interests and (D) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B),
(C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, payment intangibles, negotiable documents, goods, deposit accounts, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction as in effect (including, without limitation, Sections 8-106, 9-313 and 9-106 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable) the Trustee for the purpose of perfecting such security interest under applicable law.

        The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were determined to create a security interest in the Mortgage Loans, any Uncertificated REMIC Regular Interests and the other property described above, such security interest would be determined to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans and any Uncertificated REMIC Regular Interests, as evidenced by an Officers' Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan or (4) any transfer of any interest of Residential Funding or the Company in any Uncertificated REMIC Regular Interest.

(g) The Master Servicer hereby acknowledges the receipt by it of the Initial Monthly Payment Fund. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the initial Distribution Date. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of any REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes,
(1) it shall be an outside reserve fund and not an asset of any REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by any REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

(h) The Company agrees that the sale of each Pledged Asset Loan pursuant to this Agreement will also constitute the assignment, sale, setting-over, transfer and conveyance to the Trustee, without recourse (but subject to the Company's covenants, representations and warranties specifically provided herein), of all of the Company's obligations and all of the Company's right, title and interest in, to and under, whether now existing or hereafter acquired as owner of the Mortgage Loan with respect to any and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description consisting of, arising from or related to (i) the Assigned Contracts, (ii) all rights, powers and remedies of the Company as owner of such Mortgage Loan under or in connection with the Assigned Contracts, whether arising under the terms of such Assigned Contracts, by statute, at law or in equity, or otherwise arising out of any default by the Mortgagor under or in connection with the Assigned Contracts, including all rights to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, approval or waiver thereunder, (iii) the Pledged Amounts and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description and all cash and non-cash proceeds of the sale, exchange, or redemption of, and all stock or conversion rights, rights to subscribe, liquidation dividends or preferences, stock dividends, rights to interest, dividends, earnings, income, rents, issues, profits, interest payments or other distributions of cash or other property that secures a Pledged Asset Loan, (iv) all documents, books and records concerning the foregoing (including all computer programs, tapes, disks and related items containing any such information) and (v) all insurance proceeds (including proceeds from the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation or any other insurance company) of any of the foregoing or replacements thereof or substitutions therefor, proceeds of proceeds and the conversion, voluntary or involuntary, of any thereof. The foregoing transfer, sale, assignment and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Trustee, of any obligation of the Company, or any other person in connection with the Pledged Assets or under any agreement or instrument relating thereto, including any obligation to the Mortgagor, other than as owner of the Mortgage Loan.

Section 2.02.  Acceptance by Trustee.
               ---------------------

        The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section

2.01(b)(i) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, and the rights of Residential Funding with respect to any Pledged Assets, Additional Collateral and the Surety Bond assigned to the Trustee pursuant to
Section 2.01, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it, and to deliver to the Trustee a certificate (the "Interim Certification") to the effect that all documents required to be delivered pursuant to Section 2.01(b) above have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above.

        If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it in respect of the items reviewed by it pursuant to the Custodial Agreement. If such omission or defect materially and adversely affects the interests of the Certificateholders, the Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. In furtherance of the foregoing, if the Subservicer or Seller that repurchases the Mortgage Loan is not a member of MERS and the

Mortgage is registered on the MERS(R) System, the Master Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Subservicer or Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.
                      --------------------------------------

(a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

(iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

(vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

(viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02; and

(ix) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

(b) Representations and warranties relating to the Mortgage Loans are set forth in Section 2.03(b) of the Series Supplement.

Section 2.04.  Representations and Warranties of Sellers.
               -----------------------------------------

        The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or the Company's rights under such Seller's Agreement relate to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement that have been assigned to the Trustee pursuant to this Section 2.04 or of a breach of any of the representations and warranties made in the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, if required pursuant to Section 2.01, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing

Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, insofar as Residential Funding's rights in respect of such representations and warranties are assigned to the Company pursuant to the Assignment Agreement, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

        In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of any REMIC to fail to qualify as such at any time that any Certificate is outstanding.

        It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the Trustee's right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
     Certificates Evidencing Interests in REMIC I Certificates.

               As provided in Section 2.05 of the Series Supplement.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

               As provided in Section 2.06 of the Series Supplement.

Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II.

               As provided in Section 2.07 of the Series Supplement.

Section 2.08.  Purposes and Powers of the Trust.
               --------------------------------

        The purpose of the trust, as created hereunder, is to engage in the following activities:

(a) to sell the Certificates to the Company in exchange for the Mortgage Loans;

(b) to enter into and perform its obligations under this Agreement;

(c) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(d) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

               The trust is hereby authorized to engage in the foregoing activities. Notwithstanding the provisions of Section 11.01, the trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.08 may not be amended, without the consent of the Certificateholders evidencing a majority of the aggregate Voting Rights of the Certificates.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

Section 3.01.  Master Servicer to Act as Servicer.
               ----------------------------------

(a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.16(c), with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code.

The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

(b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

(c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

(a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit E. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

(b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement insofar as the Company's rights with respect to Seller's obligation has been assigned to the Trustee hereunder, to the extent that the non-performance of any such Seller's obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section
2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. For purposes of clarification only, the parties agree that the foregoing is not intended to, and does not, limit the ability of the Master Servicer to be reimbursed for expenses that are incurred in connection with the enforcement of a Seller's obligations (insofar as the Company's rights with respect to such Seller's obligations have been assigned to the Trustee hereunder) and are reimbursable pursuant to Section 3.10(a)(viii).

Section 3.03.  Successor Subservicers.
               ----------------------

        The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 3.04.  Liability of the Master Servicer.
               --------------------------------

        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05.  No Contractual Relationship Between Subservicer and
                      Trustee or Certificateholders.

        Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

Section 3.06.  Assumption or Termination of Subservicing Agreements by Trustee.
               ---------------------------------------------------------------

(a) If the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

(b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07.  Collection of Certain Mortgage Loan Payments;
                      Deposits to Custodial Account.
                      -----------------------------

(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any such advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), capitalize any amounts owing on the Mortgage Loan by adding such amount to the outstanding principal balance of the Mortgage Loan, or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; provided, further, that (1) no such modification shall reduce the interest rate on a Mortgage Loan below one-half of the Mortgage Rate as in effect on the Cut-off Date, but not less than the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues plus the rate at which the premium paid to the Certificate Insurer, if any, accrues, (2) the final maturity date for any Mortgage Loan shall not be extended beyond the Maturity Date, (3) the Stated Principal Balance of all Reportable Modified Mortgage Loans subject to Servicing Modifications (measured at the time of the Servicing Modification and after giving effect to any Servicing Modification) can be no more than five percent of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, unless such limit is increased from time to time with the consent of the Rating Agencies and the Certificate Insurer, if any. In addition, any amounts owing on a Mortgage Loan added to the outstanding principal balance of such Mortgage Loan must be fully amortized over the term of such Mortgage Loan, and such amounts may be added to the outstanding principal balance of a Mortgage Loan only once during the life of such Mortgage Loan. Also, the addition of such amounts described in the preceding sentence shall be implemented in accordance with the Program Guide and may be implemented only by Subservicers that have been approved by the Master Servicer for such purpose. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes, except if such reissuance is described in Treasury Regulation Section 1.860G-2(b)(3).

(b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(iii) Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (net of any related expenses of the Subservicer);

(iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

(v) Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21;

(vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a);

(vii) Any amounts realized by the Subservicer and received by the Master Servicer in respect of any Additional Collateral; and

(viii)  Any  amounts  received  by the  Master  Servicer  in  respect of Pledged
        Assets.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

        With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

(c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

(d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

Section 3.08.  Subservicing Accounts; Servicing Accounts.
               -----------------------------------------

(a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

(b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

(c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.09.  Access to Certain Documentation and
                      Information Regarding the Mortgage Loans.

        If   compliance   with  this  Section  3.09  shall  make  any  Class  of
Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

Section 3.10.  Permitted Withdrawals from the Custodial Account.
               --------------------------------------------------

(a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

(i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

(ii) to reimburse itself or the related Subservicer for previously unreimbursed Advances, Servicing Advances or other expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on the related Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

(iii)to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate

     (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

(iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds and other property deposited in or credited to the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

(v) to pay to itself as additional servicing compensation any Foreclosure Profits, any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b), and any amounts paid by a Mortgagor in connection with a Principal Prepayment in Full in respect of interest for any period during the calendar month in which such Principal Prepayment in Full is to be distributed to the Certificateholders;

(vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

(vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, and any Advance or Servicing Advance made in connection with a modified Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance or Servicing Advance was added to the Stated Principal Balance of the Mortgage Loan in the prior calendar month, or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a);

(viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.01(a), 3.11, 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing, in accordance with this Agreement, any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

(ix) to reimburse itself for Servicing Advances expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

(x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

(b)     Since, in connection with withdrawals  pursuant to clauses (ii),  (iii),
        (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

(c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance relating to an Advance pursuant to Section
        4.04 on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

Section 3.11.  Maintenance of the Primary Insurance
                      Policies; Collections Thereunder.

(a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

(b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

Section 3.12.  Maintenance of Fire Insurance and
                      Omissions and Fidelity Coverage.

(a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

        If the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

(b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

Section 3.13.  Enforcement of Due-on-Sale Clauses; Assumption and
                      Modification Agreements; Certain Assignments.

(a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

(i)     the  Master  Servicer  shall not be deemed to be in  default  under this
        Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

(ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall either (i) both (A) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the REMIC Provisions and (B) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)), result in the imposition of any tax on "prohibited transactions" or (ii) constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) without any right of reimbursement or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that any portion of any REMIC formed under the Series Supplement would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on any such REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit M, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage; (ii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iii) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14.  Realization Upon Defaulted Mortgage Loans.
               -----------------------------------------

(a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. Alternatively, the Master Servicer may take other actions in respect of a defaulted Mortgage Loan, which may include (i) accepting a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permitting a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (ii) arranging for a repayment plan or (iii) agreeing to a modification in accordance with Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with
Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and (ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10.

               In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               For so long as the Master Servicer is the Master Servicer under the Credit Support Pledge Agreement, the Master Servicer shall perform its obligations under the Credit Support Pledge Agreement in accordance with such Agreement and in a manner that is in the best interests of the Certificateholders. Further, the Master Servicer shall use its best reasonable efforts to realize upon any Pledged Assets for such of the Pledged Asset Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any other payment received by the Master Servicer in respect of such Pledged Assets shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               Concurrently  with the foregoing,  the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

(b) If title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

(c) If the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property as soon as practicable, giving due consideration to the interests of the Certificateholders, but in all cases within three full years after the taxable year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section
3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

(e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.15.  Trustee to Cooperate; Release of Mortgage Files.
               -----------------------------------------------

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit F, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting delivery to it of the Mortgage File. Within two Business Days of receipt of such certification and request, the Trustee shall release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon and to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

(b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit F hereto, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the

Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

(c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

Section 3.16.  Servicing and Other Compensation; Compensating Interest.
               ---------------------------------------------------------

(a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

(c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

(d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

(e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii), and second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively. In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii), and (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b).

Section 3.17.  Reports to the Trustee and the Company.
               --------------------------------------

        Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

Section 3.18.  Annual Statement as to Compliance.
               ---------------------------------

        The Master Servicer will deliver to the Company and the Trustee on or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date or (b) with respect to any calendar year during which the Company's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

Section 3.19.  Annual Independent Public Accountants' Servicing Report.

        On or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, or
(b) with respect to any calendar year during which the Company's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the annual report is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.20.  Rights of the Company in Respect of the Master Servicer.
               --------------------------------------------------------

        The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

Section 3.21.  Administration of Buydown Funds

(a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

(b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.

(a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

(b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature or be payable on demand not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature or be payable on demand on such Distribution Date and (ii) any other investment may mature or be payable on demand on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement. The Trustee or its Affiliates are permitted to receive compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser (with respect to investments made through its Affiliates), administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

Section 4.02.  Distributions.
               -------------

                      As provided in Section 4.02 of the Series Supplement.

Section 4.03. Statements to Certificateholders; Statements to Rating Agencies; Exchange Act Reporting.

               (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall either forward by mail or make available to each Holder and the Company, via the Trustee's internet website, a statement (and at its option, any additional files containing the same information in an alternative format) setting forth information as to each Class of Certificates, the Mortgage Pool and, if the Mortgage Pool is comprised of two or more Loan Groups, each Loan Group, to the extent applicable. This statement will include the information set forth in an exhibit to the Series Supplement. Such exhibit shall set forth the Trustee's internet website address together with a phone number. The Trustee shall mail to each Holder that requests a paper copy by telephone a paper copy via first class mail. The Trustee may modify the distribution procedures set forth in this Section provided that such procedures are no less convenient for the Certificateholders. The Trustee shall provide prior notification to the Company, the Master Servicer and the Certificateholders regarding any such modification. In addition, the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer. Also, at the request of a Rating Agency, the Master Servicer shall provide the information relating to the Reportable Modified Mortgage Loans substantially in the form attached hereto as Exhibit Q to such Rating Agency within a reasonable period of time; provided, however, that the Master Servicer shall not be required to provide such information more than four times in a calendar year to any Rating Agency.

               (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and
(ii) of the exhibit to the Series Supplement referred to in subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

               (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this
Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

               (d) Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

               (e) The Master Servicer shall, on behalf of the Depositor and in respect of the Trust Fund, sign and cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. In connection with the preparation and filing of such periodic reports, the Trustee shall timely provide to the Master Servicer (I) a list of Certificateholders as shown on the Certificate Register as of the end of each calendar year, (II) copies of all pleadings, other legal process and any other documents relating to any claims, charges or complaints involving the Trustee, as trustee hereunder, or the Trust Fund that are received by the Trustee, (III) notice of all matters that, to the actual knowledge of a Responsible Officer of the Trustee, have been submitted to a vote of the Certificateholders, other than those matters that have been submitted to a vote of the Certificateholders at the request of the Depositor or the Master Servicer, and (IV) notice of any failure of the Trustee to make any distribution to the Certificateholders as required pursuant to the Series Supplement. Neither the Master Servicer nor the Trustee shall have any liability with respect to the Master Servicer's failure to properly prepare or file such periodic reports resulting from or relating to the Master Servicer's inability or failure to obtain any information not resulting from the Master Servicer's own negligence or willful misconduct. Any Form 10-K filed with the Commission in connection with this Section 4.03(e) shall include a certification, signed by the senior officer in charge of the servicing functions of the Master Servicer, in the form attached as Exhibit O hereto or such other form as may be required or permitted by the Commission (the "Form 10-K Certification"), in compliance with Rules 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission. In connection with the Form 10-K Certification, the Trustee shall provide the Master Servicer with a back-up certification substantially in the form attached hereto as Exhibit P. This Section 4.03(e) may be amended in accordance with this Agreement without the consent of the Certificateholders.

Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

(a)  Prior to the  close of  business  on the  Determination  Date,  the  Master
Servicer shall furnish a written statement to the Trustee, any Certificate Insurer, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

(b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which

Monthly Payments were not received as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

        The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Company and the Trustee.

        If the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with
Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

        The Trustee shall deposit all funds it receives pursuant to this Section
4.04 into the Certificate Account.

Section 4.05.  Allocation of Realized Losses.
               -----------------------------

                             As   provided   in  Section   4.05  of  the  Series
Supplement.

Section 4.06.  Reports of Foreclosures and Abandonment of Mortgaged Property.
               --------------------------------------------------------------

        The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

Section 4.07.  Optional Purchase of Defaulted Mortgage Loans.
               ----------------------------------------------

        As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer, which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

        If, however, the Master Servicer shall have exercised its right to repurchase a Mortgage Loan pursuant to this Section 4.07 upon the written request of and with funds provided by the Junior Certificateholder and thereupon transferred such Mortgage Loan to the Junior Certificateholder, the Master Servicer shall so notify the Trustee in writing.

Section 4.08.  Surety Bond.
               -----------

(a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety. The Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.

(b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Holders of Certificates, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.02.

(c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.02.

                                   ARTICLE V

                                THE CERTIFICATES

Section 5.01.  The Certificates.
               ----------------

(a) The Senior, Class M, Class B and Class R Certificates shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates shall be issuable in the minimum denominations designated in the Preliminary Statement to the Series Supplement.

        The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) Except as provided below, registration of Book-Entry Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Holders of the Book-Entry Certificates shall hold their respective Ownership Interests in and to each of such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership
Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the
Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(c) From time to time Residential Funding, as the initial Holder of the Class A-V Certificates, may exchange such Holder's Class A-V Certificates for Subclasses of Class A-V Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit N executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated Class A-V REMIC Regular Interests corresponding to the Class A-V Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-V-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent  verification,  rely on,  and  shall be  protected  in  relying  on,
Residential Funding's determinations of the Uncertificated Class A-V REMIC Regular Interests corresponding to any Subclass, the Initial Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated Class A-V REMIC Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class A-V Certificates may be transferred in whole, but not in part, in accordance with the provisions of Section 5.02.

Section 5.02.  Registration of Transfer and Exchange of Certificates.
               ------------------------------------------------------

(a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

(b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.

(c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer (except that, if such transfer is made by the Company or the Master Servicer or any Affiliate thereof, the Company or the
               Master Servicer shall provide such Opinion of Counsel at their own expense); provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit H hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit I hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Company, of the status of such transferee as an Affiliate of the Company or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit J attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

     (e) (i) In the case of any Class B or Class R Certificate presented for registration in the name of any Person, either (A) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (B) the prospective Transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit H (with respect to any Class B Certificate) or paragraph fifteen of Exhibit G-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such Transferee or the Person in whose name such registration is requested either (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition (each, a "Plan Investor") or (b) in the case of any Class B Certificate, the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause
          (b), a "Complying Insurance Company").

               (ii) Any Transferee of a Class M Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan Investor, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by
               PTE 97-34,  62 Fed. Reg. 39021 (July 21, 1997),  PTE 2000-58,  65
               Fed. Reg.  67765  (November 13, 2000),  and PTE 2002-41,  67 Fed.
               Reg. 54487 (August 22, 2002) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (c) such Transferee is a Complying Insurance Company.

               (iii) (A) If any Class M Certificate (or any interest therein) is acquired or held by any Person that does not satisfy the conditions described in paragraph (ii) above, then the last preceding Transferee that either (i) is not a Plan Investor, (ii) acquired such Certificate in compliance with the RFC Exemption, or (iii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Class M Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

                      (B) Any purported  Certificate  Owner whose acquisition or holding of any Class M Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(e) shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, the Underwriters and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of,
     (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit G-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
     Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-2.

(E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

(ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

(iii)(A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

     (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

(v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

     (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Senior, Class M or Class B Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

     (B) subject to Section 10.01(f), an Officers' Certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause any portion of any REMIC formed under the Series Supplement to cease to qualify as a REMIC and will not cause
          (x) any portion of any REMIC formed under the Series Supplement to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

(g)  No  service   charge  shall  be  made  for  any  transfer  or  exchange  of
     Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.
               --------------------------------------------------

        If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the

Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.  Persons Deemed Owners.
               ---------------------

        Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

Section 5.05.  Appointment of Paying Agent.
               ---------------------------

        The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

        The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

Section 6.01.  Respective Liabilities of the Company and the Master Servicer.
               --------------------------------------------------------------

        The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

(a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that each Rating Agency's ratings, if any, of the Senior, Class M or Class B Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

(c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

Section 6.03.  Limitation on Liability of the Company,
                      the Master Servicer and Others.

        Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

        Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

Section 6.04.  Company and Master Servicer Not to Resign.
               -----------------------------------------

        Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.

                                  ARTICLE VII

                                     DEFAULT

Section 7.01.  Events of Default.
               -----------------

        Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

(ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

        If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

        Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

Section 7.02.  Trustee or Company to Act; Appointment of Successor.
               ----------------------------------------------------

(a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

        (b) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b). The successor Master Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03.  Notification to Certificateholders.
               -----------------------------------

(a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 7.04.  Waiver of Events of Default.

        The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 11.01(b)(i) or (ii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.  Duties of Trustee.
               -----------------

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

        The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

(c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

     (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master

          Servicer and which on their face, do not contradict the requirements of this Agreement;

     (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and
        (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

(v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

Section 8.02.  Certain Matters Affecting the Trustee.
               -------------------------------------

(a)     Except as otherwise provided in Section 8.01:

(i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

(iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

(vii)To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

(b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC at any time that any Certificates are outstanding or
        (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.

        The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document, or of MERS or the MERS(R) System. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

Section 8.04.  Trustee May Own Certificates.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section 8.05.  Master Servicer to Pay Trustee's Fees
                      and Expenses; Indemnification.

(a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to
        Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

(b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee's part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement and the Custodial Agreement, provided that:

(i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

Section 8.06.  Eligibility Requirements for Trustee.
               ------------------------------------

        The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.  Resignation and Removal of the Trustee.
               --------------------------------------

(a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

(c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08.  Successor Trustee.
               -----------------

(a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.09.  Merger or Consolidation of Trustee.
               ----------------------------------

        Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

Section 8.10.  Appointment of Co-Trustee or Separate Trustee.
               ---------------------------------------------

(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

(b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.  Appointment of Custodians.
               -------------------------

        The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

Section 8.12.  Appointment of Office or Agency.
               -------------------------------

        The Trustee will maintain an office or agency in the City of New York at the address designated in Section 11.05 of the Series Supplement where

Certificates may be surrendered for registration of transfer or exchange. The Trustee will maintain an office at the address stated in Section 11.05 of the Series Supplement where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                   ARTICLE IX

              TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES

Section 9.01. Optional Purchase by the Master Servicer of All Certificates; Termination Upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans

(a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

(ii) the purchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of -------- ------- 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any portion of any REMIC formed under the Series Supplement as a REMIC.

        The right of the Master Servicer to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer shall provide to the Trustee the certification required by
Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer the Mortgage Files pertaining to the Mortgage Loans being purchased.

        In addition to the foregoing, on any Distribution Date on which the Pool Stated Principal Balance, prior to giving effect to distributions to be made on such Distribution Date, is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, the Master Servicer shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest. If the Master Servicer exercises this right to purchase the outstanding Certificates, the Master Servicer will promptly terminate the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this
Article IX.

(b) The Master Servicer shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund or otherwise) or on which the Master Servicer anticipates that the Certificates will be purchased (as a result of the exercise by the Master Servicer to purchase the outstanding Certificates). Notice of any termination specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation or notice of any purchase of the outstanding Certificates, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Fund or to purchase the outstanding Certificates), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

(i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated where required pursuant to this Agreement or, in the case of the purchase by the Master Servicer of the outstanding Certificates, the Distribution Date on which such purchase is to be made,

(ii) the amount of any such final payment, or in the case of the purchase of the outstanding Certificates, the purchase price, in either case, if known, and

(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Senior Certificates, or in the case of all of the Certificates in connection with the exercise by the Master Servicer of its right to purchase the Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders and, if the Master Servicer is exercising its rights to purchase the outstanding Certificates, it shall give such notice to each Rating Agency at the time such notice is given to

Certificateholders. As a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund, the Master Servicer shall deposit in the Certificate Account, before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund, computed as provided above. As a result of the exercise by the Master Servicer of its right to purchase the outstanding Certificates, the Master Servicer shall deposit in an Eligible Account, established by the Master Servicer on behalf of the Trustee and separate from the Certificate Account in the name of the Trustee in trust for the registered holders of the Certificates, before the Distribution Date on which such purchase is to occur in immediately available funds an amount equal to the purchase price for the Certificates, computed as above provided, and provide notice of such deposit to the Trustee. The Trustee will withdraw from such account the amount specified in subsection
(c) below.

(c) In the case of the Senior Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, and in the case of the Class M and Class B Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof in connection with the exercise by the Master Servicer of its right to purchase the Certificates, and otherwise in accordance with Section 4.01(a), the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's election to repurchase the assets of the Trust Fund or the outstanding Certificates, or (ii) if the Master Servicer elected to so repurchase the assets of the Trust Fund or the outstanding Certificates, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A). Notwithstanding the reduction of the Certificate Principal Balance of any Class of Subordinate Certificates to zero, such Class will be outstanding hereunder until the termination of the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee hereunder in accordance with Article IX.

(d) If any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master

Servicer all amounts distributable to the holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

(e) If any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase of the outstanding Certificates is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer pursuant to Section 9.01(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 9.01, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 9.01. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 9.01 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder until the Master Servicer has terminated the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this Article IX. The Master Servicer shall be for all purposes the Holder thereof as of such date.

Section 9.02.  Additional Termination Requirements.
               -----------------------------------

(a) Each REMIC that comprises the Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of each such REMIC to comply with the requirements of this Section 9.02 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause any such REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i) The Master Servicer shall establish a 90-day liquidation period for each such REMIC and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for a REMIC under Section 860F of the Code and regulations thereunder;

(ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

(iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash.

(b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for each REMIC at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

Section 9.03.  Termination of Multiple REMICs.

        If the REMIC Administrator makes two or more separate REMIC elections, the applicable REMIC shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the related Uncertificated REMIC Regular Interests and the last distribution due on the Certificates is made.

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01. REMIC Administration.
               --------------------

(a) The REMIC Administrator shall make an election to treat the Trust Fund as one or more REMICs under the Code and, if necessary, under applicable state law. The assets of each such REMIC will be set forth in the Series Supplement. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of each REMIC election in respect of the Trust Fund, Certificates and interests to be designated as the "regular interests" and the sole class of "residual interests" in the REMIC will be set forth in Section 10.03 of the Series Supplement. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC elected in respect of the Trust Fund other than the "regular interests" and "residual interests" so designated.

(b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

(c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest each Class of the Class R Certificates and shall be designated as "the tax matters person" with respect to each REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1.  The REMIC Administrator, as tax matters person, shall
(i) act on behalf of each REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

(d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to each REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

(e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee, and the Trustee shall forward to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC.

(f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of each REMIC as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any portion of any REMIC formed under the Series Supplement as a REMIC or (ii) result in the imposition of a tax upon any such REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to each REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC created hereunder or any related assets thereof, or causing any such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and the Trustee shall not take any such action or cause any such REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC created hereunder as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

(g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

(h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to any REMIC created hereunder unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

(k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates) representing a regular interest in the applicable REMIC and the Uncertificated Principal Balance of each Uncertificated REMIC Regular Interest (other than each Uncertificated REMIC Regular Interest represented by a Class A-V Certificate, if any) and the rights to the Interest Only Certificates and Uncertificated REMIC Regular Interest represented by a Class A-V Certificate would be reduced to zero is the Maturity Date for each such Certificate and Interest.

(l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for each REMIC created hereunder.

(m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any REMIC created hereunder, (iii) the termination of any such REMIC pursuant to Article IX of this Agreement or
(iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for any such REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to any such REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of such REMIC as a REMIC or
(b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause such REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.02. Master Servicer, REMIC Administrator and Trustee Indemnification.
               -----------------------------------------------------------------

(a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

(b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

(c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

Section 10.03. Designation of REMIC(s).

        As provided in Section 10.03 of the Series Supplement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.
               ---------

(a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

(i)     to cure any ambiguity,

(ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

(iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and
     (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

(v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in a REMIC, provided that
     (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause any REMIC created hereunder or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee,

(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or

               (vii) to amend any provision herein or therein that is not material to any of the Certificateholders.

(b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates with a Certificate Principal Balance greater than zero affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

(ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

(c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause any REMIC created under the Series Supplement to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to the Custodian and each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Senior Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit K (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit L, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

Section 11.02. Recordation of Agreement; Counterparts.
               ---------------------------------------

(a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03. Limitation on Rights of Certificateholders.
               -------------------------------------------

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

(b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04. Governing Law.
               -------------

        This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05. Notices.
               -------

        As provided in Section 11.05 of the Series Supplement.

Section 11.06. Required Notices to Rating Agency and Subservicer.
               --------------------------------------------------

        The Company, the Master Servicer or the Trustee, as applicable, (i) shall notify each Rating Agency at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below, (ii) shall notify the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c)(1), (g)(1), or (i) below, or (iii) provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and
(f) below:

(a)     a material change or amendment to this Agreement,

(b)     the occurrence of an Event of Default,

(c) (1) the termination or appointment of a successor Master Servicer or (2) the termination or appointment of a successor Trustee or a change in the majority ownership of the Trustee,

(d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section
        3.12 or the cancellation or modification of coverage under any such instrument,

(e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

(f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

(g) (1) a change in the location of the Custodial Account or (2) a change in the location of the Certificate Account,

(h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

(i)     the occurrence of the Final Distribution Date, and

(j)  the repurchase of or substitution for any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer, if applicable, of any such event known to the Master Servicer.

Section 11.07. Severability of Provisions.
               --------------------------

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.08. Supplemental Provisions for Resecuritization.
               ---------------------------------------------

        This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

        Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).

Section 11.09. Allocation of Voting Rights.

               As provided in Section 11.09 of the Series Supplement.

Section 11.10. No Petition.
               -----------

               As provided in Section 11.10 of the Series Supplement.

                                    EXHIBIT A


FORM OF  CLASS  A  CERTIFICATE,   [PRINCIPAL  ONLY/CLASS  A-P]  CERTIFICATE  AND
     [INTEREST ONLY/CLASS A-V] CERTIFICATE



        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

        [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

Certificate No.                  [        %][Variable] Pass-Through Rate
                --------          --------
                                 [based on a Notional Amount]
Class A-     Senior
Date of Pooling and Servicing    [Percentage Interest:       %]
                                                       ------
Agreement and Cut-off Date:
___________ 1, ____              Aggregate Initial [Certificate Principal
                                 Balance] [[Interest Only/Class A-V] Notional
First Distribution Date:         Amount] [Subclass Notional Amount] of the
_________ 25, ____               Class A-     Certificates:
                                         ----

Master Servicer:                 [Initial] [Certificate Principal
Residential Funding              Balance] [Interest Only/Class A-V] [Subclass]
Corporation                      Notional Amount] of this Certificate:
                                 $                          ]
Assumed Final
Distribution Date:               CUSIP 76110F-
___________ 25, ____


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                                 SERIES ____-___

               evidencing a percentage interest in the distributions allocable to the Class A- Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] of this Certificate by the aggregate [Initial Certificate Principal Balance of all Class A- Certificates] [Initial [Interest Only/Class A-V] Notional Amounts of all [Interest Only/Class A-V] Certificates], both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing

Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-Certificates on such Distribution Date. [The [Interest Only/Class A-V] Notional Amount of the [Interest Only/Class A-V] Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V] Certificates.] [The Subclass Notional Amount of the [Interest Only/Class A-V]- Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V]- Certificates immediately prior to such date.] [The [Interest Only/Class A-V][- ] Certificates have no Certificate Principal Balance.]

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] [initial Subclass Notional Amount] of this Certificate is set forth above.] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_________________________],
                                              as Trustee




                                            By:
                                               ---------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class A- Certificates referred to in the within-mentioned Agreement.



                                            [---------------------------],
                                                 as Certificate Registrar





                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          _______________________________
Dated: ________________________           Signature by or on behalf of assignor




                                           _______________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of __________________________ account number _________________, or, if mailed by check, to  ________________________.  Applicable  statements should be mailed to
___________________________.


     This information is provided by ______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[____] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [_____]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[____] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.


        Any Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of this Certificate (or interest herein) that EITHER (a) such Transferee is not an investment manager, a named fiduciary or a trustee of any Plan, OR ANY OTHER PERSON, acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan (a "plan investor"), (B) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29,

1994), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58,
65 Fed. Reg.  67765  (November 13, 2000),  AND PTE 2002-41,  67 Fed. Reg.  54487
(August 22, 2002) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (C) (I) the transferee is an insurance company, (II) the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A "cOMPLYING INSURANCE COMPANY).

        If this Certificate (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST preceding Transferee that either (i) is not a Plan Investor, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE RFC EXEMPTION, or (iiI) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of this Certificate. The Trustee shall be under no liability to any Person for making any payments due on this Certificate to such preceding Transferee.

        Any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Pooling and Servicing Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Certificate No.                                   [      ]% Pass-Through Rate

Class M-    Subordinate                           Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class M Certificates:
Agreement and Cut-off Date:                       $
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $

Master Servicer:                                  CUSIP: 76110F-
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class M- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               As described above, no transfer of this Class M Certificate will be made unless (i) the Trustee has received either an opinion of counsel or a representation letter, each as described in the Agreement, relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, or
(ii) this Certificate is held by a Depository, in which case the Transferee will be deemed to have made representations relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, as described in Section 5.02(e) of the Agreement. In addition, any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the

Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By:
                                               ---------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.




                                            [-------------------------],
                                                  as Certificate Registrar



                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          _______________________________
Dated: ________________________           Signature by or on behalf of assignor




                                           _______________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of __________________________ account number _________________, or, if mailed by check, to  ________________________.  Applicable  statements should be mailed to
___________________________.


     This information is provided by ______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT C


                           FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND CLASS M CERTIFICATES [AND CLASS B-1] [CLASS B-2 CERTIFICATES] DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.

Certificate No.                                   [      ]% Pass-Through Rate

Class B-     Subordinate                          Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class B-
Agreement and Cut-off Date:                       Certificates as of
___________ 1, ____                               the Cut-off Date:
                                                  $
First Distribution Date:
_________ 25, ____                                Initial Certificate Principal
                                                  Balance of this Certificate:
Master Servicer:                                  $
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

       evidencing a percentage interest in any distributions allocable to the Class B- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that Residential Accredit Loans, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by Section 5.02(e) of the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new

Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_____________________________],
                                   as Trustee



                                            By:
                                               ---------------------------------
                                                 Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.



                                            [---------------------------],
                                                 as Certificate Registrar


                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          _______________________________
Dated: ________________________           Signature by or on behalf of assignor




                                           _______________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of __________________________ account number _________________, or, if mailed by check, to  ________________________.  Applicable  statements should be mailed to
___________________________.


     This information is provided by ______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT D


                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B),
(C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED  ORGANIZATION"),  OR
(F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE

PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.                                   [      ]% Pass-Through Rate

Class R Senior                                    Aggregate Initial Certificate
                                                  Principal Balance of the
Date of Pooling and Servicing                     Class R Certificates:
Agreement and Cut-off Date:                       $100.00
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $

Master Servicer:                                  Percentage Interest:
Residential Funding Corporation                                 %
                                                  --------------

Assumed Final Distribution Date:                  CUSIP 76110F-
___________ 25, ____


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial
Certificate  Principal  Balance of this  Certificate  by the  aggregate  Initial
Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

               Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the

Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

               No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By:
                                               ---------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class R Certificates referred to in the within-mentioned Agreement.




                                            [----------------------------],
                                                 as Certificate Registrar



                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



                                          _______________________________
Dated: ________________________           Signature by or on behalf of assignor




                                           _______________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of __________________________ account number _________________, or, if mailed by check, to  ________________________.  Applicable  statements should be mailed to
___________________________.


     This information is provided by ______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT E


                        FORM OF SELLER/SERVICER CONTRACT

        This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this day of , 20 , by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

        WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

        NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.      INCORPORATION OF GUIDES BY REFERENCE.

        The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.      AMENDMENTS.

        This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.      REPRESENTATIONS AND WARRANTIES.

a.      Reciprocal Representations and Warranties.

               The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

(1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

(2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

(3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

(4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

b.                    Seller/Servicer's    Representations,    Warranties    and
                      Covenants.

               In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.      REMEDIES OF RESIDENTIAL FUNDING.

        If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.      SELLER/SERVICER'S STATUS AS INDEPENDENT CONTRACTOR.

        At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.      PRIOR AGREEMENTS SUPERSEDED.

        This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.      ASSIGNMENT.

        This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.      NOTICES.

        All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:




      Attention:
      Telefacsimile Number:  (      )       -
                              ------  ------
9.      JURISDICTION AND VENUE.

        Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.     MISCELLANEOUS.

        This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

        IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                 SELLER/SERVICER

[Corporate Seal]

                                                       (Name of Seller/Servicer)
By:                                     By:
   --------------------------------
      (Signature) (Signature) By: By:
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------
======================================= ========================================

ATTEST:                                 RESIDENTIAL FUNDING CORPORATION
[Corporate Seal]

By:                                     By:
   --------------------------------
      (Signature) (Signature) By: By:
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------

                                    EXHIBIT F
                          FORMS OF REQUEST FOR RELEASE

DATE:

TO:

RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request:      (circle one)

        Mortgage Loan Prepaid in Full              Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature

******************************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:          [ ]  Promissory Note
                             [ ]  Primary Insurance Policy
                             [ ]  Mortgage or Deed of Trust
                             [ ] Assignment(s) of Mortgage or Deed of Trust
                             [ ]  Title Insurance Policy
                             [ ]  Other:

Name:
     ------------------------
Title:
      -----------------------
Date:
     ------------------------

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                         )
                                 )    ss.:
COUNTY OF                        )
               [NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of
                                    ] [the United States], on behalf of which he
makes this affidavit and
agreement.

2. That the Owner (i) is not and will not be a "disqualified organization" or an electing large partnership as of [date of transfer] within the meaning of Sections 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under
Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations or electing large partnerships, under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if either the pass-through entity is an electing large partnership under Section 775 of the Code or if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. The Owner is either (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes and created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate that is described in
Section 7701(a)(30)(D) of the Code, or (iv) a trust that is described in Section 7701(a)(30)(E) of the Code.

6. The Owner hereby agrees that it will not cause income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another United States taxpayer.

7. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

8. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

9. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

10. The Owner's Taxpayer Identification Number is .

11. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

12. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax; in making this representation, the Owner warrants that the Owner is familiar with (i) Treasury Regulation Section 1.860E-1(c) and recent amendments thereto, effective as of July 19, 2002, and (ii) the preamble describing the adoption of the amendments to such regulation, which is attached hereto as
Exhibit 1.

13. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

14. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

15. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

               IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this day of , 200 .




                                            [NAME OF OWNER]



                                            By:
                                               ---------------------------------
                                                 [Name of Officer]
                                                 [Title of Officer]
[Corporate Seal]

ATTEST:


[Assistant] Secretary

               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

          Subscribed and sworn before me this _______ day of _____, 200___.




                                  NOTARY PUBLIC



                        COUNTY OF
                                 ---------------------------
                        STATE OF
                                ----------------------------
                         My Commission  expires the ____ day of _____,20 .

                                    EXHIBIT 1

DEPARTMENT OF THE TREASURY

Internal Revenue Service

26 CFR Parts 1 and 602

[TD 9004]
RIN 1545-AW98


Real Estate Mortgage Investment Conduits

AGENCY: Internal Revenue Service (IRS), Treasury.

ACTION: Final regulations.

-----------------------------------------------------------------------

SUMMARY: This document contains final regulations relating to safe harbor transfers of noneconomic residual interests in real estate mortgage investment conduits (REMICs). The final regulations provide additional limitations on the circumstances under which transferors may claim safe harbor treatment.

DATES: Effective Date: These regulations are effective July 19, 2002.
    Applicability Date: For dates of applicability, see Sec. 1.860E-
(1)(c)(10).

FOR FURTHER INFORMATION CONTACT: Courtney Shepardson at (202) 622-3940 (not a toll-free number).

SUPPLEMENTARY INFORMATION:

Paperwork Reduction Act

    The collection of information in this final rule has been reviewed and, pending receipt and evaluation of public comments, approved by the Office of Management and Budget (OMB) under 44 U.S.C. 3507 and assigned control number 1545-1675.
    The collection of information in this regulation is in Sec. 1.860E-1(c)(5)(ii). This information is required to enable the IRS to verify that a taxpayer is complying with the conditions of this regulation. The collection of information is mandatory and is required. Otherwise, the taxpayer will not receive the benefit of safe harbor treatment as provided in the regulation. The likely respondents are businesses and other for-profit institutions.

    Comments on the collection of information should be sent to the Office of Management and Budget, Attn: Desk Officer for the Department of the Treasury, Office of Information and Regulatory Affairs, Washington, DC, 20503, with copies to the Internal Revenue Service, Attn: IRS Reports Clearance Officer, W:CAR:MP:FP:S, Washington, DC 20224. Comments on the collection of information should be received by September 17, 2002. Comments are specifically requested concerning:
    Whether the collection of information is necessary for the proper performance of the functions of the Internal Revenue Service, including whether the information will have practical utility;
    The accuracy of the estimated burden associated with the collection of information (see below);
    How the quality, utility, and clarity of the information to be collected may be enhanced;
    How the burden of complying with the collection of information may be minimized, including through the application of automated collection techniques or other forms of information technology; and
    Estimates of capital or start-up costs and costs of operation, maintenance, and purchase of service to provide information.
    An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a valid control number assigned by the Office of Management and Budget.
    The estimated total annual reporting burden is 470 hours, based on an estimated number of respondents of 470 and an estimated average annual burden hours per respondent of one hour.
    Books or records relating to a collection of information must be retained as long as their contents may become material in the administration of any internal revenue law. Generally, tax returns and tax return information are confidential, as required by 26 U.S.C. 6103.

Background

    This document contains final regulations regarding the proposed amendments to 26 CFR part 1 under section 860E of the Internal Revenue Code (Code). The regulations provide the circumstances under which a transferor of a noneconomic REMIC residual interest meeting the investigation and representation requirements may avail itself of the safe harbor by satisfying either the formula test or the asset test.
    Final regulations governing REMICs, issued in 1992, contain rules governing the transfer of noneconomic REMIC residual interests. In general, a transfer of a noneconomic residual interest is disregarded for all tax purposes if a significant purpose of the transfer is to

[[Page 47452]]

enable the transferor to impede the assessment or collection of tax. A purpose to impede the assessment or collection of tax (a wrongful purpose) exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the

REMIC's taxable income.
    Under a safe harbor, the transferor of a REMIC noneconomic residual interest is presumed not to have a wrongful purpose if two requirements are satisfied:
(1) the transferor conducts a reasonable investigation of the transferee's financial condition (the investigation requirement); and (2) the transferor secures a representation from the transferee to the effect that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes (the representation requirement).
    The IRS and Treasury have been concerned that some transferors of noneconomic residual interests claim they satisfy the safe harbor even in situations where the economics of the transfer clearly indicate the transferee is unwilling or unable to pay the tax associated with holding the interest. For this reason, on February 7, 2000, the IRS published in the Federal Register (65 FR 5807) a notice of proposed rulemaking (REG-100276-97; REG-122450-98) designed to clarify the safe harbor by adding the "formula test," an economic test. The proposed regulation provides that the safe harbor is unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of: (1) The present value of any consideration given to the transferee to acquire the interest; (2) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.
    The notice of proposed rulemaking also contained rules for FASITs. Section 1.860H-6(g) of the proposed regulations provides requirements for transfers of FASIT ownership interests and adopts a safe harbor by reference to the safe harbor provisions of the REMIC regulations.
    In January 2001, the IRS published Rev. Proc. 2001-12 (2001-3 I.R.B. 335) to set forth an alternative safe harbor that taxpayers could use while the IRS and the Treasury considered comments on the proposed regulations. Under the alternative safe harbor, if a transferor meets the investigation requirement and the representation requirement but the transfer fails to meet the formula test, the transferor may invoke the safe harbor if the transferee meets a two- prong test (the asset test). A transferee generally meets the first prong of this test if, at the time of the transfer, and in each of the two years preceding the year of transfer, the transferee's gross assets exceed $100 million and its net assets exceed $10 million. A transferee generally meets the second prong of this test if it is a domestic, taxable corporation and agrees in writing not to transfer the interest to any person other than another domestic, taxable corporation that also satisfies the requirements of the asset test. A transferor cannot rely on the asset test if the transferor knows, or has reason to know, that the transferee will not comply with its written agreement to limit the restrictions on subsequent transfers of the residual interest.
    Rev. Proc. 2001-12 provides that the asset test fails to be satisfied in the case of a transfer or assignment of a noneconomic residual interest to a foreign branch of an otherwise eligible transferee. If such a transfer or assignment were permitted, a corporate taxpayer might seek to claim that the provisions of an applicable income tax treaty would resource excess inclusion income as foreign source income, and that, as a consequence, any U.S. tax liability attributable to the excess inclusion income could be offset by foreign tax credits. Such a claim would impede the assessment or collection of U.S. tax on excess inclusion income, contrary to the congressional purpose of assuring that such income will be taxable in all events. See, e.g., sections 860E(a)(1), (b),
(e) and 860G(b) of the Code.
    The Treasury and the IRS have learned that certain taxpayers transferring noneconomic residual interests to foreign branches have attempted to rely on the formula test to obtain safe harbor treatment in an effort to impede the assessment or collection of U.S. tax on excess inclusion income. Accordingly, the final regulations provide that if a noneconomic residual interest is transferred to a foreign permanent establishment or fixed base of a U.S. taxpayer, the transfer is not eligible for safe harbor treatment under either the asset test or the formula test. The final regulations also require a transferee to represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base.
    Section 1.860E-1(c)(8) provides computational rules that a taxpayer may use to qualify for safe harbor status under the formula test. Section 1.860E-1(c)(8)(i) provides that the transferee is presumed to pay tax at a rate equal to the highest rate of tax specified in section 11(b). Some commentators were concerned that this presumed rate of taxation was too high because it does not take into consideration taxpayers subject to the alternative minimum tax rate. In light of the comments received, this provision has been amended in the final regulations to allow certain transferees that compute their taxable income using the alternative minimum tax rate to use the alternative minimum tax rate applicable to corporations.
    Additionally, Sec. 1.860E-1(c)(8)(iii) provides that the present values in the formula test are to be computed using a discount rate equal to the applicable Federal short-term rate prescribed by section 1274(d). This is a
change  from  the  proposed   regulation  and  Rev.  Proc.   2001-12.  In  those
publications the provision stated that "present values are computed using a discount rate equal to the applicable Federal rate prescribed in section 1274(d) compounded semiannually" and that "[a] lower discount rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from an unrelated third party." The IRS and the Treasury Department have learned that, based on this provision, certain taxpayers have been attempting to use unrealistically low or zero interest rates to satisfy the formula test, frustrating the intent of the test. Furthermore, the Treasury Department and the IRS believe that a rule allowing for a rate other than a rate based on an objective index would add unnecessary complexity to the safe harbor. As a result, the rule in the proposed regulations that permits a transferee to use a lower discount rate, if the transferee can demonstrate that it regularly borrows substantial funds at such lower rate, is not included in the final regulations; and the Federal short-term rate has been substituted for the applicable Federal rate. To simplify taxpayers' computations, the final regulations allow use of any of the published short-term rates, provided that the present values are computed with a corresponding period of compounding. With the exception of the provisions relating to transfers to foreign branches, these changes generally have the proposed applicability date of February 4, 2000, but taxpayers may choose to apply the interest rate formula set forth in the proposed regulation and Rev. Proc. 2001-12 for transfers occurring before August 19, 2002.
    It is anticipated that when final regulations are adopted with respect to

[[Page 47453]]

FASITs, Sec. 1.860H-6(g) of the proposed regulations will be adopted in substantially its present form, with the result that the final regulations contained in this document will also govern transfers of FASIT ownership interests with substantially the same applicability date as is contained in this document.

Effect on Other Documents

    Rev. Proc. 2001-12 (2001-3 I.R.B. 335) is obsolete for transfers of noneconomic residual interests in REMICs occurring on or after August 19, 2002.

Special Analyses

    It is hereby certified that these regulations will not have a significant economic impact on a substantial number of small entities. This certification is based on the fact that it is unlikely that a substantial number of small entities will hold REMIC residual interests. Therefore, a Regulatory Flexibility Analysis under the Regulatory Flexibility Act (5 U.S.C. chapter 6) is not required. It has been determined that this Treasury decision is not a significant regulatory action as defined in Executive Order 12866. Therefore, a regulatory assessment is not required. It also has been determined that sections 553(b) and 553(d) of the Administrative Procedure Act (5 U.S.C. chapter 5) do not apply to these regulations.

Drafting Information

    The principal author of these regulations is Courtney Shepardson. However, other personnel from the IRS and Treasury Department participated in their development.

List of Subjects

26 CFR Part 1

    Income taxes, Reporting and record keeping requirements.

26 CFR Part 602

    Reporting and record keeping requirements.

Adoption of Amendments to the Regulations

    Accordingly, 26 CFR parts 1 and 602 are amended as follows:

PART 1--INCOME TAXES

    Paragraph 1. The authority citation for part 1 continues to read in part as follows:

    Authority: 26 U.S.C. 7805 * * *

                                   EXHIBIT G-2


                         FORM OF TRANSFEROR CERTIFICATE


                                           __________   , 20    ____


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R

Ladies and Gentlemen:

               This letter is delivered to you in connection with the transfer by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1. The Seller does not know or believe that any representation contained therein is false.

3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.


                                Very truly yours,


                                            (Seller)



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT H


                     FORM OF INVESTOR REPRESENTATION LETTER


                                  ______________, 20 ____

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN  55437

Attention:  Residential Funding Corporation Series ____-___

               RE: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

               (the "Purchaser") intends to purchase from (the "Seller") $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

     4. The Purchaser has been furnished with, and has had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ______________, 20___, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

     5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that

          (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6.             The Purchaser

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.


                                Very truly yours,





                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT I


                    FORM OF TRANSFEROR REPRESENTATION LETTER


                                                ___________, 20  ___

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Attention: Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

               In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and __________________, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                Very truly yours,


                                            (Seller)



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT J


                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

                            Description  of  Rule  144A  Securities,   including
numbers:


____________________________________________________________________________


               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of ___________ 1, ____ among Residential Funding Corporation as Master Servicer, Residential
        Accredit Loans, Inc. as depositor pursuant to Section 5.02 of the Agreement and __________________, as trustee, as follows:

(a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

(b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

(c) The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

(d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

(e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               [3. The Buyer

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss. 2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


Print Name of Seller                              Print Name of Buyer
By:                                               By:
   ------------------------------------------
   Name:                                             Name:
   Title:                                            Title:
Taxpayer Identification                           Taxpayer Identification:
No.                                               No:
   ------------------------------------------
Date:                                             Date:
     ----------------------------------------

                              ANNEX 1 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

-- Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

-- Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

-- Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

-- Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

-- Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

-- State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

-- ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

-- Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

-- SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

-- Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

-- Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                           Will the Buyer be purchasing the Rule 144A
Yes           No           Securities only for the Buyer's own account?


6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.




                               Print Name of Buyer


                                            By:
                                                 -------------------------------
                                                 Name:
                                     Title:


                                            Date:
                                                 -------------------------------

                              ANNEX 2 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

8. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

9. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

-- The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

-- The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

10. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

11. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

12. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

13. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                               Print Name of Buyer


                                            By:
                                                 ------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------


                                            IF AN ADVISER:



                               Print Name of Buyer


                                            Date:
                                                 ------------------------------

                                    EXHIBIT K


                   [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                LIMITED GUARANTY]

                                   ARTICLE XII

             Subordinate Certificate Loss Coverage; Limited Guaranty

               Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Sub-Servicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Sub-Servicer Advances previously made, (which will not be Advances or Sub-Servicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Sub-Servicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Sub-Servicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

               (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

               (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X) minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to
Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

               (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

               (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

               (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss

Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

               Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supercession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supercession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                  EXHIBIT L


                           [FORM OF LIMITED GUARANTY]


                                LIMITED GUARANTY


                        RESIDENTIAL ACCREDIT LOANS, INC.


                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series ____-___


                                            ______________, 200   ___

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

Ladies and Gentlemen:

     WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of ___________ 1, ____ (the "Servicing Agreement"), among Residential Accredit Loans, Inc. (the "Company"), Residential Funding and __________________ (the "Trustee") as amended by Amendment No. ------ thereto, dated as of , with respect to the Mortgage Asset-Backed Pass-Through Certificates, ---------------- Series ____-___ (the "Certificates"); and

               WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

               WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

               NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

     1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related

Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section
12.01 of the Servicing Agreement.

               (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.



                            GENERAL MOTORS ACCEPTANCE
                                            CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


Acknowledged by:


------------------,
    as Trustee


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------



RESIDENTIAL ACCREDIT LOANS, INC.


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------

                                    EXHIBIT M


          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                            , 20
                                        --------------------    --------

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

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Attention:  Residential Funding Corporation Series ____-___

               Re:  Mortgage  Asset-Backed  Pass-Through  Certificates,   Series
                    ____-___ Assignment of Mortgage Loan

Ladies and Gentlemen:

     This letter is delivered to you in connection with the assignment by (the "Trustee") to (the "Lender") of (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

(i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

(ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

(iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

(iv) such assignment is at the request of the borrower under the related Mortgage Loan.



                                Very truly yours,



                                            (Lender)


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------

                                  EXHIBIT N


                          FORM OF REQUEST FOR EXCHANGE

                                                    [DATE]

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               Re:    Residential Accredit Loans, Inc.,
                      Mortgage Asset-Backed Pass-Through Certificates, Series ____-___

               Residential Funding Corporation, as the Holder of a % Percentage Interest of the [Interest Only/Class A-V][-1] Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

1. [Interest Only/Class A-V]- Certificates, corresponding to the following Uncertificated REMIC Regular Interests:
                      [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The initial Subclass Notional Amount and the Initial Pass-Through Rate on the [Interest Only/Class A-V]- Certificates will be $ and %, respectively.

2.                    [Repeat as appropriate.]

               The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the [Interest Only/Class A-V][-1] Certificates surrendered for exchange.

               All capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of ___________ 1, ____, among Residential Accredit Loans, Inc., Residential Funding Corporation and __________________, as trustee.



                                            RESIDENTIAL FUNDING CORPORATION



                                            By:
                                               ------------------------------
                                            Name:
                                            Title:

                                  EXHIBIT O

                         Form of Form 10-K Certification


        I, [identify the certifying individual], certify that:

        1. I have reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the trust (the "Trust") created pursuant to the Series Supplement dated ___________________ to the Standard Terms of Pooling and Servicing Agreement dated ____________________ (together, the "P&S Agreement") among Residential
Accredit Loans, Inc. (the "Company"), Residential Funding Corporation (the "Master Servicer") and [Name of Trustee] (the "Trustee");

        2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

        3. Based on my knowledge, the servicing information required to be provided to the Trustee by the Master Servicer under the P&S Agreement for inclusion in these reports is included in these reports;

        4. I am responsible for reviewing the activities performed by the Master Servicer under the P&S Agreement and based upon my knowledge and the annual compliance review required under the P&S Agreement, and, except as disclosed in the reports, the Master Servicer has fulfilled its obligations under the P&S Agreement; and

        5. The reports disclose all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in the P&S Agreement, that is included in these reports.

        In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: [the Trustee].

Date:_______________________



____________________________*
Name:
Title:

               * to be signed by the senior officer in charge of the servicing functions of the Master Servicer

                                    EXHIBIT P


            [FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE]

     The undersigned, a Responsible Officer of [_________] (the "Trustee") certifies that:

        (a) The Trustee has performed all of the duties specifically required to be performed by it pursuant to the provisions of the Pooling and Servicing Agreement dated as of [_________], 20[__] (the "Agreement") by and among [__________], as depositor, Residential Funding Corporation, as master servicer, and the Trustee in accordance with the standards set forth therein.

        (b) Based on my knowledge, the list of Certificateholders as shown on the Certificate Register as of the end of each calendar year that is provided by the Trustee pursuant to the Agreement is accurate as of the last day of the 20[__] calendar year.

Capitalized terms used and not defined herein shall have the meanings given such terms in the Agreement.



     IN WITNESS WHEREOF, I have duly executed this certificate as of _________, 20__.]




                                      Name:______________________
                                     Title:

                                   EXHIBIT Q

INFORMATION TO BE PROVIDED BY THE MASTER SERVICER TO THE RATING AGENCIES RELATING TO REPORTABLE MODIFIED MORTGAGE LOANS

Account number

Transaction Identifier
Unpaid Principal Balance prior to Modification Next Due Date Monthly Principal and Interest Payment Total Servicing Advances Current Interest Rate Original Maturity Date Original Term to Maturity (Months) Remaining Term to Maturity
(Months) Trial Modification Indicator Mortgagor Equity Contribution Total Servicer Advances Trial Modification Term (Months) Trial Modification Start Date Trial Modification End Date Trial Modification Period Principal and Interest Payment Trial Modification Interest Rate Trial Modification Term Rate Reduction Indicator Interest Rate Post Modification Rate Reduction Start Date Rate Reduction End Date Rate Reduction Term

Term Modified Indicator
Modified Amortization Period
Modified Final Maturity Date
Total Advances Written Off
Unpaid Principal Balance Written Off
Other Past Due Amounts Written Off
Write Off Date
Unpaid Principal Balance Post Write Off
Capitalization Indicator
Mortgagor Contribution
Total Capitalized Amount
Modification Close Date
Unpaid Principal Balance  Post Capitalization Modification
Next Payment Due Date per Modification Plan
Principal and Interest Payment Post Modification

Interest Rate Post Modification
Payment Made Post Capitalization
Delinquency Status to Modification Plan